AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2014

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRUCO LIFE INSURANCE COMPANY

(Exact Name of Registrant)

ARIZONA

(State or other jurisdiction of incorporation or organization)

22-1944557

(I.R.S. Employer Identification Number)

C/O PRUCO LIFE INSURANCE COMPANY

213 WASHINGTON STREET

NEWARK, NEW JERSEY 07102-2992

(973) 802-5740

(Address, including zip code, and telephone number, including area code, of principal executive offices)

J. MICHAEL LOW, ESQ.

Low & Cohen, PLLC

2999 North 44th Street, Suite 550

Phoenix, Arizona 85018

(602) 648-4040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

WILLIAM J. EVERS

VICE PRESIDENT

PRUCO LIFE INSURANCE COMPANY

213 WASHINGTON STREET

NEWARK, NJ 07102-2992

(973) 802-3716

Approximate Date of Commencement of Sales to Public: As soon as practicable after the effective date of Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Market Value Adjusted Annuity Contracts	$3,300,000,000	$1.00	$3,300,000,000	$425,040

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $3,300,000,000 of interests in market value adjusted annuity contracts. Under rule 457(o) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $3,300,000,000. In addition to the new securities, referenced above, that we are registering herewith, we are carrying over to this registration statement $3,781,468,820 of unsold securities from registration #333-177437 filed on October 21, 2011, for which the filing fee of $211,006 previously was paid. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See each prospectus included in Part 1 hereof for the date of the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement.

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITIES

PRUDENTIAL PREMIER ADVISOR VARIABLE ANNUITIES

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITY

(Offering Highest Daily Lifetime Income v3.0)

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

PRUCO LIFE of NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

Supplement dated August 15, 2014

To

Prospectuses dated April 28, 2014

This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with the prospectus for the Premier Retirement Variable Annuities. If you would like another copy of the current prospectus, please call us at 1-888-PRU-2888.

We are issuing this Supplement to provide the Roll-up Rate and Withdrawal Percentages that we are currently offering. This Supplement replaces and supersedes any previously issued Rate Sheet Prospectus Supplement(s), and must be used in conjunction with an effective Premier Retirement Variable Annuities Prospectus.

The rates below apply for applications signed between August 15, 2014 and September 14, 2014.

The Roll-up Rate and Withdrawal Percentages may be different than those listed below for Applications signed on or after September 15, 2014. Also, it is possible for a new Rate Sheet Prospectus Supplement to be filed prior to September 14, 2014, which would supersede this Supplement. Any superseding Supplement will not apply if you already signed an Application. Please visit http://www.PrudentialAnnuities.com/investor/prospectuses or work with your Financial Professional to confirm the most current rates.

Roll-up Rate:

5%

Withdrawal Percentages

The Withdrawal Percentages are based on the age of the Annuitant at the first Lifetime Withdrawal, or the age of the younger spouse at first Lifetime Withdrawal if electing a spousal version, according to the following tables listed below:

Ages	Single Percentage	Spousal Percentage
50 – 54	3%	2.5%
55 – 59	3.5%	3%
60 – 64	4%	3.5%
65 – 69	5%	4.5%
70 – 84	5%	4.5%
85+	6%	5.5%

Please note: In order for you to receive the Roll-up Rate and Withdrawal Percentages reflected in this Supplement, your Application or benefit election form must be signed within the time period disclosed above. From the date you sign your Application or benefit election form, we must also receive that paperwork in Good Order within 15 calendar days, and for new purchases the annuity must be funded within 45 calendar days. If these conditions are not met, and you decide to proceed with the purchase of the annuity, additional paperwork will be required to issue the contract with the applicable rates in effect at that time.

Subject to the rules stated above, it is important to note that if either (1) the Roll-up Rate; and/ or (2) the Withdrawal Percentages (collectively the “set of rates”) that we are currently offering on the effective date of the benefit is higher than the set of rates we were offering on the date you signed the applicable paperwork and neither the Roll-up Rate nor any Withdrawal Percentages have decreased, you will receive that higher set of rates. If any rates have decreased when we compare the set of rates that we were offering on the day you signed your paperwork to the set of rates that we are offering on the effective date of the benefit, your contract will be issued with the set of rates that were in effect on the day you signed your paperwork.

HDRT0814

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITIES

PRUDENTIAL PREMIER ADVISOR VARIABLE ANNUITIES

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITY

(Offering Highest Daily Lifetime Income v3.0)

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

PRUCO LIFE of NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

Supplement dated July 15, 2014

To

Prospectuses dated April 28, 2014

This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with the prospectus for the Premier Retirement Variable Annuities. If you would like another copy of the current prospectus, please call us at 1-888-PRU-2888.

We are issuing this Supplement to provide the Roll-up Rate and Withdrawal Percentages that we are currently offering. This Supplement replaces and supersedes any previously issued Rate Sheet Prospectus Supplement(s), and must be used in conjunction with an effective Premier Retirement Variable Annuities Prospectus.

The rates below apply for applications signed between July 15, 2014 and August 14, 2014.

The Roll-up Rate and Withdrawal Percentages may be different than those listed below for Applications signed on or after August 15, 2014. Also, it is possible for a new Rate Sheet Prospectus Supplement to be filed prior to August 14, 2014, which would supersede this Supplement. Any superseding Supplement will not apply if you already signed an Application. Please visit www.PrudentialAnnuities.com/investor/prospectuses or work with your Financial Professional to confirm the most current rates.

Roll-up Rate:

5%

Withdrawal Percentages

The Withdrawal Percentages are based on the age of the Annuitant at the first Lifetime Withdrawal, or the age of the younger spouse at first Lifetime Withdrawal if electing a spousal version, according to the following tables listed below:

Ages	Single Percentage	Spousal Percentage
50 – 54	3%	2.5%
55 – 59	3.5%	3%
60 – 64	4%	3.5%
65 – 69	5%	4.5%
70 – 84	5%	4.5%
85+	6%	5.5%

Please note: In order for you to receive the Roll-up Rate and Withdrawal Percentages reflected in this Supplement, your Application or benefit election form must be signed within the time period disclosed above. From the date you sign your Application or benefit election form, we must also receive that paperwork in Good Order within 15 calendar days, and for new purchases the annuity must be funded within 45 calendar days. If these conditions are not met, and you decide to proceed with the purchase of the annuity, additional paperwork will be required to issue the contract with the applicable rates in effect at that time.

Subject to the rules stated above, it is important to note that if either (1) the Roll-up Rate; and/ or (2) the Withdrawal Percentages (collectively the “set of rates”) that we are currently offering on the effective date of the benefit is higher than the set of rates we were offering on the date you signed the applicable paperwork and neither the Roll-up Rate nor any Withdrawal Percentages have decreased, you will receive that higher set of rates. If any rates have decreased when we compare the set of rates that we were offering on the day you signed your paperwork to the set of rates that we are offering on the effective date of the benefit, your contract will be issued with the set of rates that were in effect on the day you signed your paperwork.

HDRT0714

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

PRUCO LIFE of NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION VARIABLE ACCOUNT B

Supplement, dated July 1, 2014,

to Prospectuses dated April 28, 2014 and April 30, 2014

This supplement should be read in conjunction with your Annuity Prospectus and should be retained for future reference. This supplement is intended to update certain information in the Annuity Prospectus you own and is not intended to be a prospectus or offer for any other Annuity that you do not own. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectuses and SAIs.

We are issuing this supplement to reflect changes to the Advanced Series Trust and ProFund VP Portfolios, and to describe certain other updates to your Annuity Prospectus. Please check your Annuity Prospectus to determine which of the following changes affect the Annuity that you own. If you would like another copy of the current Annuity Prospectus, please call us at
1-888-PRU-2888. Accordingly, we make the following changes to your Annuity Prospectus:

A. The annual expenses for certain portfolios of the Advanced Series Trust Portfolios have been restated. The table in the “Summary of Contract Fees and Charges” is revised as follows:

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

(as a percentage of the average net assets of the underlying Portfolios)

UNDERLYING PORTFOLIO	Management Fees	Other Expenses	Distribution and/or Service Fees (12b-1 fees)	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Contractual Fee Waiver or Expense Reimbursement	Net Annual Portfolio Operating Expenses
Advanced Series Trust
AST AQR Large-Cap Portfolio [1]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.24%	0.59%
AST Cohen & Steers Realty Portfolio [2]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.07%	1.04%
AST FI Pyramis ® Quantitative Portfolio [3]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.14%	0.79%
AST Goldman Sachs Mid-Cap Growth Portfolio [4]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.05%	1.06%
AST Herndon Large-Cap Value Portfolio [5]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.15%	0.81%
AST Lord Abbett Core Fixed Income Portfolio [6]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.29%	0.60%
AST Neuberger Berman Core Bond Portfolio [7]	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	-0.14%	0.68%
AST Western Asset Core Plus Bond Portfolio [8]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.20%	0.59%

1	AST AQR Large-Cap Portfolio: The Investment Managers have contractually agreed to waive 0.24% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this waiver after June 30, 2015 will be subject to review by the Investment Managers and the Trust’s Board of Trustees.
2	AST Cohen & Steers Realty Portfolio: The Investment Managers have contractually agreed to waive 0.07% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this waiver after June 30, 2015 will be subject to review by the Investment Managers and the Trust’s Board of Trustees.
3	AST FI Pyramis ® Quantitative Portfolio: The Investment Managers have contractually agreed to waive 0.137% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this waiver after June 30, 2015 will be subject to review by the Investment Managers and the Trust’s Board of Trustees.
4	AST Goldman Sachs Mid-Cap Growth Portfolio: The Investment Managers have contractually agreed to waive 0.053% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this waiver after June 30, 2015 will be subject to review by the Investment Managers and the Trust’s Board of Trustees.
5	AST Herndon Large-Cap Value Portfolio: The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this waiver after June 30, 2015 will be subject to review by the Investment Managers and the Trust’s Board of Trustees.
6	AST Lord Abbett Core Fixed Income Portfolio: The Investment Managers have contractually agreed to waive 0.16% of their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. Each contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each waiver after June 30, 2015 will be subject to review by the Investment Managers and the Trust’s Board of Trustees.
7	AST Neuberger Berman Core Bond Portfolio: The Investment Managers have contractually agreed to waive 0.14% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this waiver after June 30, 2015 will be subject to review by the Investment Managers and the Trust’s Board of Trustees.
8	AST Western Asset Core Plus Bond Portfolio: The Investment Managers have contractually agreed to waive 0.20% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this waiver after June 30, 2015 will be subject to review by the Investment Managers and the Trust’s Board of Trustees.

B. If you purchased a Prudential Premier ® Advisor Variable Annuity issued by Pruco Life Insurance Company offering version 2.0, 2.1 or 3.0 of the Highest Daily Lifetime ® Income Optional Living Benefit, the prospectus dated April 28, 2014 (applicable to versions 2.1 and 3.0) or April 30, 2014 (applicable to version 2.0) is amended to include the following footnote applicable to all ProFund portfolios listed in the “Underlying Mutual Fund Portfolio Annual Expenses” table.

ProFund Advisors LLC (“ProFund Advisors” or the “Advisor”) has contractually agreed to waive Investment Advisory and Management Services Fees and to reimburse Other Expenses to the extent Total Annual Fund Operating Expenses Before Fee Waivers and Expense Reimbursements (excluding “Acquired Fund Fees and Expenses”), as a percentage of average daily net assets, exceed 1.68% through April 30, 2015. After such date, the expense limitation may be terminated or revised by the Advisor. Amounts waived or reimbursed in a particular contractual period may be recouped by ProFund Advisors within three years of the end of the contractual period to the extent that recoupment will not cause the Fund’s expenses to exceed any expense limitation in place at that time.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

GENPRODSUP1

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITIES

PRUDENTIAL PREMIER ADVISOR VARIABLE ANNUITIES

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITY

(Offering Highest Daily Lifetime Income v3.0)

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

PRUCO LIFE of NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

Supplement dated June 15, 2014

To

Prospectuses dated April 28, 2014

This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with the prospectus for the Premier Retirement Variable Annuities. If you would like another copy of the current prospectus, please call us at 1-888-PRU-2888.

We are issuing this Supplement to provide the Roll-up Rate and Withdrawal Percentages that we are currently offering. This Supplement replaces and supersedes any previously issued Rate Sheet Prospectus Supplement(s), and must be used in conjunction with an effective Premier Retirement Variable Annuities Prospectus.

The rates below apply for applications signed between June 15, 2014 and July 14, 2014.

The Roll-up Rate and Withdrawal Percentages may be different than those listed below for Applications signed on or after July 15, 2014. Also, it is possible for a new Rate Sheet Prospectus Supplement to be filed prior to July 14, 2014, which would supersede this Supplement. Any superseding Supplement will not apply if you already signed an Application. Please visit www.PrudentialAnnuities.com/investor/prospectuses or work with your Financial Professional to confirm the most current rates.

Roll-up Rate:

5%

Withdrawal Percentages

The Withdrawal Percentages are based on the age of the Annuitant at the first Lifetime Withdrawal, or the age of the younger spouse at first Lifetime Withdrawal if electing a spousal version, according to the following tables listed below:

Ages	Single Percentage	Spousal Percentage
50 – 54	3%	2.5%
55 – 59	3.5%	3%
60 – 64	4%	3.5%
65 – 69	5%	4.5%
70 – 84	5%	4.5%
85+	6%	5.5%

Please note: In order for you to receive the Roll-up Rate and Withdrawal Percentages reflected in this Supplement, your Application or benefit election form must be signed within the time period disclosed above. From the date you sign your Application or benefit election form, we must also receive that paperwork in Good Order within 15 calendar days, and for new purchases the annuity must be funded within 45 calendar days. If these conditions are not met, and you decide to proceed with the purchase of the annuity, additional paperwork will be required to issue the contract with the applicable rates in effect at that time.

Subject to the rules stated above, it is important to note that if either (1) the Roll-up Rate; and/ or (2) the Withdrawal Percentages (collectively the “set of rates”) that we are currently offering on the effective date of the benefit is higher than the set of rates we were offering on the date you signed the applicable paperwork and neither the Roll-up Rate nor any Withdrawal Percentages have decreased, you will receive that higher set of rates. If any rates have decreased when we compare the set of rates that we were offering on the day you signed your paperwork to the set of rates that we are offering on the effective date of the benefit, your contract will be issued with the set of rates that were in effect on the day you signed your paperwork.

HDRT0614

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITIES

PRUDENTIAL PREMIER ADVISOR VARIABLE ANNUITIES

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITY

(Offering Highest Daily Lifetime Income v3.0)

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

PRUCO LIFE of NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

Supplement dated May 15, 2014

To

Prospectuses dated April 28, 2014

This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with the prospectus for the Premier Retirement Variable Annuities. If you would like another copy of the current prospectus, please call us at 1-888-PRU-2888.

We are issuing this Supplement to provide the Roll-up Rate and Withdrawal Percentages that we are currently offering. This Supplement replaces and supersedes any previously issued Rate Sheet Prospectus Supplement(s), and must be used in conjunction with an effective Premier Retirement Variable Annuities Prospectus.

The rates below apply for applications signed between May 15, 2014 and June 14, 2014.

The Roll-up Rate and Withdrawal Percentages may be different than those listed below for Applications signed on or after June 15, 2014. Also, it is possible for a new Rate Sheet Prospectus Supplement to be filed prior to June 14, 2014, which would supersede this Supplement. Any superseding Supplement will not apply if you already signed an Application. Please visit www.PrudentialAnnuities.com/investor/prospectuses or work with your Financial Professional to confirm the most current rates.

Roll-up Rate:

5%

Withdrawal Percentages

The Withdrawal Percentages are based on the age of the Annuitant at the first Lifetime Withdrawal, or the age of the younger spouse at first Lifetime Withdrawal if electing a spousal version, according to the following tables listed below:

Ages	Single Percentage	Spousal Percentage
50 – 54	3%	2.5%
55 – 59	3.5%	3%
60 – 64	4%	3.5%
65 – 69	5%	4.5%
70 – 84	5%	4.5%
85+	6%	5.5%

Please note: In order for you to receive the Roll-up Rate and Withdrawal Percentages reflected in this Supplement, your Application or benefit election form must be signed within the time period disclosed above. From the date you sign your Application or benefit election form, we must also receive that paperwork in Good Order within 15 calendar days, and for new purchases the annuity must be funded within 45 calendar days. If these conditions are not met, and you decide to proceed with the purchase of the annuity, additional paperwork will be required to issue the contract with the applicable rates in effect at that time.

Subject to the rules stated above, it is important to note that if either (1) the Roll-up Rate; and/ or (2) the Withdrawal Percentages (collectively the “set of rates”) that we are currently offering on the effective date of the benefit is higher than the set of rates we were offering on the date you signed the applicable paperwork and neither the Roll-up Rate nor any Withdrawal Percentages have decreased, you will receive that higher set of rates. If any rates have decreased when we compare the set of rates that we were offering on the day you signed your paperwork to the set of rates that we are offering on the effective date of the benefit, your contract will be issued with the set of rates that were in effect on the day you signed your paperwork.

HDRT0514

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITIES

PRUDENTIAL PREMIER ADVISOR VARIABLE ANNUITIES

PRUDENTIAL PREMIER RETIREMENT VARIABLE ANNUITY

(Offering Highest Daily Lifetime Income v3.0)

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

PRUCO LIFE of NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

Supplement dated April 15, 2014

To

The current Prospectus

This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with the prospectus for the Premier Retirement Variable Annuities. If you would like another copy of the current prospectus, please call us at 1-888-PRU-2888.

We are issuing this Supplement to provide the Roll-up Rate and Withdrawal Percentages that we are currently offering. This Supplement replaces and supersedes any previously issued Rate Sheet Prospectus Supplement(s), and must be used in conjunction with an effective Premier Retirement Variable Annuities Prospectus.

The rates below apply for applications signed between April 15, 2014 and May 14, 2014.

The Roll-up Rate and Withdrawal Percentages may be different than those listed below for Applications signed on or after May 15, 2014. Also, it is possible for a new Rate Sheet Prospectus Supplement to be filed prior to May 14, 2014, which would supersede this Supplement. Any superseding Supplement will not apply if you already signed an Application. Please visit www.PrudentialAnnuities.com/investor/prospectuses or work with your Financial Professional to confirm the most current rates.

Roll-up Rate:

5%

Withdrawal Percentages

The Withdrawal Percentages are based on the age of the Annuitant at the first Lifetime Withdrawal, or the age of the younger spouse at first Lifetime Withdrawal if electing a spousal version, according to the following tables listed below:

Ages	Single Percentage	Spousal Percentage
50 – 54	3%	2.5%
55 – 59	3.5%	3%
60 – 64	4%	3.5%
65 – 69	5%	4.5%
70 – 84	5%	4.5%
85+	6%	5.5%

Please note: In order for you to receive the Roll-up Rate and Withdrawal Percentages reflected in this Supplement, your Application or benefit election form must be signed within the time period disclosed above. From the date you sign your Application or benefit election form, we must also receive that paperwork in Good Order within 15 calendar days, and for new purchases the annuity must be funded within 45 calendar days. If these conditions are not met, and you decide to proceed with the purchase of the annuity, additional paperwork will be required to issue the contract with the applicable rates in effect at that time.

Subject to the rules stated above, it is important to note that if either (1) the Roll-up Rate; and/ or (2) the Withdrawal Percentages (collectively the “set of rates”) that we are currently offering on the effective date of the benefit is higher than the set of rates we were offering on the date you signed the applicable paperwork and neither the Roll-up Rate nor any Withdrawal Percentages have decreased, you will receive that higher set of rates. If any rates have decreased when we compare the set of rates that we were offering on the day you signed your paperwork to the set of rates that we are offering on the effective date of the benefit, your contract will be issued with the set of rates that were in effect on the day you signed your paperwork.

HDRT0414

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIESSM (“B SERIES”)

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY L SERIESSM (“L SERIES”)

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY C SERIESSM (“C SERIES”)

Flexible Premium Deferred Annuities Offering Highest Daily Lifetime® Income v3.0 Optional Living Benefits

PROSPECTUS: APRIL 28, 2014

This prospectus describes three different flexible premium deferred annuity classes offered by Pruco Life Insurance Company (“Pruco Life”, “we”, “our”, or “us”). For convenience in this prospectus, we sometimes refer to each of these annuity contracts as an “Annuity”, and to the annuity contracts collectively as the “Annuities.” We also sometimes refer to each class by its specific name (e.g., the “B Series”). Each Annuity may be offered as an individual annuity contract or as an interest in a group annuity. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. There are differences among the Annuities that are discussed throughout the prospectus and summarized in Appendix B entitled “Selecting the Variable Annuity That’s Right for You”. Each Annuity or certain of its investment options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of each Annuity. Selling broker-dealer firms through which each Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain Annuities and/or optional living benefits). Selling broker-dealer firms may not make available or may not recommend all the Annuities and/or benefits described in this prospectus. Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contracts and the optional living benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section. To make this Prospectus easier to read, we sometimes use different labels than are used in the Annuity. Although we use different labels, they have the same meaning in this Prospectus as in the Annuity. For more details, see “Optional Living Benefits” later in this prospectus.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, Portfolios of Advanced Series Trust are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit – see “Limitations With Optional Living Benefits” later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuities that you should know before investing. Please read this prospectus and keep it for future reference. If you are purchasing one of the Annuities as a replacement for an existing variable annuity or variable life policy or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity may be subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your Financial Professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see “How to Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

These Annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT WWW.PRUDENTIALANNUITIES.COM

Prospectus dated: April 28, 2014	Statement of Additional Information dated: April 28, 2014

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS

ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.                                                     657582

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio 1

AST Advanced Strategies Portfolio 1

AST AQR Emerging Markets Equity Portfolio

AST AQR Large-Cap Portfolio

AST Balanced Asset Allocation Portfolio 1

AST BlackRock Global Strategies Portfolio 1

AST BlackRock iShares ETF Portfolio 1

AST Capital Growth Asset Allocation Portfolio 1

AST ClearBridge Dividend Growth Portfolio

AST Cohen & Steers Realty Portfolio

AST Defensive Asset Allocation Portfolio 1

AST Federated Aggressive Growth Portfolio

AST FI Pyramis® Asset Allocation Portfolio 1

AST FI Pyramis® Quantitative Portfolio 1

AST Franklin Templeton Founding Funds Plus Portfolio 1

AST Global Real Estate Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Multi-Asset Portfolio 1

AST Goldman Sachs Small-Cap Value Portfolio

AST Herndon Large-Cap Value Portfolio

AST High Yield Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio 2

AST J.P. Morgan Global Thematic Portfolio 1

AST J.P. Morgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio 1

AST Jennison Large-Cap Growth Portfolio

AST Jennison Large-Cap Value Portfolio

AST Large-Cap Value Portfolio

AST Loomis Sayles Large-Cap Growth Portfolio

AST Lord Abbett Core Fixed Income Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio

AST Mid-Cap Value Portfolio

AST Money Market Portfolio

AST Neuberger Berman Core Bond Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST New Discovery Asset Allocation Portfolio 1

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Preservation Asset Allocation Portfolio 1

AST Prudential Core Bond Portfolio

AST Prudential Growth Allocation Portfolio 1

AST QMA Emerging Markets Equity Portfolio

AST QMA Large-Cap Portfolio

AST QMA US Equity Alpha Portfolio

AST Quantitative Modeling Portfolio

AST RCM World Trends Portfolio 1

AST Schroders Global Tactical Portfolio 1

AST Schroders Multi-Asset World Strategies Portfolio 1

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio 1

AST T. Rowe Price Equity Income Portfolio

AST T. Rowe Price Growth Opportunities Portfolio 1

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Templeton Global Bond Portfolio

AST Wellington Management Hedged Equity Portfolio 1

AST Western Asset Core Plus Bond Portfolio

AST Western Asset Emerging Markets Debt Portfolio

(1)	These are the only variable investment options available to you if you select one of the optional living benefits.
(2)	The AST Investment Grade Bond variable investment option is not available for allocation of Purchase Payments or contract owner transfers.

(i)

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts, the Secure Value Account and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account, the Secure Value Account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: The annual amount of income you are eligible for life under the optional living benefits.

Annuitant: The natural person upon whose life annuity payments made to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

Beneficiary Annuity: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent’s account into one of the Annuities described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Contingent Deferred Sales Charge (“CDSC”): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a “contingent” charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that Annuity Year. Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

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Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: The period of time during which we credit a fixed rate of interest to an MVA Option.

Investment Option: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

Lifetime Withdrawals: Amounts withdrawn under the optional living benefits that provide the Annual Income Amount each year until the death of the Annuitant (or the death of two spouses, if a spousal benefit is elected), regardless of the performance of your Account Value subject to our rules regarding the timing and amount of withdrawals.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value in an MVA Option.

Market Value Adjustment Options (“MVA Options”): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the “Long-Term MVA Options”, under which Guarantee Periods of different yearly lengths are offered.

Maturity Date: With respect to an MVA Option, the last day in a Guarantee Period.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity that has the rights and benefits designated to the “participant” in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

Permitted Sub-accounts: The sub-accounts, as determined by us, to which you can allocate amounts if you elected an optional living benefit.

Portfolio: An underlying mutual fund in which a Sub-Account of the Separate Account invests.

Protected Withdrawal Value: The amount to which the Withdrawal Percentage is applied to determine your Annual Income Amount, which initially equals your Unadjusted Account Value. The Protected Withdrawal Value is also used to determine your benefit fee. It is separate from your Account Value and not available as cash or a lump sum withdrawal.

Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Roll-Up Rate: The guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. The Roll-up Rate is set when you elect the benefit and will not change.

Secure Value Account: The fixed account to which we allocate 10% of your initial Purchase Payment and 10% of any subsequent Purchase Payments if you have elected an optional living benefit. The Secure Value Account earns interest at a rate we declare no more frequently than annually, is supported by assets held in our general account and is subject to our claims paying ability.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

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Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional living benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

we, us, our: Pruco Life Insurance Company.

Withdrawal Percentage: The percentage applied to your Protected Withdrawal Value to determine your Annual Income Amount. The applicable Withdrawal Percentage will depend on the age at which you take your first Lifetime Withdrawal. The applicable Withdrawal Percentages are set when you first elect the benefit and will not change.

you, your: The Owner(s) shown in the Annuity.

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SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses you will pay when buying, owning and surrendering one of the Annuities. Each of these fees and expenses is more fully described in “Fees, Charges and Deductions” later in this prospectus.

The first table describes fees and expenses that you will pay at the time you surrender an Annuity, take certain partial withdrawals or transfer Account Value between Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES

CONTINGENT DEFERRED SALES CHARGE (“CDSC”) [1]
Age of Purchase Payment Being Withdrawn	Percentage Applied to Purchase Payment being Withdrawn
	B SERIES	L SERIES	C SERIES
Less than 1 year old	7%	7%	None
1 year old or older, but not yet 2 years old	7%	7%
2 years old or older, but not yet 3 years old	6%	6%
3 years old or older, but not yet 4 years old	6%	5%
4 years old or older, but not yet 5 years old	5%	0%
5 years old or older, but not yet 6 years old	4.5%	0%
6 years old or older, but not yet 7 years old	4%	0%
7 years old, or older	0%	0%

Transfer Fee 2: $10

Tax Charge 3: 0% - 3.5%

1	The years referenced in the CDSC table above refer to the length of time since a Purchase Payment was made (i.e. the age of the Purchase Payment). CDSCs are applied against the Purchase Payment(s) being withdrawn. The appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn. Purchase Payments are withdrawn on a “first-in, first-out” basis.
2

Currently, we deduct the transfer fee after the 20th transfer each Annuity Year. Transfers in connection with one of our systematic programs (such as rebalancing or the formula used with optional living benefits) and transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit do not count toward the 20 transfers in an Annuity Year.

3	The current tax charge that might be imposed varies by jurisdiction. We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity or upon Annuitization.

The following tables describe the periodic fees and charges you will pay when you own the Annuity, not including the underlying Portfolio fees and expenses.

PERIODIC FEES AND CHARGES
Annual Maintenance Fee [4]	Lesser of $50 and 2% of Unadjusted Account Value

ANNUALIZED INSURANCE FEES AND CHARGES (assessed daily as a percentage of the net assets of the Sub-accounts)
	B SERIES	L SERIES	C SERIES
Mortality & Expense Risk Charge
During first 9 Annuity Years	1.30%	1.75%	1.80%
After 9th Annuity Year	1.30%	1.30%	1.30%
Administration Charge (All Annuity Years)	0.15%	0.15%	0.15%
Total Annualized Insurance Fees and Charges [5,6]
During first 9 Annuity Years	1.45%	1.90%	1.95%
After 9th Annuity Year	1.45%	1.45%	1.45%

4	Assessed annually on the Annuity Anniversary Date or upon surrender of the Annuity. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000. For Beneficiaries continuing the Annuity under the Beneficiary Continuation Option, the fee is the lesser of $30 and 2% of the Unadjusted Account Value and only applies if the Unadjusted Account Value is less than $25,000 at the time the fee is due.

4

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The Insurance Charge is a combination of the Mortality & Expense Risk Charge and the Administration Charge. For the L Series and C Series, on the Valuation Day immediately following the 9th Annuity Anniversary Date, the Mortality & Expense Risk Charge drops to 1.30% annually.

6	For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality & Expense Risk Charge and Administration Charge do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

The following tables set forth the charges we deduct for each optional living benefit under the Annuity. These fees would be in addition to the transaction fees and charges and periodic fees and charges described in the tables above.

Optional Living Benefits (Charge for each benefit is assessed against the greater of Unadjusted Account Value and Protected Withdrawal Value)	Annualized Charge [7]

Highest Daily Lifetime Income v3.0	Maximum [8]: 2.00% Current: 1.00%

Spousal Highest Daily Lifetime Income v3.0	Maximum [8]: 2.00% Current: 1.10%

Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit	Maximum [8]: 2.00% Current: 1.50%

Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit	Maximum [8]: 2.00% Current: 1.60%

7	The charge for each of the optional living benefits is deducted on each quarterly anniversary (each successive three-month anniversary of the benefit effective date), and is assessed against the greater of Unadjusted Account Value and Protected Withdrawal Value calculated on the last Valuation Day prior to the quarterly anniversary at the quarterly equivalent of the applicable annualized rate. The Protected Withdrawal Value is described in the “Optional Living Benefits” section of this prospectus.
8	We reserve the right to increase the charge to the maximum charge indicated upon any “step-up” under the benefit. Also, if you decide to elect or re-add a benefit after your Annuity has been issued, the charge for the benefit under your Annuity will equal the current charge for then new Annuity owners up to the maximum indicated.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolios before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expenses	0.59%	1.60%

The following are the total annual expenses for each underlying Portfolio. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%

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UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [4]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [5]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [6]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [7]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [8]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [9]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%
AST Goldman Sachs Small-Cap Value Portfolio [10]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Value Portfolio [11]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
AST International Growth Portfolio [12]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [13]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%

6

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Loomis Sayles Large-Cap Growth Portfolio [14]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [15]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [16]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [18]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%
AST Prudential Core Bond Portfolio [19]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%
AST Quantitative Modeling Portfolio	0.25%	0.05%	0.00%	0.00%	0.00%	0.88%	1.18%	0.00%	1.18%
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%

7

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [21]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
3	The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
5	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This contractual investment management fee waiver may not be terminated or modified prior to the expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the expense limitation after the expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

8

12	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
13	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
14	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
15	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
19	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
20	The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
21	The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

9

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for each Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for each Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Contingent Deferred Sales Charge (when and if applicable)
■	Annual Maintenance Fee
■	Optional living benefit fees, as described below

The examples also assume the following for the period shown:

■

Your Account Value is allocated to the Secure Value Account and the Permitted Sub-account that may be elected with any of the optional living benefits with the maximum gross total operating expenses and those expenses remain the same each year*

■

You elect the Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit, which is the maximum optional living benefit charge and the applicable Roll-Up Rate is 8%. There is no other optional living benefit that would result in higher maximum charges than those shown in the examples.

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no withdrawals of Account Value
■	You make no transfers, or other transactions for which we charge a fee
■	No tax charge applies

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional living benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL LIVING BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your annuity at the end of the applicable time period:

	1 yr	3 yrs	5 yrs	10 yrs
B SERIES	$1,243	$2,260	$3,319	$5,903
L SERIES	$1,287	$2,385	$3,017	$6,249
C SERIES	$591	$1,798	$3,038	$6,286

If you do not surrender your Annuity, or if you annuitize your Annuity:

	1 yr	3 yrs	5 yrs	10 yrs
B SERIES	$543	$1,660	$2,819	$5,903
L SERIES	$587	$1,785	$3,017	$6,249
C SERIES	$591	$1,798	$3,038	$6,286

10

SUMMARY

This Summary describes key features of the Annuities offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing an Annuity. You should read the entire prospectus for a complete description of the Annuities. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment Portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in underlying Portfolios.

This prospectus describes three different Annuities. The Annuities differ primarily in the fees and charges deducted. With the help of your Financial Professional, you choose the Annuity that is suitable for you based on your time horizon and liquidity needs.

Please see Appendix B “Selecting the Variable Annuity That’s Right For You,” for a side-by-side comparison of the key features of each of these Annuities.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application.

Annuity	Maximum Age for Initial Purchase	Minimum Initial Purchase Payment
B SERIES	85	$1,000
L SERIES	85	$10,000
C SERIES	85	$10,000

The “Maximum Age for Initial Purchase” applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period.

Please see “Requirements for Purchasing the Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional living benefits limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before selecting your Investment Options. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the “Guarantee Period”, you will be subject to a “Market Value Adjustment”, which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

Please see “Investment Options,” and “Managing Your Account Value” for information.

11

Access To Your Money: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each year without being subject to a Contingent Deferred Sales Charge.

You may elect to receive income through annuity payments over your lifetime, also called “Annuitization”. If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

Please see “Access to Account Value” and “Annuity Options” for more information.

Optional Living Benefits

We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional living benefits:

■	Highest Daily Lifetime Income v3.0
■	Spousal Highest Daily Lifetime Income v3.0
■	Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value and require a mandatory allocation to the Secure Value Account. Also, these benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional living benefits section as well as the Appendices to this prospectus for more information on the formulas.

In the “Optional Living Benefits” section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., “Excess Income”), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional living benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal of Excess Income.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. Each of our Annuities offers a minimum death benefit.

Please see “Death Benefits” for more information.

Fees and Charges: Each Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my Annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase one of our Annuities as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or Portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see “Other Information” for more information about our Annuities, including legal information about Pruco Life, the Separate Account, and underlying Portfolios.

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INVESTMENT OPTIONS

The Investment Options under each Annuity consist of the Sub-accounts and the MVA Options. In this section, we describe the Portfolios. We then discuss the investment restrictions that apply if you elect certain optional living benefits. Finally, we discuss the MVA Options. Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The Portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to an MVA Option.

As a condition of participating in the optional living benefits, you will be restricted from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v3.0) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Sub-account. The optional living benefits also require a mandatory allocation of 10% of your Purchase Payment or Unadjusted Account Value to the Secure Value Account.

Whether or not you elect an optional living benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the Portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and other Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which Portfolios may be of interest to you. Please note, the AST Investment Grade Bond Sub-account is not available for allocation of Purchase Payments.

Not all Portfolios offered as Sub-accounts may be available depending on whether you elect an optional living benefit. Thus, if you elect an optional living benefit, you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans.

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However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same Portfolio adviser or subadviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same Portfolio adviser or subadviser of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

The name of the adviser/subadviser for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios, one or more subadvisers, as noted below, are engaged to conduct day-to-day management. Some of the subadvisers are affiliated companies of Pruco Life. Allocations made to all AST Portfolios benefit us financially.

Please see “Other Information”, under the heading concerning “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply – see “Limitations with Optional Living Benefits” later in this section), or select from among combinations of Portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation Portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v3.0) that uses a predetermined mathematical formula under which your Account Value may be transferred between certain “Permitted Sub-accounts” and the AST Investment Grade Bond Sub-Account, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST Investment Grade Bond Sub-Account used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisers, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio (formerly AST First Trust Balanced Target Portfolio)	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisers, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio)	LARGE-CAP VALUE	Seeks maximum growth of capital by investing primarily in the value stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio (formerly AST Horizon Growth Asset Allocation Portfolio)	ASSET ALLOCATION	Seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan Investment Management Inc./ Security Capital Research & Management Incorporated

Pyramis is a registered service mark of FMR LLC. Used under license.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC
AST Loomis Sayles Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Management LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc.
AST Prudential Growth Allocation Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST Quantitative Modeling Portfolio	ASSET ALLOCATION	Seeks a high potential return while attempting to mitigate downside risk during adverse market cycles.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio (formerly AST Moderate Asset Allocation Portfolio)	ASSET ALLOCATION	Seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisers Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited
AST T. Rowe Price Large-Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc.
AST Templeton Global Bond Portfolio (formerly the AST T. Rowe Price Global Bond Portfolio)	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisers, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/ Western Asset Management Company Limited
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/ Western Asset Management Company Limited

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LIMITATIONS WITH OPTIONAL LIVING BENEFITS

As a condition to your participating in any Highest Daily Lifetime Income v3.0 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Permitted Sub-accounts table below. Please note that the DCA Market Value Adjustment Options described later in this section are also available if you elect an optional living benefit.

Permitted Sub-accounts

AST Academic Strategies Asset Allocation	AST J.P. Morgan Global Thematic
AST Advanced Strategies	AST J.P. Morgan Strategic Opportunities
AST Balanced Asset Allocation	AST New Discovery Asset Allocation
AST BlackRock Global Strategies	AST Preservation Asset Allocation
AST BlackRock iShares ETF	AST Prudential Growth Allocation
AST Capital Growth Asset Allocation	AST RCM World Trends
AST Defensive Asset Allocation	AST Schroders Global Tactical
AST FI Pyramis® Asset Allocation	AST Schroders Multi-Asset World Strategies
AST FI Pyramis® Quantitative	AST T. Rowe Price Asset Allocation
AST Franklin Templeton Founding Funds Plus	AST T. Rowe Price Growth Opportunities
AST Goldman Sachs Multi-Asset	AST Wellington Management Hedged Equity

MARKET VALUE ADJUSTMENT OPTIONS

When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest as long as you remain invested for a set period of time called a Guarantee Period. Amounts in MVA Options are supported by our general account and subject to our claims paying ability. Please see “Other Information” later in this prospectus for additional information about our general account. There are two types of MVA Options available under each Annuity – the Long-Term MVA Options and the DCA MVA Options. If you elect an optional living benefit, only the DCA MVA Option will be available to you. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:

■	when all or part of a Purchase Payment is allocated to that MVA Option;
■	upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or
■	when you “renew” an MVA Option into a new Guarantee Period.

RATES FOR MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate which may vary by state. Currently, the MVA Options are not available in the States of Illinois, Oregon and Washington.

To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

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MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

■

any surrender, partial withdrawal (including a systematic withdrawal, Medically-Related Surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

■

partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;

■	transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA Option;
■	transfers made in accordance with our 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of a Annual Maintenance Fee for the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional living benefit (e.g., Highest Daily Lifetime Income v3.0).

The amount of the MVA is determined according to the formulas set forth in Appendix D. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a “Liquidity Factor” as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 0.25%. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the MVA Option. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve’s “Constant Maturity (CMT) rate.” Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

LONG-TERM MVA OPTIONS

We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

DCA MVA OPTIONS

In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Sub-accounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options for the 6 month or 12 month period. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within “Managing Your Account Value.”

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GUARANTEE PERIOD TERMINATION

An MVA Option ends on the earliest of (a) the “Maturity Date” of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and (e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you incur if you own the Annuity.

The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under each Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuities exceed our total costs in connection with the Annuities, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under an Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Contingent Deferred Sales Charge (“CDSC”): A CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal (except that there is no CDSC on the C Series Annuity). The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn. The CDSC percentage varies with the number of years that have elapsed since each Purchase Payment being withdrawn was made. If a withdrawal is taken on the day before the anniversary of the date that the Purchase Payment being withdrawn was made, then the CDSC percentage as of the next following year will apply. The CDSC percentages for the B Series and the L Series are shown under “Summary of Contract Fees and Charges.”

With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see “Free Withdrawal Amounts” later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that any remaining amount of a partial withdrawal is taken from Purchase Payments on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (including gains), as described in the examples below.

EXAMPLES

These examples are designed to show you how the CDSC is calculated. They do not take into account any other fees and charges or the performance of your investment options. The examples illustrate how the CDSC would apply to reduce your Account Value based on the timing and amount of your withdrawals. They also illustrate how a certain amount of your withdrawal, the “Free Withdrawal Amount,” is not subject to the CDSC. The Free Withdrawal Amount is equal to 10% of all Purchase Payments currently subject to a CDSC in each year and is described in more detail in “Access to Account Value,” later in this prospectus.

Assume you purchase your B Series Annuity with a $75,000 initial Purchase Payment and you make no additional Purchase Payments for the life of your Annuity.

Example 1

Assume the following:

■	two years after the purchase, your Unadjusted Account Value is $85,000 (your Purchase Payment of $75,000 plus $10,000 of investment gain);
■	the free withdrawal amount is $7,500 ($75,000 x .10);
■	the applicable CDSC is 6%.

If you request a withdrawal of $50,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining amount of your withdrawal is subject to the 6% CDSC.

Gross Withdrawal or Net Withdrawal. Generally, you can request either a gross withdrawal or a net withdrawal. If, however, you are taking your Annual Income Amount through our systematic withdrawal program, you will only be permitted to take that withdrawal on a gross basis. In a gross withdrawal, you request a specific withdrawal amount with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. In a net withdrawal, you request a withdrawal for an exact dollar amount with the understanding that any applicable deduction for CDSC or tax withholding is taken from your Unadjusted Account Value. This means that an amount greater than the amount of your requested withdrawal will be deducted from your Unadjusted Account Value. To make sure that you receive the full amount requested, we calculate the entire amount, including the

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amount generated due to the CDSC or tax withholding, that will need to be withdrawn. We then apply the CDSC or tax withholding to that entire amount. As a result, you will pay a greater CDSC or have more tax withheld if you elect a net withdrawal.

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If you request a gross withdrawal, the amount of the CDSC will reduce the amount of the withdrawal you receive. In this case, the CDSC would equal $2,550 (($50,000 – the free withdrawal amount of $7,500 = $42,500) x .06 = $2,550). You would receive $47,450 ($50,000 – $2,550). To determine your remaining Unadjusted Account Value after your withdrawal, we reduce your initial Unadjusted Account by the amount of your requested withdrawal. In this case, your Unadjusted Account Value would be $35,000 ($85,000 – $50,000).

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If you request a net withdrawal, we first determine the entire amount that will need to be withdrawn in order to provide the requested payment. We do this by first subtracting the free withdrawal amount and dividing the resulting amount by the result of 1 minus the surrender charge. Here is the calculation: $42,500/(1 – 0.06) = $45,212.77. This is the total amount to which the CDSC will apply. The amount of the CDSC is $2,712.77. Therefore, in order to for you to receive the full $50,000, we will need to deduct $52,712.77 from your Unadjusted Account Value, resulting in remaining Unadjusted Account Value of $32,287.23.

Example 2

Assume the following:

■	you took the withdrawal described above as a gross withdrawal;
■	two years after the withdrawal described above, the Unadjusted Account Value is $48,500 ($35,000 of remaining Unadjusted Account Value plus $13,500 of investment gain);
■	the free withdrawal amount is still $7,500 because no additional Purchase Payments have been made and the Purchase Payment is still subject to a CDSC; and
■	the applicable CDSC in Annuity Year 4 is now 5%.

If you now take a second gross withdrawal of $10,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining $2,500 is subject to the 5% CDSC or $125 and you will receive $9,875.

No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. See “Free Withdrawal Amounts” later in this prospectus for a discussion as to how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income v3.0 suite of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under those benefits).

Upon surrender, we calculate a CDSC based on any Purchase Payments that remain in your Account Value on the date of the surrender (and after all other withdrawals have been taken). If you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance, the Purchase Payments being withdrawn may be greater than your remaining Account Value. Consequently, a higher CDSC may result than if we had calculated the CDSC as a percentage of remaining Account Value.

We may waive any applicable CDSC under certain circumstances described below in “Exceptions/Reductions to Fees and Charges.”

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging or Automatic Rebalancing program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional living benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify, as well as transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit, are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis, and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee will never be deducted from the Secure Value Account. The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted

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Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due. Pursuant to state law, the amount of the Annual Maintenance Fee may differ in certain states.

Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax from Purchase Payments when received, from Surrender Value upon surrender, or from Unadjusted Account Value upon Annuitization. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional living benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you may pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under each Annuity, including each Annuity’s basic Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under each Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. Each Annuity has a different Insurance Charge during the first 9 Annuity Years. However, for the L Series and C Series, on the Valuation Day immediately following the 9th Annuity Anniversary, the Insurance Charge drops to 1.45% annually (the B Series Insurance Charge is a constant 1.45%).

Charges for Optional Living Benefits: If you elect to purchase an optional living benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly but will never be taken out of any MVA Option or the Secure Value Account. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional living benefit.

Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees and Expenses Incurred by the Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the  Portfolios, which can be obtained by calling 1-888-PRU-2888.

MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

ANNUITY PAYMENT OPTION CHARGES

If you select a fixed payment option upon Annuitization, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

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EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. Certain of the current limitations, restrictions and standards are described below. We may change these limitations, restrictions and standards in the future.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered Additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment as follows: $1,000 for the B Series and $10,000 for the L Series and C Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life by wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. A mandatory allocation to the Secure Value Account and investment restrictions will apply if you elect an optional living benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than the maximum issue age of 85 as of the Issue Date of the Annuity. No additional Purchase Payments will be permitted after age 85 for any of the Annuities. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional living benefits may vary based on the age of the oldest Owner (or Annuitant, if entity-owned) on the Issue Date of the Annuity or the date of the Owner's death. In addition, the broker-dealer firm through which you are purchasing an Annuity may impose a younger maximum issue age than what is described above – check with the broker-dealer firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

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Additional Purchase Payments: If allowed by applicable state law, currently you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner's 86th birthday or (ii) for entity-owned Annuities, the Annuitant’s 86th birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero.

Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

For Annuities that have one of the Highest Daily Lifetime Income v3.0 optional living benefits, we currently limit additional Purchase Payments made after the benefit has been in effect for one year (the “benefit anniversary”) to $50,000 each benefit year. The benefit year begins on the date you elect an optional living benefit and continues through and includes the day immediately preceding the first anniversary of the date you elected the optional living benefit. Subsequent benefit years begin on the anniversary of the date you elected an optional living benefit and continue through and include the day immediately preceding the next anniversary of the date you elected the benefit.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v3.0 optional living benefit that you elected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v3.0 optional living benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities.

When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future. Please see “Optional Living Benefits” later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g., if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see “Tax Considerations” for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

DESIGNATION OF OWNER, ANNUITANT AND BENEFICIARY

Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if both Owners instruct us in a written form that we find acceptable to allow one Owner to act independently on behalf of both Owners we will permit one Owner to do so. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by

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entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a “Key Life” which is used to determine the annual required distributions.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. For Beneficiary Annuities, instead of a Beneficiary, the term “Successor” is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

“Beneficiary” Annuity

You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's account into one of the Annuities described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a “Beneficiary Continuation Option”.

Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590. We do not assess a CDSC (if applicable) on distributions from your Annuity if you are required by law to take such distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate and is paid out through a program of systematic withdrawals that we make available.

For IRAs and Roth IRAs, distributions must begin by December 31st of the year following the year of the decedent’s death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2. However, if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see “Required Distributions Upon Your Death for Qualified Annuity Contracts” in “Tax Considerations”.

For non-qualified Annuities, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see “Required Distributions Upon Your Death for Nonqualified Annuity Contracts” in “Tax Considerations”.

You may take withdrawals in excess of your required distributions, however such withdrawals may be subject to the Contingent Deferred Sales Charge. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

The Annuity provides a basic Death Benefit upon death, and you may name “successors” who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations for a Beneficiary Annuity:

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No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.

■	You may not elect any optional living or death benefits.
■	You may not annuitize the Annuity; no annuity options are available.
■	You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or systematic withdrawals.

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■	You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.
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If the Annuity is funded by means of transfer from another Beneficiary Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.

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The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and (3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust’s interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30th of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

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If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

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If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will, to the extent allowed by applicable state law, calculate any applicable MVA with a zero “Liquidity Factor”. See “Market Value Adjustment Options.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional living benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
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a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■	a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors (if allowed by state law); and
■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the Annuitant or Contingent Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”); or
■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis and to the extent allowed by state law, but are not obligated to process your request within any particular timeframe. There are restrictions on designation changes when you have elected certain optional living benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See “Death Benefits” for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any division of your Annuity due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is then available to new Owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

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Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See “Spousal Continuation of Annuity” in “Death Benefits” for more information about how the Annuity can be continued by a Custodial Account, including the amount of the Death Benefit.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value. We describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program may not be available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Iowa and Oregon.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
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As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
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You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under this program are not subject to any MVA.
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Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred. We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.

■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.
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If you are not participating in an optional living benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional living benefit, we will allocate amounts transferred out of the DCA MVA Options to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional living benefit. No portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Sub-account used with the optional living benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional living benefit).

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If you are participating in an optional living benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v3.0) that makes transfers under a predetermined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the predetermined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing program. You should also be aware that because of the mandatory allocation to the Secure Value Account, only the portion of your Account Value allocated to the Permitted Sub-accounts will be included as part of Automatic Rebalancing.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct us otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

Please Note: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions on Transfers Between Investment Options.” We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms

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of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on his or her own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional living benefit (e.g., Highest Daily Lifetime Income v3.0). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under a program or the mathematical formula.

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. We do not view a facsimile transmission or other electronic transmission as a “writing.” For purposes of this 20 transfer limit, we will treat multiple transfer requests submitted on the same Valuation Day as a single transfer and will not count any transfer that: (i) solely involves the Sub-account corresponding to the AST Money Market Sub-account or an MVA Option; (ii) involves one of our systematic programs, such as automated withdrawals; or (iii) occurs to or from the Secure Value Account due to the election or termination of an optional living benefit.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a Portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by the Portfolio’s Portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Sub-account, the Secure Value Account or an MVA Option; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis for all Annuities in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying Portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater Portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers

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between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional living benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called “Free Withdrawals.” Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Optional Living Benefits” later in this prospectus for more information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

FREE WITHDRAWAL AMOUNTS

You can make a full or partial withdrawal from any of the Annuities during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. There is no CDSC with respect to the C Series. A CDSC may apply to the B Series and L Series, but each Annuity offers a “Free Withdrawal” amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year. With respect to the C Series, because any withdrawal is free of a CDSC, the concept of “Free Withdrawal” is not applicable.

■

The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of your Annuity.

■	You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

Example. This example assumes that no withdrawals have previously been taken.

On January 3, to purchase your B Series Annuity, you make an initial Purchase Payment of $20,000.

On January 3 of the following calendar year, you make a subsequent Purchase Payment to your B Series Annuity of $10,000.

■

Because in Annuity Year 1 your initial Purchase Payment of $20,000 is still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 1 equals $20,000 × 10%, or $2,000.

■

Because in Annuity Year 2 both your initial Purchase Payment of $20,000 and your subsequent Purchase Payment of $10,000 are still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 2 equals $20,000 × 10%, plus $10,000 × 10%, or $2,000 + $1,000 for a total of $3,000.

To determine if a CDSC applies to partial withdrawals, we:

1.	First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.

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2.	Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments, as described in “Fees, Charges and Deductions – Contingent Deferred Sales Charge (“CDSC”)” earlier in this prospectus. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis. (This step does not apply if all Purchase Payments have been previously withdrawn.)
3.	Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

Your withdrawal will include the amount of any applicable CDSC. Generally, you can request a partial withdrawal as either a “gross” or “net” withdrawal. In a “gross” withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a “net” withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. If you do not provide instruction on how you want the withdrawal processed, we will process the withdrawal as a gross withdrawal. We will deduct the partial withdrawal from your Unadjusted Account Value, which includes the Secure Value Account, in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options and the Secure Value Account. For purposes of calculating the applicable portion to deduct from the MVA Options, the Unadjusted Account Value in all your MVA Options is deemed to be in one Investment Option. If you provide no instructions, then (a) we will take the withdrawal from your Sub-accounts, the Secure Value Account and MVA Options in the same proportion that each represents to your total Unadjusted Account Value; (b) with respect to MVA Options with different amounts of time remaining until maturity, we take the withdrawal from the MVA Option with the shortest remaining duration, followed by the MVA Option with the next-shortest remaining duration (if needed to satisfy the withdrawal request) and so forth; (c) with respect to multiple MVA Options that have the same duration remaining until maturity, we take the withdrawal first from the MVA Option with the shortest overall Guarantee Period and (d) with respect to multiple MVA Options that have both the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the withdrawal pro rata from each such MVA Option.

Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income v3.0 benefits. In that scenario, the partial withdrawal would be deemed “Excess Income” – thereby reducing your Annual Income Amount for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income v3.0 were $2,000 and a $2,500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Please note that systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you have not elected an optional living benefit, we will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

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If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v3.0) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options and the Secure Value Account at the time we process each withdrawal.
■

If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program.

■

If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Optional Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC (except that no CDSC applies to the C Series) and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Optional Living Benefits” for further information relating to Required Minimum Distributions if you own an optional living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

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Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

No withdrawal taken as a Required Minimum Distribution for your Annuity under a program that we administer is subject to an MVA.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional living benefits and Excess Income, see “Optional Living Benefits – Highest Daily Lifetime Income v3.0 Benefit – Required Minimum Distributions.”

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period, you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any applicable optional living benefit charge and any Annual Maintenance Fee.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Optional Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

MEDICALLY-RELATED SURRENDERS

Where permitted by law, you may request to surrender all or part of your B Series or L Series Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related “Contingency Event“ as described below (a “Medically-Related Surrender”). The requirements of such a surrender and waiver may vary by state. The CDSC and this waiver are not applicable to the C Series.

If you request a full surrender, the amount payable will be your Account Value as of the date we receive, in Good Order, your request to surrender your Annuity. Any applicable MVA will apply to a Medically-Related Surrender. Although a CDSC will not apply to qualifying Medically-Related Surrenders, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences – see “Tax Considerations” later in this prospectus.

This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:

■

If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a Medically-Related Surrender;

■	If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
■	If the Owner is one or more natural persons, all such Owners must also be alive at such time;
■	We must receive satisfactory proof of the Owner's (or the Annuitant's if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
■	no additional Purchase Payments can be made to the Annuity.

We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A “Contingency Event” occurs if the Owner (or Annuitant if entity-owned) is:

■

first confined in a “Medical Care Facility” after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Service Office; or

■

first diagnosed as having a “Fatal Illness” after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

“Fatal Illness” means a condition (a) diagnosed by a licensed physician; and (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. “Medical Care Facility” means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This waiver is not currently available in California and Massachusetts.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Optional Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the optional living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2,000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.

Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

■

Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

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■

Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

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Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

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OPTIONAL LIVING BENEFITS

Overview

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Optional living benefits are not available if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional living benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time.

The Highest Daily Lifetime Income v3.0 benefits are “Guaranteed Lifetime Withdrawal Benefits.” These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence even if you are taking withdrawals under an optional living benefit.

We currently offer the Highest Daily Lifetime Income v3.0 benefits listed below (collectively “Highest Daily v3.0 Benefits”).

Benefit	Description
Highest Daily Lifetime Income v3.0	Provides a guaranteed lifetime income stream through withdrawals during the life of the Annuitant.
Spousal Highest Daily Lifetime Income v3.0	Provides a guaranteed lifetime income stream through withdrawals during the lives of the Annuitant and his or her spouse.
Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit	Provides a guaranteed lifetime income stream through withdrawals during the life of the Annuitant and a death benefit that locks in gains in your Account Value.
Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit	Provides a guaranteed lifetime income stream through withdrawals during the lives of the Annuitant and his or her spouse, as well as a death benefit that locks in gains in your Account Value.

Please see the benefit descriptions that follow for a complete explanation of the terms, conditions and limitations of each optional living benefit. All benefits may not be available in all states. Please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States.

To make this Prospectus easier to read, we sometimes use different labels than are used in the Annuity. This is illustrated below. Although we use different labels, they have the same meaning in this prospectus as in the Annuity. You should also note that the label “Investment Options” as used in the Annuity includes the Secure Value Account; however, as used in this prospectus “Investment Options” does not include the Secure Value Account.

Annuity	Prospectus
GA Fixed Account	Secure Value Account
Transfer Account	AST Investment Grade Bond Sub-account (“Bond sub-account”)
Annual Income Percentage	Withdrawal Percentage
Required Investment Options	Permitted Sub-accounts

Electing An Optional Living Benefit

You may elect any of the optional living benefits listed above at the time you purchase the Annuity, or at a later date, subject to availability of the benefit at that time and our then current rules. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. There is no guarantee that any benefit will be available for election at a later date. Also, if you elect an optional living benefit in the future, the Withdrawal Percentages and Roll-Up Rate applicable to your optional living benefit will be those in effect at the time you elect the optional living benefit, which may be different than the Withdrawal Percentages and Roll-Up Rate available at the time your Annuity is issued.

If you elect Highest Daily Lifetime Income v3.0 Benefit and later terminate it, you may be able to re-elect it, subject to our current rules and availability. See “Termination of Existing Optional Living Benefit and Election of a New Optional Living Benefit” for information pertaining to elections, termination and re-election of optional living benefits.

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If you wish to elect an optional living benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts, the Secure Value Account and the DCA MVA Options (i.e., in direct proportion to the proportion that each bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v3.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

Conditions of Electing An Optional Living Benefit

When you elect an optional living benefit, certain conditions apply. First, you are limited in the Sub-accounts to which you can allocate Account Value. Second, we will allocate a portion of your Account Value to the Secure Value Account. Last, we will apply a predetermined mathematical formula that may make transfers of your Account Value. These conditions are discussed briefly below.

Allocation of Account Value

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value (the “Permitted Sub-accounts”). If you elect an optional living benefit after your Annuity is issued, we will require you to reallocate Account Value that is currently allocated to Sub-accounts other than the Permitted Sub-accounts to the Permitted Sub-accounts. Please see “Investment Options” earlier in this prospectus for a listing of the Permitted Sub-accounts. We reserve the right to terminate your optional living benefit if you allocate amounts to a Sub-account that is not permitted. Prior to terminating an optional living benefit, we will send you written notice and provide you with an opportunity to reallocate to the Permitted Sub-accounts.

We may change the Permitted Sub-accounts available with an optional living benefit. For more information, see “Other Important Considerations” in the benefit descriptions that follow.

The Secure Value Account

When you elect an optional living benefit at the time you purchase your Annuity, we allocate 10% of your initial Purchase Payment to the Secure Value Account. This means that 90% of your Purchase Payment will be allocated to the Permitted Sub-accounts. If you elect an optional living benefit after your Annuity has been issued, we will then allocate the same mandatory 10% of your Unadjusted Account Value to the Secure Value Account and 90% of your Unadjusted Account Value will remain allocated to the Permitted Sub-accounts. In addition, 10% of all additional Purchase Payments made while an optional living benefit is in effect will be allocated to the Secure Value Account. You cannot make transfers into or out of the Secure Value Account. The percentage of your overall Account Value in the Secure Value Account will change over time due to the performance of the Permitted Sub-accounts and interest credited to the Secure Value Account. When this happens, we will not rebalance your Account Value in order to maintain the 10% allocation to the Secure Value Account.

We credit a fixed rate of interest daily on the Account Value allocated to the Secure Value Account while the benefit is in effect (the “crediting rate”). We determine this rate not more frequently than once a year based on several factors, including the investment return of the assets underlying our general account. The crediting rate will initially be based on the current crediting rate we offer when you elect the optional living benefit. On each benefit anniversary, your crediting rate will equal the then current renewal rate. We will send you a confirmation that shows the renewal rate each year. The crediting rate will apply to all amounts allocated to the Secure Value Account, including 10% of any additional Purchase Payments you make, until the following benefit anniversary. The minimum crediting rate is shown in your Annuity as the “Minimum GA Fixed Account Rate” and will not be less than 0.50% for the first 10 benefit years, and 1.00% thereafter.

The Predetermined Mathematical Formula

Each optional living benefit also requires your participation in a predetermined mathematical formula that may transfer your Account Value between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account. For more information, see, “Overview of The Predetermined Mathematical Formula” under “Highest Daily Lifetime Income v3.0 Benefit” in the benefit descriptions that follow.

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Impact of Optional Living Benefit Conditions

The optional living benefit investment requirements and the formula are designed to reduce the difference between your Account Value and our liability under the optional living benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the Permitted Sub-account investment requirements could mean that you miss appreciation opportunities in other Investment Options. The formula could mean that you miss opportunities for investment gains in your selected Sub-accounts while Account Value is allocated to the AST Investment Grade Bond Sub-account, and there is no guarantee that the AST Investment Grade Bond Sub-account will not lose value. These requirements, however, could also protect your Account Value from losses that may occur in other Investment Options.

The Secure Value Account reduces potential volatility of your Account Value and provides a fixed, guaranteed rate of return that is supported by our general account. This helps us manage the risks associated with offering optional living benefits. The required allocation to the Secure Value Account could mean that you miss opportunities for investment gains that would be possible if you were entirely invested in the Permitted Sub-accounts. The required allocation to the Secure Value Account, however, could also protect your Account Value from losses that may have otherwise occurred if your entire Account Value was allocated to the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.

We are not providing you with investment advice through the use of these conditions. In addition, these conditions do not constitute an investment strategy that we are recommending to you.

Additional Purchase Payments

While Highest Daily Lifetime Income v3.0 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time. We currently limit additional Purchase Payments received after the first anniversary of the benefit effective date to $50,000 in each benefit year.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payment at any time, but would only do so on a non-discriminatory basis. Circumstances where we may further limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v3.0 benefit in to the level you originally intended. This means that your ability to increase the values associated with your Highest Daily Lifetime Income v3.0 benefit through additional Purchase Payments may be limited or suspended. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

Lifetime Withdrawals Under an Optional Living Benefit

The optional living benefits guarantee the ability to withdraw an annual amount each contract year (the “Annual Income Amount”), regardless of the performance of your Account Value. The Annual Income Amount is available until the death of the Annuitant (or the death of two spouses, if a spousal benefit is elected), subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to a percentage (the “Withdrawal Percentage”) of a specific value (the “Protected Withdrawal Value”) as discussed below.

Under any of the optional living benefits, withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts, as discussed in the benefit descriptions that follow.

Termination of Existing Optional Living Benefit and Election of a New Optional Living Benefit

If you elect an optional living benefit, you may not terminate the benefit prior to the first benefit anniversary. This means once you elect the benefit, you will be subject to the benefit charge and the conditions discussed earlier in this section for at least the first benefit year, unless you surrender the Annuity. After you terminate the benefit, you may elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. Currently, you must wait 90 days from the date you terminate your previous benefit (the “waiting period”) before you can make a new benefit election. Please note that once you terminate an existing Highest Daily v3.0 Benefit, you lose the guarantees that you had accumulated under that benefit and will begin the new guarantees under the newly elected Highest Daily v3.0 Benefit based on your Unadjusted Account Value as of the date the new benefit becomes effective. Also, the Withdrawal Percentages and Roll-Up Rate applicable to the newly elected Highest Daily v3.0 Benefit may be different than those applicable to your terminated benefit. If you later decide to

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re-elect an optional living benefit, your Account Value must be allocated to the then Permitted Sub-accounts. The mandatory allocation to the Secure Value Account will also apply. We reserve the right to waive, change and/or further limit availability, waiting periods and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. In purchasing the Annuity and electing benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date. You and your Financial Professional should carefully consider whether terminating your existing Highest Daily v3.0 Benefit and electing a new Highest Daily v3.0 Benefit is appropriate for you.

Please refer to the benefit descriptions that follow for a complete explanation of the terms, conditions and limitations of each optional living benefit. You should consult with your Financial Professional to determine if any of these optional living benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT

Highest Daily Lifetime Income v3.0 guarantees the ability to withdraw the “Annual Income Amount” regardless of the investment performance of your Unadjusted Account Value. The Annual Income Amount is available until the death of the Annuitant, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living benefit. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered “Lifetime Withdrawals” under the benefit. Withdrawals are taken first from your Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to withdrawals of Excess Income).

The income benefit under Highest Daily Lifetime Income v3.0 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v3.0 is not available if you elect any other optional living benefit.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v3.0.

Please note that if you elect Highest Daily Lifetime Income v3.0, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v3.0, subject to the 6 or 12 Month DCA Program's rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional living benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v3.0, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v3.0. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v3.0, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our ownership guidelines.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

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Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your Periodic Value is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

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the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Highest Daily Lifetime Income v3.0 effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

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After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

■

the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Highest Daily Lifetime Income v3.0 was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

Periodic Value on March 10	$300,000

Periodic Value on March 11 is the greater of: (1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$300,750

Periodic Value on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
■

the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Highest Daily Lifetime Income v3.0. The Annual Income Amount is equal to the applicable Withdrawal Percentage multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. The applicable Withdrawal Percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 5%, your initial Annual Income Amount would be $15,000. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v3.0 and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the Annuitant at the time of the first Lifetime Withdrawal.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Highest Daily Lifetime Income v3.0

Highest Daily Lifetime Income v3.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Highest Daily Lifetime Income v3.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v3.0. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage which varies based on the age of the Annuitant on that Annuity Anniversary. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v3.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v3.0 upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v3.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1,
■	Highest Daily Lifetime Income v3.0 is elected on August 1 of the following calendar year

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■	The applicable Withdrawal Percentage is 5%.
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted

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Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v3.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v3.0. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v3.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.
The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v3.0 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v3.0

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v3.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70  1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

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If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
■

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v3.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v3.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v3.0 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments are permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v3.0 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v3.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Sub-account appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Sub-account prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% of your Unadjusted Account Value will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current owners of the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v3.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v3.0

The current charge for Highest Daily Lifetime Income v3.0 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v3.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the

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prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA Options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v3.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of Your Highest Daily Lifetime Income v3.0 Benefit

You may not terminate Highest Daily Lifetime Income v3.0 prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before you can re-elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v3.0, other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v3.0 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v3.0” earlier in this benefit description. For surviving spouses, however, we are currently waiving the 90 day waiting period. We reserve the right to resume applying this requirement at any time.

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Highest Daily Lifetime Income v3.0 Conditions

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v3.0 benefits, while managing the risk to Pruco Life associated with offering these products. Three of the features that help us accomplish that balance are the Permitted Sub-accounts investment requirement, the mandatory allocation to the Secure Value Account and the predetermined mathematical formula that transfers Unadjusted Account Value between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account (referred to in this section as the “Bond Sub-account”). The Permitted Sub-accounts and predetermined mathematical formula are designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v3.0 benefits. The Secure Value Account helps us manage the risks associated with offering optional living benefits by reducing potential volatility of your Account Value, while also providing a fixed, guaranteed rate of return. These features are not investment advice.

Permitted Sub-accounts

When you elect the benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in “Investment Options” earlier in the prospectus.

The Secure Value Account

When you elect Highest Daily Lifetime Income v3.0, we will transfer 10% of your Unadjusted Account Value to the Secure Value Account. You cannot transfer into, or out of, the Secure Value Account. The Secure Value Account will earn interest at a crediting rate that will be declared annually and reflected on the confirmation you will receive each year.

Overview of The Predetermined Mathematical Formula

The formula is described below and set forth in Appendix E.

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, and the mandatory allocation to the Secure Value Account lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula. The formula does not constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, interest credited to the Secure Value Account and the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts, the Bond Sub-account and the Secure Value Account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

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Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts are two of the variables in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract the sum of any amounts invested in the Bond Sub-account (“B”) plus amounts in the Secure Value Account (“F”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”), where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Unadjusted Account Value of the DCA MVA Options of the Annuity. We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R	=	(L – (B+F))/(VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix E) for that day by 5% and by the applicable Annuity Factor found in Appendix E. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L)	=	$200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amounts held within the Bond Sub-account (B) and the Secure Value Account (F) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, the amount in the Secure Value Account is $15,000 and the amount held within the Permitted Sub-accounts is $161,000)

Target Ratio (R)	=	($149,500 – $15,000)/$161,000 = 83.5%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

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Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts, the Bond Sub-account and the Secure Value Account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap and the Maximum Daily Transfer Limit discussed below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be, subject to the Maximum Daily Transfer Limit.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account if the sum of your percentage of Unadjusted Account Value in the Bond Sub-account and your percentage of Unadjusted Account Value in the Secure Value Account would equal more than 90% on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the combination of the Bond Sub-account and the Secure Value Account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. For example, assume 83% of your Unadjusted Account Value is allocated to the Bond Sub-account and 6% of your Unadjusted Account Value is allocated to the Secure Value Account. If the formula would require a transfer of 5% of your Unadjusted Account Value to the Bond Sub-account, only 1% of your Unadjusted Account Value would actually be transferred to the Bond Sub-account. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the combination of the Bond Sub-account and the Secure Value Account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, as well as interest credited to amounts in the Secure Value Account, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account and the Secure Value Account.

Maximum Daily Transfer Limit

On any given day, notwithstanding the above calculation and the 90% cap discussed immediately above, no more than a predetermined percentage of the sum of the value of Permitted Sub-accounts and the Unadjusted Account Value of all elected DCA MVA Options (the “Maximum Daily Transfer Limit”) will be transferred to the Bond Sub-account. The applicable Maximum Daily Transfer Limit is stated in your Annuity and is currently 30%. If the formula would result in an amount higher than the Maximum Daily Transfer Limit being transferred into the Bond Sub-account, only amounts up to the Maximum Daily Transfer Limit will be transferred. On the following Valuation Day, the formula will calculate the Target Ratio for that day and determine any applicable transfers within your Annuity as described above. The formula will not carry over amounts that exceeded the prior day’s Maximum Daily Transfer Limit, but a transfer to the Bond Sub-account may nevertheless occur based on the application of the formula on the current day. There is no limitation on the amounts of your Unadjusted Account Value that may be transferred out of the Bond Sub-account on any given day.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

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The Bond Sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

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The Secure Value Account is not a Permitted Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Secure Value Account. In addition, the formula will not transfer Unadjusted Account Value to or from the Secure Value Account.

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While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation

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statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
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If you make additional Purchase Payments to your Annuity, 10% of the additional Purchase Payments will be allocated to the Secure Value Account and the balance will be allocated to the Permitted Sub-accounts and subject to the formula. Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

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Additional Purchase Payments allocate Unadjusted Account Value to the Secure Value Account but not to the Bond Sub-account. This means that additional Purchase Payments could adjust the ratio calculated by the formula and may result in Unadjusted Account Value being transferred either to the Permitted Sub-accounts or to the Bond Sub-account.

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If you make additional Purchase Payments to your Annuity during a time when the 90% cap has suspended transfers to the Bond Sub-account, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account and the Secure Value Account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v3.0 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
■

The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v3.0 or Spousal Highest Daily Lifetime Income v3.0 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT

Spousal Highest Daily Lifetime Income v3.0 is the spousal version of Highest Daily Lifetime Income v3.0. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. This benefit guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them (the “designated lives”, and each, a “designated life”), the ability to withdraw the Annual Income Amount regardless of the investment performance of your Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living benefit. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a

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“Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v3.0 after the death of the first spouse.

Spousal Highest Daily Lifetime Income v3.0 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old when the benefit is elected. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v3.0 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v3.0 is not available if you elect any other optional living benefit.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v3.0.

Please note that if you elect Spousal Highest Daily Lifetime Income v3.0, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v3.0, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional living benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v3.0 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them. Currently, Spousal Highest Daily Lifetime Income v3.0 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v3.0. If the designated lives divorce, Spousal Highest Daily Lifetime Income v3.0 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

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Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

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the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until your first Lifetime Withdrawal or the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Spousal Highest Daily Lifetime Income v3.0 effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

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After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

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the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Spousal Highest Daily Lifetime Income v3.0 was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

Periodic Value on March 10	$300,000

Periodic Value on March 11 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$300,750

Periodic Value on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
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the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Spousal Highest Daily Lifetime Income v3.0. The Annual Income Amount is equal to the Withdrawal Percentage applicable to the younger designated life’s age at the time of the first Lifetime Withdrawal multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 4.5%, your initial Annual Income Amount would be $13,500. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v3.0 and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the younger designated life at the time of the first Lifetime Withdrawal.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Spousal Highest Daily Lifetime Income v3.0

Spousal Highest Daily Lifetime Income v3.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Spousal Highest Daily Lifetime Income v3.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v3.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v3.0 upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v3.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v3.0 is elected on August 1 of the following calendar year

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■	The applicable Withdrawal Percentage is 4.5%.
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

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■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v3.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v3.0. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v3.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v3.0 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v3.0

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v3.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v3.0 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime Income v3.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v3.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first of them. After the Unadjusted Account Value is reduced to zero, you are not permitted to make

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additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v3.0 terminates, we will make no further payments of the Annual Income Amount and no additional payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the first designated life, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first designated life. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v3.0 benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v3.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Sub-account appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Sub-account prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% of your Unadjusted Account Value will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current Owners of the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v3.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for the Spousal Highest Daily Lifetime Income v3.0

The current charge for Spousal Highest Daily Lifetime Income v3.0 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v3.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA Options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v3.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero, and the withdrawal is not a withdrawal of Excess Income. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of Your Spousal Highest Daily Lifetime Income v3.0

You may not terminate the Spousal Highest Daily Lifetime Income v3.0 prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before you can re-elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;

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(vii)	you allocate or transfer any portion of your Account Value to any Sub–account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v3.0 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

Spousal Highest Daily Lifetime Income v3.0 Conditions

See “Highest Daily Lifetime Income v3.0 Conditions” in the discussion of Highest Daily Lifetime Income v3.0 above for information regarding the conditions of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v3.0 above.

HIGHEST DAILY LIFETIME INCOME v3.0 WITH HIGHEST DAILY DEATH BENEFIT

Highest Daily Lifetime Income v3.0 is offered with or without the Highest Daily Death Benefit (“HD DB”) component; however, you may only elect HD DB with Highest Daily Lifetime Income v3.0, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v3.0. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Highest Daily Lifetime Income v3.0 with HD DB is a benefit that guarantees your ability to withdraw the Annual Income Amount, regardless of the investment performance of your Unadjusted Account Value. The Annual Income Amount is available until the death of the Annuitant, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living and death benefits. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered “Lifetime Withdrawals” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”).

The income benefit under Highest Daily Lifetime Income v3.0 with HD DB currently is based on a single “designated life” who is between the ages of 50 and 79 on the date that the benefit is elected and received in Good Order. As long as your Highest Daily Lifetime Income v3.0 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see “Investment Options”.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v3.0 with HD DB (including no payment of the Highest Daily Death Benefit Amount).

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This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. We reserve the right in our sole discretion to cease offering this benefit for new elections at any time.

Please note that if you elect Highest Daily Lifetime Income v3.0 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v3.0 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional living benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v3.0 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v3.0 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v3.0 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity. As a result, these examples may not reflect the probable results of the benefit.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your Periodic Value is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

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the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Highest Daily Lifetime Income v3.0 with HD DB effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

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Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

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the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Highest Daily Lifetime Income v3.0 was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

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Periodic Value on March 10	$300,000

Periodic Value on March 11 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$300,750

Periodic Value on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
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the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Highest Daily Lifetime Income v3.0. The Annual Income Amount is equal to the applicable Withdrawal Percentage multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. The Withdrawal Percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 5%, your initial Annual Income Amount would be $15,000. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v3.0 with HD DB and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the younger designated life at the time of the first Lifetime Withdrawal.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Highest Daily Lifetime Income v3.0 with HD DB

Highest Daily Lifetime Income v3.0 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Highest Daily Lifetime Income v3.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

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If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v3.0 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage which varies based on the age of the Annuitant on that Annuity Anniversary. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v3.0 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v3.0 with HD DB upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v3.0 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v3.0 with HD DB is elected on August 1 of the following calendar year
■	The applicable Withdrawal Percentage is 5%
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $109,420. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount.)

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Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00	Amount of “non” Excess Income	$3,500.00

Account Value immediately before Excess Income of $1,500	$114,500.00	Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00	Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%	Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00	HD DB Amount	$109,420.00
1.31% Reduction in Annual Income Amount	$78.60	1.31% Reduction in Annual Income Amount	$1,433.40
Annual Income Amount for future Annuity Years	$5,921.40	Highest Daily Death Benefit Amount	$107,986.60

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72% the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v3.0 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial

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Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v3.0 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v3.0 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v3.0 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v3.0 with HD DB

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v3.0 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%) Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

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Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;.
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Highest Daily Death Benefit

A Death Benefit is payable under Highest Daily Lifetime Income v3.0 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity-owned), also referred to as the “Single Designated Life”, when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Highest Daily Lifetime Income v3.0 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the optional living benefit features of Highest Daily Lifetime Income v3.0 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount by the amount of the withdrawal (dollar-for-dollar). All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income v3.0 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity will continue to apply. See “Death Benefits” for more information pertaining to Death Benefits.

Benefits Under Highest Daily Lifetime Income v3.0 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under

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Highest Daily Lifetime Income v3.0 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v3.0 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional payments are permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v3.0 with HD DB are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v3.0 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Sub-account appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Sub-account prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable

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under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% of your Unadjusted Account Value will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current Owners of the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v3.0 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for the Highest Daily Lifetime Income v3.0 with HD DB

The current charge for Highest Daily Lifetime Income v3.0 with HD DB is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v3.0 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA Options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v3.0 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of Your Highest Daily Lifetime Income v3.0 with HD DB

You may not terminate Highest Daily Lifetime Income v3.0 with HD DB prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before which you can re-elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner (or Annuitant for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States);* or

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(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v3.0 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v3.0 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v3.0” earlier in this benefit description. For surviving spouses, however, we are currently waiving the 90 day waiting period. We reserve the right to resume applying this requirement at any time.

Highest Daily Lifetime Income v3.0 with HD DB Conditions

See “Highest Daily Lifetime Income v3.0 Conditions” in the discussion of Highest Daily Lifetime Income v3.0 above for information regarding the conditions of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v3.0 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT

Spousal Highest Daily Lifetime Income v3.0 Benefit with Highest Daily Death Benefit (“HD DB”) is the spousal version of Highest Daily Lifetime Income v3.0 with HD DB. Spousal Highest Daily Lifetime Income v3.0 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v3.0, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v3.0. This benefit guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them (the “designated lives,” and each, a “designated life”), the ability to withdrawal the Annual Income Amount, regardless of the investment performance of your Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living and death benefits. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered “Lifetime Withdrawals” under the benefit. Withdrawals are taken first from your Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v3.0 with HD DB after the death of the first spouse and also want to provide a death benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

Spousal Highest Daily Lifetime Income v3.0 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old when the benefit is elected. We will not divide an Annuity or the

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Spousal Highest Daily Lifetime Income v3.0 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v3.0 with HD DB is not available if you elect any other optional living or death benefit.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v3.0 with HD DB.

Please note that if you elect Spousal Highest Daily Lifetime Income v3.0 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v3.0 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional living benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v3.0 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them. Currently, Spousal Highest Daily Lifetime Income v3.0 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be between 50 and 79 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v3.0 with HD DB. If the designated lives divorce, Spousal Highest Daily Lifetime Income v3.0 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Remaining Designated Life : A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

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Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your Periodic Value is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

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the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Spousal Highest Daily Lifetime Income v3.0 with HD DB effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5%annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

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After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

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the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Spousal Highest Daily Lifetime Income v3.0 with HD DB was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

Periodic Value on March 10	$300,000

Periodic Value on March 11 is the greater of: (1) Periodic Value for the immediately preceding business day = (2) Unadjusted Account Value =	$300,000 $299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of: (1) Periodic Value for the immediately preceding business day = (2) Unadjusted Account Value =	$300,000 $300,750

Periodic Value on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
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the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Spousal Highest Daily Lifetime Income v3.0 with HD DB. The Annual Income Amount is equal to the Withdrawal Percentage applicable to the younger designated life’s age at the time of the first Lifetime Withdrawal multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 4.5%, your initial Annual Income Amount would be $13,500. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v3.0 and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the younger designated life at the time of the first Lifetime Withdrawal.

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The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Spousal Highest Daily Lifetime Income v3.0 with HD DB

Spousal Highest Daily Lifetime Income v3.0 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Spousal Highest Daily Lifetime Income v3.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage which varies based on the age of the younger spousal designated life on that Annuity Anniversary as of which the step-up would occur. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals will make it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v3.0 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v3.0 with HD DB is elected on August 1 of the following calendar year

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■	The applicable Withdrawal Percentage is 4.5%
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $110,020. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount.)

Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00	Amount of “non” Excess Income	$2,900.00

Account Value immediately before Excess Income of $2,100	$115,100.00	Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00	Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%	Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00	HD DB Amount	$110,020.00
1.82% Reduction in Annual Income Amount	$98.28	1.82% Reduction in Annual Income Amount	$2,002.36
Annual Income Amount for future Annuity Years	$5,301.72	Highest Daily Death Benefit Amount	$108,017.64

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

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**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v3.0 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v3.0 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v3.0 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v3.0 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v3.0 with HD DB

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v3.0 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

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Required Minimum Distributions

See “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v3.0 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Highest Daily Death Benefit

A Death Benefit is payable under Spousal Highest Daily Lifetime Income v3.0 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Spousal Highest Daily Lifetime Income v3.0 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the optional living benefit features of Spousal Highest Daily Lifetime Income v3.0 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Daily Lifetime Income v3.0 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity continue to apply. See “Death Benefits” more information pertaining to Death Benefits.

Benefits Under Spousal Highest Daily Lifetime Income v3.0 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v3.0 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first of them. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v3.0 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

■

Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or

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(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first of them. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v3.0 with HD DB benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v3.0 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

■

You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current Owners of the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v3.0 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

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Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v3.0 with HD DB will remain in force unless we are instructed otherwise.

Charge for the Spousal Highest Daily Lifetime Income v3.0 with HD DB

The current charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA Options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of the Benefit

You may not terminate Spousal Highest Daily Lifetime Income v3.0 with HD DB prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before you can elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	Your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

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Upon termination of Spousal Highest Daily Lifetime Income v3.0 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

Spousal Highest Daily Lifetime Income v3.0 with HD DB Conditions

See “Highest Daily Lifetime Income v3.0 Conditions” in the discussion of Highest Daily Lifetime Income v3.0 above for information regarding the conditions of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v3.0 above.

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DEATH BENEFITS

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

Each Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent”. Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death.” Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefits” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit.

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Death Benefit in connection with an optional living benefit).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), any Death Benefit (including the Minimum Death Benefit, any optional Death Benefit and Highest Daily Lifetime Income v3.0 with HD DB and Spousal Highest Daily Lifetime Income v3.0 with HD DB) that applies will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value on the date we receive Due Proof of Death. Thus, if you had elected Highest Daily Lifetime Income v3.0 with HD DB or Spousal Highest Daily Lifetime Income v3.0 with HD DB, and the suspension were in effect, you would be paying the fee for the Highest Daily Lifetime Income v3.0 with HD DB or Spousal Highest Daily Lifetime Income v3.0 with HD DB even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

Beneficiary Annuity. With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

MINIMUM DEATH BENEFIT

Each Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:

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The sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; and

■	Your Unadjusted Account Value on the date we receive Due Proof of Death.

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SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Grade Bond Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuance. However, any additional Purchase Payments applied after the date the continuance is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Subsequent to spousal continuation, the basic Death Benefit will be equal to the greater of:

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The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; and

■	The Unadjusted Account Value on Due Proof of Death of the surviving spouse.

With respect to Highest Daily Lifetime Income v3.0 with HD DB and Spousal Highest Daily Lifetime Income v3.0 with HD DB:

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If the Highest Daily Death Benefit is not payable upon the death of a Spousal Designated Life, and the Remaining Designated Life chooses to continue the Annuity, the benefit will remain in force unless we are instructed otherwise.

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If a Death Benefit is not payable upon the death of a Spousal Designated Life (e.g., if the first of the Spousal Designated Lives to die is the Beneficiary but not an Owner), the benefit will remain in force unless we are instructed otherwise.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

PAYMENT OF DEATH BENEFITS

Alternative Death Benefit Payment Options – Annuities owned by Individuals (not associated with Tax-Favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or
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as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:

■	as a lump sum payment; or
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as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled “Beneficiary Continuation Option”, unless you have made an election prior to Death Benefit proceeds becoming due.

Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death, or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

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If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See “Tax Considerations” and consult your tax adviser.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans”. This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the “Beneficiary Annuity”, because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate. Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
■	The Annuity will be continued in the Owner's name, for the benefit of the Beneficiary.
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Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

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Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

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The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit in connection with an optional living benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No MVA Options will be offered for Beneficiary Continuation Options.
■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	The basic Death Benefit and any optional living benefits elected by the Owner will no longer apply to the Beneficiary.
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The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary's withdrawal rights.

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■	Withdrawals are not subject to CDSC.
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Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.

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If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional living benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price”. The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional living benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See “Termination of Optional Living Benefits” below for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. (“CGM”). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC (“MSSB”) where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

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Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer's funds at the customer's request prior to the firm's principal approval or upon the firm's rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time. See “Additional Purchase Payments” under “Purchasing Your Annuity”.

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner's signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions.”

Medically-Related Surrenders & Death Benefits: Medically-Related Surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We generally pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Termination of Optional Living Benefits: In general, if an optional living benefit terminates, we will no longer deduct the charge we apply to purchase the optional living benefit. However, for the Highest Daily Lifetime Income v3.0 benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional living benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional living benefit begins to be deducted, your Annuity will become subject to a different charge.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn,

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payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
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generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

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If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
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Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to

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terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

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If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
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SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
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“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

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If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial

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account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

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If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
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generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale

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of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that Pruco Life owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v3.0) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;
■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;

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■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
■

make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA Options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account and are subject to our claims paying ability. Assets in the general account, which includes amounts in the Secure Value Account, are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the Portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the Portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting Portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that fee, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates our affiliate for distribution and administrative services. We also receive “revenue sharing” payments from the advisers to the underlying Portfolios. As of March 1, 2014, the maximum combined fees and revenue sharing payments we receive with respect to a Portfolio are equal to an annual rate of 0.50% the average assets allocated to the Portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, subadviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms’ registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, subadviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser’s, subadviser’s or distributor’s participation. These payments or reimbursements may not be offered by all advisers, subadvisers, or distributors, and the amounts of such payments may vary between and among each adviser, subadviser, and distributor depending on their respective participation.

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During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying Portfolios in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying Portfolio’s shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change subadvisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the subadvisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying Portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts”, in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, and auto rebalancing in

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quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the Portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 6.5% for the B Series, 5.0% for the L Series and 2.0% for the C Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2013, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05, respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate

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Prudential Annuities Life Assurance Corporation (“PALAC”). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2013 retrospective depiction.

Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

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M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

Mutual of Omaha Bank

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

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In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a

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form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A – ACCUMULATION UNIT VALUES

Because the Annuity was first offered on February 10, 2014, no historical Unit Values are depicted here. However, such historical Unit Values will be set forth in subsequent amendments to this prospectus.

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APPENDIX B – SELECTING THE VARIABLE ANNUITY THAT’S RIGHT FOR YOU

Pruco Life Insurance Company offers several deferred variable annuity products. Each annuity, (B, L, C Series), has different features and benefits that may be appropriate for you based on your individual financial situation and how you intend to use the annuity. Not all of these annuities may be available to you, depending on factors such as the broker-dealer through which your annuity was sold. You can verify which of these annuities is available to you by speaking to your Financial Professional or calling 1-888-PRU-2888.

Among the factors you should consider when choosing which annuity product and benefit may be most appropriate for your individual needs are the following:

■	Your age;
■	The amount of your investment and any planned future Purchase Payments into the annuity;
■	How long you intend to hold the annuity (also referred to as investment time horizon);
■	Your desire to make withdrawals from the annuity and the timing thereof;
■	Your investment objectives;
■	The guarantees optional living benefits may provide
■	Your desire to minimize costs and/or maximize return associated with the annuity.

You can compare the costs of the L-Series, B-Series, and C-Series by examining the section in this prospectus entitled “Summary of Contract Fees and Charges”. There are trade-offs associated with the costs and benefits provided by each of the Series. Generally, shorter-term CDSC products such as the C-Series and L-Series provide higher Surrender Value in short-duration scenarios, while long-term CDSC classes such as the B-Series provide higher Surrender Values in long-term scenarios. Please note, while the Insurance Charges differ among the Series, beginning after the 9th Annuity Year they are all equal.

In choosing which Series to purchase, you should consider the features and the associated costs that offer the greatest value to you. The different features may include:

■	Variations on your ability to access funds in your Annuity without the imposition of a Contingent Deferred Sales Charge (CDSC), and
■	Different ongoing fees and charges you pay to stay in the Annuity.

An Annuity without CDSC or a shorter CDSC may provide flexibility and greater Surrender Value in earlier years; however, if you intend to hold the Annuity long term, it may result in a trade off for value in later years.

The following chart outlines some of the different features for each Annuity sold through this prospectus. The availability of optional living benefits, such as those noted in the chart, increase the total cost of the Annuity. Certain optional living benefits are intended to address longevity risks or market risk. You should consider whether your need for an optional living benefit alters your time horizon and then ultimately your share class decision. You should carefully consider which features you plan to use when selecting your annuity, and the impact of such features in relation to your investment objectives and which share class may be most appropriate for you.

To demonstrate the impact of the various expense structures, the hypothetical examples on the following pages reflect the Account Value and Surrender Value of each Annuity over a variety of holding periods. These charts reflect the impact of different hypothetical rates of return and the comparable value of each of the Annuities (which reflects the charges associated with each Annuity) under the assumptions noted.

Pruco Life Product Comparison

Below is a summary of Pruco Life’s annuity products sold through this prospectus. B Series refers to Prudential Premier Retirement Variable Annuity B Series, L Series refers to Prudential Premier Retirement Variable Annuity L Series, and C Series refers to Prudential Premier Retirement Variable Annuity C Series. Your registered Financial Professional can provide you with the prospectus for the underlying Portfolios and can guide you through Selecting the Annuity That’s Right For You and help you decide upon the Annuity that would be most advantageous for you given your individual needs. Please read the prospectus carefully before investing. Pruco Life Insurance Company does not make recommendations or provide investment advice.

Annuity Comparison	B Series	L Series	C Series
Minimum Investment	$1,000	$10,000	$10,000
Maximum Issue Age	85	85	85
Contingent Deferred Sales Charge Schedule (Based on date of each purchase payment) May vary by state	7 Years (7%, 7%, 6%, 6%, 5%, 4.5%, 4%)	4 Years (7%, 7%, 6%, 5%)	N/A
Total Insurance Charge (during first 9 Annuity Years)	1.45%	1.90%	1.95%
Total Insurance Charge (after 9th Annuity Year)	1.45%
Annual Maintenance Fee		Lesser of: ■ $50, or ■ 2% of Unadjusted Account Value ■ Waived for Premiums => $100k
Purchase Credit	No	No	No
MVA Options		6 and 12 month DCA MVA options; 3-, 5-, 7-& 10-yr MVA Options
Variable Investment Options (Not all options available with certain optional living benefits)		Advanced Series Trust
Minimum Death Benefit		Greater of: ■ Purchase payments minus proportional withdrawals, and ■ Unadjusted Account Value
Optional Living Benefits (for an additional cost)	HDI v3.0 SHDI v3.0 HDI v3.0 with HD DB SHDI v3.0 with HD DB

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each Annuity as well as the amount that would be available to an investor as a full surrender. We assume the surrender is taken on the day immediately prior to the surrender charge change that precedes the Annuity Anniversary specified (or, two days before the Annuity Anniversary specified). The “Annuity Anniversary” is the anniversary of the Issue Date of the Annuity. The values shown below are based on the following assumptions: An initial investment of $100,000 is made into each Annuity earning a gross rate of return of 0% and 6% and 10%, respectively.

No additional Purchase Payments or withdrawals are made from the Annuity. The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying Portfolios and the charges that are deducted from the Annuity at the Separate Account level (which is 1.03% for all Series) based on the fees and expenses of the applicable underlying Portfolios as of December 31, 2013. The arithmetic average of all fund expenses is computed by adding Portfolio management fees, 12b-1 fees and other expenses of all the underlying Portfolios and then dividing by the number of Portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. The Separate Account level charges refer to the Insurance Charge.

The Account Value and Surrender Value are further reduced by the Annual Maintenance Fee, if applicable.

The Account Value assumes no surrender, while the Surrender Value assumes a 100% surrender two days prior to the Annuity Anniversary, as described above, therefore reflecting the CDSC applicable to that Annuity Year. Note that a withdrawal on the Annuity Anniversary, or the day before the Annuity Anniversary, would be subject to the CDSC applicable to the next Annuity Year, which may be lower. The CDSC is calculated based on the date that the Purchase Payment was made and for purposes of these examples, we assume that a single Purchase Payment of $100,000 was made on the Issue Date. The values that you actually experience under an Annuity will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each Annuity reflected below will remain the same. (We will provide your Financial Professional with a personalized illustration upon request).

If, for an additional fee, you elect an optional living benefit that has a Protected Withdrawal Value (PWV), the expenses will be higher and the values will differ from those shown in the charts below. Similar to Account and Surrender Values, the PWV will differ by share class. Typically, the share class with the higher Account Value will translate into a relatively higher PWV, unless the net rate of return is below the Roll-Up Rate, where the PWV of the C, L and B would all grow equally by the guaranteed amount.

0% Gross Rate of Return

	L Share		B Share		C Share
	Net rate of return		Net rate of return		Net rate of return
	Yrs 0 through 9 Yrs 10+	-2.91% -2.47%	All years 0.00%	-2.47% 0.00%	Yrs 0 through 9 Yrs 10+	-2.96% -2.47%
Annuity Year	Contract Value	Surrender Value	Contract Value	Surr Value	Contract Value	Surr Value
1	97,097	90,097	97,542	90,542	97,048	97,048
2	94,271	87,271	95,137	88,137	94,176	94,176
3	91,528	85,528	92,792	86,792	91,388	91,388
4	88,864	83,864	90,505	84,505	88,683	88,683
5	86,278	86,278	88,274	83,274	86,058	86,058
6	83,767	83,767	86,098	81,598	83,511	83,511
7	81,329	81,329	83,975	79,975	81,039	81,039
8	78,962	78,962	81,905	81,905	78,640	78,640
9	76,663	76,663	79,886	79,886	76,313	76,313
10	74,773	74,773	77,917	77,917	74,430	74,430
11	72,930	72,930	75,996	75,996	72,596	72,596
12	71,132	71,132	74,123	74,123	70,806	70,806
13	69,378	69,378	72,296	72,296	69,061	69,061
14	67,668	67,668	70,514	70,514	67,358	67,358
15	66,000	66,000	68,775	68,775	65,698	65,698
16	64,373	64,373	67,080	67,080	64,078	64,078
17	62,786	62,786	65,426	65,426	62,499	62,499
18	61,239	61,239	63,814	63,814	60,958	60,958
19	59,729	59,729	62,241	62,241	59,456	59,456
20	58,257	58,257	60,706	60,706	57,990	57,990
21	56,821	56,821	59,210	59,210	56,560	56,560
22	55,420	55,420	57,750	57,750	55,166	55,166
23	54,054	54,054	56,327	56,327	53,806	53,806
24	52,721	52,721	54,938	54,938	52,480	52,480
25	51,422	51,422	53,449	53,449	51,186	51,186

Assumptions:

a.	$100,000 initial investment

b.	Fund Expenses = 1.03%

c.	No optional death benefits or living benefits elected

d.	Annuity was issued on or after April 28, 2014

e.	Surrender value assumes surrender 2 days before policy anniversary

The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 0% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five, six and seven and the B-Series has the highest Surrender Value starting in Annuity Year eight.

6% Gross Rate of Return

	L Share		B Share		C Share
	Net rate of return		Net rate of return		Net rate of return
	Yrs 0 through 9 Yrs 10+	2.91% 3.39%	All years 0.00%	3.39% 0.00%	Yrs 0 through 9 Yrs 10+	2.86% 3.39%
Annuity Year	Contract Value	Surrender Value	Contract Value	Surr Value	Contract Value	Surr Value
1	102,907	95,907	103,378	96,378	102,855	102,855
2	105,907	98,907	106,879	99,879	105,799	105,799
3	108,994	102,994	110,499	104,499	108,827	108,827
4	112,171	107,171	114,242	108,242	111,942	111,942
5	115,440	115,440	118,111	113,111	115,147	115,147
6	118,805	118,805	122,112	117,612	118,443	118,443
7	122,269	122,269	126,248	122,248	121,833	121,833
8	125,833	125,833	130,524	130,524	125,321	125,321
9	129,501	129,501	134,944	134,944	128,908	128,908
10	133,885	133,885	139,515	139,515	133,272	133,272
11	138,420	138,420	144,240	144,240	137,786	137,786
12	143,108	143,108	149,126	149,126	142,453	142,453
13	147,955	147,955	154,177	154,177	147,278	147,278
14	152,967	152,967	159,399	159,399	152,266	152,266
15	158,148	158,148	164,798	164,798	157,424	157,424
16	163,504	163,504	170,380	170,380	162,756	162,756
17	169,042	169,042	176,150	176,150	168,268	168,268
18	174,768	174,768	182,117	182,117	173,968	173,968
19	180,687	180,687	188,285	188,285	179,860	179,860
20	186,807	186,807	194,662	194,662	185,952	185,952
21	193,134	193,134	201,255	201,255	192,250	192,250
22	199,676	199,676	208,072	208,072	198,762	198,762
23	206,439	206,439	215,120	215,120	205,494	205,494
24	213,431	213,431	222,406	222,406	212,454	212,454
25	220,660	220,660	229,359	229,359	219,650	219,650
Assumptions:

a.	$100,000 initial investment

b.	Fund Expenses = 1.03%

c.	No optional death benefits or living benefits elected

d.	Annuity was issued on or after April 28, 2014

e.	Surrender value assumes surrender 2 days before policy anniversary

The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 6% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five, six and seven and the B-Series has the highest Surrender Value starting in Annuity Year eight.

10% Gross Rate of Return

	L Share		B Share		C Share
	Net rate of return		Net rate of return		Net rate of return
	Yrs 0 through 9 Yrs 10+	6.80% 7.29%	All years 0.00%	7.29% 0.00%	Yrs 0 through 9 Yrs 10+	6.74% 7.29%
Annuity Year	Contract Value	Surrender Value	Contract Value	Surr Value	Contract Value	Surr Value
1	106,779	99,779	107,268	100,268	106,725	106,725
2	114,039	107,039	115,086	108,086	113,923	113,923
3	121,792	115,792	123,474	117,474	121,606	121,606
4	130,072	125,072	132,473	126,473	129,807	129,807
5	138,915	138,915	142,128	137,128	138,561	138,561
6	148,359	148,359	152,487	147,987	147,906	147,906
7	158,445	158,445	163,601	159,601	157,881	157,881
8	169,217	169,217	175,525	175,525	168,528	168,528
9	180,721	180,721	188,318	188,318	179,894	179,894
10	193,891	193,891	202,044	202,044	193,003	193,003
11	208,022	208,022	216,769	216,769	207,070	207,070
12	223,184	223,184	232,569	232,569	222,162	222,162
13	239,450	239,450	249,519	249,519	238,354	238,354
14	256,902	256,902	267,705	267,705	255,726	255,726
15	275,626	275,626	287,217	287,217	274,365	274,365
16	295,715	295,715	308,150	308,150	294,362	294,362
17	317,268	317,268	330,609	330,609	315,816	315,816
18	340,392	340,392	354,706	354,706	338,834	338,834
19	365,201	365,201	380,558	380,558	363,530	363,530
20	391,819	391,819	408,295	408,295	390,025	390,025
21	420,376	420,376	438,053	438,053	418,452	418,452
22	451,015	451,015	469,980	469,980	448,951	448,951
23	483,887	483,887	504,235	504,235	481,672	481,672
24	519,155	519,155	540,985	540,985	516,778	516,778
25	556,993	556,993	578,950	578,950	554,443	554,443

Assumptions:

a.	$100,000 initial investment

b.	Fund Expenses = 1.03%

c.	No optional death benefits or living benefits elected

d.	Annuity was issued on or after April 28, 2014

e.	Surrender value assumes surrender 2 days before policy anniversary

The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 10% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five and six and the B-Series has the highest Surrender Value starting in Annuity Year seven.

APPENDIX C – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California

Medically-Related Surrender is not available. For the California annuity forms, “contingent deferred sales charges” are referred to as “surrender charges”.

Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit and Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit are not available.

In connection with Highest Daily Lifetime v3.0 and Spousal Highest Daily Lifetime Income v3.0, if the designated life or lives are changed, the Protected Withdrawal value will be recalculated to equal the current Unadjusted Account Value on the date the change is recorded at the Service Office. This recalculation will change the Annual Income Amount available under the benefit.

Connecticut	The Liquidity Factor used in the MVA and DCA formulas equals zero (0).
Florida	One year waiting period for annuitization. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.
Illinois	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Iowa	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit. Medically-Related Surrenders are not available.
Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
Ohio	DCA Liquidity Factor equals zero
Oregon	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Texas	The Beneficiary Annuity is not available.
Washington	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

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APPENDIX D – MVA FORMULAS

MVA FORMULA FOR LONG-TERM MVA OPTIONS

The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

The MVA factor is equal to:

[(l+I)/(l+J+K)]^(N/12)

where:

I = the Crediting Rate for the MVA Option;

J = the Rate for the remaining Guarantee Period, determined as described below;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

For the purposes of determining “J”,

Y = N/12

GP1 = the smallest whole number of years greater than or equal to Y.

r1 = the rate for Guarantee Periods of duration GP1, which will equal the crediting rate if such Guarantee Period duration is currently available.

GP2 = the greatest whole number of years less than or equal to Y, but not less than 1.

r2 = the rate for Guarantee Periods of duration GP2, which will equal the crediting rate if such Guarantee Period duration is currently available.

If we do not currently offer a Guarantee Period of duration GP1 or duration GP2, we will determine r1 and / or r2 by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r1 and / or r2 will be equal to [(1) + (2) – (3)], where (1), (2), and (3) are defined as:

(1)	= the current Treasury spot rate for GP1 or GP2, respectively, and
(2)	= the current crediting rate for the next longer Guaranteed Period duration currently available, and
(3)	= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

The term “current Treasury spot rate” refers to the rates that existed at the time the crediting rates were last determined.

To determine “J”:

If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, “j” is equal to the crediting rate associated with a Guarantee Period duration of Y years.

If Y is less than 1, then “J” = r2.

Otherwise, we determine “J” by linearly interpolating between r1 and r2, using the following formula:

J = (r1 * (Y – GP2) + r2 * (GP1 – Y))/(GP1 – GP2)

The current rate (“J”) in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

We reserve the right to waive the liquidity factor set forth above.

D-1

MVA Examples For Long-Term MVA Options

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

■	You allocate $100,000 into an MVA Option (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples).
■	The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 2.50% (I = 2.50%).
■	You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 1.50% (J = 1.50%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]^(N/12) = [1.025/1.0175]^(2) = 1.0148

Unadjusted Value = $107,689.06

Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $109,282.86

Example of Negative MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 3.50% (J = 3.50%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]^(N/12) = [1.025/1.0375]^(2) = 0.97605

Unadjusted Value = $107,689.06

Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $105,109.91

D-2

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The Market Value Adjustment Factor applicable to the MVA Options we make available under the 6 or 12 Month Dollar Cost Averaging Program is as follows:

The MVA factor is equal to:

[(l+I)/(l+J+K)]^(N/12)

where:

I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

We reserve the right to waive the Liquidity Factor.

D-3

APPENDIX E – FORMULA FOR HIGHEST DAILY LIFETIME INCOME V3.0 SUITE OF OPTIONAL LIVING BENEFITS

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v3.0 Suite of benefits (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – the secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%.

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the Account Value of all elected sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	F – the Account Value of the Secure Value Account.

■	UAV – the total Unadjusted Account Value (equal to the sum of VV, VF, B and F).

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments, and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Sub-account.

■

X – the Maximum Daily Transfer Percentage that can be transferred into the AST Investment Grade Bond Sub-account. There is no Maximum Daily Transfer Percentage applied to transfers out of the AST Investment Grade Bond Sub-account.

*	Note: Lifetime Withdrawals that are not considered withdrawals of Excess Income do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

E-1

Daily Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – (B+F)) / (VV + VF).

■

If on the third consecutive Valuation Day r is greater than Cu and r is less than or equal to Cus or if on any day r is greater than Cus, and transfers have not been suspended due to the 90% cap rule, assets in the elected sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

■

If r is less than Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B is greater than 0), assets in the AST Investment Grade Bond Sub-account are transferred to the elected sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to a combination of the AST Investment Grade Bond Sub-account and the Secure Value Account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, and the interest credited to the Secure Value Account, the Unadjusted Account value could be more than 90% invested in a combination of the AST Investment Grade Bond Sub-account and the Secure Value Account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * UAV) – (B+F)), [L – (B+F) – (VV + VF) * Ct] / (1 – Ct), X * [VV+VF ])	Money is transferred from the elected sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account
T	=	{Min (B, – [L – (B+F) – (VV + VF) * Ct] / (1 – Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the elected sub-accounts

Maximum Daily Transfer Limit

On any given day, not withstanding the above calculation and the 90% Cap discussed immediately above, no more than a predetermined percentage of the sum of the value of elected sub-accounts and the Unadjusted Account Value of all elected DCA MVA Options (the “Maximum Daily Transfer Limit”) will be transferred to the Bond Sub-account. The applicable Maximum Daily Transfer Limit is stated in your Annuity and is currently 30%. If the formula would result in an amount higher than the Maximum Daily Transfer Limit being transferred into the Bond Sub-account, only amounts up to the Maximum Daily Transfer Limit will be transferred. On the following Valuation Day, the formula will calculate the Target Ratio for that day and determine any applicable transfers within your Annuity as described above. The formula will not carry over amounts that exceeded the prior day’s Maximum Daily Transfer Limit, but a transfer to the Bond Sub-account may nevertheless occur based on the application of the formula on the current day. There is no limitation on the amounts of your Unadjusted Account Value that may be transferred out of the Bond Sub-account on any given day.

Monthly Transfer Calculation

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the elected sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * UAV)} is less than (Cu * (VV + VF) – L + (B+F)) / (1 – Cu), then

TM	=	{Min (B, .05 * UAV)}	Money is transferred from the AST Investment Grade Bond Sub-account to the elected sub-accounts.

E-2

“A” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

E-3

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIES, L SERIES AND C SERIESSM ANNUITY DESCRIBED IN THE PROSPECTUS (4/28/2014)

(print your name)

(address)

(city/state/zip code)

Please see the section of this prospectus

entitled “How To Contact Us” for

where to send your request for

a Statement of Additional Information

The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® ADVISORSM VARIABLE ANNUITY SERIES (“ADVISOR SERIES”)

Flexible Premium Deferred Annuity Offering Highest Daily Lifetime® Income v3.0 Optional Living Benefits

PROSPECTUS: APRIL 28, 2014

(For Annuities Issued on or after February 10, 2014)

This prospectus describes a flexible premium deferred annuity offered by Pruco Life Insurance Company (“Pruco Life”), which we refer to in this prospectus as the “Annuity” or the “Advisor Series”. The Annuity described in this prospectus is designed for investors who have hired an investment advisor to provide advice about allocating Account Value within the Annuity. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. The Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Certain of the Investment Options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to make available, or may not recommend to their customers, certain of the optional features and/or benefits and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain optional living benefits). Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contract and the optional living benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section. To make this Prospectus easier to read, we sometimes use different labels than are used in the Annuity. Although we use different labels, they have the same meaning in this Prospectus as in the Annuity. For more details, see “Optional Living Benefits” later in this prospectus.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, Portfolios of Advanced Series Trust and ProFunds VP are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit – see “Limitations With Optional Living Benefits” later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuity that you should know before investing. Please read this prospectus and keep it for future reference. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life policy, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your Financial Professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see “How to Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

This Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888

OR GO TO OUR WEBSITE AT WWW.PRUDENTIALANNUITIES.COM

Prospectus Dated: April 28, 2014 (For Annuities Issued on or After February 10, 2014)	Statement of Additional Information Dated: April 28, 2014 (For Annuities Issued on or After February 10, 2014)

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS

                                                      ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.                                      660323

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio 1

AST Advanced Strategies Portfolio 1

AST AQR Emerging Markets Equity Portfolio

AST AQR Large-Cap Portfolio

AST Balanced Asset Allocation Portfolio 1

AST BlackRock Global Strategies Portfolio 1

AST BlackRock iShares ETF Portfolio 1

AST Capital Growth Asset Allocation Portfolio 1

AST ClearBridge Dividend Growth Portfolio

AST Cohen & Steers Realty Portfolio

AST Defensive Asset Allocation Portfolio 1

AST Federated Aggressive Growth Portfolio

AST FI Pyramis® Asset Allocation Portfolio 1

AST FI Pyramis® Quantitative Portfolio 1

AST Franklin Templeton Founding Funds Plus Portfolio 1

AST Global Real Estate Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Multi-Asset Portfolio 1

AST Goldman Sachs Small-Cap Value Portfolio

AST Herndon Large-Cap Value Portfolio

AST High Yield Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio 2

AST J.P. Morgan Global Thematic Portfolio 1

AST J.P. Morgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio 1

AST Jennison Large-Cap Growth Portfolio

AST Jennison Large-Cap Value Portfolio

AST Large-Cap Value Portfolio

AST Loomis Sayles Large-Cap Growth Portfolio

AST Lord Abbett Core Fixed Income Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio

AST Mid-Cap Value Portfolio

AST Money Market Portfolio

AST Neuberger Berman Core Bond Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST New Discovery Asset Allocation Portfolio 1

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Preservation Asset Allocation Portfolio 1

AST Prudential Core Bond Portfolio

AST Prudential Growth Allocation Portfolio 1

AST QMA Emerging Markets Equity Portfolio

AST QMA Large-Cap Portfolio

AST QMA US Equity Alpha Portfolio

AST Quantitative Modeling Portfolio

AST RCM World Trends Portfolio 1

AST Schroders Global Tactical Portfolio 1

AST Schroders Multi-Asset World Strategies Portfolio 1

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio 1

AST T. Rowe Price Equity Income Portfolio

AST T. Rowe Price Growth Opportunities Portfolio 1

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Templeton Global Bond Portfolio

AST Wellington Management Hedged Equity Portfolio 1

AST Western Asset Core Plus Bond Portfolio

AST Western Asset Emerging Markets Debt Portfolio

ProFunds VP Portfolios

Consumer Goods

Consumer Services

Financials

Health Care

Industrials

Large-Cap Growth

Large-Cap Value

Mid-Cap Growth

Mid-Cap Value

Real Estate

Small-Cap Growth

Small-Cap Value

Telecommunications

Utilities

1	These are the only variable investment options available to you if you select one of the optional living benefits.
2	The AST Investment Grade Bond variable investment option is not available for allocation of Purchase Payments or contract owner transfers.

(i)

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts, the Secure Value Account and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account, the Secure Value Account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: The annual amount of income you are eligible for life under the optional living benefits.

Annuitant: The natural person upon whose life annuity payments made to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

Beneficiary Annuity: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent’s account into the Annuity described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that Annuity Year. Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

1

Guarantee Period: The period of time during which we credit a fixed rate of interest to an MVA Option.

Investment Option: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

Lifetime Withdrawals: Amounts withdrawn under the optional living benefits that provide the Annual Income Amount each year until the death of the Annuitant (or the death of two spouses, if a spousal benefit is elected), regardless of the performance of your Account Value subject to our rules regarding the timing and amount of withdrawals.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value in an MVA Option.

Market Value Adjustment Options (“MVA Options”): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the “Long-Term MVA Options”, under which Guarantee Periods of different yearly lengths are offered.

Maturity Date: With respect to an MVA Option, the last day in a Guarantee Period.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity that has the rights and benefits designated to the “participant” in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

Permitted Sub-accounts: The sub-accounts, as determined by us, to which you can allocate amounts if you elected an optional living benefit.

Portfolio: An underlying mutual fund in which a Sub-Account of the Separate Account invests.

Protected Withdrawal Value: The amount to which the Withdrawal Percentage is applied to determine your Annual Income Amount, which initially equals your Unadjusted Account Value. The Protected Withdrawal Value is also used to determine your benefit fee. It is separate from your Account Value and not available as cash or a lump sum withdrawal.

Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Roll-Up Rate: The guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. The Roll-Up Rate is set when you elect the benefit and will not change.

Secure Value Account: The fixed account to which we allocate 10% of your initial Purchase Payment and 10% of any subsequent Purchase Payments if you have elected an optional living benefit. The Secure Value Account earns interest at a rate we declare no more frequently than annually, is supported by assets held in our general account and is subject to our claims paying ability.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional living benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

2

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

we, us, our: Pruco Life Insurance Company.

Withdrawal Percentage: The percentage applied to your Protected Withdrawal Value to determine your Annual Income Amount. The applicable Withdrawal Percentage will depend on the age at which you take your first Lifetime Withdrawal. The applicable Withdrawal Percentages are set when you first elect the benefit and will not change.

you, your: The Owner(s) shown in the Annuity.

3

SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses you will pay when buying and owning the Annuity. Each of these fees and expenses is more fully described in “Fees, Charges and Deductions” later in this prospectus.

The first table describes fees and expenses that you will pay at the time you transfer Account Value between Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES
Transfer Fee [1]	$10
Tax Charge [2]	0% - 3.5%

1

Currently, we deduct the transfer fee after the 20th transfer each Annuity Year. Transfers in connection with one of our systematic programs (such as rebalancing or the formula used with the optional living benefits) and transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit do not count toward the 20 transfers in an Annuity Year.

2	The current tax charge that might be imposed varies by jurisdiction. We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity or upon Annuitization.

The following tables describe the periodic fees and charges you will pay when you own the Annuity, not including the underlying Portfolio fees and expenses.

PERIODIC FEES AND CHARGES
Annual Maintenance Fee [3]	Lesser of $50 and 2% of Unadjusted Account Value
ANNUALIZED INSURANCE FEES AND CHARGES (assessed daily as a percentage of the net assets of the Sub-accounts)
Mortality & Expense Risk Charge	0.40%
Administration Charge	0.15%
Total Annualized Insurance Fees and Charges [4,5]	0.55%

3	Assessed annually on the Annuity Anniversary Date or upon surrender or the Annuity. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000. For Beneficiaries continuing the Annuity under the Beneficiary Continuation Option, the fee is the lesser of $30 and 2% of the Unadjusted Account Value and only applies if the Unadjusted Account Value is less than $25,000 at the time the fee is due.
4	The Insurance Charge is a combination of the Mortality & Expense Risk Charge and the Administration Charge.
5	For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality & Expense Risk Charge and Administration Charge do not apply. However, a Settlement Service Charge equal to 1.00% assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

The following table sets forth the charges we deduct for each optional living benefit under the Annuity. These fees would be in addition to the transaction fees and charges and periodic fees and charges described in the tables above.

Optional Living Benefits (Charge for each benefit is assessed against the greater of Unadjusted Account Value and Protected Withdrawal Value)	Annualized Charge [6]

Highest Daily Lifetime Income v3.0	Maximum [7]: 2.00% Current: 1.00%

Spousal Highest Daily Lifetime Income v3.0	Maximum [7]: 2.00% Current: 1.10%

Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit	Maximum [7]: 2.00% Current: 1.50%

Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit	Maximum [7]: 2.00% Current: 1.60%

6	The charge for each of the optional living benefits is assessed against the greater for Unadjusted Account Value and Protected Withdrawal Value. The Protected Withdrawal Value is described in the “Optional Living Benefits” section of this prospectus.
7	We reserve the right to increase the charge to the maximum charge indicated upon any “step-up” under the benefit. Also, if you decide to elect or re-add a benefit after your Annuity has been issued, the charge for the benefit under your Annuity will equal the current charge for then new Annuity owners up to the maximum indicated.

4

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolios before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expenses	0.59%	1.92%

The following are the total annual expenses for each underlying Portfolio. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and Statement of Additional Information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [4]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [5]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [6]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [7]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [8]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [9]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%

5

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Goldman Sachs Small-Cap Value Portfolio [10]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Value Portfolio [11]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
AST International Growth Portfolio [12]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [13]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio [14]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [15]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [16]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [18]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%
AST Prudential Core Bond Portfolio [19]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%

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UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Quantitative Modeling Portfolio	0.25%	0.05%	0.00%	0.00%	0.00%	0.88%	1.18%	0.00%	1.18%
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [21]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

ProFund VP
ProFund VP Large-Cap Value	0.75%	0.84%	0.25%	0.00%	0.00%	0.00%	1.84%	-0.16%	1.68%
ProFund VP Large-Cap Growth	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Mid-Cap Value	0.75%	0.83%	0.25%	0.00%	0.00%	0.02%	1.85%	-0.15%	1.70%
ProFund VP Mid-Cap Growth	0.75%	0.79%	0.25%	0.00%	0.00%	0.00%	1.79%	-0.11%	1.68%
ProFund VP Small-Cap Value	0.75%	0.88%	0.25%	0.00%	0.00%	0.04%	1.92%	-0.20%	1.72%
ProFund VP Small-Cap Growth	0.75%	0.83%	0.25%	0.00%	0.00%	0.05%	1.88%	-0.15%	1.73%
ProFund VP Consumer Goods	0.75%	0.76%	0.25%	0.00%	0.00%	0.00%	1.76%	-0.08%	1.68%
ProFund VP Consumer Services	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Financials	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Health Care	0.75%	0.72%	0.25%	0.00%	0.00%	0.00%	1.72%	-0.04%	1.68%
ProFund VP Industrials	0.75%	0.81%	0.25%	0.00%	0.00%	0.00%	1.81%	-0.13%	1.68%
ProFund VP Real Estate	0.75%	0.75%	0.25%	0.00%	0.00%	0.00%	1.75%	-0.07%	1.68%
ProFund VP Telecommunications	0.75%	0.73%	0.25%	0.00%	0.00%	0.00%	1.73%	-0.05%	1.68%
ProFund VP Utilities	0.75%	0.76%	0.25%	0.00%	0.00%	0.00%	1.76%	-0.08%	1.68%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

7

3	The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
5	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This contractual investment management fee waiver may not be terminated or modified prior to the expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the expense limitation after the expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
12	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
13	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
14	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
15	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
19	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

8

20	The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees
21	The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

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EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for the Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Annual Maintenance Fee
■	Optional living benefit fees, as described below

The examples also assume the following for the period shown:

■

Your Account Value is allocated to the Secure Value Account and the Permitted Sub-account that may be elected with any of the optional living benefits with the maximum gross total operating expenses and those expenses remain the same each year*

■

You elect the Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit, which is the maximum optional living benefit charge and the applicable Roll-up rate is 8%. There is no other optional living benefit that would result in higher maximum charges than those shown in the examples.

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no transfers, or other transactions for which we charge a fee
■	No tax charge applies

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional living benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL LIVING BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your Annuity, do not surrender, or annuitize at the end of the applicable time period:

	1 yr	3 yrs	5 yrs	10 yrs
Advisor Series	$502	$1,540	$2,625	$5,556

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SUMMARY

Prudential Premier Advisor Variable Annuity Series (“Advisor Series”)

This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment Portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in underlying Portfolios.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application. The maximum age for purchasing the Annuity is 85 and the minimum initial Purchase Payment is $10,000.

The “Maximum Age for Initial Purchase” applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period.

Please see “Purchasing Your Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional living benefits limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before selecting your Investment Options. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the “Guarantee Period”, you will be subject to a “Market Value Adjustment”, which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

We also offer other programs to help discipline your investing, such as dollar cost averaging or automatic rebalancing.

Please see “Investment Options,” and “Managing Your Account Value” for information.

Access to Your Money: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax.

You may elect to receive income through annuity payments over your lifetime, also called “Annuitization”. If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

Please see “Access to Account Value” and “Annuity Options” for more information.

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Optional Living Benefits

Guaranteed Lifetime Withdrawal Benefits.

We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional living benefits:

■	Highest Daily Lifetime Income v3.0
■	Spousal Highest Daily Lifetime Income v3.0
■	Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value and require a mandatory allocation to the Secure Value Account. Also, these benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional living benefits section as well as the Appendices to this prospectus for more information on the formulas.

In the “Optional Living Benefits” section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., “Excess Income”), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional living benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal of Excess Income.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a minimum death benefit. Please see “Death Benefits” for more information.

Fees and Charges: The Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my Annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or Portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see “Other Information” for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying Portfolios.

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INVESTMENT OPTIONS

The Investment Options under the Annuity consist of the Sub-accounts and the MVA Options. In this section, we describe the Portfolios. We then discuss the investment restrictions that apply if you elect certain optional living benefits. Finally, we discuss the MVA Options.

Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The Portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option’s Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to an MVA Option.

As a condition of participating in the optional living benefits, you will be prohibited from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v3.0) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Sub-account. The optional living benefits also require a mandatory allocation of 10% of your Purchase Payment or Unadjusted Account Value to the Secure Value Account.

Whether or not you elect an optional living benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the Portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and other Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which Portfolios may be of interest to you. Please note, the AST Investment Grade Bond Portfolio is not available for allocation of Purchase Payments.

Not all Portfolios offered as Sub-accounts may be available depending on whether you elect an optional living benefit. Thus, if you elect an optional living benefit, you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

13

The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same Portfolio adviser or subadviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same Portfolio adviser or subadviser of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

The name of the adviser/subadviser for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios, one or more subadvisers, as noted below, is engaged to conduct day-to-day management. Some of the subadvisers are affiliated companies of Pruco Life. Allocations made to all AST Portfolios benefit us financially.

Please see “Other Information”, under the heading concerning “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply – see “Limitations With Optional Living Benefits” later in this section), or select from among combinations of Portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation Portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v3.0) that uses a predetermined mathematical formula, under which your Account Value may be transferred between certain “Permitted Sub-accounts” and the AST Investment Grade Bond Sub-account, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisers, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio (formerly AST First Trust Balanced Target Portfolio)	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisers, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio)	LARGE-CAP VALUE	Seeks maximum growth of capital by investing primarily in the value stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio (formerly AST Horizon Growth Asset Allocation Portfolio)	ASSET ALLOCATION	Seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan Investment Management Inc./ Security Capital Research & Management Incorporated

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Pyramis is a registered service mark of FMR LLC. Used under license.

ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC
AST Loomis Sayles Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Management LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc.
AST Prudential Growth Allocation Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST Quantitative Modeling Portfolio	ASSET ALLOCATION	Seeks a high potential return while attempting to mitigate downside risk during adverse market cycles.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio (formerly AST Moderate Asset Allocation Portfolio)	ASSET ALLOCATION	Seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisers Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited
AST T. Rowe Price Large-Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc.
AST Templeton Global Bond Portfolio (formerly the AST T. Rowe Price Global Bond Portfolio)	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisers, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/ Western Asset Management Company Limited
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/ Western Asset Management Company Limited
PROFUNDS VP PORTFOLIOS PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
ProFund VP Small-Cap Value	SMALL-CAP VALUE	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P SmallCap 600® Value Index (the “Index”).	■ ProFund Advisors LLC

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PROFUNDS VP PORTFOLIOS PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
ProFund VP Small-Cap Growth	SMALL-CAP GROWTH	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P SmallCap 600® Growth Index® (the “Index”).	■ ProFund Advisors LLC
ProFund VP Large-Cap Value	LARGE-CAP VALUE	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P 500® Value Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Large-Cap Growth	LARGE-CAP GROWTH	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P 500® Growth Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Mid-Cap Value	MID-CAP VALUE	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P MidCap 400® Value Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Mid-Cap Growth	MID-CAP GROWTH	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P MidCap 400® Growth Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Consumer Goods	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Consumer GoodsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Consumer Services	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Consumer ServicesSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Financials	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. FinancialsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Health Care	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Health CareSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Industrials	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. IndustrialsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Real Estate	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Real EstateSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Telecommunications	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. TelecommunicationsSM Index (the “Index”).	■ ProFund Advisors LLC

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PROFUNDS VP PORTFOLIOS PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
ProFund VP Utilities	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. UtilitiesSM Index (the “Index”).	■ ProFund Advisors LLC

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor’s or NASDAQ, and neither Standard & Poor’s nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

LIMITATIONS WITH OPTIONAL LIVING BENEFITS

As a condition to your participating in any Highest Daily Lifetime Income v3.0 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Permitted Sub-accounts table below. Please note that the DCA Market Value Adjustment Options described later in this section are also available if you elect an optional living benefit.

Permitted Sub-accounts

AST Academic Strategies Asset Allocation

AST Advanced Strategies

AST Balanced Asset Allocation

AST BlackRock Global Strategies

AST BlackRock iShares ETF

AST Capital Growth Asset Allocation

AST Defensive Asset Allocation

AST FI Pyramis® Asset Allocation

AST FI Pyramis® Quantitative

AST Franklin Templeton Founding Funds Plus

AST Goldman Sachs Multi-Asset

AST J.P. Morgan Global Thematic

AST J.P. Morgan Strategic Opportunities

AST New Discovery Asset Allocation

AST Preservation Asset Allocation

AST Prudential Growth Allocation

AST RCM World Trends

AST Schroders Global Tactical

AST Schroders Multi-Asset World Strategies

AST T. Rowe Price Asset Allocation

AST T. Rowe Price Growth Opportunities

AST Wellington Management Hedged Equity

MARKET VALUE ADJUSTMENT OPTIONS

When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest as long as you remain invested for a set period of time called a Guarantee Period. Amounts in MVA Options are supported by our general account and subject to our claims paying ability. Please see “Other Information” later in this prospectus for more information about our general account. There are two types of MVA Options available under each Annuity – the Long-Term MVA Options and the DCA MVA Options. If you elect an optional living benefit, only the DCA MVA Option will be available to you. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:

■	when all or part of a Purchase Payment is allocated to that MVA Option;
■	upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or
■	when you “renew” an MVA Option into a new Guarantee Period.

RATES FOR MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the

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various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate which may vary by state. Currently, the MVA Options are not available in the States of Illinois, Oregon and Washington.

To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Latest Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

■

any surrender, partial withdrawal (including a systematic withdrawal, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

■

partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;

■	transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA Option;
■	transfers made in accordance with our 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of a Annual Maintenance Fee for the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional living benefit (e.g., Highest Daily Lifetime Income v3.0).

The amount of the MVA is determined according to the formulas set forth in Appendix C. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a “Liquidity Factor” as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 0.25%. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the MVA Option. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve’s “Constant Maturity (CMT) rate.” Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

LONG-TERM MVA OPTIONS

We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

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We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

DCA MVA OPTIONS

In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Sub-accounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options for the 6 or 12 month period. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within “Managing Your Account Value.”

GUARANTEE PERIOD TERMINATION

An MVA Option ends on the earliest of (a) the “Maturity Date” of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and (e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you incur if you own the Annuity.

The charges under the Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging or Automatic Rebalancing program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program, transfers made pursuant to a formula used with an optional living benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify as well as transfers we make to, or from, the Secure Value Account due to the election or termination of an optional living benefit, are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee will never be deducted from the Secure Value Account. The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due. Pursuant to state law, the amount of the Annual Maintenance Fee may differ in certain states.
Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax from Purchase Payments when received, from Surrender Value upon surrender, or from Unadjusted Account Value upon Annuitization. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional living benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you may pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These

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benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity’s basic Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

Charges for Optional Living Benefits for which we assess a charge: If you elect to purchase an optional living benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly but will never be taken out of any MVA Option or the Secure Value Account. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional living benefit.

Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees and Expenses Incurred by the Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the  Portfolios, which can be obtained by calling 1-888-PRU-2888.

MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

ANNUITY PAYMENT OPTION CHARGES

If you select a fixed payment option upon Annuitization, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. Certain of the current limitations, restrictions and standards are described below. We may change these limitations, restrictions and standards in the future.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered Additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make an initial Purchase Payment of at least $10,000 for the Advisor Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life by wiring funds through your Financial Professional’s broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. A mandatory allocation to the Secure Value Account and investment restrictions will apply if you elect an optional living benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than a maximum issue age as of the Issue Date of the Annuity, which is age 85. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional living benefits may vary based on the age of the oldest Owner (or Annuitant, if entity-owned) on the Issue Date of the Annuity or the date of the Owner’s death. In addition, the broker-dealer firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above – check with the broker-dealer firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

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Additional Purchase Payments: If allowed by applicable state law, currently you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner’s 86th birthday or (ii) for entity-owned Annuities, the Annuitant’s 86th birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero.

Each additional Purchase Payment will be allocated to the Investment Options according to your instructions. If you have not provided any allocation instructions with the additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding any Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

For Annuities that have one of the Highest Daily Lifetime Income v3.0 optional living benefits, we currently limit additional Purchase Payments made after the benefit has been in effect for one year (the “benefit anniversary”) to $50,000 each benefit year. The benefit year begins on the date you elect an optional living benefit and continues through and includes the day immediately preceding the first anniversary of the date you elected the optional living benefit. Subsequent benefit years begin on the anniversary of the date you elected an optional living benefit and continue through and include the day immediately preceding the next anniversary of the date you elected the benefit.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v3.0 optional living benefit that you elected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v3.0 optional living benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities.

When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future. Please see “Optional Living Benefits” later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g, if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see “Tax Considerations” section for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

DESIGNATION OF OWNER, ANNUITANT AND BENEFICIARY

Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if both Owners instruct us in a written form that we find acceptable to allow one Owner to act independently on behalf of both Owners we will permit one Owner to do so. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a “Key Life” which is used to determine the annual required distributions.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. For Beneficiary Annuities, instead of a Beneficiary, the term “Successor” is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

“Beneficiary” Annuity

You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent’s account into the Annuity described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a “Beneficiary Continuation Option”.

Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent’s death, using Table 1 in IRS Publication 590.

For IRAs and Roth IRAs, distributions must begin by December 31st of the year following the year of the decedent’s death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70  1/2. However, if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see “Required Distributions Upon Your Death for Qualified Annuity Contracts” in “Tax Considerations”.

For non-qualified Annuities, distributions must begin within one year of the decedent’s death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see “Required Distributions Upon Your Death for Nonqualified Annuity Contracts” in “Tax Considerations”.

You may take withdrawals in excess of your required distributions. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

The Annuity provides a basic Death Benefit upon death, and you may name “successors” who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations for a Beneficiary Annuity:

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No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.

■	You may not elect any optional living or death benefits.
■	You may not annuitize the Annuity; no annuity options are available.
■	You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or systematic withdrawals.
■	You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.
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If the Annuity is funded by means of transfer from another Beneficiary Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.

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The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and (3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust’s interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30th of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

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If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

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If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will calculate, to the extent allowed by applicable state law, any applicable MVA with a zero “Liquidity Factor”. See “Market Value Adjustment Options.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional living benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective when received at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
■

a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■	a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors (if allowed by state law); and
■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the Annuitant or Contingent Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”); or
■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis, and to the extent allowed by state law, but are not obligated to process your request within any particular timeframe. There are restrictions on designation changes when you have elected certain optional living benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See “Death Benefits” for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any division of your Annuity due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is then available to new Owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

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Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See “Spousal Continuation of Annuity” in “Death Benefits” for more information about how the Annuity can be continued by a Custodial Account, including the amount of the Death Benefit.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value. We describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program may not be available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Iowa and Oregon.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
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As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
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You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under this program are not subject to any MVA.
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Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.

■	We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the Program.
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If you are not participating in an optional living benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional living benefit, we will allocate amounts transferred out of the DCA MVA Options to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional living benefit. No portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Sub-account used with the optional living benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional living benefit).

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If you are participating in an optional living benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v3.0) that makes transfers under a predetermined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the predetermined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing program. You should also be aware that because of the mandatory allocation to the Secure Value Account, only the portion of your Account Value allocated to the Permitted Sub-accounts will be included as part of Automatic Rebalancing.

AUTHORIZATION OF A THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT

This Annuity is intended to be used where you have engaged your own investment advisor to provide advice regarding the allocation of your Account Value. That investment advisor may be a firm or person appointed by us, or whose affiliated broker-dealer is appointed by us, as authorized sellers of the Annuity. Even if this is the case, however, please note that the investment advisor you engage to provide advice and/or make transfers for you is not acting on our behalf, but rather is acting on your behalf. To be eligible to take any action with respect to your Annuity, an investment advisor must meet our standards. These standards include, but are not limited to, restricting the amount of the advisor’s fee that the advisor can deduct from your account to a specified percentage of your Account Value (this fee cap may change periodically at our discretion). In general, we reserve the right to change these standards at any time. Although we impose these standards, you bear the responsibility for choosing a suitable investment advisor.

We do not offer advice about how to allocate your Account Value. As such, we are not responsible for any recommendations your investment advisor makes, any investment models or asset allocation programs they choose to follow, or any specific transfers they make on your behalf. Moreover, if you participate in an optional living benefit that transfers Account Value under a predetermined mathematical formula, you and your investment advisor should realize that such transfers will occur as dictated solely by the formula,

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and may or may not be in accord with the investment program being pursued by your investment advisor. As one possible example, prompted by a decline in the value of your chosen Sub-accounts, the formula might direct a transfer to the AST Investment Grade Bond Sub-account – even though your advisor’s program might call for an increased investment in equity Sub-accounts in that scenario.

We are not a party to the agreement you have with your investment advisor, and do not verify that amounts withdrawn from your Annuity, including amounts withdrawn to pay for the investment advisor’s fee, are within the terms of your agreement with your investment advisor. You will, however, receive confirmations of transactions that affect your Annuity that among other things reflect advisory fees deducted from your Account Value. It is your responsibility to arrange for the payment of the advisory fee charged by your investment advisor. Similarly, it is your responsibility to understand the advisory services provided by your investment advisor and the advisory fees charged for those services.

Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. Please be aware that if you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor’s fee, such fee deduction will be treated as a withdrawal. A withdrawal can have many consequences, particularly if you are participating in certain optional living benefits and/or optional death benefits. For example, as with any other withdrawal from your Annuity, you may incur adverse tax consequences upon the deduction of your advisor’s fee from your Annuity. In addition, a withdrawal generally may also reduce the level of various living and death benefit guarantees provided.

Please note that the investment restrictions for certain optional living and death benefits, and/or the investment in certain assets allocation sub-accounts, may limit or preclude the investment advisor’s ability to deduct advisory fees from your Annuity. For example, if you elect any Highest Daily Lifetime Income v3.0 benefit, we will not allow your investment advisor to deduct fees from your Annuity (although you may pay your advisor in some other manner).

Special Rules for Distributions to Pay Advisory Fees

We treat partial withdrawals to pay advisory fees as taxable distributions unless your Annuity is being used in conjunction with a “qualified” retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code). However, if your Annuity has an optional living benefit that is ineligible for advisory fee deduction, and if you take partial withdrawals from such Annuity to pay advisory fees, such partial withdrawals will be considered taxable distributions for all contracts, including the “qualified” retirement plans enumerated above.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

Please Note: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions On Transfers Between Investment Options”. We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on his or her own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional living benefit (e.g., Highest Daily Lifetime Income v3.0). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under a program or the mathematical formula.

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. We do not

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view a facsimile transmission or other electronic transmission as a “writing.” For purposes of this 20 transfer limit, we will treat multiple transfer requests submitted on the same Valuation Day as a single transfer and will not count any transfer that: (i) solely involves the Sub-account corresponding to the AST Money Market Sub-account or an MVA Option; (ii) involves one of our systematic programs, such as automated withdrawals; or (iii) occurs to or from the Secure Value Account due to the election or termination of an optional living benefit.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., the Sub-accounts corresponding to the AST Money Market Portfolio or ProFunds VP portfolios), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by its Portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account, or a Sub-account corresponding to a ProFund portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto rebalancing or under a predetermined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Sub-account, the Secure Value Account and/or a ProFund VP Sub-account; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis for all Annuities in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying Portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established

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by the Portfolio. In addition, you should be aware that some Portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional living benefits and may impose an MVA. Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Optional Living Benefits” later in this prospectus for more information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Please note that systematic withdrawals may be subject to an MVA.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you have not elected an optional living benefit, will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

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If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v3.0) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options and the Secure Value Account at the time we process each withdrawal.
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If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program. If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Optional Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner’s lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Optional Living Benefits” for further information relating to Required Minimum Distributions if you own an optional living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional living benefits and Excess Income, see “Optional Living Benefits – Highest Daily Lifetime Income v3.0 Benefit – Required Minimum Distributions.”

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period, you can surrender your Annuity at any time and you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any applicable optional living benefit charge, and any Annual Maintenance Fee.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Optional Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Optional Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the optional living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant.

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2,000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.

Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

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Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

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Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

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Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

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OPTIONAL LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Optional living benefits are not available if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional living benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time.

The Highest Daily Lifetime Income v3.0 benefits are “Guaranteed Lifetime Withdrawal Benefits.” These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence even if you are taking withdrawals under an optional living benefit.

We currently offer the Highest Daily Lifetime Income v3.0 benefits suite listed below (collectively “Highest Daily v3.0 Benefits”).

Benefit	Description
Highest Daily Lifetime Income v3.0	Provides a guaranteed lifetime income stream through withdrawals during the life of the Annuitant.
Spousal Highest Daily Lifetime Income v.3.0	Provides a guaranteed lifetime income stream through withdrawals during the lives of the Annuitant and his or her spouse.
Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit	Provides a guaranteed lifetime income stream through withdrawals during the life of the Annuitant and a death benefit that locks in gains in your Account Value.
Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit	Provides a guaranteed lifetime income stream through withdrawals during the lives of the Annuitant and his or her spouse, as well as a death benefit that locks in gains in your Account Value.

Please see the benefit descriptions that follow for a complete explanation of the terms, conditions and limitations of each optional living benefit. All benefits may not be available in all states. Please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States.

To make this Prospectus easier to read, we sometimes use different labels than are used in the Annuity. This is illustrated below. Although we use different labels, they have the same meaning in this prospectus as in the Annuity. You should also note that the label “Investment Options” as used in the Annuity includes the Secure Value Account; however, as used in this prospectus “Investment Options” does not include the Secure Value Account.

Annuity	Prospectus
GA Fixed Account	Secure Value Account
Transfer Account	AST Investment Grade Bond Sub-account (“Bond sub-account”)
Annual Income Percentage	Withdrawal Percentage
Required Investment Options	Permitted Sub-accounts

Electing an Optional Living Benefit

You may elect any of the optional living benefits listed above at the time you purchase the Annuity, or at a later date, subject to availability of the benefit at that time and our then current rules. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. There is no guarantee that any benefit will be available for election at a later date. Also, if you elect an optional living benefit in the future, the Withdrawal Percentages and Roll-Up Rate applicable to your optional living benefit will be those in effect at the time you elect the optional living benefit, which may be different than the Withdrawal Percentages and Roll-Up Rate available at the time your Annuity was issued.

If you elect a Highest Daily v3.0 Benefit and later terminate it, you may be able to re-elect it subject to our current rules and availability. See “Termination of Existing Optional Living Benefit and Election of a New Optional Living Benefit” for information pertaining to elections, termination and re-election of optional living benefits.

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If you wish to elect an optional living benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-account; the Secure Value Account and the DCA MVA Options (i.e., in direct proportion to the proportion that each such Sub-account and the Secure Value Account bear to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily v3.0 Benefit so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

Conditions of Electing an Optional Living Benefit

When you elect an optional living benefit, certain conditions apply. First, you are limited in the Sub-accounts to which you can allocate Account Value. Second, we will allocate a portion of your Account Value to the Secure Value Account. Last, we will apply a predetermined mathematical formula that may make transfers of your Account Value. These conditions are discussed briefly below.

Allocation of Account Value

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value (the “Permitted Sub-accounts”). If you elect an optional living benefit after your Annuity is issued, we will require you to reallocate Account Value that is currently allocated to Sub-accounts other than the Permitted Sub-accounts to the Permitted Sub-accounts. Please see “Investment Options” earlier in this prospectus for a listing of the Permitted Sub-accounts. We reserve the right to terminate your optional living benefit if you allocate amounts to a Sub-account that is not permitted. Prior to terminating an optional living benefit, we will send you written notice and provide you with an opportunity to reallocate to the Permitted Sub-accounts.

We may change the Permitted Sub-accounts available with an optional living benefit. For more information, see “Other Important Considerations” in the benefit descriptions that follow.

The Secure Value Account

When you elect an optional living benefit at the time you purchase your Annuity, we allocate 10% of your initial Purchase Payment to the Secure Value Account. This means that 90% of your Purchase Payment will be allocated to the Permitted Sub-accounts. If you elect an optional living benefit after your Annuity has been issued, we will then allocate the same mandatory 10% of your Unadjusted Account Value to the Secure Value Account and 90% of your Unadjusted Account Value will remain allocated to the Permitted Sub-accounts. In addition, 10% of all additional Purchase Payments made while an optional living benefit is in effect will be allocated to the Secure Value Account. You cannot make transfers into or out of the Secure Value Account. The percentage of your overall Account Value in the Secure Value Account will change over time due to the performance of the Permitted Sub-accounts and interest credited to the Secure Value Account. When this happens, we will not rebalance your Account Value in order to maintain the 10% allocation to the Secure Value Account.

We credit a fixed rate of interest daily on the Account Value allocated to the Secure Value Account while the benefit is in effect (the “crediting rate”). We determine this rate not more frequently than once a year based on several factors, including the investment return of the assets underlying our general account. The crediting rate will initially be based on the current crediting rate we offer when you elect the optional living benefit. On each benefit anniversary, your crediting rate will equal the then current renewal rate. We will send you a confirmation that shows the renewal rate each year. The crediting rate will apply to all amounts allocated to the Secure Value Account, including 10% of any additional Purchase Payments you make, until the following benefit anniversary. The minimum crediting rate is shown in your Annuity as the “Minimum GA Fixed Account Rate” and will not be less than 0.50% for the first 10 benefit years, and 1.00% thereafter.

The Predetermined Mathematical Formula

Each optional living benefit also requires your participation in a predetermined mathematical formula that may transfer your Account Value between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account. For more information, see, “Overview of the Predetermined Mathematical Formula” under “Highest Daily Lifetime Income v3.0 Benefit” in the benefit descriptions that follow.

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Impact of Optional Living Benefit Conditions

The optional living benefit investment requirements and the formula are designed to reduce the difference between your Account Value and our liability under the optional living benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the Permitted Sub-account investment requirements could mean that you miss appreciation opportunities in other Investment Options. The formula could mean that you miss opportunities for investment gains in your selected Sub-accounts while Account Value is allocated to the AST Investment Grade Bond Sub-account, and there is no guarantee that the AST Investment Grade Bond Sub-account will not lose value. These requirements, however, could also protect your Account Value from losses that may occur in other Investment Options.

The Secure Value Account reduces potential volatility of your Account Value and provides a fixed, guaranteed rate of return that is supported by our general account. This helps us manage the risks associated with offering optional living benefits. The required allocation to the Secure Value Account could mean that you miss opportunities for investment gains that would be possible if you were entirely invested in the Permitted Sub-accounts. The required allocation to the Secure Value Account, however, could also protect your Account Value from losses that may have otherwise occurred if your entire Account Value was allocated to the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.

We are not providing you with investment advice through the use of these conditions. In addition, these conditions do not constitute an investment strategy that we are recommending to you.

Additional Purchase Payments

While your Highest Daily v3.0 Benefit is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time. We currently limit additional Purchase Payments received after the first anniversary of the benefit effective date to $50,000 in each benefit year.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payment at any time, but would only do so on a non-discriminatory basis. Circumstances where we may further limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily v3.0 Benefit to the level you originally intended. This means that your ability to increase the values associated with your Highest Daily v3.0 Benefit through additional Purchase Payments may be limited or suspended. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

Lifetime Withdrawals Under an Optional Living Benefit

The optional living benefits guarantee the ability to withdraw an annual amount each contract year (the “Annual Income Amount”), regardless of the performance of your Account Value. The Annual Income Amount is available until the death of the Annuitant (or the death of two spouses, if a spousal benefit is elected), subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to a percentage (the “Withdrawal Percentage”) of a specific value (the “Protected Withdrawal Value”) as discussed below.

Under any of the optional living benefits, withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts, as discussed in the benefit descriptions that follow.

Termination of Existing Optional Living Benefit and Election of a New Optional Living Benefit

If you elect an optional living benefit, you may not terminate the benefit prior to the first benefit anniversary. This means once you elect the benefit, you will be subject to the benefit charge and the conditions discussed earlier in this section for at least the first benefit year, unless you surrender the Annuity. After you terminate the benefit, you may elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. Currently, you must wait 90 days from the date you terminate your previous benefit (the “waiting period”) before you can make a new benefit election. Please note that once you terminate an existing Highest Daily v3.0 Benefit, you lose the guarantees that you had accumulated under that benefit and will begin the new guarantees under the newly elected Highest Daily v3.0 Benefit based on your Unadjusted Account Value as of the date the new benefit becomes effective. Also, the Withdrawal Percentages and Roll-Up Rate applicable to the newly elected Highest Daily v3.0 Benefit may be different than those applicable to your terminated benefit. If you later decide to

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re-elect an optional living benefit, your Account Value must be allocated to the then Permitted Sub-accounts.The mandatory allocation to the Secure Value Account will also apply. We reserve the right to waive, change and/or further limit availability, waiting periods and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. In purchasing the Annuity and electing benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date. You and your Financial Professional should carefully consider whether terminating your existing Highest Daily v3.0 Benefit and electing a new Highest Daily v3.0 Benefit is appropriate for you.

Please refer to the benefit descriptions that follow for a complete explanation of the terms, conditions and limitations of each optional living benefit. You should consult with your Financial Professional to determine if any of these optional living benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT

Highest Daily Lifetime Income v3.0 guarantees the ability to withdraw the “Annual Income Amount” regardless of the investment performance on the Unadjusted Account Value. The Annual Income Amount is available until the death of the Annuitant, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living benefit. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered “Lifetime Withdrawals” under the benefit. Withdrawals are taken first from your Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to withdrawals of Excess Income).

The income benefit under Highest Daily Lifetime Income v3.0 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v3.0 is not available if you elect any other optional living benefit.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v3.0.

Please note that if you elect Highest Daily Lifetime Income v3.0, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v3.0 subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional living benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v3.0, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v3.0. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v3.0, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our ownership guidelines.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

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Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as described below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

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the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Highest Daily Lifetime Income v3.0 effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

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After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

■

the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Highest Daily Lifetime Income v3.0 was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

Periodic Value on March 10	$300,000

PeriodicValue on March 11 is the greater of: (1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$300,750

PeriodicValue on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
■

the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Highest Daily Lifetime Income v3.0. The Annual Income Amount is equal to the applicable Withdrawal Percentage multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. The applicable Withdrawal Percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 5%, your initial Annual Income Amount would be $15,000. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v3.0 and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the Annuitant at the time of the first Lifetime Withdrawal.

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The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Highest Daily Lifetime Income v3.0

Highest Daily Lifetime Income v3.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Highest Daily Lifetime Income v3.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v3.0. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage which varies based on the age of the Annuitant on that Annuity Anniversary. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v3.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v3.0 upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Highest Daily Lifetime Income v3.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v3.0 is elected on August 1 of the following calendar year
■	Applicable Withdrawal Percentage is 5%
■	The first withdrawal is a Lifetime Withdrawal

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Unless otherwise indicated, all dates referenced in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income Amount	$1500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-Up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72% the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

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In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v3.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v3.0. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v3.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v3.0 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v3.0

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v3.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70  1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

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Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 – $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v3.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v3.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v3.0 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments are permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently

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available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v3.0 are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v3.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Sub-account appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Sub-account prospectus by going to www.prudentialannuities.com.

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Transfers to and from the permitted elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% of your Unadjusted Account Value will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current owners in the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v3.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v3.0

The current charge for Highest Daily Lifetime Income v3.0 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v3.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA Options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this

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as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v3.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of Your Highest Daily Lifetime Income v3.0 Benefit

You may not terminate Highest Daily Lifetime Income v3.0 prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before you can re-elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v3.0 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v3.0 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v3.0” earlier in this benefit description. For surviving spouses, however, we are currently waiving the 90 day waiting period. We reserve the right to resume applying this requirement at any time.

Highest Daily Lifetime Income v3.0 Conditions

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v3.0 benefits, while managing the risk to Pruco Life associated with offering these products. Three of the features that help us accomplish that balance are the Permitted Sub-accounts investment requirement, the mandatory allocation to the Secure Value Account and the predetermined mathematical formula that transfers Unadjusted Account Value between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account (referred to in this section as the “Bond Sub-account”). The Permitted Sub-accounts and

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predetermined mathematical formula are designed primarily to mitigate some of the financial risks that we incur in provided the guarantee under the Highest Daily Lifetime Income v3.0 benefits. The Secure Value Account helps us manage the risks associated with offering optional living benefits by reducing potential volatility of your Account Value, while also providing a fixed, guaranteed rate of return. These features are not investment advice.

Permitted Sub-accounts

When you elect the benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the “Investment Options” earlier in the prospectus.

The Secure Value Account

When you elect the Highest Daily Lifetime Income v3.0, we will transfer 10% of your Unadjusted Account Value to the Secure Value Account. You cannot transfer into, or out of, the Secure Value Account. The Secure Value Account will earn interest at a crediting rate that will be declared annually and reflected on the confirmation you will receive each year.

Overview of The Predetermined Mathematical Formula

The formula is described below and set forth in Appendix D.

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, and the mandatory allocation to the Secure Value Account lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula. The formula does not constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, as none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, interest credited to the Secure Value Account and the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts, the Bond Sub-account and the Secure Value Account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

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The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts are two of the variables in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract the sum of any amounts invested in the Bond Sub-account (“B”) plus amounts in the Secure Value Account (“F”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”) where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Unadjusted Account Value of the DCA MVA Options of the Annuity). We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R	=	(L – (B+F))/(VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix D) for that day by 5% and by the applicable Annuity Factor found in Appendix D. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L)	=	$200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) and the Secure Value Account (F) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, the amount in the Secure Value Account is $15,000 and the amount held within the Permitted Sub-accounts is $161,000)

Target Ratio (R)	=	($149,500 – $15,000)/$161,000 = 83.5%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account and the Secure Value Account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap and the maximum daily transfer limit discussed below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be subject to the maximum daily transfer limit.

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The 90% Cap

The formula will not execute a transfer to the Bond Sub-account if the sum of your percentage of Unadjusted Account Value in the Bond Sub-account and your percentage of Unadjusted Account Value in the Secure Value Account would equal more than 90% on that Valuation Day. Thus, on any Valuation day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the combination of the Bond Sub-account and the Secure Value Account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. For example, assume 83% of your Adjusted Account Value is allocated to the Bond Sub-account and 6% of your Unadjusted Account Value is allocated to the Secure Value Account. If the formula would require a transfer of 5% of your Unadjusted Account Value to the Bond Sub-account, only 1% of your Unadjusted Account Value would actually be transferred to the Bond Sub-account. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the combination of the Bond Sub-account and the Secure Value Account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, as well as interest credited to amounts in the Secure Value Account, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account and the Secure Value Account.

Maximum Daily Transfer Limit

On any given day, notwithstanding the above calculation and the 90% cap discussed immediately above, no more than a predetermined percentage of the sum of the value of Permitted Sub-accounts and the Unadjusted Account Value of all elected DCA MVA Options (the “Maximum Daily Transfer Limit”) will be transferred to the Bond Sub-account. The applicable Maximum Daily Transfer Limit is stated in your Annuity and is currently 30%. If the formula would result in an amount higher than the Maximum Daily Transfer Limit being transferred into the Bond Sub-account, only amounts up to the Maximum Daily Transfer Limit will be transferred. On the following Valuation Day, the formula will calculate the Target Ratio for that day and determine any applicable transfers within your Annuity as described above. The formula will not carry over amounts that exceeded the prior day’s Maximum Daily Transfer Limit, but a transfer to the Bond Sub-account may nevertheless occur based on the application of the formula on the current day. There is no limitation on the amounts of your Unadjusted Account Value that may be transferred out of the Bond Sub-account on any given day.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

■

The Bond Sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

■

The Secure Value Account is not a Permitted Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Secure Value Account. In addition, the formula will not transfer Unadjusted Account Value to or from the Secure Value Account.

■

While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

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■

If you make additional Purchase Payments to your Annuity, 10% of the additional Purchase Payments will be allocated to the Secure Value Account and the balance will be allocated to the Permitted Sub-accounts and subject to the formula. Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

■

Additional Purchase Payments allocate Unadjusted Account Value to the Secure Value Account but not to the Bond Sub-account. This means that additional Purchase Payments could adjust the ratio calculated by the formula and may result in Unadjusted Account Value being transferred either to the Permitted Sub-accounts or to the Bond Sub-account.

■

Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

■

If you make additional Purchase Payments to your Annuity during a time when the 90% cap has suspended transfers to the Bond Sub-account and the Secure Value Account, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v3.0 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
■

The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v3.0 or Spousal Highest Daily Lifetime Income v3.0 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT

Spousal Highest Daily Lifetime Income v3.0 is the spousal version of Highest Daily Lifetime Income v3.0. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions.

This benefit guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them (the “designated lives”, and each, a “designated life”), the ability to withdraw the Annual Income Amount regardless of the investment performance of your Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living benefit. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish

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to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v3.0 after the death of the first spouse.

Spousal Highest Daily Lifetime Income v3.0 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old when the benefit is elected. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v3.0 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v3.0 is not available if you elect any other optional living benefit.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v3.0.

Please note that if you elect Spousal Highest Daily Lifetime Income v3.0, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v3.0, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional living benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v3.0 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them. Currently, Spousal Highest Daily Lifetime Income v3.0 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

■

One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

■

Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

■

One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v3.0. If the designated lives divorce, Spousal Highest Daily Lifetime Income v3.0 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

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Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

■

the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate (the “Roll-Up Rate”) during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until your first Lifetime Withdrawal or the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rates for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Spousal Highest Daily Lifetime Income v3.0 effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

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After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

■

the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Spousal Highest Daily Lifetime Income v3.0 was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

Periodic Value on March 10	$300,000

Periodic Value on March 11 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$300,750

Periodic Value on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
■

the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Spousal Highest Daily Lifetime Income v3.0. The Annual Income Amount is equal to the Withdrawal Percentage applicable to the younger designated life’s age at the time of the first Lifetime Withdrawal multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 4.5%, your initial Annual Income Amount would be $13,500. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v3.0 and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the younger designated life at the time of the first Lifetime Withdrawal. Under Spousal Highest Daily Lifetime Income v3.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the

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Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

■

If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

■

If you request a net withdrawal, the amount of tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Spousal Highest Daily Lifetime Income v3.0

Spousal Highest Daily Lifetime Income v3.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Spousal Highest Daily Lifetime Income v3.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v3.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v3.0 upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

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Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v3.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v3.0 is elected on August 1 of the following calendar year
■	The applicable Withdrawal Percentage is 4.5%.
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 – reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income (i.e., Excess Income) to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $1,500	$115,100.00
Excess Income Amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of Highest Daily Auto Step-Up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

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**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v3.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v3.0. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v3.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including the MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v3.0 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v3.0

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. When $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v3.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v3.0 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime Income v3.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime

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Income v3.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first of them. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v3.0 terminates, we will make no further payments of the Annual Income Amount and no additional payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the first designated life, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first designated life. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income v3.0 are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v3.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Sub-account appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Sub-account prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count towards the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% of your Unadjusted Account Value will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current Owners in the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v3.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for the Spousal Highest Daily Lifetime Income v3.0

The current charge for Spousal Highest Daily Lifetime Income v3.0 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v3.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v3.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero, and the withdrawal is not a withdrawal of Excess Income. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of Your Spousal Highest Daily Lifetime Income v3.0

You may not terminate the Spousal Highest Daily Lifetime Income v3.0 prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before you can re-elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;

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(vii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v3.0 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

Spousal Highest Daily Lifetime Income v3.0 Conditions

See Highest Daily Lifetime Income v3.0 Conditions in the discussion of Highest Daily Lifetime Income v3.0 above for information regarding the conditions of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v3.0 above.

HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT

Highest Daily Lifetime Income v3.0 is offered with or without the Highest Daily Death Benefit (“HD DB”) component, however, you may only elect HD DB with Highest Daily Lifetime Income v3.0, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v3.0. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Highest Daily Lifetime Income v3.0 with HD DB is a benefit that guarantees your ability to withdraw the Annual Income Amount, regardless of the investment performance of your Unadjusted Account Value. The Annual Income Amount is available until the death of the Annuitant, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living and death benefits. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered “Lifetime Withdrawals” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”).

The income benefit under Highest Daily Lifetime Income v3.0 with HD DB currently is based on a single “designated life” who is between the ages of 50 and 79 on the date that the benefit is elected and received in Good Order. As long as your Highest Daily Lifetime Income v3.0 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the Permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see “Investment Options”.

Although you are guaranteed to be able to withdraw the Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account

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Value to zero, your Annual Income Amount would also fall to zero, and the benefit and the Annuity would then terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v3.0 with HD DB.

This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. We reserve the right in our sole discretion, to cease offering this benefit for new elections at any time.

Please note that if you elect Highest Daily Lifetime Income v3.0 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v3.0 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional living benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v3.0 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v3.0 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v3.0 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity. As a result, these examples may not reflect the probable results of the benefit.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your Periodic Value is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

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the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate (the “Roll-Up Rate”) during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until your first Lifetime Withdrawal or the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

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Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Highest Daily Lifetime Income v3.0 effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

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the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Highest Daily Lifetime Income v3.0 was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

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Periodic Value on March 10	$300,000

Periodic Value on March 11 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$300,750

Periodic Value on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
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the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section)

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Highest Daily Lifetime Income v3.0. The Annual Income Amount is equal to the applicable Withdrawal Percentage multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. The Withdrawal Percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 5%, your initial Annual Income Amount would be $15,000. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v3.0 with HD DB and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the younger designated life at the time of the first Lifetime Withdrawal.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Highest Daily Lifetime Income v3.0 with HD DB

Highest Daily Lifetime Income v3.0 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Highest Daily Lifetime Income v3.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

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If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v3.0 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage which varies based on the age of the Annuitant on that Annuity Anniversary. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v3.0 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v3.0 with HD DB upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v3.0 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v3.0 with HD DB is elected on August 1 of the following calendar year
■	The applicable Withdrawal Percentage is 5%
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $109,420. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount.)

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Here is the calculation:

Annual Income Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income Amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Highest Daily Death Benefit Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income Amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
HD DB Amount	$109,420.00
1.31% Reduction in Annual Income Amount	$1,433.40
Highest Daily Death Benefit Amount	$107,986.60

Example of Highest Daily Auto Step-Up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72% the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

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Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v3.0 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v3.0 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v3.0 with HD DB. If you do not designate the withdrawal as Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v3.0 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v3.0 with HD DB

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v3.0 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70  1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

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Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;.
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Highest Daily Death Benefit

A Death Benefit is payable under Highest Daily Lifetime Income v3.0 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity-owned), also referred to as the “Single Designated Life”, when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Highest Daily Lifetime Income v3.0 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the optional living benefit features of Highest Daily Lifetime Income v3.0 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount by the amount of the withdrawal (dollar-for-dollar). All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income v3.0 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

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All other provisions applicable to Death Benefits under your Annuity will continue to apply. See “Death Benefits” for more information pertaining to Death Benefits.

Benefits Under Highest Daily Lifetime Income v3.0 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v3.0 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v3.0 with HD DB terminates we will make no further payments of the Annual Income Amount, and no additional payments are permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v3.0 with HD DB are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v3.0 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Sub-account appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Sub-account prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% of your Unadjusted Account Value will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current Owners in the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v3.0 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for the Highest Daily Lifetime Income v3.0 with HD DB

The current charge for Highest Daily Lifetime Income v3.0 with HD DB is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v3.0 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA Options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v3.0 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of Your Highest Daily Lifetime Income v3.0 with HD DB

You may not terminate Highest Daily Lifetime Income v3.0 with HD DB prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before which you can re-elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner (or Annuitant for if entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

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“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v3.0 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v3.0 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v3.0” earlier in this benefit description. For surviving spouses, however, we are currently waiving the 90 day waiting period. We reserve the right to resume applying this requirement at any time.

Highest Daily Lifetime Income v3.0 Conditions with HD DB

See “Highest Daily Lifetime Income v3.0 Conditions” in the discussion of Highest Daily Lifetime Income v3.0 above for information regarding the conditions of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v3.0 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT

Spousal Highest Daily Lifetime Income v3.0 Benefit with HD DB is the spousal version of Highest Daily Lifetime Income v3.0 with HD DB. Spousal Highest Daily Lifetime Income v3.0 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v3.0, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v3.0. This benefit guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them (the “designated lives,” and each, a “designated life”), the ability to withdrawal the Annual Income Amount, regardless of the investment performance of your Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living and death benefits. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered “Lifetime Withdrawals” under the benefit. Withdrawals are taken first from your Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v3.0 with HD DB after the death of the first spouse and also want to provide a death benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

Spousal Highest Daily Lifetime Income v3.0 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old when the benefit is elected. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v3.0 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v3.0 with HD DB is not available if you elect any other optional living or death benefit.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v3.0 with HD DB.

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Please note that if you elect Spousal Highest Daily Lifetime Income v3.0 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v3.0 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional living benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v3.0 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them. Currently, Spousal Highest Daily Lifetime Income v3.0 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be between 50 and 79 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v3.0 with HD DB. If the designated lives divorce, Spousal Highest Daily Lifetime Income v3.0 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your Periodic Value is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

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the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

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Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Spousal Highest Daily Lifetime Income v3.0 with HD DB effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5%annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

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the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

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Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Spousal Highest Daily Lifetime Income v3.0 with HD DB was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

Periodic Value on March 10	$300,000

Periodic Value on March 11 is the greater of: (1) Periodic Value for the immediately preceding business day = (2) Unadjusted Account Value =	$300,000 $299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of: (1) Periodic Value for the immediately preceding business day = (2) Unadjusted Account Value =	$300,000 $300,750

Periodic Value on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
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the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Spousal Highest Daily Lifetime Income v3.0 with HD DB. The Annual Income Amount is equal to the Withdrawal Percentage applicable to the younger designated life’s age at the time of the first Lifetime Withdrawal multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 4.5%, your initial Annual Income Amount would be $13,500. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v3.0 and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the younger designated life at the time of the first Lifetime Withdrawal.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

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You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Spousal Highest Daily Lifetime Income v3.0 with HD DB

Spousal Highest Daily Lifetime Income v3.0 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Spousal Highest Daily Lifetime Income v3.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value the applicable Withdrawal Percentage which varies based on the age of the younger spousal designated life on that Annuity Anniversary as of which the step-up would occur. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new Withdrawal Percentage. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v3.0 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v3.0 with HD DB is elected on August 1 of the following calendar year
■	The applicable Withdrawal Percentage is 4.5%
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and if is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

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Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $110,020. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount.)

Here is the calculation:

Annual Income Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Highest Daily Death Benefit Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
HD DB Amount	$110,020.00
1.82% Reduction in Annual Income Amount	$2,002.36
Highest Daily Death Benefit Amount	$108,017.64

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v3.0 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v3.0 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v3.0 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v3.0 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v3.0 with HD DB

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v3.0 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

See “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v3.0 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

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Highest Daily Death Benefit

A Death Benefit is payable under Spousal Highest Daily Lifetime Income v3.0 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Spousal Highest Daily Lifetime Income v3.0 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the optional living benefit features of Spousal Highest Daily Lifetime Income v3.0 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Lifetime Income v3.0 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity continue to apply. See “Death Benefits” for more information pertaining to Death Benefits.

Benefits Under Spousal Highest Daily Lifetime Income v3.0 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v3.0 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first of them. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v3.0 with HD DB terminates we will make no further payments of the Annual Income Amount, and no additional payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

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Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)

request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the first of the designated lives to die, and will continue to make

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payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first of them. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v3.0 with HD DB benefit are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v3.0 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current Owners in the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v3.0 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

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Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v3.0 with HD DB will remain in force unless we are instructed otherwise.

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Charge for the Spousal Highest Daily Lifetime Income v3.0 with HD DB

The current charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA Options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v3.0 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of the Benefit

You may not terminate Spousal Highest Daily Lifetime Income v3.0 with HD DB prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before you can elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v3.0 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are

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providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

Spousal Highest Daily Lifetime Income v3.0 with HD DB Conditions

See “Highest Daily Lifetime Income v3.0 Conditions” in the discussion of Highest Daily Lifetime Income v3.0 above for information regarding the conditions of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v3.0 above.

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DEATH BENEFITS

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant’s death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant’s death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant’s death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent.” Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death”. Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefits” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit.

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the basic Death Benefit or any Death Benefit in connection an optional living benefit).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), any Death Benefit (including the Minimum Death Benefit, any optional Death Benefit and Highest Daily Lifetime Income v3.0 with HD DB and Spousal Highest Daily Lifetime Income v3.0 with HD DB) that applies will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. Thus, if you had elected Highest Daily Lifetime Income v3.0 with HD DB or Spousal Highest Daily Lifetime Income v3.0 with HD DB, and the suspension were in effect, you would be paying the fee for the Highest Daily Lifetime Income v3.0 with HD DB or Spousal Highest Daily Lifetime Income v3.0 with HD DB even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

Beneficiary Annuity. With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

MINIMUM DEATH BENEFIT

The Annuity provides a Minimum Death Benefit at no additional charge. The amount of the Minimum Death Benefit is equal to the greater of:

■

The sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; and

■	Your Unadjusted Account Value on the date we receive Due Proof of Death.

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SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Grade Bond Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day).

Subsequent to spousal continuation, the Minimum Death Benefit will be equal to the greater of:

■

The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

■	The Unadjusted Account Value on Due Proof of Death of the assuming spouse.

With respect to Highest Daily Lifetime Income v3.0 with HD DB and Spousal Highest Daily Lifetime Income v3.0 with HD DB:

■

If the Highest Daily Death Benefit is not payable upon the death of a Spousal Designated Life, and the Remaining Designated Life chooses to continue the Annuity, the benefit will remain in force unless we are instructed otherwise.

■

If a Death Benefit is not payable upon the death of a Spousal Designated Life (e.g., if the first of the Spousal Designated Lives to die is the Beneficiary but not an Owner), the benefit will remain in force unless we are instructed otherwise.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant’s death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse’s 80th birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80th birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse’s Death Benefit will equal the basic Death Benefit.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

PAYMENT OF DEATH BENEFITS

Alternative Death Benefit Payment Options – Annuities owned by Individuals (not associated with Tax-Favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent’s death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or
■

as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:

■	as a lump sum payment; or
■

as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled “Beneficiary Continuation Option,” unless you have made an election prior to Death Benefit proceeds becoming due

Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity

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instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

■

If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

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If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See “Tax Considerations” and consult your tax adviser.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans.” This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the “Beneficiary Annuity because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate. Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
■	The Annuity will be continued in the Owner’s name, for the benefit of the Beneficiary.
■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

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The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit in connection with an optional living benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No MVA Options will be offered for Beneficiary Continuation Options.

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■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	The basic Death Benefit and any optional living benefits elected by the Owner will no longer apply to the Beneficiary.
■

The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary’s withdrawal rights.

■

Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.

■

If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional living benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price.” The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional living benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See “Termination of Optional Living Benefits” below for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. (“CGM”). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC (“MSSB”) where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

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Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm’s principal approval and is provided with the application, or is notified of the firm principal’s rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer’s funds at the customer’s request prior to the firm’s principal approval or upon the firm’s rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payment at any time. See “Additional Purchase Payments” under “Purchasing Your Annuity.”

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner’s signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions.”

Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We generally to pay any death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Transactions in ProFunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase order or transfer request involving the ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The “cut-off” time for such financial transactions involving a ProFunds VP Sub-account will be extended to   1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through Prudential Annuities’ Internet website (www.prudentialannuities.com). You cannot request a transaction (other than a redemption order) involving the transfer of units in one of the ProFunds VP Sub-accounts between the applicable “cut-off” time and 4:00 p.m. Owners attempting to process a purchase order or transfer request between the applicable “cut-off” time and 4:00 p.m., are informed that their transactions cannot be processed

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as requested. We will not process the trade until we receive further instructions from you. However, Owners receiving the “cut off” message may process a purchase order or transfer request up until 4:00 p.m. on that same day with respect to any other available investment option under their Annuity, other than ProFunds. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

Termination of Optional Living Benefits: In general, if an optional living benefit terminates, we will no longer deduct the charge we apply to purchase the optional living benefit. However, for the Highest Daily Lifetime Income v3.0 suite of benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional living benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional living benefit begins to be deducted, your Annuity will become subject to a different charge.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn,

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payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

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If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
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Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to

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terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

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If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
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SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
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“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

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If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial

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account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

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If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale

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of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that Pruco Life owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v3.0) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life. As Pruco Life’s ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street, Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;
■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;

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■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
■

make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account and are subject to our claims paying ability. Assets in the general account, which includes amounts in the Secure Value Account, are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. We receive administrative services fees with respect to both affiliated and unaffiliated Portfolios. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the Portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the Portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting Portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that fee, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates our affiliate for distribution and administrative services. We also receive “revenue sharing” payments from the advisers to the underlying Portfolios. As of March 1, 2013, the maximum combined fees and revenue sharing payments we receive with respect to a Portfolio are equal to an annual rate of 0.50% the average assets allocated to the Portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, subadviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms’ registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, subadviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser’s, subadviser’s or distributor’s participation. These payments or reimbursements may not be offered by all advisers, subadvisers, or distributors, and the amounts of such payments may vary between and among each adviser, subadviser, and distributor depending on their respective participation.

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During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying Portfolios in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying Portfolio’s shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change subadvisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the subadvisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying Portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts,” in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies’ variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, and Auto Rebalancing in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or

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previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the Portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions may be paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 2.0% for the Advisor Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the firm’s registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity’s features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2013, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05, respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation (“PALAC”). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2013 retrospective depiction.

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Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

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Mutual of Omaha Bank

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

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In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish

110

to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A – ACCUMULATION UNIT VALUES

Because the Annuity was first offered on February 10, 2014, no historical Unit Values are depicted here. However, such historical Unit Values will be set forth in subsequent amendments to this prospectus.

A-1

APPENDIX B – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES

ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

California

Medically-Related Surrender is not available. For the California annuity forms, “contingent deferred sales charges” are referred to as “surrender charges”.

Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit and Spousal Highest Daily Lifetime Income v3.0 with Highest Daily Death Benefit are not available.

In connection with Highest Daily Lifetime v3.0 and Spousal Highest Daily Lifetime Income v3.0, if the designated life or lives are changed, the Protected Withdrawal value will be recalculated to equal the current Unadjusted Account Value on the date the change is recorded at the Service Office. This recalculation will change the Annual Income Amount available under the benefit.

Connecticut	The Liquidity Factor used in the MVA and DCA formulas equals zero (0).
Florida	One year waiting period for annuitization. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.
Illinois	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Iowa	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit. Medically-Related Surrenders are not available.
Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
Ohio	DCA Liquidity Factor equals zero
Oregon	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Texas	The Beneficiary Annuity is not available.
Washington	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

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APPENDIX C – MVA FORMULAS

MVA FORMULA FOR LONG TERM MVA OPTIONS

The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

The MVA factor is equal to:

[(1+I)/(1+J+K)]n/12

where:

I = the Crediting Rate for the MVA Option;

J = the Rate for the remaining Guarantee Period, determined as described below;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

For the purposes of determining “J”,

Y = n /12

GP1 = the smallest whole number of years greater than or equal to Y.

r1 = the rate for Guarantee Periods of duration GP1, which will equal the crediting rate if such Guarantee Period duration is currently available.

GP2 = the greatest whole number of years less than or equal to Y, but not less than 1.

r2 = the rate for Guarantee Periods of duration GP2, which will equal the crediting rate if such Guarantee Period duration is currently available.

If we do not currently offer a Guarantee Period of duration GP1 or duration GP2, we will determine r1 and / or r2 by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r1 and / or r2 will be equal to [(1) + (2) – (3)], where (1), (2), and (3) are defined as:

(1)	= the current Treasury spot rate for GP1 or GP2, respectively, and
(2)	= the current crediting rate for the next longer Guaranteed Period duration currently available, and
(3)	= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

The term “current Treasury spot rate” refers to the rates that existed at the time the crediting rates were last determined.

To determine “J”:

If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, “J” is equal to the crediting rate associated with a Guarantee Period duration of Y years.

If Y is less than 1, then “J” = r2.

Otherwise, we determine “J” by linearly interpolating between r1 and r2, using the following formula:

J = (r1 * (Y – GP2) + r2 * (GP1 – Y)) / (GP1 – GP2)

The current rate (“J”) in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

We reserve the right to waive the liquidity factor set forth above.

C-1

MVA Examples for Long Term MVA Option

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

■	You allocate $100,000 into an MVA Option (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples).
■	The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 2.50% (I = 2.50%).
■	You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 1.50% (J = 1.50%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]N/12 = [1.025/1.0175]2 = 1.0148

Unadjusted Value = $107,689.06

Adjusted Account Value after MVA = Unadjusted Value × MVA Factor = $109,282.86

Example of Negative MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 3.50% (J = 3.50%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]N/12 = [1.025/1.0375]2 = 0.97605

Unadjusted Value = $107,689.06

Adjusted Account Value after MVA = Unadjusted Value x MVA Factor = $105,109.91

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MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The MVA factor is equal to:

[(1+I)/(1+J+K)]n/12

where:

I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

We reserve the right to waive the Liquidity Factor.

C-3

APPENDIX D – FORMULA FOR HIGHEST DAILY LIFETIME INCOME V3.0

SUITE OF OPTIONAL LIVING BENEFITS

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v3.0 Suite of benefits (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – the secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%.

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the Account Value of all elected sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	F – the Account Value of the Secure Value Account.

■	UAV – the total Unadjusted Account Value (equal to the sum of VV , VF, B and F).

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Sub-account.

■

X – the Maximum Daily Transfer Percentage that can be transferred into the AST Investment Grade Bond Sub-account. There is no Maximum Daily Transfer Percentage applied to transfers out of the AST Investment Grade Bond Sub-account.

*	Note: Lifetime Withdrawals that are not considered withdrawals of Excess Income do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

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Daily Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – (B+F)) / (VV + VF).

■

If on the third consecutive Valuation Day r is greater than Cu and r is less than or equal to Cus or if on any day r is greater than Cus, and transfers have not been suspended due to the 90% cap rule, assets in the elected sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

■

If r is less than Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B is greater than 0), assets in the AST Investment Grade Bond Sub-account are transferred to the elected sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to a combination of the AST Investment Grade Bond Sub-account and the Secure Value Account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, and the interest credited to the Secure Value Account, the Unadjusted Account value could be more than 90% invested in a combination of the AST Investment Grade Bond Sub-account and the Secure Value Account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * UAV) – (B+F)), [L –(B+F) – (VV+VF) *Ct]/(1–C t), X *[VV+VF ])	Money is transferred from the elected sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account

T	=	{Min (B, – [L – (B+F) – (VV + VF) * Ct] / (1 – Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the elected sub-accounts

Maximum Daily Transfer Limit

On any given day, notwithstanding the above calculation and the 90% Cap discussed immediately above, no more than a predetermined percentage of the sum of the value of Permitted Sub-accounts and the Unadjusted Account Value of all elected DCA MVA Options (the “Maximum Daily Transfer Limit”) will be transferred to the Bond Sub-account. The applicable Maximum Daily Transfer Limit is stated in your Annuity and is currently 30%. If the formula would result in an amount higher than the Maximum Daily Transfer Limit being transferred into the Bond Sub-account, only amounts up to the Maximum Daily Transfer Limit will be transferred. On the following Valuation Day, the formula will calculate the Target Ratio for that day and determine any applicable transfers within your Annuity as described above. The formula will not carry over amounts that exceeded the prior day’s Maximum Daily Transfer Limit, but a transfer to the Bond Sub-account may nevertheless occur based on the application of the formula on the current day. There is no limitation on the amounts of your Unadjusted Account Value that may be transferred out of the Bond Sub-account on any given day.

Monthly Transfer Calculation

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the elected sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * UAV)} is less than (Cu * (VV + VF) – L + (B+F))/ (1 – Cu), then

TM	=	{Min (B, .05 * UAV)}	Money is transferred from the AST Investment Grade Bond Sub-account to the elected sub-accounts.

D-2

“a” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

D-3

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® ADVISOR VARIABLE ANNUITY SERIES DESCRIBED IN PROSPECTUS (04/28/2014)

(print your name)

(address)

(city/state/zip code)

Please see the section of this prospectus

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where to send your request for a

Statement of Additional Information

The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY

Flexible Premium Deferred Annuity Offering Highest Daily Lifetime® Income v3.0 Optional Living Benefits

PROSPECTUS: APRIL 28, 2014

This prospectus describes a flexible premium deferred annuity contract (“Annuity”) offered by Pruco Life Insurance Company (“Pruco Life”, “we”, “our”, or “us”). The Annuity has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. The annuity or certain of its investment options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age and/or optional living benefits). Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contract and the optional living benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section. To make this Prospectus easier to read, we sometimes use different labels than are used in the Annuity. Although we use different labels, they have the same meaning in this Prospectus as in the Annuity. For more details, see “Optional Living Benefits” later in this prospectus.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, Portfolios of Advanced Series Trust are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit – see “Limitations With Optional Living Benefits” later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuity that you should to know before investing. Please read this prospectus and keep it for future reference. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life policy, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity is subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your Financial Professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the U.S. Securities and Exchange Commission (SEC) regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see “How To Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

This Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT

www.prudentialannuities.com

Prospectus Dated: April 28, 2014 (For Annuities issued on or after February 10, 2014)	Statement of Additional Information Dated: April 28, 2014 (For Annuities issued on or after February 10, 2014)

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO

THE BACK COVER OF THIS PROSPECTUS.                                                     660329

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio 1

AST Advanced Strategies Portfolio 1

AST AQR Emerging Markets Equity Portfolio

AST AQR Large-Cap Portfolio

AST Balanced Asset Allocation Portfolio 1

AST BlackRock Global Strategies Portfolio 1

AST BlackRock iShares ETF Portfolio 1

AST Capital Growth Asset Allocation Portfolio 1

AST ClearBridge Dividend Growth Portfolio

AST Cohen & Steers Realty Portfolio

AST Defensive Asset Allocation Portfolio 1

AST Federated Aggressive Growth Portfolio

AST FI Pyramis® Asset Allocation Portfolio 1

AST FI Pyramis® Quantitative Portfolio 1

AST Franklin Templeton Founding Funds Plus Portfolio 1

AST Global Real Estate Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Multi-Asset Portfolio 1

AST Goldman Sachs Small-Cap Value Portfolio

AST Herndon Large-Cap Value Portfolio

AST High Yield Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio 2

AST J.P. Morgan Global Thematic Portfolio 1

AST J.P. Morgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio 1

AST Jennison Large-Cap Growth Portfolio

AST Jennison Large-Cap Value Portfolio

AST Large-Cap Value Portfolio

AST Loomis Sayles Large-Cap Growth Portfolio

AST Lord Abbett Core Fixed Income Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio

AST Mid-Cap Value Portfolio

AST Money Market Portfolio

AST Neuberger Berman Core Bond Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST New Discovery Asset Allocation Portfolio 1

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Preservation Asset Allocation Portfolio 1

AST Prudential Core Bond Portfolio

AST Prudential Growth Allocation Portfolio 1

AST QMA Emerging Markets Equity Portfolio

AST QMA Large-Cap Portfolio

AST QMA US Equity Alpha Portfolio

AST RCM World Trends Portfolio 1

AST Schroders Global Tactical Portfolio 1

AST Schroders Multi-Asset World Strategies Portfolio 1

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio 1

AST T. Rowe Price Equity Income Portfolio

AST T. Rowe Price Growth Opportunities Portfolio 1

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Templeton Global Bond Portfolio

AST Wellington Management Hedged Equity Portfolio 1

AST Western Asset Core Plus Bond Portfolio

AST Western Asset Emerging Markets Debt Portfolio

(1) These are the only variable investment options available to you if you select one of the optional living benefits.

(2) The AST Investment Grade Bond variable investment option is not available for allocation of Purchase Payments or contract owner transfers.

(i)

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts, the Secure Value Account and the DCA MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account, the Secure Value Account and for each DCA MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each DCA MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: The annual amount of income you are eligible for life under the optional living benefits.

Annuitant: The natural person upon whose life annuity payments payable to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of the Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Contingent Deferred Sales Charge (“CDSC”): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a “contingent” charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 Month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that Annuity year. Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: The period of time during which we credit a fixed rate of interest to a DCA MVA Option.

Investment Option: A Sub-account or DCA MVA Option available as of any given time to which Account Value may be allocated.

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Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, the person whose life expectancy is used to determine the required distributions.

Lifetime Withdrawals: Amounts withdrawn under the optional living benefits that provide the Annual Income Amount each year until the death of the Annuitant (or the death of two spouses, if a spousal benefit is elected), regardless of the performance of your Unadjusted Account Value subject to our rules regarding the timing and amount of withdrawals.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value of a DCA MVA Option.

Owner: The Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.

Payout Period: The period starting on the Annuity Date and during which annuity payments are made.

Permitted Sub-accounts: The sub-accounts, as determined by us, to which you can allocate amounts if you elected an optional living benefit.

Portfolio: An underlying mutual fund in which a Sub-Account of the Separate Account invests.

Protected Withdrawal Value: The amount to which the Withdrawal Percentage is applied to determine your Annual Income Amount, which initially equals your Unadjusted Account Value. The Protected Withdrawal Value is also used to determine your benefit fee. It is separate from your Account Value and not available as cash or a lump sum withdrawal.

Premium Based Charge: A charge that is deducted on each Quarterly Annuity Anniversary from your Account Value, during the first seven years after each Purchase Payment is made.

Purchase Payment: A cash consideration (a “premium”) in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Quarterly Annuity Anniversary: Each successive three-month anniversary of the Issue Date of the Annuity.

Roll-Up Rate: The guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. The Roll-Up Rate is set when you elect the benefit and will not change.

Secure Value Account: The fixed account to which we allocate 10% of your initial Purchase Payments and 10% of any subsequent Purchase Payments if you have elected an optional living benefit. The Secure Value Account earns interest at a rate we declare no more frequently than annually, is supported by assets held in our general account and is subject to our claims paying ability.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional living benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Account Value prior to the Annuity Date.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

We, Us, Our: Pruco Life Insurance Company.

Withdrawal Percentage: The percentage applied to your Protected Withdrawal Value to determine your Annual Income Amount. The applicable Withdrawal Percentage will depend on the age at which you take your first Lifetime Withdrawal. The applicable Withdrawal Percentages are set when you first elect the benefit and will not change.

You, Your: The Owner(s) shown in the Annuity.

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SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses you will pay when buying, owning and surrendering the Annuity. Each of these fees and expenses is more fully described in “Fees, Charges and Deductions” later in this prospectus.

The first table describes fees and expenses that you will pay at the time you surrender an Annuity, take certain partial withdrawals or transfer Account Value between Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES

CONTINGENT DEFERRED SALES CHARGE (“CDSC”) 1:

Total Purchase Payment Amount	Age of Purchase Payment Being Withdrawn
	Less than 1 Year	1 Year or more, but less than 2 Years	2 Years or more, but less than 3 Years	3 Years or more, but less than 4 Years	4 Years or more, but less than 5 Years	5 Years or more, but less than 6 Years	6 Years or more, but less than 7 Years	7 Years or more
Less than $50,000	5%	5%	4%	4%	3%	3%	2%	0%
$50,000 or more, but less than $100,000	5%	4%	4%	3%	3%	2%	2%	0%
$100,000 or more, but less than $250,000	4%	3%	3%	2%	2%	2%	1%	0%
$250,000 or more, but less than $500,000	3%	2%	2%	2%	1%	1%	1%	0%
$500,000 or more, but less than $1,000,000	2%	2%	2%	1%	1%	1%	1%	0%
$1,000,000 or more	2%	2%	1%	1%	1%	1%	1%	0%

Transfer Fee [2]:	$10

Tax Charge [3]:	0% to 3.5%

1	The different tiers of CDSC, separated by “breakpoints”, are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the entire Purchase Payment will be subject to the CDSC applicable to that tier. Once a Purchase Payment is assigned to a particular tier for purposes of the CDSC, the CDSC schedule for that specific Purchase Payment will not change for the remainder of that CDSC period. Please see Appendix E for examples of the operation of the CDSC.
2

Currently, we deduct the transfer fee after the 20th transfer each Annuity Year. Transfers in connection with one of our systematic programs (such as rebalancing or the formula used with the optional living benefits) and transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit do not count toward the 20 transfers in an Annuity Year.

3	Currently, we deduct the tax charge only upon Annuitization and only in certain states – we will give you further details in the “maturity package” that we will send you prior to Annuitization. We reserve the right to deduct the tax charge upon any of the following events: the time the Purchase Payment is allocated to the Annuity, upon a full surrender of the Annuity, or upon Annuitization.

The following tables describe the periodic fees and charges you will pay when you own the Annuity, not including the underlying Portfolio fees and expenses.

PERIODIC FEES AND CHARGES

Annual Maintenance Fee 4: Lesser of $50 and 2% of Unadjusted Account Value

Premium Based Charge 5,6:

Total Purchase Payment Amount	Premium Based Charge Percentage (deducted quarterly)	Annual Equivalent of Premium Based Charge Percentage
Less than $50,000	0.1750%	0.70%
$50,000 or more, but less than $100,000	0.1500%	0.60%
$100,000 or more, but less than $250,000	0.1250%	0.50%
$250,000 or more, but less than $500,000	0.0875%	0.35%
$500,000 or more, but less than $1,000,000	0.0625%	0.25%
$1,000,000 or more	0.0375%	0.15%

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ANNUALIZED INSURANCE FEES AND CHARGES (assessed daily as a percentage of the net assets of the Sub-accounts)
Mortality & Expense Risk Charge	0.70%
Administration Charge	0.15%
Total Annualized Insurance Fees and Charges [7]	0.85%

4	Assessed annually on the Annuity Anniversary Date or upon surrender of the Annuity. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $50,000. For Beneficiaries continuing the Annuity under the Beneficiary Continuation Option, the fee is the lesser of $30 and 2% of the Unadjusted Account Value and only applies if the Unadjusted Account Value is less than $25,000 at the time the fee is due.
5	The Premium Based Charge applicable to a Purchase Payment is determined by multiplying (1) the amount of that Purchase Payment by (2) its associated Premium Based Charge percentage, as shown in the table above. Each Purchase Payment is subject to a Premium Based Charge for a 7 year period following the date the Purchase Payment is allocated to the Annuity. The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. For Purchase Payments allocated to the Annuity before the first Quarterly Annuity Anniversary, the Premium Based Charge for each Purchase Payment is based on the total of all such Purchase Payments received up to and including the Valuation Day before the first Quarterly Annuity Anniversary. Please see the “Fees and Charges” section for details and Appendix E for examples of the operation of the Premium Based Charge. “Quarterly Annuity Anniversary” refers to each successive three-month anniversary of the Issue Date of the Annuity.
6	The different tiers of Premium Based Charges separated by “breakpoints”, are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the entire Purchase Payment will be subject to the Premium Based Charge applicable to that tier. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the Premium Based Charge percentage applicable to each of those Purchase Payments is based on the total of all such Purchase Payments (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. Once a Premium Based Charge percentage is established for any Purchase Payment, such percentage is fixed and will not be reduced even if additional Purchase Payments are made or partial withdrawals are taken. Please see Appendix E for examples of the operation of the Premium Based Charge.
7	The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

The following table sets forth the charges we deduct for each optional living benefit under the Annuity. These fees would be in addition to the transaction fees and charges and periodic fees and charges described in the tables above.

OPTIONAL LIVING BENEFITS (Charge for each benefit is assessed against the greater of Unadjusted Account Value and Protected Withdrawal Value)	ANNUALIZED CHARGE [8]
HIGHEST DAILY LIFETIME INCOME V3.0

Maximum [9]: Current:	2.00% 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME V3.0

Maximum [9]: Current:	2.00% 1.10%

8	The charge for each of the optional living benefits is assessed against the greater of Unadjusted Account Value and Protected Withdrawal Value. The Protected Withdrawal Value is described in the “Optional Living Benefits” section of this prospectus.
9	We reserve the right to increase the charge to the maximum charge indicated upon any “step-up” under the benefit. Also, if you decide to elect or re-add a benefit after your Annuity has been issued, the charge for the benefit under your Annuity will equal the current charge for then new Annuity owners up to the maximum indicated.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolio before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets.

	MINIMUM	MAXIMUM
Total Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets, including management fees, distribution and/or service fees (12b-1 fees), and other expenses)	0.59%	1.60%

The following are the total annual expenses for each underlying Portfolio. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco

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Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and Statement of Additional Information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [4]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [5]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [6]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [7]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [8]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [9]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%
AST Goldman Sachs Small-Cap Value Portfolio [10]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Value Portfolio [11]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
AST International Growth Portfolio [12]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [13]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%

5

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio [14]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [15]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [16]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [18]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%
AST Prudential Core Bond Portfolio [19]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%

6

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [21]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
3	The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
5	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This contractual investment management fee waiver may not be terminated or modified prior to the expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the expense limitation after the expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
12	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

7

13	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
14	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
15	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
19	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
20	The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
21	The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

8

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for the Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Premium Based Charge
■	Contingent Deferred Sales Charge (when and if applicable)
■	Annual Maintenance Fee
■	Optional living benefit fees

The examples also assume the following for the period shown:

■

Your Account Value is allocated to the Secure Value Account and the Permitted Sub-account that may be elected with any of the optional living benefits with the maximum gross total operating expenses and those expenses remain the same each year*

■

You elect the Spousal Highest Daily Lifetime Income v3.0, which is the maximum optional living benefit charge and the applicable Roll-Up Rate is 8%. There is no other optional living benefit that would result in higher maximum charges than those shown in the examples.

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no withdrawals of Account Value
■	You make no transfers, or other transactions for which we charge a fee
■	No tax charge applies

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional living benefit election.

THE EXAMPLES ARE ILLUSTRATIVE ONLY – THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE MORE OR LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL LIVING BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your Annuity at the end of the applicable time period:

1 year	3 years	5 years	10 years
$980	$1,881	$2,838	$5,127

If you do not surrender your Annuity, or if you annuitize your Annuity:

1 year	3 years	5 years	10 years
$480	$1,481	$2,538	$5,127

9

SUMMARY

This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment Portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in “underlying” Portfolios.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase the Annuity is based on your age and the amount of your initial Purchase Payment. The “Maximum Age for Initial Purchase” applies to the oldest Owner and Annuitant as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For this Annuity the maximum age is 80. The minimum initial Purchase Payment is $10,000. See your Financial Professional to complete an application.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period. “Good Order” is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order. The “Service Office” is the place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled “How To Contact Us” for the Service Office address.

Please see “Requirements for Purchasing the Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. The optional living benefits limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before selecting your investment options. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate Purchase Payments to the DCA MVA Option, an Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 Month DCA Program.

Please see “Investment Options,” and “Managing Your Account Value” for information.

Access To Your Money: You can receive income by taking partial withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each Annuity Year without being subject to a Contingent Deferred Sales Charge.

You may elect to receive income through annuity payments, also called “Annuitization”. If you elect to receive annuity payments, you convert your Unadjusted Account Value into a stream of future payments. This means you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs. The “Unadjusted Account Value” refers to the Account Value prior to the application of any market value adjustment (i.e., “MVA”).

Please see “Access to Account Value” and “Annuity Options” for more information.

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Optional Living Benefits

We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional living benefits:

■	Highest Daily Lifetime Income v3.0
■	Spousal Highest Daily Lifetime Income v3.0

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value and require a mandatory allocation to the Secure Value Account. Also, these benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional living benefits section as well as Appendix B to this prospectus for more information on the formula.

In the “Optional Living Benefits” section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., “Excess Income”), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional living benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal such Excess Income.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a death benefit generally equal to the greater of Unadjusted Account Value and Purchase Payments (adjusted for partial withdrawals). The calculation of the death benefit may be different if you elect Highest Daily Lifetime Income v3.0 or Spousal Highest Daily Lifetime Income v3.0.

Please see “Death Benefit” for more information.

Fees and Charges: Each Annuity, and the optional living benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or Portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see “Other Information” for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying Portfolios. The “Separate Account” is referred to as the “Variable Separate Account” in your Annuity.

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INVESTMENT OPTIONS

The Investment Options under each Annuity consist of the Sub-accounts and the DCA MVA Options. In this section, we describe the Portfolios. We then discuss the investment restrictions that apply if you elect certain optional living benefits. Finally, we discuss the DCA MVA Options. Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The Portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to a DCA MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in a DCA MVA Option, so long as you remain invested in the DCA MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the DCA MVA Option’s Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to a DCA MVA Option.

As a condition of participating in the optional living benefits, you will be restricted from investing in certain Sub-accounts. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v3.0) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Sub-account. The optional living benefits also require a mandatory allocation of 10% of your Purchase Payment or Unadjusted Account Value to the Secure Value Account.

Whether or not you elect an optional living benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the Portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and others Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each Variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which Portfolios may be of interest to you. Please note, the AST Investment Grade Bond Sub-account is not available for allocation of Purchase Payments.

Not all Portfolios offered as Sub-accounts may be available depending on whether you elect an optional living benefit selection. Thus, if you elect an optional living benefit, you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans.

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However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same Portfolio adviser or sub-adviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception.

Conversely, certain retail mutual funds may be managed by the same Portfolio adviser or sub-adviser as a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

The name of the adviser/sub-adviser for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios, one or more sub-advisers, as noted below, are engaged to conduct day-to-day management. Some of the sub-advisers are affiliated companies of Pruco Life Allocations made to all AST Portfolios benefit us financially.

Please see the “Other Information” section, under the heading “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply – see “Limitations with Optional Living Benefits” later in this section), or select from among combinations of Portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Prudential Portfolio Combination consists of several asset allocation Portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Prudential Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Prudential Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Prudential Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Prudential Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Prudential Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Prudential Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Prudential Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v3.0) that makes transfers under a predetermined mathematical formula, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Prudential Portfolio Combination, you should work with your Financial Professional to select the Prudential Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. Some selling firms may not offer Prudential Portfolio Combinations. In providing these Prudential Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Prudential Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVE	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC;

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC.

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk.	■ Prudential Investments LLC ■ Quantitative Managements Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Managements Associates LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVE	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks maximum growth of capital by investing primarily in the value of stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio	ASSET ALLOCATION	Seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan investment Management Inc./Security Capital Research & Management Incorporated
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.

Pyramis is a registered service mark of FMR LLC. Used under license.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVE	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC
AST Loomis Sayles Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVE	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC

■     Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc
AST Prudential Growth Allocation Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio	ASSET ALLOCATION	Seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisers Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVE	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited
AST T. Rowe Price Large-Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc
AST Templeton Global Bond Portfolio	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisers, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	OBJECTIVE	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/ Western Asset Management Company Limited
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/ Western Asset Management Company Limited

LIMITATIONS WITH OPTIONAL LIVING BENEFITS

As a condition of your participating in any Highest Daily Lifetime Income v3.0 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Permitted Sub-accounts table below. Please note that DCA Market Value Adjustment Options described later in this section are also available if you elect an optional living benefit.

Permitted Sub-accounts

AST Academic Strategies Asset Allocation

AST Advanced Strategies

AST Balanced Asset Allocation

AST BlackRock Global Strategies

AST BlackRock iShares ETF

AST Capital Growth Asset Allocation

AST Defensive Asset Allocation

AST FI Pyramis® Asset Allocation

AST FI Pyramis® Quantitative

AST Franklin Templeton Founding Funds Plus

AST Goldman Sachs Multi-Asset

AST J.P. Morgan Global Thematic

AST J.P. Morgan Strategic Opportunities

AST New Discovery Asset Allocation

AST Preservation Asset Allocation

AST Prudential Growth Allocation

AST RCM World Trends

AST Schroders Global Tactical

AST Schroders Multi-Asset World Strategies

AST T. Rowe Price Asset Allocation

AST T. Rowe Price Growth Opportunities

AST Wellington Management Hedged Equity

MARKET VALUE ADJUSTMENT OPTION

We currently offer DCA MVA Options. The DCA MVA Options are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. A dollar cost averaging program does not assure a profit, or protect against a loss.

For a complete description of our 6 or 12 Month DCA Program, see the applicable section of this prospectus within “Managing Your Account Value.”

We do not currently offer any long term MVA options.

GUARANTEE PERIOD TERMINATION

A DCA MVA Option ends on the earliest of (a) the date the entire amount in the DCA MVA Option is withdrawn or transferred (b) the Annuity Date (c) the date the Annuity is surrendered or (d) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.” The “Payout Period” is the period starting on the Annuity Date and during which annuity payments are made.

RATES FOR DCA MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the DCA MVA Options. In general, the interest rates we offer for the DCA MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the DCA MVA Options, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the DCA MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the

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interest rates we credit to DCA MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to a DCA MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the DCA MVA Options. At the time that we confirm your DCA MVA Option, we will advise you of the interest rate in effect and the date your DCA MVA Option matures. We may change the rates we credit to new DCA MVA Options at any time. To inquire as to the current rates for the DCA MVA Options, please call 1-888-PRU-2888. DCA MVA Options are not available in all States and are subject to a minimum rate. Currently, the DCA MVA Options are not available in the States of Illinois, Oregon and Washington and are available in Iowa only for Annuities purchased on or after August 20, 2012.

The interest under a DCA MVA Option is credited daily on a balance that declines as amounts are transferred, and therefore you do not earn interest on the full amount deposited to the DCA MVA Option.

To the extent permitted by law, we may establish different interest rates for DCA MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. For any DCA MVA Option, you will not be permitted to allocate to the DCA MVA Option if the Guarantee Period associated with that DCA MVA Option would end after your Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or partially withdraw Account Value from a DCA MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

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any surrender, partial withdrawal (including a systematic withdrawal, Medically-Related Surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of a DCA MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

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partial withdrawals made to meet Required Minimum Distribution rules under the Code in relation to your Annuity, but only if the Required Minimum Distribution is an amount that we calculate and is distributed through a program that we offer;

■	transfers or partial withdrawals from a DCA MVA Option during the 30 days immediately prior to the maturity of the applicable Guarantee Period, including the Maturity Date of the MVA Option;
■	transfers made in accordance with the 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of an Annual Maintenance Fee or the Premium Based Charge from the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional living benefit (e.g., Highest Daily Lifetime Income v3.0).

The amount of the MVA is determined according to the formula set forth in Appendix D. In general, the amount of the MVA is dependent on the difference between interest rates at the time your DCA MVA Option was established and current interest rates for the remaining Guarantee Period of your DCA MVA Option. For purposes of determining the amount of an MVA, we make reference to an index interest rate that in turn is based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the applicable duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT index will be based on certain U.S. Treasury interest rates, as published in a Federal Reserve Statistical Release. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 (or 0.25%). It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the DCA MVA Option. Please consult the DCA MVA formula in the appendices to this prospectus for additional detail.

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you may incur if you own the Annuity.

The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Contingent Deferred Sales Charge (“CDSC”): A CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC for each Purchase Payment is calculated as a percentage of the Purchase Payment being withdrawn. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is allocated to your Annuity. If you make a partial withdrawal of a Purchase Payment on the day before an anniversary of the date that Purchase Payment was allocated to the Annuity, we will use the CDSC percentage that would apply if the withdrawal was made on the following day. The charge is deducted from the Investment Options in the same proportion as the partial withdrawal upon which it is assessed. The imposition of a CDSC on a withdrawal will not result in any additional CDSC being incurred as a result of the amount withdrawn from the Annuity being greater than the amount of the withdrawal request (i.e., no CDSC will be imposed on the withdrawal of a CDSC).

Each Purchase Payment has its own schedule of CDSCs associated with it. The schedule of CDSCs associated with a Purchase Payment is determined when the Purchase Payment is allocated to the Annuity. The schedule of CDSCs applicable to a Purchase Payment is based on the total of all Purchase Payments allocated to the Annuity, including the full amount of the “new” Purchase Payment, when the Purchase Payment is allocated. Purchase Payments are not reduced by partial withdrawals for purposes of determining the applicable schedule of CDSCs. Thus, to determine which CDSC tier a given Purchase Payment being made currently is assigned, we consider only the sum of Purchase Payments and do not reduce that sum by the amount of any withdrawal. The combination of CDSC assessed and Premium Based Charge (see below) deducted with respect to any Purchase Payment will never be greater than 9%, as stipulated by Rule 6c-8 under the Investment Company Act of 1940. Purchase Payments are withdrawn on a “first-in, first-out” basis. All Purchase Payments allocated to the Annuity on the same day will be treated as one Purchase Payment for purposes of determining the applicable schedule of CDSCs. The table of CDSCs is as follows:

	Age of Purchase Payment Being Withdrawn
Total Purchase Payment Amount	Less than 1 Year	1 Year or more but less than 2 Years	2 Years or more but less than 3 Years	3 Years or more but less than 4 Years	4 Years or more but less than 5 Years	5 Years or more but less than 6 Years	6 Years or more but less than 7 Years	7 Years or more
Less than $50,000	5.0%	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	0%
$50,000 or more but less than $100,000	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	2.0%	0%
$100,000 or more but less than $250,000	4.0%	3.0%	3.0%	2.0%	2.0%	2.0%	1.0%	0%
$250,000 or more but less than $500,000	3.0%	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	0%
$500,000 or more but less than $1,000,000	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	0%
$1,000,000 or more	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%	0%

With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see “Free Withdrawal Amounts” later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that any

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remaining amount of a partial withdrawal is taken from Purchase Payments on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (including gains), as described in the examples below.

EXAMPLES

These examples are designed to show you how the CDSC is calculated. They do not take into account any other fees and charges or the performance of your investment options. The examples illustrate how the CDSC would apply to reduce your Account Value based on the timing and amount of your withdrawals. They also illustrate how a certain amount of your withdrawal, the “Free Withdrawal Amount,” is not subject to the CDSC. The Free Withdrawal Amount is equal to 10% of all Purchase Payments currently subject to a CDSC in each year and is described in more detail in “Access to Account Value,” later in this prospectus.

Assume you purchase your Annuity with a $75,000 initial Purchase Payment and you make no additional Purchase Payments for the life of your Annuity.

Example 1

Assume the following:

■	two years after the purchase, your Unadjusted Account Value is $85,000 (your Purchase Payment of $75,000 plus $10,000 of investment gain);
■	the free withdrawal amount is $7,500 ($75,000 x .10);
■	the applicable CDSC is 4%.

If you request a withdrawal of $50,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining amount of your withdrawal is subject to the 4% CDSC.

Gross Withdrawal or Net Withdrawal. Generally, you can request either a gross withdrawal or a net withdrawal. If, however, you are taking your Annual Income Amount through our systematic withdrawal program, you will only be permitted to take that withdrawal on a gross basis. In a gross withdrawal, you request a specific withdrawal amount with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. In a net withdrawal, you request a withdrawal for an exact dollar amount with the understanding that any applicable deduction for CDSC or tax withholding is taken from your Unadjusted Account Value. This means that an amount greater than the amount of your requested withdrawal will be deducted from your Unadjusted Account Value. To make sure that you receive the full amount requested, we calculate the entire amount, including the amount generated due to the CDSC or tax withholding, that will need to be withdrawn. We then apply the CDSC or tax withholding to that entire amount. As a result, you will pay a greater CDSC or have more tax withheld if you elect a net withdrawal.

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If you request a gross withdrawal, the amount of the CDSC will reduce the amount of the withdrawal you receive. In this case, the CDSC would equal $2,550 (($50,000 – the free withdrawal amount of $7,500 = $42,500) x .04 = $1,700). You would receive $48,300 ($50,000 – $1,700). To determine your remaining Unadjusted Account Value after your withdrawal, we reduce your initial Unadjusted Account by the amount of your requested withdrawal. In this case, your Unadjusted Account Value would be $35,000 ($85,000 – $50,000).

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If you request a net withdrawal, we first determine the entire amount that will need to be withdrawn in order to provide the requested payment. We do this by first subtracting the free withdrawal amount and dividing the resulting amount by the result of 1 minus the surrender charge. Here is the calculation: $42,500/(1 – 0.04) = $44,270.83. This is the total amount to which the CDSC will apply. The amount of the CDSC is $1,770.83. Therefore, in order to for you to receive the full $50,000, we will need to deduct $51,770.83 from your Unadjusted Account Value, resulting in remaining Unadjusted Account Value of $33,229.17.

Example 2

Assume the following:

■	you took the withdrawal described above as a gross withdrawal;
■	two years after the withdrawal described above, the Unadjusted Account Value is $48,500 ($35,000 of remaining Unadjusted Account Value plus $13,500 of investment gain);
■	the free withdrawal amount is still $7,500 because no additional Purchase Payments have been made and the Purchase Payment is still subject to a CDSC; and
■	the applicable CDSC in Annuity Year 4 is now 3%.

If you now take a second gross withdrawal of $10,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining $2,500 is subject to the 3% CDSC or $75 and you will receive $9,925.

No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. See “Free Withdrawal Amounts” later in this prospectus for a discussion as to how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income v3.0 suite of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under those benefits).

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Upon surrender, we calculate a CDSC based on any Purchase Payments that remain in your Account Value on the date of the surrender (and after all other withdrawals have been taken). If you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance, the Purchase Payments being withdrawn may be greater than your remaining Account Value. Consequently, a higher CDSC may result than if we had calculated the CDSC as a percentage of remaining Account Value.

We may waive any applicable CDSC under certain circumstances described below in “Exceptions/Reductions to Fees and Charges.”

Premium Based Charge. The Premium Based Charge reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. The Premium Based Charge applicable to the Annuity is the sum of such charges applicable to each Purchase Payment. The Premium Based Charge is calculated on each Quarterly Annuity Anniversary for those Purchase Payments subject to the charge as of the prior Valuation Day. Each Purchase Payment is subject to a Premium Based Charge on each of the 28 Quarterly Annuity Anniversaries (i.e., for seven years) that occurs after the Purchase Payment is allocated to the Annuity. Once that time period has expired, the Purchase Payment is no longer subject to the Premium Based Charge. For purposes of calculating the Premium Based Charge: (a) a Purchase Payment is the amount of the Purchase Payment before we deduct any applicable fees, charges or taxes; and (b) Purchase Payments are not reduced by partial withdrawals taken from the Annuity.

The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage for each of those Purchase Payments is determined using the total of all Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). For each Purchase Payment allocated to the Annuity on or after the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage during the seven year charge period is determined using the total of all Purchase Payments allocated to the Annuity through the date of the “new” Purchase Payment, including the full amount of that “new” Purchase Payment. That is, to determine which Premium Based Charge tier a given Purchase Payment being made currently (i.e., a “new” Purchase Payment) is assigned, we add that Purchase Payment amount to the sum of all prior Purchase Payments. A Purchase Payment received on a Quarterly Annuity Anniversary will be subject to its first Premium Based Charge on the next Quarterly Annuity Anniversary.

Each tier of Premium Based Charge is separated by a “breakpoint” dollar amount, as shown in the table below. If a portion of a Purchase Payment results in total Purchase Payments crossing a new Purchase Payment breakpoint (as set forth in the table below), then the entire “new” Purchase Payment will be subject to the Premium Based Charge applicable to that tier. Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. Once a Premium Based Charge percentage is established for any Purchase Payment, such percentage is fixed and will not be reduced even if additional Purchase Payments are made or partial withdrawals are taken. Please see Appendix E for examples of the operation of the Premium Based Charge. The Premium Based Charge is deducted pro rata from the Sub-accounts in which you maintain Account Value on the date the Premium Based Charge is due but will not be deducted from the Secure Value Account. To the extent that the Unadjusted Account Value in the Sub-accounts at the time the Premium Based Charge is to be deducted is insufficient to pay the charge, we will deduct the remaining charge from the DCA MVA Options. If a Quarterly Annuity Anniversary falls on a day other than a Valuation Day, we will deduct the Premium Based Charge on the next following Valuation Day. If both a Premium Based Charge and a fee for an optional benefit are to be deducted on the same day, then the Premium Based Charge will be deducted first.

A Premium Based Charge is not deducted: (a) when there are no Purchase Payments subject to the Premium Based Charge; (b) on or after the Annuity Date; (c) if a Death Benefit has been determined under the Annuity (unless Spousal Continuation occurs); or (d) in the event of a full surrender of the Annuity (unless the full surrender occurs on a Quarterly Annuity Anniversary, in which case we will deduct the charge prior to terminating the Annuity).

As mentioned above, we will take the Premium Based Charge pro rata from each of the Sub-accounts (including an AST Investment Grade Bond Sub-account used as part of an optional living benefit). If the value of those Sub-accounts is not sufficient to cover the charge, we will take any remaining portion of the charge from the DCA MVA Options. For purposes of deducting the charge from the DCA MVA Options (a) with respect to DCA MVA Options with different amounts of time remaining until maturity, we will take the withdrawal from the DCA MVA Option with the shortest remaining duration, followed by the DCA MVA Option with the next-shortest remaining duration (if needed to pay the charge) and so forth (b) with respect to multiple DCA MVA Options that have the same duration remaining until maturity, we take the charge first from the DCA MVA Option with the shortest overall Guarantee Period and (c) with respect to multiple DCA MVA Options that have the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the charge pro rata from each such DCA MVA Option. In this prospectus, we refer to the preceding hierarchy as the “DCA MVA Option Hierarchy.” We will only deduct that portion of the Premium Based Charge that does not reduce the Unadjusted Account Value below the lesser of $500 or 5% of the sum of the Purchase Payments allocated to the Annuity (which we refer to here as the “floor”). However, if a Premium Based Charge is deducted on the same day that a withdrawal

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is taken, it is possible that the deduction of the charge will cause the Unadjusted Account Value to fall below the immediately-referenced Account Value “floor.” The Premium Based Charge is not considered a withdrawal for any purpose, including determination of free withdrawals, CDSC, or calculation of values associated with the optional living benefits.

The table of Premium Based Charges is as follows:

Total Purchase Payment Amount	Premium Based Charge Percentage (deducted quarterly)	Annual Equivalent of Premium Based Charge Percentage
Less than $50,000	0.1750%	0.70%
$50,000 or more, but less than $100,000	0.1500%	0.60%
$100,000 or more, but less than $250,000	0.1250%	0.50%
$250,000 or more, but less than $500,000	0.0875%	0.35%
$500,000 or more, but less than $1,000,000	0.0625%	0.25%
$1,000,000 or more	0.0375%	0.15%

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging or Automatic Rebalancing Program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Transfers made under our 6 or 12 Month DCA Program, transfers made pursuant to a formula used with an optional living benefit and transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify as well as transfers we make to, or from, the Secure Value Account to the election or termination of an optional living benefit, are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis, and then from the DCA MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee will never be deducted from the Secure Value Account. The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $50,000. For purposes of determining the sum of the Purchase Payments at the time the fee is deducted, we do not reduce Purchase Payments by the amount of withdrawals. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due. Pursuant to state law, the amount of the Annual Maintenance Fee may differ in certain states.

Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax either when Purchase Payments are received, upon surrender or upon Annuitization. If deducted upon Annuitization, we would deduct the tax from your Unadjusted Account Value. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the DCA MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional living benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes, and may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

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Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge, which is equal to 0.85% annually, is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity’s Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

Charges for Optional Living Benefits: If you elect to purchase an optional living benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly but will never be taken out of any MVA option or the Secure Value Account. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional living benefit.
Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees And Expenses Incurred By The Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the Portfolios, which can be obtained by calling 1-888-PRU-2888.

DCA MVA Option Charges

No specific fees or expenses are deducted when determining the rates we credit to a DCA MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to a DCA MVA  Option.

ANNUITY PAYMENT OPTION CHARGES

There is no specific charge deducted from annuity payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of the annuity and/or acceptance of Purchase Payments. Certain of the current limitations, restrictions and standards are described below. We may change these limitations, restrictions and standards in the future.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment of $10,000. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to the aggregate of all annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total surrenders, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life by wiring funds through your Financial Professional’s broker-dealer firm.

Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. A mandatory allocation to the Secure Value Account and investment restrictions will apply if you elect an optional living benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments, and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership of the Annuity and/or permit assignments of the Annuity to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional living benefit by certain ownership types. We may issue an Annuity to ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, the oldest of the Owner(s) and Annuitant must not be older than 80 in order for us to issue the Annuity. The availability of certain optional living benefits may vary based on the age of the Owners and Annuitant. In addition, the selling firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above – check with your selling firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

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Additional Purchase Payments: Currently, you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. Purchase Payments are not permitted after the Account Value is reduced to zero.

Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account. We will accept additional Purchase Payments up to and including the day prior to the later of (a) the oldest Owner’s 81st birthday (the Annuitant’s 81st birthday, if the Annuity is owned by an entity), or (b) the first anniversary of the Issue Date, unless otherwise required by applicable law or regulation to maintain the tax status of the Annuity.

For Annuities that have one of the Highest Daily Lifetime Income v3.0 optional living benefits, we currently limit additional Purchase Payments made after the benefit has been in effect for one year (the “benefit anniversary”) to $50,000 each benefit year. The benefit year begins on the date you elect an optional living benefit and continues through and includes the day immediately preceding the first anniversary of the date you elected the optional living benefit. Subsequent benefit years begin on the anniversary of the date you elected an optional living benefit and continue through and include the day immediately preceding the next anniversary of the date you elected the benefit.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payments at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v3.0 optional living benefit that you elected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v3.0 optional living benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities.

When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future. Please see the “Optional Living Benefits” Later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g, if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see the “Tax Considerations” for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

DESIGNATION OF OWNER, ANNUITANT AND BENEFICIARY: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if both Owners instruct us in a written form that we find acceptable, to allow one Owner to act independently on behalf of both Owners we will permit one Owner to do so. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by

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entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuation right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable state law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any DCA MVA Option upon your exercise of the Free Look, we will calculate any applicable MVA with a zero “Liquidity Factor.” See “Market Value Adjustment Option.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the DCA MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office.

Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
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a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■	a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors (if allowed by state law); and
■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the designated Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”); or
■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis, and to the extent allowed by state law. We are not obligated to process your request within any particular timeframe. There are restrictions on designation changes when you have elected certain optional living benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See “Death Benefit” for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any Division of your Annuity due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is then available to new contract owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriage, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same-gender spouse or civil union partner. Please see “Tax Considerations” for more information.

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Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See “Spousal Continuation of Annuity” in “Death Benefit” for more information about how the Annuity can be continued by a Custodial Account, including the amount of the Death Benefit.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value. We describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program is not available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Oregon and Washington and are available in Iowa only for Annuities purchased on or after August 20, 2012.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
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As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
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You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under the Program are not subject to any MVA.
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Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, partial withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

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We will recalculate the monthly transfer amount to reflect the reduction of Account Value in the DCA MVA Option caused by a partial withdrawal, fees (including Annual Maintenance fee, Premium Based charge, or any other charges for optional living benefits), or transfers of Account Value from the DCA MVA Option made by us pursuant to a transfer calculation formula under any optional living benefits made a part of your Annuity (“Optional Benefit Transfer”). This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. Any interest that is not included in the recalculated transfer amount will be paid with the final transfer amount, unless there is another subsequent withdrawal or Optional Benefit Transfer. If a partial withdrawal or Optional Benefit Transfer reduces the monthly transfer amount below the Minimum Monthly Transfer Amount shown in the DCA Program Schedule Supplement, the remaining balance in the DCA MVA Option will be transferred on the next monthly transfer date to the most-recently selected Investment Options applicable to the DCA MVA Option. If there is no Account Value remaining in the DCA MVA Option following a partial withdrawal or Optional Benefit Transfer, the DCA MVA Option will terminate.

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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.

■	We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.
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If you are not participating in an optional living benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional living benefit, we will allocate amounts transferred out of the DCA MVA Options to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional living benefit. No portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Sub-account used with the optional living benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional living benefit).

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If you are participating in an optional living benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v3.0) that makes transfers under a predetermined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the predetermined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing program. You should also be aware that because of the mandatory allocation to the Secure Value Account only the portion of your Account Value allocated to the permitted Sub-accounts will be included as part of Automatic Rebalancing.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct us otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that

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all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions. PLEASE NOTE: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions on Transfers Between Investment Options.” We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on his or her own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional living benefit (e.g., Highest Daily Lifetime Income v3.0). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under a program or the mathematical formula.

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. We do not view a facsimile transmission or other electron transmission as a “writing.” For purposes of this 20 transfer limit, we will treat multiple transfer requests submitted on the same Valuation Day as a single transfer and will not count any transfer that: (i) solely involves the Sub-account corresponding to the AST Money Market Sub-account or an MVA Option; (ii) involves one of our systematic programs, such as automated withdrawals; or (iii) occurs to or from the Secure Value Account due to the election or termination of an optional living benefit.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a Portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by the Portfolio’s Portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing, mandatory allocations to the Secure Value Account or under a predetermined mathematical formula used with an optional living benefit; and (ii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

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If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying Portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater Portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, the Premium Based Charge if the surrender occurs on the Quarterly Anniversary that the charge is due, any Tax Charge that applies and the charge for any optional living benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called “Free Withdrawals.” Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Optional Living Benefits” later in this prospectus for more information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

FREE WITHDRAWAL AMOUNTS

You can make a full or partial withdrawal from the Annuity during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. The Annuity offers a “Free Withdrawal” amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.

■

The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent partial withdrawal or surrender of your Annuity.

■	You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

Example. This example assumes that no withdrawals have previously been taken.

On January 3, to purchase your Annuity, you make an initial Purchase Payment of $20,000.

On January 3 of the following calendar year, you make a subsequent Purchase Payment to your Annuity of $10,000.

■

Because in Annuity Year 1 your initial Purchase Payment of $20,000 is still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 1 equals $20,000 × 10%, or $2,000.

■

Because in Annuity Year 2 both your initial Purchase Payment of $20,000 and your subsequent Purchase Payment of $10,000 are still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 2 equals $20,000 × 10%, plus $10,000 × 10%, or $2,000 + $1,000 for a total of $3,000.

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To determine if a CDSC applies to partial withdrawals, we:

1.	First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.
2.	Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments, as described in “Fees, Charges and Deductions – Contingent Deferred Sales Charge (“CDSC”)” earlier in this prospectus. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis. (This step does not apply if all Purchase Payments have been previously withdrawn.)
3.	Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

Your withdrawal will include the amount of any applicable CDSC. Generally, you can request a partial withdrawal as either a “gross” or “net” withdrawal. In a “gross” withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a “net” withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. We will deduct the partial withdrawal from your Unadjusted Account Value which includes the Secure Value Account accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options and the Secure Value Account. For purposes of calculating the applicable portion to deduct from the DCA MVA Options, the Unadjusted Account Value in all your DCA MVA Options is deemed to be in one Investment Option. If you provide no instructions, then we will take the withdrawal according to the DCA MVA Option Hierarchy defined above.

Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income v3.0 benefits. In that scenario, the partial withdrawal would be deemed “Excess Income” – thereby reducing your Annual Income Amount for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income v3.0 were $2,000 and a $2,500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Please note that systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you have not elected an optional living benefit, we will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

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If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v3.0) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options and the Secure Value Account at the time we process each withdrawal.
■

If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program. If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Optional Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner’s lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

The amount of the Required Minimum Distribution may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Optional Living Benefits” for further information relating to Required Minimum Distributions if you own an optional living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

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Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional living benefits and Excess Income, see “Optional Living Benefits – Highest Daily Lifetime Income v3.0 Benefit – Required Minimum Distributions.”

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period, you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any applicable optional living benefit charge and any Annual Maintenance Fee.

Please Note: Although the Premium Based Charge is not included in the Surrender Value calculation, if you surrender your Annuity on a Quarterly Annuity Anniversary, any applicable Premium Based Charges will apply.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Optional Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

MEDICALLY-RELATED SURRENDERS

Where permitted by law, you may request to surrender all or part of your Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related “Contingency Event” as described below (a “Medically-Related Surrender”). The requirements of such surrender and waiver may vary by state. Although a CDSC will not apply to a qualifying Medically-Related Surrender, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences – see “Tax Considerations” later in this prospectus.

If you request a full surrender, the amount payable will be your Account Value as of the date we receive, in Good Order, your request to surrender your Annuity. Any applicable MVA will apply to a medically-related surrender.

This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:

■

If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a Medically-Related Surrender;

■	If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
■	If the Owner is one or more natural persons, all such Owners must also be alive at such time;
■	We must receive satisfactory proof of the Owner’s (or the Annuitant’s if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
■	no additional Purchase Payments can be made to the Annuity.

We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A “Contingency Event” occurs if the Owner (or Annuitant if entity-owned) is:

■

first confined in a “Medical Care Facility” after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Service Office; or

■

first diagnosed as having a “Fatal Illness” after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

“Fatal Illness” means a condition (a) diagnosed by a licensed physician; and (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. “Medical Care Facility” means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This waiver is not currently available in California and Massachusetts.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Optional Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the optional living benefits. You must annuitize your entire Unadjusted Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2,000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefit described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named for the remainder of the period certain.

Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

■

Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

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■

Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

■

Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

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OPTIONAL LIVING BENEFITS

Overview

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional living benefit offers a type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time.

The Highest Daily Lifetime Income v3.0 benefits are “Guaranteed Lifetime Withdrawal Benefits.” These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence even if you are taking withdrawals under an optional living benefit.

We currently offer the Highest Daily Lifetime Income v3.0 benefits listed below (collectively “Highest Daily v3.0 Benefits”).

Benefit	Description
Highest Daily Lifetime Income v3.0	Provides a guaranteed lifetime income stream through withdrawals during the life of the Annuitant.
Spousal Highest Daily Lifetime Income v3.0	Provides a guaranteed lifetime income stream through withdrawals during the lives of the Annuitant and his or her spouse.

Please see the benefit descriptions that follow for a complete explanation of the terms, conditions and limitations of each optional living benefit.

To make this Prospectus easier to read, we sometimes use different labels than are used in the Annuity. This is illustrated below. Although we use different labels, they have the same meaning in this prospectus as in the Annuity. You should also note that the label “Investment Options” as used in the Annuity includes the Secure Value Account; however, as used in this prospectus “Investment Options” does not include the Secure Value Account.

Annuity	Prospectus
GA Fixed Account	Secure Value Account
Transfer Account	AST Investment Grade Bond Sub-account (“Bond sub-account”)
Annual Income Percentage	Withdrawal Percentage
Required Investment Options	Permitted Sub-accounts

Electing An Optional Living Benefit

You may elect any of the optional living benefits listed above at the time you purchase the Annuity, or at a later date, subject to availability of the benefit at that time and our then current rules. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. There is no guarantee that any benefit will be available for election at a later date. Also, if you elect an optional living benefit in the future, the Withdrawal Percentages and Roll-Up Rate applicable to your optional living benefit will be those in effect at the time you elect the optional living benefit, which may be different than the Withdrawal Percentages and Roll-Up Rate available at the time your Annuity is issued.

If you elect Highest Daily Lifetime Income v3.0 Benefits and later terminate it, you may be able to re-elect it, subject to our current rules and availability. See “Termination of Existing Optional Living Benefit and Election of a New Optional Living Benefit” for information pertaining to elections, termination and re-election of optional living benefits.

If you wish to elect this optional living benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts, the Secure Value Account and the DCA MVA options (i.e., in direct proportion to the proportion that each such Sub-account and the Secure Value Account bear to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v3.0 Benefits so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

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Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriage, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same-gender spouse or civil union partner. Please see “Tax Considerations” for more information.

Conditions of Electing An Optional Living Benefit

When you elect an optional living benefit, certain conditions apply. First you are limited in the Sub-accounts to which you can allocate Account Value. Second, we will allocate a portion of your Account Value to the Secure Value Account. Last, we will apply a predetermined mathematical formula that may make transfers of your Account Value. These conditions are discussed briefly below.

Allocation of Account Value

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value (the “Permitted Sub-accounts”). If you elect an optional living benefit after your Annuity is issued, we will require you to reallocate Account Value that is currently allocated to Sub-accounts other than the Permitted Sub-accounts to the Permitted Sub-accounts. Please see “Investment Options” earlier in this prospectus for a listing of the Permitted Sub-accounts. We reserve the right to terminate your optional living benefit if you allocate amounts to a Sub-account that is not permitted. Prior to terminating an optional living benefit, we will send you written notice and provide you with an opportunity to reallocate to the Permitted Sub-accounts.

We may change the Permitted Sub-accounts available with an optional living benefit. For more information, see “Other Important Considerations” in the benefit descriptions that follow.

The Secure Value Account

When you elect an optional living benefit at the time you purchase your Annuity, we allocate 10% of your initial Purchase Payment to the Secure Value Account. This means that 90% of your Purchase Payment will be allocated to the Permitted Sub-accounts. If you elect an optional living benefit after your Annuity has been issued, we will then allocate the same mandatory 10% of your Unadjusted Account Value to the Secure Value Account and 90% of your Unadjusted Account Value will remain allocated to the Permitted Sub-accounts. In addition, 10% of all additional Purchase Payments made while an optional living benefit is in effect will be allocated to the Secure Value Account. You cannot make transfers into or out of the Secure Value Account. The percentage of your overall Account Value in the Secure Value Account will change over time due to the performance of the Permitted Sub-accounts and interest credited to the Secure Value Account. When this happens, we will not rebalance your Account Value in order to maintain the 10% allocation to the Secure Value Account.

We credit a fixed rate of interest daily on the Account Value allocated to the Secure Value Account while the benefit is in effect (the “crediting rate”). We determine this rate not more frequently than once a year based on several factors, including the investment return of the assets underlying our general account. The crediting rate will initially be based on the current crediting rate we offer when you elect the optional living benefit. On each benefit anniversary, your crediting rate will equal the then current renewal rate. We will send you a confirmation that shows the renewal rate each year. The crediting rate will apply to all amounts allocated to the Secure Value Account, including 10% of any additional Purchase Payments you make, until the following benefit anniversary. The minimum crediting rate is shown in your Annuity as the “Minimum GA Fixed Account Rate” and will not be less than 0.50% for the first 10 benefit years, and 1.00% thereafter.

The Predetermined Mathematical Formula

Each optional living benefit also requires your participation in a predetermined mathematical formula that may transfer your Account Value between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account. For more information, see “Overview of the Predetermined Mathematical Formula” under “Highest Daily Lifetime Income v.3.0 Benefit” in the benefit descriptions that follow:

Impact of Optional Living Benefit Conditions

The optional living benefit investment requirements and the formula are designed to reduce the difference between your Account Value and our liability under the optional living benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the Permitted Sub-account investment requirements could mean that you miss appreciation opportunities in other Investment Options. The formula could mean that you miss opportunities for

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investment gains in your selected Sub-accounts while Account Value is allocated to the AST Investment Grade Bond Sub-account, and there is no guarantee that the AST Investment Grade Bond Sub-account will not lose value. These requirements, however, could also protect your Account Value from losses that may occur in other Investment Options.

The Secure Value Account reduces potential volatility of your Account Value and provides a fixed, guaranteed rate of return that is supported by our general account. This helps us manage the risks associated with offering optional living benefits. The required allocation to the Secure Value Account could mean that you miss opportunities for investment gains that would be possible if you were entirely invested in the Permitted Sub-accounts. The required allocation to the Secure Value Account, however, could also protect your Account Value from losses that may have otherwise occurred if your entire Account Value was allocated to the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.

We are not providing you with investment advice through the use of these conditions. In addition, these conditions do not constitute an investment strategy that we are recommending to you.

Additional Purchase Payments

While Highest Daily Lifetime Income v3.0 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time. We currently limit additional Purchase Payments received after the first anniversary of the benefit effective date to $50,000 in each benefit year.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payment at any time, but only do so on a non-discriminatory basis. Circumstances where we may further limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

■

if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v3.0 Benefit to the level you originally intended. This means that your ability to increase the values associated with your Highest Daily Lifetime Income v3.0 Benefit through additional Purchase Payments may be limited or suspended. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

Lifetime Withdrawals Under an Optional Living Benefit

The optional living benefits guarantee the ability to withdraw an annual amount each contract year (the “Annual Income Amount”), regardless of the performance of your Account Value. The Annual Income Amount is available until the death of the Annuitant (or the death of two spouses, if a spousal benefit is elected), subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to a percentage (the “Withdrawal Percentage”) of a specific value (the “Protected Withdrawal Value”) as discussed below.

Under any of the optional living benefits, withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts, as discussed in the benefit descriptions that follow.

Termination of Existing Optional Living Benefit and Election of a New Optional Living Benefit

If you elect an optional living benefit, you may not terminate the benefit prior to the first benefit anniversary. This means once you elect the benefit, you will be subject to the benefit charge and the conditions discussed earlier in this section for at least the first benefit year, unless you surrender the Annuity. After you terminate the benefit, you may elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. Currently, you must wait 90 days from the date you terminate your previous benefit (the “waiting period”) before you can make a new benefit election. Please note that once you terminate an existing Highest Daily v3.0 Benefit, you lose the guarantees that you had accumulated under that benefit and will begin the new guarantees under the newly elected Highest Daily v3.0 Benefit based on your Unadjusted Account Value as of the date the new benefit becomes effective. Also, the Withdrawal Percentages and Roll-Up Rate applicable to the newly elected Highest Daily v3.0 Benefit may be different than those applicable to your terminated benefit. If you later decide to re-elect an optional living benefit, your Account Value must be allocated to the then Permitted Sub-accounts. The mandatory allocation to the Secure Value Account will also apply. We reserve the right to waive, change and/or further limit availability, waiting periods and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. In purchasing the Annuity and electing benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date. You and your Financial Professional should carefully consider whether terminating your existing Highest Daily v3.0 Benefit and electing a new Highest Daily v3.0 Benefit is appropriate for you.

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Please refer to the benefit descriptions that follow for a complete explanation of the terms, conditions and limitations of each optional living benefit. You should consult with your Financial Professional to determine if any of these optional living benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT

Highest Daily Lifetime Income v3.0 guarantees the ability to withdraw the “Annual Income Amount” regardless of the investment performance of your Unadjusted Account Value. The Annual Income Amount is available until the death of the Annuitant, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value multiplied by the Withdrawal Percentage as discussed below. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living benefit. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered “Lifetime Withdrawals” under the benefit. Withdrawals are taken first from your Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to withdrawals of Excess Income).

The income benefit under Highest Daily Lifetime Income v3.0 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v3.0 is not available if you elect any other optional living benefit.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v3.0.

Please note that if you elect Highest Daily Lifetime Income v3.0, your Account Value is not guaranteed, can fluctuate and may lose value.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v3.0, subject to the 6 or 12 Month DCA Program's rules. See “6 or 12 Month Dollar Cost Averaging Program” for details.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v3.0, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v3.0. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v3.0, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our ownership guidelines.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your Periodic Value is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

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During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

■

the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-Up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-Up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Highest Daily Lifetime Income v3.0 effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

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After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

■

the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Highest Daily Lifetime Income v3.0 was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

Periodic Value on March 10	$300,000

PeriodicValue on March 11 is the greater of: (1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$300,750

PeriodicValue on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
■

the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Highest Daily Lifetime Income v3.0. The Annual Income Amount is equal to the applicable Withdrawal Percentage multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. The applicable Withdrawal Percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 5%, your initial Annual Income Amount would be $15,000. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v3.0 and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the Annuitant at the time of the first Lifetime Withdrawal.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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■

If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

■

If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Highest Daily Lifetime Income v3.0

Highest Daily Lifetime Income v3.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Highest Daily Lifetime Income v3.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v3.0. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage, which varies based on the age of the Annuitant on that Annuity Anniversary. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v3.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v3.0 upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v3.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v3.0 is elected on August 1 of the following calendar year

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■	The applicable Withdrawal Percentage is 5%
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500 / $114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; because the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income Withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect a $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72% which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value $232,000 immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the final Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,580 is also greater than the July 2 Unadjusted Account Value of $231,900 so the $238,000 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,580 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v3.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v3.0. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v3.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v3.0 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v3.0

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v3.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.50%
All guarantees will be reduced by the above ratio (12.50%)
Protected Withdrawal Value	$109,375.00

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70  1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

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Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
■

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v3.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v3.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v3.0 terminates, we will make no further payments of Annual Income Amount and no additional Purchase Payments are permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or

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(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v3.0 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v3.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any partial withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Sub-account appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Sub-account prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% of your Unadjusted Account Value will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current Owners of the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v3.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” for more information.)

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Charge for Highest Daily Lifetime Income v3.0

The current charge for Highest Daily Lifetime Income v3.0 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v3.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA Option. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income v3.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of Your Highest Daily Lifetime Income v3.0 Benefit

You may not terminate Highest Daily Lifetime Income v3.0 prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before you can re-elect a new benefit (except in the case of spousal assumption of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned Annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election Of and Designations Under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v3.0, other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in

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an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v3.0 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v3.0” earlier in this benefit description. For surviving spouses, however, we are currently waiving the 90 day waiting period. We reserve the right to resume applying this requirement at any time.

Highest Daily Lifetime Income v3.0 Conditions

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v3.0 benefits, while managing the risk to Pruco Life associated with offering these products. Three of the features that help us accomplish that balance are the Permitted Sub-accounts investment requirement, the mandatory allocation to the Secure Value Account and the predetermined mathematical formula that transfers Unadjusted Account Value between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account (referred to in this section as the “Bond Sub-account”). The Permitted Sub-accounts and predetermined mathematical formula are designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v3.0 benefits. The Secure Value Account helps us manage the risks associated with offering optional living benefits by reducing potential volatility of your Account Value, while also providing a fixed, guaranteed rate of return. These features are not investment advice.

Permitted Sub-accounts

When you elect the benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in “Investment Options” earlier in the prospectus.

The Secure Value Account

When you elect Highest Daily Lifetime Income v3.0, we will transfer 10% of your Unadjusted Account Value to the Secure Value Account. You cannot transfer into, or out of, the Secure Value Account. The Secure Value Account will earn interest at a crediting rate that will be declared annually and reflected on the confirmation you receive each year.

Overview of the Predetermined Mathematical Formula

The formula is described below and set forth in Appendix B.

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in and the mandatory allocation to the Secure Value Account, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula. The formula does not constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, interest credited to the Secure Value Account and the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

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Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account and the Secure Value Account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts are two of the variables in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if(and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract the sum of any amounts invested in the Bond Sub-account (“B”) plus amounts in the Secure Value Account (“F”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”) where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Unadjusted Account Value of the DCA MVA Options of the Annuity. We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R = (L – ( B + F))/ (VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix B) for that day by 5% and by the applicable Annuity Factor found in Appendix B. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L) = $200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) and the Secure Value Account (F) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, the amount in the Secure Value Account is $15,000 and the amount held within the Permitted Sub-accounts is $161,000)

Target Ratio (R) = ($149,500 – $15,000)/$161,000 = 83.5%

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(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts, the Bond Sub-account and the Secure Value Account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap and the maximum daily transfer limit discussed below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be subject to the maximum daily transfer limit.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account and the Secure Value Account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account and the Secure Value Account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account and the Secure Value Account will be transferred. For example, assume 83% of your Unadjusted Account Value is allocated to the Bond Sub-account and 6% of your Unadjusted Account Value is allocated to the Secure Value Account. If the formula would require a transfer of 5% of your Unadjusted Account Value to the Bond Sub-account, only 1% of your Unadjusted Account Value would “actually be transferred to the Bond Sub-account”. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account and the Secure Value Account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected as well as interest credited to the Secure Value Account, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account and the Secure Value Account.

Maximum Daily Transfer Limit

On any given day, notwithstanding the above calculation and the 90% cap discussed immediately above, no more than a predetermined percentage of the sum of the value of Permitted Sub-accounts and the Unadjusted Account Value of all elected DCA MVA Options (the “Maximum Daily Transfer Limit”) will be transferred to the Bond Sub-account. The applicable Maximum Daily Transfer Limit is stated in your Annuity and is currently 30%. If the formula would result in an amount higher than the Maximum Daily Transfer Limit being transferred into the Bond Sub-account, only amounts up to the Maximum Daily Transfer Limit will be transferred. On the following Valuation Day, the formula will calculate the Target Ratio for that day and determine any applicable transfers within your Annuity as described above. The formula will not carry over amounts that exceeded the prior day’s Maximum Daily Transfer Limit, but a transfer to the Bond Sub-account may nevertheless occur based on the application of the formula on the current day. There is no limitation on the amounts of your Unadjusted Account Value that may be transferred out of the Bond Sub-account on any given day.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

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Other Important Information

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The Bond Sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

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The Secure Value Account is not a Permitted Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Secure Value Account. In addition, the formula will not transfer Unadjusted Account Value to or from the Secure Value Account.

■

While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■

If you make additional Purchase Payments to your Annuity, 10% of the additional purchase payments will be allocated to the Secure Value Account and the balance will be allocated to the Permitted Sub-accounts and subject to the formula. Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

■

Additional Purchase Payments allocate Unadjusted Account Value to the Secure Value Account but not to the Bond Sub-account. This means that additional Purchase Payments could adjust the ratio calculated by the formula and may result in Unadjusted Account Value being transferred either to the Permitted Sub-accounts or to the Bond Sub-account.

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If you make additional Purchase Payments to your Annuity during a time when the 90% cap has suspended transfers to the Bond Sub-account, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account and the Secure Value Account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v3.0 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
■

The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account. Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the “Tax Considerations” section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v3.0 or Spousal Highest Daily Lifetime Income v3.0 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v3.0 BENEFIT

Spousal Highest Daily Lifetime Income v3.0 is the spousal version of Highest Daily Lifetime Income v3.0. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions

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when we receive regulatory approval in those jurisdictions. This benefit guarantees, until the later death of two natural persons who are each other’s spouse at the time of election of the benefit and at the death of the first of them (the “designated lives”, and each, a “designated life”), the ability to withdraw the Annual Income Amount regardless of the investment performance of your Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. The Annual Income Amount is initially equal to the Protected Withdrawal Value Multiplied by the Withdrawal percentage as discussed below. Withdrawals of Excess Income that do not reduce your Unadjusted Account Value to zero will reduce the Annual Income Amount in future Annuity Years on a proportional basis. Withdrawals of Excess Income that reduce your Unadjusted Account Value to zero will terminate the Annuity and the optional living benefit. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered “Lifetime Withdrawals” under the benefit. Withdrawals are taken first from your Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v3.0 after the death of the first spouse.

Spousal Highest Daily Lifetime Income v3.0 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old when the benefit is elected. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v3.0 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v3.0 is not available if you elect any other optional living benefit.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v3.0.

Please note that if you elect Spousal Highest Daily Lifetime Income v3.0, your Account Value is not guaranteed, can fluctuate, and may lose Value.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v3.0, subject to the 6 or 12 Month DCA Program’s rules.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v3.0 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of them. Currently, Spousal Highest Daily Lifetime Income v3.0 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

■

One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 45 years old at the time of election; or

■

Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

■

One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 45 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v3.0. If the designated lives divorce, Spousal Highest Daily Lifetime Income v3.0 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner,

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Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

Key Features and Examples

Descriptions and examples of the key features of the optional living benefit are set forth below. The examples are provided only to illustrate the calculation of various components of the optional living benefit. These examples do not reflect any of the fees and charges under the Annuity.

Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

Before you take your first Lifetime Withdrawal, your Protected Withdrawal Value is calculated using your “Periodic Value.” Your “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value, as detailed below.

During the first 10 benefit years and before you take your first Lifetime Withdrawal, the Periodic Value is the greater of:

■

the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of the Roll-Up Rate during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day, plus the amount of any Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day (as described in “Non-Lifetime Withdrawal Feature” below); and

■	the Unadjusted Account Value on the Current Valuation Day.

Withdrawal Percentages and Roll-Up Rate

Withdrawal Percentages are used to calculate your Annual Income Amount at the time of your first Lifetime Withdrawal. Withdrawal Percentages are also applied to any additional Purchase Payments you make and used to determine whether any Highest Daily Auto Step-Up will occur (see “Highest Daily Auto Step-Up” later in this section).

The Roll-Up Rate is the guaranteed compounded rate of return credited to your Protected Withdrawal Value until your first Lifetime Withdrawal or the earlier of your first Lifetime Withdrawal and the 10th benefit anniversary. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the Roll-up Rate will no longer increase your Protected Withdrawal Value.

We declare the current Withdrawal Percentages and Roll-Up Rate that will apply to your Annuity. The current Withdrawal Percentages and Roll-up Rate are set forth in the applicable Rate Sheet Prospectus Supplement that must accompany this prospectus. Once the Withdrawal Percentages and Roll-Up Rate for your Annuity are established, they will not change while the benefit is in effect. If you terminate and later re-elect the optional living benefit, the Withdrawal Percentages and Roll-Up Rate in effect at the time you re-elect the optional living benefit will apply to your new benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, On or Before the 10th Anniversary of the Benefit Effective Date

Assume: (1) you elected Spousal Highest Daily Lifetime Income v3.0 effective February 10; (2) the applicable Roll-Up Rate is 5%; (3) on February 13, you make an additional Purchase Payment of $50,000, and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
February 10	$150,000
February 11	$149,500
February 12	$150,500
February 13*	$200,150

*	Includes the value of the additional Purchase Payment

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Periodic Value on February 10	$150,000

Periodic Value on February 11 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,000 * (1.05)(1/365) =	$150,020
(2) Unadjusted Account Value =	$149,500

Periodic Value on February 11	$150,020

Periodic Value on February 12 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,020 * (1.05)(1/365) =	$150,040
(2) Unadjusted Account Value =	$150,500

Periodic Value on February 12	$150,500

Periodic Value on February 13 is the greater of:
(1) Periodic Value for the immediately preceding business day appreciated at the daily equivalent of 5% annually $150,500 * (1.05)(1/365) = $150,520 plus the Purchase Payment of $50,000 =	$200,520
(2) Unadjusted Account Value =	$200,150

Periodic Value on February 13	$200,520

After the first 10 benefit years but before you take your first Lifetime Withdrawal, the Roll-Up Rate will no longer increase your Periodic Value, and your Protected Withdrawal Value will be the greater of:

■

the Periodic Value for the Prior Valuation Day, plus the amount of any additional Purchase Payments made on the Current Valuation Day, reduced for any Non-Lifetime Withdrawal made on the Current Valuation Day; and

■	the Unadjusted Account Value on the Current Valuation Day.

Because the daily appreciation of the Roll-Up Rate ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Example of Calculating Your Periodic Value Before Your First Lifetime Withdrawal, After the 10th Anniversary of the Benefit Effective Date

Assume: (1) the 10th anniversary of the date you elected Spousal Highest Daily Lifetime Income v3.0 was February 10; (2) on March 10, your Periodic Value is $300,000; (3) on March 13, you make an additional Purchase Payment of $25,000; and (4) your Unadjusted Account Value is as shown below.

Note: all numbers are rounded to the nearest dollar for the purpose of this example

Date	Unadjusted Account Value
March 11	$299,500
March 12	$300,750
March 13*	$325,400

*	Includes the value of the additional Purchase Payment

Periodic Value on March 10	$300,000

Periodic Value on March 11 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$299,500

Periodic Value on March 11	$300,000

Periodic Value on March 12 is the greater of:
(1) Periodic Value for the immediately preceding business day =	$300,000
(2) Unadjusted Account Value =	$300,750

Periodic Value on March 12	$300,750

Periodic Value on March 13 is the greater of:
(1) Periodic Value for the immediately preceding business day ($300,750) plus the Purchase Payment of $25,000 =	$325,750
(2) Unadjusted Account Value =	$325,400

Periodic Value on March 13	$325,750

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After you take your first Lifetime Withdrawal, your Protected Withdrawal Value will be the greater of:

■	the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals; and
■

the highest daily Unadjusted Account Value upon any step-up, increased for additional Purchase Payments and reduced for subsequent Lifetime Withdrawals (see “Highest Daily Auto Step-Up” later in this section).

Annual Income Amount

The Annual Income Amount is the annual amount of income for which you are eligible for life under Spousal Highest Daily Lifetime Income v3.0. The Annual Income Amount is equal to the Withdrawal Percentage applicable to the younger designated life’s age at the time of the first Lifetime Withdrawal multiplied by the Protected Withdrawal Value at the time of the first Lifetime Withdrawal. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. For example, if your Protected Withdrawal Value is $300,000 and the applicable Withdrawal Percentage is 4.5%, your initial Annual Income Amount would be $13,500. The Annual Income Amount does not reduce in subsequent Annuity Years, unless you take a withdrawal of Excess Income as described below. Any additional Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v3.0 and subsequent to the first Lifetime Withdrawal will immediately increase the then-existing Annual Income Amount by an amount equal to the additional Purchase Payment multiplied by the applicable Withdrawal Percentage based on the age of the younger designated life at the time of the first Lifetime Withdrawal.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

■

If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Withdrawals and Spousal Highest Daily Lifetime Income v3.0

Spousal Highest Daily Lifetime Income v3.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. All withdrawals will be taken on a pro rata basis from all Investment Options and the Secure Value Account.

Under Spousal Highest Daily Lifetime Income v3.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount:

■	they will not reduce your Annual Income Amount in subsequent Annuity Years;
■	they will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year; and
■	you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

If cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be proportionately reduced (except with regard to certain Required Minimum Distributions as discussed in “Required Minimum Distributions” later in this section).

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by the applicable Withdrawal Percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will repeat this process on each subsequent Annuity Anniversary. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new Withdrawal Percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on Valuation Days. Taking regular Lifetime Withdrawals makes it less likely that a Highest Daily Auto Step-up will occur. At the

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time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v3.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v3.0 Benefit upon a step-up, we will notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the Optional Living Benefits table in “Summary of Contract Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Spousal Highest Daily Lifetime Income v3.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v3.0 is elected on August 1 of the following calendar year
■	The applicable Withdrawal Percentage is 4.5%
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100 / $115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the applicable Withdrawal Percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

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Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v3.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v3.0. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v3.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v3.0 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v3.0

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v3.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

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Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.50%
All guarantees will be reduced by the above ratio (12.50%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See “Required Minimum Distributions” sub-section, within the discussion above concerning Spousal Highest Daily Lifetime Income v3.0.

Benefits Under Spousal Highest Daily Lifetime Income v3.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v3.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first of them. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v3.0 terminates, we will make no further payments of the Annual Income Amount and no additional payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the first designated life, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the death of the first designated life,. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

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Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income v3.0 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v3.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account), the Secure Value Account and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals, and you will be using an optional living benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account or the Secure Value Account. A summary description of the AST Investment Grade Bond Sub-account appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Sub-account prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity. Also, transfers we make to or from the Secure Value Account due to the election or termination of an optional living benefit will not count toward the maximum number of free transfers.

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Upon election of the benefit, we allocate 10% of your Unadjusted Account Value to the Secure Value Account. This means 90% of your Unadjusted Account Value will be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current Owners of the benefit. Current Owners of the benefit will be able to maintain amounts previously allocated to those sub-accounts, but may not be permitted to transfer amounts or allocate new Purchase Payments to those sub-accounts.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v3.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” for more information.)

Charge for the Spousal Highest Daily Lifetime Income v3.0

The current charge for Spousal Highest Daily Lifetime Income v3.0 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v3.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account but we do not deduct the fee from the Secure Value Account or the DCA MVA options. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily

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Lifetime Income v3.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero, and the withdrawal is not a withdrawal of Excess Income. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Termination of Your Spousal Highest Daily Lifetime Income v3.0

You may not terminate the Spousal Highest Daily Lifetime Income v3.0 prior to the first benefit anniversary (the calendar date on which you elected the optional living benefit, occurring each Annuity Year after the first benefit year). If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply. For example, there is currently a waiting period of 90 days before you can re-elect a new benefit (except in the case of spousal continuation of a contract).

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States).*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v3.0 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account and the Secure Value Account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If you are participating in an asset allocation program, amounts will be transferred in accordance with your instructions for that program. If, prior to the transfer from the AST Investment Grade Bond Sub-account and the Secure Value Account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

Spousal Highest Daily Lifetime Income v3.0 Conditions

See “Highest Daily Lifetime Income v3.0 Conditions” in the discussion of Highest Daily Lifetime Income v3.0 above for information regarding the conditions of the benefit.

Additional Tax Considerations

Please see the “Additional Tax Considerations” section under Highest Daily Lifetime Income v3.0 above.

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DEATH BENEFIT

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant’s death if there is no Contingent Annuitant. If the Annuity is owned by a natural person Owner who is not also the Annuitant and the Annuitant dies, then no Death Benefit is payable because of the Annuitant’s death. Generally, if a Contingent Annuitant was designated before the Annuitant’s death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant’s death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent.” Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death.” Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of all eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefit” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit:

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the “Return of Adjusted Purchase Payment” amount defined below).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), the Death Benefit will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. After the two-year suspension period is completed, the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

DEATH BENEFIT AMOUNT

The Annuity provides a Death Benefit at no additional charge. The amount of the Death Benefit is equal to the greater of:

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The Return of Adjusted Purchase Payment amount, defined as the sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced by withdrawals as described below (currently, there are no charges that reduce Purchase Payments, for purposes of the Return of Adjusted Purchase Payment amount); and

■	Your Unadjusted Account Value on the date we receive Due Proof of Death.

Impact of Withdrawals on Death Benefit Amount

Partial withdrawals reduce the Return of Adjusted Purchase Payment amount. The calculation utilized to reduce the Return of Adjusted Purchase Payment amount is dependent upon whether or not either Highest Daily Lifetime Income v3.0 or Spousal Highest Daily Lifetime Income v3.0 is in effect on the date of the withdrawal. Initially, the Return of Adjusted Purchase Payment amount is equal to the sum of all “adjusted” Purchase Payments (i.e., the amount of Purchase Payments we receive, less any fees or tax charges

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deducted from Purchase Payments upon allocation to the Annuity) allocated to the Annuity on its Issue Date. Thereafter, the Return of Adjusted Purchase Payments Amount is:

(1)	Increased by any additional adjusted Purchase Payments allocated to the Annuity, and
(2)	Reduced for any partial withdrawals. The method of reduction depends on whether or not any Highest Daily Lifetime Income v3.0 Benefit is in effect on the date the withdrawal is made and the amount of the withdrawal, as described below.

(i)	If either Highest Daily Lifetime Income v3.0 or Spousal Highest Daily Lifetime Income v3.0 is in effect on the date the partial withdrawal is made, a Non-Lifetime Withdrawal, as defined under the benefit, will proportionally reduce the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal). Any Lifetime Withdrawal that is not deemed Excess Income, as those terms are described in the benefit, will cause a dollar-for-dollar basis reduction to the Return of Adjusted Purchase Payments amount. All or any portion of a Lifetime Withdrawal in an Annuity Year that is deemed Excess Income, as defined in the benefit, will cause a proportional basis reduction to the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).
(ii)	If neither Highest Daily Lifetime Income v3.0 nor Spousal Highest Daily Lifetime Income v3.0 is in effect on the date the partial withdrawal is made, the withdrawal will cause a proportional basis reduction to the Return of Adjusted Purchase Payments Amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).

Please be advised that a partial withdrawal that occurs on the same date as the effective date of Highest Daily Lifetime Income v3.0 or Spousal Highest Daily Lifetime Income v3.0 will be treated as if such benefit were in effect at the time of the withdrawal, for purposes of calculating the Return of Adjusted Purchase Payments amount. Further, if you terminate Highest Daily Lifetime Income v3.0 or Spousal Highest Daily Lifetime Income v3.0, and also take a withdrawal on that date, then the withdrawal will be treated as if such benefit were NOT in effect at the time of the withdrawal.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Grade Bond Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuation. However, any additional Purchase Payments made after the date the spousal continuation is effective will be subject to all provisions of the Annuity, including the CDSC when applicable. For purposes of calculating the CDSC to which Purchase Payments made after spousal continuation may be subject, we employ the same CDSC schedule in the same manner as for Purchase Payments made prior to spousal continuation. Moreover, to calculate the CDSC applicable to the withdrawal of a Purchase Payment made by the surviving spouse, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation. We will impose the Premium Based Charge on all Purchase Payments (whether received before, on or after the date of spousal continuation) according to the same schedule used prior to spousal continuation. To calculate the Premium Based Charge applicable to Purchase Payments after the date of spousal continuation, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation.

Subsequent to spousal continuation, the Death Benefit will be equal to the greater of:

■	The Unadjusted Account Value on Due Proof of Death of the surviving spouse; and
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The Return of Adjusted Purchase Payments amount (as described above). However, upon spousal continuation, we reset the Return of Adjusted Purchase Payments amount to equal the Unadjusted Account Value. Any subsequent additional Purchase Payments or partial withdrawals would affect the Return of Adjusted Purchase Payments amount as described above.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant’s death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuation, annuity payments would begin immediately.

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A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

PAYMENT OF DEATH BENEFIT

Alternative Death Benefit Payment Options – Annuities Owned By Individuals (Not Associated with Tax-favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent’s death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or
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as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse as defined for federal tax law purposes.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the Annuity may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

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If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code. The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See the “Tax Considerations” and consult your tax adviser.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans.” This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).

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■	The Annuity will be continued in the Owner’s name, for the benefit of the Beneficiary.
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Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

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Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

■	The initial Unadjusted Account Value will be equal to any Death Benefit that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.
■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No DCA MVA Options will be offered for Beneficiary Continuation Options.
■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	Premium Based Charges will no longer apply.
■	The Death Benefit and any optional living benefits elected by the Owner will no longer apply to the Beneficiary.
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The Beneficiary can request a withdrawal of all or a portion of the Unadjusted Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary’s withdrawal rights.

■	Withdrawals are not subject to CDSC.
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Upon the death of the Beneficiary, any remaining Unadjusted Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor.

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If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional living benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price.” The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional living benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See “Termination of Optional Living Benefits” below for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

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With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm’s principal approval and is provided with the application, or is notified of the firm principal’s rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer’s funds at the customer’s request prior to the firm’s principal approval or upon the firm’s rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to the claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time. See “Additional Purchase Payments” under “Purchasing Your Annuity”.

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner’s signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions”.

Medically-Related Surrenders & Death Benefits: Medically-Related Surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We generally pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Termination of Optional Living Benefits: For the Highest Daily Lifetime Income v3.0 benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn,

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payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
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generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

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If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
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Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to

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terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

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If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
■

SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
■

“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

■

If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial

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account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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■

If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

■

If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale

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of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that Pruco Life owes under its annuity contracts. This means that where you participate in an optional living benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v3.0) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life’s ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contracts owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;
■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;

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■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
■

make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the DCA MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account, which includes amounts in the Secure Value Account, and are subject to our claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the Portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the Portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting Portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that fee, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates our affiliate for distribution and administrative services. We also receive “revenue sharing” payments from the advisers to the underlying Portfolios. As of March 1, 2013, the maximum combined fees and revenue sharing payments we receive with respect to a Portfolio are equal to an annual rate of 0.50% the average assets allocated to the Portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, sub-adviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms’ registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser’s, sub-adviser’s or distributor’s participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation.

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During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal Owner of the shares of the underlying Portfolios in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying Portfolio shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying Portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts,” in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies’ variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm certain regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, and Premium Based Charges in quarterly statements instead of confirming them immediately. You should review the information in these

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statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the Portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 5%. In addition, we may pay trail commissions, equal to a percentage of the average account value or based on other criteria. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by annuity product, and such differing compensation could be a factor in which annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or our annuities generally on a preferred or recommended company or product list and/or access to the firm’s registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on an annuity’s features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about our annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). Because this Annuity is new, the list below does not reflect amounts paid with respect to the sale of this Annuity. The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request. During 2013, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05, respectively.

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Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

Mutual of Omaha Bank

National Planning Corporation

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National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales

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practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

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Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

89

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A – ACCUMULATION UNIT VALUES

Because the Annuity was first offered on February 10, 2014, no historical Unit Values are depicted here. However, such historical Unit Values will be set forth in subsequent amendments to this prospectus.

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APPENDIX B – FORMULA FOR HIGHEST DAILY LIFETIME INCOME V3.0 SUITE OF OPTIONAL LIVING BENEFITS

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v3.0 Suite of benefits (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – the secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%.

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the Account Value of all elected sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	F – the Account Value of the Secure Value Account.

■	UAV – the total Unadjusted Account Value (equal to the sum of VV, VF, B and F).

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

■

X – the Maximum Daily Transfer Percentage that can be transferred into the AST Investment Grade Bond Sub-account. There is no Maximum Daily Transfer Percentage applied to transfers out of the AST Investment Grade Bond Sub-account.

*	Note: Lifetime Withdrawals that are not considered withdrawals of Excess Income do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

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DAILY TRANSFER CALCULATION:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – (B + F))/(VV + VF).

■

If on the third consecutive Valuation Day r is greater than Cu and r is less than or equal to Cus or if on any day r is greater than Cus, and transfers have not been suspended due to the 90% cap rule, assets in the elected sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

■

If r is less than Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B is greater than 0), assets in the AST Investment Grade Bond Sub-account are transferred to the elected sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to a combination of the AST Investment Grade Bond Sub-account and the Secure Value Account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, and the interest credited to the Secure Value Account the Unadjusted Account Value could be more than 90% invested in a combination of the AST Investment Grade Bond Sub-account and the Secure Value Account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * UAV) - (B+F)), [L – (B + F) – (VV + VF) * Ct]/(1 - Ct), X * [VV+VF ])	Money is transferred from the elected sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account

T	=	{Min (B, – [L – (B + F) – (VV + VF) * Ct]/ (1 –Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the elected sub-accounts

Maximum Daily Transfer Limit

On any given day, notwithstanding the above calculation and the 90% Cap discussed immediately above, no more than a predetermined percentage of the sum of the value of Permitted Sub-accounts and the Unadjusted Account Value of all elected DCA MVA Options (the “Maximum Daily Transfer Limit”) will be transferred to the Bond Sub-account. The applicable Maximum Daily Transfer Limit is stated in your Annuity and is currently 30%. If the formula would result in an amount higher than the Maximum Daily Transfer Limit being transferred into the Bond Sub-account, only amounts up to the Maximum Daily Transfer Limit will be transferred. On the following Valuation Day, the formula will calculate the Target Ratio for that day and determine any applicable transfers within your Annuity as described above. The formula will not carry over amounts that exceeded the prior day’s Maximum Daily Transfer Limit, but a transfer to the Bond Sub-account may nevertheless occur based on the application of the formula on the current day. There is no limitation on the amounts of your Unadjusted Account Value that may be transferred out of the Bond Sub-account on any given day.

MONTHLY TRANSFER CALCULATION

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the elected Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * UAV)} is less than (Cu * (VV + VF) – L + (B + F)) / (1 – Cu), then

TM	=	{Min (B, .05 * UAV)}	Money is transferred from the AST Investment Grade Bond Sub-account to the elected sub-accounts.

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“A” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

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APPENDIX C – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

California

Medically-Related Surrender is not available. For the California annuity forms, “contingent deferred sales charges” are referred to as “surrender charges”.

In connection with Highest Daily Lifetime v3.0 and Spousal Highest Daily Lifetime Income v3.0, if the designated life or lives are changed, the Protected Withdrawal value will be recalculated to equal the current Unadjusted Account Value on the date the change is recorded at the Service Office. This recalculation will change the Annual Income Amount available under the benefit.

Connecticut	The Liquidity Factor used in the MVA formula equals zero (0).
Florida	One year waiting period for annuitization. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.
Illinois	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Iowa	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit. Medically-Related Surrenders are not available.
Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
Ohio	DCA Liquidity Factor equals zero
Oregon	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Texas	The Beneficiary Annuity is not available.
Washington	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

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APPENDIX D – MVA FORMULA

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The Market Value Adjustment Factor applicable to the DCA MVA Options we make available is as follows:

MVA Factor = [(1+i)/(1+j+k)]^(n/12)

where:	i =

the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

j =

the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

	k =	the Liquidity Factor, equal to 0.0025; and
	n =	the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

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APPENDIX E – HYPOTHETICAL EXAMPLES OF OPERATION OF PREMIUM BASED CHARGE AND CONTINGENT DEFERRED SALES CHARGE

To demonstrate how the Contingent Deferred Sales Charge and the Premium Based Charge operate, set forth below are various hypothetical examples. These examples are illustrative only, and do not represent the values under any particular Annuity.

A. CDSC EXAMPLES

Purchase Payment Rec’d Date	Actual Purchase Payment	CDSC Schedule							CDSC Expiry Date
6/1/2011	$45,000.00	5%	5%	4%	4%	3%	3%	2%	5/31/2018
7/15/2011	$55,000.00	4%	3%	3%	2%	2%	2%	1%	7/14/2018

In this example, please note that the first Purchase Payment receives a CDSC schedule for total Purchase Payments less than $50,000.00. The second Purchase Payment results in a situation where the total Purchase Payments are $100,000.00 and the CDSC schedule reflects this.

B. Premium Based Charge Examples

Example 1: Assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the Premium Based Charge tier indicated below. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
7/15/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018

Example 2: In this example, the second Purchase Payment is not received prior to the first Quarterly Annuity Anniversary. The Premium Based Charge rate for the first payment will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the second Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.70%	$315.00	$78.75	9/1/2011	6/1/2018
9/15/2011	$55,000.00	0.50%	$275.00	$68.75	12/1/2011	9/1/2018

Example 3: In this example, assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the indicated Premium Based Charge tier. Assume the third Purchase Payment is received after the first Quarterly Annuity Anniversary. In this example, the Premium Based Charge rate for the first two Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the third Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
7/15/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018
9/15/2011	$150,000.00	0.35%	$525.00	$131.25	12/1/2011	9/1/2018

E-1

Example 4: In this example, assume that the second Purchase Payment is received the day before the quarter’s end. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received on the first Quarterly Annuity Anniversary, or 9/1/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
8/30/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018

Example 5: In this example, assume that the second Purchase Payment is received on the first Quarterly Annuity Anniversary. Since the second Purchase Payment is received on the first Quarterly Annuity Anniversary, it is not utilized for purposes of determining the Premium Based Charge rate for the first Purchase Payment.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.70%	$315.00	$78.75	9/1/2011	6/1/2018
9/1/2011	$55,000.00	0.50%	$275.00	$68.75	12/1/2011	9/1/2018

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PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY DESCRIBED IN PROSPECTUS (04/28/2014)

(print your name)

(address)

(city/state/zip code)

Please see the section of this prospectus entitled “How To Contact Us” for where to send your request for a Statement of Additional Information.

The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIESSM (“B SERIES”)

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY L SERIESSM (“L SERIES”)

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY C SERIESSM (“C SERIES”)

(For Annuities issued on or after February 25, 2013)

Flexible Premium Deferred Annuities Offering Highest Daily Lifetime® Income v2.1 Optional Benefits

PROSPECTUS: April 28, 2014

This prospectus describes three different flexible premium deferred annuity classes offered by Pruco Life Insurance Company (“Pruco Life”, “we”, “our”, or “us”). For convenience in this prospectus, we sometimes refer to each of these annuity contracts as an “Annuity”, and to the annuity contracts collectively as the “Annuities.” We also sometimes refer to each class by its specific name (e.g., the “B Series”). If you are receiving this prospectus, it is because you currently own one of these Annuities. These Annuities are no longer offered for new sales. Each Annuity may be offered as an individual annuity contract or as an interest in a group annuity. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Each Annuity or certain of its investment options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of each Annuity. Selling broker-dealer firms through which each Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain Annuities and/or optional benefits). Selling broker-dealer firms may not make available or may not recommend all the Annuities and/or benefits described in this prospectus. Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contracts and the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit – see “Limitations With Optional Benefits” later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuities that you should know before investing. Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing one of the Annuities as a replacement for an existing variable annuity or variable life policy or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity may be subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your Financial Professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of this prospectus entitled “How to Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

These Annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT WWW.PRUDENTIALANNUITIES.COM

Prospectus dated: April 28, 2014	Statement of Additional Information dated: April 28, 2014

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS

ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.                                               660352

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio1

AST Advanced Strategies Portfolio1

AST AQR Emerging Markets Equity Portfolio

AST AQR Large-Cap Portfolio

AST Balanced Asset Allocation Portfolio1

AST BlackRock Global Strategies Portfolio1

AST BlackRock iShares ETF Portfolio1

AST Capital Growth Asset Allocation Portfolio1

AST ClearBridge Dividend Growth Portfolio

AST Cohen & Steers Realty Portfolio

AST Defensive Asset Allocation Portfolio1

AST Federated Aggressive Growth Portfolio

AST FI Pyramis® Asset Allocation Portfolio1

AST FI Pyramis® Quantitative Portfolio1

AST Franklin Templeton Founding Funds Allocation     Portfolio*,1

AST Franklin Templeton Founding Funds Plus Portfolio1

AST Global Real Estate Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Multi-Asset Portfolio1

AST Goldman Sachs Small-Cap Value Portfolio

AST Herndon Large-Cap Value Portfolio

AST High Yield Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio2

AST J.P. Morgan Global Thematic Portfolio1

AST J.P. Morgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio1

AST Jennison Large-Cap Growth Portfolio

AST Jennison Large-Cap Value Portfolio

AST Large-Cap Value Portfolio

AST Loomis Sayles Large-Cap Growth Portfolio

AST Lord Abbett Core Fixed Income Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio

AST Mid-Cap Value Portfolio

AST Money Market Portfolio

AST Neuberger Berman Core Bond Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST New Discovery Asset Allocation Portfolio1

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Preservation Asset Allocation Portfolio1

AST Prudential Core Bond Portfolio

AST Prudential Growth Allocation Portfolio1

AST QMA Emerging Markets Equity Portfolio

AST QMA Large-Cap Portfolio

AST QMA US Equity Alpha Portfolio

AST Quantitative Modeling Portfolio

AST RCM World Trends Portfolio1

AST Schroders Global Tactical Portfolio1

AST Schroders Multi-Asset World Strategies Portfolio1

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio1

AST T. Rowe Price Equity Income Portfolio

AST T. Rowe Price Growth Opportunities Portfolio

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Templeton Global Bond Portfolio

AST Wellington Management Hedged Equity Portfolio1

AST Western Asset Core Plus Bond Portfolio

AST Western Asset Emerging Markets Debt Portfolio

*	This variable investment option is no longer available for new investments, with limited exceptions. Please see “Investment Options” later in this prospectus for details.
(1)	These are the only variable investment options available to you if you select one of the optional benefits.
(2)	The AST Investment Grade Bond variable investment option is not available for allocation of Purchase Payments or contract owner transfers.

(i)

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: This is the annual amount of income you are eligible for life under the optional benefits.

Annuitant: The natural person upon whose life annuity payments made to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

Beneficiary Annuity: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent’s account into one of the Annuities described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Contingent Deferred Sales Charge (“CDSC”): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a “contingent” charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that benefit year is considered excess income (“Excess Income”). Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future benefit years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

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Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: The period of time during which we credit a fixed rate of interest to an MVA Option.

Investment Option: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value in an MVA Option.

Market Value Adjustment Options (“MVA Options”): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the “Long-Term MVA Options”, under which Guarantee Periods of different yearly lengths are offered.

Maturity Date: With respect to an MVA Option, the last day in a Guarantee Period.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity that has the rights and benefits designated to the “participant” in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

Portfolio: An underlying mutual fund in which a Sub-Account of the Separate Account invests.

Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets that are held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

we, us, our: Pruco Life Insurance Company.

you, your: The Owner(s) shown in the Annuity.

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SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering one of the Annuities. The first table describes the fees and expenses that you will pay at the time you surrender an Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES

CONTINGENT DEFERRED SALES CHARGE (“CDSC”) 1

B SERIES

Age of Purchase Payment Being Withdrawn	Percentage Applied Against Purchase Payment Being Withdrawn
Less than one year old	7.0%
1 year old or older, but not yet 2 years old	7.0%
2 years old or older, but not yet 3 years old	6.0%
3 years old or older, but not yet 4 years old	6.0%
4 years old or older, but not yet 5 years old	5.0%
5 years old or older, but not yet 6 years old	5.0%
6 years old or older, but not yet 7 years old	5.0%
7 years old, or older	0.0%

L SERIES

Age of Purchase Payment Being Withdrawn	Percentage Applied Against Purchase Payment Being Withdrawn
Less than one year old	7.0%
1 year old or older, but not yet 2 years old	7.0%
2 years old or older, but not yet 3 years old	6.0%
3 years old or older, but not yet 4 years old	5.0%
4 or more years old	0.0%

C SERIES

There is no CDSC or other sales load applicable to the C Series.

FEE/CHARGE	B SERIES	L SERIES	C SERIES
Transfer Fee [2]	$10	$10	$10
Tax Charge (current)[3]	0% to 3.5%	0% to 3.5%	0% to 3.5%

1	The years referenced in the above CDSC tables refer to the length of time since a Purchase Payment was made (i.e., the age of the Purchase Payment). Contingent Deferred Sales Charges are applied against the Purchase Payment(s) being withdrawn. Thus, the appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn to determine the amount of the CDSC. For example, if with respect to the B Series on November 1, 2019 you withdrew a Purchase Payment made on August 1, 2014, that Purchase Payment would be between 5 and 6 years old, and thus subject to a 5% CDSC. Purchase Payments are withdrawn on a “first-in, first-out” basis.
2	Currently, we deduct the fee after the 20th transfer each Annuity Year.
3	We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon Annuitization.

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

PERIODIC FEES AND CHARGES
FEE/CHARGE	B SERIES	L SERIES	C SERIES
Annual Maintenance Fee [4]	Lesser of $50 or 2% of Unadjusted Account Value	Lesser of $50 or 2% of Unadjusted Account Value	Lesser of $50 or 2% of Unadjusted Account Value

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ANNUALIZED INSURANCE FEES/CHARGES (assessed daily as a percentage of the net assets of the Sub-accounts)
FEE/CHARGE	B SERIES	L SERIES	C SERIES
Mortality & Expense Risk Charge: During First 9 Annuity Years	1.30%	1.75%	1.80%
After 9th Annuity Year	1.30%	1.30%	1.30%
Administration Charge	0.15%	0.15%	0.15%
Total Annualized Insurance Fees/Charges: During First 9 Annuity Years [5,6]	1.45%	1.90%	1.95%
After 9th Annuity Year [5,6]	1.45%	1.45%	1.45%

4	Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000. For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed.
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The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For the C Series and L Series, on the Valuation Day immediately following the 9th Annuity Anniversary, the Mortality & Expense Risk Charge drops to 1.30% annually (the B Series is a constant 1.30% annually).

6	For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next four columns show the total expenses you would pay for each class of Annuity if you purchased the relevant optional benefit. More specifically, these columns show the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges (during the first 9 Annuity Years) applicable to the Annuity class (as shown in the prior table). Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/CHARGE [7]	TOTAL ANNUALIZED CHARGE [8] for B SERIES	TOTAL ANNUALIZED CHARGE [8] for L SERIES	TOTAL ANNUALIZED CHARGE [8] for C SERIES
HIGHEST DAILY LIFETIME INCOME v2.1 (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.45% + 2.00%	1.90% + 2.00%	1.95% + 2.00%
Current Charge	1.00%	1.45% + 1.00%	1.90% + 1.00%	1.95% + 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.45% + 2.00%	1.90% + 2.00%	1.95% + 2.00%
Current Charge	1.10%	1.45% + 1.10%	1.90% + 1.10%	1.95% + 1.10%

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YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/CHARGE [7]	TOTAL ANNUALIZED CHARGE [8] for B SERIES	TOTAL ANNUALIZED CHARGE [8] for L SERIES	TOTAL ANNUALIZED CHARGE [8] for C SERIES
HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.45% + 2.00%	1.90% + 2.00%	1.95% + 2.00%
Current Charge	1.50%	1.45% + 1.50%	1.90% + 1.50%	1.95% + 1.50%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.45% + 2.00%	1.90% + 2.00%	1.95% + 2.00%
Current Charge	1.60%	1.45% + 1.60%	1.90% + 1.60%	1.95% + 1.60%

7	The charge for each of the Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of this prospectus.
8	HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED

The charge is taken out of the Sub-accounts. For B Series, in all Annuity Years, the current optional benefit charge is in addition to the 1.45% annualized charge of amounts invested in the Sub-accounts. For each of the L Series and C Series the annualized charge for the base Annuity drops after Annuity Year 9 as described below:

Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to 1.45% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to 1.45% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit: 1.50% current optional benefit charge is in addition to 1.45% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit: 1.60% current optional benefit charge is in addition to 1.45% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

9	We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for then new contract owners up to the maximum indicated.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolios before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expenses	0.59%	1.60%

The following are the total annual expenses for each underlying Portfolio. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

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UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [4]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [5]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [6]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%
AST Franklin Templeton Founding Funds Allocation Portfolio	0.91%	0.02%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [7]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [8]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [9]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%
AST Goldman Sachs Small-Cap Value Portfolio [10]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Value Portfolio [11]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
AST International Growth Portfolio [12]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%

6

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [13]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio [14]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [15]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [16]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [18]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%

7

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Prudential Core Bond Portfolio [19]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%
AST Quantitative Modeling Portfolio	0.25%	0.05%	0.00%	0.00%	0.00%	0.88%	1.18%	0.00%	1.18%
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [21]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

8

3	The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
5	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This contractual investment management fee waiver may not be terminated or modified prior to the expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the expense limitation after the expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
12	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
13	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
14	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
15	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
19	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

9

20	The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
21	The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

10

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for each Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for each Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Contingent Deferred Sales Charge (when and if applicable)
■	Annual Maintenance Fee
■	Optional benefit fees, as described below

The examples also assume the following for the period shown:

■

You allocate all of your Account Value to the Permitted Sub-account that may be elected with any of the optional benefits with the maximum gross total operating expenses and those expenses remain the same each year*

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no withdrawals of Account Value
■	You make no transfers, or other transactions for which we charge a fee
■	No tax charge applies
■

You elect the Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your annuity at the end of the applicable time period:

	1 yr	3 yrs	5 yrs	10 yrs
B SERIES	$1,243	$2,260	$3,319	$5,903
L SERIES	$1,287	$2,385	$3,017	$6,249
C SERIES	$591	$1,798	$3,038	$6,286

If you do not surrender your Annuity, or if you annuitize your Annuity:

	1 yr	3 yrs	5 yrs	10 yrs
B SERIES	$543	$1,660	$2,819	$5,903
L SERIES	$587	$1,785	$3,017	$6,249
C SERIES	$591	$1,798	$3,038	$6,286

Please see Appendix A for a table of Accumulation Unit Values.

11

SUMMARY

This Summary describes key features of the Annuities offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing an Annuity. You should read the entire prospectus for a complete description of the Annuities. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in “underlying” mutual funds.

This prospectus describes three different Annuities. The Annuities differ primarily in the fees and charges deducted. With the help of your Financial Professional, you choose the Annuity that is suitable for you based on your time horizon and liquidity needs.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application.

Annuity	Maximum Age for Initial Purchase	Minimum Initial Purchase Payment
B SERIES	85	$1,000
L SERIES	85	$10,000
C SERIES	85	$10,000

The “Maximum Age for Initial Purchase” applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period.

Please see “Requirements for Purchasing the Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before Selecting your investment options. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the “Guarantee Period”, you will be subject to a “Market Value Adjustment”, which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

Please see “Investment Options,” and “Managing Your Account Value” for information.

Access To Your Money: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each year without being subject to a Contingent Deferred Sales Charge.

12

You may elect to receive income through annuity payments over your lifetime, also called “Annuitization”. If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

Please see “Access to Account Value” and “Annuity Options” for more information.

Optional Living Benefits

Guaranteed Lifetime Withdrawal Benefits. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional benefits:

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1
■	Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value. Also, these benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

In the “Living Benefits” section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., “Excess Income”), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal of Excess Income.

Please see “Living Benefits” for more information.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. Each of our Annuities offers a minimum death benefit.

Please see “Death Benefits” for more information.

Fees and Charges: Each Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my Annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59  1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase one of our Annuities as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or Portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see the section entitled “Other Information” for more information about our Annuities, including legal information about Pruco Life, the Separate Account, and underlying Portfolios.

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INVESTMENT OPTIONS

The Investment Options under each Annuity consist of the Sub-accounts and the MVA Options. In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the MVA Options. Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to an MVA Option.

As a condition of participating in the optional benefits, you will be restricted from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Sub-account.

Whether or not you elect an optional benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and other Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which portfolios may be of interest to you. Please note, the AST Investment Grade Bond Sub-account is not available for allocation of Purchase Payments.

Not all Portfolios offered as Sub-accounts may be available depending on whether you elect an optional benefit. Thus, if you elect an optional benefit you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same Portfolio adviser or

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sub-adviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same Portfolio adviser or sub-adviser of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

On APRIL 29, 2013, we stopped offering the AST FRANKLIN TEMPLETON FOUNDING FUNDS ALLOCATION PORTFOLIO as a Sub-account under the Annuities, except as follows: if at any time prior to April 29, 2013 you had any portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Franklin Templeton Founding Funds Allocation Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account prior to April 29, 2013, you cannot allocate Account Value to the AST Franklin Templeton Founding Funds Allocation Sub-account.

The name of the adviser/sub-adviser for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios, one or more sub-advisers, as noted below, are engaged to conduct day-to-day management. Some of the subadvisers are affiliated companies of Pruco Life. Allocations made to all AST Portfolios benefit us financially.

Please see the “Other Information” section, under the heading concerning “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply — see “Limitations with Optional Benefits” later in this section), or select from among combinations of portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that uses a predetermined mathematical formula under which your Account Value may be transferred between certain “Permitted Sub-accounts” and the AST Investment Grade Bond Sub-Account, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST Investment Grade Bond Sub-Account used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio (formerly AST First Trust Balanced Target Portfolio):	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Allocation Portfolio	ASSET ALLOCATION	Seeks capital appreciation while its secondary investment objective is to seek income.	■ Franklin Advisers, Inc. ■ Franklin Mutual Advisers, LLC ■ Templeton Global Advisors Limited
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio):	LARGE-CAP VALUE	Seeks maximum growth of capital by investing primarily in the value stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio (formerly AST Horizon Growth Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan Investment Management Inc./ Security Capital Research & Management Incorporated

Pyramis is a registered service mark of FMR LLC. Used under license

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC
AST Loomis Sayles Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Management LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc.
AST Prudential Growth Allocation Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST Quantitative Modeling Portfolio	ASSET ALLOCATION	Seeks a high potential return while attempting to mitigate downside risk during adverse market cycles.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio (formerly AST Moderate Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisers Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited
AST T. Rowe Price Large-Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc.
AST Templeton Global Bond Portfolio (formerly the AST T. Rowe Price Global Bond Portfolio)	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisers, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/ Western Asset Management Company Limited

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/ Western Asset Management Company Limited

LIMITATIONS WITH OPTIONAL BENEFITS

As a condition to your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Permitted Sub-accounts table below. Please note that the DCA Market Value Adjustment Options described later in this section are also available if you elect an optional benefit.

Permitted Sub-accounts

AST Academic Strategies Asset Allocation	AST Goldman Sachs Multi-Asset
AST Advanced Strategies	AST J.P. Morgan Global Thematic
AST Balanced Asset Allocation	AST J.P. Morgan Strategic Opportunities
AST BlackRock Global Strategies	AST New Discovery Asset Allocation
AST BlackRock iShares ETF	AST Preservation Asset Allocation
AST Capital Growth Asset Allocation	AST Prudential Growth Allocation
AST Defensive Asset Allocation	AST RCM World Trends
AST FI Pyramis® Asset Allocation	AST Schroders Global Tactical
AST FI Pyramis® Quantitative	AST Schroders Multi-Asset World Strategies
*AST Franklin Templeton Founding Funds Allocation	AST T. Rowe Price Asset Allocation
AST Franklin Templeton Founding Funds Plus	AST Wellington Management Hedged Equity

*	No longer offered for new investment.

MARKET VALUE ADJUSTMENT OPTIONS

When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest as long as you remain invested for a set period of time called a Guarantee Period. Amounts in MVA Options are supported by our general account and subject to our claims paying ability. Please see “Other Information” later in this prospectus for additional information about our general account. There are two types of MVA Options available under each Annuity – the Long-Term MVA Options and the DCA MVA Options. If you elect an optional living benefit, only the DCA MVA Option will be available to you. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:

■	when all or part of a Purchase Payment is allocated to that MVA Option;
■	upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or
■	when you “renew” an MVA Option into a new Guarantee Period.

RATES FOR MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate which may vary by state. Currently, the MVA Options are not available in the States of Illinois, Oregon and Washington.

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To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

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any surrender, partial withdrawal (including a systematic withdrawal, Medically-Related Surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

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partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;

■	transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA Option;
■	transfers made in accordance with our 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of a Annual Maintenance Fee for the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income v2.1).

The amount of the MVA is determined according to the formulas set forth in Appendix C. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a “Liquidity Factor” as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 0.25%. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the MVA Option. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve’s “Constant Maturity (CMT) rate.” Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

LONG-TERM MVA OPTIONS

We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

DCA MVA OPTIONS

In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as

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transfers are made periodically to the Sub-accounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options for the 6 month or 12 month period. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within “Managing Your Account Value.”

GUARANTEE PERIOD TERMINATION

An MVA Option ends on the earliest of (a) the “Maturity Date” of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and (e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you incur if you own the Annuity.

The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under each Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuities exceed our total costs in connection with the Annuities, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under an Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Contingent Deferred Sales Charge (“CDSC”): A CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal (except that there is no CDSC on the C Series Annuity). The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn. The CDSC percentage varies with the number of years that have elapsed since each Purchase Payment being withdrawn was made. If a withdrawal is taken on the day before the anniversary of the date that the Purchase Payment being withdrawn was made, then the CDSC percentage as of the next following year will apply. The CDSC percentages for the B Series and the L Series are shown under “Summary of Contract Fees and Charges.”

With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see “Free Withdrawal Amounts” later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that any remaining amount of a partial withdrawal is taken from Purchase Payments on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (including gains), as described in the examples below.

EXAMPLES

These examples are designed to show you how the CDSC is calculated. They do not take into account any other fees and charges or the performance of your investment options. The examples illustrate how the CDSC would apply to reduce your Account Value based on the timing and amount of your withdrawals. They also illustrate how a certain amount of your withdrawal, the “Free Withdrawal Amount,” is not subject to the CDSC. The Free Withdrawal Amount is equal to 10% of all Purchase Payments currently subject to a CDSC in each year and is described in more detail in “Access to Account Value,” later in this prospectus.

EXAMPLES

Assume you purchase your B Series Annuity with a $75,000 initial Purchase Payment and you make no additional Purchase Payments for the life of your Annuity.

Example 1

Assume the following:

■	two years after the purchase, your Unadjusted Account Value is $85,000 (your Purchase Payment of $75,000 plus $10,000 of investment gain);
■	the free withdrawal amount is $7,500 ($75,000 x .10);
■	the applicable CDSC is 6%.

If you request a withdrawal of $50,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining amount of your withdrawal is subject to the 6% CDSC.

Gross Withdrawal or Net Withdrawal. Generally, you can request either a gross withdrawal or a net withdrawal. If, however, you are taking your Annual Income Amount through our systematic withdrawal program, you will only be permitted to take that withdrawal on a gross basis. In a gross withdrawal, you request a specific withdrawal amount with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. In a net withdrawal, you request a withdrawal for an exact dollar amount with the understanding that any applicable deduction for CDSC or tax withholding is taken from your Unadjusted Account Value. This means that an amount greater than the amount of your requested withdrawal will be deducted from your Unadjusted Account Value. To make sure that you receive the full amount requested, we calculate the entire amount, including the

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amount generated due to the CDSC or tax withholding, that will need to be withdrawn. We then apply the CDSC or tax withholding to that entire amount. As a result, you will pay a greater CDSC or have more tax withheld if you elect a net withdrawal.

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If you request a gross withdrawal, the amount of the CDSC will reduce the amount of the withdrawal you receive. In this case, the CDSC would equal $2,550 (($50,000 – the free withdrawal amount of $7,500 = $42,500) x .06 = $2,550). You would receive $47,450 ($50,000 – $2,550). To determine your remaining Unadjusted Account Value after your withdrawal, we reduce your initial Unadjusted Account by the amount of your requested withdrawal. In this case, your Unadjusted Account Value would be $35,000 ($85,000 – $50,000).

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If you request a net withdrawal, we first determine the entire amount that will need to be withdrawn in order to provide the requested payment. We do this by first subtracting the free withdrawal amount and dividing the resulting amount by the result of 1 minus the surrender charge. Here is the calculation: $42,500/(1 – 0.06) = $45,212.77. This is the total amount to which the CDSC will apply. The amount of the CDSC is $2,712.77. Therefore, in order to for you to receive the full $50,000, we will need to deduct $52,712.77 from your Unadjusted Account Value, resulting in remaining Unadjusted Account Value of $32,287.23.

Example 2

Assume the following:

■	you took the withdrawal described above as a gross withdrawal;
■	two years after the withdrawal described above, the Unadjusted Account Value is $48,500 ($35,000 of remaining Unadjusted Account Value plus $13,500 of investment gain);
■	the free withdrawal amount is still $7,500 because no additional Purchase Payments have been made and the Purchase Payment is still subject to a CDSC; and
■	the applicable CDSC in Annuity Year 4 is now 5%.

If you now take a second gross withdrawal of $10,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining $2,500 is subject to the 5% CDSC or $125 and you will receive $9,875.

No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. See “Free Withdrawal Amounts” later in this prospectus for a discussion as to how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income v2.1 suite of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under those benefits).

Upon surrender, we calculate a CDSC based on any Purchase Payments that remain in your Account Value on the date of the surrender (and after all other withdrawals have been taken). If you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance, the Purchase Payments being withdrawn may be greater than your remaining Account Value. Consequently, a higher CDSC may result than if we had calculated the CDSC as a percentage of remaining Account Value.

We may waive any applicable CDSC under certain circumstances described below in “Exceptions/Reductions to Fees and Charges.”

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging or Automatic Rebalancing program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis, and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due. Pursuant to state law, the amount of the Annual Maintenance Fee may differ in certain states.

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Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax from Purchase Payments when received, from Surrender Value upon surrender, or from Unadjusted Account Value upon Annuitization. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you may pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under each Annuity, including each Annuity’s basic Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under each Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. Each Annuity has a different Insurance Charge during the first 9 Annuity Years. However, for the L Series and C Series, on the Valuation Day immediately following the 9th Annuity Anniversary, the Insurance Charge drops to 1.45% annually (the B Series Insurance Charge is a constant 1.45%).

Charges for Optional Benefits: If you elect to purchase an optional benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional benefit.

Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees and Expenses Incurred by the Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the Portfolios, which can be obtained by calling 1-888-PRU-2888.

MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

ANNUITY PAYMENT OPTION CHARGES

If you select a fixed payment option upon Annuitization, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

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EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. All such conditions are described below.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered Additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment as follows: $1,000 for the B Series and $10,000 for the L Series and C Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life by wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect an optional benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than the maximum issue age of 85 as of the Issue Date of the Annuity. No additional Purchase Payments will be permitted after age 85 for any of the Annuities. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional benefits may vary based on the age of the oldest Owner (or Annuitant, if entity-owned) on the Issue Date of the Annuity or the date of the Owner's death. In addition, the broker-dealer firm through which you are purchasing an Annuity may impose a younger maximum issue age than what is described above – check with the broker-dealer firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

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Additional Purchase Payments: If allowed by applicable state law, currently you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner's 86th birthday or (ii) for entity-owned Annuities, the Annuitant’s 86th birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero.

Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

For Annuities that have one of the Highest Daily Lifetime Income v2.1 benefits, we may limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v2.1 benefit that you selected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuties.

When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future. Please see the “Living Benefits” section later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g., if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see “Tax Considerations” for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY

Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to

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the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a “Key Life” which is used to determine the annual required distributions.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. For Beneficiary Annuities, instead of a Beneficiary, the term “Successor” is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

“Beneficiary” Annuity

You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's account into one of the Annuities described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a “Beneficiary Continuation Option”.

Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590. We do not assess a CDSC (if applicable) on distributions from your Annuity if you are required by law to take such distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate and is paid out through a program of systematic withdrawals that we make available.

For IRAs and Roth IRAs, distributions must begin by December 31st of the year following the year of the decedent’s death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2. However, if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see “Required Distributions Upon Your Death for Qualified Annuity Contracts” in “Tax Considerations”.

For non-qualified Annuities, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see “Required Distributions Upon Your Death for Nonqualified Annuity Contracts” in “Tax Considerations”.

You may take withdrawals in excess of your required distributions, however such withdrawals may be subject to the Contingent Deferred Sales Charge. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

The Annuity provides a basic Death Benefit upon death, and you may name “successors” who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations for a Beneficiary Annuity:

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No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.

■	You may not elect any optional living or death benefits.
■	You may not annuitize the Annuity; no annuity options are available.
■	You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or systematic withdrawals.
■	You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.
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If the Annuity is funded by means of transfer from another Beneficiary Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.

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The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and (3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust’s interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30th of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

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If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

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If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will, to the extent allowed by applicable state law, calculate any applicable MVA with a zero “Liquidity Factor”. See the section of this prospectus entitled “Market Value Adjustment Options.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
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a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■	a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors (if allowed by state law); and
■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the Annuitant or Contingent Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant, or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”); or
■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis and to the extent allowed by state law, but are not obligated to process your request within any particular timeframe. There are restrictions on designation changes when you have elected certain optional benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefits section of this prospectus for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any division of your Annuity due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is then available to new Owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

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Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See “Spousal Continuation of Annuity” in “Death Benefits” for more information about how the Annuity can be continued by a Custodial Account, including the amount of the Death Benefit.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value, we describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program may not be available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Iowa and Oregon.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
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As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
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You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under this program are not subject to any MVA.
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Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred. We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.

■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.
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If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit. No portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Sub-account used with the optional benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

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If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the predetermined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing program.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct us otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

Please Note: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions on Transfers Between Investment Options.” We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

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RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income v2.1). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under a program or the mathematical formula.

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission or other electronic transmission as a “writing”, (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and (iii) do not count any transfer that solely involves the Sub-account corresponding to the AST Money Market Sub-account or an MVA Option, or any transfer that involves one of our systematic programs, such as automated withdrawals.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a Portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by its Portfolio manager) that the purchase or redemption of shares in the portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Sub-account or an MVA Option; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis for all Annuities in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater Portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

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Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called “Free Withdrawals.” Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Living Benefits” later in this prospectus for more information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

FREE WITHDRAWAL AMOUNTS

You can make a full or partial withdrawal from any of the Annuities during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. There is no CDSC with respect to the C Series. A CDSC may apply to the B Series and L Series, but each Annuity offers a “Free Withdrawal” amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year. With respect to the C Series, because any withdrawal is free of a CDSC, the concept of “Free Withdrawal” is not applicable.

■

The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of your Annuity.

■	You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

Example. This example assumes that no withdrawals have previously been taken.

On January 3, to purchase your B Series Annuity, you make an initial Purchase Payment of $20,000.

On January 3 of the following calendar year, you make a subsequent Purchase Payment to your B Series Annuity of $10,000.

■

Because in Annuity Year 1 your initial Purchase Payment of $20,000 is still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 1 equals $20,000 × 10%, or $2,000.

■

Because in Annuity Year 2 both your initial Purchase Payment of $20,000 and your subsequent Purchase Payment of $10,000 are still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 2 equals $20,000 × 10%, plus $10,000 × 10%, or $2,000 + $1,000 for a total of $3,000.

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To determine if a CDSC applies to partial withdrawals, we:

1.	First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.
2.	Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments, as described in “Fees, Charges and Deductions – Contingent Deferred Sales Charge (“CDSC”)” earlier in this prospectus. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis. (This step does not apply if all Purchase Payments have been previously withdrawn.)
3.	Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

Your withdrawal will include the amount of any applicable CDSC. Generally, you can request a partial withdrawal as either a “gross” or “net” withdrawal. In a “gross” withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a “net” withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. If you do not provide instruction on how you want the withdrawal processed, we will process the withdrawal as a gross withdrawal. We will deduct the partial withdrawal from your Unadjusted Account Value in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options. For purposes of calculating the applicable portion to deduct from the MVA Options, the Unadjusted Account Value in all your MVA Options is deemed to be in one Investment Option. If you provide no instructions, then (a) we will take the withdrawal from your Sub-accounts and MVA Options in the same proportion that each such Investment Option represents to your total Unadjusted Account Value; (b) with respect to MVA Options with different amounts of time remaining until maturity, we take the withdrawal from the MVA Option with the shortest remaining duration, followed by the MVA Option with the next-shortest remaining duration (if needed to satisfy the withdrawal request) and so forth; (c) with respect to multiple MVA Options that have the same duration remaining until maturity, we take the withdrawal first from the MVA Option with the shortest overall Guarantee Period and (d) with respect to multiple MVA Options that have both the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the withdrawal pro rata from each such MVA Option.

Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income v2.1 benefits. In that scenario, the partial withdrawal would be deemed “Excess Income” – thereby reducing your Annual Income Amount for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income v2.1 were $2,000 and a $2,500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Please note that systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you do not have an optional benefit, we will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the

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total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v2.1) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options at the time we process each withdrawal.
■

If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program. If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC (except that no CDSC applies to the C Series) and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Living Benefits” for further information relating to Required Minimum Distributions if you own a living benefit.

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In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

No withdrawal taken as a Required Minimum Distribution for your Annuity under a program that we administer is subject to an MVA.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional benefits and Excess Income, see “Living Benefits – Highest Daily Lifetime Income v2.1 Benefit – Required Minimum Distributions.”

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any applicable optional benefit charge, and any Annual Maintenance Fee.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

MEDICALLY-RELATED SURRENDERS

Where permitted by law, you may request to surrender all or part of your B Series or L Series Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related “Contingency Event“ as described below (a “Medically-Related Surrender”). The requirements of such a surrender and waiver may vary by state. The CDSC and this waiver are not applicable to the C Series.

If you request a full surrender, the amount payable will be your Account Value as of the date we receive, in Good Order, your request to surrender your Annuity. Any applicable MVA will apply to a Medically-Related Surrender. Although a CDSC will not apply to qualifying Medically-Related Surrenders, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences – see “Tax Considerations” later in this prospectus.

This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:

■

If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a Medically-Related Surrender;

■	If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
■	If the Owner is one or more natural persons, all such Owners must also be alive at such time;
■	We must receive satisfactory proof of the Owner's (or the Annuitant's if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
■	no additional Purchase Payments can be made to the Annuity.

We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A “Contingency Event” occurs if the Owner (or Annuitant if entity-owned) is:

■

first confined in a “Medical Care Facility” after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Service Office; or

■

first diagnosed as having a “Fatal Illness” after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

“Fatal Illness” means a condition (a) diagnosed by a licensed physician; and (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. “Medical Care Facility” means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This waiver is not currently available in California and Massachusetts.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.

Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

■

Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

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■

Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the second death of an Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

■

Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the second death of an Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

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LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Optional benefits are not available if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

■	guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
■	providing spousal continuation of certain benefits.

We currently offer the Highest Daily Lifetime v2.1 benefits suite.

■     Highest Daily Lifetime Income v2.1

■     Spousal Highest Daily Lifetime Income v2.1

■     Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

■     Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the “permitted Sub-accounts”) and the AST Investment Grade Bond Sub-account. See “Investment Options” for a list of permitted Sub-accounts available with the Highest Daily Lifetime Income v2.1 suite of benefits. The optional living benefit investment requirements and the formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the investment requirements could mean that you miss appreciation opportunities in other investment options. The formula could mean that you miss opportunities for investment gains in your selected Sub-accounts while Account Value is allocated to the AST Investment Grade Bond Sub-account, and there is no guarantee that the AST Investment Grade Bond Sub-account will not lose value. We are not providing you with investment advice through the use of the formula. In addition, the formula does not constitute an investment strategy that we are recommending to you.

The Highest Daily Lifetime v2.1 benefits are “Lifetime Guaranteed Minimum Withdrawal Benefits.” These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence.

Under any of the Highest Daily Lifetime v2.1 benefits (i.e., Highest Daily Lifetime Income v2.1, Spousal Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, and Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit), withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts.

Please refer to the benefit description that follows for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the “Investment Options” section of the prospectus for a list of Investment Options available and permitted with each benefit. We reserve the right to terminate a benefit if you allocate funds into non-permitted Investment Options. Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted Investment Options applicable to your benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

Termination of Existing Benefits and Election of New Benefits

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes effective. There is currently no waiting period to make a new benefit election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

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No Long-Term MVA Option is permitted if you elect any Optional Living Benefit.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT

Highest Daily Lifetime Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: “Spousal Highest Daily Lifetime Income v2.1 Benefit”, “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

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The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

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Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59  1/2; 4% for ages 59  1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or order. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your

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cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1,
■	Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

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Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

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Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).
Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income

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Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v2.1

The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

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If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1, other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of The Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk to Pruco Life associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits. The formula is not investment advice.

The formula is set forth in Appendix D (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal

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Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. The formula may also limit the potential for your Account Value to grow.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula. The formula does not constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”), where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity. We refer to this resulting value as the “Target Ratio” or “R”.

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(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R	=	(L – B)/(VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix D) for that day by 5% and by the applicable Annuity Factor found in Appendix D. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L)	=	$200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R)	=	($149,500 – 0)/$179,500 = 83.3%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

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The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

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The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

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While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
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Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

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If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v2.1 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
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The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT

Spousal Highest Daily Lifetime Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and

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amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)

the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for

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successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

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While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

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Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

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**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

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Benefits Under Spousal Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 terminates we will make no further payments of the Annual Income Amount, and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Spousal Highest Daily Lifetime Income v2.1

The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub–account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

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Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT

Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). Highest Daily Lifetime Income v2.1 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v2.1. If you elect Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

The income benefit under Highest Daily Lifetime Income v2.1 with HD DB currently is based on a single “designated life” who is between the ages of 50 and 79 on the benefit effective date and received in Good Order. As long as your Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

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Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1 with HD DB (including no payment of the Highest Daily Death Benefit Amount). As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Spousal Highest Daily Lifetime Income v2.1 Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1 with HD DB.

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount

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(“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

While Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new-issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is

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considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $109,420. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

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Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00	Amount of “non” Excess Income	$3,500.00

Account Value immediately before Excess Income of $1,500	$114,500.00	Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00	Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%	Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00	Annual Income Amount	$109,420.00
1.31% Reduction in Annual Income Amount	$78.60	1.31% Reduction in Annual Income Amount	$1,433.40
Annual Income Amount for future Annuity Years	$5,921.40	Highest Daily Death Benefit Amount	$107,986.60

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial

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Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1 with HD DB
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1 with HD DB

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%) Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

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Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
■

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Highest Daily Death Benefit

A Death Benefit is payable under Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity-owned), also referred to as the “Single Designated Life”, when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income v2.1 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

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Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity will continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Highest Daily Lifetime Income v2.1 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments are permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 with HD DB are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v2.1 with HD DB

The current charge for Highest Daily Lifetime Income v2.1 with HD DB is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

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Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 with HD DB so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner (or Annuitant for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

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How Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT

Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

An integral component of Spousal Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 with HD DB is the spousal version of Highest Daily Lifetime Income v2.1 with HD DB. Spousal Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v2.1. If you elect Spousal Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 with HD DB is not available if you elect any other optional living or death benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

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Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB. As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Spousal Highest Daily Lifetime Income v2.1 Benefit” and “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1 with HD DB

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income

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Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

While Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and Withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income

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Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $110,020. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

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Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00	Amount of “non” Excess Income	$2,900.00

Account Value immediately before Excess Income of $2,900	$115,100.00	Account Value immediately before Excess Income of $2,900	$115,100.00
Excess Income amount	$2,100.00	Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%	Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00	HD DB Amount	$110,020.00
1.82% Reduction in Annual Income Amount	$98.28	1.82% Reduction in Annual Income Amount	$2,002.36
Annual Income Amount for future Annuity Years	$5,301.72	Highest Daily Death Benefit Amount	$108,017.64

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below

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the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1 with HD DB
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1 with HD DB

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v2.1 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Highest Daily Death Benefit

A Death Benefit is payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

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Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Spousal Highest Daily Lifetime Income v2.1 with HD DB

■

To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted.

■

Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

■

Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

■

If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

■

In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

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Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 with HD DB benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

■

Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

■

You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

■

Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

■

Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

■

If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

■

Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v2.1 with HD DB will remain in force unless we are instructed otherwise.

Charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB

The current charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to

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fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income v2.1 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

■

One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be between 50-79 years old at the time of election; or

■

Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or

■

One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1 with HD DB. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

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The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life who is an Owner (or who is the Annuitant if entity-owned), if the Remaining Designated Life elects not to continue the Annuity;
(ii)	upon our receipt of Due Proof of Death of an Owner (or Annuitant if entity-owned) if the surviving spouse is not eligible to continue the benefit because such spouse is not a spousal designated life and there is any Unadjusted Account Value on the date of death;
(iii)	upon our receipt of Due Proof of Death of the Remaining Designated Life if a Death Benefit is payable under this benefit;
(iv)	your termination of the benefit;
(v)	your surrender of the Annuity;
(vi)	when annuity payments begin (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vii)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(viii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(ix)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v2.1 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v2.1 above.

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DEATH BENEFITS

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

Each Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent”. Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death.” Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefits” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit.

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Death Benefit in connection with an optional living benefit).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), any Death Benefit (including the Minimum Death Benefit, any optional Death Benefit and Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income v2.1 with HD DB) that applies will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value on the date we receive Due Proof of Death. Thus, if you had elected Highest Daily Lifetime Income v2.1 with HD DB or Spousal Highest Daily Lifetime Income v2.1 with HD DB, and the suspension were in effect, you would be paying the fee for the Optional Death Benefit, Highest Daily Lifetime Income v2.1 with HD DB or Spousal Highest Daily Lifetime Income v2.1 with HD DB even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

Beneficiary Annuity. With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

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MINIMUM DEATH BENEFIT

Each Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:

■

The sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

■	Your Unadjusted Account Value on the date we receive Due Proof of Death.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Grade Bond Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuance. However, any additional Purchase Payments applied after the date the continuance is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Subsequent to spousal continuation, the basic Death Benefit will be equal to the greater of:

■

The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; and

■	The Unadjusted Account Value on Due Proof of Death of the surviving spouse.

With respect to Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income v2.1 with HD DB:

■

If the Highest Daily Death Benefit is not payable upon the death of a Spousal Designated Life, and the Remaining Designated Life chooses to continue the Annuity, the benefit will remain in force unless we are instructed otherwise.

■

If a Death Benefit is not payable upon the death of a Spousal Designated Life (e.g., if the first of the Spousal Designated Lives to die is the Beneficiary but not an Owner), the benefit will remain in force unless we are instructed otherwise.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse’s 80th birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80th birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse’s Death Benefit will equal the basic Death Benefit.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

PAYMENT OF DEATH BENEFITS

Alternative Death Benefit Payment Options – Annuities Owned By Individuals (Not Associated With Tax-Favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or
■

as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

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If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:

■	as a lump sum payment; or
■

as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled “Beneficiary Continuation Option”, unless you have made an election prior to Death Benefit proceeds becoming due.

Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death, or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner. If your Beneficiary elects to receive full distribution by the Qualified 5 Year Deadline, 2009 shall not be included in the five year requirement period. This effectively extends this period to December 31st of the year including the six year anniversary date of death.

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If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. For this distribution requirement also, 2009 shall not be included in the five year requirement period.

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If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See “Tax Considerations” and consult your tax advisor.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans”. This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the “Beneficiary Annuity”, because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate. Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
■	The Annuity will be continued in the Owner’s name, for the benefit of the Beneficiary.
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Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

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Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

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The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit in connection with an optional living benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No MVA Options will be offered for Beneficiary Continuation Options.
■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	The basic Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
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The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary’s withdrawal rights.

■	Withdrawals are not subject to CDSC.
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Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.

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If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price”. The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled “Termination of Optional Benefits” for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. (“CGM”). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC (“MSSB”) where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

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Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer’s funds at the customer's request prior to the firm’s principal approval or upon the firm’s rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time. See “Additional Purchase Payments” under “Purchasing Your Annuity”.

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner’s signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions”

Medically-related Surrenders & Death Benefits: Medically-Related Surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We generally pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Termination of Optional Benefits: In general, if an optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. However, for the Highest Daily Lifetime Income v2.1 benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different charge.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn,

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payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
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generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

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If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
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Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to

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terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

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If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
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SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
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“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

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If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial

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account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

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If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale

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of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v2.1) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life’s ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;
■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;

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■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
■

make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA Options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account and are subject to our claims paying ability. Assets in the general account, which includes amounts in the Secure Value Account, are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the Portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the Portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that date, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates our affiliate for distribution and administrative services. We also receive “revenue sharing” payments from the advisers to the underlying portfolios. As of March 1, 2013, the maximum combined fees and revenue sharing payments we receive with respect to a portfolio are equal to an annual rate of 0.50% the average assets allocated to the portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, sub-adviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms’ registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser’s, sub-adviser’s or distributor’s participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation.

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During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying Portfolios in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying Portfolio’s shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts”, in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, and auto rebalancing in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You

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may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 6.5% for the B Series, 5.0% for the L Series and 2.0% for the C Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2013, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05 respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation (“PALAC”). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2013 retrospective depiction.

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Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

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Morgan Stanley Smith Barney

Mutual of Omaha Bank

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

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In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a

108

power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A – ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, each Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique Unit value corresponding to each combination of such contract features.

Here, we set forth the historical Unit values corresponding to the lowest charge level for each Series and the highest charge level for each Series. In the Statement of Additional Information, which is available free of charge upon request, we set forth Unit values corresponding to the remaining charge levels.

PREMIER RETIREMENT B SERIES (issued on or after 2-25-2013)

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.45%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.91333	$10.61030	7,182,968
AST Advanced Strategies Portfolio
02/25/2013 to 12/31/2013	$9.88680	$11.12429	28,328,961
AST AQR Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99880	$10.11295	15,004
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99880	$11.65345	7,436
AST Balanced Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.89987	$11.23550	19,836,356
AST BlackRock Global Strategies Portfolio
02/25/2013 to 12/31/2013	$9.93226	$10.73965	7,020,410
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99880	$10.51469	3,728,169
AST Capital Growth Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.87286	$11.61737	15,371,751
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013 to 12/31/2013	$9.99880	$11.68327	26,211
AST Cohen & Steers Realty Portfolio
02/25/2013 to 12/31/2013	$9.81745	$9.68396	88,173
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99880	$9.70281	2,577,069
AST Federated Aggressive Growth Portfolio
02/25/2013 to 12/31/2013	$9.68057	$12.91409	50,192
AST FI Pyramis® Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.87059	$11.38633	12,354,213
AST First Trust Balanced Target Portfolio
02/25/2013 to 12/31/2013	$9.87475	$11.06340	14,081,003
AST Franklin Templeton Founding Funds Allocation Portfolio
02/25/2013 to 12/31/2013	$9.85833	$11.73153	1,409,724
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99880	$10.83161	8,165,177
AST Global Real Estate Portfolio
02/25/2013 to 12/31/2013	$9.85357	$10.08073	63,058
AST Goldman Sachs Concentrated Growth Portfolio
02/25/2013 to 12/31/2013	$9.84208	$12.10233	81,001

A-1

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.78152	$12.31493	72,953
AST Goldman Sachs Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$9.81959	$12.28300	104,130
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.89797	$10.52772	12,840,877
AST Goldman Sachs Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.78473	$12.69230	134,116
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
02/25/2013 to 12/31/2013	$9.78500	$12.31365	62,600
AST High Yield Portfolio
02/25/2013 to 12/31/2013	$10.01165	$10.42183	143,584
AST International Growth Portfolio
02/25/2013 to 12/31/2013	$9.85053	$11.48672	24,955
AST International Value Portfolio
02/25/2013 to 12/31/2013	$9.85305	$11.48447	37,638
AST Investment Grade Bond Portfolio
02/25/2013 to 12/31/2013	$10.04453	$9.61987	0
AST J.P. Morgan Global Thematic Portfolio
02/25/2013 to 12/31/2013	$9.90871	$11.18390	9,242,629
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
02/25/2013 to 12/31/2013	$9.81213	$11.24111	84,693
AST J.P. Morgan Strategic Opportunities Portfolio
02/25/2013 to 12/31/2013	$9.93591	$10.76626	6,846,914
AST Jennison Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$9.81311	$13.00723	77,814
AST Jennison Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.81983	$12.19594	70,197
AST Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.79579	$12.84464	65,419
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
02/25/2013 to 12/31/2013	$9.81271	$12.76835	49,451
AST Lord Abbett Core Fixed Income Portfolio
02/25/2013 to 12/31/2013	$10.02498	$9.71214	49,174
AST MFS Global Equity Portfolio
02/25/2013 to 12/31/2013	$9.84836	$11.84660	78,999
AST MFS Growth Portfolio
02/25/2013 to 12/31/2013	$9.82113	$12.75859	103,283
AST MFS Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.82747	$12.28936	26,305
AST Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.78559	$12.06993	70,045
AST Money Market Portfolio
02/25/2013 to 12/31/2013	$9.99880	$9.87551	182,208
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.80941	$12.86338	99,061
AST Neuberger Berman Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.02732	$9.66002	15,238

A-2

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Neuberger Berman Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$9.82872	$12.35736	67,842
AST New Discovery Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.88675	$11.30516	3,637,129
AST Parametric Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.91011	$9.82118	32,715
AST PIMCO Limited Maturity Bond Portfolio
02/25/2013 to 12/31/2013	$10.00827	$9.67960	148,432
AST PIMCO Total Return Bond Portfolio
02/25/2013 to 12/31/2013	$10.02276	$9.69455	512,567
AST Preservation Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.95808	$10.58368	14,927,890
AST Prudential Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.02665	$9.68326	36,055
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
02/25/2013 to 12/31/2013	$9.84671	$11.22780	14,142,048
AST QMA Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99880	$9.61912	17,416
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99880	$11.69306	5,099
AST QMA US Equity Alpha Portfolio
02/25/2013 to 12/31/2013	$9.81949	$12.26676	35,208
AST Quantitative Modeling Portfolio
02/25/2013 to 12/31/2013	$9.86685	$11.59795	1,314,342
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.92232	$10.83902	18,727,723
AST Schroders Global Tactical Portfolio
02/25/2013 to 12/31/2013	$9.89294	$11.25123	13,869,111
AST Schroders Multi-Asset World Strategies Portfolio
02/25/2013 to 12/31/2013	$9.91387	$11.05013	5,143,245
AST Small-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$9.78970	$12.40268	76,424
AST Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.78315	$12.47438	43,487
AST T. Rowe Price Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$9.89728	$11.16935	36,886,102
AST T. Rowe Price Equity Income Portfolio
02/25/2013 to 12/31/2013	$9.81179	$11.97558	110,044
AST T. Rowe Price Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$9.81916	$13.54255	152,656
AST T. Rowe Price Natural Resources Portfolio
02/25/2013 to 12/31/2013	$9.75989	$10.94492	121,563
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
02/25/2013 to 12/31/2013	$10.01703	$9.69586	76,435
AST Wellington Management Hedged Equity Portfolio
02/25/2013 to 12/31/2013	$9.92173	$11.40785	10,394,918
AST Western Asset Core Plus Bond Portfolio
02/25/2013 to 12/31/2013	$10.01746	$9.72854	33,312

A-3

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Western Asset Emerging Markets Debt Portfolio
02/25/2013 to 12/31/2013	$10.00851	$9.20469	16,244

*	Denotes the start date of these sub-accounts

PREMIER RETIREMENT L SERIES (issued on or after 2-25-2013)

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.90%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.52307	$12.28555	3,227,468
AST Advanced Strategies Portfolio
02/25/2013 to 12/31/2013	$12.18106	$13.65281	8,776,850
AST AQR Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99842	$10.07351	16,721
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99842	$11.61709	4,316
AST Balanced Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.74257	$13.27553	7,641,288
AST BlackRock Global Strategies Portfolio
02/25/2013 to 12/31/2013	$10.14168	$10.92367	3,781,890
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99842	$10.48203	1,505,924
AST Capital Growth Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.88321	$13.92892	9,625,643
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013 to 12/31/2013	$9.99842	$11.63768	45,204
AST Cohen & Steers Realty Portfolio
02/25/2013 to 12/31/2013	$14.36560	$14.11551	73,675
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99842	$9.67257	1,062,970
AST Federated Aggressive Growth Portfolio
02/25/2013 to 12/31/2013	$12.69528	$16.87039	56,949
AST FI Pyramis® Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.81788	$13.57992	5,020,394
AST First Trust Balanced Target Portfolio
02/25/2013 to 12/31/2013	$11.65794	$13.01069	5,323,927
AST Franklin Templeton Founding Funds Allocation Portfolio
02/25/2013 to 12/31/2013	$11.05246	$13.10168	1,423,432
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99842	$10.79794	4,655,709
AST Global Real Estate Portfolio
02/25/2013 to 12/31/2013	$13.44489	$13.70175	42,407
AST Goldman Sachs Concentrated Growth Portfolio
02/25/2013 to 12/31/2013	$12.40582	$15.19607	48,395

A-4

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$12.24130	$15.35222	68,724
AST Goldman Sachs Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$13.27579	$16.54211	78,700
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.48019	$12.16343	3,696,154
AST Goldman Sachs Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.66502	$17.65730	150,991
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
02/25/2013 to 12/31/2013	$12.21229	$15.30911	41,180
AST High Yield Portfolio
02/25/2013 to 12/31/2013	$12.34556	$12.80158	112,955
AST International Growth Portfolio
02/25/2013 to 12/31/2013	$11.42256	$13.26847	36,880
AST International Value Portfolio
02/25/2013 to 12/31/2013	$10.70614	$12.43063	40,557
AST Investment Grade Bond Portfolio
02/25/2013 to 12/31/2013	$10.04416	$9.58248	5,640
AST J.P. Morgan Global Thematic Portfolio
02/25/2013 to 12/31/2013	$11.99508	$13.48642	3,438,985
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
02/25/2013 to 12/31/2013	$11.16531	$12.74180	92,766
AST J.P. Morgan Strategic Opportunities Portfolio
02/25/2013 to 12/31/2013	$11.41732	$12.32370	2,514,139
AST Jennison Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$12.20153	$16.11071	17,593
AST Jennison Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$11.29593	$13.97497	28,978
AST Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$12.02868	$15.71162	84,024
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
02/25/2013 to 12/31/2013	$12.52089	$16.22936	33,145
AST Lord Abbett Core Fixed Income Portfolio
02/25/2013 to 12/31/2013	$12.11428	$11.69087	67,997
AST MFS Global Equity Portfolio
02/25/2013 to 12/31/2013	$13.06950	$15.66056	276,456
AST MFS Growth Portfolio
02/25/2013 to 12/31/2013	$12.62531	$16.33812	25,096
AST MFS Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.79080	$13.44187	9,283
AST Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.38574	$16.44666	28,518
AST Money Market Portfolio
02/25/2013 to 12/31/2013	$9.45232	$9.30014	121,990
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.17647	$17.21196	80,413
AST Neuberger Berman Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.28661	$9.87150	16,382

A-5

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Neuberger Berman Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$13.62842	$17.06853	200,062
AST New Discovery Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.55473	$12.02243	1,907,114
AST Parametric Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$10.52673	$10.39181	62,578
AST PIMCO Limited Maturity Bond Portfolio
02/25/2013 to 12/31/2013	$10.35054	$9.97182	117,947
AST PIMCO Total Return Bond Portfolio
02/25/2013 to 12/31/2013	$11.23837	$10.82817	622,256
AST Preservation Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.51015	$12.18605	5,008,009
AST Prudential Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.53600	$10.13596	4,421
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
02/25/2013 to 12/31/2013	$11.86094	$13.47231	5,879,061
AST QMA Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99842	$9.58150	5,052
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99842	$11.65663	143
AST QMA US Equity Alpha Portfolio
02/25/2013 to 12/31/2013	$13.45609	$16.74464	19,778
AST Quantitative Modeling Portfolio
02/25/2013 to 12/31/2013	$10.11360	$11.84221	3,509,142
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.39849	$12.40346	5,381,115
AST Schroders Global Tactical Portfolio
02/25/2013 to 12/31/2013	$12.21992	$13.84402	5,367,241
AST Schroders Multi-Asset World Strategies Portfolio
02/25/2013 to 12/31/2013	$11.24991	$12.49092	3,252,726
AST Small-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$14.17954	$17.89491	30,018
AST Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.01771	$16.53459	38,011
AST T. Rowe Price Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$12.15042	$13.65914	12,303,020
AST T. Rowe Price Equity Income Portfolio
02/25/2013 to 12/31/2013	$12.24519	$14.88796	59,271
AST T. Rowe Price Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$12.74741	$17.51339	259,370
AST T. Rowe Price Natural Resources Portfolio
02/25/2013 to 12/31/2013	$9.87131	$11.02705	81,898
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
02/25/2013 to 12/31/2013	$10.65259	$10.27131	45,669
AST Wellington Management Hedged Equity Portfolio
02/25/2013 to 12/31/2013	$9.91594	$11.35710	5,038,493
AST Western Asset Core Plus Bond Portfolio
02/25/2013 to 12/31/2013	$11.43913	$11.06625	290,714
AST Western Asset Emerging Markets Debt Portfolio
02/25/2013 to 12/31/2013	$10.00813	$9.16876	16,892

*	Denotes the start date of these sub-accounts

A-6

PREMIER RETIREMENT C SERIES (issued on or after 2-25-2013)

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.95%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.50570	$12.26179	295,082
AST Advanced Strategies Portfolio
02/25/2013 to 12/31/2013	$12.16279	$13.62639	624,160
AST AQR Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99838	$10.06910	972
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99838	$11.61303	16,354
AST Balanced Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.72477	$13.24959	827,882
AST BlackRock Global Strategies Portfolio
02/25/2013 to 12/31/2013	$10.13224	$10.90887	279,640
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99838	$10.47837	240,565
AST Capital Growth Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.86535	$13.90187	699,794
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013 to 12/31/2013	$9.99838	$11.63263	13,671
AST Cohen & Steers Realty Portfolio
02/25/2013 to 12/31/2013	$14.34382	$14.08804	23,181
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99838	$9.66923	253,353
AST Federated Aggressive Growth Portfolio
02/25/2013 to 12/31/2013	$12.67626	$16.83782	2,586
AST FI Pyramis® Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.80014	$13.55377	367,138
AST First Trust Balanced Target Portfolio
02/25/2013 to 12/31/2013	$11.64036	$12.98549	433,305
AST Franklin Templeton Founding Funds Allocation Portfolio
02/25/2013 to 12/31/2013	$11.04776	$13.09053	43,364
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99838	$10.79404	585,263
AST Global Real Estate Portfolio
02/25/2013 to 12/31/2013	$13.42457	$13.67513	21,544
AST Goldman Sachs Concentrated Growth Portfolio
02/25/2013 to 12/31/2013	$12.38716	$15.16660	3,051
AST Goldman Sachs Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$12.22287	$15.32245	6,086
AST Goldman Sachs Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$13.25586	$16.51027	21,840
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.46298	$12.13992	355,573
AST Goldman Sachs Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.64416	$17.62272	33,714

A-7

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
02/25/2013 to 12/31/2013	$12.19411	$15.27963	20,844
AST High Yield Portfolio
02/25/2013 to 12/31/2013	$12.32718	$12.77707	77,179
AST International Growth Portfolio
02/25/2013 to 12/31/2013	$11.40536	$13.24272	8,451
AST International Value Portfolio
02/25/2013 to 12/31/2013	$10.68984	$12.40630	5,074
AST Investment Grade Bond Portfolio
02/25/2013 to 12/31/2013	$10.04411	$9.57812	0
AST J.P. Morgan Global Thematic Portfolio
02/25/2013 to 12/31/2013	$11.97712	$13.46046	267,024
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
02/25/2013 to 12/31/2013	$11.14839	$12.71713	18,975
AST J.P. Morgan Strategic Opportunities Portfolio
02/25/2013 to 12/31/2013	$11.40011	$12.29971	398,212
AST Jennison Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$12.18320	$16.07967	3,178
AST Jennison Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$11.27879	$13.94760	10,101
AST Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$12.01050	$15.68115	17,739
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
02/25/2013 to 12/31/2013	$12.50179	$16.19761	2,427
AST Lord Abbett Core Fixed Income Portfolio
02/25/2013 to 12/31/2013	$12.09619	$11.66836	21,562
AST MFS Global Equity Portfolio
02/25/2013 to 12/31/2013	$13.04969	$15.62997	22,820
AST MFS Growth Portfolio
02/25/2013 to 12/31/2013	$12.60627	$16.30651	16,546
AST MFS Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.78803	$13.43256	8,761
AST Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.36542	$16.41458	7,874
AST Money Market Portfolio
02/25/2013 to 12/31/2013	$9.43859	$9.28256	153,146
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.15687	$17.17903	39,123
AST Neuberger Berman Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.27950	$9.86040	15,306
AST Neuberger Berman Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$13.60797	$17.03552	8,000
AST New Discovery Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.55025	$12.01215	110,206
AST Parametric Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$10.51100	$10.37187	1,966
AST PIMCO Limited Maturity Bond Portfolio
02/25/2013 to 12/31/2013	$10.33458	$9.95218	78,063

A-8

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST PIMCO Total Return Bond Portfolio
02/25/2013 to 12/31/2013	$11.22164	$10.80747	152,050
AST Preservation Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.49277	$12.16225	1,037,160
AST Prudential Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.52865	$10.12445	24,243
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
02/25/2013 to 12/31/2013	$11.84304	$13.44621	306,590
AST QMA Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99838	$9.57726	0
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99838	$11.65254	781
AST QMA US Equity Alpha Portfolio
02/25/2013 to 12/31/2013	$13.43589	$16.71236	6,715
AST Quantitative Modeling Portfolio
02/25/2013 to 12/31/2013	$10.10432	$11.82614	41,958
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.38135	$12.37947	552,625
AST Schroders Global Tactical Portfolio
02/25/2013 to 12/31/2013	$12.20145	$13.81715	366,910
AST Schroders Multi-Asset World Strategies Portfolio
02/25/2013 to 12/31/2013	$11.23284	$12.46666	221,041
AST Small-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$14.15821	$17.86028	11,372
AST Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$12.99783	$16.50218	9,819
AST T. Rowe Price Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$12.13201	$13.63266	1,229,283
AST T. Rowe Price Equity Income Portfolio
02/25/2013 to 12/31/2013	$12.22684	$14.85921	66,314
AST T. Rowe Price Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$12.72813	$17.47928	97,590
AST T. Rowe Price Natural Resources Portfolio
02/25/2013 to 12/31/2013	$9.85616	$11.00540	13,172
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
02/25/2013 to 12/31/2013	$10.63635	$10.25105	28,272
AST Wellington Management Hedged Equity Portfolio
02/25/2013 to 12/31/2013	$9.90645	$11.34130	484,589
AST Western Asset Core Plus Bond Portfolio
02/25/2013 to 12/31/2013	$11.42206	$11.04489	21,427
AST Western Asset Emerging Markets Debt Portfolio
02/25/2013 to 12/31/2013	$10.00809	$9.16475	2,974

*	Denotes the start date of these sub-accounts

A-9

APPENDIX B – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California	Medically-Related Surrender is not available. For the California annuity forms, “contingent deferred sales charges” are referred to as “surrender charges”.

Connecticut	The Liquidity Factor used in the MVA and DCA formulas equals zero (0).
Florida	One year waiting period for annuitization. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.

Illinois	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

Iowa	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit. Medically-Related Surrenders are not available.

Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.

Oregon	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

Texas	The Beneficiary Annuity is not available.

B-1

APPENDIX C – MVA FORMULAS

MVA FORMULA FOR LONG-TERM MVA OPTIONS

The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

The MVA factor is equal to:

[(l+I)/(l+J+K)]^(N/12)

where:

I = the Crediting Rate for the MVA Option;

J = the Rate for the remaining Guarantee Period, determined as described below;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

For the purposes of determining “j”,

Y = N/12

GP1 = the smallest whole number of years greater than or equal to Y.

r1 = the rate for Guarantee Periods of duration GP1, which will equal the crediting rate if such Guarantee Period duration is currently available.

GP2 = the greatest whole number of years less than or equal to Y, but not less than 1.

r2 = the rate for Guarantee Periods of duration GP2, which will equal the crediting rate if such Guarantee Period duration is currently available.

If we do not currently offer a Guarantee Period of duration GP1 or duration GP2, we will determine r1 and / or r2 by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r1 and / or r2 will be equal to [(1) + (2) – (3)], where (1), (2), and (3) are defined as:

(1)	= the current Treasury spot rate for GP1 or GP2, respectively, and
(2)	= the current crediting rate for the next longer Guaranteed Period duration currently available, and
(3)	= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

The term “current Treasury spot rate” refers to the rates that existed at the time the crediting rates were last determined.

To determine “j”:

If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, “j” is equal to the crediting rate associated with a Guarantee Period duration of Y years.

If Y is less than 1, then “j” = r2.

Otherwise, we determine “j” by linearly interpolating between r1 and r2, using the following formula:

J = (R1 * (Y – GP2) + r2 * (GP1 – Y))/(GP1 – GP2)

The current rate (“j”) in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

We reserve the right to waive the liquidity factor set forth above.

C-1

MVA Examples For Long-Term MVA Options

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

■	You allocate $50,000 into an MVA Option (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples).
■	The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 5.50% (I = 5.50%).
■	You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 4.00% (J = 4.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]^(N/12) = [1.055/1.0425]^(2) = 1.024125

Unadjusted Value = $58,712.07

Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $60,128.47

Example of Negative MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]^(N/12) = [1.055/1.0725]^(2) = 0.967632

Unadjusted Value = $58,712.07

Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $56,811.69

C-2

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The Market Value Adjustment Factor applicable to the MVA Options we make available under the 6 or 12 Month Dollar Cost Averaging Program is as follows:

The MVA factor is equal to:

[(l+I)/(l+J+K)]^(N/12)

where:

I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

We reserve the right to waive the Liquidity Factor.

C-3

APPENDIX D - FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1 SUITE OF LIVING BENEFITS

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite of benefits (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the total value of all Permitted Sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments, and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Sub-account.

*	Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

Daily Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – B) / (VV + VF).

■

If on the third consecutive Valuation Day r (greater than) Cu and r (less or =) Cus or if on any day r (greater than) Cus, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

D-1

■

If r (less than) Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Sub-account are transferred to the Permitted Sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))	Money is transferred from the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account
T	=	{Min (B, – [L – B – (VV + VF) * Ct] / (1 – Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts

Monthly Transfer Calculation

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (VV + VF + B))} (less than) (Cu * (VV + VF) – L + B) / (1 – Cu), then

TM	=	{Min (B, .05 * (VV + VF + B))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub- accounts.

D-2

“A” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

D-3

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIES, L SERIES AND C SERIESSM ANNUITY DESCRIBED IN THE PROSPECTUS (04/28/2014)

(print your name)

(address)

(city/state/zip code)

Please see the section of this prospectus

entitled “How To Contact Us” for

where to send your request for

a Statement of Additional Information

The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® ADVISORSM VARIABLE ANNUITY SERIES (“ADVISOR SERIES”)

(For Annuities issued on or after February 25, 2013)

Flexible Premium Deferred Annuity Offering Highest Daily Lifetime® Income v2.1 Optional Benefits

PROSPECTUS: APRIL 28, 2014

This prospectus describes a flexible premium deferred annuity offered by Pruco Life Insurance Company (“Pruco Life”), which we refer to in this prospectus as the “Annuity” or the “Advisor Series”. The Annuity described in this prospectus is designed for investors who have hired an investment adviser to provide advice about allocating Account Value within the Annuity. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. The Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Certain of the Investment Options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to make available or may not recommend to their customers certain of the optional features and/or benefits and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain optional benefits). Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contract and the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, Portfolios of Advanced Series Trust and ProFunds VP are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit – see “Limitations With Optional Benefits” later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuity that you should know before investing. Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life policy, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your Financial Professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see “How to Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

This Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888

OR GO TO OUR WEBSITE AT WWW.PRUDENTIALANNUITIES.COM

Prospectus Dated: April 28, 2014	Statement of Additional Information Dated: April 28, 2014

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO THE BACK

COVER OF THIS PROSPECTUS.                                                           660436

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio 1

AST Advanced Strategies Portfolio 1

AST AQR Emerging Markets Equity Portfolio

AST AQR Large-Cap Portfolio

AST Balanced Asset Allocation Portfolio 1

AST BlackRock Global Strategies Portfolio 1

AST BlackRock iShares ETF Portfolio 1

AST Capital Growth Asset Allocation Portfolio 1

AST ClearBridge Dividend Growth Portfolio

AST Cohen & Steers Realty Portfolio

AST Defensive Asset Allocation Portfolio 1

AST Federated Aggressive Growth Portfolio

AST FI Pyramis® Asset Allocation Portfolio 1

AST FI Pyramis® Quantitative Portfolio 1

AST Franklin Templeton Founding Funds Allocation Portfolio* 1

AST Franklin Templeton Founding Funds Plus Portfolio 1

AST Global Real Estate Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Multi-Asset Portfolio 1

AST Goldman Sachs Small-Cap Value Portfolio

AST Herndon Large-Cap Value Portfolio

AST High Yield Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio 2

AST J.P. Morgan Global Thematic Portfolio 1

AST J.P. Morgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio 1

AST Jennison Large-Cap Growth Portfolio

AST Jennison Large-Cap Value Portfolio

AST Large-Cap Value Portfolio

AST Loomis Sayles Large-Cap Growth Portfolio

AST Lord Abbett Core Fixed Income Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio

AST Mid-Cap Value Portfolio

AST Money Market Portfolio

AST Neuberger Berman Core Bond Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST New Discovery Asset Allocation Portfolio 1

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Preservation Asset Allocation Portfolio 1

AST Prudential Core Bond Portfolio

AST Prudential Growth Allocation Portfolio 1

AST QMA Emerging Markets Equity Portfolio

AST QMA Large-Cap Portfolio

AST QMA US Equity Alpha Portfolio

AST Quantitative Modeling Portfolio

AST RCM World Trends Portfolio 1

AST Schroders Global Tactical Portfolio 1

AST Schroders Multi-Asset World Strategies Portfolio 1

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio 1

AST T. Rowe Price Equity Income Portfolio

AST T. Rowe Price Growth Opportunities Portfolio

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Templeton Global Bond Portfolio

AST Wellington Management Hedged Equity Portfolio 1

AST Western Asset Core Plus Bond Portfolio

AST Western Asset Emerging Markets Debt Portfolio

ProFunds VP Portfolios

Consumer Goods

Consumer Services

Financials

Health Care

Industrials

Large-Cap Growth

Large-Cap Value

Mid-Cap Growth

Mid-Cap Value

Real Estate

Small-Cap Growth

Small-Cap Value

Telecommunications

Utilities

*	This variable investment option is no longer available for new investments, with limited exceptions. Please see “Investment Options” later in this prospectus for details.
(1)	These are the only variable investment options available to you if you select one of the optional benefits.
(2)	The AST Investment Grade Bond variable investment option is not available for allocation of Purchase Payments or contract owner transfers.

(i)

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: This is the annual amount of income you are eligible for life under the optional benefits.

Annuitant: The natural person upon whose life annuity payments made to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

Beneficiary Annuity: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent’s account into the Annuity described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that benefit year is considered excess income (“Excess Income”). Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future benefit years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

1

Guarantee Period: The period of time during which we credit a fixed rate of interest to an MVA Option.

Investment Option: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value in an MVA Option.

Market Value Adjustment Options (“MVA Options”): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the “Long-Term MVA Options”, under which Guarantee Periods of different yearly lengths are offered.

Maturity Date: With respect to an MVA Option, the last day in a Guarantee Period.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity that has the rights and benefits designated to the “participant” in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

Portfolio: An underlying mutual fund in which a Sub-account of the Separate Account invests.

Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets that are held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

we, us, our: Pruco Life Insurance Company.

you, your: The Owner(s) shown in the Annuity.

2

SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Annuity. The first table describes the fees and expenses that you will pay at the time you surrender the Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES
FEE/CHARGE
Sales Charge	None
Transfer Fee [1]	$10
Tax Charge [2]	0% to 3.5%

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying Portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

PERIODIC FEES AND CHARGES
FEE/CHARGE
Annual Maintenance Fee [3]	Lesser of $50 or 2% of Unadjusted Account Value
ANNUALIZED FEES/CHARGES
Mortality & Expense Risk Charge	0.40%
Administration Charge	0.15%
Total Annualized Insurance Charge [4,5]	0.55%

1	Currently, we deduct the fee after the 20th transfer each Annuity Year.
2	We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon Annuitization.
3	Assessed annually on the Annuity’s anniversary date or upon surrender. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000. For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed.
4	These charges are assessed as a percentage of the daily net assets of the Sub-accounts. The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge.
5	For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next column shows the total expenses you would pay for the Annuity if you purchased the relevant optional benefit. More specifically, this column shows the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges applicable to the Annuity (as shown in the prior table). Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/ CHARGE [6]	TOTAL CHARGE [7]
HIGHEST DAILY LIFETIME INCOME v2.1 (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [8]	2.00%	0.55% +2.00%
Current Charge	1.00%	0.55% +1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [8]	2.00%	0.55% +2.00%
Current Charge	1.10%	0.55% +1.10%

3

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/ CHARGE [6]	TOTAL CHARGE [7]
HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [8]	2.00%	0.55% +2.00%
Current Charge	1.50%	0.55% +1.50%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [8]	2.00%	0.55% +2.00%
Current Charge	1.60%	0.55% +1.60%

6	The charge for each of Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of this prospectus.
7	HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED
The charge is taken out of the Sub-accounts. The current optional benefit charge is in addition to the 0.55% annualized charge of amounts invested in the Sub-accounts.
Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit: 1.50% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit: 1.60% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
8	We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for then new contract owners up to the maximum indicated.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolios before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expenses	0.59%	1.92%

4

The following are the total annual expenses for each underlying Portfolio. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and Statement of Additional Information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [4]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [5]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [6]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%
AST Franklin Templeton Founding Funds Allocation Portfolio	0.91%	0.02%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [7]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [8]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [9]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%
AST Goldman Sachs Small-Cap Value Portfolio [10]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Value Portfolio [11]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%

5

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST International Growth Portfolio [12]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [13]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio [14]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [15]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [16]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [18]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%
AST Prudential Core Bond Portfolio [19]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%
AST Quantitative Modeling Portfolio	0.25%	0.05%	0.00%	0.00%	0.00%	0.88%	1.18%	0.00%	1.18%

6

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [21]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

ProFund VP
ProFund VP Large-Cap Value	0.75%	0.84%	0.25%	0.00%	0.00%	0.00%	1.84%	-0.16%	1.68%
ProFund VP Large-Cap Growth	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Mid-Cap Value	0.75%	0.83%	0.25%	0.00%	0.00%	0.02%	1.85%	-0.15%	1.70%
ProFund VP Mid-Cap Growth	0.75%	0.79%	0.25%	0.00%	0.00%	0.00%	1.79%	-0.11%	1.68%
ProFund VP Small-Cap Value	0.75%	0.88%	0.25%	0.00%	0.00%	0.04%	1.92%	-0.20%	1.72%
ProFund VP Small-Cap Growth	0.75%	0.83%	0.25%	0.00%	0.00%	0.05%	1.88%	-0.15%	1.73%
ProFund VP Consumer Goods	0.75%	0.76%	0.25%	0.00%	0.00%	0.00%	1.76%	-0.08%	1.68%
ProFund VP Consumer Services	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Financials	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Health Care	0.75%	0.72%	0.25%	0.00%	0.00%	0.00%	1.72%	-0.04%	1.68%
ProFund VP Industrials	0.75%	0.81%	0.25%	0.00%	0.00%	0.00%	1.81%	-0.13%	1.68%
ProFund VP Real Estate	0.75%	0.75%	0.25%	0.00%	0.00%	0.00%	1.75%	-0.07%	1.68%
ProFund VP Telecommunications	0.75%	0.73%	0.25%	0.00%	0.00%	0.00%	1.73%	-0.05%	1.68%
ProFund VP Utilities	0.75%	0.76%	0.25%	0.00%	0.00%	0.00%	1.76%	-0.08%	1.68%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
3

The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other

7

expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
5	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This contractual investment management fee waiver may not be terminated or modified prior to the expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the expense limitation after the expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
12	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
13	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
14	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
15	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
19	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

8

20	The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
21	The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

9

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for the Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Annual Maintenance Fee
■	Optional benefit fees, as described below

The examples also assume the following for the period shown:

■

You allocate all of your Account Value to the Permitted Sub-account that may be elected with any of the optional benefits with the maximum gross total operating expenses and these expenses remain the same each year*

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no transfers, or other transactions for which we charge a fee
■	No tax charge applies
■

You elect the Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your Annuity, do not surrender, or annuitize at the end of the applicable time period:

	1 yr	3 yrs	5 yrs	10 yrs
Advisor Series	$502	$1,540	$2,625	$5,556

Please see Appendix A for a table of Accumulation Unit Values.

10

SUMMARY

Prudential Premier Advisor Variable Annuity Series (“Advisor Series”)

This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment Portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in “underlying” mutual funds.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application. The maximum age for purchasing the Annuity is 85 and the minimum initial Purchase Payment is $10,000.

The “Maximum Age for Initial Purchase” applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period.

Please see “Requirements for Purchasing the Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before selecting your investment options. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the “Guarantee Period”, you will be subject to a “Market Value Adjustment”, which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

We also offer other programs to help discipline your investing, such as dollar cost averaging or automatic rebalancing.

Please see “Investment Options,” and “Managing Your Account Value” for information.

Access to Your Money: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax.

You may elect to receive income through annuity payments over your lifetime, also called “Annuitization”. If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

Please see “Access to Account Value” and “Annuity Options” for more information.

11

Optional Living Benefits

Guaranteed Lifetime Withdrawal Benefits. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional benefits:

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1
■	Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value. Also, these benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

In the “Living Benefits” section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., “Excess Income”), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal of Excess Income.

Please see “Living Benefits” for more information.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a minimum death benefit. Please see “Death Benefits” for more information.

Fees and Charges: The Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my Annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or Portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see the section entitled “Other Information” for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying Portfolios.

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INVESTMENT OPTIONS

The Investment Options under the Annuity consist of the Sub-accounts and the MVA Options. In this section, we describe the Portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the MVA Options.

Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The Portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option’s Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to an MVA Option.

As a condition of participating in the optional benefits, you will be prohibited from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a pre-determined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Sub-account.

Whether or not you elect an optional benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the Portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and other Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which Portfolios may be of interest to you. Please note, the AST Investment Grade Bond Portfolio is not available for allocation of Purchase Payments.

Not all Portfolios offered as Sub-accounts may be available depending on whether you elect an optional benefit. Thus, if you elect an optional benefit, you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

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The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same adviser or subadviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same adviser or subadviser of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

On APRIL 29, 2013, we stopped offering the AST FRANKLIN TEMPLETON FOUNDING FUNDS ALLOCATION PORTFOLIO as a Sub-account under the Annuities, except as follows: if at any time prior to April 29, 2013 you had any portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Franklin Templeton Founding Funds Allocation Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account prior to April 29, 2013, you cannot allocate Account Value to the AST Franklin Templeton Founding Funds Allocation Sub-account.

The name of the adviser/subadviser for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios, one or more subadvisers, as noted below, is engaged to conduct day-to-day management. Some of the subadvisers are affiliated companies of Pruco Life Allocations made to all AST Portfolios benefit us financially.

Please see “Other Information” section, under the heading concerning “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply – see “Limitations With Optional Benefits” later in this section), or select from among combinations of Portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation Portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that uses a predetermined mathematical formula, under which your Account Value may be transferred between certain “Permitted Sub-accounts” and the AST Investment Grade Bond Sub-account, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) used as part of the pre-determined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISER/ SUBADVISER(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio (formerly AST First Trust Balanced Target Portfolio):	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Allocation Portfolio	ASSET ALLOCATION	Seeks capital appreciation while its secondary investment objective is to seek income.	■ Franklin Advisors, Inc. ■ Franklin Mutual Advisors, LLC ■ Templeton Global Advisors Limited
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio):	LARGE-CAP VALUE	Seeks maximum growth of capital by investing primarily in the value stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio (formerly AST Horizon Growth Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan Investment Management Inc./ Security Capital Research & Management Incorporated

Pyramis is a registered service mark of FMR LLC. Used under license

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISER/ SUBADVISER(S)
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC
AST Loomis Sayles Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Management LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISER/ SUBADVISER(S)
AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc.
AST Prudential Growth Allocation Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST Quantitative Modeling Portfolio	ASSET ALLOCATION	Seeks a high potential return while attempting to mitigate downside risk during adverse market cycles.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio (formerly AST Moderate Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisors Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISER/ SUBADVISER(S)
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited
AST T. Rowe Price Large-Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc.
AST Templeton Global Bond Portfolio (formerly the AST T. Rowe Price Global Bond Portfolio)	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisors, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/ Western Asset Management Company Limited
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/ Western Asset Management Company Limited

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PRO FUNDS VP PORTFOLIOS PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
ProFund VP Small-Cap Value	SMALL-CAP VALUE	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P SmallCap 600® Value Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Small-Cap Growth	SMALL-CAP GROWTH.	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P SmallCap 600® Growth Index® (the “Index”).	■ ProFund Advisors LLC
ProFund VP Large-Cap Value	LARGE-CAP VALUE	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P 500® Value Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Large-Cap Growth	LARGE-CAP GROWTH	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P 500® Growth Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Mid-Cap Value	MID-CAP VALUE.	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P MidCap 400® Value Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Mid-Cap Growth	MID-CAP GROWTH	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P MidCap 400® Growth Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Consumer Goods	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Consumer GoodsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Consumer Services	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Consumer ServicesSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Financials	SPECIALTY.	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. FinancialsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Health Care	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Health CareSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Industrials	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. IndustrialsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Real Estate	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Real EstateSM Index (the “Index”).	■ ProFund Advisors LLC

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PRO FUNDS VP PORTFOLIOS PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
ProFund VP Telecommunications	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. TelecommunicationsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Utilities	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. UtilitiesSM Index (the “Index”).	■ ProFund Advisors LLC

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor’s or NASDAQ, and neither Standard & Poor’s nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

LIMITATIONS WITH OPTIONAL BENEFITS

As a condition to your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Permitted Sub-accounts table below. Please note that the DCA Market Value Adjustment Options described later in this section are also available if you elect an optional benefit.

Permitted Sub-accounts

AST Academic Strategies Asset Allocation

AST Advanced Strategies

AST Balanced Asset Allocation

AST BlackRock Global Strategies

AST BlackRock iShares ETF

AST Capital Growth Asset Allocation

AST Defensive Asset Allocation

AST FI Pyramis® Asset Allocation

AST FI Pyramis® Quantitative

*AST Franklin Templeton Founding Funds Allocation

AST Franklin Templeton Found Funds Plus

*	No longer offered for new investment.

AST Goldman Sachs Multi-Asset

AST J.P. Morgan Global Thematic

AST J.P. Morgan Strategic Opportunities

AST New Discovery Asset Allocation

AST Preservation Asset Allocation

AST Prudential Growth Allocation

AST RCM World Trends

AST Schroders Global Tactical

AST Schroders Multi-Asset World Strategies

AST T. Rowe Price Asset Allocation

AST Wellington Management Hedged Equity

MARKET VALUE ADJUSTMENT OPTIONS

When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest as long as you remain invested for a set period of time called a Guarantee Period. Amounts in MVA Options are supported by our general account and subject to our claims paying ability, Please see “Other Information” later in this prospectus for additional information about our general account. There are two types of MVA Options available under each Annuity – the Long-Term MVA Options and the DCA MVA Options. If you elect an optional living benefit, only the DCA MVA Options will be available to you. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:

■	when all or part of a Purchase Payment is allocated to that MVA Option;
■	upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or
■	when you “renew” an MVA Option into a new Guarantee Period.

RATES FOR MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions,

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administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate which may vary by state. Currently, the MVA Options are not available in the States of Illinois, Oregon and Washington.

To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Latest Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

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any surrender, partial withdrawal (including a systematic withdrawal, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

■

partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;

■	transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA Option;
■	transfers made in accordance with our 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of a Annual Maintenance Fee for the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income v2.1).

The amount of the MVA is determined according to the formulas set forth in Appendix C. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a “Liquidity Factor” as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 0.25%. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the MVA Option. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve’s “Constant Maturity (CMT) rate.” Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

LONG-TERM MVA OPTIONS

We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or

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transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

DCA MVA OPTIONS

In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Sub-accounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options for the 6 month or 12 month period. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within the section entitled “Managing Your Account Value.”

GUARANTEE PERIOD TERMINATION

An MVA Option ends on the earliest of (a) the “Maturity Date” of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and (e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you incur if you own the Annuity.

The charges under the Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging or Automatic Rebalancing program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due. Pursuant to state law, the amount of the Annual Maintenance Fee may differ in certain states.

Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax from Purchase Payments when received, from Surrender Value upon surrender, or from Unadjusted Account Value upon Annuitization. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you may pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate

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Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity’s basic Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

Charges for Optional Benefits: If you elect to purchase an optional benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional benefit.

Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees and Expenses Incurred by the Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the  Portfolios, which can be obtained by calling 1-888-PRU-2888.

MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

ANNUITY PAYMENT OPTION CHARGES

If you select a fixed payment option upon Annuitization, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. All such conditions are described below.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered Additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make an initial Purchase Payment of at least $10,000 for the Advisor Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life by wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect an optional benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than a maximum issue age as of the Issue Date of the Annuity, which is age 85. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional benefits may vary based on the age of the oldest Owner (or Annuitant, if entity-owned) on the Issue Date of the Annuity or the date of the Owner’s death. In addition, the broker-dealer firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above – check with the broker-dealer firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

Additional Purchase Payments: If allowed by applicable state law, currently you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may

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amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner’s 86th birthday or (ii) for entity-owned Annuities, the Annuitant’s 86th birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero.

Each additional Purchase Payment will be allocated to the Investment Options according to your instructions. If you have not provided any allocation instructions with the additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding any Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

For Annuities that have one of the Highest Daily Lifetime Income v2.1 benefits, we may limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to the following:

■

if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v2.1 benefit that you selected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities.

When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future. Please see the “Living Benefits” section later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g, if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see “Tax Considerations” for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

DESIGNATION OF OWNER, ANNUITANT AND BENEFICIARY

Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a “Key Life” which is used to determine the annual required distributions.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. For Beneficiary Annuities, instead of a Beneficiary, the term “Successor” is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

“Beneficiary” Annuity

You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent’s account into the Annuity described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a “Beneficiary Continuation Option”.

Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent’s death, using Table 1 in IRS Publication 590.

For IRAs and Roth IRAs, distributions must begin by December 31st of the year following the year of the decedent’s death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70  1/2. However, if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see “Required Distributions Upon Your Death for Qualified Annuity Contracts” in “Tax Considerations”.

For non-qualified Annuities, distributions must begin within one year of the decedent’s death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see “Required Distributions Upon Your Death for Nonqualified Annuity Contracts” in “Tax Considerations”.

You may take withdrawals in excess of your required distributions. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

The Annuity provides a basic Death Benefit upon death, and you may name “successors” who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations for a Beneficiary Annuity:

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No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.

■	You may not elect any optional living or death benefits.
■	You may not annuitize the Annuity; no annuity options are available.
■	You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or systematic withdrawals.
■	You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.
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If the Annuity is funded by means of transfer from another Beneficiary Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.

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The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and (3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust’s interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions

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on their entitlement), all of whom must be individuals, as of September 30th of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

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If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

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If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will calculate, to the extent allowed by applicable state law, any applicable MVA with a zero “Liquidity Factor”. See the section of this prospectus entitled “Market Value Adjustment Options.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective when received at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
■

a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■	a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors if allowed by state law; and
■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the Annuitant or Contingent Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant, or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”); or
■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis, and to the extent allowed by state law, but are not obligated to process your request within any particular timeframe. There are restrictions on designation changes when you have elected certain optional benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefits section of this prospectus for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any division of your Annuity due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is then available to new Owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

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Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See, including the amount of the Death Benefit “Spousal Continuation of Annuity” in “Death Benefits” for more information about how the Annuity can be continued by a Custodial Account.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value. We describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program may not be available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Iowa and Oregon.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
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As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
■

You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under this program are not subject to any MVA.
■

Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.

■	We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the Program.
■

If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit. No portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Sub-account used with the optional benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

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If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the pre-determined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a pre-determined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the pre-determined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing program.

AUTHORIZATION OF A THIRD PARTY INVESTMENT ADVISER TO MANAGE MY ACCOUNT

This Annuity is intended to be used where you have engaged your own investment adviser to provide advice regarding the allocation of your Account Value. That investment adviser may be a firm or person appointed by us, or whose affiliated broker-dealer is appointed by us, as authorized sellers of the Annuity. Even if this is the case, however, please note that the investment adviser you engage to provide advice and/or make transfers for you is not acting on our behalf, but rather is acting on your behalf. To be eligible to take any action with respect to your Annuity, an investment adviser must meet our standards. These standards include, but are not limited to, restricting the amount of the adviser’s fee that the adviser can deduct from your account to a specified percentage of your Account Value (this fee cap may change periodically at our discretion). In general, we reserve the right to change these standards at any time. Although we impose these standards, you bear the responsibility for choosing a suitable investment adviser.

We do not offer advice about how to allocate your Account Value. As such, we are not responsible for any recommendations your investment adviser makes, any investment models or asset allocation programs they choose to follow, or any specific transfers they make on your behalf. Moreover, if you participate in an optional living benefit that transfers Account Value under a pre-determined mathematical formula, you and your investment adviser should realize that such transfers will occur as dictated solely by the formula, and may or may not be in accord with the investment program being pursued by your investment adviser. As one possible example, prompted by a decline in the value of your chosen Sub-accounts, the formula might direct a transfer to an AST bond Portfolio – even though your adviser’s program might call for an increased investment in equity Sub-accounts in that scenario.

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We are not a party to the agreement you have with your investment adviser, and do not verify that amounts withdrawn from your Annuity, including amounts withdrawn to pay for the investment adviser’s fee, are within the terms of your agreement with your investment adviser. You will, however, receive confirmations of transactions that affect your Annuity that among other things reflect advisory fees deducted from your Account Value. It is your responsibility to arrange for the payment of the advisory fee charged by your investment adviser. Similarly, it is your responsibility to understand the advisory services provided by your investment adviser and the advisory fees charged for those services.

Any fee that is charged by your investment adviser is in addition to the fees and expenses that apply under your Annuity. Please be aware that if you authorize your investment adviser to withdraw amounts from your Annuity to pay for the investment advisor’s fee, such fee deduction will be treated as a withdrawal. A withdrawal can have many consequences, particularly if you are participating in certain optional living benefits and/or optional death benefits. For example, as with any other withdrawal from your Annuity, you may incur adverse tax consequences upon the deduction of your advisor’s fee from your Annuity. In addition, a withdrawal generally may also reduce the level of various living and death benefit guarantees provided.

Please note that the investment restrictions for certain optional living and death benefits, and/or the investment in certain assets allocation sub-accounts, may limit or preclude the investment advisor’s ability to deduct advisory fees from your Annuity. For example, if you elect any Highest Daily Lifetime Income v2.1 benefit, we will not allow your investment adviser to deduct fees from your Annuity (although you may pay your adviser in some other manner).

Special Rules for Distributions to Pay Advisory Fees

We treat partial withdrawals to pay advisory fees as taxable distributions unless your Annuity is being used in conjunction with a “qualified” retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code). However, if your Annuity has an optional benefit that is ineligible for advisory fee deduction, and if you take partial withdrawals from such Annuity to pay advisory fees, such partial withdrawals will be considered taxable distributions for all contracts, including the “qualified” retirement plans enumerated above.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

Please Note: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions On Transfers Between Investment Options”. We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income v2.1). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under a program or the mathematical formula.

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission or other electronic transmission as a “writing”, (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and (iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or the AST Money Market Portfolio, or any transfer that involves one of our systematic programs, such as automated withdrawals.

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Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a Portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., the Sub-accounts corresponding to the AST Money Market Portfolio or ProFunds VP Portfolios), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by its Portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account, or a Sub-account corresponding to a ProFund Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto rebalancing or under a pre-determined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Sub-account and/or a ProFund VP Sub-account; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis for all Annuities in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying Portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater Portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and

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procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Living Benefits” later in this prospectus for more information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Please note that systematic withdrawals may be subject to an MVA.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you do not have an optional benefit, we will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

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If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v2.1) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options at the time we process each withdrawal.
■

If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program. If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner’s lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Living Benefits” for further information relating to Required Minimum Distributions if you own a living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional benefits and Excess Income, see “Living Benefits – Highest Daily Lifetime Income v2.1 Benefit – Required Minimum Distributions.”

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any applicable optional benefit charge, and any Annual Maintenance Fee.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant.

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.

Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

■

Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

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■

Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

■

Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

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LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Optional benefits are available if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

■	guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
■	providing spousal continuation of certain benefits.

We currently offer the Highest Daily Lifetime v2.1 benefits suite.

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1
■	Highest Daily Lifetime Income v2.1 With Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the “permitted Sub-accounts”) and the AST Investment Grade Bond Sub-account. See “Investment Options” for a list of permitted Sub-accounts available with the Highest Daily Lifetime Income v2.1 suite of benefits. The optional living benefit investment requirements and the formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the investment requirements could mean that you miss appreciation opportunities in other investment options. The formula could mean that you miss opportunities for investment gains in your selected Sub-accounts while Account Value is allocated to the AST Investment Grade Bond Sub-account, and there is no guarantee that the AST Investment Grade Bond Sub-account will not lose value. We are not providing you with investment advice through the use of the formula. In addition, the formula does not constitute an investment strategy that we are recommending to you.

The Highest Daily Lifetime v2.1 benefits are “Lifetime Guaranteed Minimum Withdrawal Benefits”. These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence.

Under any of the Highest Daily Lifetime v2.1 Benefits (i.e., Highest Daily Lifetime Income v2.1, Spousal Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, and Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit), withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts.

Please refer to the benefit description that follows for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the “Investment Options” section of the prospectus for a list of Investment Options available and permitted with each benefit. We reserve the right to terminate a benefit if you allocate funds into non-permitted Investment Options. Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted Investment Options applicable to your benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

Termination of Existing Benefits and Election of New Benefits

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes effective. There is currently no waiting period to make a new benefit election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

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No Long-Term MVA Option is permitted if you elect any Optional Living Benefit.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

HIGHEST DAILY LIFETIME® INCOME v2.1 BENEFIT

Highest Daily Lifetime® Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: “Spousal Highest Daily Lifetime Income v2.1 Benefit”, “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

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The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

■

If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

■

If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

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Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject, any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your

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cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Less amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1500.00
Ratio ($1,500/$114,500=1.31%)	1.31%
Annual Income Amount	$6,000.00
Reduction in Annual Income Amount 1.31%	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

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Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

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Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income

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Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the permitted elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon

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re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v2.1

The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

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Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value; (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of the Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk to Pruco Life associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits. The formula is not investment advice.

The formula is set forth in Appendix D (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on

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the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. The formula may also limit the potential for your Account Value to grow.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula. The formula does not constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, as none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”) where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity). We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

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The Formula is:

R = (L – B) / (VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix D) for that day by 5% and by the applicable Annuity Factor found in Appendix D. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L) = $200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R) = ($149,500 – 0)/$179,500 = 83.3%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

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The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

■

The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

■

While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
■

Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

■

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v2.1 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
■

The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME® INCOME v2.1 BENEFIT

Spousal Highest Daily Lifetime® Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and

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amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program’s rules. See section “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)

the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for

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successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

■

If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

■

If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

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While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

■

if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

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Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 – reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income (i.e., Excess Income) to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

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**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. When $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

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Benefits Under Spousal Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v2.1

The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

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We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in a cancellation of Spousal Highest Daily Lifetime Income v2.1. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing

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administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT

Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefits. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). Highest Daily Lifetime Income v2.1 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component, however, you may only elect HD DB with Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v2.1. If you elect Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

The income benefit under Highest Daily Lifetime Income v2.1 with HD DB currently is based on a single “designated life” who is between the ages of 50 and 79 on the benefit effective date that the benefit is elected and received in Good Order. As long as your Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1 with HD DB (including no payment of the Highest Daily Death Benefit Amount). As to the impact of such a scenario on any other

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optional benefit, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Spousal Highest Daily Lifetime Income v2.1 Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1 with HD DB. The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

While Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto

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Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $109,420. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

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Here is the calculation:

Annual Income Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Highest Daily Death Benefit Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
HD DB Amount	$109,420.00
1.31% Reduction in Annual Income Amount	$1,433.40
Highest Daily Death Benefit Amount	$107,986.60

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example, assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's

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Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1 with HD DB
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1 with HD DB

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Ratio ($15,000,00/$120,000,00 = 12.5%)	12.5%
12.5% Reduction in Annual Income Amount
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

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If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Highest Daily Death Benefit

A Death Benefit is payable under Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity-owned), also referred to as the “Single Designated Life”, when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income v2.1 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

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The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity will continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Highest Daily Lifetime Income v2.1 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments are permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 with HD DB are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking

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withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v2.1 with HD DB

The current charge for Highest Daily Lifetime Income v2.1 with HD DB is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership requirements.

Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 with HD DB and

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terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 with HD DB so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner (or Annuitant for if entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States)* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 with HD DB Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

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Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT

Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefits. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

An integral component of Spousal Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 with HD DB is the spousal version of Highest Daily Lifetime Income v2.1 with HD DB. Spousal Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v2.1. If you elect Spousal Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 with HD DB is not available if you elect any other optional living or death benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB. As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Spousal Highest Daily Lifetime Income v2.1 Benefit” and “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

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You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See section “6 or 12 Month Dollar Cost Averaging Program” for details. No long-term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1 with HD DB

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

While Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we

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implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and if is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $110,020. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

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Here is the calculation:

Annual Income Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,900	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Highest Daily Death Benefit Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,900	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
HD DB Amount	$110,020.00
1.82% Reduction in Annual Income Amount	$2,002.36
Highest Daily Death Benefit Amount	$108,017.64

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

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In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1 with HD DB
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1 with HD DB

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Ratio ($15,000/$120,000 = 12.5%)	12.5%
12.5% Reduction in Annual Income Amount
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v2.1 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

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Highest Daily Death Benefit

A Death Benefit is payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Spousal Highest Daily Lifetime Income v2.1 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

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Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 with HD DB benefit are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

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Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v2.1 with HD DB will remain in force unless we are instructed otherwise.

Charge for Highest Daily Lifetime Income v2.1

The current charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond

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Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income v2.1 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be between 50-79 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1 with HD DB. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

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If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life who is an Owner (or who is the Annuitant if entity-owned), if the Remaining Designated Life elects not to continue the Annuity;
(ii)	upon our receipt of Due Proof of Death of an Owner (or Annuitant if entity-owned) if the surviving spouse is not eligible to continue the benefit because such spouse is not a spousal designated life and there is any Unadjusted Account Value on the date of death;
(iii)	upon our receipt of Due Proof of Death of the Remaining Designated Life if a Death Benefit is payable under this benefit;
(iv)	your termination of the benefit;
(v)	your surrender of the Annuity;
(vi)	when annuity payments begin (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vii)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(viii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value; (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States)* or
(ix)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v2.1 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v2.1 above.

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DEATH BENEFITS

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant’s death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant’s death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant’s death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent.” Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death”. Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefits” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit.

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Death Benefit in connection with an optional living benefit).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), any Death Benefit (including the Minimum Death Benefit, any optional Death Benefit and Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income v2.1 with HD DB) that applies will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. Thus, if you had elected Highest Daily Lifetime Income v2.1 with HD DB or Spousal Highest Daily Lifetime Income v2.1 with HD DB, and the suspension were in effect, you would be paying the fee for the Optional Death Benefit, Highest Daily Lifetime Income v2.1 with HD DB or Spousal Highest Daily Lifetime Income v2.1 with HD DB even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

Beneficiary Annuity. With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

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MINIMUM DEATH BENEFIT

The Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:

■

The sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

■	Your Unadjusted Account Value on the date we receive Due Proof of Death.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Grade Bond Sub-account used by the benefit, but may be reallocated by the pre-determined mathematical formula on the same day).
Subsequent to spousal continuation, the minimum Death Benefit will be equal to the greater of:

■

The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

■	The Unadjusted Account Value on Due Proof of Death of the assuming spouse.

With respect to Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income v2.1 with HD DB:

■

If the Highest Daily Death Benefit is not payable upon the death of a Spousal Designated Life, and the Remaining Designated Life chooses to continue the Annuity, the benefit will remain in force unless we are instructed otherwise.

■

If a Death Benefit is not payable upon the death of a Spousal Designated Life (e.g., if the first of the Spousal Designated Lives to die is the Beneficiary but not an Owner), the benefit will remain in force unless we are instructed otherwise.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant’s death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse’s 80th birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80th birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse’s Death Benefit will equal the basic Death Benefit.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

PAYMENT OF DEATH BENEFITS

Alternative Death Benefit Payment Options – Annuities owned by Individuals (not associated with Tax-Favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent’s death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or
■

as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:

■	as a lump sum payment; or
■

as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled “Beneficiary Continuation Option,” unless you have made an election prior to Death Benefit proceeds becoming due

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Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

■

If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner. If your Beneficiary elects to receive full distribution by the Qualified 5 Year Deadline, 2009 shall not be included in the five year requirement period. This effectively extends this period to December 31st of the year including the six year anniversary date of death.

■

If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. For this distribution requirement also, 2009 shall not be included in the five year requirement period.

■

If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See “Tax Considerations” and consult your tax adviser.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans.” This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the “Beneficiary Annuity because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate. Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
■	The Annuity will be continued in the Owner’s name, for the benefit of the Beneficiary.
■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

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■

The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit in connection with an optional living benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No MVA Options will be offered for Beneficiary Continuation Options.
■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	The basic Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
■

The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary’s withdrawal rights.

■

Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.

■

If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price.” The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled “Termination of Optional Benefits” for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. (“CGM”). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC (“MSSB”) where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

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Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm’s principal approval and is provided with the application, or is notified of the firm principal’s rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer’s funds at the customer’s request prior to the firm’s principal approval or upon the firm’s rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payment at any time. See “Additional Purchase Payments” under “Purchasing Your Annuity.”

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner’s signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions”

Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We generally to pay any death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Transactions in ProFunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase order or transfer request involving the ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The “cut-off” time for such financial transactions involving a ProFunds VP Sub-account will be extended to   1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through Prudential Annuities’ Internet website (www.prudentialannuities.com). You cannot request a transaction (other than a redemption order) involving the transfer of units in one of the ProFunds VP Sub-accounts between the applicable “cut-off” time and 4:00 p.m. Owners attempting to process a purchase order or transfer request between the applicable “cut-off” time and 4:00 p.m., are informed that their transactions cannot be processed as requested. We will not process the trade until we receive further instructions from you. However, Owners receiving the “cut off” message may process a purchase order or transfer request up until 4:00 p.m. on that same day with respect to any other available investment option under their Annuity, other than ProFunds. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

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Termination of Optional Benefits: In general, if an optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. However, for the Highest Daily Lifetime Income v2.1 suite of benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different charge.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn,

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payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

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If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
■

Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to

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terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

■

If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
■

SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
■

“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

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If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial

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account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

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If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
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generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of

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insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v2.1) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life. As Pruco Life’s ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;

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■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;
■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
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make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA Options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account and are subject to our claims paying ability. Assets in the general account, which includes amounts in the Secure Value Account, are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. We receive administrative services fees with respect to both affiliated and unaffiliated Portfolios. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the Portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the Portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting Portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that date, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates our affiliate for distribution and administrative services. We also receive “revenue sharing” payments from the advisers to the underlying Portfolios. As of March 1, 2013, the maximum combined fees and revenue sharing payments we receive with respect to a Portfolio are equal to an annual rate of 0.50% the average assets allocated to the Portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, subadviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms’ registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, subadviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of

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the adviser’s, subadviser’s or distributor’s participation. These payments or reimbursements may not be offered by all advisers, subadvisers, or distributors, and the amounts of such payments may vary between and among each adviser, subadviser, and distributor depending on their respective participation.

During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying Portfolio in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying Portfolio’s shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change subadvisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the subadvisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund Portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts,” in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies’ variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the

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activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, and Auto Rebalancing in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the Portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc. , is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions may be paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 2.0% for the Advisor Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the firm’s registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity’s features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

This Annuity will be offered on a fee-based variable annuity platform offered by LPL Financial LLC (“LPL”) through LPL’s Strategic Asset Management advisory program. In connection with that platform, LPL entered into agreements with several variable annuity issuers, including Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, under which such insurers agreed to make upfront and ongoing contributions to defray the technology and systems costs associated with the operation and maintenance of LPL’s platform. LPL in turn agreed, through January 2013, to limit the variable annuities offered through its platform to those issued by such insurers. Because LPL benefited from the contributions from such annuity insurers, there may be a conflict between LPL’s financial interest and its ability to use strictly objective factors to select and/or retain variable annuities available on the platform. However, LPL does not guarantee that such insurers’ variable annuities actually will be used in any client account.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

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Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2013, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05, respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation (“PALAC”). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2013 retrospective depiction.

Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

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Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

Mutual of Omaha Bank

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

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You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20

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states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

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Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A – ACCUMULATION UNIT VALUES

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under the Annuity on the last business day of the periods shown. The unit values and number of units outstanding are for Annuities under the Separate Account with the same daily asset charge.

PREMIER RETIREMENT ADVISOR SERIES

(issued on or after 2-25-2013)

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (0.55%)

	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.99845	$12.94119	424,083
AST Advanced Strategies Portfolio
02/25/2013 to 12/31/2013	$12.68383	$14.38162	491,660
AST AQR Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99955	$10.19183	7,263
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99955	$11.72588	14,893
AST Balanced Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$12.22700	$13.98393	375,566
AST BlackRock Global Strategies Portfolio
02/25/2013 to 12/31/2013	$10.39830	$11.33041	207,257
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99955	$10.58015	55,001
AST Capital Growth Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$12.37337	$14.67207	462,685
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013 to 12/31/2013	$9.99955	$11.77434	20,734
AST Cohen & Steers Realty Portfolio
02/25/2013 to 12/31/2013	$14.95811	$14.86875	50,527
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99955	$9.76317	23,603
AST Federated Aggressive Growth Portfolio
02/25/2013 to 12/31/2013	$13.21938	$17.77101	45,450
AST FI Pyramis® Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$12.30555	$14.30473	264,647
AST First Trust Balanced Target Portfolio
02/25/2013 to 12/31/2013	$12.13893	$13.70499	304,195
AST Franklin Templeton Founding Funds Allocation Portfolio
02/25/2013 to 12/31/2013	$11.17871	$13.40539	253,253
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99955	$10.89883	183,851
AST Global Real Estate Portfolio
02/25/2013 to 12/31/2013	$13.99969	$14.43314	43,731
AST Goldman Sachs Concentrated Growth Portfolio
02/25/2013 to 12/31/2013	$12.91782	$16.00717	17,986
AST Goldman Sachs Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$12.74663	$16.17178	33,903

A-1

	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$13.82359	$17.42508	46,011
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.95383	$12.81253	208,146
AST Goldman Sachs Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$14.22881	$18.59944	89,975
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
02/25/2013 to 12/31/2013	$12.71629	$16.12620	82,160
AST High Yield Portfolio
02/25/2013 to 12/31/2013	$12.85499	$13.48484	1,004,636
AST International Growth Portfolio
02/25/2013 to 12/31/2013	$11.89412	$13.97695	44,017
AST International Value Portfolio
02/25/2013 to 12/31/2013	$11.14782	$13.09404	36,688
AST Investment Grade Bond Portfolio
02/25/2013 to 12/31/2013	$13.01567	$12.56178	46,171
AST J.P. Morgan Global Thematic Portfolio
02/25/2013 to 12/31/2013	$12.49014	$14.20637	321,788
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
02/25/2013 to 12/31/2013	$11.62622	$13.42219	137,817
AST J.P. Morgan Strategic Opportunities Portfolio
02/25/2013 to 12/31/2013	$11.88823	$12.98122	184,600
AST Jennison Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$12.70493	$16.97028	20,322
AST Jennison Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$11.76209	$14.72087	54,776
AST Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$12.52499	$16.55003	20,956
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
02/25/2013 to 12/31/2013	$13.03739	$17.09520	68,668
AST Lord Abbett Core Fixed Income Portfolio
02/25/2013 to 12/31/2013	$12.61399	$12.31480	156,257
AST MFS Global Equity Portfolio
02/25/2013 to 12/31/2013	$13.60861	$16.49607	85,593
AST MFS Growth Portfolio
02/25/2013 to 12/31/2013	$13.14617	$17.20997	69,998
AST MFS Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.86853	$13.69602	4,202
AST Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.93776	$17.32411	17,319
AST Money Market Portfolio
02/25/2013 to 12/31/2013	$9.84309	$9.79695	1,071,436
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.72036	$18.13076	71,184
AST Neuberger Berman Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.47498	$10.16927	43,368
AST Neuberger Berman Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$14.19093	$17.97962	64,133

A-2

	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST New Discovery Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.67531	$12.30125	57,569
AST Parametric Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$10.96123	$10.94678	90,532
AST PIMCO Limited Maturity Bond Portfolio
02/25/2013 to 12/31/2013	$10.77732	$10.50384	184,374
AST PIMCO Total Return Bond Portfolio
02/25/2013 to 12/31/2013	$11.70195	$11.40615	682,213
AST Preservation Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.98513	$12.83644	224,246
AST Prudential Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.72905	$10.44169	48,216
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
02/25/2013 to 12/31/2013	$12.35021	$14.19120	820,279
AST QMA Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99955	$9.69426	8,699
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99955	$11.76574	0
AST QMA US Equity Alpha Portfolio
02/25/2013 to 12/31/2013	$14.01131	$17.63820	27,488
AST Quantitative Modeling Portfolio
02/25/2013 to 12/31/2013	$10.36940	$12.28290	49,997
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$11.86875	$13.06539	297,534
AST Schroders Global Tactical Portfolio
02/25/2013 to 12/31/2013	$12.72408	$14.58269	424,433
AST Schroders Multi-Asset World Strategies Portfolio
02/25/2013 to 12/31/2013	$11.71388	$13.15733	245,575
AST Small-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$14.76456	$18.84976	25,568
AST Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$13.55482	$17.41693	33,330
AST T. Rowe Price Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$12.65148	$14.38786	534,227
AST T. Rowe Price Equity Income Portfolio
02/25/2013 to 12/31/2013	$12.75040	$15.68242	74,578
AST T. Rowe Price Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$13.27350	$18.44803	140,866
AST T. Rowe Price Natural Resources Portfolio
02/25/2013 to 12/31/2013	$10.27877	$11.61583	82,822
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
02/25/2013 to 12/31/2013	$11.09203	$10.81930	158,437
AST Wellington Management Hedged Equity Portfolio
02/25/2013 to 12/31/2013	$10.16671	$11.77971	228,187
AST Western Asset Core Plus Bond Portfolio
02/25/2013 to 12/31/2013	$11.91113	$11.65696	193,394
AST Western Asset Emerging Markets Debt Portfolio
02/25/2013 to 12/31/2013	$10.28018	$9.52764	7,731

A-3

	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
ProFund VP Consumer Goods Portfolio
02/25/2013 to 12/31/2013	$13.95688	$16.66911	15,390
ProFund VP Consumer Services
02/25/2013 to 12/31/2013	$15.09900	$20.07642	9,312
ProFund VP Financials
02/25/2013 to 12/31/2013	$11.51050	$14.36857	5,337
ProFund VP Health Care
02/25/2013 to 12/31/2013	$13.61184	$17.66879	28,207
ProFund VP Industrials
02/25/2013 to 12/31/2013	$13.67619	$17.78615	5,360
ProFund VP Large-Cap Growth
02/25/2013 to 12/31/2013	$13.08901	$16.49009	9,719
ProFund VP Large-Cap Value
02/25/2013 to 12/31/2013	$12.80433	$15.66968	24,461
ProFund VP Mid-Cap Growth
02/25/2013 to 12/31/2013	$13.69966	$16.98714	3,293
ProFund VP Mid-Cap Value
02/25/2013 to 12/31/2013	$13.25471	$16.27030	20,284
ProFund VP Real Estate
02/25/2013 to 12/31/2013	$14.57815	$14.06912	3,957
ProFund VP Small-Cap Growth
02/25/2013 to 12/31/2013	$13.91688	$18.52593	38,934
ProFund VP Small-Cap Value
02/25/2013 to 12/31/2013	$12.89891	$16.79752	11,430
ProFund VP Telecommunications
02/25/2013 to 12/31/2013	$14.86749	$16.04617	340
ProFund VP Utilities
02/25/2013 to 12/31/2013	$13.34380	$14.24930	11,934

*	Denotes the start date of these sub-accounts

A-4

APPENDIX B – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California	For the California annuity forms, “deferred sales charges” are referred to as “surrender charges.”
Connecticut	The Liquidity Factor used in the MVA and DCA formulas equals zero.
Florida	One year waiting period for annuitization.
Illinois	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Iowa	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
Oregon	6 and 12 Month DCA Options are not available. The DCA MVA Option is not available.
Texas	The Beneficiary Annuity is not available.

B-1

APPENDIX C – MVA FORMULAS

MVA FORMULA FOR LONG TERM MVA OPTIONS

The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

The MVA factor is equal to:

[(1+I)/(1+J+K)]n/12

where:

I = the Crediting Rate for the MVA Option;

J = the Rate for the remaining Guarantee Period, determined as described below;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

For the purposes of determining “J”,

Y = n /12

GP1 = the smallest whole number of years greater than or equal to Y.

r1 = the rate for Guarantee Periods of duration GP1, which will equal the crediting rate if such Guarantee Period duration is currently available.

GP2 = the greatest whole number of years less than or equal to Y, but not less than 1.

r2 = the rate for Guarantee Periods of duration GP2, which will equal the crediting rate if such Guarantee Period duration is currently available.

If we do not currently offer a Guarantee Period of duration GP1 or duration GP2, we will determine r1 and / or r2 by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r1 and / or r2 will be equal to [(1) + (2) – (3)], where (1), (2), and (3) are defined as:

(1)	= the current Treasury spot rate for GP1 or GP2, respectively, and
(2)	= the current crediting rate for the next longer Guaranteed Period duration currently available, and
(3)	= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

The term “current Treasury spot rate” refers to the rates that existed at the time the crediting rates were last determined.

To determine “J”:

If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, “J” is equal to the crediting rate associated with a Guarantee Period duration of Y years.

If Y is less than 1, then “J” = r2.

Otherwise, we determine “J” by linearly interpolating between r1 and r2, using the following formula:

J = (R1 * (Y – GP2) + r2 * (GP1 – Y)) / (GP1 – GP2)

The current rate (“J”) in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

We reserve the right to waive the liquidity factor set forth above.

C-1

MVA Examples for Long Term MVA Option

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

■	You allocate $50,000 into an MVA Option (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples).
■	The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 5.50% (I = 5.50%).
■	You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 4.00% (J = 4.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]N/12 = [1.055/1.0425]2 = 1.024125

Unadjusted Value = $58,712.07

Adjusted Account Value after MVA = Unadjusted Value × MVA Factor = $60,128.47

Example of Negative MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]N/12 = [1.055/1.0725]2 = 0.967632

Unadjusted Value = $58,712.07

Adjusted Account Value after MVA = Unadjusted Value x MVA Factor = $56,811.69

C-2

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The MVA factor is equal to:

[(1+I)/(1+J+K)]n/12

where:

I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

We reserve the right to waive the Liquidity Factor.

C-3

APPENDIX D – FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1

SUITE OF LIVING BENEFITS

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite of benefits (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the total value of all Permitted Sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Sub-account.

*	Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

Daily Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – B) / (VV + VF).

■

If on the third consecutive Valuation Day r > Cu and r (less or =) Cus or if on any day r > Cus, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

D-1

■

If r < Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B > 0), assets in the AST Investment Grade Bond Sub-account are transferred to the Permitted Sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))	Money is transferred from the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account
T	=	{Min (B, – [L – B – (VV + VF) * Ct] / (1 – Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts

Monthly Transfer Calculation

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (VV + VF + B))} (less than) (Cu * (VV + VF) – L + B) / (1 – Cu), then

TM	=	{Min (B, .05 * (VV + VF + B))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

D-2

“a” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

D-3

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® ADVISER VARIABLE ANNUITY SERIES DESCRIBED IN PROSPECTUS (4/28/2014)

(print your name)

(address)

(city/state/zip code)

Please see the section of this prospectus

entitled “How To Contact Us” for

where to send your request for

a Statement of Additional Information

The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY

(For Annuities issued on or after February 25, 2013)

Flexible Premium Deferred Annuity Offering Highest Daily Lifetime® Income v2.1 Optional Benefits

PROSPECTUS: APRIL 28, 2014

This prospectus describes a flexible premium deferred annuity contract (“Annuity”) offered by Pruco Life Insurance Company (“Pruco Life”, “we”, “our”, or “us”). The Annuity has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. The annuity or certain of its investment options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age and/or optional benefits). Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contract and the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, Portfolios of Advanced Series Trust are being offered.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuity that you should know before investing. Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life policy, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity is subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your Financial Professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the U.S. Securities and Exchange Commission (SEC) regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see “How To Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

This Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT

www.prudentialannuities.com

Prospectus Dated: April 28, 2014	Statement of Additional Information Dated: April 28, 2014

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO

THE BACK COVER OF THIS PROSPECTUS.                                                   660402

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio 1

AST Advanced Strategies Portfolio 1

AST AQR Emerging Markets Equity Portfolio

AST AQR Large-Cap Portfolio

AST Balanced Asset Allocation Portfolio 1

AST BlackRock Global Strategies Portfolio 1

AST BlackRock iShares ETF Portfolio 1

AST Capital Growth Asset Allocation Portfolio 1

AST ClearBridge Dividend Growth Portfolio

AST Cohen & Steers Realty Portfolio

AST Defensive Asset Allocation Portfolio 1

AST Federated Aggressive Growth Portfolio

AST FI Pyramis® Asset Allocation Portfolio 1

AST FI Pyramis® Quantitative Portfolio 1

AST Franklin Templeton Founding Funds Allocation Portfolio*,1

AST Franklin Templeton Founding Funds Plus Portfolio 1

AST Global Real Estate Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST Goldman Sachs Multi-Asset Portfolio 1

AST Goldman Sachs Small-Cap Value Portfolio

AST Herndon Large-Cap Value Portfolio

AST High Yield Portfolio

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio 2

AST J.P. Morgan Global Thematic Portfolio 1

AST J.P. Morgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio 1

AST Jennison Large-Cap Growth Portfolio

AST Jennison Large-Cap Value Portfolio

AST Large-Cap Value Portfolio

AST Loomis Sayles Large-Cap Growth Portfolio

AST Lord Abbett Core Fixed Income Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio

AST Mid-Cap Value Portfolio

AST Money Market Portfolio

AST Neuberger Berman Core Bond Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST New Discovery Asset Allocation Portfolio 1

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST PIMCO Total Return Bond Portfolio

AST Preservation Asset Allocation Portfolio 1

AST Prudential Core Bond Portfolio

AST Prudential Growth Allocation Portfolio 1

AST QMA Emerging Markets Equity Portfolio

AST QMA Large-Cap Portfolio

AST QMA US Equity Alpha Portfolio

AST RCM World Trends Portfolio 1

AST Schroders Global Tactical Portfolio 1

AST Schroders Multi-Asset World Strategies Portfolio 1

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio 1

AST T. Rowe Price Equity Income Portfolio

AST T. Rowe Price Growth Opportunities Portfolio

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST Templeton Global Bond Portfolio

AST Wellington Management Hedged Equity Portfolio 1

AST Western Asset Core Plus Bond Portfolio

AST Western Asset Emerging Markets Debt Portfolio

*	This variable investment option is no longer available for new investments, with limited exceptions. Please see “Investment Options” later in this prospectus for details.
(1)	These are the only variable investment options available to you if you select one of the optional benefits.
(2)	The AST Investment Grade Bond variable investment option is not available for allocation of Purchase Payments or contract owner transfers.

(i)

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts and the DCA MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each DCA MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each DCA MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: This is the annual amount of income you are eligible for life under the optional benefits.

Annuitant: The natural person upon whose life annuity payments payable to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of the Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Contingent Deferred Sales Charge (“CDSC”): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a “contingent” charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 Month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that benefit year is considered excess income (“Excess Income”). Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future benefit years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and

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regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: The period of time during which we credit a fixed rate of interest to a DCA MVA Option.

Investment Option: A Sub-account or DCA MVA Option available as of any given time to which Account Value may be allocated.

Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, the person whose life expectancy is used to determine the required distributions.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value of a DCA MVA Option.

Owner: The Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.

Payout Period: The period starting on the Annuity Date and during which annuity payments are made.

Portfolio: An underlying mutual fund in which a Sub-Account of the Separate Account invests.

Premium Based Charge: A charge that is deducted on each Quarterly Annuity Anniversary from your Account Value, during the first seven years after each Purchase Payment is made.

Purchase Payment: A cash consideration (a “premium”) in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Quarterly Annuity Anniversary: Each successive three-month anniversary of the Issue Date of the Annuity.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets that are held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Account Value prior to the Annuity Date.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

We, Us, Our: Pruco Life Insurance Company.

You, Your: The Owner(s) shown in the Annuity.

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SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Annuity. The first table describes the fees and expenses that you will pay at the time you surrender the Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES

CONTINGENT DEFERRED SALES CHARGE (“CDSC”) 1

The CDSC for each Purchase Payment is a percentage of the Purchase Payment being withdrawn. Thus, the appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn to determine the amount of the CDSC. See “Contingent Deferred Sales Charge (“CDSC”)” under “Fees, Charges and Deductions” for more information about how the CDSC is calculated.

	Age of Purchase Payment Being Withdrawn
Total Purchase Payment Amount	Less than 1 Year	1 Year or more but less than 2 Years	2 Years or more but less than 3 Years	3 Years or more but less than 4 Years	4 Years or more but less than 5 Years	5 Years or more but less than 6 Years	6 Years or more but less than 7 Years	7 Years or more
Less than $50,000	5.0%	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	0%
$50,000 or more but less than $100,000	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	2.0%	0%
$100,000 or more but less than $250,000	4.0%	3.0%	3.0%	2.0%	2.0%	2.0%	1.0%	0%
$250,000 or more but less than $500,000	3.0%	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	0%
$500,000 or more but less than $1,000,000	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	0%
$1,000,000 or more	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%	0%

Transfer Fee [2]	$10
Tax Charge (current) [3]	0% to 3.5%

1	The different tiers of Contingent Deferred Sales Charges, separated by “breakpoints”, are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the entire Purchase Payment will be subject to the Contingent Deferred Sales Charge applicable to that tier. Once a Purchase Payment is assigned to a particular tier for purposes of the CDSC, the CDSC schedule for that specific Purchase Payment will not change for the remainder of that CDSC period. Please see Appendix E for examples of the operation of the Contingent Deferred Sales Charge.
2	Currently, we deduct the fee after the 20th transfer each Annuity Year.
3	Currently, we deduct the tax charge only upon annuitization and only in certain states – we will give you further details in the “maturity package” that we will send to you prior to annuitization. We reserve the right to deduct the tax charge upon any of the following events: the time the Purchase Payment is allocated to the Annuity, upon a full surrender of the Annuity, or upon Annuitization.

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The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying Portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

PERIODIC FEES AND CHARGES

Annual Maintenance Fee 4,5: Lesser of $50 or 2% of the Unadjusted Account Value.

Premium Based Charge 6,7.

Total Purchase Payment Amount	Premium Based Charge Percentage (deducted quarterly)	Annual Equivalent Of Premium Based Charge Percentage
Less than $50,000	0.1750%	0.70%
$50,000 or more, but less than $100,000	0.1500%	0.60%
$100,000 or more, but less than $250,000	0.1250%	0.50%
$250,000 or more, but less than $500,000	0.0875%	0.35%
$500,000 or more, but less than $1,000,000	0.0625%	0.25%
$1,000,000 or more	0.0375%	0.15%

ANNUALIZED INSURANCE FEES/CHARGES (assessed daily as a percentage of the net assets of the Sub-accounts)
FEE/CHARGE
Mortality & Expense Risk Charge	0.70%
Administration Charge	0.15%
Total Annualized Insurance Fees/Charges [8]	0.85%

4	Assessed annually on the Annuity’s anniversary date or upon surrender. Only applicable if the total of all Purchase Payments at the time the fee is due is less than $50,000.
5	For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed.
6	The Premium Based Charge applicable to a Purchase Payment is determined by multiplying (1) the amount of that Purchase Payment by (2) its associated Premium Based Charge percentage, as shown in the table above. Each Purchase Payment is subject to a Premium Based Charge for a 7 year period following the date the Purchase Payment is allocated to the Annuity. The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. For Purchase Payments allocated to the Annuity before the first Quarterly Annuity Anniversary, the Premium Based Charge for each Purchase Payment is based on the total of all such Purchase Payments received up to and including the Valuation Day before the first Quarterly Annuity Anniversary. Please see the Fees and Charges section for details and Appendix E for examples of the operation of the Premium Based Charge. “Quarterly Annuity Anniversary” refers to each successive three-month anniversary of the Issue Date of the Annuity.
7	The different tiers of Premium Based Charges separated by “breakpoints”, are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the entire Purchase Payment will be subject to the Premium Based Charge applicable to that tier. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the Premium Based Charge percentage applicable to each of those Purchase Payments is based on the total of all such Purchase Payments (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. Once a Premium Based Charge percentage is established for any Purchase Payment, such percentage is fixed and will not be reduced even if additional Purchase Payments are made or partial withdrawals are taken. Please see Appendix E for examples of the operation of the Premium Based Charge.
8	The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

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YOUR OPTIONAL BENEFIT FEES AND CHARGES

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next column shows the total expenses you would pay for the Annuity if you purchased the relevant optional benefit. More specifically, this column shows the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges applicable to the Annuity. Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT CHARGE [9]	TOTAL ANNUALIZED CHARGE [10]
HIGHEST DAILY LIFETIME INCOME v2.1

Maximum Charge [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	2.00%	0.85% + 2.00%
Current Charge (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	1.00%	0.85% + 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1

Maximum Charge [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	2.00%	0.85% + 2.00%
Current Charge (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	1.10%	0.85% + 1.10%

9	The charge for each of the Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). Please see the Living Benefits section of this prospectus for an explanation of PWV.
10	HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED

The charge is taken out of the Sub-accounts as described below:

Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.
Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.
11	We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for then new contract owners up to the maximum indicated.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolios before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expenses	0.59%	1.60%

The following are the total annual expenses for each underlying Portfolio. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and Statement of Additional Information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

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UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [4]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [5]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [6]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%
AST Franklin Templeton Founding Funds Allocation Portfolio	0.91%	0.02%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [7]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [8]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [9]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%
AST Goldman Sachs Small-Cap Value Portfolio [10]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Value Portfolio [11]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
AST International Growth Portfolio [12]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [13]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%

6

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio [14]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [15]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [16]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [18]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%
AST Prudential Core Bond Portfolio [19]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%

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UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [21]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
3	The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
5	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This contractual investment management fee waiver may not be terminated or modified prior to the expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the expense limitation after the expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
12	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

8

13	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
14	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
15	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
19	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
20	AST Western Asset Core Plus Bond Portfolio: The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
21	AST Western Asset Emerging Markets Debt Portfolio: The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

9

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for the Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Premium Based Charge
■	Contingent Deferred Sales Charge (when and if applicable)
■	Annual Maintenance Fee
■	Optional benefit fees

The examples also assume the following for the period shown:

■

You allocate all of your Account Value to the Permitted Sub-account that may be elected with any of the optional benefits with the maximum gross total operating expenses and the expenses remain the same each year*

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no withdrawals of Account Value
■	You make no transfers, or other transactions for which we charge a fee
■	No tax charge applies
■

You elect the Spousal Highest Daily Lifetime Income v2.1, which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit election.

THE EXAMPLES ARE ILLUSTRATIVE ONLY – THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE MORE OR LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your Annuity at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$980	$1,881	$2,838	$5,127

If you do not surrender your Annuity, or if you annuitize your Annuity:

1 Year	3 Years	5 Years	10 Years
$480	$1,481	$2,538	$5,127

Please see Appendix A for a table of Accumulation Unit Values.

10

SUMMARY

This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment Portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in “underlying” mutual funds.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase the Annuity is based on your age and the amount of your initial Purchase Payment. The “Maximum Age for Initial Purchase” applies to the oldest Owner and Annuitant as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For this Annuity the maximum age is 80. The minimum initial Purchase Payment is $10,000. See your Financial Professional to complete an application.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period. “Good Order” is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order. The “Service Office” is the place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled “How To Contact Us” for the Service Office address.

Please see “Requirements for Purchasing the Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. The optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before selecting your investment options. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate Purchase Payments to the DCA MVA Option, an Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 Month DCA Program.

Please see “Investment Options,” and “Managing Your Account Value” for information.

Access To Your Money: You can receive income by taking partial withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each Annuity Year without being subject to a Contingent Deferred Sales Charge.

You may elect to receive income through annuity payments, also called “Annuitization”. If you elect to receive annuity payments, you convert your Unadjusted Account Value into a stream of future payments. This means you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs. The “Unadjusted Account Value” refers to the Account Value prior to the application of any market value adjustment (i.e., “MVA”).

11

Please see “Access to Account Value” and “Annuity Options” for more information.

Optional Living Benefits

Guaranteed Lifetime Withdrawal Benefits. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional benefits:

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value. Also, these benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as Appendix B to this prospectus for more information on the formula.

In the “Living Benefits” section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., “Excess Income”), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal of Excess Income.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a death benefit generally equal to the greater of Unadjusted Account Value and Purchase Payments (adjusted for partial withdrawals). The calculation of the death benefit may be different if you elect Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1.

Please see “Death Benefit” for more information.

Fees and Charges: Each Annuity, and the optional living benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59  1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or Portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see the section entitled “Other Information” for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying Portfolios. The “Separate Account” is referred to as the “Variable Separate Account” in your Annuity.

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INVESTMENT OPTIONS

The Investment Options under each Annuity consist of the Sub-accounts and the DCA MVA Options. In this section, we describe the Portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the DCA MVA Options. Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The Portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to a DCA MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in a DCA MVA Option, so long as you remain invested in the DCA MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the DCA MVA Option’s Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to a DCA MVA Option.

As a condition of participating in the optional living benefits, you will be restricted from investing in certain Sub-accounts. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Sub-account.

Whether or not you elect an optional benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the Portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and other Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each Variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which Portfolios may be of interest to you. Please note, the AST Investment Grade Bond Sub-account is not available for allocation of Purchase Payments.

Not all Portfolios offered as Sub-accounts may be available depending on whether you elect an optional benefit. Thus, if you elect an optional benefit, you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same adviser or subadviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception.

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Conversely, certain retail mutual funds may be managed by the same adviser or subadviser as a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

The name of the adviser/subadviser for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios, one or more subadvisers, as noted below, are engaged to conduct day-to-day management. Some of the subadvisers are affiliated companies of Pruco Life. Allocations made to all AST Portfolios benefit us financially.

On APRIL 29, 2013, we stopped offering the AST FRANKLIN TEMPLETON FOUNDING FUNDS ALLOCATION PORTFOLIO as a Sub-account under the Annuities, except as follows: if at any time prior to April 29, 2013 you had any portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Franklin Templeton Founding Funds Allocation Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account prior to April 29, 2013, you cannot allocate Account Value to the AST Franklin Templeton Founding Funds Allocation Sub-account.

Please see the “Other Information” section, under the heading “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply—see “Limitations with Optional Benefits” later in this section), or select from among combinations of Portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Prudential Portfolio Combination consists of several asset allocation Portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Prudential Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Prudential Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Prudential Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Prudential Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Prudential Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Prudential Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Prudential Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Prudential Portfolio Combination, you should work with your Financial Professional to select the Prudential Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. Some selling firms may not offer Prudential Portfolio Combinations. In providing these Prudential Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Prudential Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio (formerly AST First Trust Balanced Target Portfolio):	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Allocation Portfolio	ASSET ALLOCATION	Seeks capital appreciation while its secondary investment objective is to seek income.	■ Franklin Advisors, Inc. ■ Franklin Mutual Advisors, LLC ■ Templeton Global Advisors Limited
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio):	LARGE-CAP VALUE	Seeks maximum growth of capital by investing primarily in the value stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio (formerly AST Horizon Growth Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan Investment Management Inc./Security Capital Research & Management Incorporated

Pyramis is a registered service mark of FMR LLC. Used under license

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC
AST Loomis Sayles Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Management LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc.
AST Prudential Growth Allocation Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio (formerly AST Moderate Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./Schroder Investment Management North America Ltd.
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisors Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified Portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited
AST T. Rowe Price Large-Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc.
AST Templeton Global Bond Portfolio (formerly the AST T. Rowe Price Global Bond Portfolio)	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisors, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/Western Asset Management Company Limited
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/Western Asset Management Company Limited

Limitations with Optional Benefits

As a condition of your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Permitted Sub-accounts table below. Please note that the DCA Market Value Adjustment Options described later in this section are also available if you elect an optional benefit.

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Permitted Sub-accounts

AST Academic Strategies Asset Allocation

AST Advanced Strategies

AST Balanced Asset Allocation

AST BlackRock Global Strategies

AST BlackRock iShares ETF

AST Capital Growth Asset Allocation

AST Defensive Asset Allocation

AST FI Pyramis® Asset Allocation

AST FI Pyramis® Quantitative

AST Franklin Templeton Founding Funds Allocation*

AST Franklin Templeton Founding Funds Plus

AST Goldman Sachs Multi-Asset

AST J.P. Morgan Global Thematic

AST J.P. Morgan Strategic Opportunities

AST New Discovery Asset Allocation

AST Preservation Asset Allocation

AST Prudential Growth Allocation

AST RCM World Trends

AST Schroders Global Tactical

AST Schroders Multi-Asset World Strategies

AST T. Rowe Price Asset Allocation

AST Wellington Management Hedged Equity

*	No longer offered for new investment.

MARKET VALUE ADJUSTMENT OPTION

We currently offer DCA MVA Options. Amounts in MVA Options are supported by our general account and subject to our claims paying ability. Please see “Other Information” later in this prospectus for additional information about our general account. The DCA MVA Options are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. A dollar cost averaging program does not assure a profit, or protect against a loss.

For a complete description of our 6 or 12 Month DCA Program, see the applicable section of this prospectus within the section entitled “Managing Your Account Value.”

We do not currently offer any long term MVA options.

GUARANTEE PERIOD TERMINATION

A DCA MVA Option ends on the earliest of (a) the date the entire amount in the DCA MVA Option is withdrawn or transferred (b) the Annuity Date (c) the date the Annuity is surrendered or (d) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.” The “Payout Period” is the period starting on the Annuity Date and during which annuity payments are made.

RATES FOR DCA MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the DCA MVA Options. In general, the interest rates we offer for the DCA MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the DCA MVA Options, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the DCA MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to DCA MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to a DCA MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the DCA MVA Options. At the time that we confirm your DCA MVA Option, we will advise you of the interest rate in effect and the date your DCA MVA Option matures. We may change the rates we credit to new DCA MVA Options at any time. To inquire as to the current rates for the DCA MVA Options, please call 1-888-PRU-2888. DCA MVA Options are not available in all States and are subject to a minimum rate. Currently, the DCA MVA Options are not available in the States of Illinois, Oregon and Washington and are available in Iowa only for Annuities purchased on or after August 20, 2012.

The interest under a DCA MVA Option is credited daily on a balance that declines as amounts are transferred, and therefore you do not earn interest on the full amount deposited to the DCA MVA Option for the 6 month or 12 month period.

To the extent permitted by law, we may establish different interest rates for DCA MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. For any DCA MVA Option, you will not be permitted to allocate to the DCA MVA Option if the Guarantee Period associated with that DCA MVA Option would end after your Annuity Date.

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MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or partially withdraw Account Value from a DCA MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

■

any surrender, partial withdrawal (including a systematic withdrawal, Medically-Related Surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of a DCA MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

■

partial withdrawals made to meet Required Minimum Distribution rules under the Code in relation to your Annuity, but only if the Required Minimum Distribution is an amount that we calculate and is distributed through a program that we offer;

■	transfers or partial withdrawals from a DCA MVA Option during the 30 days immediately prior to the maturity of the applicable Guarantee Period, including the Maturity Date of the MVA Option;
■	transfers made in accordance with the 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of an Annual Maintenance Fee or the Premium Based Charge from the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income v2.1).

The amount of the MVA is determined according to the formula set forth in Appendix D. In general, the amount of the MVA is dependent on the difference between interest rates at the time your DCA MVA Option was established and current interest rates for the remaining Guarantee Period of your DCA MVA Option. For purposes of determining the amount of an MVA, we make reference to an index interest rate that in turn is based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the applicable duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT index will be based on certain U.S. Treasury interest rates, as published in a Federal Reserve Statistical Release. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 (or 0.25%). It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the DCA MVA Option. Please consult the DCA MVA formula in the appendices to this prospectus for additional detail.

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you may incur if you own the Annuity.

The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Contingent Deferred Sales Charge (“CDSC”): A CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC for each Purchase Payment is calculated as a percentage of the Purchase Payment being withdrawn. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is allocated to your Annuity. If you make a partial withdrawal of a Purchase Payment on the day before an anniversary of the date that Purchase Payment was allocated to the Annuity, we will use the CDSC percentage that would apply if the withdrawal was made on the following day. The charge is deducted from the Investment Options in the same proportion as the partial withdrawal upon which it is assessed. The imposition of a CDSC on a withdrawal will not result in any additional CDSC being incurred as a result of the amount withdrawn from the Annuity being greater than the amount of the withdrawal request (i.e., no CDSC will be imposed on the withdrawal of a CDSC).

Each Purchase Payment has its own schedule of CDSCs associated with it. The schedule of CDSCs associated with a Purchase Payment is determined when the Purchase Payment is allocated to the Annuity. The schedule of CDSCs applicable to a Purchase Payment is based on the total of all Purchase Payments allocated to the Annuity, including the full amount of the “new” Purchase Payment, when the Purchase Payment is allocated. Purchase Payments are not reduced by partial withdrawals for purposes of determining the applicable schedule of CDSCs. Thus, to determine which CDSC tier a given Purchase Payment being made currently is assigned, we consider only the sum of Purchase Payments and do not reduce that sum by the amount of any withdrawal. The combination of CDSC assessed and Premium Based Charge (see below) deducted with respect to any Purchase Payment will never be greater than 9%, as stipulated by Rule 6c-8 under the Investment Company Act of 1940. Purchase Payments are withdrawn on a “first-in, first-out” basis. All Purchase Payments allocated to the Annuity on the same day will be treated as one Purchase Payment for purposes of determining the applicable schedule of CDSCs. The table of CDSCs is as follows:

	Age of Purchase Payment Being Withdrawn
Total Purchase Payment Amount	Less than 1 Year	1 Year or more but less than 2 Years	2 Years or more but less than 3 Years	3 Years or more but less than 4 Years	4 Years or more but less than 5 Years	5 Years or more but less than 6 Years	6 Years or more but less than 7 Years	7 Years or more
Less than $50,000	5.0%	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	0%
$50,000 or more but less than $100,000	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	2.0%	0%
$100,000 or more but less than $250,000	4.0%	3.0%	3.0%	2.0%	2.0%	2.0%	1.0%	0%
$250,000 or more but less than $500,000	3.0%	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	0%
$500,000 or more but less than $1,000,000	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	0%
$1,000,000 or more	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%	0%

With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see “Free Withdrawal Amounts” later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that any

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remaining amount of a partial withdrawal is taken from Purchase Payments on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (including gains), as described in the examples below.

EXAMPLES

These examples are designed to show you how the CDSC is calculated. They do not take into account any other fees and charges or the performance of your investment options. The examples illustrate how the CDSC would apply to reduce your Account Value based on the timing and amount of your withdrawals. They also illustrate how a certain amount of your withdrawal, the “Free Withdrawal Amount,” is not subject to the CDSC. The Free Withdrawal Amount is equal to 10% of all Purchase Payments currently subject to a CDSC in each year and is described in more detail in “Access to Account Value,” later in this prospectus.

EXAMPLES

Assume you purchase your B Series Annuity with a $75,000 initial Purchase Payment and you make no additional Purchase Payments for the life of your Annuity.

Example 1

Assume the following:

■	two years after the purchase, your Unadjusted Account Value is $85,000 (your Purchase Payment of $75,000 plus $10,000 of investment gain);
■	the free withdrawal amount is $7,500 ($75,000 x .10);
■	the applicable CDSC is 6%.

If you request a withdrawal of $50,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining amount of your withdrawal is subject to the 6% CDSC.

Gross Withdrawal or Net Withdrawal. Generally, you can request either a gross withdrawal or a net withdrawal. If, however, you are taking your Annual Income Amount through our systematic withdrawal program, you will only be permitted to take that withdrawal on a gross basis. In a gross withdrawal, you request a specific withdrawal amount with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. In a net withdrawal, you request a withdrawal for an exact dollar amount with the understanding that any applicable deduction for CDSC or tax withholding is taken from your Unadjusted Account Value. This means that an amount greater than the amount of your requested withdrawal will be deducted from your Unadjusted Account Value. To make sure that you receive the full amount requested, we calculate the entire amount, including the amount generated due to the CDSC or tax withholding, that will need to be withdrawn. We then apply the CDSC or tax withholding to that entire amount. As a result, you will pay a greater CDSC or have more tax withheld if you elect a net withdrawal.

■

If you request a gross withdrawal, the amount of the CDSC will reduce the amount of the withdrawal you receive. In this case, the CDSC would equal $2,550 (($50,000 – the free withdrawal amount of $7,500 = $42,500) x .06 = $2,550). You would receive $47,450 ($50,000 – $2,550). To determine your remaining Unadjusted Account Value after your withdrawal, we reduce your initial Unadjusted Account by the amount of your requested withdrawal. In this case, your Unadjusted Account Value would be $35,000 ($85,000 – $50,000).

■

If you request a net withdrawal, we first determine the entire amount that will need to be withdrawn in order to provide the requested payment. We do this by first subtracting the free withdrawal amount and dividing the resulting amount by the result of 1 minus the surrender charge. Here is the calculation: $42,500/(1 – 0.06) = $45,212.77. This is the total amount to which the CDSC will apply. The amount of the CDSC is $2,712.77. Therefore, in order to for you to receive the full $50,000, we will need to deduct $52,712.77 from your Unadjusted Account Value, resulting in remaining Unadjusted Account Value of $32,287.23.

Example 2

Assume the following:

■	you took the withdrawal described above as a gross withdrawal;
■	two years after the withdrawal described above, the Unadjusted Account Value is $48,500 ($35,000 of remaining Unadjusted Account Value plus $13,500 of investment gain);
■	the free withdrawal amount is still $7,500 because no additional Purchase Payments have been made and the Purchase Payment is still subject to a CDSC; and
■	the applicable CDSC in Annuity Year 4 is now 5%.

If you now take a second gross withdrawal of $10,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining $2,500 is subject to the 5% CDSC or $125 and you will receive $9,875.

No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. See “Free Withdrawal Amounts” later in this prospectus for a discussion as to how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income v2.1 suite of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under those benefits).

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Upon surrender, we calculate a CDSC based on any Purchase Payments that remain in your Account Value on the date of the surrender (and after all other withdrawals have been taken). If you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance, the Purchase Payments being withdrawn may be greater than your remaining Account Value. Consequently, a higher CDSC may result than if we had calculated the CDSC as a percentage of remaining Account Value.

We may waive any applicable CDSC under certain circumstances described below in “Exceptions/Reductions to Fees and Charges.”

Premium Based Charge. The Premium Based Charge reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. The Premium Based Charge applicable to the Annuity is the sum of such charges applicable to each Purchase Payment. The Premium Based Charge is calculated on each Quarterly Annuity Anniversary for those Purchase Payments subject to the charge as of the prior Valuation Day. Each Purchase Payment is subject to a Premium Based Charge on each of the 28 Quarterly Annuity Anniversaries (i.e., for seven years) that occurs after the Purchase Payment is allocated to the Annuity. Once that time period has expired, the Purchase Payment is no longer subject to the Premium Based Charge. For purposes of calculating the Premium Based Charge: (a) a Purchase Payment is the amount of the Purchase Payment before we deduct any applicable fees, charges or taxes; and (b) Purchase Payments are not reduced by partial withdrawals taken from the Annuity.

The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage for each of those Purchase Payments is determined using the total of all Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). For each Purchase Payment allocated to the Annuity on or after the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage during the seven year charge period is determined using the total of all Purchase Payments allocated to the Annuity through the date of the “new” Purchase Payment, including the full amount of that “new” Purchase Payment. That is, to determine which Premium Based Charge tier a given Purchase Payment being made currently (i.e., a “new” Purchase Payment) is assigned, we add that Purchase Payment amount to the sum of all prior Purchase Payments. A Purchase Payment received on a Quarterly Annuity Anniversary will be subject to its first Premium Based Charge on the next Quarterly Annuity Anniversary.

Each tier of Premium Based Charge is separated by a “breakpoint” dollar amount, as shown in the table below. If a portion of a Purchase Payment results in total Purchase Payments crossing a new Purchase Payment breakpoint (as set forth in the table below), then the entire “new” Purchase Payment will be subject to the Premium Based Charge applicable to that tier. Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. Once a Premium Based Charge percentage is established for any Purchase Payment, such percentage is fixed and will not be reduced even if additional Purchase Payments are made or partial withdrawals are taken. Please see Appendix E for examples of the operation of the Premium Based Charge. The Premium Based Charge is deducted pro rata from the Sub-accounts in which you maintain Account Value on the date the Premium Based Charge is due. To the extent that the Unadjusted Account Value in the Sub-accounts at the time the Premium Based Charge is to be deducted is insufficient to pay the charge, we will deduct the remaining charge from the DCA MVA Options. If a Quarterly Annuity Anniversary falls on a day other than a Valuation Day, we will deduct the Premium Based Charge on the next following Valuation Day. If both a Premium Based Charge and a fee for an optional benefit are to be deducted on the same day, then the Premium Based Charge will be deducted first.

A Premium Based Charge is not deducted: (a) when there are no Purchase Payments subject to the Premium Based Charge; (b) on or after the Annuity Date; (c) if a Death Benefit has been determined under the Annuity (unless Spousal Continuation occurs); or (d) in the event of a full surrender of the Annuity (unless the full surrender occurs on a Quarterly Annuity Anniversary, in which case we will deduct the charge prior to terminating the Annuity).

As mentioned above, we will take the Premium Based Charge pro rata from each of the Sub-accounts (including an AST Investment Grade Bond Portfolio used as part of an optional living benefit). If the value of those Sub-accounts is not sufficient to cover the charge, we will take any remaining portion of the charge from the DCA MVA Options. For purposes of deducting the charge from the DCA MVA Options (a) with respect to DCA MVA Options with different amounts of time remaining until maturity, we will take the withdrawal from the DCA MVA Option with the shortest remaining duration, followed by the DCA MVA Option with the next-shortest remaining duration (if needed to pay the charge) and so forth (b) with respect to multiple DCA MVA Options that have the same duration remaining until maturity, we take the charge first from the DCA MVA Option with the shortest overall Guarantee Period and (c) with respect to multiple DCA MVA Options that have the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the charge pro rata from each such DCA MVA Option. In this prospectus, we refer to the preceding hierarchy as the “DCA MVA Option Hierarchy.” We will only deduct that portion of the Premium Based Charge that does not reduce the Unadjusted Account Value below the lesser of $500 or 5% of the sum of the Purchase Payments allocated to the Annuity (which we refer to here as the “floor”). However, if a Premium Based Charge is deducted on the same day that a withdrawal

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is taken, it is possible that the deduction of the charge will cause the Unadjusted Account Value to fall below the immediately-referenced Account Value “floor.” The Premium Based Charge is not considered a withdrawal for any purpose, including determination of free withdrawals, CDSC, or calculation of values associated with the optional living benefits.

The table of Premium Based Charges is as follows:

Total Purchase Payment Amount	Premium Based Charge Percentage (deducted quarterly)	Annual Equivalent of Premium Based Charge Percentage
Less than $50,000	0.1750%	0.70%
$50,000 or more, but less than $100,000	0.1500%	0.60%
$100,000 or more, but less than $250,000	0.1250%	0.50%
$250,000 or more, but less than $500,000	0.0875%	0.35%
$500,000 or more, but less than $1,000,000	0.0625%	0.25%
$1,000,000 or more	0.0375%	0.15%

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging or Automatic Rebalancing Program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis, and then from the DCA MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $50,000. For purposes of determining the sum of the Purchase Payments at the time the fee is deducted, we do not reduce Purchase Payments by the amount of withdrawals. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due.

Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax either when Purchase Payments are received, upon surrender or upon Annuitization. If deducted upon Annuitization, we would deduct the tax from your Unadjusted Account Value. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the DCA MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes, and may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge, which is equal to 0.85% annually, is assessed against the assets allocated to the Sub-accounts. The Insurance

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Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity’s Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

Charges for Optional Benefits: If you elect to purchase an optional benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional benefit.

Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees And Expenses Incurred By The Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the Portfolios, which can be obtained by calling 1-888-PRU-2888.

DCA MVA Option Charges

No specific fees or expenses are deducted when determining the rates we credit to a DCA MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to a DCA MVA  Option.

ANNUITY PAYMENT OPTION CHARGES

There is no specific charge deducted from annuity payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of the annuity and/or acceptance of Purchase Payments. All such conditions are described below.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment of $10,000. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to the aggregate of all annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total surrenders, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life via wiring funds through your Financial Professional’s broker-dealer firm.

Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect an optional benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments, and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership of the Annuity and/or permit assignments of the Annuity to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional living benefit by certain ownership types. We may issue an Annuity to ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, the oldest of the Owner(s) and Annuitant must not be older than 80 in order for us to issue the Annuity. The availability of certain optional living benefits may vary based on the age of the Owners and Annuitant. In addition, the selling firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above – check with your selling firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

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Additional Purchase Payments: Currently, you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. Purchase Payments are not permitted after the Account Value is reduced to zero.

Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account. We will accept additional Purchase Payments up to and including the day prior to the later of (a) the oldest Owner’s 81st birthday (the Annuitant’s 81st birthday, if the Annuity is owned by an entity), or (b) the first anniversary of the Issue Date, unless otherwise required by applicable law or regulation to maintain the tax status of the Annuity.

For Annuities that have one of the Highest Daily Lifetime Income v2.1 benefits, we may limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

■

if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v2.1 benefit that you selected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities.

When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future. Please see the “Living Benefits” section later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g, if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see “Tax Considerations” for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuation right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable state law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any DCA MVA Option upon your exercise of the Free Look, we will calculate any applicable MVA with a zero “Liquidity Factor”. See the section of this prospectus entitled “Market Value Adjustment.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the DCA MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office.

Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
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a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■	a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors (if allowed by state law); and
■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the designated Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant, or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”); or
■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis, and to the extent allowed by state law. We are not obligated to process your request within any particular timeframe. There are restrictions on designation changes when you have elected certain optional benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefit section of this prospectus for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any Division of your Annuity due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is then available to new contract owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

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Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See “Spousal Continuation of Annuity” in “Death Benefits” for more information about how the Annuity can be continued by a Custodial Account, including the amount of the Death Benefit.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value, we describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program is not available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Oregon and Washington and are available in Iowa only for Annuities purchased on or after August 20, 2012.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
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As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
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You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under the Program are not subject to any MVA.
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Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, partial withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

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We will recalculate the monthly transfer amount to reflect the reduction of Account Value in the DCA MVA Option caused by a partial withdrawal, fees (including Annual Maintenance fee, Premium Based charge, or any other charges for optional benefits), or transfers of Account Value from the DCA MVA Option made by us pursuant to a transfer calculation formula under any optional benefits made a part of your Annuity (“Optional Benefit Transfer”). This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. Any interest that is not included in the recalculated transfer amount will be paid with the final transfer amount, unless there is another subsequent withdrawal or Optional Benefit Transfer. If a partial withdrawal or Optional Benefit Transfer reduces the monthly transfer amount below the Minimum Monthly Transfer Amount shown in the DCA Program Schedule Supplement, the remaining balance in the DCA MVA Option will be transferred on the next monthly transfer date to the most-recently selected Investment Options applicable to the DCA MVA Option. If there is no Account Value remaining in the DCA MVA Option following a partial withdrawal or Optional Benefit Transfer, the DCA MVA Option will terminate.

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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.

■	We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.
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If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit. No portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Sub-account used with the optional benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

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If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST Investment Grade Bond Sub-account used as part of the predetermined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing program.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct us otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must

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contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions. PLEASE NOTE: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions on Transfers Between Investment Options.” We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income v2.1). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under a program or the mathematical formula.

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission or other electronic transmission as a “writing”, and (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as automated withdrawals.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a Portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by its Portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit; and (ii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners

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who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund Portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater Portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, the Premium Based Charge if the surrender occurs on the Quarterly Anniversary that the charge is due, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called “Free Withdrawals.” Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Living Benefits” later in this prospectus for more information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

FREE WITHDRAWAL AMOUNTS

You can make a full or partial withdrawal from the Annuity during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. The Annuity offers a “Free Withdrawal” amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.

■

The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent partial withdrawal or surrender of your Annuity.

■	You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

Example. This example assumes that no withdrawals have previously been taken.

On January 3, to purchase your Annuity, you make an initial Purchase Payment of $20,000.

On January 3 of the following calendar year, you make a subsequent Purchase Payment to your Annuity of $10,000.

■

Because in Annuity Year 1 your initial Purchase Payment of $20,000 is still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 1 equals $20,000 × 10%, or $2,000.

■

Because in Annuity Year 2 both your initial Purchase Payment of $20,000 and your subsequent Purchase Payment of $10,000 are still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 2 equals $20,000 × 10%, plus $10,000 × 10%, or $2,000 + $1,000 for a total of $3,000.

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To determine if a CDSC applies to partial withdrawals, we:

1.	First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.
2.	Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments, as described in “Fees, Charges and Deductions – Contingent Deferred Sales Charge (“CDSC”)” earlier in this prospectus. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis. (This step does not apply if all Purchase Payments have been previously withdrawn.)
3.	Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

Your withdrawal will include the amount of any applicable CDSC. Generally, you can request a partial withdrawal as either a “gross” or “net” withdrawal. In a “gross” withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a “net” withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. We will deduct the partial withdrawal from your Unadjusted Account Value in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options. For purposes of calculating the applicable portion to deduct from the DCA MVA Options, the Unadjusted Account Value in all your DCA MVA Options is deemed to be in one Investment Option. If you provide no instructions, then we will take the withdrawal according to the DCA MVA Option Hierarchy defined above.

Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income v2.1 benefits. In that scenario, the partial withdrawal would be deemed “Excess Income” – thereby reducing your Annual Income Amount for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income v2.1 were $2000 and a $2500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Please note that systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you do not have an optional benefit, we will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

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If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v2.1) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options at the time we process each withdrawal.
■

If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program. If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner’s lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

The amount of the Required Minimum Distribution may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Living Benefits” for further information relating to Required Minimum Distributions if you own a living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

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Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional benefits and Excess Income, see “Living Benefits – Highest Daily Lifetime Income v2.1 Benefit – Required Minimum Distributions.”

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any applicable benefit charge, and any Annual Maintenance Fee.

Please Note: Although the Premium Based Charge is not included in the surrender value calculation, if you surrender your Annuity on a Quarterly Annuity Anniversary, any applicable Premium Based Charges will apply.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

MEDICALLY-RELATED SURRENDERS

Where permitted by law, you may request to surrender all or part of your Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related “Contingency Event” as described below (a “Medically-Related Surrender”). The requirements of such surrender and waiver may vary by state. Although a CDSC will not apply to a qualifying Medically-Related Surrender, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences – see “Tax Considerations” later in this prospectus.

If you request a full surrender, the amount payable will be your Account Value as of the date we receive, in Good Order, your request to surrender your Annuity. Any applicable MVA will apply to a medically-related surrender.

This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:

■

If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a Medically-Related Surrender;

■	If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
■	If the Owner is one or more natural persons, all such Owners must also be alive at such time;
■	We must receive satisfactory proof of the Owner’s (or the Annuitant’s if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
■	no additional Purchase Payments can be made to the Annuity.

We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A “Contingency Event” occurs if the Owner (or Annuitant if entity-owned) is:

■

first confined in a “Medical Care Facility” after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Service Office; or

■

first diagnosed as having a “Fatal Illness” after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

“Fatal Illness” means a condition (a) diagnosed by a licensed physician; and (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. “Medical Care Facility” means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This waiver is not currently available in California and Massachusetts.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Unadjusted Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefit described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named for the remainder of the period certain.

Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

■

Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

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■

Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

■

Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

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LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Optional benefits are not available if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

■	guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
■	guaranteeing a minimum amount of growth to be used as the basis for withdrawals over the life of two spouses

We currently offer the following “living benefits”:

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1

Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the “permitted Sub-accounts”) and the AST Investment Grade Bond Sub-account. See “Investment Options” for a list of permitted Sub-accounts available with the Highest Daily Lifetime Income v2.1 suite of benefits. The optional living benefit investment requirements and the applicable formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the investment requirements could mean that you miss appreciation opportunities in other investment options. The formula could mean that you miss opportunities for investment gains in your selected Sub-accounts while Account Value is allocated to the AST Investment Grade Bond Sub-account, and there is no guarantee that the AST Investment Grade Bond Sub-account will not lose value. We are not providing you with investment advice through the use of the formula. In addition, the formula does not constitute an investment strategy that we are recommending to you.

The Highest Daily Lifetime v2.1 benefits are “Lifetime Guaranteed Minimum Withdrawal Benefits.” These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence.

Under any of the Guaranteed Lifetime Withdrawal Benefits, withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts.

Please refer to the benefit description that follows for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the “Investment Options” section of the prospectus for a list of Investment Options available and permitted with each benefit. We reserve the right to terminate a benefit if you allocate funds into non-permitted Investment Options. Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted Investment Options applicable to your benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

Termination of Existing Benefits and Election of New Benefits

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes effective. There is currently no waiting period to make a new benefit election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

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On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT

Highest Daily Lifetime® Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see “Spousal Highest Daily Lifetime Income v2.1 Benefit.”

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date:

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)

the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for

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successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date:

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments reduced for subsequent Lifetime Withdrawals (see examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

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While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59  1/2; 4% for ages 59  1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

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Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500 / $114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

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**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio ($15,000 / $120,000 = 12.50%)	12.50%
12.50% Reduction in Annual Income Amount
Protected Withdrawal Value	$109,375.00

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Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any partial withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation

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process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” for more information.)

Charge for Highest Daily Lifetime Income v2.1

The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

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The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned Annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election Of and Designations Under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 Benefit Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of the Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk to Pruco Life associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits. The formula is not investment advice.

The formula is set forth in Appendix B (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. The formula may also limit the potential for your Account Value to grow.

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The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula. The formula does not constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if(and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”) where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity. We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R = (L – B)/ (VV + VF)

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More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix B) for that day by 5% and by the applicable Annuity Factor found in Appendix B. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L) = $200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R) = ($149,500 – 0)/$179,500 = 83.3%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

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Other Important Information

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The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

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While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
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Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

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If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v2.1 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
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The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account. Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT

Spousal Highest Daily Lifetime® Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouse at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime

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Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 Benefit and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Terminating of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see “Highest Daily Lifetime Income v2.1 Benefit.”

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date:

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date:

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and

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(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you are taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

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If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you purchase this Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59  1/2; 3.5% for ages 59  1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 Benefit upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

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Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100 / $115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

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In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the Calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.50%
All guarantees will be reduced by the above ratio (12.50%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See Required Minimum Distributions sub-section, within the discussion above concerning Highest Daily Lifetime Income v2.1.

Benefits Under Spousal Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”)

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and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” for more information.)

Charge for Highest Daily Lifetime Income v2.1

The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

■

One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

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We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. In purchasing the Annuity and selecting benefits, you should consider that there is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix C for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, if applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing

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administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-Accounts and the AST Investment Grade Bond Sub-Account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

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DEATH BENEFIT

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant’s death if there is no Contingent Annuitant. If the Annuity is owned by a natural person Owner who is not also the Annuitant and the Annuitant dies, then no Death Benefit is payable because of the Annuitant’s death. Generally, if a Contingent Annuitant was designated before the Annuitant’s death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant’s death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent.” Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death.” Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of all eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefit” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit:

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Death Benefit in connection with an optional living benefit).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), the Death Benefit will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. After the two-year suspension period is completed, the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

DEATH BENEFIT AMOUNT

The Annuity provides a Death Benefit at no additional charge. The amount of the Death Benefit is equal to the greater of:

■

The Return of Adjusted Purchase Payment amount, defined as the sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced by withdrawals as described below (currently, there are no charges that reduce Purchase Payments, for purposes of the Return of Adjusted Purchase Payment amount); AND

■	Your Unadjusted Account Value on the date we receive Due Proof of Death.

Impact of Withdrawals on Death Benefit Amount

Partial withdrawals reduce the Return of Adjusted Purchase Payment amount. The calculation utilized to reduce the Return of Adjusted Purchase Payment amount is dependent upon whether or not either Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 is in effect on the date of the withdrawal. Initially, the Return of Adjusted Purchase Payment amount is

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equal to the sum of all “adjusted” Purchase Payments (i.e., the amount of Purchase Payments we receive, less any fees or tax charges deducted from Purchase Payments upon allocation to the Annuity) allocated to the Annuity on its Issue Date. Thereafter, the Return of Adjusted Purchase Payments Amount is:

(1)	Increased by any additional adjusted Purchase Payments allocated to the Annuity, and

(2)	Reduced for any partial withdrawals. The method of reduction depends on whether or not any Highest Daily Lifetime Income v2.1 Benefit is in effect on the date the withdrawal is made and the amount of the withdrawal, as described below.

(i)	If either Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 is in effect on the date the partial withdrawal is made, a Non-Lifetime Withdrawal, as defined under the benefit, will proportionally reduce the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal). Any Lifetime Withdrawal that is not deemed Excess Income, as those terms are described in the benefit, will cause a dollar-for-dollar basis reduction to the Return of Adjusted Purchase Payments amount. All or any portion of a Lifetime Withdrawal in an Annuity Year that is deemed Excess Income, as defined in the benefit, will cause a proportional basis reduction to the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).
(ii)	If neither Highest Daily Lifetime Income v2.1 nor Spousal Highest Daily Lifetime Income v2.1 is in effect on the date the partial withdrawal is made, the withdrawal will cause a proportional basis reduction to the Return of Adjusted Purchase Payments Amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).

Please be advised that a partial withdrawal that occurs on the same date as the effective date of Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 will be treated as if such benefit were in effect at the time of the withdrawal, for purposes of calculating the Return of Adjusted Purchase Payments amount. Further, if you terminate Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1, and also take a withdrawal on that date, then the withdrawal will be treated as if such benefit were NOT in effect at the time of the withdrawal.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Grade Bond Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuation. However, any additional Purchase Payments made after the date the spousal continuation is effective will be subject to all provisions of the Annuity, including the CDSC when applicable. For purposes of calculating the CDSC to which Purchase Payments made after spousal continuation may be subject, we employ the same CDSC schedule in the same manner as for Purchase Payments made prior to spousal continuation. Moreover, to calculate the CDSC applicable to the withdrawal of a Purchase Payment made by the surviving spouse, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation. We will impose the Premium Based Charge on all Purchase Payments (whether received before, on or after the date of spousal continuation) according to the same schedule used prior to spousal continuation. To calculate the Premium Based Charge applicable to Purchase Payments after the date of spousal continuation, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation.

Subsequent to spousal continuation, the Death Benefit will be equal to the greater of:

■	The Unadjusted Account Value on Due Proof of Death of the surviving spouse; and
■

The Return of Adjusted Purchase Payments amount (as described above). However, upon spousal continuation, we reset the Return of Adjusted Purchase Payments amount to equal the Unadjusted Account Value. Any subsequent additional Purchase Payments or partial withdrawals would affect the Return of Adjusted Purchase Payments amount as described above.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant’s death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuation, annuity payments would begin immediately.

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A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

PAYMENT OF DEATH BENEFIT

Alternative Death Benefit Payment Options – Annuities Owned By Individuals (Not Associated with Tax-favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent’s death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or
■

as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse as defined for federal tax law purposes.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the Annuity may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

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If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code. The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See “Tax Considerations” and consult your tax adviser.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans.” This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).

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■	The Annuity will be continued in the Owner’s name, for the benefit of the Beneficiary.
■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

■

The initial Unadjusted Account Value will be equal to any Death Benefit (including any optional Death Benefit in connection with an optional living benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No DCA MVA Options will be offered for Beneficiary Continuation Options.
■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	Premium Based Charges will no longer apply.
■	The Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
■

The Beneficiary can request a withdrawal of all or a portion of the Unadjusted Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary’s withdrawal rights.

■	Withdrawals are not subject to CDSC.
■

Upon the death of the Beneficiary, any remaining Unadjusted Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor.

■

If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price.” The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled “Termination of Optional Benefits” for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period.

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The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm’s principal approval and is provided with the application, or is notified of the firm principal’s rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer’s funds at the customer’s request prior to the firm’s principal approval or upon the firm’s rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to the claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time. See “Additional Purchase Payments” under “Purchasing Your Annuity”.

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner’s signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions”.

Medically-related Surrenders & Death Benefits: Medically-Related Surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We generally pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Termination of Optional Benefits: For the Highest Daily Lifetime Income v2.1 benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn,

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payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

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If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
■

Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to

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terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

■

If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
■

SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
■

“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

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If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial

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account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

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If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
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generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale

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of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. This means that where you participate in an optional living benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v2.1) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life’s ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;
■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;

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■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
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make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the DCA MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA Options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account and are subject to our claims paying ability. Assets in the general account, which includes amounts in the Secure Value Account, are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the Portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the Portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting Portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that date, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates our affiliate for distribution and administrative services. We also receive “revenue sharing” payments from the advisers to the underlying Portfolios. As of March 1, 2013, the maximum combined fees and revenue sharing payments we receive with respect to a Portfolio are equal to an annual rate of 0.50% the average assets allocated to the Portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, subadviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms’ registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, subadviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser’s, subadviser’s or distributor’s participation. These payments or reimbursements may not be offered by all advisers, subadvisers, or distributors, and the amounts of such payments may vary between and among each adviser, subadviser, and distributor depending on their respective participation.

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During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal Owner of the shares of the underlying Portfolios in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying Portfolio’s shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change subadvisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the subadvisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund Portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts,” in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies’ variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm certain regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, and Premium Based Charges in quarterly statements instead of confirming them immediately. You should review the information in these

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statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the Portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 5%. In addition, we may pay trail commissions, equal to a percentage of the average account value or based on other criteria. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by annuity product, and such differing compensation could be a factor in which annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or our annuities generally on a preferred or recommended company or product list and/or access to the firm’s registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on an annuity’s features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about our annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). Because this Annuity is new, the list below does not reflect amounts paid with respect to the sale of this Annuity. The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request. During 2013, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05, respectively.

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Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

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Mutual of Omaha Bank

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we

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operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In

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November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

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HOW TO CONTACT US

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A – ACCUMULATION UNIT VALUES

Here, we set forth historical Unit values.

PREMIER RETIREMENT VARIABLE ANNUITY (issued on or after 2-25-2013)

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (0.85%)

	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.29795	$11.07871	17,153
AST Advanced Strategies Portfolio
02/25/2013 to 12/31/2013	$10.71596	$12.11926	9,876,922
AST AQR Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99930	$10.16558	12,301
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99930	$11.70178	0
AST Balanced Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.57194	$12.06019	22,224,661
AST BlackRock Global Strategies Portfolio
02/25/2013 to 12/31/2013	$10.34100	$11.23923	9,938,764
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99930	$10.55835	447,548
AST Capital Growth Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.52408	$12.44741	13,437,912
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013 to 12/31/2013	$9.99930	$11.74413	9,925
AST Cohen & Steers Realty Portfolio
02/25/2013 to 12/31/2013	$11.06713	$10.97289	39,564
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99930	$9.74308	439,632
AST Federated Aggressive Growth Portfolio
02/25/2013 to 12/31/2013	$9.90661	$13.28375	744,567
AST FI Pyramis® Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.42453	$12.08722	17,453
AST First Trust Balanced Target Portfolio
02/25/2013 to 12/31/2013	$10.32533	$11.62773	9,753,482
AST Franklin Templeton Founding Funds Allocation Portfolio
02/25/2013 to 12/31/2013	$11.15070	$13.33778	9,619,077
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99930	$10.87654	3,072,993
AST Global Real Estate Portfolio
02/25/2013 to 12/31/2013	$11.13509	$11.45052	63,611
AST Goldman Sachs Concentrated Growth Portfolio
02/25/2013 to 12/31/2013	$11.06540	$13.67668	49,856
AST Goldman Sachs Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.48989	$13.27470	2,227,880
AST Goldman Sachs Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$10.90409	$13.70984	55,574

A-1

	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.47520	$11.19904	6,124,095
AST Goldman Sachs Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$11.11034	$14.48605	1,135,100
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
02/25/2013 to 12/31/2013	$10.58380	$13.38762	100,381
AST High Yield Portfolio
02/25/2013 to 12/31/2013	$11.19092	$11.70944	66,124
AST International Growth Portfolio
02/25/2013 to 12/31/2013	$9.82622	$11.51739	10,282,368
AST International Value Portfolio
02/25/2013 to 12/31/2013	$9.20150	$10.78019	42,771
AST Investment Grade Bond Portfolio
02/25/2013 to 12/31/2013	$11.76421	$11.32499	4,485
AST J.P. Morgan Global Thematic Portfolio
02/25/2013 to 12/31/2013	$10.66110	$12.09502	3,408,280
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
02/25/2013 to 12/31/2013	$9.86486	$11.35956	72,167
AST J.P. Morgan Strategic Opportunities Portfolio
02/25/2013 to 12/31/2013	$10.59313	$11.53751	6,968
AST Jennison Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$10.71641	$14.27769	675,768
AST Jennison Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$9.96806	$12.44374	20,387
AST Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.91962	$14.39194	13,686,351
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
02/25/2013 to 12/31/2013	$10.46924	$13.69272	2,561,750
AST Lord Abbett Core Fixed Income Portfolio
02/25/2013 to 12/31/2013	$10.92460	$10.63819	19,894,516
AST MFS Global Equity Portfolio
02/25/2013 to 12/31/2013	$11.18610	$13.52493	3,112,598
AST MFS Growth Portfolio
02/25/2013 to 12/31/2013	$11.12463	$14.52641	1,595,257
AST MFS Large-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.85131	$13.63955	125,977
AST Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.79480	$13.38322	49,553
AST Money Market Portfolio
02/25/2013 to 12/31/2013	$9.84702	$9.77595	31,314
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.80078	$14.23633	66,491
AST Neuberger Berman Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.43303	$10.10259	43,200
AST Neuberger Berman Mid-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$10.67188	$13.48657	3,895,993
AST New Discovery Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.64854	$12.23898	1,960,722

A-2

	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Parametric Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$8.88823	$8.85375	83,266
AST PIMCO Limited Maturity Bond Portfolio
02/25/2013 to 12/31/2013	$10.40158	$10.11176	298,950
AST PIMCO Total Return Bond Portfolio
02/25/2013 to 12/31/2013	$10.84635	$10.54506	9,126,518
AST Preservation Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.65799	$11.38584	4,889,885
AST Prudential Core Bond Portfolio
02/25/2013 to 12/31/2013	$10.68593	$10.37327	7,088,955
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
02/25/2013 to 12/31/2013	$9.95639	$11.41130	10,211,888
AST QMA Emerging Markets Equity Portfolio
02/25/2013 to 12/31/2013	$9.99930	$9.66912	1,079
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99930	$11.74156	0
AST QMA US Equity Alpha Portfolio
02/25/2013 to 12/31/2013	$11.44821	$14.37494	16,287
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.32979	$11.34227	8,657,007
AST Schroders Global Tactical Portfolio
02/25/2013 to 12/31/2013	$10.75738	$12.29729	2,514,423
AST Schroders Multi-Asset World Strategies Portfolio
02/25/2013 to 12/31/2013	$10.04589	$11.25506	824
AST Small-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$10.19965	$12.98867	26,699
AST Small-Cap Value Portfolio
02/25/2013 to 12/31/2013	$10.66697	$13.67123	15,260
AST T. Rowe Price Asset Allocation Portfolio
02/25/2013 to 12/31/2013	$10.92222	$12.38954	15,699,577
AST T. Rowe Price Equity Income Portfolio
02/25/2013 to 12/31/2013	$10.92092	$13.39796	8,581,724
AST T. Rowe Price Large-Cap Growth Portfolio
02/25/2013 to 12/31/2013	$10.89322	$15.10122	108,056
AST T. Rowe Price Natural Resources Portfolio
02/25/2013 to 12/31/2013	$8.00508	$9.02327	70,889
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
02/25/2013 to 12/31/2013	$10.12595	$9.85180	6,153,128
AST Wellington Management Hedged Equity Portfolio
02/25/2013 to 12/31/2013	$10.11055	$11.68476	31,396
AST Western Asset Core Plus Bond Portfolio
02/25/2013 to 12/31/2013	$11.03743	$10.77433	92,661
AST Western Asset Emerging Markets Debt Portfolio
02/25/2013 to 12/31/2013	$10.26389	$9.48823	8,571

*	Denotes the start date of these sub-accounts

A-3

APPENDIX B – FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1 SUITE OF BENEFITS

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite of benefits (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the total value of all Permitted Sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

*	Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

DAILY TRANSFER CALCULATION:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – B)/(VV + VF).

B-1

■

If on the third consecutive Valuation Day r (greater than) Cu and r (less or =) Cus or if on any day r (greater than) Cus, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

■

If r (less than) Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Sub-account are transferred to the Permitted Sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, the Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct]/(1 - Ct))	Money is transferred from the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account

T	=	{Min (B, – [L – B – (VV + VF) * Ct]/ (1 – Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts

MONTHLY TRANSFER CALCULATION

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (VV + VF + B))} (less than) (Cu * (VV + VF) – L + B) / (1 – Cu), then

TM	=	{Min (B, .05 * (VV + VF + B))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

B-2

“A” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

B-3

APPENDIX C – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provision
California	For the California annuity forms, “contingent deferred sales charges” are referred to as “surrender charges”. Medically-Related Surrenders are not available.
Connecticut	The Liquidity Factor used in the MVA and DCA formulas equals zero (0).
Florida	The waiting period for annuitization is one year from the contract issue date. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.
Illinois	Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging Program not available.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit. Medically-Related Surrenders are not available.
Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
New Jersey	There is no minimum Surrender Value at Annuitization or Minimum Annuity Payment Amount.
Oregon	Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging Program not available.
Texas	Minimum annuity payment of $20
Washington	Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging Program not available.

C-1

APPENDIX D – MVA FORMULA

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The Market Value Adjustment Factor applicable to the DCA MVA Options we make available is as follows:

MVA Factor = [(1+i)/(1+j+k)]^(n/12)

where:	i =

the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

j =

the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

	k =	the Liquidity Factor, equal to 0.0025; and
	n =	the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

D-1

APPENDIX E – HYPOTHETICAL EXAMPLES OF OPERATION OF PREMIUM BASED CHARGE AND CONTINGENT DEFERRED SALES CHARGE

To demonstrate how the Contingent Deferred Sales Charge and the Premium Based Charge operate, set forth below are various hypothetical examples. These examples are illustrative only, and do not represent the values under any particular Annuity.

A. CDSC EXAMPLES

Purchase Payment Rec’d Date	Actual Purchase Payment	CDSC Schedule							CDSC Expiry Date
6/1/2011	$45,000.00	5%	5%	4%	4%	3%	3%	2%	5/31/2018
7/15/2011	$55,000.00	4%	3%	3%	2%	2%	2%	1%	7/14/2018

In this example, please note that the first Purchase Payment receives a CDSC schedule for total Purchase Payments less than $50,000.00. The second Purchase Payment results in a situation where the total Purchase Payments are $100,000.00 and the CDSC schedule reflects this.

B. Premium Based Charge Examples

Example 1: Assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the Premium Based Charge tier indicated below. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
7/15/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018

Example 2: In this example, the second Purchase Payment is not received prior to the first Quarterly Annuity Anniversary. The Premium Based Charge rate for the first payment will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the second Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.70%	$315.00	$78.75	9/1/2011	6/1/2018
9/15/2011	$55,000.00	0.50%	$275.00	$68.75	12/1/2011	9/1/2018

Example 3: In this example, assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the indicated Premium Based Charge tier. Assume the third Purchase Payment is received after the first Quarterly Annuity Anniversary. In this example, the Premium Based Charge rate for the first two Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the third Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
7/15/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018
9/15/2011	$150,000.00	0.35%	$525.00	$131.25	12/1/2011	9/1/2018

E-1

Example 4: In this example, assume that the second Purchase Payment is received the day before the quarter’s end. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received on the first Quarterly Annuity Anniversary, or 9/1/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
8/30/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018

Example 5: In this example, assume that the second Purchase Payment is received on the first Quarterly Annuity Anniversary. Since the second Purchase Payment is received on the first Quarterly Annuity Anniversary, it is not utilized for purposes of determining the Premium Based Charge rate for the first Purchase Payment.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.70%	$315.00	$78.75	9/1/2011	6/1/2018
9/1/2011	$55,000.00	0.50%	$275.00	$68.75	12/1/2011	9/1/2018

E-2

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY DESCRIBED IN PROSPECTUS (4/28/2014)

(print your name)

(address)

(city/state/zip code)

Please see the section of this prospectus

entitled “How To Contact Us” for

where to send your request for a

Statement of Additional Information.

The Prudential Insurance Company of America

751 Broad Street

Newark, NJ 07102-3777

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY X SERIESSM (“X SERIES”)

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY B SERIESSM (“B SERIES”)

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY L SERIESSM (“L SERIES”)

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY C SERIESSM (“C SERIES”)

(For Annuities purchased prior to February 25, 2013)

Flexible Premium Deferred Annuities

PROSPECTUS: APRIL 30, 2014

This prospectus describes four different flexible premium deferred annuity classes offered by Pruco Life Insurance Company (“Pruco Life”, “we”, “our”, or “us”). For convenience in this prospectus, we sometimes refer to each of these annuity contracts as an “Annuity”, and to the annuity contracts collectively as the “Annuities.” We also sometimes refer to each class by its specific name (e.g., the “B Series”). If you are receiving this prospectus, it is because you currently own one of these Annuities. These Annuities are no longer offered for new sales. Each Annuity may be offered as an individual annuity contract or as an interest in a group annuity. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Each Annuity or certain of its investment options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of each Annuity. Selling broker-dealer firms through which each Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain Annuities and/or optional benefits). Selling broker-dealer firms may not make available or may not recommend all the Annuities and/or benefits described in this prospectus. Please speak to your Financial Professional for further details. The guarantees provided by the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section. Because the X Series Annuity grants Purchase Credits with respect to certain Purchase Payments you make, the expenses of the X Series Annuity are higher than expenses for an Annuity without a Purchase Credit. In addition, the amount of the Purchase Credits that you receive under the X Series Annuity may be more than offset over time by the additional fees and charges associated with the Purchase Credit.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit – see “Limitations With Optional Benefits” later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuities that you should know before investing. Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing one of the Annuities as a replacement for an existing variable annuity or variable life policy, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity may be subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of this prospectus entitled “How to Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

These Annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT WWW.PRUDENTIALANNUITIES.COM

Prospectus dated: April 30, 2014	Statement of Additional Information dated: April 30, 2014

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS

ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.                                         664621

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio1

AST Advanced Strategies Portfolio1

AST AQR Emerging Markets Equity Portfolio4

AST AQR Large-Cap Portfolio4

AST Balanced Asset Allocation Portfolio1

AST BlackRock Global Strategies Portfolio1

AST BlackRock iShares ETF Portfolio1

AST Bond Portfolio 20172

AST Bond Portfolio 20182

AST Bond Portfolio 20192

AST Bond Portfolio 20202

AST Bond Portfolio 20212

AST Bond Portfolio 20222

AST Bond Portfolio 20232

AST Bond Portfolio 20242

AST Bond Portfolio 20252

AST Capital Growth Asset Allocation Portfolio1

AST ClearBridge Dividend Growth Portfolio3

AST Cohen & Steers Realty Portfolio3

AST Defensive Asset Allocation Portfolio1

AST Federated Aggressive Growth Portfolio3

AST FI Pyramis® Asset Allocation Portfolio1

AST FI Pyramis® Quantitative Portfolio1

AST Franklin Templeton Founding Funds Allocation

Portfolio*,1

AST Franklin Templeton Founding Funds Plus Portfolio1

AST Global Real Estate Portfolio3

AST Goldman Sachs Large-Cap Value Portfolio3

AST Goldman Sachs Mid-Cap Growth Portfolio3

AST Goldman Sachs Multi-Asset Portfolio1

AST Goldman Sachs Small-Cap Value Portfolio3

AST Herndon Large-Cap Value Portfolio3

AST High Yield Portfolio3

AST International Growth Portfolio3

AST International Value Portfolio3

AST Investment Grade Bond Portfolio2

AST J.P. Morgan Global Thematic Portfolio1

AST J.P. Morgan International Equity Portfolio3

AST J.P. Morgan Strategic Opportunities Portfolio1

AST Jennison Large-Cap Growth Portfolio3

AST Jennison Large-Cap Value Portfolio3

AST Large-Cap Value Portfolio3

AST Loomis Sayles Large-Cap Growth Portfolio3

AST Lord Abbett Core Fixed Income Portfolio3

AST MFS Global Equity Portfolio3

AST MFS Growth Portfolio3

AST MFS Large-Cap Value Portfolio3

AST Mid-Cap Value Portfolio3

AST Money Market Portfolio3

AST Neuberger Berman Core Bond Portfolio3

AST Neuberger Berman Mid-Cap Growth Portfolio3

AST Neuberger Berman/LSV Mid-Cap Value Portfolio3

AST New Discovery Asset Allocation Portfolio1

AST Parametric Emerging Markets Equity Portfolio3

*	This variable investment option is no longer available for new investments, with limited exceptions. Please see “Investment Options” later in this prospectus for details.
(1)	Available with all living and death benefits.
(2)	The variable investment option is not available for allocation of Purchase Payments or contract owner transfers.
(3)	Not available with HDI v2.1 and 2.0 Suite of benefits.
(4)	Not available if you purchase any optional benefit.

AST PIMCO Limited Maturity Bond Portfolio3

AST PIMCO Total Return Bond Portfolio3

AST Preservation Asset Allocation Portfolio1

AST Prudential Core Bond Portfolio3

AST Prudential Growth Allocation Portfolio1

AST QMA Emerging Markets Equity Portfolio4

AST QMA Large-Cap Portfolio4

AST QMA US Equity Alpha Portfolio3

AST Quantitative Modeling Portfolio4

AST RCM World Trends Portfolio1

AST Schroders Global Tactical Portfolio1

AST Schroders Multi-Asset World Strategies Portfolio1

AST Small-Cap Growth Portfolio3

AST Small-Cap Value Portfolio3

AST T. Rowe Price Asset Allocation Portfolio1

AST T. Rowe Price Equity Income Portfolio3

AST T. Rowe Price Growth Opportunities Portfolio4

AST T. Rowe Price Large-Cap Growth Portfolio3

AST T. Rowe Price Natural Resources Portfolio3

AST Templeton Global Bond Portfolio3

AST Wellington Management Hedged Equity Portfolio1

AST Western Asset Core Plus Bond Portfolio3

AST Western Asset Emerging Markets Debt Portfolio4

(i)

DEATH BENEFITS	102

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT	102
EXCEPTIONS TO AMOUNT OF DEATH BENEFIT	102
MINIMUM DEATH BENEFIT	103
SPOUSAL CONTINUATION OF ANNUITY	103
PAYMENT OF DEATH BENEFITS	103
BENEFICIARY CONTINUATION OPTION	104

VALUING YOUR INVESTMENT	106

VALUING THE SUB-ACCOUNTS	106
PROCESSING AND VALUING TRANSACTIONS	106

TAX CONSIDERATIONS	108

OTHER INFORMATION	117

PRUCO LIFE AND THE SEPARATE ACCOUNT	117
LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS	119
DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE	120
FINANCIAL STATEMENTS	122
INDEMNIFICATION	122
LEGAL PROCEEDINGS	123
CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	124
HOW TO CONTACT US	124

APPENDIX A - ACCUMULATION UNIT VALUES	A-1

APPENDIX B - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES	B-1

APPENDIX C - HIGHEST DAILY LIFETIME 6 PLUS INCOME, HIGHEST DAILY LIFETIME 6 PLUS INCOME WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME - offered for sale: March 15, 2010 to January 23, 2011

C-1

APPENDIX D - HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME - offered for sale: January 24, 2011 to August 19, 2012

D-1

APPENDIX E - HIGHEST DAILY LIFETIME INCOME 2.0, HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR, SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0, HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT - offered for sale: August 20, 2012 to February 24, 2013

E-1

APPENDIX F - OPTIONAL DEATH BENEFITS - offered for sale: March 15, 2010 to February 24, 2013	F-1

APPENDIX G - FORMULA FOR GRO PLUS II	G-1

APPENDIX H - MVA FORMULAS	H-1

APPENDIX I - FORMULA FOR HIGHEST DAILY GRO II	I-1

APPENDIX J - FORMULA FOR HIGHEST DAILY LIFETIME INCOME v2.1 SUITE, HIGHEST DAILY LIFETIME INCOME 2.0 SUITE, HIGHEST DAILY LIFETIME INCOME SUITE AND HIGHEST DAILY LIFETIME 6 PLUS SUITE OF LIVING BENEFITS

J-1

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: This is the annual amount of income you are eligible for life under the optional benefits.

Annuitant: The natural person upon whose life annuity payments made to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

Beneficiary Annuity: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent’s account into one of the Annuities described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Contingent Deferred Sales Charge (“CDSC”): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a “contingent” charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that benefit year is considered excess income (“Excess Income”). Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future benefit years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: The period of time during which we credit a fixed rate of interest to an MVA Option.

Investment Option: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value in an MVA Option.

Market Value Adjustment Options (“MVA Options”): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the “Long-Term MVA Options”, under which Guarantee Periods of different yearly lengths are offered.

Maturity Date: With respect to an MVA Option, the last day in a Guarantee Period.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity that has the rights and benefits designated to the “participant” in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

Portfolio: An underlying mutual fund in which a Sub-Account of the Separate Account invests.

Purchase Credit: Under the X Series only, an amount that we add to your Annuity when you make a Purchase Payment during the first four Annuity Years. We are entitled to recapture Purchase Credits under certain circumstances. See “Purchasing Your Annuity – Purchase Credits under the X Series,” for more details.

Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets that are held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

we, us, our: Pruco Life Insurance Company.

you, your: The Owner(s) shown in the Annuity.

SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering one of the Annuities. The first table describes the fees and expenses that you will pay at the time you surrender an Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES

CONTINGENT DEFERRED SALES CHARGE (“CDSC”) 1

X SERIES

Age of Purchase Payment Being Withdrawn	Percentage Applied Against Purchase Payment Being Withdrawn
Less than one year old	9.0%
1 year old or older, but not yet 2 years old	9.0%
2 years old or older, but not yet 3 years old	9.0%
3 years old or older, but not yet 4 years old	9.0%
4 years old or older, but not yet 5 years old	8.0%
5 years old or older, but not yet 6 years old	8.0%
6 years old or older, but not yet 7 years old	8.0%
7 years old or older, but not yet 8 years old	5.0%
8 years old or older, but not yet 9 years old	2.5%
9 or more years old	0.0%

For X Series Annuities issued in Connecticut, the CDSC amounts are different. See Appendix B.

B SERIES

Age of Purchase Payment Being Withdrawn	Percentage Applied Against Purchase Payment Being Withdrawn
Less than one year old	7.0%
1 year old or older, but not yet 2 years old	7.0%
2 years old or older, but not yet 3 years old	6.0%
3 years old or older, but not yet 4 years old	6.0%
4 years old or older, but not yet 5 years old	5.0%
5 years old or older, but not yet 6 years old	5.0%
6 years old or older, but not yet 7 years old	5.0%
7 years old, or older	0.0%

L SERIES

Age of Purchase Payment Being Withdrawn	Percentage Applied Against Purchase Payment Being Withdrawn
Less than one year old	7.0%
1 year old or older, but not yet 2 years old	7.0%
2 years old or older, but not yet 3 years old	6.0%
3 years old or older, but not yet 4 years old	5.0%
4 or more years old	0.0%

C SERIES

There is no CDSC or other sales load applicable to the C Series.

FEE/CHARGE	X SERIES	B SERIES	L SERIES	C SERIES
Transfer Fee [2]	$10	$10	$10	$10
Tax Charge (current) [3]	0% to 3.5%	0% to 3.5%	0% to 3.5%	0% to 3.5%

1	The years referenced in the above CDSC tables refer to the length of time since a Purchase Payment was made (i.e., the age of the Purchase Payment). Contingent Deferred Sales Charges are applied against the Purchase Payment(s) being withdrawn. Thus, the appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn to determine the amount of the CDSC. For example, if with respect to the X Series on November 1, 2019 you withdrew a Purchase Payment made on August 1, 2014, that Purchase Payment would be between 5 and 6 years old, and thus subject to an 8% CDSC. Purchase Payments are withdrawn on a “first-in, first-out” basis.
2	Currently, we deduct the fee after the 20th transfer each Annuity Year.
3	We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon Annuitization.

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

PERIODIC FEES AND CHARGES
FEE/CHARGE	X SERIES	B SERIES	L SERIES	C SERIES
Annual Maintenance Fee [4]	Lesser of $50 or 2% of Unadjusted Account Value	Lesser of $50 or 2% of Unadjusted Account Value	Lesser of $50 or 2% of Unadjusted Account Value	Lesser of $50 or 2% of Unadjusted Account Value

ANNUALIZED INSURANCE FEES/CHARGES (assessed daily as a percentage of the net assets of the Sub-accounts)
FEE/CHARGE	X SERIES	B SERIES	L SERIES	C SERIES
Mortality & Expense Risk Charge: During First 9 Annuity Years	1.70%	1.15%	1.55%	1.60%
After 9th Annuity Year	1.15%	1.15%	1.15%	1.15%
Administration Charge	0.15%	0.15%	0.15%	0.15%
Total Annualized Insurance Fees/Charges: During First 9 Annuity Years [5,6]	1.85%	1.30%	1.70%	1.75%
After 9th Annuity Year [5,6]	1.30%	1.30%	1.30%	1.30%

4	Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000. For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed.
5

The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For the X Series, C Series, and L Series, on the Valuation Day immediately following the 9th Annuity Anniversary, the Mortality & Expense Risk Charge drops to 1.15% annually (the B Series is a constant 1.15% annually).

6	For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense Risk and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next four columns show the total expenses you would pay for each class of Annuity if you purchased the relevant optional benefit. More specifically, these columns show the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges (during the first 9 Annuity Years) applicable to the Annuity class (as shown in the prior table). Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/CHARGE [7]	TOTAL ANNUALIZED CHARGE [8] for X SERIES	TOTAL ANNUALIZED CHARGE [8] for B SERIES	TOTAL ANNUALIZED CHARGE [8] for L SERIES	TOTAL ANNUALIZED CHARGE [8] for C SERIES
HIGHEST DAILY LIFETIME INCOME v2.1 [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.00%	1.85% + 1.00%	1.30% + 1.00%	1.70% + 1.00%	1.75% + 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.10%	1.85% + 1.10%	1.30% + 1.10%	1.70% + 1.10%	1.75% + 1.10%
HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.50%	1.85% + 1.50%	1.30% + 1.50%	1.70% + 1.50%	1.75% + 1.50%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.60%	1.85% + 1.60%	1.30% + 1.60%	1.70% + 1.60%	1.75% + 1.60%

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/CHARGE [7]	TOTAL ANNUALIZED CHARGE [8] for X SERIES	TOTAL ANNUALIZED CHARGE [8] for B SERIES	TOTAL ANNUALIZED CHARGE [8] for L SERIES	TOTAL ANNUALIZED CHARGE [8] for C SERIES
HIGHEST DAILY LIFETIME INCOME 2.0 [12] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.00%	1.85% + 1.00%	1.30% + 1.00%	1.70% + 1.00%	1.75% + 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 [12] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.10%	1.85% + 1.10%	1.30% + 1.10%	1.70% + 1.10%	1.75% + 1.10%
HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR [12] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.50%	1.85% + 1.50%	1.30% + 1.50%	1.70% + 1.50%	1.75% + 1.50%
HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT [12] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.50%	1.85% + 1.50%	1.30% + 1.50%	1.70% + 1.50%	1.75% + 1.50%
SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT [12] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.60%	1.85% + 1.60%	1.30% + 1.60%	1.70% + 1.60%	1.75% + 1.60%

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/CHARGE [7]	TOTAL ANNUALIZED CHARGE [8] for X SERIES	TOTAL ANNUALIZED CHARGE [8] for B SERIES	TOTAL ANNUALIZED CHARGE [8] for L SERIES	TOTAL ANNUALIZED CHARGE [8] for C SERIES
HIGHEST DAILY LIFETIME INCOME AND SPOUSAL HIGHEST DAILY LIFETIME INCOME [13] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	1.50%	1.85% + 1.50%	1.30% + 1.50%	1.70% + 1.50%	1.75% + 1.50%
Current Charge	0.95%	1.85% + 0.95%	1.30% + 0.95%	1.70% + 0.95%	1.75% + 0.95%
HIGHEST DAILY LIFETIME INCOME WITH LIFETIME INCOME ACCELERATOR [13] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.30%	1.85% + 1.30%	1.30% + 1.30%	1.70% + 1.30%	1.75% + 1.30%
HIGHEST DAILY LIFETIME 6 PLUS INCOME [14] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	1.50%	1.85% + 1.50%	1.30% + 1.50%	1.70% + 1.50%	1.75% + 1.50%
Current Charge	0.85%	1.85% + 0.85%	1.30% + 0.85%	1.70% + 0.85%	1.75% + 0.85%
HIGHEST DAILY LIFETIME 6 PLUS INCOME WITH LIFETIME INCOME ACCELERATOR [14] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	2.00%	1.85% + 2.00%	1.30% + 2.00%	1.70% + 2.00%	1.75% + 2.00%
Current Charge	1.20%	1.85% + 1.20%	1.30% + 1.20%	1.70% + 1.20%	1.75% + 1.20%
SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME [14] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [9]	1.50%	1.85% + 1.50%	1.30% + 1.50%	1.70% + 1.50%	1.75% + 1.50%
Current Charge	0.95%	1.85% + 0.95%	1.30% + 0.95%	1.70% + 0.95%	1.75% + 0.95%

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/CHARGE [7]	TOTAL ANNUALIZED CHARGE [8] for X SERIES	TOTAL ANNUALIZED CHARGE [8] for B SERIES	TOTAL ANNUALIZED CHARGE [8] for L SERIES	TOTAL ANNUALIZED CHARGE [8] for C SERIES
GUARANTEED RETURN OPTION PLUS II (GRO PLUS II) Charge [10] (assessed as a percentage of the average daily net assets of the Sub-accounts)	0.60%	2.45%	1.90%	2.30%	2.35%
HIGHEST DAILY GUARANTEED RETURN OPTION II (HD GRO II) Charge [10] (assessed as a percentage of the average daily net assets of the Sub-accounts)	0.60%	2.45%	1.90%	2.30%	2.35%
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT (“HAV”) Charge [10,15] (assessed as a percentage of the average daily net assets of the Sub-accounts)	0.40%	2.25%	1.70%	2.10%	2.15%
COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT Charge [10,15] (assessed as a percentage of the average daily net assets of the Sub-accounts)	0.80%	2.65%	2.10%	2.50%	2.55%

7	The charge for each of Highest Daily Lifetime Income Suite of Benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). We deduct this charge on quarterly anniversaries of the benefit effective date. More information regarding the quarterly deductions and a description of the PWV appear in the Living Benefits section of this prospectus. The charge for each of GRO Plus II, Highest Daily GRO II, Highest Anniversary Value Death Benefit, and Combination 5% Roll-Up and HAV Death Benefit is assessed as a percentage of the average daily net assets of the Sub-accounts.
8	HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED

For Highest Daily Lifetime Income Suite of Benefits listed above: The charge is taken out of the Sub-accounts. For B Series, in all Annuity Years, the current optional benefit charge is in addition to the 1.30% annualized charge of amounts invested in the Sub-accounts. For each of the L Series, X Series, and C Series the annualized charge for the base Annuity drops after Annuity Year 9 as described below:

Highest Daily Lifetime Income v2.1 and 2.0: 1.00% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Spousal Highest Daily Lifetime Income v2.1 and 2.0: 1.10% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Highest Daily Lifetime Income 2.0 with LIA: 1.50% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Highest Daily Lifetime Income v2.1 and 2.0 with Highest Daily Death Benefit: 1.50% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Spousal Highest Daily Lifetime Income v2.1 and 2.0 with Highest Daily Death Benefit: 1.60% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income: 0.95% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Highest Daily Lifetime Income with LIA: 1.30% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Highest Daily Lifetime 6 Plus: 0.85% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Highest Daily Lifetime 6 Plus with LIA: 1.20% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

Spousal Highest Daily Lifetime 6 Plus: 0.95% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

For GRO Plus II and Highest Daily GRO II: For B Series, the optional benefit charge plus base Annuity charge is 1.90% in all Annuity Years. In the case of L Series, X Series, and C Series, the optional benefit charge plus base Annuity charge drops to 1.90% after the 9th Annuity Year.

Highest Anniversary Value Death Benefit: For B Series, the optional benefit charge plus base Annuity charge is 1.70% in all Annuity Years. In the case of the L Series, X Series, and C Series, the optional benefit charge plus base Annuity charge drops to 1.70% after the 9th Annuity Year.

Combination 5% Roll-Up and HAV Death Benefit: For B Series, the optional benefit charge plus base Annuity charge is 2.10% in all Annuity Years. In the case of the L Series, X Series, and C Series, total charge drops to 2.10% after the 9th Annuity Year.

9	We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for new benefit election up to the maximum indicated.
10	Because there is no higher charge to which we could increase the current charge, the current charge and maximum charge are one and the same. Thus, so long as you retain the benefit, we cannot increase your charge for the benefit.
11	This benefit is currently available to you subject to our eligibility requirements.
12	This benefit was offered from August 20, 2012 to February 24, 2013.
13	This benefit was offered from January 24, 2011 to August 19, 2012.
14	This benefit was offered from March 15, 2010 to January 23, 2011.
15	This benefit was offered from March 15, 2010 to August 19, 2012.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolios for the year ended December 31, 2013 before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expenses	0.59%	1.60%

The following are the total annual expenses for each underlying Portfolio for the year ended December 31, 2013, except as noted and except if the underlying Portfolio’s inception date is subsequent to December 31, 2013. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Bond Portfolio 2017	0.63%	0.07%	0.10%	0.00%	0.00%	0.00%	0.80%	0.00%	0.80%
AST Bond Portfolio 2018	0.63%	0.05%	0.10%	0.00%	0.00%	0.00%	0.78%	0.00%	0.78%
AST Bond Portfolio 2019	0.63%	0.11%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Bond Portfolio 2020	0.63%	0.12%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Bond Portfolio 2021	0.63%	0.09%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Bond Portfolio 2022	0.63%	0.08%	0.10%	0.00%	0.00%	0.00%	0.81%	0.00%	0.81%
AST Bond Portfolio 2023 [4]	0.63%	0.05%	0.10%	0.00%	0.00%	0.00%	0.78%	-0.01%	0.77%
AST Bond Portfolio 2024	0.63%	0.09%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Bond Portfolio 2025	0.63%	0.05%	0.10%	0.00%	0.00%	0.00%	0.78%	0.00%	0.78%

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [5]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [6]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [7]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%
AST Franklin Templeton Founding Funds Allocation Portfolio	0.91%	0.02%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [8]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [9]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [10]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%
AST Goldman Sachs Small-Cap Value Portfolio [11]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Value Portfolio [12]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
AST International Growth Portfolio [13]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [14]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio [15]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [16]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [18]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [19]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%
AST Prudential Core Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%
AST Quantitative Modeling Portfolio	0.25%	0.05%	0.00%	0.00%	0.00%	0.88%	1.18%	0.00%	1.18%
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [21]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [22]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
3	The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
5	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This contractual investment management fee waiver may not be terminated or modified prior to the expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the expense limitation after the expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
12	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
13	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
14	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
15	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

19	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
20	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
21	The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
22	The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for each Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for each Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Contingent Deferred Sales Charge (when and if applicable)
■	Annual Maintenance Fee
■	Optional benefit fees, as described below

The examples also assume the following for the period shown:

■

You allocate all of your Account Value to the Permitted Sub-account that may be elected with any of the optional benefits with the maximum gross total operating expenses for 2012, and those expenses remain the same each year*

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no withdrawals of your Account Value
■	You make no transfers, or other transactions for which we charge a fee
■	No tax charge applies
■	You elected the Spousal Highest Daily Lifetime Income 2.0 and Combination 5% Roll-Up and HAV Death Benefit (which is the maximum combination of optional benefit charges)
■

For the X Series example, no Purchase Credit is granted under the Annuity. If Purchase Credits were reflected in the calculations, expenses would be higher, because the charges would have been applied to a larger Account Value.

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your annuity at the end of the applicable time period:

	1 yr	3 yrs	5 yrs	10 yrs
X SERIES	$1,572	$2,928	$4,198	$6,887
B SERIES	$1,320	$2,480	$3,667	$6,505
L SERIES	$1,358	$2,588	$3,336	$6,785
C SERIES	$663	$2,001	$3,356	$6,819

If you do not surrender your Annuity, or if you annuitize your Annuity:

	1 yr	3 yrs	5 yrs	10 yrs
X SERIES	$672	$2,028	$3,398	$6,887
B SERIES	$620	$1,880	$3,167	$6,505
L SERIES	$658	$1,988	$3,336	$6,785
C SERIES	$663	$2,001	$3,356	$6,819

Please see Appendix A for a table of Accumulation Unit Values.

SUMMARY

This Summary describes key features of the Annuities offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing an Annuity. You should read the entire prospectus for a complete description of the Annuities. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in “underlying” mutual funds.

This prospectus describes four different Annuities. The Annuities differ primarily in the fees and charges deducted and whether the Annuity provides Purchase Credits in certain circumstances. With the help of your Financial Professional, you choose the Annuity that is suitable for you based on your time horizon, liquidity needs, and desire for Purchase Credits.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application.

Annuity	Maximum Age for Initial Purchase	Minimum Initial Purchase Payment
X SERIES	80	$10,000
B SERIES	85	$1,000
L SERIES	85	$10,000
C SERIES	85	$10,000

The “Maximum Age for Initial Purchase” applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period.

Please see “Requirements for Purchasing the Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the “Guarantee Period”, you will be subject to a “Market Value Adjustment”, which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

Please see “Investment Options,” and “Managing Your Account Value” for information.

Access To Your Money: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each year without being subject to a Contingent Deferred Sales Charge.

You may elect to receive income through annuity payments over your lifetime, also called “Annuitization”. If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

Please see “Access to Account Value” and “Annuity Options” for more information.

Optional Living Benefits

Guaranteed Lifetime Withdrawal Benefits. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. Your Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional benefits:

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1
■	Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

We previously offered the following optional living benefits during the periods indicated.

Offered from August 20, 2012 to February 24, 2013:

■	Highest Daily Lifetime Income 2.0
■	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator
■	Spousal Highest Daily Lifetime Income 2.0
■	Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit

Please see Appendix E for information pertaining to the Highest Daily Lifetime Income 2.0 Suite of benefits.

Offered from January 24, 2011 to August 19, 2012:

■	Highest Daily Lifetime Income
■	Highest Daily Lifetime Income with Lifetime Income Accelerator
■	Spousal Highest Daily Lifetime Income

Please see Appendix D for information pertaining to the Highest Daily Lifetime Income Suite of benefits.

Offered from March 15, 2010 to January 23, 2011:

■	Highest Daily Lifetime 6 Plus Income
■	Highest Daily Lifetime 6 Plus Income with Lifetime Income Accelerator
■	Spousal Highest Daily Lifetime 6 Plus Income

Please see Appendix C for information pertaining to the Highest Daily Lifetime 6 Plus Suite of benefits.

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value. Also, these benefits utilize predetermined mathematical formulas to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

In the “Living Benefits” section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., Excess Income), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal of Excess Income.

Guaranteed Minimum Accumulation Benefits. For Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm, we offer two optional benefits, for an additional charge, that guarantee your Account Value to a certain level after a stated period of years. As part of these benefits you may invest only in certain permitted Investment Options.

These benefits each utilize a predetermined mathematical formula to help manage your guarantee through all market cycles. Under each predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” and a Sub-account within a group of bond portfolio Sub-accounts differing with respect to their target maturity date. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

These benefits are:

■	Highest Daily Guaranteed Return Option II*
■	Guaranteed Return Option Plus II*

*	Available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm.

Please see “Living Benefits” for more information.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. Each of our Annuities offers a minimum death benefit.

Please see “Death Benefits” for more information.

Purchase Credits: We apply a “Purchase Credit” to your Annuity’s Account Value with respect to certain Purchase Payments you make under the X Series Annuity. The Purchase Credit is equal to a percentage of each Purchase Payment. The amount of the Purchase Credit depends on your age at the time the Purchase Payment is made and the number of years that the Annuity has been in force. Because the X Series Annuity grants Purchase Credits with respect to your Purchase Payments, the expenses of the X Series Annuity are higher than expenses for an Annuity without a Purchase Credit. In addition, the amount of the Purchase Credits that you receive under the X Series Annuity may be more than offset over time by the additional fees and charges associated with the Purchase Credit.

Fees and Charges: Each Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my Annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase one of our Annuities as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or Portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see the section entitled “Other Information” for more information about our Annuities, including legal information about Pruco Life, the Separate Account, and underlying Portfolios.

INVESTMENT OPTIONS

The Investment Options under each Annuity consist of the Sub-accounts and the MVA Options. In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the MVA Options. Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to an MVA Option.

As a condition of participating in the optional benefits, you will be restricted from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and a bond portfolio (e.g., the AST Investment Grade Bond Sub-account).

Whether or not you elect an optional benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the Portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and other Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which portfolios may be of interest to you. Please note, the AST Investment Grade Bond Sub-account is not available for allocation of Purchase Payments.

Not all Portfolios offered as Sub-accounts may be available depending on whether you elect an optional benefit. Thus, if you elect an optional benefit, you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same Portfolio adviser or sub-adviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same Portfolio adviser or sub-adviser of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

On APRIL 29, 2013, we stopped offering the AST FRANKLIN TEMPLETON FOUNDING FUNDS ALLOCATION PORTFOLIO as a Sub-account under the Annuities, except as follows: if at any time prior to April 29, 2013 you had any portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Franklin Templeton Founding Funds Allocation Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account prior to April 29, 2013, you cannot allocate Account Value to the AST Franklin Templeton Founding Funds Allocation Sub-account.

The name of the adviser/sub-adviser for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios, one or more subadvisers, as noted below, are engaged to conduct day-to-day management. Some of the subadvisers are affiliated companies of Pruco Life. Allocations made to all AST Portfolios benefit us financially.

Please see “Other Information”, under the heading concerning “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply — see “Limitations with Optional Benefits” later in this section), or select from among combinations of Portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that uses a predetermined mathematical formula under which your Account Value may be transferred between certain “Permitted Sub-accounts” and a bond portfolio sub-account, and you have opted for automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Bond Portfolio 2017	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2018	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2019	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.

ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Bond Portfolio 2020	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2021	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2022	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2023	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2024	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2025	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio (formerly AST First Trust Balanced Target Portfolio):	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Allocation Portfolio	ASSET ALLOCATION	Seeks capital appreciation while its secondary investment objective is to seek income.	■ Franklin Advisers, Inc. ■ Franklin Mutual Advisers, LLC ■ Templeton Global Advisors Limited

ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio):	LARGE-CAP VALUE	seeks maximum growth of capital by investing primarily in the value stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio (formerly AST Horizon Growth Asset Allocation Portfolio):	ASSET ALLOCATION	seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan Investment Management Inc./ Security Capital Research & Management Incorporated
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC

Pyramis is a registered service mark of FMR LLC. Used under license

ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC
AST Loomis Sayles Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Management LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)

ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc.
AST Prudential Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST Quantitative Modeling Portfolio	ASSET ALLOCATION	Seeks a high potential return while attempting to mitigate downside risk during adverse market cycles.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio (formerly AST Moderate Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisers Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc.

ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited
AST T. Rowe Price Large-Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc.
AST Templeton Global Bond Portfolio (formerly the AST T. Rowe Price Global Bond Portfolio)	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisers, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/ Western Asset Management Company Limited
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/ Western Asset Management Company Limited

LIMITATIONS WITH OPTIONAL BENEFITS

As a condition to your participating in certain optional benefits, we limit the Investment Options to which you may allocate your Account Value. Broadly speaking, we offer two groups of “Permitted Sub-accounts”. Under the first group (Group I), your allowable Investment Options are more limited, but you are not subject to mandatory quarterly re-balancing. We call the second group (Group II) our “Custom Portfolios Program.” The Custom Portfolios Program offers a larger menu of portfolios, but you are subject to certain other restrictions. Specifically:

■

you must allocate at least 20% of your Account Value to certain fixed income portfolios (currently, the AST PIMCO Total Return Bond Portfolio, the AST Western Asset Core Plus Bond Portfolio, the AST Lord Abbett Core Fixed Income Portfolio, the AST Neuberger Berman Core Bond Portfolio, and/or the AST Prudential Core Bond Portfolio); and

■	you may allocate up to 80% in the portfolios listed in the table below; and
■

on each benefit quarter (or the next Valuation Day, if the quarter-end is not a Valuation Day), we will automatically re-balance your Sub-accounts used with this Program, so that the percentages devoted to each portfolio remain the same as those in effect on the immediately preceding quarter-end, subject to the predetermined mathematical formula inherent in the benefit. Note that on the first quarter-end following your participation in the Custom Portfolios Program, we will re-balance your Sub-accounts so that the percentages devoted to each portfolio remain the same as those in effect when you began the Custom Portfolios Program (subject to the predetermined mathematical formula inherent in the benefit); and

■

between quarter-ends, you may re-allocate your Account Value among the Investment Options permitted within this category. If you reallocate, the next quarterly rebalancing will restore the percentages to those of your most recent reallocation; and

■

if you are already participating in the Custom Portfolios Program and add a new benefit that also participates in this program, your rebalancing date will continue to be based upon the quarterly anniversary of your initial benefit election.

While those who do not participate in any optional benefit generally may invest in any of the Investment Options described in the prospectus, only those who participate in the optional benefits listed in Group II below may participate in the Custom Portfolios Program. Please note that the Custom Portfolios Program is not available with any of the Highest Daily Lifetime Income v2.1 and 2.0 benefits. If you currently have an optional death benefit that allows you to participate in the Custom Portfolios Program and wish to elect a Highest Daily Lifetime Income v2.1 benefit, you may not continue to invest under the Custom Portfolios Program. Instead, you will have to allocate your Account Value to the Investment Options permitted for the Highest Daily Lifetime Income v2.1 benefit at the time you elect it. If you participate in the Custom Portfolios Program, you may not participate in other Automatic Rebalancing Programs. We may modify or terminate the Custom Portfolios Program at any time. Any such modification or termination will (i) be implemented only after we have notified you in advance, (ii) not affect the guarantees you had accrued under the optional benefit or your ability to continue to participate in those optional benefits, and (iii) not require you to transfer account value out of any portfolio in which you participated immediately prior to the modification or termination. If you are not participating in the Custom Portfolios Program at the time of any modification or termination, or if you voluntarily transfer your Account Value out of the Custom Portfolios Program after any modification or termination, we may restrict your further eligibility to participate in the Custom Portfolios Program.

In the following tables, we set forth the optional benefits that you may have if you also participate in the Group I or Group II programs, respectively. Please note that the DCA Market Value Adjustment Options described later in this section are also available if you elect an optional benefit.

Group I: Allowable Benefit Allocations

Highest Daily Lifetime Income v2.1	AST Academic Strategies Asset Allocation
Spousal Highest Daily Lifetime Income v2.1	AST Advanced Strategies
Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit	AST Balanced Asset Allocation
AST BlackRock Global Strategies
Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit	AST BlackRock iShares ETF
AST Capital Growth Asset Allocation
Highest Daily Lifetime Income 2.0	AST Defensive Asset Allocation
Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator	AST FI Pyramis® Asset Allocation
AST FI Pyramis® Quantitative
Spousal Highest Daily Lifetime Income 2.0	*AST Franklin Templeton Founding Funds Allocation
Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit	AST Franklin Templeton Founding Funds Plus
AST Goldman Sachs Multi-Asset
Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit	AST J.P. Morgan Global Thematic
AST J.P. Morgan Strategic Opportunities
Highest Daily Lifetime Income	AST New Discovery Asset Allocation
Highest Daily Lifetime Income with Lifetime Income Accelerator	AST Preservation Asset Allocation
Spousal Highest Daily Lifetime Income	AST Prudential Growth Allocation
Highest Daily Lifetime 6 Plus	AST RCM World Trends
Highest Daily Lifetime 6 Plus with LIA	AST Schroders Global Tactical
Spousal Highest Daily Lifetime 6 Plus	AST Schroders Multi-Asset World Strategies
GRO Plus II	AST T. Rowe Price Asset Allocation
Highest Daily GRO II	AST Wellington Management Hedged Equity
Highest Anniversary Value Death Benefit
Combination 5% Roll-Up and HAV Death Benefit

*	No longer offered for new investment.

Group II: Custom Portfolios Program
Highest Daily Lifetime Income	AST Academic Strategies Asset Allocation
Highest Daily Lifetime Income with Lifetime Income Accelerator	AST Advanced Strategies
Spousal Highest Daily Lifetime Income	AST Balanced Asset Allocation
Highest Daily Lifetime 6 Plus	AST BlackRock Global Strategies

Highest Daily Lifetime 6 Plus with LIA	AST iShares ETF
Spousal Highest Daily Lifetime 6 Plus	AST Capital Growth Asset Allocation
GRO Plus II	AST ClearBridge Dividend Growth
Highest Daily GRO II	AST Cohen & Steers Realty
AST Defensive Asset Allocation
Highest Anniversary Value Death Benefit	AST Federated Aggressive Growth
Combination 5% Roll-Up and HAV Death Benefit	AST FI Pyramis® Asset Allocation
AST FI Pyramis® Quantitative
*AST Franklin Templeton Founding Funds Allocation
AST Franklin Templeton Founding Funds Plus
AST Global Real Estate
AST Goldman Sachs Large-Cap Value
AST Goldman Sachs Mid-Cap Growth
AST Goldman Sachs Multi-Asset
AST Goldman Sachs Small-Cap Value
AST Herndon Large-Cap Value
AST High Yield
AST International Growth
AST International Value
AST J.P. Morgan Global Thematic
AST J.P. Morgan International Equity
AST J.P. Morgan Strategic Opportunities
AST Jennison Large-Cap Growth
AST Jennison Large-Cap Value
AST Large-Cap Value
AST Loomis Sayles Large-Cap Growth
AST Lord Abbett Core Fixed Income
AST MFS Global Equity
AST MFS Growth
AST MFS Large-Cap Value
AST Mid-Cap Value
AST Money Market
AST Neuberger Berman Core Bond
AST Neuberger Berman Mid-Cap Growth
AST Neuberger Berman/LSV Mid-Cap Value
AST New Discovery Asset Allocation
AST Parametric Emerging Markets Equity
AST PIMCO Limited Maturity Bond
AST PIMCO Total Return Bond
AST Preservation Asset Allocation
AST Prudential Core Bond
AST Prudential Growth Allocation
AST QMA US Equity Alpha
AST RCM World Trends
AST Schroders Global Tactical
AST Schroders Multi-Asset World Strategies
AST Small-Cap Growth
AST Small-Cap Value
AST T. Rowe Price Asset Allocation
AST T. Rowe Price Equity Income
AST T. Rowe Price Large-Cap Growth
AST T. Rowe Price Natural Resources
AST Templeton Global Bond
AST Wellington Management Hedged Equity
AST Western Asset Core Plus Bond

*	No longer offered for new investment.

MARKET VALUE ADJUSTMENT OPTIONS

When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest as long as you remain invested for a set period of time called a Guarantee Period. Amounts in MVA Options are supported by our general account and subject to our claims paying ability. Please see “Other Information” later in this prospectus for additional information about our general account. There are two types of MVA Options available under each Annuity – the Long-Term MVA Options and the DCA MVA Options. If you elect an optional living benefit, only the DCA MVA Option will be available to you. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:

■	when all or part of a Purchase Payment is allocated to that MVA Option;
■	upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or
■	when you “renew” an MVA Option into a new Guarantee Period.

RATES FOR MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate which may vary by state. Currently, the MVA Options are not available in the States of Illinois, Oregon and Washington.

To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

■

any surrender, partial withdrawal (including a systematic withdrawal, Medically-Related Surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

■

partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;

■	transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA Option;
■	transfers made in accordance with our 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of a Annual Maintenance Fee for the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income v2.1).

The amount of the MVA is determined according to the formulas set forth in Appendix H. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a “Liquidity Factor” as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or .25%. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the MVA Option. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve’s “Constant Maturity (CMT) rate.” Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

LONG-TERM MVA OPTIONS

We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

DCA MVA OPTIONS

In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Sub-accounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options for the 6 month or 12 month period. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within “Managing Your Account Value.”

GUARANTEE PERIOD TERMINATION

An MVA Option ends on the earliest of (a) the “Maturity Date” of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and (e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you incur if you own the Annuity.

The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under each Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuities exceed our total costs in connection with the Annuities, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under an Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Contingent Deferred Sales Charge (“CDSC”): A CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, other promotional expenses and, in the case of the X Series, the cost of providing a Purchase Credit. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal (except that there is no CDSC on the C Series Annuity). The CDSC is calculated as a percentage of your Purchase Payment (not including any Purchase Credit applied on the X Series) being surrendered or withdrawn. The CDSC percentage varies with the number of years that have elapsed since each Purchase Payment being withdrawn was made. If a withdrawal is taken on the day before the anniversary of the date that the Purchase Payment being withdrawn was made, then the CDSC percentage as of the next following year will apply. The CDSC percentages for the X Series, the B Series, and the L Series are shown under “Summary of Contract Fees and Charges.”

With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see “Free Withdrawal Amounts” later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that any remaining amount of a partial withdrawal is taken from Purchase Payments on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (including gains or purchase credits), as described in the examples below.

EXAMPLES

These examples are designed to show you how the CDSC is calculated. They do not take into account any other fees and charges or the performance of your investment options. The examples illustrate how the CDSC would apply to reduce your Account Value based on the timing and amount of your withdrawals. They also illustrate how a certain amount of your withdrawal, the “Free Withdrawal Amount,” is not subject to the CDSC. The Free Withdrawal Amount is equal to 10% of all Purchase Payments currently subject to a CDSC in each year and is described in more detail in “Access to Account Value,” later in this prospectus.

Assume you purchase your B Series Annuity with a $75,000 initial Purchase Payment and you make no additional Purchase Payments for the life of your Annuity.

Example 1

Assume the following:

■	two years after the purchase, your Unadjusted Account Value is $85,000 (your Purchase Payment of $75,000 plus $10,000 of investment gain);
■	the free withdrawal amount is $7,500 ($75,000 x .10);
■	the applicable CDSC is 6%.

If you request a withdrawal of $50,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining amount of your withdrawal is subject to the 6% CDSC.

Gross Withdrawal or Net Withdrawal. Generally, you can request either a gross withdrawal or a net withdrawal. If, however, you are taking your Annual Income Amount through our systematic withdrawal program, you will only be permitted to take that withdrawal on a gross basis. In a gross withdrawal, you request a specific withdrawal amount with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. In a net withdrawal, you request a withdrawal for an exact dollar amount with the understanding that any applicable deduction for CDSC or tax withholding is taken from your Unadjusted Account Value. This means that an amount greater than the amount of your requested withdrawal will be deducted from your

Unadjusted Account Value. To make sure that you receive the full amount requested, we calculate the entire amount, including the amount generated due to the CDSC or tax withholding, that will need to be withdrawn. We then apply the CDSC or tax withholding to that entire amount. As a result, you will pay a greater CDSC or have more tax withheld if you elect a net withdrawal.

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If you request a gross withdrawal, the amount of the CDSC will reduce the amount of the withdrawal you receive. In this case, the CDSC would equal $2,550 (($50,000 – the free withdrawal amount of $7,500 = $42,500) x .06 = $2,550). You would receive $47,450 ($50,000 – $2,550). To determine your remaining Unadjusted Account Value after your withdrawal, we reduce your initial Unadjusted Account by the amount of your requested withdrawal. In this case, your Unadjusted Account Value would be $35,000 ($85,000 – $50,000).

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If you request a net withdrawal, we first determine the entire amount that will need to be withdrawn in order to provide the requested payment. We do this by first subtracting the free withdrawal amount and dividing the resulting amount by the result of 1 minus the surrender charge. Here is the calculation: $42,500/(1 – 0.06) = $45,212.77. This is the total amount to which the CDSC will apply. The amount of the CDSC is $2,712.77. Therefore, in order to for you to receive the full $50,000, we will need to deduct $52,712.77 from your Unadjusted Account Value, resulting in remaining Unadjusted Account Value of $32,287.23.

Example 2

Assume the following:

■	you took the withdrawal described above as a gross withdrawal;
■	two years after the withdrawal described above, the Unadjusted Account Value is $48,500 ($35,000 of remaining Unadjusted Account Value plus $13,500 of investment gain);
■	the free withdrawal amount is still $7,500 because no additional Purchase Payments have been made and the Purchase Payment is still subject to a CDSC; and
■	the applicable CDSC in Annuity Year 4 is now 5%.

If you now take a second gross withdrawal of $10,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining $2,500 is subject to the 5% CDSC or $125 and you will receive $9,875.

No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. See “Free Withdrawal Amounts” later in this prospectus for a discussion as to how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income 2.0, Highest Daily Lifetime Income and Highest Daily Lifetime 6 Plus suites of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under those benefits).

Upon surrender, we calculate a CDSC based on any Purchase Payments that remain in your Account Value on the date of the surrender (and after all other withdrawals have been taken). If you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance, the Purchase Payments being withdrawn may be greater than your remaining Account Value. Consequently, a higher CDSC may result than if we had calculated the CDSC as a percentage of remaining Account Value.

We may waive any applicable CDSC under certain circumstances described below in “Exceptions/Reductions to Fees and Charges.”

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis, and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due. Pursuant to state law, the amount of the Annual Maintenance Fee may differ in certain states.

Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax from Purchase Payments when received, from Surrender Value upon surrender, or from Unadjusted Account Value upon Annuitization. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you may pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under each Annuity, including each Annuity’s basic Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under each Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. Each Annuity has a different Insurance Charge during the first 9 Annuity Years. However, for the L Series, X Series, and C Series, on the Valuation Day immediately following the 9th Annuity Anniversary, the Insurance Charge drops to 1.30% annually (the B Series Insurance Charge is a constant 1.30%).

Charges for Optional Benefits: If you elect to purchase optional benefits, we will deduct an additional charge. For some optional benefits, the charge is assessed against your Account Value allocated to the Sub-accounts. These charges are included in the daily calculation of the Unit price for each Sub-account. For certain other optional benefits, such as Highest Daily Lifetime Income v2.1, the charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional benefit.

Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees and Expenses Incurred by the Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the Portfolios, which can be obtained by calling 1-888-PRU-2888.

MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

ANNUITY PAYMENT OPTION CHARGES

If you select a fixed payment option upon Annuitization, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

PURCHASING YOUR ANNUITY

Please note that these Annuities are no longer available for new sales. The information provided in this section is for informational purposes only.

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. All such conditions are described below.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment as follows: $1,000 for the B Series and $10,000 for the X Series, L Series, and C Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life by wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect an optional benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than a maximum issue age as of the Issue Date of the Annuity as follows: age 80 for the X Series and age 85 for the B Series, L Series, and C Series. No additional Purchase Payments will be permitted after age 85 for any of the Annuities. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional benefits may vary based on the age of the oldest Owner (or Annuitant, if entity-owned) on the Issue Date of the Annuity or the date of the Owner's death. In addition, the broker-dealer firm through which you are purchasing an Annuity may impose a younger maximum issue age than what is described above – check with the broker-dealer firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

Additional Purchase Payments: If allowed by applicable state law, currently you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner's 86th birthday or (ii) for entity-owned Annuities, the Annuitant’s 86th birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero.

Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

For Annuities that have one of the Highest Daily Lifetime Income v2.1 benefits, we may limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v2.1 benefit that you selected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities. Please see the “Living Benefits” section later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g., if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see “Tax Considerations” for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase Payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

PURCHASE CREDITS UNDER THE X SERIES

As detailed below, we apply a “Purchase Credit” to your Annuity’s Account Value with respect to certain Purchase Payments you make under the X Series Annuity. The Purchase Credit is equal to a percentage of each Purchase Payment. To determine the amount of the Purchase Credit, we multiply the amount of the Purchase Payment by the applicable Purchase Credit percentage.

With respect to Purchase Payments (of any amount) received during Annuity Years 1 through 4, the credit percentage will equal 6%, so long as the oldest Owner (or Annuitant, if entity-owned) of the Annuity is younger than 82 at the time the Purchase Payment is made. If the oldest Owner (or Annuitant, if entity owned) is aged 82-85 at the time the Purchase Payment (of any amount) is made, the credit percentage will equal 3% during Annuity Years 1-4. With respect to Purchase Payments received on the fourth anniversary of the Issue Date and thereafter, regardless of the Owner or Annuitant's age, the credit percentage will be 0%.

Each Purchase Credit is allocated to your Account Value at the time the Purchase Payment is applied to your Account Value. The amount of the Purchase Credit is allocated to the Investment Options in the same ratio as the applicable Purchase Payment is applied.

We do not consider the Purchase Credit as an “investment in the contract” for income tax purposes.

Example of Applying the Purchase Credit

Assume you are 65 years old and you make an initial Purchase Payment of $450,000. We would apply a 6.0% Purchase Credit to your Purchase Payment and allocate the amount of the Purchase Credit ($27,000 = $450,000 X .06) to your Account Value in the proportion that your Purchase Payment is allocated.

Recapture of Purchase Credits

The amount of any Purchase Credit applied to your X Series Account Value can be recaptured by Pruco Life under certain circumstances:

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any Purchase Credit applied to your Account Value on Purchase Payments made within the period beginning 12 months prior to the Owner’s date of death and ending on the date of Due Proof of Death will be recaptured. We do not currently recapture any Purchase Credits at the time of spousal assumption of the Annuity.

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the amount available under the Medically-Related Surrender portion of the Annuity will not include the amount of any Purchase Credit associated with any Purchase Payments made within 12 months of the date the Medically-Related Surrender is received in Good Order at our Service Office; and

■	if you Free Look your Annuity, the amount returned to you will not include the amount of any Purchase Credit.

The amount we recapture will equal the Purchase Credit, without adjustment up or down for investment performance. Therefore, any gain on the Purchase Credit amount will not be recaptured. But if there was a loss on the Purchase Credit, the amount we recapture will still equal the amount of the Purchase Credit.

DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY

Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a “Key Life” which is used to determine the annual required distributions.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. For Beneficiary Annuities, instead of a Beneficiary, the term “Successor” is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

“Beneficiary” Annuity

You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's account into one of the Annuities described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a “Beneficiary Continuation Option”.

Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590. We do not assess a CDSC (if applicable) on distributions from your Annuity if you are required by law to take such distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate and is paid out through a program of systematic withdrawals that we make available.

For IRAs and Roth IRAs, distributions must begin by December 31st of the year following the year of the decedent’s death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2. However, if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see “Required Distributions Upon Your Death for Qualified Annuity Contracts” in “Tax Considerations”.

For non-qualified Annuities, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see “Required Distributions Upon Your Death for Nonqualified Annuity Contracts” in “Tax Considerations”.

You may take withdrawals in excess of your required distributions, however such withdrawals may be subject to the Contingent Deferred Sales Charge. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

The Annuity provides a basic Death Benefit upon death, and you may name “successors” who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations for a Beneficiary Annuity:

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No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.

■	You may not elect any optional living or death benefits.
■	You may not annuitize the Annuity; no annuity options are available.
■	You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or systematic withdrawals.
■	You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.
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If the Annuity is funded by means of transfer from another Beneficiary Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.

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The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and (3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust’s interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30th of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

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If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

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If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. With respect to the X Series, if you return your Annuity, we will not return any Purchase Credits we applied to your Annuity based on your Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will, to the extent allowed by applicable state law, calculate any applicable MVA with a zero “Liquidity Factor”. See the section of this prospectus entitled “Market Value Adjustment Options.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
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a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■	a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors (if allowed by state law); and
■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the Annuitant or Contingent Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant, or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”);
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■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis and to the extent allowed by state law, but are not obligated to process your request within any particular time frame. There are restrictions on designation changes when you have elected certain optional benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefits section of this prospectus for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any division due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is then available to new contract owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See “Spousal Continuation of Annuity” in “Death Benefits” for more information about how the Annuity can be continued by a Custodial Account, including the amount of the Death Benefit.

MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value. We describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program is not available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Iowa and Oregon.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
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As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
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You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under this program are not subject to any MVA.
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Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.
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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred. We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.

■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.
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If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) if you are participating in the Custom Portfolios Program, we will allocate to the Sub-accounts in accordance with the rules of that program (b) if you are not participating in the Custom Portfolios Program, we will make transfers under the 6 or 12 Month DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (c) whether or not you participate in the Custom Portfolios Program, no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Portfolio Sub-account used with the optional benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

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If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST bond portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing program.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct us otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

Please Note: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions on Transfers Between Investment Options.” We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under a program or the predetermined mathematical formula.

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission or other electronic transmission as a “writing”, (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and (iii) do not count any transfer that solely involves the Sub-account corresponding to the AST Money Market Sub-account or an MVA Option, or any transfer that involves one of our systematic programs, such as automated withdrawals.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a Portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by its Portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Sub-account or an MVA Option; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis for all Annuities. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater Portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called “Free Withdrawals.” Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Living Benefits” later in this prospectus for more  information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

FREE WITHDRAWAL AMOUNTS

You can make a full or partial withdrawal from any of the Annuities during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. There is no CDSC with respect to the C Series. A CDSC may apply to the X Series, B Series, and L Series, but each Annuity offers a “Free Withdrawal” amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments (excluding Purchase Credits) that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year. With respect to the C Series, because any withdrawal is free of a CDSC, the concept of “Free Withdrawal” is not applicable.

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The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of your Annuity.

■	You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

Example. This example assumes that no withdrawals have previously been taken.

On January 3, to purchase your B Series Annuity, you make an initial Purchase Payment of $20,000.

On January 3 of the following calendar year, you make a subsequent Purchase Payment to your B Series Annuity of $10,000.

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Because in Annuity Year 1 your initial Purchase Payment of $20,000 is still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 1 equals $20,000 × 10%, or $2,000.

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Because in Annuity Year 2 both your initial Purchase Payment of $20,000 and your subsequent Purchase Payment of $10,000 are still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 2 equals $20,000 × 10%, plus $10,000 × 10%, or $2,000 + $1,000 for a total of $3,000.

To determine if a CDSC applies to partial withdrawals, we:

1.	First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.
2.	Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments, as described in “Fees, Charges and Deductions – Contingent Deferred Sales Charge (“CDSC”)” earlier in this prospectus. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis. (This step does not apply if all Purchase Payments have been previously withdrawn.)
3.	Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

Your withdrawal will include the amount of any applicable CDSC. Generally, you can request a partial withdrawal as either a “gross” or “net” withdrawal. In a “gross” withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a “net” withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value.

If you do not provide instruction on how you want the withdrawal processed, we will process the withdrawal as a gross withdrawal. We will deduct the partial withdrawal from your Unadjusted Account Value in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options. For purposes of calculating the applicable portion to deduct from the MVA Options, the Unadjusted Account Value in all your MVA Options is deemed to be in one Investment Option. If you provide no instructions, then (a) we will take the withdrawal from your Sub-accounts and MVA Options in the same proportion that each such Investment Option represents to your total Unadjusted Account Value; (b) with respect to MVA Options with different amounts of time remaining until maturity, we take the withdrawal from the MVA Option with the shortest remaining duration, followed by the MVA Option with the next-shortest remaining duration (if needed to satisfy the withdrawal request) and so forth; (c) with respect to multiple MVA Options that have the same duration remaining until maturity, we take the withdrawal first from the MVA Option with the shortest overall Guarantee Period and (d) with respect to multiple MVA Options that have both the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the withdrawal pro rata from each such MVA Option.

Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income 2.0, Highest Daily Lifetime Income or Highest Daily Lifetime 6 Plus benefits (or the LIA Amount, under Highest Daily Lifetime Income 2.0 with LIA, Highest Daily Lifetime Income with LIA or Highest Daily Lifetime 6 Plus with LIA). In that scenario, the partial withdrawal would be deemed “Excess Income” – thereby reducing your Annual Income Amount (or LIA Amount) for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income v2.1 were $2,000 and a $2,500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Systematic withdrawals can be made from your Account Value allocated to the Sub-accounts or certain MVA Options. Please note that systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you have not elected an optional living, we will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v2.1) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options at the time we process each withdrawal.
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If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount or LIA Amount (only applicable to a Lifetime Income Accelerator benefit) and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program.

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If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount or LIA Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC (except that no CDSC applies to the C Series) and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Living Benefits” for further information relating to Required Minimum Distributions if you own a living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

No withdrawal taken as a Required Minimum Distribution for your Annuity under a program that we administer is subject to an MVA.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional benefits and Excess Income, see “Living Benefits – Highest Daily Lifetime Income v2.1 Benefit – Required Minimum Distributions.”

SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any applicable optional benefit charge, and any Annual Maintenance Fee.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

MEDICALLY-RELATED SURRENDERS

Where permitted by law, you may request to surrender all or part of your X Series, B Series, or L Series Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related “Contingency Event“ as described below (a “Medically-Related Surrender”). The requirements of such a surrender and waiver may vary by state. The CDSC and this waiver are not applicable to the C Series.

If you request a full surrender, the amount payable will be your Account Value minus the amount of any Purchase Credits applied within 12 months prior to your request in Good Order to surrender your Annuity. With respect to partial surrenders, we similarly reserve the right to recapture Purchase Credits. Any applicable MVA will apply to a Medically-Related Surrender. Although a CDSC will not apply to qualifying Medically-Related Surrenders, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences – see “Tax Considerations” later in this prospectus.

This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:

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If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a Medically-Related Surrender;

■	If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
■	If the Owner is one or more natural persons, all such Owners must also be alive at such time;
■	We must receive satisfactory proof of the Owner's (or the Annuitant's if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
■	no additional Purchase Payments can be made to the Annuity.

We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A “Contingency Event” occurs if the Owner (or Annuitant if entity-owned) is:

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first confined in a “Medical Care Facility” after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Service Office; or

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first diagnosed as having a “Fatal Illness” after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

“Fatal Illness” means a condition (a) diagnosed by a licensed physician; and (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. “Medical Care Facility” means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This waiver is not currently available in California and Massachusetts.

ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.

Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

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Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

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Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of a second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

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Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of a second Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Optional benefits are not available if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

■	protecting a principal amount from decreases in value due to investment performance;
■	guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
■	providing spousal continuation of certain benefits.

We currently offer the following “living benefits”:

■     Highest Daily Lifetime Income v2.1

■     Spousal Highest Daily Lifetime Income v2.1

■     Highest Daily Lifetime Income v2.1 With Highest Daily Death Benefit

■     Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

The following “living benefits” are available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm:

■     Highest Daily Guaranteed Return Option II (HD GRO II)

■     Guaranteed Return Option Plus II (GRO PLUS II)

We previously offered the following optional living benefits during the periods indicated.

Offered from August 20, 2012 to February 24, 2013:

■     Highest Daily Lifetime Income 2.0

■     Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator

■     Spousal Highest Daily Lifetime Income 2.0

■     Highest Daily Lifetime Income 2.0 With Highest Daily Death Benefit

■     Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit

Offered from January 24, 2011 to August 19, 2012:

■     Highest Daily Lifetime Income

■     Highest Daily Lifetime Income with Lifetime Income Accelerator

■     Spousal Highest Daily Lifetime Income

Offered from March 15, 2010 to January 23, 2011:

■     Highest Daily Lifetime 6 Plus Income

■     Highest Daily Lifetime 6 Plus Income with Lifetime Income Accelerator

■     Spousal Highest Daily Lifetime 6 Plus Income

Please see Appendix E for information pertaining to the Highest Daily Lifetime Income 2.0 Suite of benefits; Appendix D for information pertaining to the Highest Daily Lifetime Income Suite of benefits; and Appendix C for information pertaining to the Highest Daily Lifetime 6 Plus Suite of benefits.

Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the “permitted Sub-accounts” – see “Investment Options” for lists of permitted Sub-accounts available by optional benefit) and certain bond portfolio Sub-accounts of AST. The Highest Daily Lifetime Income v2.1 Suite of benefits, Highest Daily Lifetime Income 2.0 Suite of benefits, Highest Daily Lifetime Income Suite of benefits, and Highest Daily Lifetime 6 Plus Suite of benefits use one predetermined mathematical formula. GRO Plus II and HD GRO II each uses a separate and different predetermined mathematical formula. Under the predetermined mathematical formula used with the Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income 2.0, Highest Daily Lifetime Income and Highest Daily Lifetime 6 Plus Suite of benefits, your Account Value may be transferred between certain “permitted Sub-accounts” and the AST Investment Grade Bond Sub-account. Under each predetermined mathematical formula used with GRO Plus II and HD GRO II, your Account Value may be transferred between certain “permitted Sub-accounts” and a Sub-account within a group of bond portfolio Sub-accounts differing with respect to their target maturity date. The formulas differ because of the nature of the underlying guarantees, and thus could result in different transfers of account value over time. Although not guaranteed, the optional living benefit investment requirements and the applicable formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the investment requirements could mean that you miss appreciation opportunities in other investment options. The formula could mean that you miss opportunities for investment gains in your selected Sub-accounts while Account Value is allocated to the applicable AST bond portfolio Sub-account, and there is no guarantee that the applicable AST bond portfolio Sub-account will not lose value. We are not providing you with investment advice through the use of any of the formulas. In addition, the formulas do not constitute an investment strategy that we are recommending to you.

Here is a general description of each kind of living benefit that exists under this Annuity:

Lifetime Guaranteed Minimum Withdrawal Benefits. These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Highest Daily Lifetime Income v2.1 is one example of this type of benefit. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence.

Under any of the Guaranteed Lifetime Withdrawal Benefits (i.e., Highest Daily Lifetime Income v2.1, Spousal Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, and Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit), withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts.

Guaranteed Minimum Accumulation Benefits. The common characteristic of these benefits is that your Account Value is guaranteed to be at least a specified amount at some point in the future. Thus, these benefits may be appropriate for an annuity Owner who wants a guaranteed minimum Account Value after a specified number of years. Because the guarantee inherent in the benefit does not take effect until a specified number of years into the future, you should elect such a benefit only if your investment time horizon is of at least that duration. HD GRO II is one example of this type of benefit.

Please refer to the benefit description that follows for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the “Investment Options” section of the prospectus for a list of Investment Options available and permitted with each benefit. We reserve the right to terminate a benefit if you allocate funds into non-permitted Investment Options. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

Termination of Existing Benefits and Election of New Benefits

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes effective. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you. There is no guarantee that any benefit will be available for election at a later date.

No Long-Term MVA Option is permitted if you elect any Optional Living Benefit. The DCA MVA Options are not available with GRO Plus II and HD GRO II. For Annuities purchased in Illinois, if you are currently invested in any Market Value Adjustment Options and/or are enrolled in the 6 or 12 Month DCA Program but wish to elect one of the Highest Daily Lifetime Income v2.1 Suite of benefits, at the time you elect such Highest Daily Lifetime Income v2.1 benefit, you will have to cancel your enrollment in the 6 or 12 Month DCA Program and reallocate your Account Value to the Investment Options permitted for such Highest Daily Lifetime Income v2.1 benefit (see “Investment Options — Group I Allowable Benefit Allocations”).

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT

Highest Daily Lifetime Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: “Spousal Highest Daily Lifetime Income v2.1 Benefit”, “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59  1/2; 4% for ages 59  1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or order. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1,
■	Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)

request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v2.1

The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the

Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1, other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of The Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk to Pruco Life associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits. The formula is not investment advice.

The formula is set forth in Appendix J (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. The formula may also limit the potential for your Account Value to grow.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula. The formula does not constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”), where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity. We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R	=	(L – B)/(VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix J) for that day by 5% and by the applicable Annuity Factor found in Appendix J. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L)	=	$200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R)	=	($149,500 – 0)/$179,500 = 83.3%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

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The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

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While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
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Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

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If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v2.1 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
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The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT

Spousal Highest Daily Lifetime Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Amount.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

Date*	Account Value	Highest Daily Value (adjusted for withdrawal and Purchase Payments)**	Adjusted Annual Income Amount (4.5% of the Highest Daily Value)
October 28	$119,000.00	$119,000.00	$5,355.00
October 29	$113,000.00	$113,986.98	$5,129.41
October 30	$113,000.00	$113,986.98	$5,129.41
October 31	$119,000.00	$119,000.00	$5,355.00
November 1	$118,473.00	$119,000.00	$5,355.00

*	In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
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The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.

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This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

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The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

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The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year’s Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted

Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Spousal Highest Daily Lifetime Income v2.1

The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub–account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT

Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). Highest Daily Lifetime Income v2.1 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v2.1. If you elect Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

The income benefit under Highest Daily Lifetime Income v2.1 with HD DB currently is based on a single “designated life” who is between the ages of 50 and 79 on the benefit effective date and received in Good Order. As long as your Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1 with HD DB (including no payment of the Highest Daily Death Benefit Amount). As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Spousal Highest Daily Lifetime Income v2.1 Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1 with HD DB.

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

While Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new-issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1 with HD

DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $109,420. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00	Amount of “non” Excess Income	$3,500.00

Account Value immediately before Excess Income of $1,500	$114,500.00	Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00	Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%	Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00	HD DB Amount	$109,420.00
1.31% Reduction in Annual Income Amount	$78.60	1.31% Reduction in Annual Income Amount	$1,433.40
Annual Income Amount for future Annuity Years	$5,921.40	Highest Daily Death Benefit Amount	$107,986.60
Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1 with HD DB
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1 with HD DB

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%) Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

Highest Daily Death Benefit

A Death Benefit is payable under Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity owned), also referred to as the “Single Designated Life”, when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income v2.1 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity will continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Highest Daily Lifetime Income v2.1 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments are permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 with HD DB are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v2.1 with HD DB

The current charge for Highest Daily Lifetime Income v2.1 with HD DB is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 with HD DB so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner (or Annuitant for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT

Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

An integral component of Spousal Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 with HD DB is the spousal version of Highest Daily Lifetime Income v2.1 with HD DB. Spousal Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v2.1. If you elect Spousal Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 with HD DB is not available if you elect any other optional living or death benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB. As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Spousal Highest Daily Lifetime Income v2.1 Benefit” and “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1 with HD DB

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

While Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and Withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto

Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $110,020. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00	Amount of “non” Excess Income	$2,900.00

Account Value immediately before Excess Income of $2,100	$115,100.00	Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00	Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%	Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00	HD DB Amount	$110,020.00
1.82% Reduction in Annual Income Amount	$98.28	1.82% Reduction in Annual Income Amount	$2,002.36
Annual Income Amount for future Annuity Years	$5,301.72	Highest Daily Death Benefit Amount	$108,017.64

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

Date*	Account Value	Highest Daily Value (adjusted for withdrawal and Purchase Payments)**	Adjusted Annual Income Amount (4.5% of the Highest Daily Value)
October 28	$119,000.00	$119,000.00	$5,355.00
October 29	$113,000.00	$113,986.98	$5,129.41
October 30	$113,000.00	$113,986.98	$5,129.41
October 31	$119,000.00	$119,000.00	$5,355.00
November 1	$118,473.00	$119,000.00	$5,355.00

*	In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
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The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.

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This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

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The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

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The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year’s Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1 with HD DB
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1 with HD DB

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v2.1 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Highest Daily Death Benefit

A Death Benefit is payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Spousal Highest Daily Lifetime Income v2.1 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

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Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 with HD DB benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

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Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v2.1 with HD DB will remain in force unless we are instructed otherwise.

Charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB

The current charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income v2.1 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be between 50-79 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1 with HD DB. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life who is an Owner (or who is the Annuitant if entity owned), if the Remaining Designated Life elects not to continue the Annuity;
(ii)	upon our receipt of Due Proof of Death of an Owner (or Annuitant if entity owned) if the surviving spouse is not eligible to continue the benefit because such spouse is not a spousal designated life and there is any Unadjusted Account Value on the date of death;
(iii)	upon our receipt of Due Proof of Death of the Remaining Designated Life if a Death Benefit is payable under this benefit;
(iv)	your termination of the benefit;
(v)	your surrender of the Annuity;
(vi)	when annuity payments begin (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vii)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(viii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(ix)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v2.1 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v2.1 above.

GUARANTEED RETURN OPTION PLUS II (GRO PLUS II)

GRO Plus II is available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm. Guaranteed Return OptionSM Plus II (GRO Plus IISM) is a form of “guaranteed minimum accumulation benefit” that guarantees a specified Unadjusted Account Value at one or more dates in the future. If you participate in this benefit, you are subject to the predetermined mathematical formula described below that transfers Account Value between your Sub-accounts and an AST bond portfolio Sub-account.

Under GRO Plus II, we guarantee that on the seventh anniversary of benefit election, and each anniversary thereafter, the Unadjusted Account Value will be not less than the Unadjusted Account Value on the date that the benefit is added to your Annuity (adjusted for subsequent Purchase Payments and withdrawals as detailed below). We refer to this initial guarantee as the “base guarantee.” In addition to the base guarantee, GRO Plus II offers the possibility of an enhanced guarantee. You may “manually” lock in an enhanced guarantee once per “benefit year” (i.e., a year beginning on the date you acquired the benefit and each anniversary thereafter) if your Unadjusted Account Value on that Valuation Day exceeds the amount of any outstanding base guarantee or enhanced guarantee. If you elect to manually lock-in an enhanced guarantee on an anniversary of the effective date of the benefit, that lock-in will not count towards the one elective manual lock-in you may make each benefit year. We guarantee that the Unadjusted Account Value locked-in by that enhanced guarantee will not be any less seven years later, and each anniversary of that date thereafter. In addition, you may elect an automatic enhanced guarantee feature under which, if your Unadjusted Account Value on a benefit anniversary exceeds the highest existing guarantee by 7% or more, we guarantee that such Unadjusted Account Value will not be any less seven benefit anniversaries later and each benefit anniversary thereafter. You may maintain only one enhanced guarantee in addition to your base guarantee. Thus, when a new enhanced guarantee is created, it cancels any existing enhanced guarantee. However, the fact that an enhanced guarantee was effected automatically on a benefit anniversary does not prevent you from “manually” locking-in an enhanced guarantee during the ensuing benefit year. In addition, the fact that you “manually” locked in an enhanced guarantee does not preclude the possibility of an automatic enhanced guarantee on the subsequent benefit anniversary. Please note that upon creation of a new enhanced guarantee, an immediate transfer to an AST bond portfolio Sub-account (which is used as part of this benefit) may occur depending on the discount rate (as described below) used to determine the present value of each of your guarantees. You may elect to terminate an enhanced guarantee without also terminating the base guarantee. If you do, any amounts held in the AST bond portfolio Sub-account (which is used as part of this benefit) with respect to that enhanced guarantee will be transferred to your other Sub-accounts in accordance with your most recent allocation instructions, and if none exist, then pro rata to your variable Sub-accounts (see below “Key Feature – Allocation of Unadjusted Account Value”). Amounts held in an AST bond portfolio Sub-account with respect to the base guarantee will not be transferred as a result of the termination of an enhanced guarantee. You may not lock in an enhanced guarantee, either manually or through our optional automatic program, within seven years prior to the Latest Annuity Date (please see “Annuity Options” for further information). This also applies to a new Owner who has acquired the Annuity from the original Owner.

In this section, we refer to a date on which the Unadjusted Account Value is guaranteed to be present as the “Maturity Date”. If the Account Value on the Maturity Date is less than the guaranteed amount, we will contribute funds from our general account to bring your Unadjusted Account Value up to the guaranteed amount. If the Maturity Date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the AST bond portfolio Sub-account used with this benefit and described below) in accordance with your most recent allocation instructions, which means: a) the Custom Portfolio Program or, b) if you are not participating in this program, then such amounts will be allocated to your Sub-accounts on a pro rata basis. Regardless of whether we need to contribute funds at the end of a Guarantee Period, we will at that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee in accordance with your most recent allocation instructions, which means: a) the Custom Portfolio Program or, b) if you are not participating in this program, then such amounts will be allocated to your Sub-accounts on a pro rata basis. If the former (i.e., an asset allocation program), your Unadjusted Account Value will be transferred according to the program.

Any addition or transferred amount may be subsequently re-allocated based on the predetermined mathematical formula described below.

The guarantees provided by the benefit exist only on the applicable Maturity Date(s). However, due to the ongoing monitoring of your Unadjusted Account Value, and the transfer of Unadjusted Account Value to support your future guarantees, the benefit may provide some protection from significant Sub-account losses. For this same reason, the benefit may limit your ability to benefit from Sub-account increases while it is in effect.

We increase both the base guarantee and any enhanced guarantee by the amount of each Purchase Payment (including any associated Purchase Credits) made subsequent to the date that the guarantee was established. For example, if the effective date of the benefit was January 3, 2011 and the Account Value was $100,000 on that date, then a $30,000 Purchase Payment made on March 30, 2012 would increase the base guarantee amount to $130,000.

If you make a withdrawal (including any CDSC), we effect a proportional reduction to each existing guarantee amount. We calculate a proportional reduction by reducing each existing guarantee amount by the percentage represented by the ratio of the withdrawal amount (including any CDSC) to your Unadjusted Account Value immediately prior to the withdrawal.

If you make a withdrawal, we will deduct the withdrawal amount pro rata from each of your Sub-accounts (including the AST bond portfolio Sub-account used with this benefit).

EXAMPLE

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of a withdrawal on each guarantee amount under this benefit.

Assume the following:

■	The Issue Date is December 1, 2010
■	The benefit is elected on December 1, 2010
■	The Unadjusted Account Value on December 1, 2010 is $200,000, which results in a base guarantee of $200,000
■	An enhanced guarantee amount of $350,000 is locked in on December 1, 2011
■	The Unadjusted Account Value immediately prior to the withdrawal is equal to $380,000

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for purposes of simplifying these assumptions, we assume hypothetically that no CDSC is applicable (in general, a CDSC could be inapplicable based on the Free Withdrawal provision if the withdrawal was within the CDSC period, and would be inapplicable to the C Series)

If a withdrawal of $50,000 is taken on December 15, 2011, all guarantee amounts will be reduced by the ratio of the total withdrawal amount to the Unadjusted Account Value just prior to the withdrawal being taken.

Here is the calculation (figures are rounded):

Withdrawal Amount	$50,000
Divided by Unadjusted Account Value before withdrawal	$380,000
Equals ratio	13.16%
All guarantees will be reduced by the above ratio (13.16%).
Base guarantee amount	$173,680
Enhanced guarantee amount	$303,940

Key Feature – Allocation of Unadjusted Account Value For GRO Plus II (and Highest Daily GRO II, if elected prior to July 16, 2010)

We limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect GRO Plus II or Highest Daily GRO II (HD GRO II) (see below for information pertaining to HD GRO II). For purposes of these benefits, we refer to those permitted Investment Options (other than the required bond portfolio Sub-accounts discussed below) as the “Permitted Sub-accounts.”

GRO Plus II and HD GRO II use a predetermined mathematical formula to help us manage your guarantees through all market cycles. The formula applicable to you may not be altered once you elect the benefit. However, subject to regulatory approval, we do reserve the right to amend the formula for newly-issued Annuities that elect or re-elect GRO Plus II and HD GRO II and for existing Annuities that elect the benefit post-issue. This required formula helps us manage our financial exposure under GRO Plus II and HD GRO II, by moving assets out of certain Sub-accounts if dictated by the formula (see below). In essence, we seek to preserve Unadjusted Account Value, by transferring them to a more stable option (i.e., one or more specified bond Portfolios of Advanced Series Trust). We refer to the Sub-accounts corresponding to these bond Portfolios collectively as the “AST bond portfolio Sub-accounts”. The formula also contemplates the transfer of Unadjusted Account Value from an AST bond portfolio Sub-account to the other Sub-accounts. Because these restrictions and the use of the formula lessen the likelihood that your Unadjusted Account Value will be reduced below the base and/or enhanced guarantee(s), they also reduce the likelihood that we will make any payments under this benefit. They may also limit your upside potential for growth. The formula is set forth in Appendix G of this prospectus. A summary description of each AST bond portfolio Sub-account appears within the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST bond portfolio prospectus by going to www.prudentialannuities.com.

For purposes of operating the GRO Plus II formula, we have included within each Annuity several AST bond portfolio Sub-accounts. Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2020, an AST bond portfolio whose underlying investments generally mature in 2021, and so forth. As discussed below, the formula determines the appropriate AST bond portfolio Sub-account to which Account Value is transferred. We will introduce new AST bond portfolio Sub-accounts in subsequent years, to correspond generally to the length of new Guarantee Periods that are created under this benefit (and the Highest Daily GRO II benefit). If you have elected GRO Plus II or HD GRO II, you may have Unadjusted Account Value allocated to an AST bond portfolio Sub-account only by operation of the formula, and thus you may not allocate Purchase Payments to or make transfers to or from an AST bond portfolio Sub-account.

Although we employ several AST bond portfolio Sub-accounts for purposes of the benefit, the formula described in the next paragraph operates so that your Unadjusted Account Value may be allocated to only one AST bond portfolio Sub-account at one time. The formula determines the appropriate AST Bond Portfolio Sub-account to which Unadjusted Account Value is transferred. On any day a transfer into or out of the AST bond portfolio Sub-account is made the formula may dictate that a transfer out of one AST bond portfolio Sub-account be made into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the “current liability”, as described below. As indicated, the formula and AST bond portfolio Sub-accounts are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, the formula applicable to you under the benefit determines which AST bond portfolio Sub-account your Account Value is transferred to, and under what circumstances a transfer is made. Please note that upon creation of a new enhanced guarantee, an immediate transfer to the AST Bond Portfolio Sub-account associated with the “current liability” may occur, depending on the discount rate (as described in the next paragraph) used to determine the present value of each of your guarantees. As such, a low discount rate could cause a transfer of Unadjusted Account Value into an AST bond portfolio Sub-account, despite the fact that your Unadjusted Account Value had increased.

In general, the formula works as follows. On each Valuation Day, the formula automatically performs an analysis with respect to each guarantee that is outstanding. For each outstanding guarantee, the formula begins by determining the present value on that

Valuation Day that, if appreciated at the applicable “discount rate”, would equal the applicable guarantee amount on the Maturity Date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the “current liability” in the formula. The formula compares the current liability to the amount of your Unadjusted Account Value held within the AST bond portfolio Sub-account and to your Unadjusted Account Value held within the Permitted Sub-accounts. If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount held within the Permitted Sub-accounts, exceeds an upper target value (currently, 85%), then the formula will make a transfer into the AST bond portfolio Sub-account, in the amount dictated by the formula (subject to the 90% cap discussed below). If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount within the Permitted Sub-accounts, is less than a lower target value (currently, 79%), then the formula will transfer Unadjusted Account Value from the AST bond portfolio Sub-account into the Permitted Sub-accounts, in the amount dictated by the formula.

The formula will not execute a transfer to the AST bond portfolio Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account (“90% cap”). Thus, on any Valuation Day, if the formula would require a transfer to the AST bond portfolio Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account will be transferred. Additionally, future transfers into the AST bond portfolio Sub-account will not be made (regardless of the performance of the AST bond portfolio Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST bond portfolio Sub-account. Once this transfer occurs out of the AST bond portfolio Sub-account, future amounts may be transferred to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST bond portfolio Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST bond portfolio Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST bond portfolio Sub-account. If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST bond portfolio Sub-account at least until there is first a transfer out of the AST bond portfolio Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST bond portfolio Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST bond portfolio Sub-account (at least until there is first a transfer out of the AST bond portfolio Sub-account).

For example,

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March 17, 2011 – a transfer is made to the AST bond portfolio Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST bond portfolio Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

■

March 18, 2011 – you make an additional Purchase Payment of $10,000. No transfers have been made from the AST bond portfolio Sub-account to the Permitted Sub-accounts since the cap went into effect on March 17, 2011.

■

On March 18, 2011 (and at least until first a transfer is made out of the AST bond portfolio Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST bond portfolio Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST bond portfolio Sub-account).

■

Once there is a transfer out of the AST bond portfolio Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST bond portfolio Sub-account as dictated by the formula.

As discussed above, each Valuation Day, the formula analyzes the difference between your Unadjusted Account Value and your guarantees, as well as how long you have owned the benefit, and determines if any portion of your Unadjusted Account Value needs to be transferred into or out of the AST bond portfolio Sub-accounts. Therefore, at any given time, some, none, or most of your Unadjusted Account Value may be allocated to the AST bond portfolio Sub-accounts.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the AST bond portfolio Sub-accounts pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your guarantee amount(s);
■	The amount of time until the maturity of your guarantee(s);
■	The amount invested in, and the performance of, the Permitted Sub-accounts;

■	The amount invested in, and the performance of, the AST bond portfolio Sub-accounts;
■	The discount rate used to determine the present value of your guarantee(s);
■	Additional Purchase Payments, if any, that you make to the Annuity; and
■	Withdrawals, if any, taken from the Annuity.

Any amounts invested in the AST bond portfolio Sub-accounts will affect your ability to participate in a subsequent market recovery within the Permitted Sub-accounts. Conversely, the Unadjusted Account Value may be higher at the beginning of the market recovery, e.g. more of the Unadjusted Account Value may have been protected from decline and volatility than it otherwise would have been had the benefit not been elected. The AST bond portfolio Sub-accounts are available only with certain optional living benefits, and you may not allocate Purchase Payments to or transfer Account Value to or from the AST bond portfolio Sub-accounts.

Transfers under the formula do not impact any guarantees under the benefit that have already been locked-in.

Election/Cancellation of the Benefit

GRO Plus II is available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm. GRO Plus II can be elected on any Valuation Day as long as the benefit is available, provided that your Unadjusted Account Value is allocated in a manner permitted with the benefit and that you otherwise meet our eligibility rules. You may elect GRO Plus II only if the oldest of the Owner and Annuitant is 84 or younger on the date of election. GRO Plus II is not available if you participate in any other optional living benefit. However, GRO Plus II may be elected together with any optional death benefit.

GRO Plus II will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract), unless the Annuity is continued by the surviving spouse; (b) as of the date Unadjusted Account Value is applied to begin annuity payments; (c) as of the anniversary of benefit election that immediately precedes the contractually-mandated latest annuity date, or (d) upon full surrender of the Annuity. If you elect to terminate the benefit, GRO Plus II will no longer provide any guarantees. The charge for the GRO Plus II benefit will no longer be deducted from your Unadjusted Account Value upon termination of the benefit.

If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the permitted Investment Options that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

If you wish, you may cancel the GRO Plus II benefit. You may also cancel an enhanced guarantee, but leave the base guarantee intact. Upon cancellation, you may elect any other currently available living benefit on any Valuation Day after you have cancelled the GRO Plus II benefit, provided that your Unadjusted Account Value is allocated in a manner permitted with that new benefit and that you otherwise meet our eligibility rules. Upon cancellation of the GRO Plus II benefit, any Unadjusted Account Value allocated to the AST bond portfolio Sub-account used with the formula will be reallocated to the Permitted Sub-accounts according to your most recent allocation instructions or, in absence of such instructions, pro rata (i.e., in direct proportion to your current allocations). Upon your re-election of GRO Plus II, Unadjusted Account Value may be transferred between the AST bond portfolio Sub-accounts and the Permitted Sub-accounts according to the predetermined mathematical formula (see “Key Feature – Allocation of Unadjusted Account Value” above for more details). You also should be aware that upon cancellation of the GRO Plus II benefit, you will lose all guarantees that you had accumulated under the benefit. Thus, the guarantees under any newly-elected benefit will be based on your current Unadjusted Account Value at benefit effectiveness. The benefit you elect or re-elect may be more expensive than the benefit you cancel. Once the GRO Plus II benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Valuation Day following the cancellation of the GRO Plus II benefit provided that the benefit you are looking to elect is available at that time and on a post-issue basis.

Special Considerations Under GRO Plus II

This benefit is subject to certain rules and restrictions, including, but not limited to the following:

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. The Permitted Sub-accounts are those described in the Investment Option section of this prospectus. No MVA Options may be in effect as of the date that you elect to participate in the benefit, nor may you add such allocations after you have acquired the benefit.

■	Transfers as dictated by the formula will not count toward the maximum number of free transfers allowable under the Annuity.
■	Any amounts applied to your Unadjusted Account Value by us on a Maturity Date will not be treated as “investment in the contract” for income tax purposes.
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Only systematic withdrawal programs in which amounts withdrawn are being taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Unadjusted Account Value) will be permitted if you participate in GRO Plus II. Thus, you may not elect GRO Plus II so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata. Similarly, if you currently participate in GRO Plus II, we will allow you to add a systematic withdrawal program only if withdrawals under the program are to be taken pro rata.

■	As the time remaining until the applicable Maturity Date(s) gradually decreases, the benefit may become increasingly sensitive to moves to an AST bond portfolio Sub-account.

Charges under the Benefit

We deduct an annualized charge equal to 0.60% of the average daily net assets of the Sub-accounts (including any AST bond portfolio Sub-account) for participation in the GRO Plus II benefit. The annualized charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on a Maturity Date is less than the amount guaranteed and (b) administration of the benefit. You will begin paying this charge as of the effective date of the benefit. We will not refund the charges you have paid even if we never have to make any payments under the benefit.

HIGHEST DAILY GUARANTEED RETURN OPTION II (HD GRO II)

HD GRO II is available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm. Highest DailySM Guaranteed Return OptionSM II (HD GRO IISM) is a form of “guaranteed minimum accumulation benefit” that guarantees a specified Account Value at one or more dates in the future. If you participate in this benefit, you are subject to a predetermined mathematical formula that transfers Account Value between your Sub-accounts and an AST bond portfolio Sub-account.

HD GRO II creates a series of separate guarantees, each of which is based on the highest Unadjusted Account Value attained on a day during the applicable time period. As each year of your participation in the benefit passes, we create a new guarantee. Each guarantee then remains in existence until the date on which it matures (unless the benefit terminates sooner). We refer to each date on which the specified Unadjusted Account Value is guaranteed as the “Maturity Date” for that guarantee. HD GRO II will not create a guarantee if the Maturity Date of that guarantee would extend beyond the Latest Annuity Date. This is true even with respect to a new Owner who has acquired the Annuity from the original Owner.

The guarantees provided by the benefit exist only on the applicable Maturity Date(s). However, due to the ongoing monitoring of your Unadjusted Account Value, and the transfer of Unadjusted Account Value to support your future guarantees, the benefit may provide some protection from significant Sub-account losses. For this same reason, the benefit may limit your ability to benefit from Sub-account increases while it is in effect.

The initial guarantee is created on the day that the HD GRO II benefit is added to your Annuity. We guarantee that your Unadjusted Account Value on the tenth anniversary of that day (we refer to each such anniversary as a “benefit anniversary”) will not be less than your Unadjusted Account Value on the day that the HD GRO II benefit was added or re-added to your Annuity. Each benefit anniversary thereafter, we create a new guarantee. With respect to each such subsequent guarantee, we identify the highest Unadjusted Account Value that occurred between the date of that benefit anniversary and the date on which HD GRO II was added to your Annuity. We guarantee that your Unadjusted Account Value ten years after that benefit anniversary will be no less than the highest daily Unadjusted Account Value (adjusted for Purchase Payments and withdrawals, as described below) that occurred during that time period. The following example illustrates the time period over which we identify the highest daily Unadjusted Account Value for purposes of each subsequent guarantee under the benefit. If the date of benefit election were January 6, 2011, we would create a guarantee on January 6 of each subsequent year. For example, we would create a guarantee on January 6, 2015 based on the highest Unadjusted Account Value occurring between January 6, 2011 and January 6, 2015, and that guarantee would mature on January 6, 2025. As described below, we adjust each of the guarantee amounts for Purchase Payments (and any associated Purchase Credits) and withdrawals.

If the Unadjusted Account Value on the Maturity Date is less than the guaranteed amount, we will contribute funds from our general account to bring your Unadjusted Account Value up to the guaranteed amount. If the Maturity Date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the AST bond portfolio Sub-account used with this benefit and described below) in accordance with your most recent allocations instructions. Regardless of whether we need to contribute funds at the end of a Guarantee Period, we will at that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee to your other Sub-accounts on a pro rata basis, unless your Account Value is either (1) being allocated according to an asset allocation program or (2) at that time allocated entirely to an AST bond portfolio Sub-account. If the former (i.e., an asset allocation program), your Unadjusted Account Value will be transferred according to the program. If the latter (i.e., an AST bond portfolio Sub-account), then your Unadjusted Account Value will be transferred to the Sub-accounts permitted with this benefit according to your most recent allocation instructions. Any addition or transferred amount may subsequently be re-allocated based on the predetermined mathematical formula described below.

We increase the amount of each guarantee that has not yet reached its Maturity Date, as well as the highest daily Unadjusted Account Value that we calculate to establish a guarantee, by the amount of each subsequent Purchase Payment (including any associated Purchase Credits) made prior to the applicable Maturity Date. For example, if the effective date of the benefit was January 4, 2011, and there was an initial guaranteed amount that was set at $100,000 maturing January 4, 2021, and a second guaranteed amount that was set at $120,000 maturing January 4, 2022, then a $30,000 Purchase Payment made on March 30, 2012 would increase the guaranteed amounts to $130,000 and $150,000, respectively.

If you make a withdrawal (including any CDSC), we effect a proportional reduction to each existing guarantee amount. We calculate a proportional reduction by reducing each existing guarantee amount by the percentage represented by the ratio of the withdrawal amount (including any CDSC) to your Unadjusted Account Value immediately prior to the withdrawal.

If you make a withdrawal, we will deduct the withdrawal amount pro rata from each of your Sub-accounts (including the AST bond portfolio Sub-account used with this benefit).

EXAMPLE

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of a withdrawal on each guarantee amount under this benefit.

Assume the following:

■	The Issue Date is December 1, 2010
■	The benefit is elected on December 1, 2010
■	The Unadjusted Account Value on December 1, 2010 is $200,000, which results in an initial guarantee of $200,000
■	An additional guarantee amount of $350,000 is locked in on December 1, 2011
■	The Unadjusted Account Value immediately prior to the withdrawal is equal to $380,000
■

for purposes of simplifying these assumptions, we assume hypothetically that no CDSC is applicable (in general, a CDSC could be inapplicable based on the Free Withdrawal provision if the withdrawal was within the CDSC period, and would be inapplicable to the C Series)

If a withdrawal of $50,000 is taken on December 15, 2011, all guarantee amounts will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

Here is the calculation (figures are rounded):

Withdrawal Amount	$50,000
Divided by Unadjusted Account Value before withdrawal	$380,000
Equals ratio	13.16%
All guarantees will be reduced by the above ratio (13.16%)
Initial guarantee amount	$173,680
Additional guarantee amount	$303,940

Key Feature – Allocation of Unadjusted Account Value

We limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect HD GRO II. For purposes of this benefit, we refer to those permitted investment options (other than the AST bond portfolio used with this benefit) as the “Permitted Sub-accounts”.

HD GRO II uses a predetermined mathematical formula to help manage your guarantees through all market cycles. The formula applicable to you may not be altered once you elect the benefit. However, subject to regulatory approval, we do reserve the right to amend the formula for newly-issued Annuities that elect or re-elect the benefit and for existing Annuities that elect the benefit post-issue. This required formula helps us manage our financial exposure under HD GRO II, by moving assets out of certain Sub-accounts if dictated by the formula (see below). In essence, we seek to preserve Unadjusted Account Value, by transferring it to a more stable option (i.e., one or more specified bond Portfolios of Advanced Series Trust). We refer to the Sub-accounts corresponding to these bond Portfolios collectively as the “AST bond portfolio Sub-accounts”. The formula also contemplates the transfer of Unadjusted Account Value from an AST bond portfolio Sub-account to the other Sub-accounts. Because these restrictions and the use of the formula lessen the likelihood that your Unadjusted Account Value will be reduced below the base and/or enhanced guarantee(s), they also reduce the likelihood that we will make any payments under this benefit. They may also limit your upside potential for growth. The formula is set forth in Appendix J of this prospectus. A summary description of each AST bond portfolio Sub-account appears within the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST bond portfolio prospectus by going to www.prudentialannuities.com.

For purposes of operating the HD GRO II formula, we have included within each Annuity several AST bond portfolio Sub-accounts. Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2020, an AST bond portfolio whose underlying investments generally mature in 2021, and so forth. As discussed below, the formula determines the appropriate AST bond portfolio Sub-account to which Unadjusted Account Value is transferred. We will introduce new AST bond portfolio Sub-accounts in subsequent years, to correspond generally to the length of new guarantee periods that are created under this benefit. If you have elected HD GRO II, you may have Unadjusted Account Value allocated to an AST bond portfolio Sub-account only by operation of the formula, and thus you may not allocate Purchase Payments to or make transfers to or from an AST bond portfolio Sub-account.

Although we employ several AST bond portfolio Sub-accounts for purposes of the benefit, the formula described in the next paragraph operates so that your Unadjusted Account Value may be allocated to only one AST bond portfolio Sub-account at one time. The formula determines the appropriate AST bond portfolio Sub-account to which Unadjusted Account Value is transferred. On any day a transfer into or out of the AST bond portfolio Sub-account is made the formula may dictate that a transfer out of one AST bond portfolio Sub-account be made into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the “current liability”, as described below. As indicated, the formula and AST bond portfolio Sub-accounts are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, the applicable formula under the benefit determines which AST bond portfolio Sub-account your Unadjusted Account Value is transferred to, and under what circumstances a transfer is made.

In general, the formula works as follows. Under the formula, Unadjusted Account Value will transfer between the “permitted Sub-accounts” and an AST bond portfolio Sub-account when dictated by the predetermined mathematical formula. On each Valuation Day, including the effective date of the benefit, the predetermined mathematical formula is used to compare your Unadjusted Account Value to an amount based on the guarantees provided under the benefit. The formula determines whether a transfer occurs based, among other things, on an identification of the outstanding guarantee that has the largest present value. Based on the formula, a determination is made as to whether any portion of your Unadjusted Account Value is to be transferred to or from the AST bond portfolio Sub-account. In identifying those guarantees, we consider each guarantee that already has been set (i.e., on a benefit anniversary), as well as an amount that we refer to as the “Projected Future Guarantee.” The “Projected Future Guarantee” is an amount equal to the highest Unadjusted Account Value (adjusted for withdrawals, additional Purchase Payments, and any associated Credits as described in the section of the prospectus concerning HD GRO II) within the current benefit year that would result in a new guarantee. For the Projected Future Guarantee, the assumed guarantee period begins on the current Valuation Day and ends 10 years from the next anniversary of the effective date of the benefit. As such, a Projected Future Guarantee could cause a transfer of Unadjusted Account Value into an AST bond portfolio Sub-account. We only calculate a Projected Future Guarantee if the assumed guarantee period associated with that Projected Future Guarantee does not extend beyond the latest Annuity Date applicable to the Annuity. The amount that is transferred to and from the AST bond portfolio Sub-accounts pursuant to the formula depends upon the factors set forth in the seven bullet points below, some of which relate to the guarantee amount(s), including the Projected Future Guarantee.

For each outstanding guarantee and the Projected Future Guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable “discount rate”, would equal the applicable guarantee amount on the Maturity Date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the “current liability” in the formula. The formula compares the current liability to the amount of your Unadjusted Account Value held within the AST bond portfolio Sub-account and to your Unadjusted Account Value held within the Permitted Sub-accounts. If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount held within the Permitted Sub-accounts, exceeds an upper target value (currently, 85%), then the formula will make a transfer into the AST bond portfolio Sub-account, in the amount dictated by the formula (subject to the 90% cap feature discussed below). If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount within the Permitted Sub-accounts, is less than a lower target value (currently, 79%), then the formula will transfer Unadjusted Account Value from the AST bond portfolio Sub-account into the Permitted Sub-accounts, in the amount dictated by the formula.

The formula will not execute a transfer to the AST bond portfolio Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account (“90% cap”). Thus, on any Valuation Day, if the formula would require a transfer to the AST bond portfolio Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account will be transferred. Additionally, future transfers into the AST bond portfolio Sub-account will not be made (regardless of the performance of the AST bond portfolio Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST bond portfolio Sub-account. Once this transfer occurs out of the AST bond portfolio Sub-account, future amounts may be transferred to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap feature). At no time will the formula make a transfer to the AST bond portfolio Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST bond portfolio Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST bond portfolio Sub-account. If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST bond portfolio Sub-account at least until there is first a transfer out of the AST bond portfolio Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST bond portfolio Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST bond portfolio Sub-account (at least until there is first a transfer out of the AST bond portfolio Sub-account).

For example,

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March 17, 2011 – a transfer is made to the AST bond portfolio Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST bond portfolio Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

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March 18, 2011 – you make an additional Purchase Payment of $10,000. No transfers have been made from the AST bond portfolio Sub-account to the Permitted Sub-accounts since the cap went into effect on March 17, 2011.

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On March 18, 2011 (and at least until first a transfer is made out of the AST bond portfolio Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST bond portfolio Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST bond portfolio Sub-account).

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Once there is a transfer out of the AST bond portfolio Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap feature).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST bond portfolio Sub-account as dictated by the formula.

As discussed above, each Valuation Day, the formula analyzes the difference between your Unadjusted Account Value and your guarantees as well as how long you have owned the benefit, and determines if any portion of your Unadjusted Account Value needs to be transferred into or out of the AST bond portfolio Sub-accounts. Therefore, at any given time, some, none, or most of your Unadjusted Account Value may be allocated to the AST bond portfolio Sub-accounts.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the AST bond portfolio Sub-accounts pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your guarantee amount(s);
■	The amount of time until the maturity of your guarantee(s);
■	The amount invested in, and the performance of, the Permitted Sub-accounts;
■	The amount invested in, and the performance of, the AST bond portfolio Sub-accounts;
■	The discount rate used to determine the present value of your guarantee(s);
■	Additional Purchase Payments, if any, that you make to the Annuity; and
■	Withdrawals, if any, taken from the Annuity.

Any amounts invested in the AST bond portfolio Sub-accounts will affect your ability to participate in a subsequent market recovery within the Permitted Sub-accounts. Conversely, the Unadjusted Account Value may be higher at the beginning of the market recovery, e.g. more of the Unadjusted Account Value may have been protected from decline and volatility than it otherwise would have been had the benefit not been elected. The AST bond portfolio Sub-accounts are available only with certain optional living benefits, and you may not allocate Purchase Payments to or transfer Unadjusted Account Value to or from the AST bond portfolio Sub-accounts.

Transfers under the formula do not impact any guarantees under the benefit that have already been locked-in.

Election/Cancellation of the Benefit

HD GRO II is available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm. HD GRO II can be elected on any Valuation Day as long as the benefit is available, provided that your Unadjusted Account Value is allocated in a manner permitted with the benefit and you otherwise meet our eligibility requirements. You may elect HD GRO II only if the oldest of the Owner and Annuitant is 84 or younger on the date of election. If you currently participate in a living benefit that may be cancelled, you may terminate that benefit at any time and elect HD GRO II. However you will lose all guarantees that you had accumulated under the previous benefit. The initial guarantee under HD GRO II will be based on your current Unadjusted Account Value at the time the new benefit becomes effective on your Annuity. HD GRO II is not available if you participate in any other living benefit. However, HD GRO II may be elected together with any optional death benefit.

HD GRO II will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned Annuity), unless the Annuity is continued by the surviving spouse; (b) as of the date Unadjusted Account Value is applied to begin annuity payments; (c) as of the anniversary of benefit election that immediately precedes the contractually-mandated latest annuity date, or (d) upon full surrender of the Annuity. If you elect to terminate the benefit, HD GRO II will no longer provide any guarantees. The charge for the HD GRO II benefit will no longer be deducted from your Unadjusted Account Value upon termination of the benefit.

If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the permitted Investment Options that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

If you wish, you may cancel the HD GRO II benefit. You may then elect any other currently available living benefit on any Valuation Day after you have cancelled the HD GRO II benefit, provided that your Unadjusted Account Value is allocated in the manner permitted with that new benefit and you otherwise meet our eligibility requirements. Upon cancellation of the HD GRO II benefit, any Unadjusted Account Value allocated to the AST bond portfolio Sub-accounts used with the formula will be reallocated to the Permitted Sub-accounts according to your most recent allocation instructions or, in absence of such instructions, pro rata (i.e., in direct proportion to your current allocations). Upon your re-election of HD GRO II, Unadjusted Account Value may be transferred between the AST bond portfolio Sub-accounts and the other Sub-accounts according to the predetermined mathematical formula (see “Key Feature – Allocation of Unadjusted Account Value” section for more details). You also should be aware that upon cancellation of the HD GRO II benefit, you will lose all guarantees that you had accumulated under the benefit. Thus, the guarantees under your newly-elected benefit will be based on your current Unadjusted Account Value at the time the new benefit becomes effective. The benefit you elect or re-elect may be more expensive than the benefit you cancel.

Special Considerations Under HD GRO II

This benefit is subject to certain rules and restrictions, including, but not limited to the following:

■	Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. The Permitted Sub-accounts are those described in the Investment Option section.
■	Transfers as dictated by the formula will not count toward the maximum number of free transfers allowable under the Annuity.
■	Any amounts applied to your Unadjusted Account Value by us on a Maturity Date will not be treated as “investment in the contract” for income tax purposes.
■	As the time remaining until the applicable Maturity Date gradually decreases, the benefit may become increasingly sensitive to moves to an AST bond portfolio Sub-account.
■

Only systematic withdrawal programs in which amounts withdrawn are being taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Unadjusted Account Value) will be permitted if you participate in HD GRO II. Thus, you may not elect HD GRO II so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata. Similarly, if you currently participate in HD GRO II, we will allow you to add a systematic withdrawal program only if withdrawals under the program are to be taken pro rata.

Charges under the Benefit

We deduct an annualized charge equal to 0.60% of the average daily net assets of the Sub-accounts (including any AST bond portfolio Sub-account) for participation in the HD GRO II benefit. The annualized charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on the Maturity Date is less than the amount guaranteed and (b) administration of the benefit. You will begin paying this charge as of the effective date of the benefit. We will not refund the charges you have paid even if we never have to make any payments under the benefit.

DEATH BENEFITS

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

Each Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent”. Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death.” Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefits” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit.

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Death Benefit in connection with an optional living benefit).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), any Death Benefit (including the Minimum Death Benefit, any optional Death Benefit, Highest Daily Lifetime Income v2.1 with HD DB, Spousal Highest Daily Lifetime Income v2.1 with HD DB, Highest Daily Lifetime Income 2.0 with HD DB and Spousal Highest Daily Lifetime Income 2.0 with HD DB) that applies will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value, less any Purchase Credits granted during the period beginning 12 months prior to decedent’s date of death and ending on the date we receive Due Proof of Death with respect to the X Series. Thus, if you had elected an Optional Death benefit, Highest Daily Lifetime Income v2.1 with HD DB, Spousal Highest Daily Lifetime Income v2.1 with HD DB, Highest Daily Lifetime Income 2.0 with HD DB or Spousal Highest Daily Lifetime Income 2.0 with HD DB, and the suspension were in effect, you would be paying the fee for the Optional Death Benefit, Highest Daily Lifetime Income v2.1 with HD DB, Spousal Highest Daily Lifetime Income v2.1 with HD DB, Highest Daily Lifetime Income 2.0 with HD DB or Spousal Highest Daily Lifetime Income 2.0 with HD DB even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

Beneficiary Annuity. With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

MINIMUM DEATH BENEFIT

Each Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:

■

The sum of all Purchase Payments you have made since the Issue Date of the Annuity (excluding any Purchase Credits) until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

■

Your Unadjusted Account Value (less the amount of any Purchase Credits applied during the period beginning 12-months prior to the decedent's date of death, and ending on the date we receive Due Proof of Death with respect to the X Series).

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Bond Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuance. However, any additional Purchase Payments applied after the date the continuance is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Subsequent to spousal continuation, the basic Death Benefit will be equal to the greater of:

■

The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance (excluding any Purchase Credits) until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; and

■

The Unadjusted Account Value on Due Proof of Death of the surviving spouse (less the amount of any Purchase Credits applied during the period beginning 12-months prior to the decedent's date of death, and ending on the date we receive Due Proof of Death with respect to the X Series).

With respect to Highest Daily Lifetime Income v2.1 with HD DB, Highest Daily Lifetime Income 2.0 with HD DB, Spousal Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income 2.0 with HD DB:

■

If the Highest Daily Death Benefit is not payable upon the death of a Spousal Designated Life, and the Remaining Designated Life chooses to continue the Annuity, the benefit will remain in force unless we are instructed otherwise.

■

If a Death Benefit is not payable upon the death of a Spousal Designated Life (e.g., if the first of the Spousal Designated Lives to die is the Beneficiary but not an Owner), the benefit will remain in force unless we are instructed otherwise.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse’s 80th birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80th birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse’s Death Benefit will equal the basic Death Benefit.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

PAYMENT OF DEATH BENEFITS

Alternative Death Benefit Payment Options – Annuities Owned By Individuals (Not Associated With Tax-Favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or

■

as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:

■	as a lump sum payment; or
■

as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled “Beneficiary Continuation Option”, unless you have made an election prior to Death Benefit proceeds becoming due.

Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

■

If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death, or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner. If your Beneficiary elects to receive full distribution by the Qualified 5 Year Deadline, 2009 shall not be included in the five year requirement period. This effectively extends this period to December 31st of the year including the six year anniversary date of death.

■

If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. For this distribution requirement also, 2009 shall not be included in the five year requirement period.

■

If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See “Tax Considerations” and consult your tax advisor.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans”. This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the “Beneficiary Annuity”, because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate.

Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
■	The Annuity will be continued in the Owner's name, for the benefit of the Beneficiary.
■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

■

The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit in connection with an optional living benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No MVA Options will be offered for Beneficiary Continuation Options.
■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	The basic Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
■

The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary's withdrawal rights.

■	Withdrawals are not subject to CDSC.
■

Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.

■

If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price”. The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled “Termination of Optional Benefits” for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. (“CGM”). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC (“MSSB”) where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment (and any associated Purchase Credit with respect to the X Series) and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer's funds at the customer's request prior to the firm's principal approval or upon the firm's rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments (and any associated Purchase Credit with respect to the X Series) as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time, on a non-discriminatory basis. See “Additional Purchase Payments” under “Purchasing Your Annuity”.

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner's signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions”

Medically-Related Surrenders & Death Benefits: Medically-Related Surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We generally pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Termination of Optional Benefits: In general, if an optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. However, for the Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income 2.0, Highest Daily Lifetime Income or Highest Daily Lifetime 6 Plus Suite of benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different charge.

TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
■

Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

■

If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
■

SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
■

“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

■

If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

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If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
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generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income 2.0) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;
■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;

■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
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make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA Options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account and are subject to our claims paying ability. Assets in the general account, which includes amounts in the Secure Value Account, are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the Portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the Portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that date, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates us and our affiliates for shareholder servicing, administrative, distribution and other services. We also receive “revenue sharing” payments from the advisers to the underlying portfolios. As of March 1, 2013, the maximum combined fees and revenue sharing payments we receive with respect to a portfolio are equal to an annual rate of 0.50% the average assets allocated to the portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, subadviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation.

During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying Portfolios in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts”, in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, and the Custom Portfolios Program in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 6.0% for the X Series, 7.0% for the B Series, 5.50% for the L Series and 2.0% for the C Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or our annuities generally on a preferred or recommended company or product list and/or access to the firm’s registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity’s features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2012, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05 respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation (“PALAC”). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2013 retrospective depiction.

Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

Mutual of Omaha Bank

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

APPENDIX A – ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, each Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique Unit value corresponding to each combination of such contract features.

Here, we set forth the historical Unit values corresponding to the lowest charge level for each Series and the highest charge level for each Series. In the Statement of Additional Information, which is available free of charge upon request, we set forth Unit values corresponding to the remaining charge levels.

PREMIER RETIREMENT X SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.85%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96776	$10.80355	16,115,236
01/01/2011 to 12/31/2011	$10.80355	$10.32201	26,145,020
01/01/2012 to 12/31/2012	$10.32201	$11.40400	38,935,591
01/01/2013 to 12/31/2013	$11.40400	$12.30947	39,060,873
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97845	$10.90934	16,520,147
01/01/2011 to 12/31/2011	$10.90934	$10.71983	31,160,927
01/01/2012 to 12/31/2012	$10.71983	$11.95732	55,247,701
01/01/2013 to 12/31/2013	$11.95732	$13.67933	57,766,127
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00698	$10.80426	386,068
01/01/2011 to 12/31/2011	$10.80426	$10.98336	861,212
01/01/2012 to 05/04/2012	$10.98336	$11.92572	0
AST AQR Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99847	$10.07784	770
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99847	$11.62116	8,979
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98872	$10.76175	19,444,721
01/01/2011 to 12/31/2011	$10.76175	$10.43457	30,884,829
01/01/2012 to 12/31/2012	$10.43457	$11.51897	46,987,089
01/01/2013 to 12/31/2013	$11.51897	$13.30116	48,456,304
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99847	$9.15446	4,206,004
01/01/2012 to 12/31/2012	$9.15446	$10.05366	9,740,164
01/01/2013 to 12/31/2013	$10.05366	$10.93859	10,380,519
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99847	$10.48565	635,979
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97763	$10.84253	17,802,880
01/01/2011 to 12/31/2011	$10.84253	$10.38402	23,039,463
01/01/2012 to 12/31/2012	$10.38402	$11.59031	37,835,926
01/01/2013 to 12/31/2013	$11.59031	$13.95605	44,287,143
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99847	$11.64274	176,214

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.95986	$11.79603	629,095
01/01/2011 to 12/31/2011	$11.79603	$12.34114	1,206,134
01/01/2012 to 12/31/2012	$12.34114	$13.97161	2,291,720
01/01/2013 to 12/31/2013	$13.97161	$14.14285	2,514,791
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99847	$9.67597	1,353,571
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97180	$12.16884	408,703
01/01/2011 to 12/31/2011	$12.16884	$10.37797	902,020
01/01/2012 to 12/31/2012	$10.37797	$12.23038	1,648,314
01/01/2013 to 12/31/2013	$12.23038	$16.90321	1,651,177
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99847	$10.89088	6,864,689
01/01/2011 to 12/31/2011	$10.89088	$10.42542	12,294,833
01/01/2012 to 12/31/2012	$10.42542	$11.62744	21,183,815
01/01/2013 to 12/31/2013	$11.62744	$13.60625	23,505,286
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97594	$11.02450	10,460,931
01/01/2011 to 12/31/2011	$11.02450	$10.65807	19,667,799
01/01/2012 to 12/31/2012	$10.65807	$11.57318	32,422,700
01/01/2013 to 12/31/2013	$11.57318	$13.03586	32,820,312
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99847	$10.73331	35,768,283
01/01/2013 to 12/31/2013	$10.73331	$13.11279	37,883,041
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99847	$10.80159	1,541,770
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.97014	$11.55536	274,439
01/01/2011 to 12/31/2011	$11.55536	$10.77031	415,059
01/01/2012 to 12/31/2012	$10.77031	$13.40428	873,736
01/01/2013 to 12/31/2013	$13.40428	$13.72837	984,994
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01847	$10.79024	453,210
01/01/2011 to 12/31/2011	$10.79024	$10.17178	638,844
01/01/2012 to 12/31/2012	$10.17178	$11.95648	1,393,003
01/01/2013 to 12/31/2013	$11.95648	$15.22531	1,626,210
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99171	$10.77467	523,595
01/01/2011 to 12/31/2011	$10.77467	$9.99185	856,280
01/01/2012 to 12/31/2012	$9.99185	$11.73538	1,421,679
01/01/2013 to 12/31/2013	$11.73538	$15.38187	1,821,876
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.01979	$11.42605	820,867
01/01/2011 to 12/31/2011	$11.42605	$10.88116	1,298,500
01/01/2012 to 12/31/2012	$10.88116	$12.77433	2,310,340
01/01/2013 to 12/31/2013	$12.77433	$16.57435	2,681,294
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98821	$10.71140	7,230,953
01/01/2011 to 12/31/2011	$10.71140	$10.46023	12,879,029
01/01/2012 to 12/31/2012	$10.46023	$11.30645	18,231,221
01/01/2013 to 12/31/2013	$11.30645	$12.18719	18,047,586

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96509	$11.50123	1,034,338
01/01/2011 to 12/31/2011	$11.50123	$11.43580	1,623,604
01/01/2012 to 12/31/2012	$11.43580	$12.98500	2,545,750
01/01/2013 to 12/31/2013	$12.98500	$17.69151	2,828,923
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98607	$10.67822	180,577
01/01/2011 to 12/31/2011	$10.67822	$10.42937	927,305
01/01/2012 to 12/31/2012	$10.42937	$11.60796	1,540,096
01/01/2013 to 12/31/2013	$11.60796	$15.33863	1,510,460
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98444	$10.77285	781,633
01/01/2011 to 12/31/2011	$10.77285	$10.90929	1,470,127
01/01/2012 to 12/31/2012	$10.90929	$12.19282	2,577,408
01/01/2013 to 12/31/2013	$12.19282	$12.82656	2,320,698
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92930	$11.26762	429,967
01/01/2011 to 12/31/2011	$11.26762	$9.63007	601,698
01/01/2012 to 12/31/2012	$9.63007	$11.37668	925,810
01/01/2013 to 12/31/2013	$11.37668	$13.29421	1,035,180
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92917	$10.80592	418,182
01/01/2011 to 12/31/2011	$10.80592	$9.27520	737,258
01/01/2012 to 12/31/2012	$9.27520	$10.62158	1,030,043
01/01/2013 to 12/31/2013	$10.62158	$12.45452	1,137,167
AST Investment Grade Bond Portfolio
03/15/2010 to 12/31/2010	$10.00670	$10.61020	41,027
01/01/2011 to 12/31/2011	$10.61020	$11.71022	110,706,033
01/01/2012 to 12/31/2012	$11.71022	$12.57380	45,070,934
01/01/2013 to 12/31/2013	$12.57380	$11.94846	9,211,626
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97670	$10.88236	5,496,657
01/01/2011 to 12/31/2011	$10.88236	$10.62051	10,013,676
01/01/2012 to 12/31/2012	$10.62051	$11.83963	16,932,869
01/01/2013 to 12/31/2013	$11.83963	$13.51272	17,890,328
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92182	$10.56777	725,442
01/01/2011 to 12/31/2011	$10.56777	$9.42340	1,083,762
01/01/2012 to 12/31/2012	$9.42340	$11.27524	1,730,341
01/01/2013 to 12/31/2013	$11.27524	$12.76658	1,955,062
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99847	$10.59781	5,623,269
01/01/2011 to 12/31/2011	$10.59781	$10.42630	11,769,393
01/01/2012 to 12/31/2012	$10.42630	$11.33010	17,708,824
01/01/2013 to 12/31/2013	$11.33010	$12.34735	17,422,474
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97132	$10.78687	233,153
01/01/2011 to 12/31/2011	$10.78687	$10.65776	635,357
01/01/2012 to 12/31/2012	$10.65776	$12.04897	1,103,688
01/01/2013 to 12/31/2013	$12.04897	$16.14198	1,259,149

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97163	$10.57122	430,116
01/01/2011 to 12/31/2011	$10.57122	$9.76664	690,215
01/01/2012 to 12/31/2012	$9.76664	$10.85420	1,110,547
01/01/2013 to 12/31/2013	$10.85420	$14.00179	1,166,934
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99045	$10.62894	264,381
01/01/2011 to 12/31/2011	$10.62894	$9.99613	458,796
01/01/2012 to 12/31/2012	$9.99613	$11.46771	612,307
01/01/2013 to 12/31/2013	$11.46771	$15.74223	1,104,719
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99257	$11.31652	599,023
01/01/2011 to 12/31/2011	$11.31652	$11.00602	954,711
01/01/2012 to 12/31/2012	$11.00602	$12.12714	1,481,165
01/01/2013 to 12/31/2013	$12.12714	$16.26077	1,450,451
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98864	$10.83202	445,793
01/01/2011 to 12/31/2011	$10.83202	$11.71326	3,851,027
01/01/2012 to 12/31/2012	$11.71326	$12.17799	5,457,872
01/01/2013 to 12/31/2013	$12.17799	$11.71372	5,125,058
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98760	$10.90539	654,025
01/01/2011 to 12/31/2011	$10.90539	$10.36861	1,170,710
01/01/2012 to 12/31/2012	$10.36861	$12.52513	1,854,137
01/01/2013 to 12/31/2013	$12.52513	$15.69069	2,361,958
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99847	$10.88101	254,897
01/01/2011 to 12/31/2011	$10.88101	$10.61657	334,532
01/01/2012 to 12/31/2012	$10.61657	$12.20012	677,421
01/01/2013 to 12/31/2013	$12.20012	$16.36996	818,930
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99847	$10.18909	24,883
01/01/2013 to 12/31/2013	$10.18909	$13.45134	195,742
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98873	$11.51238	387,296
01/01/2011 to 12/31/2011	$11.51238	$10.90968	608,066
01/01/2012 to 12/31/2012	$10.90968	$12.67896	972,318
01/01/2013 to 12/31/2013	$12.67896	$16.47850	999,326
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99847	$9.85245	1,640,205
01/01/2011 to 12/31/2011	$9.85245	$9.67264	3,774,781
01/01/2012 to 12/31/2012	$9.67264	$9.49388	4,017,966
01/01/2013 to 12/31/2013	$9.49388	$9.31835	3,600,456
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99102	$11.24476	814,527
01/01/2011 to 12/31/2011	$11.24476	$10.76281	1,232,918
01/01/2012 to 12/31/2012	$10.76281	$12.37274	1,814,406
01/01/2013 to 12/31/2013	$12.37274	$17.24527	2,568,629
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02838	$10.06723	112,651
01/01/2012 to 12/31/2012	$10.06723	$10.36223	878,033
01/01/2013 to 12/31/2013	$10.36223	$9.88236	823,508

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95876	$11.93497	593,887
01/01/2011 to 12/31/2011	$11.93497	$11.91206	1,202,261
01/01/2012 to 12/31/2012	$11.91206	$13.13906	2,071,247
01/01/2013 to 12/31/2013	$13.13906	$17.10150	2,281,452
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97289	$11.43803	286,843
01/01/2011 to 04/29/2011	$11.43803	$12.82105	0
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99847	$10.30949	2,343,443
01/01/2013 to 12/31/2013	$10.30949	$12.03277	2,266,891
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93894	$11.68593	1,551,512
01/01/2011 to 12/31/2011	$11.68593	$9.14486	1,985,084
01/01/2012 to 12/31/2012	$9.14486	$10.58462	3,055,986
01/01/2013 to 12/31/2013	$10.58462	$10.41199	3,291,340
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00789	$10.09014	894,555
01/01/2011 to 12/31/2011	$10.09014	$10.12632	1,902,630
01/01/2012 to 12/31/2012	$10.12632	$10.40533	2,707,899
01/01/2013 to 12/31/2013	$10.40533	$9.99083	2,505,010
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00681	$10.36307	12,788,956
01/01/2011 to 12/31/2011	$10.36307	$10.49495	20,127,075
01/01/2012 to 12/31/2012	$10.49495	$11.26084	31,996,315
01/01/2013 to 12/31/2013	$11.26084	$10.84947	31,607,097
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98943	$10.60667	18,134,321
01/01/2011 to 12/31/2011	$10.60667	$10.51438	39,410,414
01/01/2012 to 12/31/2012	$10.51438	$11.39020	57,325,021
01/01/2013 to 12/31/2013	$11.39020	$12.20935	52,581,796
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01839	$10.06713	216,960
01/01/2012 to 12/31/2012	$10.06713	$10.58327	1,313,430
01/01/2013 to 12/31/2013	$10.58327	$10.14726	1,374,651
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96346	$11.51915	12,510,633
01/01/2011 to 12/31/2011	$11.51915	$10.60363	20,525,257
01/01/2012 to 12/31/2012	$10.60363	$11.75190	35,443,943
01/01/2013 to 12/31/2013	$11.75190	$13.49829	37,663,363
AST QMA Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99847	$9.58574	5,064
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99847	$11.66071	0
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99847	$10.90109	147,522
01/01/2011 to 12/31/2011	$10.90109	$11.06966	279,830
01/01/2012 to 12/31/2012	$11.06966	$12.90767	751,051
01/01/2013 to 12/31/2013	$12.90767	$16.77713	873,043

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99847	$8.88788	2,470,946
01/01/2012 to 12/31/2012	$8.88788	$9.87102	4,000,108
01/01/2013 to 12/31/2013	$9.87102	$11.85852	4,577,852
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98752	$10.79555	9,993,968
01/01/2011 to 12/31/2011	$10.79555	$10.40365	18,489,579
01/01/2012 to 12/31/2012	$10.40365	$11.26081	31,340,090
01/01/2013 to 12/31/2013	$11.26081	$12.42729	31,211,377
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97772	$10.98316	9,422,264
01/01/2011 to 12/31/2011	$10.98316	$10.52277	15,912,582
01/01/2012 to 12/31/2012	$10.52277	$11.97027	26,893,841
01/01/2013 to 12/31/2013	$11.97027	$13.87067	29,383,200
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98235	$10.77457	12,822,769
01/01/2011 to 12/31/2011	$10.77457	$10.21799	20,814,989
01/01/2012 to 12/31/2012	$10.21799	$11.14568	30,115,794
01/01/2013 to 12/31/2013	$11.14568	$12.51484	30,362,267
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96085	$12.62928	506,068
01/01/2011 to 12/31/2011	$12.62928	$12.27464	1,125,305
01/01/2012 to 12/31/2012	$12.27464	$13.51412	1,627,219
01/01/2013 to 12/31/2013	$13.51412	$17.92962	2,009,726
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96428	$11.47783	380,118
01/01/2011 to 12/31/2011	$11.47783	$10.59244	622,032
01/01/2012 to 12/31/2012	$10.59244	$12.28421	982,596
01/01/2013 to 12/31/2013	$12.28421	$16.56648	1,228,659
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99216	$10.70296	19,296,637
01/01/2011 to 12/31/2011	$10.70296	$10.71365	39,420,262
01/01/2012 to 12/31/2012	$10.71365	$11.93438	68,298,395
01/01/2013 to 12/31/2013	$11.93438	$13.68539	70,005,261
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98581	$10.54809	376,764
01/01/2011 to 12/31/2011	$10.54809	$10.18355	509,407
01/01/2012 to 12/31/2012	$10.18355	$11.71904	1,395,353
01/01/2013 to 12/31/2013	$11.71904	$14.91679	1,761,262
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97104	$11.14744	1,309,895
01/01/2011 to 12/31/2011	$11.14744	$10.75602	2,008,486
01/01/2012 to 12/31/2012	$10.75602	$12.41292	3,764,643
01/01/2013 to 12/31/2013	$12.41292	$17.54731	4,326,903
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.85972	$11.48747	1,912,053
01/01/2011 to 12/31/2011	$11.48747	$9.59315	3,407,102
01/01/2012 to 12/31/2012	$9.59315	$9.75585	5,693,626
01/01/2013 to 12/31/2013	$9.75585	$11.04815	5,499,627

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.98015	$10.32114	717,496
01/01/2011 to 12/31/2011	$10.32114	$10.54828	1,403,572
01/01/2012 to 12/31/2012	$10.54828	$10.89377	1,930,378
01/01/2013 to 12/31/2013	$10.89377	$10.29090	1,778,273
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99847	$8.82530	2,711,264
01/01/2012 to 12/31/2012	$8.82530	$9.61524	6,873,867
01/01/2013 to 12/31/2013	$9.61524	$11.37243	9,319,882
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99847	$10.41023	2,255,133
01/01/2011 to 12/31/2011	$10.41023	$10.83354	4,205,372
01/01/2012 to 12/31/2012	$10.83354	$11.46793	6,195,377
01/01/2013 to 12/31/2013	$11.46793	$11.08767	6,468,791
AST Western Asset Emerging Markets Debt Portfolio
08/20/2012* to 12/31/2012	$9.99847	$10.37776	0
01/01/2013 to 12/31/2013	$10.37776	$9.35714	4,915
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.97099	$10.65063	14,541,761
01/01/2011 to 12/31/2011	$10.65063	$10.27927	21,594,879
01/01/2012 to 09/21/2012	$10.27927	$11.49908	0

*	Denotes the start date of these sub-accounts

PREMIER RETIREMENT X SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and GRO Plus II (3.25%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96658	$10.67920	65,586
01/01/2011 to 12/31/2011	$10.67920	$10.05801	32,305
01/01/2012 to 12/31/2012	$10.05801	$10.95346	20,805
01/01/2013 to 12/31/2013	$10.95346	$11.65457	4,753
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97726	$10.78391	63,320
01/01/2011 to 12/31/2011	$10.78391	$10.44570	36,268
01/01/2012 to 12/31/2012	$10.44570	$11.48497	22,845
01/01/2013 to 12/31/2013	$11.48497	$12.95158	8,983
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00580	$10.68000	0
01/01/2011 to 12/31/2011	$10.68000	$10.70255	0
01/01/2012 to 05/04/2012	$10.70255	$11.56355	0
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98754	$10.63801	52,778
01/01/2011 to 12/31/2011	$10.63801	$10.16773	41,360
01/01/2012 to 12/31/2012	$10.16773	$11.06393	42,294
01/01/2013 to 12/31/2013	$11.06393	$12.59350	37,907

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99728	$9.06646	5,266
01/01/2012 to 12/31/2012	$9.06646	$9.81460	207
01/01/2013 to 12/31/2013	$9.81460	$10.52625	78
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99728	$10.38336	0
AST Bond Portfolio 2017
03/15/2010 to 12/31/2010	$9.99728	$10.47326	1,077
01/01/2011 to 12/31/2011	$10.47326	$11.28966	176,639
01/01/2012 to 12/31/2012	$11.28966	$11.48120	178,338
01/01/2013 to 12/31/2013	$11.48120	$10.87944	167,320
AST Bond Portfolio 2018
03/15/2010 to 12/31/2010	$10.00599	$10.51568	0
01/01/2011 to 12/31/2011	$10.51568	$11.55635	171,789
01/01/2012 to 12/31/2012	$11.55635	$11.81915	195,616
01/01/2013 to 12/31/2013	$11.81915	$11.07563	221,450
AST Bond Portfolio 2019
03/15/2010 to 12/31/2010	$9.99728	$10.51855	0
01/01/2011 to 12/31/2011	$10.51855	$11.80304	0
01/01/2012 to 12/31/2012	$11.80304	$12.08781	6,064
01/01/2013 to 12/31/2013	$12.08781	$11.12982	8,046
AST Bond Portfolio 2020
03/15/2010 to 12/31/2010	$10.00811	$10.54905	0
01/01/2011 to 12/31/2011	$10.54905	$12.11329	0
01/01/2012 to 12/31/2012	$12.11329	$12.45960	0
01/01/2013 to 12/31/2013	$12.45960	$11.26923	915
AST Bond Portfolio 2021
03/15/2010 to 12/31/2010	$10.00704	$10.64953	0
01/01/2011 to 12/31/2011	$10.64953	$12.39610	1,039,227
01/01/2012 to 12/31/2012	$12.39610	$12.80734	995,857
01/01/2013 to 12/31/2013	$12.80734	$11.52353	533,020
AST Bond Portfolio 2022
01/03/2011* to 12/31/2011	$9.99728	$11.84372	63,992
01/01/2012 to 12/31/2012	$11.84372	$12.12814	187,797
01/01/2013 to 12/31/2013	$12.12814	$10.59034	257,224
AST Bond Portfolio 2023
01/03/2012* to 12/31/2012	$9.99639	$10.24517	5,990
01/01/2013 to 12/31/2013	$10.24517	$8.90118	988,580
AST Bond Portfolio 2024
01/02/2013* to 12/31/2013	$9.99819	$8.62024	121,689
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97645	$10.71790	391,948
01/01/2011 to 12/31/2011	$10.71790	$10.11846	164,486
01/01/2012 to 12/31/2012	$10.11846	$11.13244	168,218
01/01/2013 to 12/31/2013	$11.13244	$13.21358	59,953
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99728	$11.50077	0
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.95867	$11.66051	2,513
01/01/2011 to 12/31/2011	$11.66051	$12.02580	1,025
01/01/2012 to 12/31/2012	$12.02580	$13.41994	487
01/01/2013 to 12/31/2013	$13.41994	$13.39059	248

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99728	$9.58155	0
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97062	$12.02896	63,773
01/01/2011 to 12/31/2011	$12.02896	$10.11241	19,152
01/01/2012 to 12/31/2012	$10.11241	$11.74716	6,168
01/01/2013 to 12/31/2013	$11.74716	$16.00405	5,687
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99728	$10.76559	53,525
01/01/2011 to 12/31/2011	$10.76559	$10.15880	27,393
01/01/2012 to 12/31/2012	$10.15880	$11.16821	18,312
01/01/2013 to 12/31/2013	$11.16821	$12.88252	8,187
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97476	$10.89777	41,613
01/01/2011 to 12/31/2011	$10.89777	$10.38550	35,895
01/01/2012 to 12/31/2012	$10.38550	$11.11593	31,402
01/01/2013 to 12/31/2013	$11.11593	$12.34220	25,534
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99729	$10.62945	146,737
01/01/2013 to 12/31/2013	$10.62945	$12.80087	41,707
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99728	$10.69628	0
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.96896	$11.42258	7,260
01/01/2011 to 12/31/2011	$11.42258	$10.49505	2,154
01/01/2012 to 12/31/2012	$10.49505	$12.87504	1,531
01/01/2013 to 12/31/2013	$12.87504	$12.99817	599
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01728	$10.66626	6,841
01/01/2011 to 12/31/2011	$10.66626	$9.91176	2,303
01/01/2012 to 12/31/2012	$9.91176	$11.48439	2,018
01/01/2013 to 12/31/2013	$11.48439	$14.41566	859
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99053	$10.65075	599
01/01/2011 to 12/31/2011	$10.65075	$9.73635	169
01/01/2012 to 12/31/2012	$9.73635	$11.27199	171
01/01/2013 to 12/31/2013	$11.27199	$14.56390	122
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.01861	$11.29475	9,481
01/01/2011 to 12/31/2011	$11.29475	$10.60285	5,877
01/01/2012 to 12/31/2012	$10.60285	$12.26970	3,111
01/01/2013 to 12/31/2013	$12.26970	$15.69263	1,337
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98703	$10.58812	39,331
01/01/2011 to 12/31/2011	$10.58812	$10.19269	24,837
01/01/2012 to 12/31/2012	$10.19269	$10.85975	14,119
01/01/2013 to 12/31/2013	$10.85975	$11.53872	4,602
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96391	$11.36904	37,088
01/01/2011 to 12/31/2011	$11.36904	$11.14341	10,062
01/01/2012 to 12/31/2012	$11.14341	$12.47211	4,023
01/01/2013 to 12/31/2013	$12.47211	$16.75047	3,267

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98489	$10.55547	6,008
01/01/2011 to 12/31/2011	$10.55547	$10.16268	2,215
01/01/2012 to 12/31/2012	$10.16268	$11.14947	1,028
01/01/2013 to 12/31/2013	$11.14947	$14.52284	456
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98326	$10.64904	1,088
01/01/2011 to 12/31/2011	$10.64904	$10.63061	391
01/01/2012 to 12/31/2012	$10.63061	$11.71147	284
01/01/2013 to 12/31/2013	$11.71147	$12.14450	81
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92811	$11.13809	5,276
01/01/2011 to 12/31/2011	$11.13809	$9.38377	2,037
01/01/2012 to 12/31/2012	$9.38377	$10.92722	1,430
01/01/2013 to 12/31/2013	$10.92722	$12.58687	524
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92798	$10.68170	1,162
01/01/2011 to 12/31/2011	$10.68170	$9.03790	1,326
01/01/2012 to 12/31/2012	$9.03790	$10.20192	626
01/01/2013 to 12/31/2013	$10.20192	$11.79196	207
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97552	$10.75721	50,255
01/01/2011 to 12/31/2011	$10.75721	$10.34891	24,771
01/01/2012 to 12/31/2012	$10.34891	$11.37195	9,296
01/01/2013 to 12/31/2013	$11.37195	$12.79389	3,354
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92064	$10.44626	237
01/01/2011 to 12/31/2011	$10.44626	$9.18224	371
01/01/2012 to 12/31/2012	$9.18224	$10.82961	233
01/01/2013 to 12/31/2013	$10.82961	$12.08721	124
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99728	$10.47594	23,043
01/01/2011 to 12/31/2011	$10.47594	$10.15974	12,836
01/01/2012 to 12/31/2012	$10.15974	$10.88258	9,694
01/01/2013 to 12/31/2013	$10.88258	$11.69050	6,433
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97014	$10.66273	9,443
01/01/2011 to 12/31/2011	$10.66273	$10.38511	2,812
01/01/2012 to 12/31/2012	$10.38511	$11.57292	2,308
01/01/2013 to 12/31/2013	$11.57292	$15.28316	780
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97045	$10.44965	2,613
01/01/2011 to 12/31/2011	$10.44965	$9.51676	948
01/01/2012 to 12/31/2012	$9.51676	$10.42534	441
01/01/2013 to 12/31/2013	$10.42534	$13.25685	211
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98927	$10.50667	1,704
01/01/2011 to 12/31/2011	$10.50667	$9.74042	962
01/01/2012 to 12/31/2012	$9.74042	$11.01456	955
01/01/2013 to 12/31/2013	$11.01456	$14.90479	319

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99139	$11.18639	3,660
01/01/2011 to 12/31/2011	$11.18639	$10.72467	1,261
01/01/2012 to 12/31/2012	$10.72467	$11.64820	1,007
01/01/2013 to 12/31/2013	$11.64820	$15.39591	362
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98746	$10.70748	216
01/01/2011 to 12/31/2011	$10.70748	$11.41401	7,417
01/01/2012 to 12/31/2012	$11.41401	$11.69715	390
01/01/2013 to 12/31/2013	$11.69715	$11.09059	363
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98642	$10.78001	10,730
01/01/2011 to 12/31/2011	$10.78001	$10.10344	5,029
01/01/2012 to 12/31/2012	$10.10344	$12.03038	2,208
01/01/2013 to 12/31/2013	$12.03038	$14.85617	945
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99728	$10.75587	6,141
01/01/2011 to 12/31/2011	$10.75587	$10.34505	2,234
01/01/2012 to 12/31/2012	$10.34505	$11.71821	2,007
01/01/2013 to 12/31/2013	$11.71821	$15.49919	629
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99729	$10.13488	0
01/01/2013 to 12/31/2013	$10.13488	$13.18913	0
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98755	$11.37997	33,871
01/01/2011 to 12/31/2011	$11.37997	$10.63064	11,219
01/01/2012 to 12/31/2012	$10.63064	$12.17806	4,540
01/01/2013 to 12/31/2013	$12.17806	$15.60173	3,319
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99729	$9.73891	7,345
01/01/2011 to 12/31/2011	$9.73891	$9.42516	42,315
01/01/2012 to 12/31/2012	$9.42516	$9.11896	21,533
01/01/2013 to 12/31/2013	$9.11896	$8.82265	42,124
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98984	$11.11549	36,520
01/01/2011 to 12/31/2011	$11.11549	$10.48759	12,178
01/01/2012 to 12/31/2012	$10.48759	$11.88402	5,259
01/01/2013 to 12/31/2013	$11.88402	$16.32801	3,317
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02720	$10.04231	0
01/01/2012 to 12/31/2012	$10.04231	$10.18872	0
01/01/2013 to 12/31/2013	$10.18872	$9.57823	37
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95758	$11.79780	4,654
01/01/2011 to 12/31/2011	$11.79780	$11.60753	3,614
01/01/2012 to 12/31/2012	$11.60753	$12.62012	1,672
01/01/2013 to 12/31/2013	$12.62012	$16.19195	573
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97171	$11.30656	0
01/01/2011 to 04/29/2011	$11.30656	$12.61446	0

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99729	$10.20965	0
01/01/2013 to 12/31/2013	$10.20965	$11.74625	0
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93776	$11.55161	13,074
01/01/2011 to 12/31/2011	$11.55161	$8.91087	2,840
01/01/2012 to 12/31/2012	$8.91087	$10.16648	2,443
01/01/2013 to 12/31/2013	$10.16648	$9.85793	1,478
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00671	$9.97411	1,448
01/01/2011 to 12/31/2011	$9.97411	$9.86766	544
01/01/2012 to 12/31/2012	$9.86766	$9.99469	626
01/01/2013 to 12/31/2013	$9.99469	$9.45965	290
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00563	$10.24378	190,185
01/01/2011 to 12/31/2011	$10.24378	$10.22662	107,961
01/01/2012 to 12/31/2012	$10.22662	$10.81598	56,902
01/01/2013 to 12/31/2013	$10.81598	$10.27218	28,264
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98825	$10.48476	258,537
01/01/2011 to 12/31/2011	$10.48476	$10.24577	148,696
01/01/2012 to 12/31/2012	$10.24577	$10.94056	110,573
01/01/2013 to 12/31/2013	$10.94056	$11.56013	31,948
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01721	$10.04222	0
01/01/2012 to 12/31/2012	$10.04222	$10.40601	0
01/01/2013 to 12/31/2013	$10.40601	$9.83495	0
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96228	$11.38660	63,452
01/01/2011 to 12/31/2011	$11.38660	$10.33249	33,759
01/01/2012 to 12/31/2012	$10.33249	$11.28775	23,645
01/01/2013 to 12/31/2013	$11.28775	$12.78042	8,148
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99728	$10.77565	0
01/01/2011 to 12/31/2011	$10.77565	$10.78653	0
01/01/2012 to 12/31/2012	$10.78653	$12.39780	0
01/01/2013 to 12/31/2013	$12.39780	$15.88482	0
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99728	$8.80236	0
01/01/2012 to 12/31/2012	$8.80236	$9.63634	0
01/01/2013 to 12/31/2013	$9.63634	$11.41147	0
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98634	$10.67150	21,946
01/01/2011 to 12/31/2011	$10.67150	$10.13769	17,203
01/01/2012 to 12/31/2012	$10.13769	$10.81609	14,868
01/01/2013 to 12/31/2013	$10.81609	$11.76641	5,621
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97654	$10.85687	281,346
01/01/2011 to 12/31/2011	$10.85687	$10.25378	119,373
01/01/2012 to 12/31/2012	$10.25378	$11.49751	122,342
01/01/2013 to 12/31/2013	$11.49751	$13.13297	33,275

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98117	$10.65078	56,983
01/01/2011 to 12/31/2011	$10.65078	$9.95693	55,318
01/01/2012 to 12/31/2012	$9.95693	$10.70569	56,285
01/01/2013 to 12/31/2013	$10.70569	$11.84939	45,316
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95967	$12.48393	57,911
01/01/2011 to 12/31/2011	$12.48393	$11.96054	13,558
01/01/2012 to 12/31/2012	$11.96054	$12.98010	5,339
01/01/2013 to 12/31/2013	$12.98010	$16.97575	5,095
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96310	$11.34575	33,429
01/01/2011 to 12/31/2011	$11.34575	$10.32143	8,067
01/01/2012 to 12/31/2012	$10.32143	$11.79891	3,144
01/01/2013 to 12/31/2013	$11.79891	$15.68537	2,767
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99098	$10.57983	150,188
01/01/2011 to 12/31/2011	$10.57983	$10.43968	82,958
01/01/2012 to 12/31/2012	$10.43968	$11.46301	63,617
01/01/2013 to 12/31/2013	$11.46301	$12.95747	23,450
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98463	$10.42678	1,049
01/01/2011 to 12/31/2011	$10.42678	$9.92304	396
01/01/2012 to 12/31/2012	$9.92304	$11.25600	727
01/01/2013 to 12/31/2013	$11.25600	$14.12309	365
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96986	$11.01931	8,318
01/01/2011 to 12/31/2011	$11.01931	$10.48112	2,700
01/01/2012 to 12/31/2012	$10.48112	$11.92283	1,172
01/01/2013 to 12/31/2013	$11.92283	$16.61426	791
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.85854	$11.35536	14,109
01/01/2011 to 12/31/2011	$11.35536	$9.34768	6,503
01/01/2012 to 12/31/2012	$9.34768	$9.37032	3,972
01/01/2013 to 12/31/2013	$9.37032	$10.46023	1,733
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.97897	$10.20242	946
01/01/2011 to 12/31/2011	$10.20242	$10.27861	8,726
01/01/2012 to 12/31/2012	$10.27861	$10.46351	901
01/01/2013 to 12/31/2013	$10.46351	$9.74348	262
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99728	$8.74046	939
01/01/2012 to 12/31/2012	$8.74046	$9.38672	10,512
01/01/2013 to 12/31/2013	$9.38672	$10.94380	1,185
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99728	$10.29052	18,664
01/01/2011 to 12/31/2011	$10.29052	$10.55671	18,479
01/01/2012 to 12/31/2012	$10.55671	$11.01502	9,985
01/01/2013 to 12/31/2013	$11.01502	$10.49795	2,935

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.96981	$10.52821	310,853
01/01/2011 to 12/31/2011	$10.52821	$10.01633	139,694
01/01/2012 to 09/21/2012	$10.01633	$11.08864	0

*	Denotes the start date of these sub-accounts

PREMIER RETIREMENT B SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.30%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96822	$10.85224	26,061,580
01/01/2011 to 12/31/2011	$10.85224	$10.42656	42,594,262
01/01/2012 to 12/31/2012	$10.42656	$11.58413	71,538,173
01/01/2013 to 12/31/2013	$11.58413	$12.57392	77,473,527
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97890	$10.95858	23,763,450
01/01/2011 to 12/31/2011	$10.95858	$10.82832	47,458,243
01/01/2012 to 12/31/2012	$10.82832	$12.14616	109,306,110
01/01/2013 to 12/31/2013	$12.14616	$13.97323	135,002,684
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00744	$10.85287	814,994
01/01/2011 to 12/31/2011	$10.85287	$11.09452	1,473,637
01/01/2012 to 05/04/2012	$11.09452	$12.06955	0
AST AQR Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99892	$10.12611	10,675
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99892	$11.66544	2,574
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98918	$10.81032	31,826,087
01/01/2011 to 12/31/2011	$10.81032	$10.54027	51,822,696
01/01/2012 to 12/31/2012	$10.54027	$11.70096	95,086,413
01/01/2013 to 12/31/2013	$11.70096	$13.58699	108,004,337
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99892	$9.18873	9,845,067
01/01/2012 to 12/31/2012	$9.18873	$10.14802	32,239,015
01/01/2013 to 12/31/2013	$10.14802	$11.10316	39,947,696
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99892	$10.52559	539,163
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97809	$10.89145	27,069,366
01/01/2011 to 12/31/2011	$10.89145	$10.48915	37,814,832
01/01/2012 to 12/31/2012	$10.48915	$11.77340	71,673,405
01/01/2013 to 12/31/2013	$11.77340	$14.25584	91,056,416
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99892	$11.69855	337,855

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.96031	$11.84909	846,857
01/01/2011 to 12/31/2011	$11.84909	$12.46608	1,407,302
01/01/2012 to 12/31/2012	$12.46608	$14.19219	2,945,554
01/01/2013 to 12/31/2013	$14.19219	$14.44656	3,316,891
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99892	$9.71292	1,083,450
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97226	$12.22363	439,021
01/01/2011 to 12/31/2011	$12.22363	$10.48304	1,124,729
01/01/2012 to 12/31/2012	$10.48304	$12.42355	2,127,538
01/01/2013 to 12/31/2013	$12.42355	$17.26646	2,102,106
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99892	$10.93987	8,078,952
01/01/2011 to 12/31/2011	$10.93987	$10.53088	16,343,076
01/01/2012 to 12/31/2012	$10.53088	$11.81106	38,662,892
01/01/2013 to 12/31/2013	$11.81106	$13.89858	49,632,666
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97640	$11.07430	15,657,160
01/01/2011 to 12/31/2011	$11.07430	$10.76605	30,056,901
01/01/2012 to 12/31/2012	$10.76605	$11.75601	61,925,756
01/01/2013 to 12/31/2013	$11.75601	$13.31592	71,844,421
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99893	$10.77407	64,909,069
01/01/2013 to 12/31/2013	$10.77407	$13.23634	74,649,403
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99892	$10.84286	4,828,918
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.97060	$11.60747	367,927
01/01/2011 to 12/31/2011	$11.60747	$10.87942	646,128
01/01/2012 to 12/31/2012	$10.87942	$13.61620	1,364,624
01/01/2013 to 12/31/2013	$13.61620	$14.02348	1,607,441
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01892	$10.83890	671,433
01/01/2011 to 12/31/2011	$10.83890	$10.27481	949,802
01/01/2012 to 12/31/2012	$10.27481	$12.14543	1,982,519
01/01/2013 to 12/31/2013	$12.14543	$15.55245	2,212,365
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99217	$10.82329	770,951
01/01/2011 to 12/31/2011	$10.82329	$10.09318	1,269,237
01/01/2012 to 12/31/2012	$10.09318	$11.92098	2,322,418
01/01/2013 to 12/31/2013	$11.92098	$15.71268	2,637,249
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.02025	$11.47753	1,040,702
01/01/2011 to 12/31/2011	$11.47753	$10.99121	1,561,424
01/01/2012 to 12/31/2012	$10.99121	$12.97601	3,150,800
01/01/2013 to 12/31/2013	$12.97601	$16.93019	3,445,624
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98867	$10.75964	12,766,919
01/01/2011 to 12/31/2011	$10.75964	$10.56611	22,958,371
01/01/2012 to 12/31/2012	$10.56611	$11.48504	41,175,974
01/01/2013 to 12/31/2013	$11.48504	$12.44907	44,585,269

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96555	$11.55299	1,356,838
01/01/2011 to 12/31/2011	$11.55299	$11.55148	2,116,961
01/01/2012 to 12/31/2012	$11.55148	$13.18999	3,931,041
01/01/2013 to 12/31/2013	$13.18999	$18.07134	4,197,555
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98653	$10.72651	198,561
01/01/2011 to 12/31/2011	$10.72651	$10.53507	1,075,827
01/01/2012 to 12/31/2012	$10.53507	$11.79151	2,609,217
01/01/2013 to 12/31/2013	$11.79151	$15.66850	2,689,434
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98490	$10.82146	792,445
01/01/2011 to 12/31/2011	$10.82146	$11.01977	1,710,687
01/01/2012 to 12/31/2012	$11.01977	$12.38543	3,907,154
01/01/2013 to 12/31/2013	$12.38543	$13.10213	3,814,984
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92975	$11.31839	490,015
01/01/2011 to 12/31/2011	$11.31839	$9.72769	771,375
01/01/2012 to 12/31/2012	$9.72769	$11.55656	1,325,316
01/01/2013 to 12/31/2013	$11.55656	$13.57997	1,536,699
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92962	$10.85463	553,463
01/01/2011 to 12/31/2011	$10.85463	$9.36922	921,394
01/01/2012 to 12/31/2012	$9.36922	$10.78951	1,612,819
01/01/2013 to 12/31/2013	$10.78951	$12.72239	1,787,522
AST Investment Grade Bond Portfolio
03/15/2010 to 12/31/2010	$10.00716	$10.65798	10,192
01/01/2011 to 12/31/2011	$10.65798	$11.82865	157,599,837
01/01/2012 to 12/31/2012	$11.82865	$12.77233	52,336,429
01/01/2013 to 12/31/2013	$12.77233	$12.20515	5,003,778
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97716	$10.93142	10,881,087
01/01/2011 to 12/31/2011	$10.93142	$10.72799	19,401,400
01/01/2012 to 12/31/2012	$10.72799	$12.02671	41,033,414
01/01/2013 to 12/31/2013	$12.02671	$13.80307	49,271,077
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92228	$10.61546	1,262,302
01/01/2011 to 12/31/2011	$10.61546	$9.51892	1,916,869
01/01/2012 to 12/31/2012	$9.51892	$11.45344	3,407,661
01/01/2013 to 12/31/2013	$11.45344	$13.04109	3,911,087
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99892	$10.64561	8,413,230
01/01/2011 to 12/31/2011	$10.64561	$10.53196	15,572,403
01/01/2012 to 12/31/2012	$10.53196	$11.50931	31,860,933
01/01/2013 to 12/31/2013	$11.50931	$12.61294	36,354,440
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97178	$10.83550	346,402
01/01/2011 to 12/31/2011	$10.83550	$10.76565	797,535
01/01/2012 to 12/31/2012	$10.76565	$12.23930	1,808,115
01/01/2013 to 12/31/2013	$12.23930	$16.48876	1,829,077

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97209	$10.61893	455,800
01/01/2011 to 12/31/2011	$10.61893	$9.86566	872,595
01/01/2012 to 12/31/2012	$9.86566	$11.02591	1,540,104
01/01/2013 to 12/31/2013	$11.02591	$14.30296	1,650,015
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99091	$10.67679	376,410
01/01/2011 to 12/31/2011	$10.67679	$10.09724	542,453
01/01/2012 to 12/31/2012	$10.09724	$11.64872	913,594
01/01/2013 to 12/31/2013	$11.64872	$16.08032	1,399,306
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99303	$11.36749	1,061,189
01/01/2011 to 12/31/2011	$11.36749	$11.11743	1,812,224
01/01/2012 to 12/31/2012	$11.11743	$12.31871	3,120,192
01/01/2013 to 12/31/2013	$12.31871	$16.61002	3,127,655
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98910	$10.88074	427,266
01/01/2011 to 12/31/2011	$10.88074	$11.83175	3,033,814
01/01/2012 to 12/31/2012	$11.83175	$12.37023	6,632,378
01/01/2013 to 12/31/2013	$12.37023	$11.96512	6,817,239
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98806	$10.95462	1,285,703
01/01/2011 to 12/31/2011	$10.95462	$10.47366	2,094,896
01/01/2012 to 12/31/2012	$10.47366	$12.72311	3,834,508
01/01/2013 to 12/31/2013	$12.72311	$16.02802	4,423,523
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99892	$10.93006	301,992
01/01/2011 to 12/31/2011	$10.93006	$10.72407	498,962
01/01/2012 to 12/31/2012	$10.72407	$12.39282	919,859
01/01/2013 to 12/31/2013	$12.39282	$16.72156	1,111,962
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99893	$10.21028	31,266
01/01/2013 to 12/31/2013	$10.21028	$13.55475	273,167
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98919	$11.56425	396,950
01/01/2011 to 12/31/2011	$11.56425	$11.02019	757,319
01/01/2012 to 12/31/2012	$11.02019	$12.87930	1,350,942
01/01/2013 to 12/31/2013	$12.87930	$16.83252	1,500,566
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99893	$9.89691	1,375,388
01/01/2011 to 12/31/2011	$9.89691	$9.77005	4,326,809
01/01/2012 to 12/31/2012	$9.77005	$9.64353	4,676,589
01/01/2013 to 12/31/2013	$9.64353	$9.51854	4,207,604
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99148	$11.29548	892,994
01/01/2011 to 12/31/2011	$11.29548	$10.87188	1,477,755
01/01/2012 to 12/31/2012	$10.87188	$12.56833	2,700,776
01/01/2013 to 12/31/2013	$12.56833	$17.61601	3,282,523
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02883	$10.07694	93,055
01/01/2012 to 12/31/2012	$10.07694	$10.43046	856,885
01/01/2013 to 12/31/2013	$10.43046	$10.00331	1,007,410

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95922	$11.98881	787,294
01/01/2011 to 12/31/2011	$11.98881	$12.03274	1,707,248
01/01/2012 to 12/31/2012	$12.03274	$13.34675	3,030,173
01/01/2013 to 12/31/2013	$13.34675	$17.46922	3,144,485
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97335	$11.48956	355,836
01/01/2011 to 04/29/2011	$11.48956	$12.90230	0
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99893	$10.34858	5,633,961
01/01/2013 to 12/31/2013	$10.34858	$12.14602	8,580,223
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93940	$11.73867	1,846,677
01/01/2011 to 12/31/2011	$11.73867	$9.23763	3,023,669
01/01/2012 to 12/31/2012	$9.23763	$10.75214	5,293,609
01/01/2013 to 12/31/2013	$10.75214	$10.63612	6,002,369
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00835	$10.13563	954,564
01/01/2011 to 12/31/2011	$10.13563	$10.22893	2,292,661
01/01/2012 to 12/31/2012	$10.22893	$10.56974	3,905,299
01/01/2013 to 12/31/2013	$10.56974	$10.20540	3,835,593
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00727	$10.40977	13,733,937
01/01/2011 to 12/31/2011	$10.40977	$10.60112	23,130,649
01/01/2012 to 12/31/2012	$10.60112	$11.43860	41,511,081
01/01/2013 to 12/31/2013	$11.43860	$11.08248	43,635,171
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98989	$10.65463	19,632,210
01/01/2011 to 12/31/2011	$10.65463	$10.62112	38,352,053
01/01/2012 to 12/31/2012	$10.62112	$11.57039	76,760,100
01/01/2013 to 12/31/2013	$11.57039	$12.47194	84,138,208
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01884	$10.07683	225,014
01/01/2012 to 12/31/2012	$10.07683	$10.65287	1,971,643
01/01/2013 to 12/31/2013	$10.65287	$10.27127	2,034,980
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96392	$11.57100	16,326,236
01/01/2011 to 12/31/2011	$11.57100	$10.71112	27,779,420
01/01/2012 to 12/31/2012	$10.71112	$11.93776	61,916,682
01/01/2013 to 12/31/2013	$11.93776	$13.78859	75,826,374
AST QMA Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99892	$9.63161	5,497
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99892	$11.70512	4,515
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99892	$10.95026	270,360
01/01/2011 to 12/31/2011	$10.95026	$11.18180	522,206
01/01/2012 to 12/31/2012	$11.18180	$13.11164	1,275,386
01/01/2013 to 12/31/2013	$13.11164	$17.13775	1,420,819

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99892	$8.92125	1,754,314
01/01/2012 to 12/31/2012	$8.92125	$9.96370	4,023,163
01/01/2013 to 12/31/2013	$9.96370	$12.03673	5,764,125
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98798	$10.84421	18,706,448
01/01/2011 to 12/31/2011	$10.84421	$10.50892	34,942,290
01/01/2012 to 12/31/2012	$10.50892	$11.43867	76,433,200
01/01/2013 to 12/31/2013	$11.43867	$12.69438	89,549,949
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97818	$11.03265	15,257,174
01/01/2011 to 12/31/2011	$11.03265	$10.62929	26,726,585
01/01/2012 to 12/31/2012	$10.62929	$12.15935	57,236,552
01/01/2013 to 12/31/2013	$12.15935	$14.16872	72,531,507
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98281	$10.82328	19,393,966
01/01/2011 to 12/31/2011	$10.82328	$10.32161	32,534,496
01/01/2012 to 12/31/2012	$10.32161	$11.32191	51,594,150
01/01/2013 to 12/31/2013	$11.32191	$12.78388	55,907,904
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96131	$12.68615	507,467
01/01/2011 to 12/31/2011	$12.68615	$12.39878	1,173,374
01/01/2012 to 12/31/2012	$12.39878	$13.72749	2,036,602
01/01/2013 to 12/31/2013	$13.72749	$18.31474	2,375,484
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96474	$11.52948	303,510
01/01/2011 to 12/31/2011	$11.52948	$10.69970	674,683
01/01/2012 to 12/31/2012	$10.69970	$12.47826	1,137,605
01/01/2013 to 12/31/2013	$12.47826	$16.92247	1,401,395
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99262	$10.75123	31,800,974
01/01/2011 to 12/31/2011	$10.75123	$10.82213	63,513,321
01/01/2012 to 12/31/2012	$10.82213	$12.12288	145,939,065
01/01/2013 to 12/31/2013	$12.12288	$13.97954	178,940,013
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98627	$10.59566	611,914
01/01/2011 to 12/31/2011	$10.59566	$10.28660	844,623
01/01/2012 to 12/31/2012	$10.28660	$11.90421	2,633,889
01/01/2013 to 12/31/2013	$11.90421	$15.23732	3,143,524
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97150	$11.19772	1,785,458
01/01/2011 to 12/31/2011	$11.19772	$10.86500	2,911,305
01/01/2012 to 12/31/2012	$10.86500	$12.60921	6,187,873
01/01/2013 to 12/31/2013	$12.60921	$17.92452	6,764,866
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.86018	$11.53931	1,994,769
01/01/2011 to 12/31/2011	$11.53931	$9.69046	3,623,775
01/01/2012 to 12/31/2012	$9.69046	$9.91022	6,609,370
01/01/2013 to 12/31/2013	$9.91022	$11.28586	6,644,160

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.98061	$10.36769	967,701
01/01/2011 to 12/31/2011	$10.36769	$10.65495	1,829,798
01/01/2012 to 12/31/2012	$10.65495	$11.06588	3,282,045
01/01/2013 to 12/31/2013	$11.06588	$10.51202	3,351,764
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99892	$8.85848	4,979,895
01/01/2012 to 12/31/2012	$8.85848	$9.70561	18,698,706
01/01/2013 to 12/31/2013	$9.70561	$11.54352	28,572,256
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99892	$10.45725	2,449,201
01/01/2011 to 12/31/2011	$10.45725	$10.94324	4,779,811
01/01/2012 to 12/31/2012	$10.94324	$11.64904	8,298,215
01/01/2013 to 12/31/2013	$11.64904	$11.32595	8,829,497
AST Western Asset Emerging Markets Debt Portfolio
08/20/2012* to 12/31/2012	$9.99893	$10.39933	23,551
01/01/2013 to 12/31/2013	$10.39933	$9.42915	58,232
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.97145	$10.69864	21,975,155
01/01/2011 to 12/31/2011	$10.69864	$10.38336	32,929,829
01/01/2012 to 09/21/2012	$10.38336	$11.66283	0

*	Denotes the start date of these sub-accounts

PREMIER RETIREMENT B SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and GRO Plus II (2.70%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96704	$10.72802	170,769
01/01/2011 to 12/31/2011	$10.72802	$10.16130	80,163
01/01/2012 to 12/31/2012	$10.16130	$11.12891	71,250
01/01/2013 to 12/31/2013	$11.12891	$11.90837	48,443
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97773	$10.83318	196,565
01/01/2011 to 12/31/2011	$10.83318	$10.55300	97,519
01/01/2012 to 12/31/2012	$10.55300	$11.66908	83,040
01/01/2013 to 12/31/2013	$11.66908	$13.23395	76,665
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00626	$10.72883	1,559
01/01/2011 to 12/31/2011	$10.72883	$10.81250	487
01/01/2012 to 05/04/2012	$10.81250	$11.70512	0
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98800	$10.68666	209,022
01/01/2011 to 12/31/2011	$10.68666	$10.27226	133,796
01/01/2012 to 12/31/2012	$10.27226	$11.24135	109,294
01/01/2013 to 12/31/2013	$11.24135	$12.86823	82,660

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99775	$9.10110	939
01/01/2012 to 12/31/2012	$9.10110	$9.90840	732
01/01/2013 to 12/31/2013	$9.90840	$10.68726	14,176
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99775	$10.42366	55
AST Bond Portfolio 2017
03/15/2010 to 12/31/2010	$9.99775	$10.52124	28,782
01/01/2011 to 12/31/2011	$10.52124	$11.40570	637,381
01/01/2012 to 12/31/2012	$11.40570	$11.66528	670,568
01/01/2013 to 12/31/2013	$11.66528	$11.11669	504,810
AST Bond Portfolio 2018
03/15/2010 to 12/31/2010	$10.00645	$10.56381	0
01/01/2011 to 12/31/2011	$10.56381	$11.67506	349,445
01/01/2012 to 12/31/2012	$11.67506	$12.00863	398,872
01/01/2013 to 12/31/2013	$12.00863	$11.31717	390,457
AST Bond Portfolio 2019
03/15/2010 to 12/31/2010	$9.99775	$10.56667	0
01/01/2011 to 12/31/2011	$10.56667	$11.92426	0
01/01/2012 to 12/31/2012	$11.92426	$12.28151	80,360
01/01/2013 to 12/31/2013	$12.28151	$11.37247	118,755
AST Bond Portfolio 2020
03/15/2010 to 12/31/2010	$10.00857	$10.59733	0
01/01/2011 to 12/31/2011	$10.59733	$12.23769	59
01/01/2012 to 12/31/2012	$12.23769	$12.65914	0
01/01/2013 to 12/31/2013	$12.65914	$11.51481	77,987
AST Bond Portfolio 2021
03/15/2010 to 12/31/2010	$10.00751	$10.69820	0
01/01/2011 to 12/31/2011	$10.69820	$12.52320	368,195
01/01/2012 to 12/31/2012	$12.52320	$13.01240	393,962
01/01/2013 to 12/31/2013	$13.01240	$11.77459	234,197
AST Bond Portfolio 2022
01/03/2011* to 12/31/2011	$9.99775	$11.91076	58,451
01/01/2012 to 12/31/2012	$11.91076	$12.26620	96,824
01/01/2013 to 12/31/2013	$12.26620	$10.77189	74,429
AST Bond Portfolio 2023
01/03/2012* to 12/31/2012	$9.99701	$10.30344	5,022
01/01/2013 to 12/31/2013	$10.30344	$9.00269	367,104
AST Bond Portfolio 2024
01/02/2013* to 12/31/2013	$9.99850	$8.66918	49,182
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97692	$10.76684	214,272
01/01/2011 to 12/31/2011	$10.76684	$10.22230	112,785
01/01/2012 to 12/31/2012	$10.22230	$11.31077	94,667
01/01/2013 to 12/31/2013	$11.31077	$13.50152	94,221
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99775	$11.55659	0
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.95914	$11.71378	10,696
01/01/2011 to 12/31/2011	$11.71378	$12.14917	3,876
01/01/2012 to 12/31/2012	$12.14917	$13.63494	3,750
01/01/2013 to 12/31/2013	$13.63494	$13.68240	1,822

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99775	$9.61865	0
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97108	$12.08395	899
01/01/2011 to 12/31/2011	$12.08395	$10.21630	492
01/01/2012 to 12/31/2012	$10.21630	$11.93538	829
01/01/2013 to 12/31/2013	$11.93538	$16.35278	294
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99775	$10.81480	49,528
01/01/2011 to 12/31/2011	$10.81480	$10.26312	34,198
01/01/2012 to 12/31/2012	$10.26312	$11.34720	31,390
01/01/2013 to 12/31/2013	$11.34720	$13.16349	43,190
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97523	$10.94766	125,711
01/01/2011 to 12/31/2011	$10.94766	$10.49225	67,404
01/01/2012 to 12/31/2012	$10.49225	$11.29416	60,079
01/01/2013 to 12/31/2013	$11.29416	$12.61143	33,142
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99776	$10.67031	74,734
01/01/2013 to 12/31/2013	$10.67031	$12.92304	46,890
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99775	$10.73768	393
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.96942	$11.47469	5,561
01/01/2011 to 12/31/2011	$11.47469	$10.60270	1,950
01/01/2012 to 12/31/2012	$10.60270	$13.08119	1,698
01/01/2013 to 12/31/2013	$13.08119	$13.28131	301
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01775	$10.71494	5,368
01/01/2011 to 12/31/2011	$10.71494	$10.01355	1,368
01/01/2012 to 12/31/2012	$10.01355	$11.66838	1,596
01/01/2013 to 12/31/2013	$11.66838	$14.72985	300
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99100	$10.69949	3,443
01/01/2011 to 12/31/2011	$10.69949	$9.83638	1,782
01/01/2012 to 12/31/2012	$9.83638	$11.45267	2,552
01/01/2013 to 12/31/2013	$11.45267	$14.88140	210
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.01907	$11.34646	9,036
01/01/2011 to 12/31/2011	$11.34646	$10.71178	3,866
01/01/2012 to 12/31/2012	$10.71178	$12.46639	3,935
01/01/2013 to 12/31/2013	$12.46639	$16.03477	935
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98749	$10.63651	72,494
01/01/2011 to 12/31/2011	$10.63651	$10.29738	48,274
01/01/2012 to 12/31/2012	$10.29738	$11.03380	42,560
01/01/2013 to 12/31/2013	$11.03380	$11.79030	35,843
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96438	$11.42102	12,437
01/01/2011 to 12/31/2011	$11.42102	$11.25787	5,011
01/01/2012 to 12/31/2012	$11.25787	$12.67206	2,795
01/01/2013 to 12/31/2013	$12.67206	$17.11573	2,644

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98536	$10.60379	0
01/01/2011 to 12/31/2011	$10.60379	$10.26707	105
01/01/2012 to 12/31/2012	$10.26707	$11.32811	205
01/01/2013 to 12/31/2013	$11.32811	$14.83939	66
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98373	$10.69768	7,053
01/01/2011 to 12/31/2011	$10.69768	$10.73964	4,175
01/01/2012 to 12/31/2012	$10.73964	$11.89904	3,980
01/01/2013 to 12/31/2013	$11.89904	$12.40911	1,155
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92858	$11.18912	2,179
01/01/2011 to 12/31/2011	$11.18912	$9.48026	1,444
01/01/2012 to 12/31/2012	$9.48026	$11.10255	954
01/01/2013 to 12/31/2013	$11.10255	$12.86148	229
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92845	$10.73053	5,116
01/01/2011 to 12/31/2011	$10.73053	$9.13080	1,473
01/01/2012 to 12/31/2012	$9.13080	$10.36547	1,330
01/01/2013 to 12/31/2013	$10.36547	$12.04897	273
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97599	$10.80651	43,981
01/01/2011 to 12/31/2011	$10.80651	$10.45528	24,067
01/01/2012 to 12/31/2012	$10.45528	$11.55436	16,853
01/01/2013 to 12/31/2013	$11.55436	$13.07295	13,119
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92110	$10.49411	7,494
01/01/2011 to 12/31/2011	$10.49411	$9.27676	2,122
01/01/2012 to 12/31/2012	$9.27676	$11.00339	1,369
01/01/2013 to 12/31/2013	$11.00339	$12.35100	607
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99775	$10.52387	109,605
01/01/2011 to 12/31/2011	$10.52387	$10.26420	34,237
01/01/2012 to 12/31/2012	$10.26420	$11.05718	29,255
01/01/2013 to 12/31/2013	$11.05718	$11.94565	24,519
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97060	$10.71155	978
01/01/2011 to 12/31/2011	$10.71155	$10.49190	691
01/01/2012 to 12/31/2012	$10.49190	$11.75857	2,024
01/01/2013 to 12/31/2013	$11.75857	$15.61666	303
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97092	$10.49745	1,268
01/01/2011 to 12/31/2011	$10.49745	$9.61464	591
01/01/2012 to 12/31/2012	$9.61464	$10.59248	696
01/01/2013 to 12/31/2013	$10.59248	$13.54604	312
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98974	$10.55472	0
01/01/2011 to 12/31/2011	$10.55472	$9.84054	5
01/01/2012 to 12/31/2012	$9.84054	$11.19120	653
01/01/2013 to 12/31/2013	$11.19120	$15.22967	673

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99185	$11.23754	269
01/01/2011 to 12/31/2011	$11.23754	$10.83471	752
01/01/2012 to 12/31/2012	$10.83471	$11.83484	256
01/01/2013 to 12/31/2013	$11.83484	$15.73142	48
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98793	$10.75645	3,124
01/01/2011 to 12/31/2011	$10.75645	$11.53116	2,250
01/01/2012 to 12/31/2012	$11.53116	$11.88456	1,805
01/01/2013 to 12/31/2013	$11.88456	$11.33245	698
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98688	$10.82935	1,534
01/01/2011 to 12/31/2011	$10.82935	$10.20729	1,229
01/01/2012 to 12/31/2012	$10.20729	$12.22327	1,037
01/01/2013 to 12/31/2013	$12.22327	$15.18002	1,762
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99775	$10.80508	391
01/01/2011 to 12/31/2011	$10.80508	$10.45133	202
01/01/2012 to 12/31/2012	$10.45133	$11.90597	165
01/01/2013 to 12/31/2013	$11.90597	$15.83692	1,811
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99776	$10.15622	0
01/01/2013 to 12/31/2013	$10.15622	$13.29201	19
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98801	$11.43201	2,869
01/01/2011 to 12/31/2011	$11.43201	$10.73996	1,007
01/01/2012 to 12/31/2012	$10.73996	$12.37341	1,225
01/01/2013 to 12/31/2013	$12.37341	$15.94209	374
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99776	$9.78359	8,153
01/01/2011 to 12/31/2011	$9.78359	$9.52209	3,391
01/01/2012 to 12/31/2012	$9.52209	$9.26522	1,696
01/01/2013 to 12/31/2013	$9.26522	$9.01512	1,766
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99030	$11.16638	6,135
01/01/2011 to 12/31/2011	$11.16638	$10.59540	1,821
01/01/2012 to 12/31/2012	$10.59540	$12.07466	1,582
01/01/2013 to 12/31/2013	$12.07466	$16.68426	705
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02766	$10.05209	0
01/01/2012 to 12/31/2012	$10.05209	$10.25677	0
01/01/2013 to 12/31/2013	$10.25677	$9.69703	24
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95805	$11.85179	6,638
01/01/2011 to 12/31/2011	$11.85179	$11.72679	2,775
01/01/2012 to 12/31/2012	$11.72679	$12.82251	2,109
01/01/2013 to 12/31/2013	$12.82251	$16.54506	989
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97218	$11.35834	150
01/01/2011 to 04/29/2011	$11.35834	$12.69571	0

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99776	$10.24890	1,047
01/01/2013 to 12/31/2013	$10.24890	$11.85845	1,758
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93823	$11.60441	10,653
01/01/2011 to 12/31/2011	$11.60441	$9.00244	4,727
01/01/2012 to 12/31/2012	$9.00244	$10.32934	2,787
01/01/2013 to 12/31/2013	$10.32934	$10.07284	460
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00718	$10.01971	1,873
01/01/2011 to 12/31/2011	$10.01971	$9.96892	1,154
01/01/2012 to 12/31/2012	$9.96892	$10.15469	744
01/01/2013 to 12/31/2013	$10.15469	$9.66568	189
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00610	$10.29072	186,153
01/01/2011 to 12/31/2011	$10.29072	$10.33172	105,236
01/01/2012 to 12/31/2012	$10.33172	$10.98946	85,338
01/01/2013 to 12/31/2013	$10.98946	$10.49630	36,550
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98872	$10.53285	163,174
01/01/2011 to 12/31/2011	$10.53285	$10.35103	97,357
01/01/2012 to 12/31/2012	$10.35103	$11.11596	98,618
01/01/2013 to 12/31/2013	$11.11596	$11.81223	52,249
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01767	$10.05196	0
01/01/2012 to 12/31/2012	$10.05196	$10.47550	91
01/01/2013 to 12/31/2013	$10.47550	$9.95682	517
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96274	$11.43865	118,155
01/01/2011 to 12/31/2011	$11.43865	$10.43861	104,792
01/01/2012 to 12/31/2012	$10.43861	$11.46855	113,532
01/01/2013 to 12/31/2013	$11.46855	$13.05885	89,754
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99775	$10.82499	1,770
01/01/2011 to 12/31/2011	$10.82499	$10.89734	482
01/01/2012 to 12/31/2012	$10.89734	$12.59643	489
01/01/2013 to 12/31/2013	$12.59643	$16.23101	184
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99775	$8.83594	0
01/01/2012 to 12/31/2012	$8.83594	$9.72824	0
01/01/2013 to 12/31/2013	$9.72824	$11.58574	0
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98681	$10.72024	140,238
01/01/2011 to 12/31/2011	$10.72024	$10.24187	51,420
01/01/2012 to 12/31/2012	$10.24187	$10.98948	39,344
01/01/2013 to 12/31/2013	$10.98948	$12.02286	23,665
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97700	$10.90649	60,433
01/01/2011 to 12/31/2011	$10.90649	$10.35901	33,097
01/01/2012 to 12/31/2012	$10.35901	$11.68163	28,068
01/01/2013 to 12/31/2013	$11.68163	$13.41903	23,990

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98163	$10.69944	100,007
01/01/2011 to 12/31/2011	$10.69944	$10.05905	75,435
01/01/2012 to 12/31/2012	$10.05905	$10.87696	64,140
01/01/2013 to 12/31/2013	$10.87696	$12.10742	36,140
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96013	$12.54113	3,649
01/01/2011 to 12/31/2011	$12.54113	$12.08356	1,404
01/01/2012 to 12/31/2012	$12.08356	$13.18823	674
01/01/2013 to 12/31/2013	$13.18823	$17.34591	283
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96356	$11.39766	2,103
01/01/2011 to 12/31/2011	$11.39766	$10.42757	600
01/01/2012 to 12/31/2012	$10.42757	$11.98804	171
01/01/2013 to 12/31/2013	$11.98804	$16.02732	154
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99145	$10.62833	209,082
01/01/2011 to 12/31/2011	$10.62833	$10.54700	113,620
01/01/2012 to 12/31/2012	$10.54700	$11.64682	90,747
01/01/2013 to 12/31/2013	$11.64682	$13.24003	77,472
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98509	$10.47453	429
01/01/2011 to 12/31/2011	$10.47453	$10.02508	180
01/01/2012 to 12/31/2012	$10.02508	$11.43666	182
01/01/2013 to 12/31/2013	$11.43666	$14.43135	198
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97033	$11.06962	1,325
01/01/2011 to 12/31/2011	$11.06962	$10.58857	2,150
01/01/2012 to 12/31/2012	$10.58857	$12.11375	1,699
01/01/2013 to 12/31/2013	$12.11375	$16.97611	1,996
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.85900	$11.40731	27,897
01/01/2011 to 12/31/2011	$11.40731	$9.44376	9,596
01/01/2012 to 12/31/2012	$9.44376	$9.52074	7,914
01/01/2013 to 12/31/2013	$9.52074	$10.68860	4,367
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.97944	$10.24908	3,543
01/01/2011 to 12/31/2011	$10.24908	$10.38419	2,198
01/01/2012 to 12/31/2012	$10.38419	$10.63128	880
01/01/2013 to 12/31/2013	$10.63128	$9.95593	495
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99775	$8.77381	0
01/01/2012 to 12/31/2012	$8.77381	$9.47622	261
01/01/2013 to 12/31/2013	$9.47622	$11.11097	1,458
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99775	$10.33756	19,082
01/01/2011 to 12/31/2011	$10.33756	$10.66490	8,732
01/01/2012 to 12/31/2012	$10.66490	$11.19133	8,397
01/01/2013 to 12/31/2013	$11.19133	$10.72657	4,818

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.97028	$10.57635	150,872
01/01/2011 to 12/31/2011	$10.57635	$10.11938	78,190
01/01/2012 to 09/21/2012	$10.11938	$11.24896	0

*	Denotes the start date of these sub-accounts

PREMIER RETIREMENT L SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.70%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96788	$10.81679	30,764,513
01/01/2011 to 12/31/2011	$10.81679	$10.35039	46,928,622
01/01/2012 to 12/31/2012	$10.35039	$11.45280	70,449,167
01/01/2013 to 12/31/2013	$11.45280	$12.38097	71,085,625
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97857	$10.92280	21,103,790
01/01/2011 to 12/31/2011	$10.92280	$10.74947	37,358,515
01/01/2012 to 12/31/2012	$10.74947	$12.00861	75,596,679
01/01/2013 to 12/31/2013	$12.00861	$13.75898	88,858,258
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00710	$10.81739	751,455
01/01/2011 to 12/31/2011	$10.81739	$11.01353	1,598,623
01/01/2012 to 05/04/2012	$11.01353	$11.96474	0
AST AQR Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99859	$10.09100	8,942
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99859	$11.63329	3,525
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98884	$10.77509	27,529,956
01/01/2011 to 12/31/2011	$10.77509	$10.46346	41,400,310
01/01/2012 to 12/31/2012	$10.46346	$11.56847	68,877,378
01/01/2013 to 12/31/2013	$11.56847	$13.37861	77,143,446
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99859	$9.16386	8,260,503
01/01/2012 to 12/31/2012	$9.16386	$10.07935	23,775,710
01/01/2013 to 12/31/2013	$10.07935	$10.98344	28,048,615
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99859	$10.49650	550,366
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97776	$10.85587	30,971,093
01/01/2011 to 12/31/2011	$10.85587	$10.41265	38,111,848
01/01/2012 to 12/31/2012	$10.41265	$11.63998	66,008,218
01/01/2013 to 12/31/2013	$11.63998	$14.03724	84,507,125
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99859	$11.65792	336,717

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.95998	$11.81048	770,699
01/01/2011 to 12/31/2011	$11.81048	$12.37513	1,281,208
01/01/2012 to 12/31/2012	$12.37513	$14.03150	2,740,152
01/01/2013 to 12/31/2013	$14.03150	$14.22509	2,865,102
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99859	$9.68598	915,794
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97192	$12.18384	426,864
01/01/2011 to 12/31/2011	$12.18384	$10.40658	1,042,929
01/01/2012 to 12/31/2012	$10.40658	$12.28287	1,809,244
01/01/2013 to 12/31/2013	$12.28287	$17.00181	2,082,691
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99859	$10.90428	7,385,331
01/01/2011 to 12/31/2011	$10.90428	$10.45421	13,531,447
01/01/2012 to 12/31/2012	$10.45421	$11.67759	28,880,108
01/01/2013 to 12/31/2013	$11.67759	$13.68593	38,711,102
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97607	$11.03811	13,914,602
01/01/2011 to 12/31/2011	$11.03811	$10.68755	23,859,930
01/01/2012 to 12/31/2012	$10.68755	$11.62294	43,554,173
01/01/2013 to 12/31/2013	$11.62294	$13.11185	47,882,805
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99859	$10.74449	52,457,916
01/01/2013 to 12/31/2013	$10.74449	$13.14659	59,489,238
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99859	$10.81283	5,098,411
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.97026	$11.56952	460,733
01/01/2011 to 12/31/2011	$11.56952	$10.80000	635,517
01/01/2012 to 12/31/2012	$10.80000	$13.46178	1,395,693
01/01/2013 to 12/31/2013	$13.46178	$13.80828	1,437,786
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01859	$10.80359	658,085
01/01/2011 to 12/31/2011	$10.80359	$10.19990	1,034,751
01/01/2012 to 12/31/2012	$10.19990	$12.00797	2,198,895
01/01/2013 to 12/31/2013	$12.00797	$15.31427	2,290,751
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99184	$10.78790	1,062,982
01/01/2011 to 12/31/2011	$10.78790	$10.01951	1,349,540
01/01/2012 to 12/31/2012	$10.01951	$11.78600	2,580,815
01/01/2013 to 12/31/2013	$11.78600	$15.47184	3,223,701
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.01991	$11.44014	1,392,125
01/01/2011 to 12/31/2011	$11.44014	$10.91114	1,843,266
01/01/2012 to 12/31/2012	$10.91114	$12.82923	3,548,651
01/01/2013 to 12/31/2013	$12.82923	$16.67092	4,014,907
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98833	$10.72450	13,413,172
01/01/2011 to 12/31/2011	$10.72450	$10.48895	22,240,645
01/01/2012 to 12/31/2012	$10.48895	$11.35484	36,688,340
01/01/2013 to 12/31/2013	$11.35484	$12.25810	35,475,781

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96522	$11.51535	1,228,729
01/01/2011 to 12/31/2011	$11.51535	$11.46720	2,008,504
01/01/2012 to 12/31/2012	$11.46720	$13.04056	3,461,992
01/01/2013 to 12/31/2013	$13.04056	$17.79423	4,065,631
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98620	$10.69150	120,198
01/01/2011 to 12/31/2011	$10.69150	$10.45834	772,322
01/01/2012 to 12/31/2012	$10.45834	$11.65803	2,127,026
01/01/2013 to 12/31/2013	$11.65803	$15.42829	2,133,134
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98457	$10.78613	1,300,745
01/01/2011 to 12/31/2011	$10.78613	$10.93950	2,241,709
01/01/2012 to 12/31/2012	$10.93950	$12.24527	4,241,328
01/01/2013 to 12/31/2013	$12.24527	$12.90148	4,190,136
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92942	$11.28154	747,119
01/01/2011 to 12/31/2011	$11.28154	$9.65674	913,382
01/01/2012 to 12/31/2012	$9.65674	$11.42561	1,319,535
01/01/2013 to 12/31/2013	$11.42561	$13.37174	1,714,306
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92929	$10.81917	645,449
01/01/2011 to 12/31/2011	$10.81917	$9.30077	1,102,604
01/01/2012 to 12/31/2012	$9.30077	$10.66713	1,624,672
01/01/2013 to 12/31/2013	$10.66713	$12.52710	1,934,536
AST Investment Grade Bond Portfolio
03/15/2010 to 12/31/2010	$10.00682	$10.62325	11,936
01/01/2011 to 12/31/2011	$10.62325	$11.74255	157,644,524
01/01/2012 to 12/31/2012	$11.74255	$12.62792	61,798,781
01/01/2013 to 12/31/2013	$12.62792	$12.01813	9,195,374
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97683	$10.89582	11,663,970
01/01/2011 to 12/31/2011	$10.89582	$10.64989	19,028,558
01/01/2012 to 12/31/2012	$10.64989	$11.89058	33,819,857
01/01/2013 to 12/31/2013	$11.89058	$13.59163	38,221,077
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92194	$10.58075	1,222,927
01/01/2011 to 12/31/2011	$10.58075	$9.44941	1,765,458
01/01/2012 to 12/31/2012	$9.44941	$11.32357	3,027,903
01/01/2013 to 12/31/2013	$11.32357	$12.84095	3,720,797
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99859	$10.61090	7,494,738
01/01/2011 to 12/31/2011	$10.61090	$10.45511	12,799,949
01/01/2012 to 12/31/2012	$10.45511	$11.37878	23,748,760
01/01/2013 to 12/31/2013	$11.37878	$12.41936	25,386,459
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97144	$10.80010	369,555
01/01/2011 to 12/31/2011	$10.80010	$10.68707	715,742
01/01/2012 to 12/31/2012	$10.68707	$12.10062	1,591,115
01/01/2013 to 12/31/2013	$12.10062	$16.23595	1,685,805

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97176	$10.58426	647,767
01/01/2011 to 12/31/2011	$10.58426	$9.79363	931,722
01/01/2012 to 12/31/2012	$9.79363	$10.90091	1,624,265
01/01/2013 to 12/31/2013	$10.90091	$14.08360	1,606,596
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99058	$10.64194	445,909
01/01/2011 to 12/31/2011	$10.64194	$10.02358	821,379
01/01/2012 to 12/31/2012	$10.02358	$11.51676	1,127,961
01/01/2013 to 12/31/2013	$11.51676	$15.83369	2,301,648
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99269	$11.33042	1,208,214
01/01/2011 to 12/31/2011	$11.33042	$11.03643	1,826,589
01/01/2012 to 12/31/2012	$11.03643	$12.17932	3,123,857
01/01/2013 to 12/31/2013	$12.17932	$16.35559	3,430,819
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98877	$10.84532	588,204
01/01/2011 to 12/31/2011	$10.84532	$11.74557	3,386,686
01/01/2012 to 12/31/2012	$11.74557	$12.23028	6,650,799
01/01/2013 to 12/31/2013	$12.23028	$11.78185	7,048,962
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98772	$10.91885	986,150
01/01/2011 to 12/31/2011	$10.91885	$10.39724	1,850,604
01/01/2012 to 12/31/2012	$10.39724	$12.57884	3,476,370
01/01/2013 to 12/31/2013	$12.57884	$15.78207	4,515,744
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99859	$10.89440	383,418
01/01/2011 to 12/31/2011	$10.89440	$10.64578	587,566
01/01/2012 to 12/31/2012	$10.64578	$12.25234	1,220,831
01/01/2013 to 12/31/2013	$12.25234	$16.46513	1,461,440
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99859	$10.19489	13,864
01/01/2013 to 12/31/2013	$10.19489	$13.47958	256,143
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98885	$11.52646	408,851
01/01/2011 to 12/31/2011	$11.52646	$10.93968	738,315
01/01/2012 to 12/31/2012	$10.93968	$12.73323	1,339,734
01/01/2013 to 12/31/2013	$12.73323	$16.57418	1,523,954
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99860	$9.86455	1,756,415
01/01/2011 to 12/31/2011	$9.86455	$9.69934	4,378,576
01/01/2012 to 12/31/2012	$9.69934	$9.53456	5,179,661
01/01/2013 to 12/31/2013	$9.53456	$9.37256	5,117,282
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99114	$11.25860	962,132
01/01/2011 to 12/31/2011	$11.25860	$10.79250	1,541,843
01/01/2012 to 12/31/2012	$10.79250	$12.42576	2,559,321
01/01/2013 to 12/31/2013	$12.42576	$17.34560	3,361,108
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02850	$10.06988	90,947
01/01/2012 to 12/31/2012	$10.06988	$10.38070	784,287
01/01/2013 to 12/31/2013	$10.38070	$9.91515	819,679

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95889	$11.94964	712,070
01/01/2011 to 12/31/2011	$11.94964	$11.94490	1,362,309
01/01/2012 to 12/31/2012	$11.94490	$13.19559	2,338,237
01/01/2013 to 12/31/2013	$13.19559	$17.20139	2,535,727
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97302	$11.45213	337,443
01/01/2011 to 04/29/2011	$11.45213	$12.84323	0
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99859	$10.32013	4,825,886
01/01/2013 to 12/31/2013	$10.32013	$12.06359	7,905,484
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93907	$11.70034	2,484,727
01/01/2011 to 12/31/2011	$11.70034	$9.17013	3,419,207
01/01/2012 to 12/31/2012	$9.17013	$10.63028	5,634,697
01/01/2013 to 12/31/2013	$10.63028	$10.47283	6,285,593
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00802	$10.10254	1,452,999
01/01/2011 to 12/31/2011	$10.10254	$10.15429	3,620,347
01/01/2012 to 12/31/2012	$10.15429	$10.44990	4,767,262
01/01/2013 to 12/31/2013	$10.44990	$10.04888	4,000,530
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00694	$10.37575	16,233,285
01/01/2011 to 12/31/2011	$10.37575	$10.52377	25,947,306
01/01/2012 to 12/31/2012	$10.52377	$11.30899	44,755,155
01/01/2013 to 12/31/2013	$11.30899	$10.91248	43,338,696
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98956	$10.61981	19,097,676
01/01/2011 to 12/31/2011	$10.61981	$10.54353	35,425,896
01/01/2012 to 12/31/2012	$10.54353	$11.43927	61,697,638
01/01/2013 to 12/31/2013	$11.43927	$12.28073	59,881,764
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01851	$10.06978	272,121
01/01/2012 to 12/31/2012	$10.06978	$10.60206	2,785,266
01/01/2013 to 12/31/2013	$10.60206	$10.18071	1,948,139
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96359	$11.53321	18,771,323
01/01/2011 to 12/31/2011	$11.53321	$10.63290	27,741,061
01/01/2012 to 12/31/2012	$10.63290	$11.80236	53,001,698
01/01/2013 to 12/31/2013	$11.80236	$13.57707	60,829,221
AST QMA Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99859	$9.59822	263
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99859	$11.67279	436
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99859	$10.91439	247,126
01/01/2011 to 12/31/2011	$10.91439	$11.10006	545,381
01/01/2012 to 12/31/2012	$11.10006	$12.96275	1,354,854
01/01/2013 to 12/31/2013	$12.96275	$16.87460	1,736,116

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99859	$8.89689	4,804,905
01/01/2012 to 12/31/2012	$8.89689	$9.89612	11,166,035
01/01/2013 to 12/31/2013	$9.89612	$11.90675	14,502,005
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98765	$10.80894	16,553,746
01/01/2011 to 12/31/2011	$10.80894	$10.43243	26,668,098
01/01/2012 to 12/31/2012	$10.43243	$11.30927	49,521,342
01/01/2013 to 12/31/2013	$11.30927	$12.49992	54,431,945
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97784	$10.99668	15,939,271
01/01/2011 to 12/31/2011	$10.99668	$10.55184	23,481,024
01/01/2012 to 12/31/2012	$10.55184	$12.02166	43,258,118
01/01/2013 to 12/31/2013	$12.02166	$13.95148	53,272,137
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98247	$10.78795	23,160,057
01/01/2011 to 12/31/2011	$10.78795	$10.24638	35,666,558
01/01/2012 to 12/31/2012	$10.24638	$11.19370	54,261,704
01/01/2013 to 12/31/2013	$11.19370	$12.58795	55,948,846
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96097	$12.64476	546,119
01/01/2011 to 12/31/2011	$12.64476	$12.30830	1,033,660
01/01/2012 to 12/31/2012	$12.30830	$13.57203	1,888,934
01/01/2013 to 12/31/2013	$13.57203	$18.03404	2,492,070
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96440	$11.49200	373,436
01/01/2011 to 12/31/2011	$11.49200	$10.62167	635,080
01/01/2012 to 12/31/2012	$10.62167	$12.33695	1,206,539
01/01/2013 to 12/31/2013	$12.33695	$16.66308	1,462,253
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99229	$10.71605	24,269,579
01/01/2011 to 12/31/2011	$10.71605	$10.74314	44,365,420
01/01/2012 to 12/31/2012	$10.74314	$11.98557	92,816,256
01/01/2013 to 12/31/2013	$11.98557	$13.76509	111,094,453
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98593	$10.56101	678,046
01/01/2011 to 12/31/2011	$10.56101	$10.21155	824,490
01/01/2012 to 12/31/2012	$10.21155	$11.76932	2,459,047
01/01/2013 to 12/31/2013	$11.76932	$15.00379	2,986,278
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97117	$11.16117	1,886,107
01/01/2011 to 12/31/2011	$11.16117	$10.78581	3,234,502
01/01/2012 to 12/31/2012	$10.78581	$12.46639	6,730,374
01/01/2013 to 12/31/2013	$12.46639	$17.64982	7,755,997
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.85984	$11.50158	2,083,250
01/01/2011 to 12/31/2011	$11.50158	$9.61963	3,652,343
01/01/2012 to 12/31/2012	$9.61963	$9.79779	6,128,268
01/01/2013 to 12/31/2013	$9.79779	$11.11270	5,639,099

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.98028	$10.33385	1,336,731
01/01/2011 to 12/31/2011	$10.33385	$10.57749	2,293,269
01/01/2012 to 12/31/2012	$10.57749	$10.94077	3,419,652
01/01/2013 to 12/31/2013	$10.94077	$10.35114	3,437,860
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99859	$8.83435	4,284,929
01/01/2012 to 12/31/2012	$8.83435	$9.63986	13,644,816
01/01/2013 to 12/31/2013	$9.63986	$11.41894	24,369,833
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99859	$10.42309	2,739,117
01/01/2011 to 12/31/2011	$10.42309	$10.86347	5,381,783
01/01/2012 to 12/31/2012	$10.86347	$11.51711	8,850,479
01/01/2013 to 12/31/2013	$11.51711	$11.15231	9,405,233
AST Western Asset Emerging Markets Debt Portfolio
08/20/2012* to 12/31/2012	$9.99859	$10.38369	9,917
01/01/2013 to 12/31/2013	$10.38369	$9.37686	18,466
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.97112	$10.66370	22,435,067
01/01/2011 to 12/31/2011	$10.66370	$10.30757	29,830,471
01/01/2012 to 09/21/2012	$10.30757	$11.54366	0

*	Denotes the start date of these sub-accounts

PREMIER RETIREMENT L SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and GRO Plus II (3.10%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96671	$10.69261	21,185
01/01/2011 to 12/31/2011	$10.69261	$10.08624	17,857
01/01/2012 to 12/31/2012	$10.08624	$11.00113	12,749
01/01/2013 to 12/31/2013	$11.00113	$11.72347	9,694
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97739	$10.79745	29,168
01/01/2011 to 12/31/2011	$10.79745	$10.47512	41,747
01/01/2012 to 12/31/2012	$10.47512	$11.53530	43,834
01/01/2013 to 12/31/2013	$11.53530	$13.02845	61,797
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00592	$10.69335	2,972
01/01/2011 to 12/31/2011	$10.69335	$10.73257	1,550
01/01/2012 to 05/04/2012	$10.73257	$11.60218	0
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98767	$10.65135	78,854
01/01/2011 to 12/31/2011	$10.65135	$10.19628	34,837
01/01/2012 to 12/31/2012	$10.19628	$11.11224	23,930
01/01/2013 to 12/31/2013	$11.11224	$12.66815	22,142

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99741	$9.07593	163
01/01/2012 to 12/31/2012	$9.07593	$9.84016	559
01/01/2013 to 12/31/2013	$9.84016	$10.56998	6,550
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99741	$10.39435	0
AST Bond Portfolio 2017
03/15/2010 to 12/31/2010	$9.99741	$10.48637	9,886
01/01/2011 to 12/31/2011	$10.48637	$11.32131	280,983
01/01/2012 to 12/31/2012	$11.32131	$11.53117	303,331
01/01/2013 to 12/31/2013	$11.53117	$10.94382	199,806
AST Bond Portfolio 2018
03/15/2010 to 12/31/2010	$10.00612	$10.52885	0
01/01/2011 to 12/31/2011	$10.52885	$11.58868	133,116
01/01/2012 to 12/31/2012	$11.58868	$11.87069	156,812
01/01/2013 to 12/31/2013	$11.87069	$11.14114	73,980
AST Bond Portfolio 2019
03/15/2010 to 12/31/2010	$9.99741	$10.53165	0
01/01/2011 to 12/31/2011	$10.53165	$11.83610	0
01/01/2012 to 12/31/2012	$11.83610	$12.14042	16,925
01/01/2013 to 12/31/2013	$12.14042	$11.19570	22,444
AST Bond Portfolio 2020
03/15/2010 to 12/31/2010	$10.00823	$10.56221	0
01/01/2011 to 12/31/2011	$10.56221	$12.14716	0
01/01/2012 to 12/31/2012	$12.14716	$12.51381	0
01/01/2013 to 12/31/2013	$12.51381	$11.33576	15,782
AST Bond Portfolio 2021
03/15/2010 to 12/31/2010	$10.00717	$10.66288	0
01/01/2011 to 12/31/2011	$10.66288	$12.43071	138,180
01/01/2012 to 12/31/2012	$12.43071	$12.86310	151,997
01/01/2013 to 12/31/2013	$12.86310	$11.59167	159,764
AST Bond Portfolio 2022
01/03/2011* to 12/31/2011	$9.99741	$11.86199	14,378
01/01/2012 to 12/31/2012	$11.86199	$12.16570	26,981
01/01/2013 to 12/31/2013	$12.16570	$10.63961	18,579
AST Bond Portfolio 2023
01/03/2012* to 12/31/2012	$9.99656	$10.26098	0
01/01/2013 to 12/31/2013	$10.26098	$8.92874	64,847
AST Bond Portfolio 2024
01/02/2013* to 12/31/2013	$9.99827	$8.63360	4,465
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97658	$10.73111	136,278
01/01/2011 to 12/31/2011	$10.73111	$10.14668	44,840
01/01/2012 to 12/31/2012	$10.14668	$11.18078	28,567
01/01/2013 to 12/31/2013	$11.18078	$13.29165	54,058
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99741	$11.51597	0
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.95880	$11.67491	402
01/01/2011 to 12/31/2011	$11.67491	$12.05919	237
01/01/2012 to 12/31/2012	$12.05919	$13.47816	201
01/01/2013 to 12/31/2013	$13.47816	$13.46951	11

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99741	$9.59166	0
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97075	$12.04402	43
01/01/2011 to 12/31/2011	$12.04402	$10.14082	113
01/01/2012 to 12/31/2012	$10.14082	$11.79828	104
01/01/2013 to 12/31/2013	$11.79828	$16.09865	118
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99741	$10.77910	28,003
01/01/2011 to 12/31/2011	$10.77910	$10.18727	16,651
01/01/2012 to 12/31/2012	$10.18727	$11.21691	12,990
01/01/2013 to 12/31/2013	$11.21691	$12.95880	8,456
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97489	$10.91143	32,740
01/01/2011 to 12/31/2011	$10.91143	$10.41475	25,438
01/01/2012 to 12/31/2012	$10.41475	$11.16446	20,109
01/01/2013 to 12/31/2013	$11.16446	$12.41532	34,337
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99742	$10.64059	25,200
01/01/2013 to 12/31/2013	$10.64059	$12.83408	34,058
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99741	$10.70765	0
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.96908	$11.43692	2,250
01/01/2011 to 12/31/2011	$11.43692	$10.52447	850
01/01/2012 to 12/31/2012	$10.52447	$12.93116	559
01/01/2013 to 12/31/2013	$12.93116	$13.07507	179
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01741	$10.67948	670
01/01/2011 to 12/31/2011	$10.67948	$9.93936	224
01/01/2012 to 12/31/2012	$9.93936	$11.53431	280
01/01/2013 to 12/31/2013	$11.53431	$14.50083	53
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99066	$10.66408	999
01/01/2011 to 12/31/2011	$10.66408	$9.76363	393
01/01/2012 to 12/31/2012	$9.76363	$11.32098	480
01/01/2013 to 12/31/2013	$11.32098	$14.64990	95
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.01873	$11.30877	8,522
01/01/2011 to 12/31/2011	$11.30877	$10.63239	3,534
01/01/2012 to 12/31/2012	$10.63239	$12.32290	2,521
01/01/2013 to 12/31/2013	$12.32290	$15.78511	379
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98716	$10.60133	25,834
01/01/2011 to 12/31/2011	$10.60133	$10.22123	13,110
01/01/2012 to 12/31/2012	$10.22123	$10.90704	7,435
01/01/2013 to 12/31/2013	$10.90704	$11.60692	1,748
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96404	$11.38325	6,047
01/01/2011 to 12/31/2011	$11.38325	$11.17453	2,349
01/01/2012 to 12/31/2012	$11.17453	$12.52643	1,774
01/01/2013 to 12/31/2013	$12.52643	$16.84953	303

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98502	$10.56868	970
01/01/2011 to 12/31/2011	$10.56868	$10.19120	890
01/01/2012 to 12/31/2012	$10.19120	$11.19805	1,221
01/01/2013 to 12/31/2013	$11.19805	$14.60874	697
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98339	$10.66230	5,117
01/01/2011 to 12/31/2011	$10.66230	$10.66028	2,547
01/01/2012 to 12/31/2012	$10.66028	$11.76228	2,394
01/01/2013 to 12/31/2013	$11.76228	$12.21608	937
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92824	$11.15207	119
01/01/2011 to 12/31/2011	$11.15207	$9.41014	0
01/01/2012 to 12/31/2012	$9.41014	$10.97495	0
01/01/2013 to 12/31/2013	$10.97495	$12.66143	0
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92811	$10.69498	0
01/01/2011 to 12/31/2011	$10.69498	$9.06313	0
01/01/2012 to 12/31/2012	$9.06313	$10.24626	0
01/01/2013 to 12/31/2013	$10.24626	$11.86160	0
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97565	$10.77066	9,053
01/01/2011 to 12/31/2011	$10.77066	$10.37784	3,314
01/01/2012 to 12/31/2012	$10.37784	$11.42154	2,579
01/01/2013 to 12/31/2013	$11.42154	$12.86958	3,208
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92076	$10.45935	2,892
01/01/2011 to 12/31/2011	$10.45935	$9.20807	2,804
01/01/2012 to 12/31/2012	$9.20807	$10.87691	2,512
01/01/2013 to 12/31/2013	$10.87691	$12.15881	2,081
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99741	$10.48911	21,821
01/01/2011 to 12/31/2011	$10.48911	$10.18829	12,596
01/01/2012 to 12/31/2012	$10.18829	$10.93014	8,459
01/01/2013 to 12/31/2013	$10.93014	$11.75977	3,360
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97026	$10.67604	0
01/01/2011 to 12/31/2011	$10.67604	$10.41409	150
01/01/2012 to 12/31/2012	$10.41409	$11.62321	34
01/01/2013 to 12/31/2013	$11.62321	$15.37337	7
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97058	$10.46272	0
01/01/2011 to 12/31/2011	$10.46272	$9.54353	609
01/01/2012 to 12/31/2012	$9.54353	$10.47089	396
01/01/2013 to 12/31/2013	$10.47089	$13.33544	414
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98940	$10.51978	381
01/01/2011 to 12/31/2011	$10.51978	$9.76774	0
01/01/2012 to 12/31/2012	$9.76774	$11.06265	0
01/01/2013 to 12/31/2013	$11.06265	$14.99295	0

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99152	$11.20032	1,490
01/01/2011 to 12/31/2011	$11.20032	$10.75460	540
01/01/2012 to 12/31/2012	$10.75460	$11.69886	268
01/01/2013 to 12/31/2013	$11.69886	$15.48680	111
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98759	$10.72077	0
01/01/2011 to 12/31/2011	$10.72077	$11.44584	3,372
01/01/2012 to 12/31/2012	$11.44584	$11.74809	932
01/01/2013 to 12/31/2013	$11.74809	$11.15615	398
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98654	$10.79352	4,063
01/01/2011 to 12/31/2011	$10.79352	$10.13184	2,388
01/01/2012 to 12/31/2012	$10.13184	$12.08288	2,429
01/01/2013 to 12/31/2013	$12.08288	$14.94402	642
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99741	$10.76921	0
01/01/2011 to 12/31/2011	$10.76921	$10.37396	0
01/01/2012 to 12/31/2012	$10.37396	$11.76914	0
01/01/2013 to 12/31/2013	$11.76914	$15.59069	0
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99742	$10.14073	0
01/01/2013 to 12/31/2013	$10.14073	$13.21718	0
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98768	$11.39417	0
01/01/2011 to 12/31/2011	$11.39417	$10.66050	75
01/01/2012 to 12/31/2012	$10.66050	$12.23119	32
01/01/2013 to 12/31/2013	$12.23119	$15.69414	15
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99742	$9.75110	46,500
01/01/2011 to 12/31/2011	$9.75110	$9.45154	22,871
01/01/2012 to 12/31/2012	$9.45154	$9.15857	12,511
01/01/2013 to 12/31/2013	$9.15857	$8.87457	39,679
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98997	$11.12942	120
01/01/2011 to 12/31/2011	$11.12942	$10.51702	112
01/01/2012 to 12/31/2012	$10.51702	$11.93595	105
01/01/2013 to 12/31/2013	$11.93595	$16.42483	112
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02732	$10.04497	0
01/01/2012 to 12/31/2012	$10.04497	$10.20730	0
01/01/2013 to 12/31/2013	$10.20730	$9.61055	0
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95771	$11.81265	0
01/01/2011 to 12/31/2011	$11.81265	$11.64008	67
01/01/2012 to 12/31/2012	$11.64008	$12.67518	31
01/01/2013 to 12/31/2013	$12.67518	$16.28777	92
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97184	$11.32074	0
01/01/2011 to 04/29/2011	$11.32074	$12.63664	0

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99742	$10.22042	1,959
01/01/2013 to 12/31/2013	$10.22042	$11.77696	107
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93789	$11.56611	7,273
01/01/2011 to 12/31/2011	$11.56611	$8.93590	1,727
01/01/2012 to 12/31/2012	$8.93590	$10.21083	1,304
01/01/2013 to 12/31/2013	$10.21083	$9.91635	544
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00684	$9.98655	18,130
01/01/2011 to 12/31/2011	$9.98655	$9.89522	10,015
01/01/2012 to 12/31/2012	$9.89522	$10.03805	11,743
01/01/2013 to 12/31/2013	$10.03805	$9.51542	4,411
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00576	$10.25672	89,579
01/01/2011 to 12/31/2011	$10.25672	$10.25520	37,788
01/01/2012 to 12/31/2012	$10.25520	$10.86303	27,573
01/01/2013 to 12/31/2013	$10.86303	$10.33287	16,018
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98838	$10.49789	53,416
01/01/2011 to 12/31/2011	$10.49789	$10.27441	41,263
01/01/2012 to 12/31/2012	$10.27441	$10.98812	22,312
01/01/2013 to 12/31/2013	$10.98812	$11.62835	13,961
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01733	$10.04487	0
01/01/2012 to 12/31/2012	$10.04487	$10.42486	0
01/01/2013 to 12/31/2013	$10.42486	$9.86808	0
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96241	$11.40087	98,922
01/01/2011 to 12/31/2011	$11.40087	$10.36144	33,813
01/01/2012 to 12/31/2012	$10.36144	$11.33686	21,423
01/01/2013 to 12/31/2013	$11.33686	$12.85589	48,370
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99741	$10.78915	0
01/01/2011 to 12/31/2011	$10.78915	$10.81676	0
01/01/2012 to 12/31/2012	$10.81676	$12.45180	0
01/01/2013 to 12/31/2013	$12.45180	$15.97878	0
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99741	$8.81153	0
01/01/2012 to 12/31/2012	$8.81153	$9.66136	0
01/01/2013 to 12/31/2013	$9.66136	$11.45894	0
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98647	$10.68478	15,971
01/01/2011 to 12/31/2011	$10.68478	$10.16604	9,844
01/01/2012 to 12/31/2012	$10.16604	$10.86319	5,867
01/01/2013 to 12/31/2013	$10.86319	$11.83594	3,810
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97667	$10.87045	28,056
01/01/2011 to 12/31/2011	$10.87045	$10.28249	17,039
01/01/2012 to 12/31/2012	$10.28249	$11.54765	14,478
01/01/2013 to 12/31/2013	$11.54765	$13.21065	8,513

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98130	$10.66410	68,435
01/01/2011 to 12/31/2011	$10.66410	$9.98477	28,608
01/01/2012 to 12/31/2012	$9.98477	$10.75228	24,445
01/01/2013 to 12/31/2013	$10.75228	$11.91949	12,379
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95979	$12.49968	106
01/01/2011 to 12/31/2011	$12.49968	$11.99419	0
01/01/2012 to 12/31/2012	$11.99419	$13.03686	0
01/01/2013 to 12/31/2013	$13.03686	$17.07640	7
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96322	$11.35991	1,291
01/01/2011 to 12/31/2011	$11.35991	$10.35036	443
01/01/2012 to 12/31/2012	$10.35036	$11.85034	378
01/01/2013 to 12/31/2013	$11.85034	$15.77806	91
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99111	$10.59310	19,835
01/01/2011 to 12/31/2011	$10.59310	$10.46904	6,894
01/01/2012 to 12/31/2012	$10.46904	$11.51309	6,220
01/01/2013 to 12/31/2013	$11.51309	$13.03427	2,719
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98475	$10.43978	0
01/01/2011 to 12/31/2011	$10.43978	$9.95083	154
01/01/2012 to 12/31/2012	$9.95083	$11.30504	40
01/01/2013 to 12/31/2013	$11.30504	$14.20673	0
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96999	$11.03301	2,084
01/01/2011 to 12/31/2011	$11.03301	$10.51030	1,018
01/01/2012 to 12/31/2012	$10.51030	$11.97456	982
01/01/2013 to 12/31/2013	$11.97456	$16.71214	662
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.85867	$11.36954	23,386
01/01/2011 to 12/31/2011	$11.36954	$9.37388	8,708
01/01/2012 to 12/31/2012	$9.37388	$9.41129	5,530
01/01/2013 to 12/31/2013	$9.41129	$10.52218	571
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.97910	$10.21510	6,742
01/01/2011 to 12/31/2011	$10.21510	$10.30720	6,593
01/01/2012 to 12/31/2012	$10.30720	$10.50897	2,821
01/01/2013 to 12/31/2013	$10.50897	$9.80106	1,138
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99741	$8.74958	513
01/01/2012 to 12/31/2012	$8.74958	$9.41104	5,789
01/01/2013 to 12/31/2013	$9.41104	$10.98916	7,843
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99741	$10.30343	3,618
01/01/2011 to 12/31/2011	$10.30343	$10.58626	2,172
01/01/2012 to 12/31/2012	$10.58626	$11.06302	2,877
01/01/2013 to 12/31/2013	$11.06302	$10.55999	548

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.96994	$10.54128	36,580
01/01/2011 to 12/31/2011	$10.54128	$10.04431	28,670
01/01/2012 to 09/21/2012	$10.04431	$11.13215	0

*	Denotes the start date of these sub-accounts

PREMIER RETIREMENT C SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (1.75%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96784	$10.81229	2,034,566
01/01/2011 to 12/31/2011	$10.81229	$10.34079	3,415,308
01/01/2012 to 12/31/2012	$10.34079	$11.43628	5,002,430
01/01/2013 to 12/31/2013	$11.43628	$12.35682	5,015,947
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97853	$10.91830	1,747,701
01/01/2011 to 12/31/2011	$10.91830	$10.73950	2,675,653
01/01/2012 to 12/31/2012	$10.73950	$11.99147	4,705,236
01/01/2013 to 12/31/2013	$11.99147	$13.73227	5,447,529
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00706	$10.81301	73,873
01/01/2011 to 12/31/2011	$10.81301	$11.00358	98,448
01/01/2012 to 05/04/2012	$11.00358	$11.95181	0
AST AQR Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99855	$10.08662	96
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99855	$11.62919	0
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98880	$10.77058	2,033,167
01/01/2011 to 12/31/2011	$10.77058	$10.45375	3,325,286
01/01/2012 to 12/31/2012	$10.45375	$11.55181	5,337,139
01/01/2013 to 12/31/2013	$11.55181	$13.35262	5,865,753
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99855	$9.16071	544,211
01/01/2012 to 12/31/2012	$9.16071	$10.07084	1,471,054
01/01/2013 to 12/31/2013	$10.07084	$10.96850	1,685,323
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99855	$10.49291	53,097
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97772	$10.85132	1,937,824
01/01/2011 to 12/31/2011	$10.85132	$10.40307	2,495,805
01/01/2012 to 12/31/2012	$10.40307	$11.62338	4,367,354
01/01/2013 to 12/31/2013	$11.62338	$14.01007	5,521,734
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99855	$11.65291	57,545

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.95994	$11.80558	89,137
01/01/2011 to 12/31/2011	$11.80558	$12.36368	137,541
01/01/2012 to 12/31/2012	$12.36368	$14.01142	281,001
01/01/2013 to 12/31/2013	$14.01142	$14.19752	289,721
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99855	$9.68265	209,196
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97188	$12.17884	50,866
01/01/2011 to 12/31/2011	$12.17884	$10.39703	84,930
01/01/2012 to 12/31/2012	$10.39703	$12.26529	145,448
01/01/2013 to 12/31/2013	$12.26529	$16.96880	140,258
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99855	$10.89984	404,169
01/01/2011 to 12/31/2011	$10.89984	$10.44463	784,875
01/01/2012 to 12/31/2012	$10.44463	$11.66085	1,477,205
01/01/2013 to 12/31/2013	$11.66085	$13.65927	1,895,424
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97603	$11.03356	1,145,809
01/01/2011 to 12/31/2011	$11.03356	$10.67767	1,795,727
01/01/2012 to 12/31/2012	$10.67767	$11.60637	3,227,182
01/01/2013 to 12/31/2013	$11.60637	$13.08645	3,531,544
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99855	$10.74075	3,275,054
01/01/2013 to 12/31/2013	$10.74075	$13.13530	3,423,636
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99855	$10.80906	594,071
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.97022	$11.56479	36,396
01/01/2011 to 12/31/2011	$11.56479	$10.79005	34,529
01/01/2012 to 12/31/2012	$10.79005	$13.44257	91,175
01/01/2013 to 12/31/2013	$13.44257	$13.78162	134,469
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01855	$10.79913	35,823
01/01/2011 to 12/31/2011	$10.79913	$10.19048	43,964
01/01/2012 to 12/31/2012	$10.19048	$11.99072	94,771
01/01/2013 to 12/31/2013	$11.99072	$15.28447	111,928
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99180	$10.78349	49,020
01/01/2011 to 12/31/2011	$10.78349	$10.01031	53,065
01/01/2012 to 12/31/2012	$10.01031	$11.76913	88,849
01/01/2013 to 12/31/2013	$11.76913	$15.44191	112,297
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.01987	$11.43545	104,734
01/01/2011 to 12/31/2011	$11.43545	$10.90107	140,337
01/01/2012 to 12/31/2012	$10.90107	$12.81077	300,527
01/01/2013 to 12/31/2013	$12.81077	$16.63853	284,382
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98829	$10.72009	979,508
01/01/2011 to 12/31/2011	$10.72009	$10.47940	1,929,435
01/01/2012 to 12/31/2012	$10.47940	$11.33878	3,265,139
01/01/2013 to 12/31/2013	$11.33878	$12.23442	3,000,048

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96518	$11.51063	119,251
01/01/2011 to 12/31/2011	$11.51063	$11.45679	146,574
01/01/2012 to 12/31/2012	$11.45679	$13.02209	257,157
01/01/2013 to 12/31/2013	$13.02209	$17.76015	305,528
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98616	$10.68707	44,748
01/01/2011 to 12/31/2011	$10.68707	$10.44865	127,344
01/01/2012 to 12/31/2012	$10.44865	$11.64133	234,459
01/01/2013 to 12/31/2013	$11.64133	$15.39843	201,938
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98452	$10.78171	196,903
01/01/2011 to 12/31/2011	$10.78171	$10.92947	365,275
01/01/2012 to 12/31/2012	$10.92947	$12.22775	719,768
01/01/2013 to 12/31/2013	$12.22775	$12.87634	587,567
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92938	$11.27694	65,902
01/01/2011 to 12/31/2011	$11.27694	$9.64782	66,069
01/01/2012 to 12/31/2012	$9.64782	$11.40938	95,929
01/01/2013 to 12/31/2013	$11.40938	$13.34589	109,928
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92925	$10.81483	135,925
01/01/2011 to 12/31/2011	$10.81483	$9.29226	116,371
01/01/2012 to 12/31/2012	$9.29226	$10.65209	214,100
01/01/2013 to 12/31/2013	$10.65209	$12.50310	189,237
AST Investment Grade Bond Portfolio
03/15/2010 to 12/31/2010	$10.00678	$10.61892	2,171
01/01/2011 to 12/31/2011	$10.61892	$11.73180	10,979,505
01/01/2012 to 12/31/2012	$11.73180	$12.60988	4,284,819
01/01/2013 to 12/31/2013	$12.60988	$11.99498	1,002,632
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97679	$10.89130	425,193
01/01/2011 to 12/31/2011	$10.89130	$10.64008	1,155,407
01/01/2012 to 12/31/2012	$10.64008	$11.87362	2,004,587
01/01/2013 to 12/31/2013	$11.87362	$13.56520	2,017,143
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92190	$10.57658	198,793
01/01/2011 to 12/31/2011	$10.57658	$9.44081	244,688
01/01/2012 to 12/31/2012	$9.44081	$11.30753	288,725
01/01/2013 to 12/31/2013	$11.30753	$12.81614	373,489
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99855	$10.60650	1,003,418
01/01/2011 to 12/31/2011	$10.60650	$10.44555	1,733,593
01/01/2012 to 12/31/2012	$10.44555	$11.36262	2,933,322
01/01/2013 to 12/31/2013	$11.36262	$12.39541	3,003,870
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97140	$10.79575	57,130
01/01/2011 to 12/31/2011	$10.79575	$10.67737	71,563
01/01/2012 to 12/31/2012	$10.67737	$12.08337	188,606
01/01/2013 to 12/31/2013	$12.08337	$16.20460	190,013

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97172	$10.57991	65,272
01/01/2011 to 12/31/2011	$10.57991	$9.78468	71,816
01/01/2012 to 12/31/2012	$9.78468	$10.88540	102,027
01/01/2013 to 12/31/2013	$10.88540	$14.05625	107,009
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99054	$10.63757	67,867
01/01/2011 to 12/31/2011	$10.63757	$10.01439	102,771
01/01/2012 to 12/31/2012	$10.01439	$11.50030	156,839
01/01/2013 to 12/31/2013	$11.50030	$15.80305	241,251
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99265	$11.32577	121,113
01/01/2011 to 12/31/2011	$11.32577	$11.02625	147,682
01/01/2012 to 12/31/2012	$11.02625	$12.16189	269,618
01/01/2013 to 12/31/2013	$12.16189	$16.32387	249,730
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98873	$10.84081	255,361
01/01/2011 to 12/31/2011	$10.84081	$11.73472	573,729
01/01/2012 to 12/31/2012	$11.73472	$12.21267	906,297
01/01/2013 to 12/31/2013	$12.21267	$11.75897	704,902
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98768	$10.91439	101,607
01/01/2011 to 12/31/2011	$10.91439	$10.38774	225,790
01/01/2012 to 12/31/2012	$10.38774	$12.56100	234,961
01/01/2013 to 12/31/2013	$12.56100	$15.75160	317,306
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99855	$10.88984	53,154
01/01/2011 to 12/31/2011	$10.88984	$10.63594	55,618
01/01/2012 to 12/31/2012	$10.63594	$12.23483	84,448
01/01/2013 to 12/31/2013	$12.23483	$16.43313	105,863
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99855	$10.19294	213
01/01/2013 to 12/31/2013	$10.19294	$13.47007	13,015
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98881	$11.52183	54,932
01/01/2011 to 12/31/2011	$11.52183	$10.92973	53,639
01/01/2012 to 12/31/2012	$10.92973	$12.71518	127,486
01/01/2013 to 12/31/2013	$12.71518	$16.54223	123,370
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99855	$9.86040	369,181
01/01/2011 to 12/31/2011	$9.86040	$9.69018	918,392
01/01/2012 to 12/31/2012	$9.69018	$9.52120	706,438
01/01/2013 to 12/31/2013	$9.52120	$9.35451	710,055
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99110	$11.25415	151,934
01/01/2011 to 12/31/2011	$11.25415	$10.78277	178,543
01/01/2012 to 12/31/2012	$10.78277	$12.40835	301,342
01/01/2013 to 12/31/2013	$12.40835	$17.31263	373,480
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02846	$10.06897	18,438
01/01/2012 to 12/31/2012	$10.06897	$10.37450	147,910
01/01/2013 to 12/31/2013	$10.37450	$9.90413	102,022

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95884	$11.94484	41,457
01/01/2011 to 12/31/2011	$11.94484	$11.93405	76,213
01/01/2012 to 12/31/2012	$11.93405	$13.17681	147,797
01/01/2013 to 12/31/2013	$13.17681	$17.16823	179,442
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97297	$11.44748	45,591
01/01/2011 to 04/29/2011	$11.44748	$12.83593	0
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99855	$10.31667	322,327
01/01/2013 to 12/31/2013	$10.31667	$12.05335	537,107
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93903	$11.69549	269,663
01/01/2011 to 12/31/2011	$11.69549	$9.16163	250,430
01/01/2012 to 12/31/2012	$9.16163	$10.61502	384,454
01/01/2013 to 12/31/2013	$10.61502	$10.45258	397,836
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00797	$10.09850	364,406
01/01/2011 to 12/31/2011	$10.09850	$10.14512	1,041,349
01/01/2012 to 12/31/2012	$10.14512	$10.43537	963,105
01/01/2013 to 12/31/2013	$10.43537	$10.02994	647,894
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00690	$10.37151	2,514,210
01/01/2011 to 12/31/2011	$10.37151	$10.51419	3,476,727
01/01/2012 to 12/31/2012	$10.51419	$11.29299	5,390,801
01/01/2013 to 12/31/2013	$11.29299	$10.89150	4,324,293
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98952	$10.61539	3,744,436
01/01/2011 to 12/31/2011	$10.61539	$10.53375	6,646,084
01/01/2012 to 12/31/2012	$10.53375	$11.42278	10,339,462
01/01/2013 to 12/31/2013	$11.42278	$12.25678	10,110,565
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01847	$10.06887	100,212
01/01/2012 to 12/31/2012	$10.06887	$10.59579	208,633
01/01/2013 to 12/31/2013	$10.59579	$10.16961	176,812
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96354	$11.52850	1,209,612
01/01/2011 to 12/31/2011	$11.52850	$10.62310	1,717,920
01/01/2012 to 12/31/2012	$10.62310	$11.78553	3,204,690
01/01/2013 to 12/31/2013	$11.78553	$13.55074	3,516,014
AST QMA Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99855	$9.59411	397
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99855	$11.66876	0
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99855	$10.90996	60,019
01/01/2011 to 12/31/2011	$10.90996	$11.08995	49,984
01/01/2012 to 12/31/2012	$11.08995	$12.94442	121,310
01/01/2013 to 12/31/2013	$12.94442	$16.84217	124,656

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99855	$8.89388	81,397
01/01/2012 to 12/31/2012	$8.89388	$9.88784	225,311
01/01/2013 to 12/31/2013	$9.88784	$11.89068	251,674
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98761	$10.80442	1,168,843
01/01/2011 to 12/31/2011	$10.80442	$10.42280	2,001,044
01/01/2012 to 12/31/2012	$10.42280	$11.29307	3,506,904
01/01/2013 to 12/31/2013	$11.29307	$12.47561	3,726,844
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97780	$10.99214	734,415
01/01/2011 to 12/31/2011	$10.99214	$10.54213	1,327,653
01/01/2012 to 12/31/2012	$10.54213	$12.00445	2,618,659
01/01/2013 to 12/31/2013	$12.00445	$13.92450	3,020,370
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98243	$10.78348	1,562,729
01/01/2011 to 12/31/2011	$10.78348	$10.23692	2,664,320
01/01/2012 to 12/31/2012	$10.23692	$11.17775	3,603,843
01/01/2013 to 12/31/2013	$11.17775	$12.56362	3,351,090
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96093	$12.63958	70,518
01/01/2011 to 12/31/2011	$12.63958	$12.29711	148,712
01/01/2012 to 12/31/2012	$12.29711	$13.55270	133,514
01/01/2013 to 12/31/2013	$13.55270	$17.99922	165,117
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96436	$11.48713	63,043
01/01/2011 to 12/31/2011	$11.48713	$10.61184	70,466
01/01/2012 to 12/31/2012	$10.61184	$12.31926	97,146
01/01/2013 to 12/31/2013	$12.31926	$16.63069	100,378
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99224	$10.71167	2,123,199
01/01/2011 to 12/31/2011	$10.71167	$10.73326	3,748,039
01/01/2012 to 12/31/2012	$10.73326	$11.96839	7,227,720
01/01/2013 to 12/31/2013	$11.96839	$13.73841	8,349,846
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98589	$10.55674	81,656
01/01/2011 to 12/31/2011	$10.55674	$10.20221	75,734
01/01/2012 to 12/31/2012	$10.20221	$11.75254	172,832
01/01/2013 to 12/31/2013	$11.75254	$14.97466	310,023
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97113	$11.15658	153,892
01/01/2011 to 12/31/2011	$11.15658	$10.77586	244,099
01/01/2012 to 12/31/2012	$10.77586	$12.44852	496,155
01/01/2013 to 12/31/2013	$12.44852	$17.61549	551,490
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.85980	$11.49684	233,930
01/01/2011 to 12/31/2011	$11.49684	$9.61076	389,530
01/01/2012 to 12/31/2012	$9.61076	$9.78378	611,075
01/01/2013 to 12/31/2013	$9.78378	$11.09103	495,845

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.98023	$10.32968	130,433
01/01/2011 to 12/31/2011	$10.32968	$10.56776	306,148
01/01/2012 to 12/31/2012	$10.56776	$10.92516	418,349
01/01/2013 to 12/31/2013	$10.92516	$10.33107	391,625
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99855	$8.83142	276,533
01/01/2012 to 12/31/2012	$8.83142	$9.63179	899,614
01/01/2013 to 12/31/2013	$9.63179	$11.40350	2,311,361
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99855	$10.41878	388,377
01/01/2011 to 12/31/2011	$10.41878	$10.85342	775,193
01/01/2012 to 12/31/2012	$10.85342	$11.50067	994,599
01/01/2013 to 12/31/2013	$11.50067	$11.13076	925,345
AST Western Asset Emerging Markets Debt Portfolio
08/20/2012* to 12/31/2012	$9.99855	$10.38171	1,809
01/01/2013 to 12/31/2013	$10.38171	$9.37029	13,774
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.97108	$10.65939	1,234,022
01/01/2011 to 12/31/2011	$10.65939	$10.29816	1,818,753
01/01/2012 to 09/21/2012	$10.29816	$11.52878	0

*	Denotes the start date of these sub-accounts

PREMIER RETIREMENT C SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and GRO Plus II (3.15%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96666	$10.68813	25,772
01/01/2011 to 12/31/2011	$10.68813	$10.07677	12,480
01/01/2012 to 12/31/2012	$10.07677	$10.98518	9,731
01/01/2013 to 12/31/2013	$10.98518	$11.70040	3,764
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97735	$10.79288	4,329
01/01/2011 to 12/31/2011	$10.79288	$10.46517	1,686
01/01/2012 to 12/31/2012	$10.46517	$11.51831	1,586
01/01/2013 to 12/31/2013	$11.51831	$13.00256	2,119
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00588	$10.68884	509
01/01/2011 to 12/31/2011	$10.68884	$10.72234	283
01/01/2012 to 05/04/2012	$10.72234	$11.58903	0
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98762	$10.64688	0
01/01/2011 to 12/31/2011	$10.64688	$10.18677	0
01/01/2012 to 12/31/2012	$10.18677	$11.09597	0
01/01/2013 to 12/31/2013	$11.09597	$12.64305	493

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99737	$9.07275	0
01/01/2012 to 12/31/2012	$9.07275	$9.83171	0
01/01/2013 to 12/31/2013	$9.83171	$10.55561	0
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99737	$10.39072	1,559
AST Bond Portfolio 2017
03/15/2010 to 12/31/2010	$9.99737	$10.48198	0
01/01/2011 to 12/31/2011	$10.48198	$11.31079	22,632
01/01/2012 to 12/31/2012	$11.31079	$11.51468	28,134
01/01/2013 to 12/31/2013	$11.51468	$10.92250	30,883
AST Bond Portfolio 2018
03/15/2010 to 12/31/2010	$10.00607	$10.52439	0
01/01/2011 to 12/31/2011	$10.52439	$11.57785	81,083
01/01/2012 to 12/31/2012	$11.57785	$11.85343	86,217
01/01/2013 to 12/31/2013	$11.85343	$11.11922	16,991
AST Bond Portfolio 2019
03/15/2010 to 12/31/2010	$9.99737	$10.52727	0
01/01/2011 to 12/31/2011	$10.52727	$11.82506	0
01/01/2012 to 12/31/2012	$11.82506	$12.12285	0
01/01/2013 to 12/31/2013	$12.12285	$11.17367	0
AST Bond Portfolio 2020
03/15/2010 to 12/31/2010	$10.00819	$10.55776	0
01/01/2011 to 12/31/2011	$10.55776	$12.13573	0
01/01/2012 to 12/31/2012	$12.13573	$12.49550	0
01/01/2013 to 12/31/2013	$12.49550	$11.31330	9,397
AST Bond Portfolio 2021
03/15/2010 to 12/31/2010	$10.00713	$10.65842	0
01/01/2011 to 12/31/2011	$10.65842	$12.41931	11,924
01/01/2012 to 12/31/2012	$12.41931	$12.84452	16,207
01/01/2013 to 12/31/2013	$12.84452	$11.56894	15,170
AST Bond Portfolio 2022
01/03/2011* to 12/31/2011	$9.99737	$11.85586	7,595
01/01/2012 to 12/31/2012	$11.85586	$12.15317	12,812
01/01/2013 to 12/31/2013	$12.15317	$10.62314	0
AST Bond Portfolio 2023
01/03/2012* to 12/31/2012	$9.99650	$10.25578	0
01/01/2013 to 12/31/2013	$10.25578	$8.91959	10,656
AST Bond Portfolio 2024
01/02/2013* to 12/31/2013	$9.99825	$8.62908	0
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97654	$10.72680	27,750
01/01/2011 to 12/31/2011	$10.72680	$10.13738	18,154
01/01/2012 to 12/31/2012	$10.13738	$11.16475	9,229
01/01/2013 to 12/31/2013	$11.16475	$13.26563	30,882
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99737	$11.51098	0
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.95876	$11.67022	0
01/01/2011 to 12/31/2011	$11.67022	$12.04822	0
01/01/2012 to 12/31/2012	$12.04822	$13.45895	0
01/01/2013 to 12/31/2013	$13.45895	$13.44334	0

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99737	$9.58831	469
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97070	$12.03897	0
01/01/2011 to 12/31/2011	$12.03897	$10.13136	0
01/01/2012 to 12/31/2012	$10.13136	$11.78127	0
01/01/2013 to 12/31/2013	$11.78127	$16.06720	0
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99737	$10.77453	0
01/01/2011 to 12/31/2011	$10.77453	$10.17772	0
01/01/2012 to 12/31/2012	$10.17772	$11.20063	0
01/01/2013 to 12/31/2013	$11.20063	$12.93332	0
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97485	$10.90682	24,028
01/01/2011 to 12/31/2011	$10.90682	$10.40498	9,697
01/01/2012 to 12/31/2012	$10.40498	$11.14830	5,678
01/01/2013 to 12/31/2013	$11.14830	$12.39086	2,534
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99738	$10.63688	2,210
01/01/2013 to 12/31/2013	$10.63688	$12.82308	956
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99737	$10.70390	0
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.96904	$11.43200	0
01/01/2011 to 12/31/2011	$11.43200	$10.51446	0
01/01/2012 to 12/31/2012	$10.51446	$12.91218	0
01/01/2013 to 12/31/2013	$12.91218	$13.04918	0
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01737	$10.67505	0
01/01/2011 to 12/31/2011	$10.67505	$9.93022	0
01/01/2012 to 12/31/2012	$9.93022	$11.51770	0
01/01/2013 to 12/31/2013	$11.51770	$14.47250	0
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99062	$10.65958	0
01/01/2011 to 12/31/2011	$10.65958	$9.75450	0
01/01/2012 to 12/31/2012	$9.75450	$11.30461	0
01/01/2013 to 12/31/2013	$11.30461	$14.62107	0
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.01869	$11.30416	0
01/01/2011 to 12/31/2011	$11.30416	$10.62257	0
01/01/2012 to 12/31/2012	$10.62257	$12.30522	0
01/01/2013 to 12/31/2013	$12.30522	$15.75435	0
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98711	$10.59691	2,695
01/01/2011 to 12/31/2011	$10.59691	$10.21172	1,268
01/01/2012 to 12/31/2012	$10.21172	$10.89125	777
01/01/2013 to 12/31/2013	$10.89125	$11.58416	251
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96400	$11.37837	376
01/01/2011 to 12/31/2011	$11.37837	$11.16407	209
01/01/2012 to 12/31/2012	$11.16407	$12.50818	153
01/01/2013 to 12/31/2013	$12.50818	$16.81634	20

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98498	$10.56426	0
01/01/2011 to 12/31/2011	$10.56426	$10.18166	0
01/01/2012 to 12/31/2012	$10.18166	$11.18177	0
01/01/2013 to 12/31/2013	$11.18177	$14.57981	0
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98334	$10.65785	0
01/01/2011 to 12/31/2011	$10.65785	$10.65035	0
01/01/2012 to 12/31/2012	$10.65035	$11.74530	0
01/01/2013 to 12/31/2013	$11.74530	$12.19214	0
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92820	$11.14735	0
01/01/2011 to 12/31/2011	$11.14735	$9.40131	0
01/01/2012 to 12/31/2012	$9.40131	$10.95911	0
01/01/2013 to 12/31/2013	$10.95911	$12.63676	0
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92807	$10.69064	0
01/01/2011 to 12/31/2011	$10.69064	$9.05485	0
01/01/2012 to 12/31/2012	$9.05485	$10.23161	0
01/01/2013 to 12/31/2013	$10.23161	$11.83862	0
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97561	$10.76623	0
01/01/2011 to 12/31/2011	$10.76623	$10.36828	0
01/01/2012 to 12/31/2012	$10.36828	$11.40513	0
01/01/2013 to 12/31/2013	$11.40513	$12.84435	0
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92072	$10.45502	0
01/01/2011 to 12/31/2011	$10.45502	$9.19945	0
01/01/2012 to 12/31/2012	$9.19945	$10.86116	0
01/01/2013 to 12/31/2013	$10.86116	$12.13498	0
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99737	$10.48468	11,371
01/01/2011 to 12/31/2011	$10.48468	$10.17871	4,894
01/01/2012 to 12/31/2012	$10.17871	$10.91416	4,562
01/01/2013 to 12/31/2013	$10.91416	$11.73675	991
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97022	$10.67165	0
01/01/2011 to 12/31/2011	$10.67165	$10.40451	0
01/01/2012 to 12/31/2012	$10.40451	$11.60652	0
01/01/2013 to 12/31/2013	$11.60652	$15.34338	0
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97054	$10.45834	0
01/01/2011 to 12/31/2011	$10.45834	$9.53461	0
01/01/2012 to 12/31/2012	$9.53461	$10.45568	0
01/01/2013 to 12/31/2013	$10.45568	$13.30928	0
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98936	$10.51537	0
01/01/2011 to 12/31/2011	$10.51537	$9.75858	0
01/01/2012 to 12/31/2012	$9.75858	$11.04666	0
01/01/2013 to 12/31/2013	$11.04666	$14.96355	0

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99147	$11.19566	0
01/01/2011 to 12/31/2011	$11.19566	$10.74445	353
01/01/2012 to 12/31/2012	$10.74445	$11.68176	0
01/01/2013 to 12/31/2013	$11.68176	$15.45619	0
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98755	$10.71635	0
01/01/2011 to 12/31/2011	$10.71635	$11.43521	0
01/01/2012 to 12/31/2012	$11.43521	$11.73106	0
01/01/2013 to 12/31/2013	$11.73106	$11.13423	0
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98650	$10.78896	991
01/01/2011 to 12/31/2011	$10.78896	$10.12224	580
01/01/2012 to 12/31/2012	$10.12224	$12.06520	432
01/01/2013 to 12/31/2013	$12.06520	$14.91450	59
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99737	$10.76474	0
01/01/2011 to 12/31/2011	$10.76474	$10.36420	0
01/01/2012 to 12/31/2012	$10.36420	$11.75204	0
01/01/2013 to 12/31/2013	$11.75204	$15.55998	0
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99738	$10.13876	0
01/01/2013 to 12/31/2013	$10.13876	$13.20767	0
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98763	$11.38945	0
01/01/2011 to 12/31/2011	$11.38945	$10.65051	0
01/01/2012 to 12/31/2012	$10.65051	$12.21345	0
01/01/2013 to 12/31/2013	$12.21345	$15.66336	0
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99738	$9.74705	131
01/01/2011 to 12/31/2011	$9.74705	$9.44271	80
01/01/2012 to 12/31/2012	$9.44271	$9.14536	67
01/01/2013 to 12/31/2013	$9.14536	$8.85729	12
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98992	$11.12480	500
01/01/2011 to 12/31/2011	$11.12480	$10.50718	288
01/01/2012 to 12/31/2012	$10.50718	$11.91859	214
01/01/2013 to 12/31/2013	$11.91859	$16.39249	27
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02728	$10.04409	0
01/01/2012 to 12/31/2012	$10.04409	$10.20108	0
01/01/2013 to 12/31/2013	$10.20108	$9.59992	0
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95766	$11.80765	0
01/01/2011 to 12/31/2011	$11.80765	$11.62918	0
01/01/2012 to 12/31/2012	$11.62918	$12.65678	0
01/01/2013 to 12/31/2013	$12.65678	$16.25578	0
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97179	$11.31606	0
01/01/2011 to 04/29/2011	$11.31606	$12.62932	0

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99738	$10.21676	246
01/01/2013 to 12/31/2013	$10.21676	$11.76661	37
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93785	$11.56130	340
01/01/2011 to 12/31/2011	$11.56130	$8.92749	235
01/01/2012 to 12/31/2012	$8.92749	$10.19595	190
01/01/2013 to 12/31/2013	$10.19595	$9.89682	32
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00679	$9.98227	2,155
01/01/2011 to 12/31/2011	$9.98227	$9.88577	1,471
01/01/2012 to 12/31/2012	$9.88577	$10.02316	1,045
01/01/2013 to 12/31/2013	$10.02316	$9.49640	188
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00572	$10.25235	2,432
01/01/2011 to 12/31/2011	$10.25235	$10.24571	1,698
01/01/2012 to 12/31/2012	$10.24571	$10.84736	1,140
01/01/2013 to 12/31/2013	$10.84736	$10.31254	203
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98834	$10.49355	13,064
01/01/2011 to 12/31/2011	$10.49355	$10.26483	6,907
01/01/2012 to 12/31/2012	$10.26483	$10.97220	6,482
01/01/2013 to 12/31/2013	$10.97220	$11.60552	1,325
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01729	$10.04397	0
01/01/2012 to 12/31/2012	$10.04397	$10.41863	0
01/01/2013 to 12/31/2013	$10.41863	$9.85712	0
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96236	$11.39622	16,090
01/01/2011 to 12/31/2011	$11.39622	$10.35183	13,018
01/01/2012 to 12/31/2012	$10.35183	$11.32062	6,201
01/01/2013 to 12/31/2013	$11.32062	$12.83083	31,265
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99737	$10.78463	0
01/01/2011 to 12/31/2011	$10.78463	$10.80665	0
01/01/2012 to 12/31/2012	$10.80665	$12.43379	0
01/01/2013 to 12/31/2013	$12.43379	$15.94737	0
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99737	$8.80844	0
01/01/2012 to 12/31/2012	$8.80844	$9.65293	0
01/01/2013 to 12/31/2013	$9.65293	$11.44298	0
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98643	$10.68027	1,516
01/01/2011 to 12/31/2011	$10.68027	$10.15662	5,998
01/01/2012 to 12/31/2012	$10.15662	$10.84748	3,274
01/01/2013 to 12/31/2013	$10.84748	$11.81274	1,056
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97662	$10.86594	0
01/01/2011 to 12/31/2011	$10.86594	$10.27282	0
01/01/2012 to 12/31/2012	$10.27282	$11.53082	0
01/01/2013 to 12/31/2013	$11.53082	$13.18464	0

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98125	$10.65964	4,647
01/01/2011 to 12/31/2011	$10.65964	$9.97537	4,121
01/01/2012 to 12/31/2012	$9.97537	$10.73660	2,079
01/01/2013 to 12/31/2013	$10.73660	$11.89590	268
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95975	$12.49444	0
01/01/2011 to 12/31/2011	$12.49444	$11.98301	0
01/01/2012 to 12/31/2012	$11.98301	$13.01781	0
01/01/2013 to 12/31/2013	$13.01781	$17.04271	0
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96318	$11.35515	0
01/01/2011 to 12/31/2011	$11.35515	$10.34059	0
01/01/2012 to 12/31/2012	$10.34059	$11.83297	0
01/01/2013 to 12/31/2013	$11.83297	$15.74681	0
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99106	$10.58861	7,496
01/01/2011 to 12/31/2011	$10.58861	$10.45913	3,445
01/01/2012 to 12/31/2012	$10.45913	$11.49622	3,182
01/01/2013 to 12/31/2013	$11.49622	$13.00841	4,892
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98471	$10.43543	0
01/01/2011 to 12/31/2011	$10.43543	$9.94161	0
01/01/2012 to 12/31/2012	$9.94161	$11.28884	0
01/01/2013 to 12/31/2013	$11.28884	$14.17896	0
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96995	$11.02841	491
01/01/2011 to 12/31/2011	$11.02841	$10.50050	279
01/01/2012 to 12/31/2012	$10.50050	$11.95726	213
01/01/2013 to 12/31/2013	$11.95726	$16.67945	26
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.85862	$11.36484	255
01/01/2011 to 12/31/2011	$11.36484	$9.36523	153
01/01/2012 to 12/31/2012	$9.36523	$9.39764	132
01/01/2013 to 12/31/2013	$9.39764	$10.50156	21
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.97905	$10.21091	974
01/01/2011 to 12/31/2011	$10.21091	$10.29784	580
01/01/2012 to 12/31/2012	$10.29784	$10.49398	468
01/01/2013 to 12/31/2013	$10.49398	$9.78192	87
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99737	$8.74653	0
01/01/2012 to 12/31/2012	$8.74653	$9.40289	0
01/01/2013 to 12/31/2013	$9.40289	$10.97393	0
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99737	$10.29910	1,222
01/01/2011 to 12/31/2011	$10.29910	$10.57630	771
01/01/2012 to 12/31/2012	$10.57630	$11.04691	557
01/01/2013 to 12/31/2013	$11.04691	$10.53917	99

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.96990	$10.53697	2,458
01/01/2011 to 12/31/2011	$10.53697	$10.03503	3,725
01/01/2012 to 09/21/2012	$10.03503	$11.11771	0

*	Denotes the start date of these sub-accounts

APPENDIX B – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California	Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available. Medically-Related Surrender is not available. For the California annuity forms, “contingent deferred sales charges” are referred to as “surrender charges”.

Connecticut

Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available. Different CDSC schedule for X Series. No recapture of Purchase Credits upon death. For Annuities purchased on or after August 20, 2012, the Liquidity Factor used in the MVA and DCA formulas equals zero (0).

The CDSC Schedule for X Series Annuities in Connecticut is as follows:

Age of Purchase Payment being Withdrawn	Percentage Applied Against Purchase Payment being Withdrawn
Less than one year old	9.0%
1 year old or older, but not yet 2 years old	8.50%
2 years old or older, but not yet 3 years old	8.0%
3 years old or older, but not yet 4 years old	8.0%
4 years old or older, but not yet 5 years old	7.75%
5 years old or older, but not yet 6 years old	7.75%
6 years old or older, but not yet 7 years old	5.0%
7 years old or older, but not yet 8 years old	4.0%
8 years old or older, but not yet 9 years old	2.5%
9 or more years old	0.0%

Florida	One year waiting period for annuitization. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.

Illinois	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

Iowa	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit. Medically-Related Surrenders are not available.

Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.

Oregon	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.

South Dakota	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available.

Texas	No MVA Options are available under the X Series Annuity. The Beneficiary Annuity is not available.

Virginia	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available.

Washington	Combination 5% Roll-up and Highest Anniversary Value Death Benefit is not available. Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available.

B-1

APPENDIX C – HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT, HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT – NO LONGER AVAILABLE FOR NEW ELECTIONS

These benefits were offered March 15, 2010 to January 23, 2011.

Except for Annuities that were issued in Oregon, effective September 14, 2012, we are no longer accepting additional Purchase Payments for Annuities that have these benefits.

HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT (HD 6 PLUS)

Highest Daily LifetimeSM 6 Plus Income Benefit (HD 6 Plus)SM is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. Highest Daily Lifetime 6 Plus is no longer available.

If you have elected this benefit, the benefit guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime 6 Plus may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime 6 Plus is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime 6 Plus currently is based on a single “designated life” who is at least 45 years old on the benefit effective date. The Highest Daily Lifetime 6 Plus Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime 6 Plus Benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under the Highest Daily Lifetime 6 Plus benefit. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime 6 Plus, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 6% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 10th or 20th benefit anniversary, your Periodic Value on the 10th or 20th benefit anniversary is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:
(a)

200% (on the 10th anniversary) or 400% (on the 20th anniversary) of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;

(b)

200% (on the 10th anniversary) or 400% (on the 20th anniversary) of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and

(c)	all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

In the rider for this benefit, we use slightly different terms for the calculation described. We use the term “Guaranteed Base Value” to refer to the Unadjusted Account Value on the effective date of the benefit, plus the amount of any “adjusted” Purchase Payments made within one year after the effective date of the benefit. “Adjusted” Purchase Payments means Purchase Payments we receive, increased by any Purchase Credits applied to your Account Value in relation to Purchase Payments, and decreased by any fees or tax charges deducted from such Purchase Payments upon allocation to the Annuity.

This means that: if you do not take a Lifetime Withdrawal on or before the 10th benefit anniversary, your Protected Withdrawal Value on the 10th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election; or if you do not take a withdrawal on or before the 20th benefit anniversary, your Protected Withdrawal Value on the 20th anniversary will be at least quadruple (400%) of your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 10th or 20th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see below).

Key Feature – Annual Income Amount under Highest Daily Lifetime 6 Plus

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years unless you take a withdrawal of Excess Income, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 4% for ages 45 – less than 59 1/2; 5% for ages 59 1/2 – 79, and 6% for ages 80 or older. (Note that for purposes of the age tiers used with this benefit, we deem the Annuitant to have reached age 59  1/2 on the 183rd day after his/her 59th birthday). Under the Highest Daily Lifetime 6 Plus benefit, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime 6 Plus and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 45 – less than 59 1/2; 5% for ages 59 1/2 – 79 and 6% for ages 80 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner. Except for Annuities that were issued in Oregon, effective September 14, 2012, we no longer permit additional Purchase Payments to Annuities with the Highest Daily Lifetime 6 Plus benefit. For Annuities issued in Oregon, this restriction does not apply and you may continue to make additional Purchase Payments at this time.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime 6 Plus. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 4% for ages 45 – less than 59  1/2; 5% for ages 59  1/2 – 79, and 6% for ages 80 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime 6 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime 6 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

The Highest Daily Lifetime 6 Plus benefit does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime 6 Plus, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime 6 Plus benefit or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2010
■	The Highest Daily Lifetime 6 Plus benefit is elected on August 1, 2011
■	The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 6 Plus benefit
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2011, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 79 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2011) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 27, 2011 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is higher than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:

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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime 6 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value” earlier in this prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Highest Daily Lifetime 6 Plus benefit. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Highest Daily Lifetime 6 Plus benefit. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantees on the tenth and twentieth anniversaries of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC and any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

The Issue Date is December 1

■	The Highest Daily Lifetime 6 Plus benefit is elected on September 1
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 6 Plus benefit
■	No previous withdrawals have been taken under the Highest Daily Lifetime 6 Plus benefit

On October 3, the Protected Withdrawal Value is $125,000, the 10th benefit year minimum Periodic Value guarantee is $210,000, and the 20th benefit year minimum Periodic Value guarantee is $420,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Highest Daily Lifetime 6 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
10th benefit year Minimum Periodic Value	$183,750
20th benefit year Minimum Periodic Value	$367,500

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime 6 Plus

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime 6 Plus, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, the Highest Daily Lifetime 6 Plus benefit terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Highest Daily Lifetime 6 Plus benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while the Highest Daily Lifetime 6 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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Any Death Benefit, including any optional Death Benefit that you elected, will terminate if withdrawals taken under Highest Daily Lifetime 6 Plus reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no

Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

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The current charge for Highest Daily Lifetime 6 Plus is 0.85% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime 6 Plus is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2125% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime 6 Plus benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

We no longer permit elections of Highest Daily Lifetime 6 Plus. Previously, for elections of Highest Daily Lifetime 6 Plus, there must have been either, a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must have been a single natural person Annuitant. In either case, the Annuitant must have been at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime 6 Plus. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime 6 Plus, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime 6 Plus could be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions.

If you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not have elected Highest Daily Lifetime 6 Plus so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime 6 Plus at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed);

consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime 6 Plus other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Custom Portfolios Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, the Highest Daily Lifetime 6 Plus benefit terminates upon Due Proof of Death.

How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime 6 Plus (including Highest Daily Lifetime 6 Plus with LIA and Spousal Highest Daily Lifetime 6 Plus) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to as the “Bond Sub-account”). This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below. Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime 6 Plus. The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is described below.

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime 6 Plus. For purposes of these benefits, we refer to those permitted Investment Options as the “Permitted Sub-accounts”. Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime 6 Plus and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term “Permitted Sub-accounts”. Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any applicable Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an Income Basis (as defined in Appendix J) for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit. Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the “Target Value” or “L”. If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments (including any associated Purchase Credits), and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the “Target Ratio” or “r”. If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account. Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

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September 4 – a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

■	September 5 – you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4.
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On September 5 – (and at least until first a transfer is made out of the Bond Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

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Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be. Once you elect Highest Daily Lifetime 6 Plus, the values we use to compare to the Target Ratio will be fixed.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time Highest Daily Lifetime 6 Plus has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity. Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime 6 Plus or Spousal Highest Daily Lifetime 6 Plus through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME 6 PLUS WITH LIFETIME INCOME ACCELERATOR (HD6 PLUS WITH LIA)

Highest Daily Lifetime 6 Plus with LIA is no longer available. If you have elected this benefit, the benefit guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the “LIA Amount”) if you meet the conditions set forth below. You could choose Highest Daily Lifetime 6 Plus with or without also electing LIA, however you could not elect LIA without Highest Daily Lifetime 6 Plus and you must have elected the LIA benefit at the time you elected Highest Daily Lifetime 6 Plus. Please note that if you terminate Highest Daily Lifetime 6 Plus and elected the Highest Daily Lifetime 6 Plus with LIA you would lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime 6 Plus with LIA is offered as an alternative to other lifetime withdrawal options. This benefit may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime 6 Plus with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted and available Investment Option(s) with this benefit. The income benefit under Highest Daily Lifetime 6 Plus with LIA currently is based on a single “designated life” who is between the ages of 45 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime 6 Plus apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime 6 Plus above for a description of the predetermined mathematical formula.

Highest Daily Lifetime 6 Plus with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

The current charge for this benefit is 1.20% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.30% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime 6 Plus with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

Eligibility Requirements for LIA Amount. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120th day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements (“LIA conditions”) must be met.

(1)	The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.

(2)	The designated life is unable to perform two or more basic abilities of caring for oneself or “activities of daily living.” We define these basic abilities as:
i.	Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.
ii.	Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.
iii.	Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.
iv.	Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
v.	Transferring: Moving into or out of a bed, chair or wheelchair.
vi.	Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under the Highest Daily Lifetime 6 Plus benefit.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, the Annual Income Amount would replace the LIA Amount on the next Annuity Anniversary (the “ineligibility effective date”). However, 1) if you were receiving income through a systematic withdrawal program that was based on your LIA Amount; 2) you subsequently become ineligible to receive your LIA Amount, and 3) we do not receive new withdrawal instructions from you prior to the ineligibility effective date, we will cancel such systematic withdrawal program on the ineligibility effective date. You will be notified of your subsequent ineligibility and the date systematic withdrawal payments will stop before either occur. If any existing systematic withdrawal program is canceled, you must enroll in a new systematic withdrawal program if you wish to receive income on a systematic basis. You may establish a new or make changes to any existing systematic withdrawal program at any time by contacting our Annuity Service Office. All “Excess Income” conditions described above in “Key Feature – Annual Income Amount under Highest Daily Lifetime Income 6 Plus” would apply. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA Amount at the first Lifetime Withdrawal. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime 6 Plus with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

LIA Amount after the first Lifetime Withdrawal. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a “cut-off” date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

Withdrawals in Excess of the LIA Amount. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount (“Excess Income”), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount. Any withdrawals that are less than or equal to the LIA Amount (when eligible) but in excess of the free withdrawal amount available under this Annuity will not incur a CDSC.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal has exceeded the LIA Amount.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of more than the LIA Amount, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding the LIA Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of more than the LIA Amount, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed the LIA Amount. If you request a net withdrawal, you are more likely to take a withdrawal of more than the LIA Amount than if you request a gross withdrawal.

Withdrawals are not required. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

Purchase Payments. If you are eligible for the LIA Amount as described under “Eligibility Requirements for LIA Amount” and you make an additional Purchase Payment, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (4% for ages 45 – less than 59 1/2; 5% for ages 59 1/2 – 79; and 6% for ages 80 and older) to the Purchase Payment (including any associated Purchase Credits). The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date.

(Note that for purposes of the age tiers used with this benefit, we deem the Annuitant to have reached age 59 1/2 on the 183rd day after his/her 59th birthday).

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment (including any associated Purchase Credits).

If the Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner. Except for Annuities that were issued in Oregon, effective September 14, 2012, we no longer permit additional Purchase Payments to Annuities with the Highest Daily Lifetime 6 Plus with LIA. For Annuities issued in Oregon, this restriction does not apply and you may continue to make additional Purchase Payments at this time.

Step Ups. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

Guarantee Payments. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA Amount (as described under “Eligibility Requirements for LIA Amount” above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under “Eligibility Requirements for LIA Amount”. To the extent that cumulative withdrawals in the current Annuity Year that reduce your Unadjusted Account Value to zero are more than the LIA Amount (except in the case of Required Minimum Distributions), Highest Daily Lifetime 6 Plus with LIA terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the LIA Amount in subsequent Annuity Years until the death of the designated life.

Annuity Options. In addition to the Highest Daily Lifetime 6 Plus annuity options described above, after the tenth anniversary of the benefit effective date (“Tenth Anniversary”), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime 6 Plus with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

Termination of Highest Daily Lifetime 6 Plus With LIA. The LIA benefit terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	our receipt of Due Proof of Death of the designated life;
(iv)	the Annuity Date, if Unadjusted Account Value remains on the Annuity Date and an election is made to commence annuity payments prior to the tenth Annuity anniversary;
(v)	the Valuation Day on which each of the Unadjusted Account Value and the Annual Income Amount is zero; or
(vi)	if you cease to meet our requirements for elections of this benefit or if we process a change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

Highest Daily Lifetime 6 Plus with LIA uses the same predetermined mathematical formula used with Highest Daily Lifetime 6 Plus and Spousal Highest Daily Lifetime 6 Plus. See the pertinent discussion in Highest Daily Lifetime 6 Plus above.

SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT (SHD6 PLUS)

Spousal Highest Daily Lifetime 6 Plus Income Benefit (SHD6 Plus) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. Spousal Highest Daily Lifetime 6 Plus is no longer available for election

If you have elected this benefit, the benefit guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime 6 Plus benefit after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime 6 Plus is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime 6 Plus is the spousal version of Highest Daily Lifetime 6 Plus. Currently, if you elect Spousal Highest Daily Lifetime 6 Plus and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime 6 Plus and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime 6 Plus must be elected based on two designated lives, as described below. The youngest designated life must have been at least 50 years old and the oldest designated life must have been at least 55 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime 6 Plus benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime 6 Plus is not available if you elect any other optional living benefit, although you may elect any optional death benefit.

As long as your Spousal Highest Daily Lifetime 6 Plus benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under the Spousal Highest Daily Lifetime 6 Plus benefit. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime 6 Plus, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 6% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 10th or 20th benefit anniversary, your Periodic Value on the 10th or 20th benefit anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% (on the 10th anniversary) or 400% (on the 20th anniversary) of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;
(b)	200% (on the 10th anniversary) or 400% (on the 20th anniversary) of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and
(c)	all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

In the rider for this benefit, as respects the preceding paragraph, we use the term “Guaranteed Base Value” to refer to the Unadjusted Account Value on the effective date of the benefit, plus the amount of any “adjusted” Purchase Payments made within one year after the effective date of the benefit. “Adjusted” Purchase Payments means Purchase Payments we receive, increased by any Purchase Credits applied to your Account Value in relation to Purchase Payments, and decreased by any fees or tax charges deducted from such Purchase Payments upon allocation to the Annuity.

This means that: if you do not take a Lifetime Withdrawal on or before the 10th Anniversary of the benefit, your Protected Withdrawal Value on the 10th Anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election; or if you do not take a withdrawal on or before the 20th anniversary of the benefit, your Protected Withdrawal Value on the 20th anniversary will be at least quadruple (400%) of your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 10th or 20th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see below).

Key Feature – Annual Income Amount under the Spousal Highest Daily Lifetime 6 Plus Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 4% for ages 50-64, 5% for ages 65-84, and 6% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under the Spousal Highest Daily Lifetime 6 Plus benefit, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime 6 Plus and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 50-64, 5% for ages 65-84, and 6% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner. Except for Annuities that were issued in Oregon, effective September 14, 2012, we no longer permit additional Purchase Payments to Annuities with the Spousal Highest Daily Lifetime 6 Plus benefit. For Annuities issued in Oregon, this restriction does not apply and you may continue to make additional Purchase Payments at this time.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 4% for ages 50-64, 5% for ages 65-84, and 6% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime 6 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime 6 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

The Spousal Highest Daily Lifetime 6 Plus benefit does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime 6 Plus, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carryover the unused portion of the Annual Income Amount to subsequent Annuity Years.

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime 6 Plus benefit or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2010
■	The Spousal Highest Daily Lifetime 6 Plus benefit is elected on August 1, 2011
■	The younger designated life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 6 Plus benefit.
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2011, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2011) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 27, 2011 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime 6 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value” earlier in this prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Spousal Highest Daily Lifetime 6 Plus benefit. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Spousal Highest Daily Lifetime 6 Plus benefit. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantees on the tenth and twentieth anniversaries of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC and any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 1, 2010
■	The Spousal Highest Daily Lifetime 6 Plus benefit is elected on September 1, 2011
■	The Unadjusted Account Value at benefit election was $105,000
■	The younger designated life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 6 Plus benefit
■	No previous withdrawals have been taken under the Spousal Highest Daily Lifetime 6 Plus benefit

On October 3, 2011, the Protected Withdrawal Value is $125,000, the 10th benefit year minimum Periodic Value guarantee is $210,000 and the 20th benefit year minimum Periodic Value guarantee is $420,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2011 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Spousal Highest Daily Lifetime 6 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
10th benefit year Minimum Periodic Value	$183,750
20th benefit year Minimum Periodic Value	$367,500

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the section above concerning Highest Daily Lifetime 6 Plus for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits under Spousal Highest Daily Lifetime 6 Plus

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime 6 Plus, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, the Spousal Highest Daily Lifetime 6 Plus benefit terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to Annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime 6 Plus benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while the Spousal Highest Daily Lifetime 6 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the Spousal Highest Daily Lifetime 6 Plus mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes go into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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Any Death Benefit, including any optional Death Benefit that you elected, will terminate if withdrawals taken under Spousal Highest Daily Lifetime 6 Plus reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

Charge for Spousal Highest Daily Lifetime 6 Plus

The current charge for Spousal Highest Daily Lifetime 6 Plus is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime 6 Plus is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Spousal Highest Daily Lifetime 6 Plus benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime 6 Plus is no longer available. Spousal Highest Daily Lifetime 6 Plus could only be elected based on two designated lives. Designated lives must have been natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Spousal Highest Daily Lifetime 6 Plus only could be elected if the Owner, Annuitant, and Beneficiary designations were as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. The younger Owner/Annuitant and the Beneficiary must be at least 50 years old and the older must be at least 55 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other's spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. The younger Owner must be at least 50 years old and the older Owner must be at least 55 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. The younger of the Annuitant and the Contingent Annuitant must be at least 50 years old and the older must be at least 55 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, the Spousal Highest Daily Lifetime 6 Plus benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

If you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime 6 Plus so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of due proof of death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the annual income amount);
(vi)	both the Unadjusted Account Value and Annual Income amount equal zero; or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime 6 Plus other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Custom Portfolios Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime 6 Plus above.

FORMULA FOR HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT, HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT

Please see Appendix J: “Formula for Highest Daily Lifetime Income v2.1 Suite, Highest Daily Lifetime Income 2.0 Suite, Highest Daily Lifetime Income Suite and Highest Daily Lifetime 6 Plus Suite of Living Benefits.”

APPENDIX D – HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME WITH LIA AND SPOUSAL HIGHEST DAILY LIFETIME INCOME – NO LONGER AVAILABLE FOR NEW ELECTIONS

These benefits were offered January 24, 2011 to August 19, 2012.

Except for Annuities that were issued in Oregon, for Annuities that have one of these benefits, we currently limit additional Purchase Payments made after the benefit has been in effect for one year (the “benefit anniversary”) to $50,000 each benefit year. The benefit year begins on the date you elect an optional living benefit and continues through and includes the day immediately preceding the first anniversary of the date you elected the optional living benefit. Subsequent benefit years begin on the anniversary of the date you elected an optional living benefit and continue through and include the day immediately preceding the next anniversary of the date you elected the benefit.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the benefit that you elected to the level you originally intended. This means that you may no longer be able to increase the values associated with your optional living benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities.

HIGHEST DAILY LIFETIME INCOME BENEFIT

Highest Daily Lifetime Income is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income currently is based on a single “designated life” who is at least 45 years old on the benefit effective date. Highest Daily Lifetime Income is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income. As to the impact of such

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a scenario on any other optional benefit you may have, please see the applicable section in this prospectus. For example, if the Annuity terminates in this scenario, you would no longer have any optional death benefit that you may have elected (see the optional death benefits section of this prospectus).

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th Anniversary of the effective date of the benefit, your Periodic Value on the 12th Anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;
(b)	200% of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and
(c)	all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking withdrawals prior to your 12th benefit anniversary, however, this automatic increase will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Key Feature – Annual Income Amount under Highest Daily Lifetime Income

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years unless you take a withdrawal of Excess Income, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

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The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 45 -54 ; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2-84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”
If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

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Highest Daily Lifetime Income does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2011
■	Highest Daily Lifetime Income is elected on August 1, 2012
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

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Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (Proportional Reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 1
■	Highest Daily Lifetime Income is elected on September 4
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income
■	No previous withdrawals have been taken under Highest Daily Lifetime Income

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On October 3, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio	(12.5%)
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

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■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for

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increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit, including any optional Death Benefit that you elect, will terminate if withdrawals taken under Highest Daily Lifetime Income reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

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The current charge for Highest Daily Lifetime Income is 0.95% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income, you lose the guarantees that you had accumulated under your existing benefit and your guarantees

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under Highest Daily Lifetime Income will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime Income (including Highest Daily Lifetime Income with LIA and Spousal Highest Daily Lifetime Income) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”). This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below. Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income. The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is set forth in Appendix J (and is described below).

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As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the “Permitted Sub-accounts”. Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term “Permitted Sub-accounts”. Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an Income Basis (as defined in Appendix J) for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit. Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the “Target Value” or “L”. If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments (including any associated Purchase Credits with respect to the X Series), and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the “Target Ratio” or “r”. If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account. Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

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September 4 – a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

■	September 5 – you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4.
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On September 5 – (and at least until first a transfer is made out of the Bond Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

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Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

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Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be. Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time Highest Daily Lifetime Income has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that

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Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity. Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR

We offer another version of Highest Daily Lifetime Income that we call Highest Daily Lifetime Income with Lifetime Income Accelerator. Highest Daily Lifetime Income with LIA guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the “LIA Amount”) if you meet the conditions set forth below. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit at any time.

You may choose Highest Daily Lifetime Income with or without also electing LIA, however you may not elect LIA without Highest Daily Lifetime Income and you must elect the LIA benefit at the time you elect Highest Daily Lifetime Income. If you elect Highest Daily Lifetime Income without LIA and would like to add the feature later, you must first terminate Highest Daily Lifetime Income and elect Highest Daily Lifetime Income with LIA (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income and elect Highest Daily Lifetime Income with LIA you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income with LIA is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime Income with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the Permitted Sub-account(s) with this benefit. The income benefit under Highest Daily Lifetime Income with LIA currently is based on a single “designated life” who is between the ages of 45 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime Income apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime Income above for a description of the predetermined mathematical formula.

Highest Daily Lifetime Income with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is being elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

If you elect Highest Daily Lifetime Income with LIA, the current charge is 1.30% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.325% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

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If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

Eligibility Requirements for LIA Amount. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120th day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements (“LIA conditions”) must be met.

(1)	The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.
(2)	The designated life is unable to perform two or more basic abilities of caring for oneself or “activities of daily living.” We define these basic abilities as:
i.	Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.
ii.	Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.
iii.	Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.
iv.	Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
v.	Transferring: Moving into or out of a bed, chair or wheelchair.
vi.	Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under Highest Daily Lifetime Income.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, the Annual Income Amount would replace the LIA Amount on the next Annuity Anniversary (the “ineligibility effective date”). However, 1) if you were receiving income through a systematic withdrawal program that was based on your LIA Amount; 2) you subsequently become ineligible to receive your LIA Amount, and 3) we do not receive new withdrawal instructions from you prior to the ineligibility effective date, we will cancel such systematic withdrawal program on the ineligibility effective date. You will be notified of your subsequent ineligibility and the date systematic withdrawal payments will stop before either occur. If any existing systematic withdrawal program is canceled, you must enroll in a new systematic withdrawal program if you wish to receive income on a systematic basis. You may establish a new or make changes to any existing systematic withdrawal program at any time by contacting our Annuity Service Office. All “Excess Income” conditions described above in “Key Feature – Annual Income Amount under Highest Daily Lifetime Income” would apply. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA Amount at the first Lifetime Withdrawal. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime Income with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

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LIA Amount after the first Lifetime Withdrawal. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a “cut-off” date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

Withdrawals in Excess of the LIA Amount. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount (“Excess Income”), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount. Any withdrawals that are less than or equal to the LIA Amount (when eligible) but in excess of the free withdrawal amount available under this Annuity will not incur a CDSC.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal has exceeded the LIA Amount.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of more than the LIA Amount, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding the LIA Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of more than the LIA Amount, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed the LIA Amount. If you request a net withdrawal, you are more likely to take a withdrawal of more than the LIA Amount than if you request a gross withdrawal.

No CDSC is applicable to any Lifetime Withdrawal that is less than or equal to the LIA Amount, even if the total amount of such withdrawals in any Annuity Year exceeds any maximum free withdrawal amount described in the Annuity. Such Lifetime Withdrawals are not treated as withdrawals of Purchase Payments. Each withdrawal that is Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount under the Annuity.

Withdrawals are not required. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

Purchase Payments. If you are eligible for the LIA Amount as described under “Eligibility Requirements for LIA Amount” and you make an additional Purchase Payment, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (3% for ages 45-54; 4% for ages 55 to less than 59  1/2; 5% for ages 59  1/2-84; and 6% for ages 85 or older) to the Purchase Payment (including any associated Purchase Credits). The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date.

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment (including any associated Purchase Credits).

If the Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Step Ups. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

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Guarantee Payments. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA Amount (as described under “Eligibility Requirements for LIA Amount” above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under “Eligibility Requirements for LIA Amount”. To the extent that cumulative withdrawals in the current Annuity Year that reduce your Unadjusted Account Value to zero are more than the LIA Amount (except in the case of Required Minimum Distributions), Highest Daily Lifetime Income with LIA terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the LIA Amount in subsequent Annuity Years until the death of the designated life.

Annuity Options. In addition to the Highest Daily Lifetime Income annuity options described above, after the tenth anniversary of the benefit effective date (“Tenth Anniversary”), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime Income with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

Termination of Highest Daily Lifetime Income with LIA. the LIA benefit terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the annuity;
(iii)	our receipt of due proof of death of the designated life;
(iv)	the annuity date, if unadjusted account value remains on the annuity date and an election is made to commence annuity payments prior to the tenth annuity anniversary;
(v)	the valuation day on which each of the unadjusted account value and the annual income amount is zero; or
(vi)	if you cease to meet our requirements for elections of this benefit or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

Highest Daily Lifetime Income with LIA uses the same predetermined mathematical formula used with Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income. See the pertinent discussion in Highest Daily Lifetime Income above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME BENEFIT

Spousal Highest Daily Lifetime Income is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

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Spousal Highest Daily Lifetime Income is the spousal version of Highest Daily Lifetime Income. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income is not available if you elect any other optional living benefit, although you may elect any optional death benefit.

As long as your Spousal Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus. For example, if the Annuity terminates in this scenario, you would no longer have any optional death benefit that you may have elected (see the Optional Death Benefits section of this prospectus).

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;
(b)	200% of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and
(c)	all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary of the benefit effective date, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

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Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2; 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59  1/2, 4.5% for ages 59  1/2 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with

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the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2011
■	Spousal Highest Daily Lifetime Income is elected on August 1, 2012
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 59  1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

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Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 59 1/2 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

Date*	Account Value	Highest Daily Value (adjusted for withdrawal and Purchase Payments)**	Adjusted Annual Income Amount (4.5% of the Highest Daily Value)
October 26, 2012	$119,000.00	$119,000.00	$5,355.00
October 29, 2012	$113,000.00	$113,986.98	$5,129.41
October 30, 2012	$113,000.00	$113,986.98	$5,129.41
October 31, 2012	$119,000.00	$119,000.00	$5,355.00
November 1, 2012	$118,473.00	$119,000.00	$5,355.00

*	In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 26, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
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The Unadjusted Account Value of $119,000 on October 26 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.

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This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

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The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

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The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year’s Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2012 and continuing through October 31, 2013, will be stepped-up to $5,355.00.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish our initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the

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first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 1, 2011
■	Spousal Highest Daily Lifetime Income is elected on September 4, 2012
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income

On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime Income

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes go into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit, including any optional Death Benefit that you elect, will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

Charge for Spousal Highest Daily Lifetime Income Benefit

The current charge for Spousal Highest Daily Lifetime Income is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 45 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 45 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 45 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for

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information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income above.

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APPENDIX E – HIGHEST DAILY LIFETIME INCOME 2.0, HIGHEST DAILY

LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR,

SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0, HIGHEST DAILY LIFETIME INCOME

2.0 WITH HIGHEST DAILY DEATH BENEFIT, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT – NO LONGER AVAILABLE

FOR NEW ELECTIONS

These benefits were offered August 20, 2012 to February 24, 2013.

HIGHEST DAILY LIFETIME INCOME 2.0 BENEFIT

Highest Daily Lifetime Income 2.0 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income 2.0 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income 2.0 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income 2.0 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income 2.0 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income 2.0 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income 2.0. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income 2.0, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)

the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for

successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th Anniversary of the effective date of the benefit, your Periodic Value on the 12th Anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;
(b)	200% of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and
(c)	all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income 2.0, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income 2.0.

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income 2.0 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the Annuitant at the time of the first Lifetime

Withdrawal (the percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income 2.0. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65-84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income 2.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income 2.0 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income 2.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income 2.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Highest Daily Lifetime Income 2.0 is elected on August 1, 2013
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income 2.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income 2.0. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income 2.0. If you do not designate the withdrawal as a the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income 2.0 is elected on September 4
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0
■	No previous withdrawals have been taken under Highest Daily Lifetime Income 2.0

On October 3, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income 2.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income 2.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income 2.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income 2.0 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or

(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income 2.0 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income 2.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income 2.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

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The current charge for Highest Daily Lifetime Income 2.0 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income 2.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income 2.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income 2.0, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income 2.0. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income 2.0, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income 2.0 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income 2.0 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income 2.0, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income 2.0 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income 2.0. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income 2.0 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income 2.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income 2.0 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income 2.0, other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income 2.0 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of the Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income 2.0 suite of benefits, while managing the risk to Pruco Life associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income 2.0 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income 2.0 suite of benefits. The formula is not investment advice.

The formula is set forth in Appendix J (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. The formula may also limit the potential for your Account Value to grow.

However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income 2.0 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”) where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity. We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R	=	(L – B)/ (VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix J) for that day by 5% and by the applicable Annuity Factor found in Appendix J. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments (including any associated Purchase Credits with respect to the X Series), and any withdrawals of Excess Income.

Example (assume the income basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L)	=	$200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R)	=	($149,500 – 0)/$179,500 = 83.3%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

■

The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

■

While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
■

Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

■

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income 2.0 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
■

The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income 2.0 or Spousal Highest Daily Lifetime Income 2.0 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME INCOME 2.0 BENEFIT WITH LIFETIME INCOME ACCELERATOR

We offer another version of Highest Daily Lifetime Income 2.0 that we call Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator. Highest Daily Lifetime Income 2.0 with LIA guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the “LIA Amount”) if you meet the conditions set forth below. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit at any time.

You may choose Highest Daily Lifetime Income 2.0 with or without also electing LIA, however you may not elect LIA without Highest Daily Lifetime Income 2.0 and you must elect the LIA benefit at the time you elect Highest Daily Lifetime Income 2.0. If you elect Highest Daily Lifetime Income 2.0 without LIA and would like to add the feature later, you must first terminate Highest Daily Lifetime Income 2.0 and elect Highest Daily Lifetime Income 2.0 with LIA (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income 2.0 and elect Highest Daily Lifetime Income 2.0 with LIA you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income 2.0 with LIA is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime Income 2.0 with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the Permitted Sub-account(s) with this benefit. The income benefit under Highest Daily Lifetime Income 2.0 with LIA currently is based on a single “designated life” who is between the ages of 50 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime Income 2.0 apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime Income 2.0, Highest Daily Lifetime Income 2.0 with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime Income 2.0 above for a description of the predetermined mathematical formula.

Highest Daily Lifetime Income 2.0 with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is being elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

If you elect Highest Daily Lifetime Income 2.0 with LIA, the current charge is 1.50% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income 2.0 with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

Eligibility Requirements for LIA Amount. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120th day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements (“LIA conditions”) must be met.

(1)	The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.
(2)	The designated life is unable to perform two or more basic abilities of caring for oneself or “activities of daily living.” We define these basic abilities as:
i.	Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.
ii.	Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.
iii.	Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.
iv.	Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
v.	Transferring: Moving into or out of a bed, chair or wheelchair.
vi.	Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under Highest Daily Lifetime Income 2.0.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, the Annual Income Amount would replace the LIA Amount on the next Annuity Anniversary (the “ineligibility effective date”). However, 1) if you were receiving income through a systematic withdrawal program that was based on your LIA Amount; 2) you subsequently become ineligible to receive your LIA Amount, and 3) we do not receive new withdrawal instructions from you prior to the ineligibility effective date, we will cancel such systematic withdrawal program on the ineligibility effective date. You will be notified of your subsequent ineligibility and the date systematic withdrawal payments will stop before either occur. If any existing systematic withdrawal program is canceled, you must enroll in a new systematic withdrawal program if you wish to receive income on a systematic basis. You may establish a new or make changes to any existing systematic withdrawal program at any time by contacting our Annuity Service Office. All “Excess Income” conditions described above in “Key Feature – Annual Income Amount under Highest Daily Lifetime Income 2.0” would apply. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA Amount at the first Lifetime Withdrawal. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime Income 2.0 with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

LIA Amount After the first Lifetime Withdrawal. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a “cut-off” date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

Withdrawals in Excess of the LIA Amount. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount (“Excess Income”), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount. Any withdrawals that are less than or equal to the LIA Amount (when eligible) but in excess of the free withdrawal amount available under this Annuity will not incur a CDSC.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal has exceeded the LIA Amount.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of more than the LIA Amount, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding the LIA Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of more than the LIA Amount, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed the LIA Amount. If you request a net withdrawal, you are more likely to take a withdrawal of more than the LIA Amount than if you request a gross withdrawal.

No CDSC is applicable to any Lifetime Withdrawal that is less than or equal to the LIA Amount, even if the total amount of such withdrawals in any Annuity Year exceeds any maximum free withdrawal amount described in the Annuity. Such Lifetime Withdrawals are not treated as withdrawals of Purchase Payments. Each withdrawal that is Excess Income is subject to any applicable CDSC if the withdrawal is greater than the Free Withdrawal amount under the Annuity.

Withdrawals are not required. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

Purchase Payments. If you are eligible for the LIA Amount as described under “Eligibility Requirements for LIA Amount” and you make an additional Purchase Payment that we accept, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65-84; and 6% for ages 85 or older) to the Purchase Payment (including any associated Purchase Credits). The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date.

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment (including any associated Purchase Credits).

If the Annuity permits additional Purchase Payments, we will monitor additional Purchase Payments and may limit or refuse all or any portion of any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size and timing of additional Purchase Payment(s). Currently, our administrative practice is to monitor each contract and, beginning in the second benefit year, cumulative additional Purchase Payments within any benefit year will be limited to the Unadjusted Account Value at benefit election plus any additional Purchase Payments (including any associated Purchase Credits) made within that first benefit year. Subject to state law, we also reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Step Ups. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

Guarantee Payments. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA Amount (as described under “Eligibility Requirements for LIA Amount” above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under “Eligibility Requirements for LIA Amount”. To the extent that cumulative withdrawals in the current Annuity Year that reduce your Unadjusted Account Value to zero are more than the LIA Amount (except in the case of Required Minimum Distributions), Highest Daily Lifetime Income 2.0 with LIA terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the LIA Amount in subsequent Annuity Years until the death of the designated life.

Annuity Options. In addition to the Highest Daily Lifetime Income 2.0 annuity options described above, after the tenth anniversary of the benefit effective date (“Tenth Anniversary”), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime Income 2.0 with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

Please note that if you elect Highest Daily Lifetime Income 2.0 with LIA, your Account Value is not guaranteed, can fluctuate and may lose value.

Termination of Highest Daily Lifetime Income 2.0 with LIA. The LIA benefit terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	our receipt of due proof of death of the designated life;
(iv)	the annuity date, if unadjusted account value remains on the annuity date and an election is made to commence annuity payments prior to the tenth annuity anniversary;
(v)	the valuation day on which each of the unadjusted account value and the annual income amount is zero; or
(vi)	if you cease to meet our requirements for elections of this benefit or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

Highest Daily Lifetime Income 2.0 with LIA uses the same predetermined mathematical formula used with Highest Daily Lifetime Income 2.0 and Spousal Highest Daily Lifetime Income 2.0. See the pertinent discussion in Highest Daily Lifetime Income 2.0 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 BENEFIT

Spousal Highest Daily Lifetime Income 2.0 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income 2.0 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income 2.0 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income 2.0 is the spousal version of Highest Daily Lifetime Income 2.0. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income 2.0 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income 2.0 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income 2.0 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.0 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.0 is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income 2.0 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income 2.0. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day“), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;
(b)	200% of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and
(c)	all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income 2.0, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income 2.0

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64; 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income 2.0 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income 2.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income 2.0 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income 2.0 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income 2.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Spousal Highest Daily Lifetime Income 2.0 is elected on August 1, 2013
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income 2.0
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 59 1/2 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 26 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

Date*	Account Value	Highest Daily Value (adjusted for withdrawal and Purchase Payments)**	Adjusted Annual Income Amount (4.5% of the Highest Daily Value)
October 25, 2013	$119,000.00	$119,000.00	$5,355.00
October 29, 2013	$113,000.00	$113,986.98	$5,129.41
October 30, 2013	$113,000.00	$113,986.98	$5,129.41
October 31, 2013	$119,000.00	$119,000.00	$5,355.00
November 1, 2013	$118,473.00	$119,000.00	$5,355.00

*	In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 25, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

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The Unadjusted Account Value of $119,000 on October 25 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.

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This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

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The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

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The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year’s Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2013 and continuing through October 31, 2014, will be stepped-up to $5,355.00.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income 2.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income 2.0. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income 2.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3, 2012
■	Spousal Highest Daily Lifetime Income 2.0 is elected on September 4, 2013
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income 2.0
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income 2.0

On October 3, 2013, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2013 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income 2.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime Income 2.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income 2.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income 2.0 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income 2.0 benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income 2.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free

Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes go into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income 2.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

Charge for the Spousal Highest Daily Lifetime Income v2.0

The current charge for Spousal Highest Daily Lifetime Income 2.0 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income 2.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income 2.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income 2.0 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die.

Currently, Spousal Highest Daily Lifetime Income 2.0 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income 2.0 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income 2.0 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income 2.0 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income 2.0, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income 2.0 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income 2.0. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income 2.0 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income 2.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income 2.0 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income 2.0 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income 2.0 above.

HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT

Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). Highest Daily Lifetime Income 2.0 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income 2.0 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Highest Daily Lifetime Income 2.0 is offered with or without the HD DB component; however, you may only elect HD DB with Highest Daily Lifetime Income 2.0, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income 2.0. If you elect Highest Daily Lifetime Income 2.0 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income 2.0 and elect Highest Daily Lifetime Income 2.0 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income 2.0 and elect Highest Daily Lifetime Income 2.0 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income 2.0 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

The income benefit under Highest Daily Lifetime Income 2.0 with HD DB currently is based on a single “designated life” who is between the ages of 50 and 79 on the benefit effective date. As long as your Highest Daily Lifetime Income 2.0 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income 2.0 with HD DB (including no payment of the Highest Daily Death Benefit Amount).

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income 2.0 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;
(b)	200% of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and
(c)	all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

This means that if you do not take a withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income 2.0 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income 2.0 with HD DB.

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years unless you take a withdrawal of Excess Income, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income 2.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual

Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income 2.0 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50-54 ; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income 2.0 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65-84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income 2.0 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income 2.0 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income 2.0 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income 2.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income 2.0 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Highest Daily Lifetime Income 2.0 with HD DB is elected on August 1, 2013
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $109,420. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00	Amount of “non” Excess Income	$3,500.00
Account Value immediately before		Account Value immediately before
Excess Income of $1,500	$114,500.00	Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00	Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%	Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00	HD DB Amount	$109,420.00
1.31% Reduction in Annual Income Amount	$78.60	1.31% Reduction in Annual Income Amount	$1,433.40
Annual Income Amount for		Highest Daily Death
future Annuity Years	$5,921.40	Benefit Amount	$107,986.60

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income 2.0 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income 2.0 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income 2.0 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above) and the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income 2.0 with HD DB is elected on September 4
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0 with HD DB
■	No previous withdrawals have been taken under Highest Daily Lifetime Income 2.0 with HD DB

On October 3 the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income 2.0 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%) Protected Withdrawal Value	$109,375.00
12th benefit year Minimum Periodic Value	$183,750.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied:

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Highest Daily Death Benefit

A Death Benefit is payable under Highest Daily Lifetime Income 2.0 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity owned), also referred to as the “Single Designated Life”, when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Highest Daily Lifetime Income 2.0 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income 2.0 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

We will reduce the Highest Daily Death Benefit Amount payable under this benefit by Purchase Credits applied during the period beginning 12 months prior to the decedent’s date of death and ending on the date we receive Due Proof of Death. We may waive, on a non-discriminatory basis, our right to deduct such Purchase Credits.

Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income 2.0 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity will continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Highest Daily Lifetime Income 2.0 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income 2.0 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income 2.0 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

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Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including the HD DB, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income 2.0 with HD DB are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income 2.0 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled

“Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income 2.0 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

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The current charge for Highest Daily Lifetime Income 2.0 with HD DB is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income 2.0 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income 2.0 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income 2.0 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income 2.0 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income 2.0 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income 2.0 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income 2.0 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income 2.0 with HD DB, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income 2.0 with HD DB will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income 2.0 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income 2.0 with

HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income 2.0 with HD DB so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income 2.0 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	when annuity payments begin (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner (or Annuitant if entity owned);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income 2.0 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income 2.0 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime Income 2.0 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income 2.0 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income 2.0 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT

Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income 2.0 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

An integral component of Spousal Highest Daily Lifetime Income 2.0 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income 2.0 with HD DB is the spousal version of Highest Daily Lifetime Income 2.0 with HD DB. Spousal Highest Daily Lifetime Income 2.0 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income 2.0, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income 2.0. If you elect Spousal Highest Daily Lifetime Income 2.0 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income 2.0 and elect Spousal Highest Daily Lifetime Income 2.0 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income 2.0 and elect Spousal Highest Daily Lifetime Income 2.0 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income 2.0 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income 2.0 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income 2.0 with HD DB due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income 2.0 with HD DB is not available if you elect any other optional living or death benefit.

As long as your Spousal Highest Daily Lifetime Income 2.0 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income 2.0 with HD DB.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary of the effective date of the benefit, your Periodic Value on the 12th benefit anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments (including any associated Purchase Credits) made on that day;
(b)	200% of all Purchase Payments (including any associated Purchase Credits) made within one year following the effective date of the benefit; and
(c)	all Purchase Payments (including any associated Purchase Credits) made after one year following the effective date of the benefit.

This means that if you do not take a withdrawal on or before the 12th benefit anniversary of the benefit effective date, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income 2.0 with HD DB

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64; 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income 2.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income 2.0 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income 2.0 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income 2.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative

Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income 2.0 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Spousal Highest Daily Lifetime Income 2.0 with HD DB is elected on August 1, 2013
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income 2.0 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $110,020. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00	Amount of “non” Excess Income	$2,900.00
Account Value immediately before		Account Value immediately before
Excess Income of $2,100	$115,100.00	Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00	Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%	Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00	HD DB Amount	$110,020.00
1.82% Reduction in Annual Income Amount	$98.28	1.82% Reduction in Annual Income Amount	$2,002.36
Annual Income Amount for future Annuity Years	$5,301.72	Highest Daily Death Benefit Amount	$108,017.64

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 65 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 25 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

Date*	Account Value	Highest Daily Value (adjusted for withdrawal and Purchase Payments)**	Adjusted Annual Income Amount (4.5% of the Highest Daily Value)
October 25, 2013	$119,000.00	$119,000.00	$5,355.00
October 29, 2013	$113,000.00	$113,986.98	$5,129.41
October 30, 2013	$113,000.00	$113,986.98	$5,129.41
October 31, 2013	$119,000.00	$119,000.00	$5,355.00
November 1, 2013	$118,473.00	$119,000.00	$5,355.00

*	In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 25, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
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The Unadjusted Account Value of $119,000 on October 25 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.

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This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.

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The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.

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The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year’s Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1, 2013 and continuing through October 31, 2014, will be stepped-up to $5,355.00.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income 2.0 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income 2.0 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income 2.0 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above) and the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3, 2012
■	Spousal Highest Daily Lifetime Income 2.0 with HD DB is elected on September 4, 2013
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income 2.0 with HD DB
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income 2.0 with HD DB

On October 3, 2013, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is

withdrawn from the Annuity on October 3, 2013 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income 2.0 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
12th benefit year Minimum Periodic Value	$183,750.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income 2.0 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Highest Daily Death Benefit

A Death Benefit is payable under Spousal Highest Daily Lifetime Income 2.0 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income 2.0 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

We will reduce the Highest Daily Death Benefit Amount payable under this benefit by Purchase Credits applied during the period beginning 12 months prior to the decedent’s date of death and ending on the date we receive Due Proof of Death. We may waive, on a non-discriminatory basis, our right to deduct such Purchase Credits.

Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Daily Death Benefit 2.0 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Spousal Highest Daily Lifetime Income 2.0 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income 2.0 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income 2.0 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

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Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including the HD DB, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income 2.0 with HD DB benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income 2.0 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income 2.0 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

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Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income 2.0 with HD DB will remain in force unless we are instructed otherwise.

Charge for Spousal Highest Daily Lifetime Income v2.0 with HDDB

The current charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income 2.0 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income 2.0 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be between 50-79 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income 2.0 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income 2.0 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income 2.0 with HD DB, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income 2.0 with HD DB will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income 2.0 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income 2.0 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income 2.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life who is an Owner (or who is the Annuitant if entity owned), if the Remaining Designated Life elects not to continue the Annuity;
(ii)	upon our receipt of Due Proof of Death of an Owner (or Annuitant if entity owned) if the surviving spouse is not eligible to continue the benefit because such spouse is not a spousal designated life and there is any Unadjusted Account Value on the date of death;
(iii)	upon our receipt of Due Proof of Death of the Remaining Designated Life if a Death Benefit is payable under this benefit;
(iv)	your termination of the benefit;
(v)	your surrender of the Annuity;
(vi)	when annuity payments begin (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vii)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income 2.0 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income 2.0 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income 2.0 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income 2.0 above.

APPENDIX F: OPTIONAL DEATH BENEFITS

These benefits were offered March 15, 2010 to August 19, 2012.

Two optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your Beneficiaries. No optional Death Benefit is available if your Annuity is held as a Beneficiary Annuity. The optional Death Benefits are called the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and Highest Anniversary Value Death Benefit. Currently, these optional Death Benefits are only offered in those jurisdictions where we have received regulatory approval and must be elected at the time that you purchase your Annuity. Neither optional Death Benefit is available with the Highest Daily Lifetime Income 2.0 with HD DB, Spousal Highest Daily Lifetime Income 2.0 with HD DB, Highest Daily Lifetime Income 2.0 with LIA, Highest Daily Lifetime Income with LIA or Highest Daily Lifetime 6 Plus with LIA. If you purchase either Highest Daily Lifetime Income 2.0 or Spousal Highest Daily Lifetime Income 2.0 and withdrawals taken under either reduce your Unadjusted Account Value to zero, your optional Death Benefit will terminate. You may not elect both optional Death Benefits. Investment restrictions apply if you elect either optional Death Benefit. See the chart in the “Investment Options” section of the prospectus for a list of Investment Options available and permitted with each benefit. If subsequent to your election of an optional Death Benefit, we change our requirements as to how your Account Value must be allocated, we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. We reserve the right to cease offering any optional Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit and the Combination 5% Roll-Up and Highest Anniversary Value Death Benefit:

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The Death Benefit Target Date for both the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and HAV Death Benefit initially is the later of (a) the anniversary of the Issue Date coinciding with or next following the date the oldest Owner (or Annuitant, if the Annuity is entity-owned) reaches age 80 and (b) the fifth anniversary of the Issue Date of the Annuity. If there is a change of Owner (or Annuitant, if the Annuity is entity-owned) prior to the Death Benefit Target Date, then we will set the Death Benefit Target Date with reference to the age of the oldest Owner (or Annuitant). However, we will not change the Death Benefit Target Date if the change of Owner (or Annuitant, for an entity-owned Annuity) occurs after the previous Death Benefit Target Date.

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The Highest Anniversary Value on the Issue Date is equal to your Unadjusted Account Value (including any Purchase Credits, in the case of the X Series). Thereafter, we calculate a Highest Anniversary Value on each anniversary of the Issue Date of the Annuity (“Annuity Anniversary”) up to and including the earlier of the date of death or attainment of the Death Benefit Target Date. On each such anniversary, the Anniversary Value is equal to the greater of (a) the previous Highest Anniversary Value and (b) the Unadjusted Account Value on each such Anniversary. Between such anniversaries, the Highest Anniversary Value is increased by the sum of all Purchase Payments (including any associated Purchase Credits) since the prior anniversary date and reduced by any Proportional Withdrawals since the prior anniversary date.

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The Roll-Up Value. The initial Roll-Up Value is equal to the Unadjusted Account Value on the Issue Date of the Annuity. Each day we increase the Roll-up Value, plus the amount of any additional Purchase Payments you make after the effective date of the Death Benefit (including Purchase Credits with respect to the X Series), at the daily equivalent of a 5% annual rate. We stop increasing the Roll-Up Value at the 5% annual rate on the first to occur of the following: (1) the decedent's date of death and (2) the Death Benefit Target Date. After we stop increasing the Roll-Up Value at the 5% annual rate, we continue to increase the Roll-Up Value by the amount of any additional Purchase Payments (including Purchase Credits with respect to the X Series) made after that date.

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Proportional Withdrawals are determined by calculating the ratio of the amount of the withdrawal (including any applicable CDSC and MVA) to the Account Value as of the date of the withdrawal but immediately prior to the withdrawal. Proportional withdrawals result in a reduction to the Highest Anniversary Value or Roll-Up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), then we will reduce your Highest Anniversary Value or Roll-Up value ($125,000) by 10%, or $12,500.

Highest Anniversary Value Death Benefit (“HAV”)

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Anniversary Value Optional Death Benefit is elected. If an Annuity has joint Owners, the oldest Owner must be age 79 or less upon election. If an Annuity is owned by an entity, the Annuitant must be age 79 or less upon election.

Calculation of Highest Anniversary Value Death Benefit

If the decedent’s date of death occurs before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the greater of the minimum Death Benefit described above, and
2.	the Highest Anniversary Value as of the date on which we receive Due Proof of Death, less any Purchase Credits granted during the period beginning 12 months prior to the date of death and ending on the date we receive Due Proof of Death. This means that we will recapture any Purchase Credits granted with respect to Purchase Payments we receive beginning 12 months prior to the date of death and thereafter.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the minimum Death Benefit described above, and
2.	the Highest Anniversary Value on the Death Benefit Target Date, plus any Purchase Payments (and associated Purchase Credits) since the Death Benefit Target Date, less the effect of any Proportional Withdrawals since the Death Benefit Target Date, and less any Purchase Credits granted during the period beginning 12 months prior to the date of death and ending on the date we receive Due Proof of Death.

This Death Benefit may not be an appropriate feature where the oldest Owner's age (Annuitant if entity owned) is near age 80. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries before the Death Benefit Target Date is reached.

Combination 5% Roll-Up and Highest Anniversary Value Death Benefit

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If an Annuity has joint Owners, the oldest Owner must be age 79 or less upon election. If the Annuity is owned by an entity, the Annuitant must be age 79 or less upon election.

Calculation of 5% Roll-Up and Highest Anniversary Value Death Benefit

The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:

If the decedent’s date of death occurs before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the greater of the minimum Death Benefit described above, and
2.	the Highest Anniversary Value as of the date on which we receive Due Proof of Death, less any Purchase Credits granted during the period beginning 12 months prior to the date of death and ending on the date we receive Due Proof of Death.
3.	the Roll-Up Value as described above.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the greater of the minimum Death Benefit described above, and,
2.	the Highest Anniversary Value on the Death Benefit Target Date plus any Purchase Payments (and associated Purchase Credits) since the Death Benefit Target Date, less the effect of any Proportional Withdrawals since the Death Benefit Target Date, and, less any Purchase Credits granted during the period beginning 12 months prior to the date of death and ending on the date we receive Due Proof of Death.
3.	the Roll-Up Value as described above.

This Death Benefit may not be an appropriate feature where the oldest Owner's age (Annuitant if entity owned) is near age 80. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries, and less time for the Roll-Up Value to increase, before the Death Benefit Target Date is reached.

Effect of Withdrawals on the Roll-Up Value prior to Death Benefit Target Date. Withdrawals prior to the Death Benefit Target Date reduce the Roll-Up Value by the amount of the withdrawal until an annual “dollar-for-dollar” limit has been reached, and withdrawals in excess of the dollar-for-dollar limit then reduce the Roll-Up Value proportionally. Until the first Anniversary of the Issue Date, the dollar-for-dollar limit is equal to 5% of the initial Roll-Up Value. On each Annuity Anniversary thereafter, we reset the dollar-for-dollar limit to equal 5% of the Roll-Up Value on that anniversary. When all or a portion of a withdrawal exceeds the dollar-for-dollar limit for that Annuity Year, the excess portion of the withdrawal proportionally reduces the Roll-Up Value. The proportional reduction decreases the Roll-Up Value by the ratio of the excess withdrawal (i.e., the amount of the withdrawal that exceeds the dollar-for-dollar limit in that Annuity Year) to your Account Value (after the Account Value has been reduced by any portion of the withdrawal that was within the dollar-for-dollar limit but IS NOT reduced by the excess withdrawal).

Effect of Withdrawals on the Roll-Up Value on or after the Death Benefit Target Date. All withdrawals after the Death Benefit Target Date are Proportional Withdrawals.

What are the charges for the optional Death Benefits?

For elections of the Highest Anniversary Value Death Benefit and the Combination 5% Roll-Up and HAV Death Benefit, we impose a charge equal to 0.40% and 0.80%, respectively, per year of the average daily net assets of the Sub-accounts. We deduct the charge for each of these benefits to compensate Pruco Life for providing increased insurance protection under the optional Death Benefits. The additional annualized charge is deducted daily against your Account Value allocated to the Sub-accounts.

Can I terminate the optional Death Benefits?

The Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and HAV Death Benefit may not be terminated by you once elected. Each optional Death Benefit will terminate upon the first to occur of the following:

■	the date that the Death Benefit is determined, unless the Annuity is continued by a spouse Beneficiary;
■

upon your designation of a new Owner or Annuitant who, as of the effective date of the change, is older than the age at which we would then issue the Death Benefit (or if we do not then consent to continue the Death Benefit);

■	upon the Annuity Date;
■	upon surrender of the Annuity; or
■	if your Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to be surrendered upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the Beneficiary, and is not eligible for the Death Benefit provided under the Annuity.

Upon termination, we cease to assess the fee for the optional Death Benefit.

APPENDIX G: FORMULA FOR GRO PLUS II

THE FOLLOWING ARE THE TERMS AND DEFINITIONS REFERENCED IN THE TRANSFER CALCULATION FORMULA:

■	AV is the current Account Value of the Annuity

■	VV is the current Account Value of the elected Sub-accounts of the Annuity

■	VF is the current Account Value of amounts held in the MVA Options

■	B is the total current value of the AST bond portfolio Sub-account

■	Cl is the lower target value. Currently, it is 79%.

■	Ct is the middle target value. Currently, it is 82%.

■	Cu is the upper target value. Currently, it is 85%.

■	T is the amount of a transfer into or out of the AST bond portfolio Sub-account.

For each guarantee provided under the benefit,

■	Gi is the guarantee amount

■	Ni is the number of days until the Maturity Date

■

di is the discount rate applicable to the number of days until the Maturity Date. It is determined with reference a benchmark index, reduced by the Discount Rate Adjustment and subject to the discount rate minimum. The discount rate minimum, beginning on the effective date of the benefit, is three percent, and will decline monthly over the first twenty-four months following the effective date of the benefit to one percent in the twenty-fifth month, and will remain at one percent for every month thereafter. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

The formula, which is set on the effective date and is not changed while the benefit is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of each applicable Guarantee Period. We call the greatest of these values the “current liability (L).”

L	=	MAX (Li), where Li = Gi / (1 + di)^(Ni/365)

Next the formula calculates the following formula ratio:

r	=	(L – B) / (VV + VF)

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the AST bond portfolio Sub-account associated with the current liability subject to the rule that prevents a transfer into that AST bond portfolio Sub-account if 90% or more of Account Value is in that Sub-account (90% cap). If at the time we make a transfer to the AST bond portfolio Sub-account associated with the current liability there is Account Value allocated to an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the AST bond portfolio Sub-account if r (greater than) Cu, subject to the 90% cap.

The transfer amount is calculated by the following formula:

T	=	{Min (MAX(0, (.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))}

If the formula ratio is less than a lower target value and there are assets in the AST bond portfolio Sub-account, then the formula will transfer assets out of the AST bond portfolio Sub-account into the elected Sub-accounts.

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The formula will transfer assets out of the AST bond portfolio Sub-account if r (less than) Cl and B (greater than) 0. The transfer amount is calculated by the following formula:

T	=	{Min (B, – [L – B – (VV + VF) * Ct]/(1 – Ct))}

If following a transfer to the elected Sub-accounts, there are assets remaining in a AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

90% Cap Rule: If, on any Valuation Day the Rider remains in effect, a transfer into the AST bond portfolio Sub-account occurs which results in 90% of the Account Value being allocated to the AST bond portfolio Sub-account, any transfers into the AST bond portfolio Sub-account will be suspended even if the formula would otherwise dictate that a transfer into the AST bond portfolio Sub-account should occur. Transfers out of the AST bond portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST bond portfolio Sub-account occurs. Due to the performance of the AST bond portfolio Sub-account and the elected Sub-accounts, the Account Value could be more than 90% invested in the AST bond portfolio Sub-account.

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APPENDIX H – MVA FORMULAS

MVA FORMULA FOR LONG-TERM MVA OPTIONS

The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

The MVA factor is equal to:

[(l+I)/(l+J+K)]^(N/12)

where:

I = the Crediting Rate for the MVA Option;

J = the Rate for the remaining Guarantee Period, determined as described below;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

For the purposes of determining “J”,

Y = N/12

GP1 = the smallest whole number of years greater than or equal to Y.

r1 = the rate for Guarantee Periods of duration GP1, which will equal the crediting rate if such Guarantee Period duration is currently available.

GP2 = the greatest whole number of years less than or equal to Y, but not less than 1.

r2 = the rate for Guarantee Periods of duration GP2, which will equal the crediting rate if such Guarantee Period duration is currently available.

If we do not currently offer a Guarantee Period of duration GP1 or duration GP2, we will determine r1 and / or r2 by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r1 and / or r2 will be equal to [(1) + (2) – (3)], where (1), (2), and (3) are defined as:

(1)	= the current Treasury spot rate for GP1 or GP2, respectively, and
(2)	= the current crediting rate for the next longer Guaranteed Period duration currently available, and
(3)	= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

The term “current Treasury spot rate” refers to the rates that existed at the time the crediting rates were last determined.

To determine “J”:

If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, “j” is equal to the crediting rate associated with a Guarantee Period duration of Y years.

If Y is less than 1, then “J” = r2.

Otherwise, we determine “J” by linearly interpolating between r1 and r2, using the following formula:

J = (R1 * (Y – GP2) + r2 * (GP1 – Y))/(GP1 – GP2)

The current rate (“J”) in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

We reserve the right to waive the liquidity factor set forth above.

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MVA Examples For Long-Term MVA Options

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

■	You allocate $100,000 into an MVA Option (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples).
■	The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 2.50% (I = 2.50%).
■	You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 1.50% (J = 1.50%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]^(N/12) = [1.025/1.0175]^(2) = 1.0148

Unadjusted Value = $107,689.06

Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $109,282.86

Example of Negative MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]^(N/12) = [1.025/1.0375]^(2) = 0.97605

Unadjusted Value = $107,689.06

Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $105,109.91

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MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The Market Value Adjustment Factor applicable to the MVA Options we make available under the 6 or 12 Month Dollar Cost Averaging Program is as follows:

The MVA factor is equal to:

[(l+I)/(l+J+K)]^(N/12)

where:

I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

We reserve the right to waive the Liquidity Factor.

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APPENDIX I – FORMULA FOR HIGHEST DAILY GRO II

FORMULA FOR ELECTIONS OF HIGHEST DAILY GRO II MADE PRIOR TO JULY 16, 2010

THE FOLLOWING ARE THE TERMS AND DEFINITIONS REFERENCED IN THE TRANSFER CALCULATION FORMULA:

■	AV is the current Account Value of the Annuity

■	VV is the current Account Value of the elected Sub-accounts of the Annuity

■	VF is the current Account Value of amounts held in the MVA Options

■	B is the total current value of the AST bond portfolio Sub-account

■	Cl is the lower target value. Currently, it is 79%.

■	Ct is the middle target value. Currently, it is 82%.

■	Cu is the upper target value. Currently, it is 85%.

■	T is the amount of a transfer into or out of the AST bond portfolio Sub-account.

For each guarantee provided under the benefit,

■	Gi is the guarantee amount

■	Ni is the number of days until the Maturity Date

■

di is the discount rate applicable to the number of days until the Maturity Date. It is determined with reference a benchmark index, reduced by the Discount Rate Adjustment and subject to the discount rate minimum. The discount rate minimum, beginning on the effective date of the benefit, is three percent, and will decline monthly over the first twenty-four months following the effective date of the benefit to one percent in the twenty-fifth month, and will remain at one percent for every month thereafter. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

The formula, which is set on the effective date and is not changed while the benefit is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of each applicable Guarantee Period. We call the greatest of these values the “current liability (L).”

L	=	MAX (Li), where Li = Gi / (1 + di)^(Ni/365)

Next the formula calculates the following formula ratio:

r	=	(L – B) / (VV + VF)

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the AST bond portfolio Sub-account associated with the current liability subject to the rule that prevents a transfer into that AST bond portfolio Sub-account if 90% or more of Account Value is in that Sub-account (90% cap). If at the time we make a transfer to the AST bond portfolio Sub-account associated with the current liability there is Account Value allocated to an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the AST bond portfolio Sub-account if r (greater than) Cu, subject to the 90% cap.

The transfer amount is calculated by the following formula:

T	=	{Min (MAX(0, (.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))}

If the formula ratio is less than a lower target value and there are assets in the AST bond portfolio Sub-account, then the formula will transfer assets out of the AST bond portfolio Sub-account into the elected Sub-accounts.

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The formula will transfer assets out of the AST bond portfolio Sub-account if r (less than) Cl and B (greater than) 0. The transfer amount is calculated by the following formula:

T	=	{Min (B, – [L – B – (VV + VF) * Ct] / (1 – Ct))}

If following a transfer to the elected Sub-accounts, there are assets remaining in a AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

90% Cap Rule: If, on any Valuation Day the Rider remains in effect, a transfer into the AST bond portfolio Sub-account occurs which results in 90% of the Account Value being allocated to the AST bond portfolio Sub-account, any transfers into the AST bond portfolio Sub-account will be suspended even if the formula would otherwise dictate that a transfer into the AST bond portfolio Sub-account should occur. Transfers out of the AST bond portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST bond portfolio Sub-account occurs. Due to the performance of the AST bond portfolio Sub-account and the elected Sub-accounts, the Account Value could be more than 90% invested in the AST bond portfolio Sub-account.

Formula for elections of HD GRO II made on or after July 16, 2010, subject to state approval.

The operation of the formula is the same as for elections of HD GRO II prior to July 16, 2010. The formula below provides additional information regarding the concept of the Projected Future Guarantee throughout the Transfer Calculation.

THE FOLLOWING ARE THE TERMS AND DEFINITIONS REFERENCED IN THE TRANSFER CALCULATION FORMULA:

■	AV is the current Account Value of the Annuity

■	VV is the current Account Value of the elected Sub-accounts of the Annuity

■	VF is the current Account Value of the elected Fixed Rate Options of the Annuity

■	B is the total current value of the Transfer Account

■	Cl is the lower target value; it is established on the Effective Date and is not changed for the life of the guarantee

■	Ct is the middle target value; it is established on the Effective Date and is not changed for the life of the guarantee

■	Cu is the upper target value; it is established on the Effective Date and is not changed for the life of the guarantee

■	T is the amount of a transfer into or out of the Transfer Account

■

“Projected Future Guarantee” is an amount equal to the highest Account Value (adjusted for Withdrawals and additional Net Purchase Payments) within the current Benefit Year that would result in a new Guarantee Amount. For the Projected Future Guarantee, the assumed Guarantee Period begins on the current Valuation Day and ends 10 years from the next anniversary of the Effective Date. We only calculate a Projected Future Guarantee if the assumed Guarantee Period associated with that Projected Future Guarantee does not extend beyond the latest Annuity Date applicable to the Annuity.

The formula, which is set on the Effective Date and is not changed while the Rider is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining for each Guarantee Amount and for the Projected Future Guarantee, the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the Guarantee Amount at the end of the Guarantee Period. We call the greatest of these values the “current liability (L)”.

L	=	MAX (Li), where Li = Gi / (1 + di )^(Ni/365)

Where:

■	Gi is the value of the Guarantee Amount or the Projected Future Guarantee

■	Ni is the number of days until the end of the Guarantee Period

■

di is the discount rate associated with the number of days until the end of a Guarantee Period (or the assumed Guarantee Period, for the Projected Future Guarantee). The discount rate is determined by taking the greater of the Benchmark Index

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Interest Rate less the Discount Rate Adjustment, and the Discount Rate Minimum. The applicable term of the Benchmark Index Interest Rate is the same as the number of days remaining until the end of the Guarantee Period (or the assumed Guarantee Period, for the Projected Future Guarantee). If no Benchmark Index Interest Rate is available for such term, the nearest available term will be used. The Discount Rate Minimum is determined based on the number of months since the Effective Date.

Next the formula calculates the following formula ratio (r):

r	=	(L – B) / (VV + VF)

If the formula ratio exceeds an upper target value, then Unadjusted Account Value will be transferred to the bond portfolio Sub-account associated with the current liability subject to the 90% Cap Feature. If, at the time we make a transfer to the bond portfolio Sub-account associated with the current liability, there is Unadjusted Account Value allocated to a bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that bond portfolio Sub-account to the bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the Transfer Account if r (greater than) Cu and if transfers have not been suspended due to the 90% Cap Feature. Assets in the elected Sub-accounts and Fixed Rate Options, if applicable, are transferred to the Transfer Account in accordance with the Transfer provisions of the Rider.

The transfer amount is calculated by the following formula:

T	=	{Min(MAX(0,(.90 * (VV + VF + B)) – B), [L – B – (VV + VF ) * Ct ] / (1 – Ct))}

If the formula ratio is less than a lower target value, and there are assets in the Transfer Account, then the formula will transfer assets out of the Transfer Account and into the elected Sub-accounts.

The formula will transfer assets out of the Transfer Account if r (less than) Cl and B (greater than) 0.

The transfer amount is calculated by the following formula:

T	=	{Min (B, – [L – B – (VV + VF) * Ct ]/(1 - Ct))}

If, following a transfer to the elected Sub-accounts, there are assets remaining in a bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that bond portfolio Sub-account to the bond portfolio Sub-account associated with the current liability.

90% Cap Feature: If, on any Valuation Day the Rider remains in effect, a transfer into the Transfer Account occurs which results in 90% of the Unadjusted Account Value being allocated to the Transfer Account, any transfers into the Transfer Account will be suspended even if the formula would otherwise dictate that a transfer into the Transfer Account should occur. Transfers out of the Transfer Account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the Transfer Account occurs. Due to the performance of the Transfer Account and the elected Sub-Accounts, the Unadjusted Account Value could be more than 90% invested in the Transfer Account.

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APPENDIX J – FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1 SUITE, HIGHEST DAILY LIFETIME INCOME 2.0 SUITE, HIGHEST DAILY LIFETIME INCOME SUITE AND HIGHEST DAILY LIFETIME 6 PLUS SUITE OF LIVING BENEFITS

This Appendix describes the formula used with the following living benefits:

The Highest Daily Lifetime Income v2.1 Suite:

■	Highest Daily Lifetime Income v2.1;
■	Spousal Highest Daily Lifetime Income v2.1;
■	Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit; and
■	Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit.

The Highest Daily Lifetime Income 2.0 Suite (offered from August 20, 2012 to February 24, 2013):

■	Highest Daily Lifetime Income 2.0;
■	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator;
■	Spousal Highest Daily Lifetime Income 2.0;
■	Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit; and
■	Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit.

The Highest Daily Lifetime Income Suite (offered from January 24, 2011 to August 19, 2012):

■	Highest Daily Lifetime Income;
■	Highest Daily Lifetime Income with Lifetime Income Accelerator, and
■	Spousal Highest Daily Lifetime Income.

The Highest Daily Lifetime 6 Plus Suite (offered from March 15, 2010 to January 23, 2011):

■	Highest Daily Lifetime 6 Plus Income Benefit;
■	Highest Daily Lifetime 6 Plus Income Benefit with Lifetime Income Accelerator; and
■	Spousal Highest Daily Lifetime 6 Plus Income Benefit.

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite, Highest Daily Lifetime Income 2.0 Suite, Highest Daily Lifetime Income Suite and Highest Daily Lifetime 6 Plus Suite of benefits (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the total value of all Permitted Sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal,

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increased for additional Purchase Payments, including the amount of any associated Purchase Credits, and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments (including the amount of any associated Purchase Credits) and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments (including the amount of any associated Purchase Credits) and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Sub-account.

*	Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

Daily Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – B) / (VV + VF).

■

If on the third consecutive Valuation Day r (greater than) Cu and r (less or =) Cus or if on any day r (greater than) Cus, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

■

If r (less than) Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Sub-account are transferred to the Permitted Sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))	Money is transferred from the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account
T	=	{Min (B, – [L – B – (VV + VF) * Ct] / (1 – Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts

Monthly Transfer Calculation

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (VV + VF + B))} (less than) (Cu * (VV + VF) – L + B) / (1 – Cu), then

TM	=	{Min (B, .05 * (VV + VF + B))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

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“A” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

J-3

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY X SERIES, B SERIES, L SERIES AND C SERIESSM ANNUITY DESCRIBED IN PROSPECTUS (04/30/2014)

(print your name)

(address)

(city/state/zip code)

Please see the section of this prospectus

entitled “How To Contact Us” for

where to send your request for

a Statement of Additional Information

The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® ADVISORSM VARIABLE ANNUITY SERIES (“ADVISOR SERIES”)

(For Annuities purchased prior to February 25, 2013)

Flexible Premium Deferred Annuity

PROSPECTUS: APRIL 30, 2014

This prospectus describes a flexible premium deferred annuity offered by Pruco Life Insurance Company (“Pruco Life”), which we refer to in this prospectus as the “Annuity” or the “Advisor Series”. If you are receiving this prospectus, it is because you currently own one of these Annuities These Annuities are no longer offered for new sales. The Annuity described in this prospectus is designed for investors who have hired an investment advisor to provide advice about allocating Account Value within the Annuity. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. The Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Certain of the Investment Options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to make available or may not recommend to their customers certain of the optional features and/or benefits and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain optional benefits). Please speak to your Financial Professional for further details. The guarantees provided by the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust and ProFunds VP are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit – see “Limitations With Optional Benefits” later in this prospectus for details.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuity that you should know before investing. Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life policy, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of the prospectus entitled “How to Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

This Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT WWW.PRUDENTIALANNUITIES.COM

Prospectus Dated: April 30, 2014	Statement of Additional Information Dated: April 30, 2014

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.                                                             664587

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio 1

AST Advanced Strategies Portfolio 1

AST AQR Emerging Markets Equity Portfolio 4

AST AQR Large-Cap Portfolio 4

AST Balanced Asset Allocation Portfolio 1

AST BlackRock Global Strategies Portfolio 1

AST BlackRock iShares ETF Portfolio 1

AST Bond Portfolio 2017 2

AST Bond Portfolio 2018 2

AST Bond Portfolio 2019 2

AST Bond Portfolio 2020 2

AST Bond Portfolio 2021 2

AST Bond Portfolio 2022 2

AST Bond Portfolio 2023 2

AST Bond Portfolio 2024 2

AST Bond Portfolio 2025 2

AST Capital Growth Asset Allocation Portfolio 1

AST ClearBridge Dividend Growth Portfolio 3

AST Cohen & Steers Realty Portfolio 3

AST Defensive Asset Allocation Portfolio 1

AST Federated Aggressive Growth Portfolio 3

AST FI Pyramis® Asset Allocation Portfolio 1

AST FI Pyramis® Quantitative Portfolio 1

AST Franklin Templeton Founding Funds Allocation

Portfolio*,1

AST Franklin Templeton Founding Funds Plus Portfolio 1

AST Global Real Estate Portfolio 3

AST Goldman Sachs Large-Cap Value Portfolio 3

AST Goldman Sachs Mid-Cap Growth Portfolio 3

AST Goldman Sachs Multi-Asset Portfolio 1

AST Goldman Sachs Small-Cap Value Portfolio 3

AST Herndon Large-Cap Growth Portfolio 3

AST High Yield Portfolio 3

AST International Growth Portfolio 3

AST International Value Portfolio 3

AST Investment Grade Bond Portfolio 2

AST J.P. Morgan Global Thematic Portfolio 1

AST J.P. Morgan International Equity Portfolio 3

AST J.P. Morgan Strategic Opportunities Portfolio 1

AST Jennison Large-Cap Growth Portfolio 3

AST Jennison Large-Cap Value Portfolio 3

AST Large-Cap Value Portfolio 3

AST Loomis Sayles Large-Cap Growth Portfolio 3

AST Lord Abbett Core Fixed Income Portfolio 3

AST MFS Global Equity Portfolio 3

AST MFS Growth Portfolio 3

AST MFS Large-Cap Value Portfolio 3

AST Mid-Cap Value Portfolio 3

AST Money Market Portfolio 3

AST Neuberger Berman Core Bond Portfolio 3

AST Neuberger Berman Mid-Cap Growth Portfolio 3

AST Neuberger Berman/LSV Mid-Cap Value Portfolio 3

AST New Discovery Asset Allocation Portfolio 1

AST Parametric Emerging Markets Equity Portfolio 3

AST PIMCO Limited Maturity Bond Portfolio 3

AST PIMCO Total Return Bond Portfolio 3

AST Preservation Asset Allocation Portfolio 1

AST Prudential Core Bond Portfolio 3

AST Prudential Growth Allocation Portfolio 1

AST QMA Emerging Markets Equity Portfolio 4

AST QMA Large-Cap Portfolio 4

AST QMA US Equity Alpha Portfolio 3

AST Quantitative Modeling Portfolio 4

AST RCM World Trends Portfolio 1

AST Schroders Global Tactical Portfolio 1

AST Schroders Multi-Asset World Strategies Portfolio 1

AST Small-Cap Growth Portfolio 3

AST Small-Cap Value Portfolio 3

AST T. Rowe Price Asset Allocation Portfolio 1

AST T. Rowe Price Equity Income Portfolio 3

AST T. Rowe Price Growth Opportunities Portfolio 4

AST T. Rowe Price Large-Cap Growth Portfolio 3

AST T. Rowe Price Natural Resources Portfolio 3

AST Templeton Global Bond Portfolio 3

AST Wellington Management Hedged Equity Portfolio 1

AST Western Asset Core Plus Bond Portfolio 3

AST Western Asset Emerging Markets Debt Portfolio 4

ProFunds VP Portfolios

Consumer Goods 3

Consumer Services 3

Financials 3

Health Care 3

Industrials 3

Large-Cap Growth 3

Large-Cap Value 3

Mid-Cap Growth 3

Mid-Cap Value 3

Real Estate 3

Small-Cap Growth 3

Small-Cap Value 3

Telecommunications 3

Utilities 3

*	This variable investment option is no longer available for new investments, with limited exceptions. Please see “Investment Options” later in this prospectus for details.
(1)	Available with all living and death benefits.
(2)	The variable investment option is not available for allocation of Purchase Payments or contract owner transfers.
(3)	Not available with HDI v2.1 and HDI 2.0 Suite of benefits.
(4)	Not available if you purchase any optional benefit.

(i)

DEATH BENEFITS	97

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT	97
MINIMUM DEATH BENEFIT	98
PAYMENT OF DEATH BENEFITS	98

VALUING YOUR INVESTMENT	101

VALUING THE SUB-ACCOUNTS	101
PROCESSING AND VALUING TRANSACTIONS	101

TAX CONSIDERATIONS	104

OTHER INFORMATION	113

PRUCO LIFE AND THE SEPARATE ACCOUNT	113
LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS	115
DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE	116
FINANCIAL STATEMENTS	119
INDEMNIFICATION	119
LEGAL PROCEEDINGS	119
CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	120
HOW TO CONTACT US	120

APPENDIX A - ACCUMULATION UNIT VALUES	A-1

APPENDIX B - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES	B-1

APPENDIX C - HIGHEST DAILY LIFETIME 6 PLUS INCOME, HIGHEST DAILY LIFETIME 6 PLUS INCOME WITH INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME – OFFERED FOR SALE: MARCH 15, 2010 TO JANUARY 23, 2011

C-1

APPENDIX D - HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME – OFFERED FOR SALE: JANUARY 24, 2011 TO AUGUST 19, 2012

D-1

APPENDIX E - HIGHEST DAILY LIFETIME INCOME 2.0, HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR, SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0, HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT – OFFERED FOR SALE: AUGUST 20, 2012 TO FEBRUARY 24, 2013

E-1

APPENDIX F - OPTIONAL DEATH BENEFITS – OFFERED FOR SALE: MARCH 15, 2010 TO FEBRUARY 24, 2013	F-1

APPENDIX G - FORMULA FOR GRO PLUS II	G-1

APPENDIX H - MVA FORMULAS	H-1

APPENDIX I - FORMULA FOR HIGHEST DAILY GRO II	I-1

APPENDIX J - FORMULA FOR HIGHEST DAILY LIFETIME INCOME v2.1 SUITE, HIGHEST DAILY LIFETIME INCOME 2.0 SUITE, HIGHEST DAILY LIFETIME INCOME SUITE AND HIGHEST DAILY LIFETIME 6 PLUS SUITE OF LIVING BENEFITS

J-1

(ii)

GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: This is the annual amount of income you are eligible for life under the optional benefits.

Annuitant: The natural person upon whose life annuity payments made to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

Beneficiary Annuity: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent’s account into the Annuity described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that benefit year is considered excess income (“Excess Income”). Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future benefit years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and

1

regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: The period of time during which we credit a fixed rate of interest to an MVA Option.

Investment Option: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value in an MVA Option.

Market Value Adjustment Options (“MVA Options”): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the “Long-Term MVA Options”, under which Guarantee Periods of different yearly lengths are offered.

Maturity Date: With respect to an MVA Option, the last day in a Guarantee Period.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity that has the rights and benefits designated to the “participant” in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

Portfolio: An underlying mutual fund in which a Sub-Account of the Separate Account invests.

Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

we, us, our: Pruco Life Insurance Company.

you, your: The Owner(s) shown in the Annuity.

2

SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Annuity. The first table describes the fees and expenses that you will pay at the time you surrender the Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES
FEE/CHARGE
Sales Charge	None
Transfer Fee [1]	$10
Tax Charge [2]	0% to 3.5%

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

PERIODIC FEES AND CHARGES
FEE/CHARGE	ADVISOR SERIES
Annual Maintenance Fee [3,5]	Lesser of $50 or 2% of Unadjusted Account Value
ANNUALIZED FEES/CHARGES
Mortality & Expense Risk Charge	0.40%
Administration Charge	0.15%
Total Annualized Insurance Charge [4,5]	0.55%

1	Currently, we deduct the fee after the 20th transfer each Annuity Year.
2	We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon Annuitization.
3	Assessed annually on the Annuity’s anniversary date or upon surrender. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000. For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed.
4	These charges are assessed as a percentage of the daily net assets of the Sub-accounts. The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge.
5	For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense Risk and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

3

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next column shows the total expenses you would pay for the Annuity if you purchased the relevant optional benefit. More specifically, this column shows the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges applicable to the Annuity (as shown in the prior table). Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/ CHARGE [4]	TOTAL CHARGE [5]
HIGHEST DAILY LIFETIME INCOME v2.1 [8] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.00%	0.55% + 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 [8] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.10%	0.55% + 1.10%
HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT [8] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.50%	0.55% + 1.50%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT [18] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.60%	0.55% + 1.60%
HIGHEST DAILY LIFETIME INCOME 2.0 [9] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.00%	0.55% + 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 [9] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.10%	0.55% + 1.10%
HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR [9] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.50%	0.55% + 1.50%

4

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/ CHARGE [4]	TOTAL CHARGE [5]
HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT [9] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.50%	0.55% + 1.50%
SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT [9] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.60%	0.55% + 1.60%
HIGHEST DAILY LIFETIME INCOME AND SPOUSAL HIGHEST DAILY LIFETIME INCOME [10] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	1.50%	0.55% + 1.50%
Current Charge	0.95%	0.55% + 0.95%
HIGHEST DAILY LIFETIME INCOME WITH LIFETIME INCOME ACCELERATOR [10] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.30%	0.55% + 1.30%
HIGHEST DAILY LIFETIME 6 PLUS INCOME [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	1.50%	0.55% + 1.50%
Current Charge	0.85%	0.55% + 0.85%
HIGHEST DAILY LIFETIME 6 PLUS INCOME WITH LIFETIME INCOME ACCELERATOR [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	2.00%	0.55% + 2.00%
Current Charge	1.20%	0.55% + 1.20%
SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)

Maximum Charge [6]	1.50%	0.55% + 1.50%
Current Charge	0.95%	0.55% + 0.95%
GUARANTEED RETURN OPTION PLUS II (GRO PLUS II)

Charge [7]	0.60%	1.15%
(assessed as a percentage of the average daily net assets of the Sub-accounts)
HIGHEST DAILY GUARANTEED RETURN OPTION II (HD GRO II)

Charge [7]	0.60%	1.15%
(assessed as a percentage of the average daily net assets of the Sub-accounts)

5

YOUR OPTIONAL BENEFIT FEES AND CHARGES
OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT FEE/ CHARGE [4]	TOTAL CHARGE [5]
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT (“HAV”)

Charge [7,12]	0.40%	0.95%
(assessed as a percentage of the average daily net assets of the Sub-accounts)
COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT

Charge [7],12	0.80%	1.35%
(assessed as a percentage of the average daily net assets of the Sub-accounts)

4	The charge for each of Highest Daily Lifetime Income Suite of Benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). We deduct this charge on quarterly anniversaries of the benefit effective date. More information regarding the quarterly deductions and a description of the PWV appear in the Living Benefits section of this prospectus. The charge for each of GRO Plus II, Highest Daily GRO II, Highest Anniversary Value Death Benefit, and Combination 5% Roll-Up and HAV Death Benefit is assessed as a percentage of the average daily net assets of the Sub-accounts.
5	HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED:
For Highest Daily Lifetime Income Suite of Benefits listed above: The charge is taken out of the Sub-accounts. The current optional benefit charge is in addition to the 0.55% annualized charge of amounts invested in the Sub-accounts.
Highest Daily Lifetime Income v2.1 and 2.0: 1.00% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Spousal Highest Daily Lifetime Income v2.1 and 2.0: 1.10% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Highest Daily Lifetime Income 2.0 with LIA: 1.50% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Highest Daily Lifetime Income v2.1 and 2.0 with Highest Daily Death Benefit: 1.50% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Spousal Highest Daily Lifetime Income v2.1 and 2.0 with Highest Daily Death Benefit: 1.60% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income: 0.95% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Highest Daily Lifetime Income with LIA: 1.30% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Highest Daily Lifetime 6 Plus: 0.85% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Highest Daily Lifetime 6 Plus with LIA: 1.20% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
Spousal Highest Daily Lifetime 6 Plus: 0.95% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
For GRO Plus II and Highest Daily GRO II: The optional benefit charge plus base Annuity charge is 1.15%.
Highest Anniversary Value Death Benefit: The optional benefit charge plus base Annuity charge is 0.95%.
Combination 5% Roll-up and HAV Death Benefit: The optional benefit charge plus base Annuity charge is 1.35%.
6	We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for new benefit election up to the maximum indicated.
7	Because there is no higher charge to which we could increase the current charge, the current charge and maximum charge are one and the same. Thus, so long as you retain the benefit, we cannot increase your charge for the benefit.
8	This benefit is currently available to you subject to our eligibility requirements.
9	This benefit was offered from August 20, 2012 to February 24, 2013.
10	This benefit was offered from January 24, 2011 to August 19, 2012.
11	This benefit was offered from March 15, 2010 to January 23, 2011.
12	This benefit was offered from March 15, 2010 to August 19, 2012.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolios for the year ended December 31, 2013 before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expenses	0.59%	1.92%

6

The following are the total annual expenses for each underlying Portfolio for the year ended December 31, 2013, except as noted and except if the underlying Portfolio’s inception date is subsequent to December 31, 2013. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Bond Portfolio 2017	0.63%	0.07%	0.10%	0.00%	0.00%	0.00%	0.80%	0.00%	0.80%
AST Bond Portfolio 2018	0.63%	0.05%	0.10%	0.00%	0.00%	0.00%	0.78%	0.00%	0.78%
AST Bond Portfolio 2019	0.63%	0.11%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Bond Portfolio 2020	0.63%	0.12%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Bond Portfolio 2021	0.63%	0.09%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Bond Portfolio 2022	0.63%	0.08%	0.10%	0.00%	0.00%	0.00%	0.81%	0.00%	0.81%
AST Bond Portfolio 2023 [4]	0.63%	0.05%	0.10%	0.00%	0.00%	0.00%	0.78%	-0.01%	0.77%
AST Bond Portfolio 2024	0.63%	0.09%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Bond Portfolio 2025	0.63%	0.05%	0.10%	0.00%	0.00%	0.00%	0.78%	0.00%	0.78%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [5]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [6]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [7]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%
AST Franklin Templeton Founding Funds Allocation Portfolio	0.91%	0.02%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%

7

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [8]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [9]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [10]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%
AST Goldman Sachs Small-Cap Value Portfolio [11]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Growth Portfolio [12]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
AST International Growth Portfolio [13]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [14]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio [15]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [16]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [18]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [19]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%

8

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%
AST Prudential Core Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%
AST Quantitative Modeling Portfolio	0.25%	0.05%	0.00%	0.00%	0.00%	0.88%	1.18%	0.00%	1.18%
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [21]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [22]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

ProFund VP
ProFund VP Large-Cap Value	0.75%	0.84%	0.25%	0.00%	0.00%	0.00%	1.84%	-0.16%	1.68%
ProFund VP Large-Cap Growth	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Mid-Cap Value	0.75%	0.83%	0.25%	0.00%	0.00%	0.02%	1.85%	-0.15%	1.70%
ProFund VP Mid-Cap Growth	0.75%	0.79%	0.25%	0.00%	0.00%	0.00%	1.79%	-0.11%	1.68%
ProFund VP Small-Cap Value	0.75%	0.88%	0.25%	0.00%	0.00%	0.04%	1.92%	-0.20%	1.72%

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UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
ProFund VP Small-Cap Growth	0.75%	0.83%	0.25%	0.00%	0.00%	0.05%	1.88%	-0.15%	1.73%
ProFund VP Consumer Goods	0.75%	0.76%	0.25%	0.00%	0.00%	0.00%	1.76%	-0.08%	1.68%
ProFund VP Consumer Services	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Financials	0.75%	0.78%	0.25%	0.00%	0.00%	0.00%	1.78%	-0.10%	1.68%
ProFund VP Health Care	0.75%	0.72%	0.25%	0.00%	0.00%	0.00%	1.72%	-0.04%	1.68%
ProFund VP Industrials	0.75%	0.81%	0.25%	0.00%	0.00%	0.00%	1.81%	-0.13%	1.68%
ProFund VP Real Estate	0.75%	0.75%	0.25%	0.00%	0.00%	0.00%	1.75%	-0.07%	1.68%
ProFund VP Telecommunications	0.75%	0.73%	0.25%	0.00%	0.00%	0.00%	1.73%	-0.05%	1.68%
ProFund VP Utilities	0.75%	0.76%	0.25%	0.00%	0.00%	0.00%	1.76%	-0.08%	1.68%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
3	The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
5	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

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12	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
13	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
14	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
15	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
19	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
20	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
21	The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
22	The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

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EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for the Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Annual Maintenance Fee
■	Optional benefit fees, as described below

The examples also assume the following for the period shown:

■

You allocate all of your Account Value to the Permitted Sub-account that may be elected with any of the optional benefits with the maximum gross total operating expenses for 2013, and those expenses remain the same each year*

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no transfers, or other transactions for which we charge a fee
■	No tax charge applies
■	You elected the Spousal Highest Daily Lifetime Income 2.0 and the Combination 5% Roll-Up and HAV Death Benefit (which is the maximum combination of optional benefit charges)

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your Annuity, do not surrender, or annuitize at the end of the applicable time period:

	1 yr	3 yrs	5 yrs	10 yrs
Advisor Series	$579	$1,763	$2,982	$6,188

Please see Appendix A for a table of Accumulation Unit Values.

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SUMMARY

Prudential Premier Advisor Variable Annuity Series (“Advisor Series”)

This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in “underlying” mutual funds.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application. The maximum age for purchasing the Annuity is 85 and the minimum initial Purchase Payment is $10,000.

The “Maximum Age for Initial Purchase” applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period.

Please see “Requirements for Purchasing the Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the “Guarantee Period”, you will be subject to a “Market Value Adjustment”, which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

We also offer other programs to help discipline your investing, such as dollar cost averaging or automatic rebalancing.

Please see “Investment Options,” and “Managing Your Account Value” for information.

Access to Your Money: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax.

You may elect to receive income through annuity payments over your lifetime, also called “Annuitization”. If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

Please see “Access to Account Value” and “Annuity Options” for more information.

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Optional Living Benefits

Guaranteed Lifetime Withdrawal Benefits. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional benefits:

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1
■	Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income v 2.1 with Highest Daily Death Benefit

We previously offered the following optional living benefits during the periods indicated.

Offered from August 20, 2012 to February 24, 2013:

■	Highest Daily Lifetime Income 2.0
■	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator
■	Spousal Highest Daily Lifetime Income 2.0
■	Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit
■	Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit

Please see Appendix E for information pertaining to the Highest Daily Lifetime Income 2.0 Suite of benefits.

Offered from January 24, 2011 to August 19, 2012:

■	Highest Daily Lifetime Income
■	Highest Daily Lifetime Income with Lifetime Income Accelerator
■	Spousal Highest Daily Lifetime Income

Please see Appendix D for information pertaining to the Highest Daily Lifetime Income Suite of benefits.

Offered from March 15, 2010 to January 23, 2011:

■	Highest Daily Lifetime 6 Plus Income
■	Highest Daily Lifetime 6 Plus Income with Lifetime Income Accelerator
■	Spousal Highest Daily Lifetime 6 Plus Income

Please see Appendix C for information pertaining to the Highest Daily Lifetime 6 Plus Suite of benefits.

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value. Also, these benefits utilize predetermined mathematical formulas to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

In the “Living Benefits”, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., Excess Income), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal of Excess Income.

Guaranteed Minimum Accumulation Benefits. For Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm, we offer two optional benefits, for an additional charge, that guarantee your Account Value to a certain level after a stated period of years. As part of these benefits you may invest only in certain permitted Investment Options. These benefits each utilize a predetermined mathematical formula to help manage your guarantee through all market cycles. Under each pre-determined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” and a Sub-account within a group of bond portfolio Sub-accounts differing with respect to their target maturity date. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

14

These benefits are:

Highest Daily Guaranteed Return Option II*

Guaranteed Return Option Plus II*

*	Available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm.

Please see “Living Benefits” for more information.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a minimum death benefit. Please see “Death Benefits” for more information.

Fees and Charges: The Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my Annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or Portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see the section entitled “Other Information” for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying Portfolios.

15

INVESTMENT OPTIONS

The Investment Options under the Annuity consist of the Sub-accounts and the MVA Options. In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the MVA Options.

Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option’s Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to an MVA Option.

As a condition of participating in the optional benefits, you will be prohibited from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a pre-determined mathematical formula, under which money is transferred between your chosen Sub-accounts and a bond portfolio (e.g., the AST Investment Grade Bond Sub-account).

Whether or not you elect an optional benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the Portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and other Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which portfolios may be of interest to you. Please note, the AST Investment Grade Bond Sub-account is not available for allocation of Purchase Payments.

Not all Portfolios offered as Sub-accounts may be available depending on whether you elect an optional benefit. Thus, if you elect an optional benefit, you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

16

The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same adviser or subadviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same adviser or subadviser of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

On APRIL 29, 2013, we stopped offering AST FRANKLIN TEMPLETON FOUNDING FUNDS ALLOCATION PORTFOLIO as a Sub-account under the Annuities, except as follows: if at any time prior to April 29, 2013 you had any portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Franklin Templeton Founding Funds Allocation Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account prior to April 29, 2013, you cannot allocate Account Value to the AST Franklin Templeton Founding Funds Allocation Sub-account.

The name of the adviser/subadviser for each portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios one or more subadvisers, as noted below, is engaged to conduct day-to-day management. Some of the subadvisers are affiliated companies of Pruco Life. Allocations made to all AST Portfolios benefit us financially.

Please see “Other Information”, under the heading concerning “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply – see “Limitations With Optional Benefits” later in this section), or select from among combinations of portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that uses a predetermined mathematical formula, under which your Account Value may be transferred between certain “Permitted Sub-accounts” and a bond portfolio sub-account, and you have opted for automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the pre-determined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Bond Portfolio 2017	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2018	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2019	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Bond Portfolio 2020	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2021	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2022	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2023	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2024	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Bond Portfolio 2025	FIXED INCOME	Seeks the highest total return for a specific period of time, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio (formerly AST First Trust Balanced Target Portfolio):	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Allocation Portfolio	ASSET ALLOCATION	Seeks capital appreciation while its secondary investment objective is to seek income.	■ Franklin Advisers, Inc. ■ Franklin Mutual Advisers, LLC ■ Templeton Global Advisors Limited

Pyramis is a registered service mark of FMR LLC. Used under license

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio):	LARGE-CAP VALUE	Seeks maximum growth of capital by investing primarily in the value stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio (formerly AST Horizon Growth Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan Investment Management Inc./ Security Capital Research & Management Incorporated
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Loomis Sayles Large- Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Management LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc.
AST Prudential Growth Allocation Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST Quantitative Modeling Portfolio	ASSET ALLOCATION	Seeks a high potential return while attempting to mitigate downside risk during adverse market cycles.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio (formerly AST Moderate Asset Allocation Portfolio):	ASSET ALLOCATION	seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisers Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST T. Rowe Price Large- Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc.
AST Templeton Global Bond Portfolio (formerly the AST T. Rowe Price Global Bond Portfolio)	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisers, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/ Western Asset Management Company Limited
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/ Western Asset Management Company Limited
PROFUNDS VP PORTFOLIOS PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
ProFund VP Small-Cap Value	SMALL-CAP VALUE	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P SmallCap 600® Value Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Small-Cap Growth	SMALL-CAP GROWTH.	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P SmallCap 600® Growth Index® (the “Index”).	■ ProFund Advisors LLC
ProFund VP Large-Cap Value	LARGE-CAP VALUE	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P 500® Value Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Large-Cap Growth	LARGE-CAP GROWTH	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P 500® Growth Index (the “Index”).	■ ProFund Advisors LLC

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PROFUNDS VP PORTFOLIOS PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/ POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
ProFund VP Mid-Cap Value	MID-CAP VALUE.	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P MidCap 400® Value Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Mid-Cap Growth	MID-CAP GROWTH	Seeks investment results, before fees and expenses, that correspond to the performance of the S&P MidCap 400® Growth Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Consumer Goods	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Consumer GoodsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Consumer Services	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Consumer ServicesSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Financials	SPECIALTY.	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. FinancialsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Health Care	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Health CareSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Industrials	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. IndustrialsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Real Estate	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. Real EstateSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Telecommunications	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. TelecommunicationsSM Index (the “Index”).	■ ProFund Advisors LLC
ProFund VP Utilities	SPECIALTY	Seeks investment results, before fees and expenses, that correspond to the performance of the Dow Jones U.S. UtilitiesSM Index (the “Index”).	■ ProFund Advisors LLC

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor’s or NASDAQ, and neither Standard & Poor’s nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

LIMITATIONS WITH OPTIONAL BENEFITS

As a condition to your participating in certain optional benefits, we limit the Investment Options to which you may allocate your Account Value. Broadly speaking, we offer two groups of “Permitted Sub-accounts”. Under the first group (Group I), your allowable Investment Options are more limited, but you are not subject to mandatory quarterly re-balancing. We call the second group (Group II) our “Custom Portfolios Program.” The Custom Portfolios Program offers a larger menu of Portfolios, but you are subject to certain other restrictions. Specifically:

■

you must allocate at least 20% of your Account Value to certain fixed income portfolios (currently, the AST PIMCO Total Return Bond Portfolio, the AST Western Asset Core Plus Bond Portfolio, the AST Lord Abbett Core Fixed Income Portfolio, the AST Neuberger Berman Core Bond Portfolio, and/or the AST Prudential Core Bond Portfolio); and

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■	you may allocate up to 80% in the portfolios listed in the table below; and
■

on each benefit quarter (or the next Valuation Day, if the quarter-end is not a Valuation Day), we will automatically re-balance your Sub-accounts used with this Program, so that the percentages devoted to each portfolio remain the same as those in effect on the immediately preceding quarter-end, subject to the pre-determined mathematical formula inherent in the benefit. Note that on the first quarter-end following your participation in the Custom Portfolios Program, we will re-balance your Sub-accounts so that the percentages devoted to each portfolio remain the same as those in effect when you began the Custom Portfolios Program (subject to the predetermined mathematical formula inherent in the benefit); and

■

between quarter-ends, you may re-allocate your Account Value among the Investment Options permitted within this category. If you reallocate, the next quarterly rebalancing will restore the percentages to those of your most recent reallocation; and

■

if you are already participating in the Custom Portfolios Program and add a new benefit that also participates in this program, your rebalancing date will continue to be based upon the quarterly anniversary of your initial benefit election.

While those who do not participate in any optional benefit generally may invest in any of the Investment Options described in the prospectus, only those who participate in the optional benefits listed in Group II below may participate in the Custom Portfolios Program. Please note that the Custom Portfolios Program is not available with any of the Highest Daily Lifetime Income v2.1 and 2.0 benefits. If you currently have an optional death benefit that allows you to participate in the Custom Portfolios Program and wish to elect a Highest Daily Lifetime Income v2.1 benefit, you may not continue to invest under the Custom Portfolios Program. Instead, you will have to allocate your Account Value to the Investment Options permitted for the Highest Daily Lifetime Income v2.1 benefit at the time you elect it. If you participate in the Custom Portfolios Program, you may not participate in other Automatic Rebalancing Programs. We may modify or terminate the Custom Portfolios Program at any time. Any such modification or termination will (i) be implemented only after we have notified you in advance, (ii) not affect the guarantees you had accrued under the optional benefit or your ability to continue to participate in those optional benefits, and (iii) not require you to transfer Account Value out of any portfolio in which you participated immediately prior to the modification or termination. If you are not participating in the Custom Portfolios Program at the time of any modification or termination, or if you voluntarily transfer your Account Value out of the Custom Portfolios Program after any modification or termination, we may restrict your further eligibility to participate in the Custom Portfolios Program.

In the following tables, we set forth the optional benefits that you may have if you also participate in the Group I or Group II programs, respectively. Please note that the DCA Market Value Adjustment Options described later in this section are also available if you elect an optional benefit.

Group I: Allowable Benefit Allocations

Highest Daily Lifetime Income v2.1

Spousal Highest Daily Lifetime Income v2.1

Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

Highest Daily Lifetime Income 2.0

Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator

Spousal Highest Daily Lifetime Income 2.0

Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit

Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit

Highest Daily Lifetime Income

Highest Daily Lifetime Income with Lifetime Income Accelerator

Spousal Highest Daily Lifetime Income

Highest Daily Lifetime 6 Plus

Highest Daily Lifetime 6 Plus with LIA

Spousal Highest Daily Lifetime 6 Plus

GRO Plus II

Highest Daily GRO II

Highest Anniversary Value Death Benefit

Combination 5% Roll-Up and HAV Death Benefit

AST Academic Strategies Asset Allocation

AST Advanced Strategies

AST Balanced Asset Allocation

AST BlackRock Global Strategies

AST BlackRock iShares ETF

AST Capital Growth Asset Allocation

AST Defensive Asset Allocation

AST FI Pyramis® Asset Allocation

AST FI Pyramis® Quantitative

*AST Franklin Templeton Founding Funds Allocation

AST Franklin Templeton Founding Funds Plus

AST Goldman Sachs Multi-Asset

AST J.P. Morgan Global Thematic

AST J.P. Morgan Strategic Opportunities

AST New Discovery Asset Allocation

AST Preservation Asset Allocation

AST Prudential Growth Allocation

AST RCM World Trends

AST Schroders Global Tactical

AST Schroders Multi-Asset World Strategies

AST T. Rowe Price Asset Allocation

AST Wellington Management Hedged Equity

*	No longer offered for new investment.

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Group II: Custom Portfolios Program

Highest Daily Lifetime Income

Highest Daily Lifetime Income with Lifetime Income Accelerator

Spousal Highest Daily Lifetime Income

Highest Daily Lifetime 6 Plus

Highest Daily Lifetime 6 Plus with LIA

Spousal Highest Daily Lifetime 6 Plus
GRO Plus II

Highest Daily GRO II

Highest Anniversary Value Death Benefit

Combination 5% Roll-Up and HAV Death Benefit

AST Academic Strategies Asset Allocation

AST Advanced Strategies

AST Balanced Asset Allocation

AST BlackRock Global Strategies

AST BlackRock iShares ETF

AST Capital Growth Asset Allocation

AST ClearBridge Dividend Growth

AST Cohen & Steers Realty

AST Defensive Asset Allocation

AST Federated Aggressive Growth

AST FI Pyramis® Asset Allocation

AST FI Pyramis® Quantitative

*AST Franklin Templeton Founding Funds Allocation

AST Franklin Templeton Founding Funds Plus

AST Global Real Estate

AST Goldman Sachs Large-Cap Value

AST Goldman Sachs Mid-Cap Growth

AST Goldman Sachs Multi-Asset

AST Goldman Sachs Small-Cap Value

AST Herndon Large-Cap Growth

AST High Yield

AST International Growth

AST International Value

AST J.P. Morgan Global Thematic

AST J.P. Morgan International Equity

AST J.P. Morgan Strategic Opportunities

AST Jennison Large-Cap Growth

AST Jennison Large-Cap Value

AST Large-Cap Value

AST Loomis Sayles Large-Cap Growth

AST Lord Abbett Core Fixed Income

AST MFS Global Equity

AST MFS Growth

AST MFS Large-Cap Value

AST Mid-Cap Value

AST Money Market

AST Neuberger Berman Core Bond

AST Neuberger Berman Mid-Cap Growth

AST Neuberger Berman/LSV Mid-Cap Value

AST New Discovery Asset Allocation

AST Parametric Emerging Markets Equity

AST PIMCO Limited Maturity Bond

AST PIMCO Total Return Bond

AST Preservation Asset Allocation

AST Prudential Core Bond

AST Prudential Growth Allocation

AST QMA US Equity Alpha

AST RCM World Trends

AST Schroders Global Tactical

AST Schroders Multi-Asset World Strategies

AST Small-Cap Growth

AST Small-Cap Value

AST T. Rowe Price Asset Allocation

AST T. Rowe Price Equity Income

AST T. Rowe Price Large-Cap Growth

AST T. Rowe Price Natural Resources

AST Templeton Global Bond

AST Wellington Management Hedged Equity

AST Western Asset Core Plus Bond

*	No longer offered for new investment.

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Profund VP Consumer Goods

Profund VP Consumer Services

Profund VP Financials

Profund VP Health Care

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MARKET VALUE ADJUSTMENT OPTIONS

When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest as long as you remain invested for a set period of time called a Guarantee Period. Amounts in MVA Options are supported by our general account and subject to our claims paying ability. Please see “Other Information” later in this prospectus for additional information about our general account. There are two types of MVA Options available under each Annuity – the Long-Term MVA Options and the DCA MVA Options. If you elect an optional living benefit, only the DCA MVA Option will be available to you. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:

■	when all or part of a Purchase Payment is allocated to that MVA Option;
■	upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or
■	when you “renew” an MVA Option into a new Guarantee Period.

RATES FOR MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate which may vary by state. Currently, the MVA Options are not available in the States of Illinois, Oregon and Washington.

To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Latest Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

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any surrender, partial withdrawal (including a systematic withdrawal, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

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We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

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partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;

■	transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA Option;
■	transfers made in accordance with our 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of a Annual Maintenance Fee for the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income v2.1).

The amount of the MVA is determined according to the formulas set forth in Appendix H. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a “Liquidity Factor” as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or .25%. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the MVA Option. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve’s “Constant Maturity (CMT) rate.” Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

LONG-TERM MVA OPTIONS

We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

DCA MVA OPTIONS

In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Sub-accounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options for the 6 month or 12 month period. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within “Managing Your Account Value.”

GUARANTEE PERIOD TERMINATION

An MVA Option ends on the earliest of (a) the “Maturity Date” of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and (e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you incur if you own the Annuity.

The charges under the Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis, and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due. Pursuant to state law, the amount of the Annual Maintenance Fee may differ in certain states.

Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax from Purchase Payments when received, from Surrender Value upon surrender, or from Unadjusted Account Value upon Annuitization. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you may pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate

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Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity’s basic Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

Charges for Optional Benefits: If you elect to purchase optional benefits, we will deduct an additional charge. For some optional benefits, the charge is assessed against your Account Value allocated to the Sub-accounts. These charges are included in the daily calculation of the Unit Price for each Sub-account. For certain other optional benefits, such as Highest Daily Lifetime Income v2.1, the charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional benefit.

Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees and Expenses Incurred by the Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the  Portfolios, which can be obtained by calling 1-888-PRU-2888.

MVA OPTION CHARGES

No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

ANNUITY PAYMENT OPTION CHARGES

If you select a fixed payment option upon Annuitization, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

Please note that this Annuity is no longer available for new sales. The information provided in this section is for informational purposes only.

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. All such conditions are described below.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make an initial Purchase Payment of at least $10,000 for the Advisor Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life by wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect an optional benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than a maximum issue age as of the Issue Date of the Annuity, which is age 85. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional benefits may vary based on the age of the oldest Owner (or Annuitant, if entity-owned) on the Issue Date of the Annuity or the date of the Owner’s death. In addition, the broker-dealer firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described

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above – check with the broker-dealer firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

Additional Purchase Payments: If allowed by applicable state law, currently you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner’s 86th birthday or (ii) for entity-owned Annuities, the Annuitant’s 86th birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero.

Additional Purchase Payments will be allocated to the Investment Options according to your instructions. If you have not provided any allocation instructions with the additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding any Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

For Annuities that have one of the Highest Daily Lifetime Income v2.1 benefits, we may limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v2.1 benefit that you selected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities. Please see the “Living Benefits” section later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g., if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see “Tax Considerations” for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase Payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

DESIGNATION OF OWNER, ANNUITANT AND BENEFICIARY

Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a “Key Life” which is used to determine the annual required distributions.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. For Beneficiary Annuities, instead of a Beneficiary, the term “Successor” is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

“Beneficiary” Annuity

You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent’s account into the Annuity described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a “Beneficiary Continuation Option”.

Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent’s death, using Table 1 in IRS Publication 590.

For IRAs and Roth IRAs, distributions must begin by December 31 of the year following the year of the decedent’s death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2. However, if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see “Required Distributions Upon Your Death for Qualified Annuity Contracts” in “Tax Considerations”.

For non-qualified Annuities, distributions must begin within one year of the decedent’s death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see “Required Distributions Upon Your Death for Nonqualified Annuity Contracts” in “Tax Considerations”.

You may take withdrawals in excess of your required distributions. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

The Annuity provides a basic Death Benefit upon death, and you may name “successors” who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations for a Beneficiary Annuity:

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No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.

■	You may not elect any optional living or death benefits.
■	You may not annuitize the Annuity; no annuity options are available.
■	You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or systematic withdrawals.
■	You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.
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If the Annuity is funded by means of transfer from another Beneficiary Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.

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The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and (3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust’s interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30th of the year following the year of death of the IRA or

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Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

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If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

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If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will calculate, to the extent allowed by applicable state law, any applicable MVA with a zero “liquidity factor”. See the section of this prospectus entitled “Market Value Adjustment Options.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective when received at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
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a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■	a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors (if allowed by state law); and
■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the Annuitant or Contingent Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant, or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”);
■	or
■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis and to the extent allowed by state law, but are not obligated to process your request within any particular time frame. There are restrictions on designation changes when you have elected certain optional benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefits section of this prospectus for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any division of your Annuity due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is then available to new contract owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

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Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See “Spousal Continuation of Annuity” in “Death Benefits” for more information about how the Annuity can be continued by a Custodial Account, including the amount of the Death Benefit.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value. We describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program is not available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Iowa and Oregon.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
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As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
■

You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under this program are not subject to any MVA.
■

Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example,

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you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.
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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.

■	We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the Program.
■

If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) if you are participating in the Custom Portfolios Program, we will allocate to the Sub-accounts in accordance with the rules of that program (b) if you are not participating in the Custom Portfolios Program, we will make transfers under the 6 or 12 Month DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (c) whether or not you participate in the Custom Portfolios Program, no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Sub-account used with the optional benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

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If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the pre-determined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST bond portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a pre-determined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST bond portfolio used as part of the pre-determined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing program.

AUTHORIZATION OF A THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT

This Annuity is intended to be used where you have engaged your own investment advisor to provide advice regarding the allocation of your Account Value. That investment advisor may be a firm or person appointed by us, or whose affiliated broker-dealer is appointed by us, as authorized sellers of the Annuity. Even if this is the case, however, please note that the investment advisor you engage to provide advice and/or make transfers for you is not acting on our behalf, but rather is acting on your behalf. To be eligible to take any action with respect to your Annuity, an investment advisor must meet our standards. These standards include, but are not limited to, restricting the amount of the advisor’s fee that the advisor can deduct from your account to a specified percentage of your Account Value (this fee cap may change periodically at our discretion). In general, we reserve the right to change these standards at any time. Although we impose these standards, you bear the responsibility for choosing a suitable investment advisor.

We do not offer advice about how to allocate your Account Value. As such, we are not responsible for any recommendations your investment advisor makes, any investment models or asset allocation programs they choose to follow, or any specific transfers they

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make on your behalf. Moreover, if you participate in an optional living benefit that transfers Account Value under a pre-determined mathematical formula, you and your investment advisor should realize that such transfers will occur as dictated solely by the formula, and may or may not be in accord with the investment program being pursued by your investment advisor. As one possible example, prompted by a decline in the value of your chosen Sub-accounts, the formula might direct a transfer to an AST bond portfolio – even though your advisor’s program might call for an increased investment in equity Sub-accounts in that scenario.

We are not a party to the agreement you have with your investment advisor, and do not verify that amounts withdrawn from your Annuity, including amounts withdrawn to pay for the investment advisor’s fee, are within the terms of your agreement with your investment advisor. You will, however, receive confirmations of transactions that affect your Annuity that among other things reflect advisory fees deducted from your Account Value. It is your responsibility to arrange for the payment of the advisory fee charged by your investment advisor. Similarly, it is your responsibility to understand the advisory services provided by your investment advisor and the advisory fees charged for those services.

Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. Please be aware that if you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor’s fee, such fee deduction will be treated as a withdrawal. A withdrawal can have many consequences, particularly if you are participating in certain optional living benefits and/or optional death benefits. For example, as with any other withdrawal from your Annuity, you may incur adverse tax consequences upon the deduction of your advisor’s fee from your Annuity. In addition, a withdrawal generally may also reduce the level of various living and death benefit guarantees provided.

Special Rules for Distributions to Pay Advisory Fees

We treat partial withdrawals to pay advisory fees as taxable distributions unless your Annuity is being used in conjunction with a “qualified” retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code). However, if your Annuity has an optional benefit that is ineligible for advisory fee deduction, and if you take partial withdrawals from such Annuity to pay advisory fees, such partial withdrawals will be considered taxable distributions for all contracts, including the “qualified” retirement plans enumerated above.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct us otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

Please Note: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions On Transfers Between Investment Options”. We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under a program or the predetermined mathematical formula the former type of transfer (i.e., a transfer that you initiate).

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission or other electronic transmission as a “writing”, (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and (iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund portfolio and/or the AST Money Market Sub-account, or any transfer that involves one of our systematic programs, such as automated withdrawals.

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Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., the Sub-accounts corresponding to the AST Money Market Portfolio or ProFunds VP portfolios), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by its Portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account, or a Sub-account corresponding to a ProFund portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto rebalancing or under a pre-determined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Sub-account and/or a ProFund VP Portfolio; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis for all Annuities. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

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A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Living Benefits” later in this prospectus for more information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Systematic withdrawals can be made from your Account Value allocated to the Sub-accounts or certain MVA Options. Please note that systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you have not elected an optional living, we will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

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If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v2.1) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options at the time we process each withdrawal.
■

If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount or LIA Amount (only applicable to a Lifetime Income Accelerator benefit) and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program.

■

If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount or LIA Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner’s lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Living Benefits” for further information relating to Required Minimum Distributions if you own a living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional benefits and Excess Income, see “Living Benefits – Highest Daily Lifetime Income v2.1 Benefit – Required Minimum Distributions.”

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any applicable optional benefit charge, and any Annual Maintenance Fee.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant.

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.

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Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

■

Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

■

Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of a second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

■

Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of a second Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

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LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Optional benefits are not available if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

■	protecting a principal amount from decreases in value due to investment performance;
■	guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
■	providing spousal continuation of certain benefits.

We currently offer the following “living benefits”:

■     Highest Daily Lifetime Income v2.1

■     Spousal Highest Daily Lifetime Income v2.1

■     Highest Daily Lifetime Income v2.1 With Highest Daily Death Benefit

■     Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

The following “living benefits” are available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm:

■     Highest Daily Guaranteed Return Option II (HD GRO II)

■     Guaranteed Return Option Plus II (GRO PLUS II)

We previously offered the following optional living benefits during the periods indicated.

Offered from August 20, 2012 to February 24, 2013:

■     Highest Daily Lifetime Income 2.0

■     Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator

■     Spousal Highest Daily Lifetime Income 2.0

■     Highest Daily Lifetime Income 2.0 With Highest Daily Death Benefit

■     Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit

Offered from January 24, 2011 to August 19, 2012:

■     Highest Daily Lifetime Income

■     Highest Daily Lifetime Income with Lifetime Income Accelerator

■     Spousal Highest Daily Lifetime Income

Offered from March 15, 2010 to January 23, 2011:

■     Highest Daily Lifetime 6 Plus Income

■     Highest Daily Lifetime 6 Plus Income with Lifetime Income Accelerator

■     Spousal Highest Daily Lifetime 6 Plus Income

Please see Appendix E for information pertaining to the Highest Daily Lifetime Income 2.0 Suite of benefits; Appendix D for information pertaining to the Highest Daily Lifetime Income Suite of benefits; and Appendix C for information pertaining to the Highest Daily Lifetime 6 Plus Suite of benefits.

Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the “permitted Sub-accounts” – see “Investment Options” for lists of permitted Sub-accounts available by optional benefit) and certain bond portfolio Sub-accounts of AST. The Highest Daily Lifetime Income v2.1 Suite of benefits, Highest Daily Lifetime Income 2.0 Suite of benefits, Highest Daily Lifetime Income Suite of benefits, and Highest Daily Lifetime 6 Plus Suite of benefits use one predetermined mathematical formula. GRO Plus II and HD GRO II each uses a separate and different predetermined mathematical formula. Under the predetermined mathematical formula used with the Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income 2.0, Highest Daily Lifetime Income and Highest Daily Lifetime 6 Plus Suite of benefits, your Account Value may be transferred between certain “permitted Sub-accounts” and the AST Investment Grade Bond Sub-account. Under each predetermined mathematical formula used with GRO Plus II and HD GRO II, your Account Value may be transferred between certain “permitted Sub-accounts” and a Sub-account within a group of bond portfolio Sub-accounts differing with respect to their target maturity date. The formulas differ because of the nature of the underlying guarantees, and thus could result in different transfers of account value over time. Although not guaranteed, the optional living benefit investment requirements and the applicable formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the investment requirements could mean that you miss appreciation opportunities in other investment options. The formula could mean that you miss opportunities for investment gains in your selected Sub-accounts while Account Value is allocated to the applicable AST bond portfolio Sub-account, and there is no guarantee that the applicable AST bond portfolio Sub-account will not lose value. We are not providing you with investment advice through the use of any of the formulas. In addition, the formulas do not constitute an investment strategy that we are recommending to you.

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Here is a general description of each kind of living benefit that exists under this Annuity:

Lifetime Guaranteed Minimum Withdrawal Benefits. These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Highest Daily Lifetime Income v2.1 is one example of this type of benefit. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence.

Under any of the Guaranteed Lifetime Withdrawal Benefits (e.g., Highest Daily Lifetime Income v2.1, Spousal Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, and Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit), withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts.

Guaranteed Minimum Accumulation Benefits. The common characteristic of these benefits is that your Account Value is guaranteed to be at least a specified amount at some point in the future. Thus, these benefits may be appropriate for an annuity Owner who wants a guaranteed minimum Account Value after a specified number of years. Because the guarantee inherent in the benefit does not take effect until a specified number of years into the future, you should elect such a benefit only if your investment time horizon is of at least that duration. HD GRO II is one example of this type of benefit.

Please refer to the benefit description that follows for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the “Investment Options” section of the prospectus for a list of Investment Options available and permitted with each benefit. We reserve the right to terminate a benefit if you allocate funds into non-permitted Investment Options. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

Termination of Existing Benefits and Election of New Benefits

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes effective. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

No Long-Term MVA Option is permitted if you elect any Optional Living Benefit. The DCA MVA Options are not available with GRO Plus II and HD GRO II. For Annuities purchased in Illinois, if you are currently invested in any Market Value Adjustment Options and/or are enrolled in the 6 or 12 Month DCA Program but wish to elect one of the Highest Daily Lifetime Income v2.1 Suite of benefits, at the time you elect such Highest Daily Lifetime Income v2.1 benefit, you will have to cancel your enrollment in the 6 or 12 Month DCA Program and reallocate your Account Value to the Investment Options permitted for such Highest Daily Lifetime Income v2.1 benefit (see “Investment Options – Group I Allowable Benefit Allocations”).

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

HIGHEST DAILY LIFETIME® INCOME v2.1 BENEFIT

Highest Daily Lifetime® Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

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We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: “Spousal Highest Daily Lifetime Income v2.1 Benefit”, “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

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Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject, any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

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We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual

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Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

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Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

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Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 – $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the permitted elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Highest Daily Lifetime Income v2.1

The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as

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of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed);

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consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of the Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk to Pruco Life associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits. The formula is not investment advice.

The formula is set forth in Appendix J (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. The formula may also limit the potential for your Account Value to grow.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula. The formula does not constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

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Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”), where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity. We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R = (L – B) / (VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix J) for that day by 5% and by the applicable Annuity Factor found in Appendix J. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L) = $200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R) = ($149,500 – 0)/$179,500 = 83.3%

(3)

If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90%

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cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

■

The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

■

While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
■

Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

■

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account,

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regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v2.1 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
■

The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME® INCOME v2.1 BENEFIT

Spousal Highest Daily Lifetime® Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

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Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

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Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of

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which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income (i.e., Excess Income) to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

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Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year’s Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which

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is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. When $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is

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the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

Charge for Spousal Highest Daily Lifetime v2.1

The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in a cancellation of Spousal Highest Daily Lifetime Income v2.1. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial

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Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT

Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in

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those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). Highest Daily Lifetime Income v2.1 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component, however, you may only elect HD DB with Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v2.1. If you elect Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

The income benefit under Highest Daily Lifetime Income v2.1 with HD DB currently is based on a single “designated life” who is between the ages of 50 and 79 on the benefit effective date and received in Good Order. As long as your Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1 with HD DB (including no payment of the Highest Daily Death Benefit Amount). As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Spousal Highest Daily Lifetime Income v2.1 Benefit” and “Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

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The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1 with HD DB. The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

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While Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59½; 4% for ages 59½ to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

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Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $109,420. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

Here is the calculation:

Annual Income Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Highest Daily Death Benefit Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
HD DB Amount	$109,420.00
1.31% Reduction in Annual Income Amount	$1,433.40
Highest Daily Death Benefit Amount	$107,986.60

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5%

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of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000

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■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1 with HD DB
■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1 with HD DB

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Ratio ($15,000/$120,000 = 12.5%	12.5%
12.5% Reduction in Annual Income Amount
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 – $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a

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situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.
■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Highest Daily Death Benefit

A Death Benefit is payable under Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity-owned), also referred to as the “Single Designated Life”, when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income v2.1 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity will continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Highest Daily Lifetime Income v2.1 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 with HD DB are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

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Charge for Highest Daily Lifetime Income v2.1 with HD DB

The current charge for Highest Daily Lifetime Income v2.1 with HD DB is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership requirements.

Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 with HD DB so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner (or Annuitant for if entity-owned annuities);

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(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 with HD DB Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT

Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and

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also want to provide a death benefit. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

An integral component of Spousal Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income v2.1 with HD DB is the spousal version of Highest Daily Lifetime Income v2.1 with HD DB. Spousal Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v2.1. If you elect Spousal Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 with HD DB is not available if you elect any other optional living or death benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB. As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: “Highest Daily Lifetime Income v2.1 Benefit”, “Spousal Highest Daily Lifetime Income v2.1 Benefit” and “Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit”.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

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The Periodic Value after the Roll-Up End Date

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1 with HD DB

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

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While Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59½; 3.5% for ages 59½ to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

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Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and if is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $110,020. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

Here is the calculation:

Annual Income Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Highest Daily Death Benefit Amount

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
HD DB Amount	$110,020.00
1.82% Reduction in Annual Income Amount	$2,002.36
Highest Daily Death Benefit Amount	$108,017.64

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5%

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of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year’s Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1 with HD DB. If you do not designate the withdrawal as Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1 with HD DB
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1 with HD DB

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On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income v2.1 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Highest Daily Death Benefit

A Death Benefit is payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Spousal Highest Daily Lifetime Income v2.1 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the

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simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

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Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 with HD DB benefit are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to

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current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

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Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v2.1 with HD DB will remain in force unless we are instructed otherwise.

Charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB

The current charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income v2.1 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be between 50-79 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner,

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Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1 with HD DB. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life who is an Owner (or who is the Annuitant if entity-owned), if the Remaining Designated Life elects not to continue the Annuity;
(ii)	upon our receipt of Due Proof of Death of an Owner (or Annuitant if entity-owned) if the surviving spouse is not eligible to continue the benefit because such spouse is not a spousal designated life and there is any Unadjusted Account Value on the date of death;
(iii)	upon our receipt of Due Proof of Death of the Remaining Designated Life if a Death Benefit is payable under this benefit;
(iv)	your termination of the benefit;
(v)	your surrender of the Annuity;
(vi)	when annuity payments begin (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vii)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(viii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(ix)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

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Upon termination of Spousal Highest Daily Lifetime Income v2.1 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see “Additional Tax Considerations” under Highest Daily Lifetime Income v2.1 above.

GUARANTEED RETURN OPTION Plus II (GRO Plus II)

GRO Plus II is available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm. Guaranteed Return OptionSM Plus II (GRO Plus IISM) is a form of “guaranteed minimum accumulation benefit” that guarantees a specified Unadjusted Account Value at one or more dates in the future. If you participate in this benefit, you are subject to the predetermined mathematical formula described below that transfers Account Value between your Sub-accounts and an AST bond portfolio Sub-account.

Under GRO Plus II, we guarantee that on the seventh anniversary of benefit election, and each anniversary thereafter, the Unadjusted Account Value will be not less than the Unadjusted Account Value on the date that the benefit is added to your Annuity (adjusted for subsequent Purchase Payments and withdrawals as detailed below). We refer to this initial guarantee as the “base guarantee.” In addition to the base guarantee, GRO Plus II offers the possibility of an enhanced guarantee. You may “manually” lock in an enhanced guarantee once per “benefit year” (i.e., a year beginning on the date you acquired the benefit and each anniversary thereafter) if your Unadjusted Account Value on that Valuation Day exceeds the amount of any outstanding base guarantee or enhanced guarantee. If you elect to manually lock-in an enhanced guarantee, on an anniversary of the effective date of the benefit, that lock-in will not count towards the one elective manual lock-in you may make each benefit year. We guarantee that the Unadjusted Account Value locked-in by that enhanced guarantee will not be any less seven years later, and each anniversary of that date thereafter. In addition, you may elect an automatic enhanced guarantee feature under which, if your Unadjusted Account Value on a benefit anniversary exceeds the highest existing guarantee by 7% or more, we guarantee that such Unadjusted Account Value will not be any less seven benefit anniversaries later and each benefit anniversary thereafter. You may maintain only one enhanced guarantee in addition to your base guarantee. Thus, when a new enhanced guarantee is created, it cancels any existing enhanced guarantee. However, the fact that an enhanced guarantee was effected automatically on a benefit anniversary does not prevent you from “manually” locking-in an enhanced guarantee during the ensuing benefit year. In addition, the fact that you “manually” locked in an enhanced guarantee does not preclude the possibility of an automatic enhanced guarantee on the subsequent benefit anniversary. Please note that upon creation of a new enhanced guarantee, an immediate transfer to an AST bond portfolio Sub-account (which is used as part of this benefit) may occur depending on the discount rate (as described below) used to determine the present value of each of your guarantees. You may elect to terminate an enhanced guarantee without also terminating the base guarantee. If you do, any amounts held in the AST bond portfolio Sub-account (which is used as part of a pre-determined mathematical formula required with this benefit) with respect to that enhanced guarantee will be transferred to your other Sub-accounts in accordance with your most recent allocation instructions, and if none exist, then pro rata to your variable Sub-accounts (see below “Key Feature - Allocation of Unadjusted Account Value”). Amounts held in an AST bond portfolio Sub-account with respect to the base guarantee will not be transferred as a result of the termination of an enhanced guarantee. You may not lock in an enhanced guarantee, either manually or through our optional automatic program, within seven years prior to the Latest Annuity Date (please see “Annuity Options” for further information). This also applies to a new Owner who has acquired the Annuity from the original Owner.

In this section, we refer to a date on which the Unadjusted Account Value is guaranteed to be present as the “Maturity Date”. If the Account Value on the Maturity Date is less than the guaranteed amount, we will contribute funds from our general account to bring your Unadjusted Account Value up to the guaranteed amount. If the Maturity Date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the AST bond portfolio Sub-account used with this benefit and described below) in accordance with your most recent allocation instructions, which means: a) the Custom Portfolio Program or, b) if you are not participating in this program, then such amounts will be allocated to your Sub-accounts on a pro rata basis. Regardless of whether we need to contribute funds at the end of a Guarantee Period, we will at

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that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee in accordance with your most recent allocation instructions, which means: a) the Custom Portfolio Program or, b) if you are not participating in this program, then such amounts will be allocated to your Sub-accounts on a pro rata basis. If the former (i.e., an asset allocation program), your Unadjusted Account Value will be transferred according to the program.

Any addition or transferred amount may be subsequently re-allocated based on the predetermined mathematical formula described below.

The guarantees provided by the benefit exist only on the applicable Maturity Date(s). However, due to the ongoing monitoring of your Unadjusted Account Value, and the transfer of Unadjusted Account Value to support your future guarantees, the benefit may provide some protection from significant Sub-account losses. For this same reason, the benefit may limit your ability to benefit from Sub-account increases while it is in effect.

We increase both the base guarantee and any enhanced guarantee by the amount of each Purchase Payment made subsequent to the date that the guarantee was established. For example, if the effective date of the benefit was January 3, 2011 and the Account Value was $100,000 on that date, then a $30,000 Purchase Payment made on March 30, 2012 would increase the base guarantee amount to $130,000.

If you make a withdrawal, we effect a proportional reduction to each existing guarantee amount. We calculate a proportional reduction by reducing each existing guarantee amount by the percentage represented by the ratio of the withdrawal amount to your Unadjusted Account Value immediately prior to the withdrawal.

If you make a withdrawal, we will deduct the withdrawal amount pro rata from each of your Sub-accounts (including the AST bond portfolio Sub-account used with this benefit).

EXAMPLE

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of a withdrawal on each guarantee amount under this benefit.

Assume the following:

■	The Issue Date is December 1, 2010
■	The benefit is elected on December 1, 2010
■	The Unadjusted Account Value on December 1, 2010 is $200,000, which results in a base guarantee of $200,000
■	An enhanced guarantee amount of $350,000 is locked in on December 1, 2011
■	The Unadjusted Account Value immediately prior to the withdrawal is equal to $380,000

If a withdrawal of $50,000 is taken on December 15, 2011, all guarantee amounts will be reduced by the ratio of the total withdrawal amount to the Unadjusted Account Value just prior to the withdrawal being taken.

Here is the calculation (figures are rounded):

Withdrawal Amount	$50,000
Divided by Unadjusted Account Value before withdrawal	$380,000
Equals ratio	13.16%
All guarantees will be reduced by the above ratio (13.16%)
Base guarantee amount	$173,680
Enhanced guarantee amount	$303,940

Key Feature – Allocation of Unadjusted Account Value For GRO Plus II (and Highest Daily GRO II, if elected prior to July 16, 2010)

We limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect GRO Plus II and Highest Daily GRO Plus II (see below for information pertaining to HD GRO II). For purposes of these benefits, we refer to those permitted Investment Options (other than the required bond portfolio Sub-accounts discussed below) as the “Permitted Sub-accounts.”

GRO Plus II and HD GRO II use a predetermined mathematical formula to help manage your guarantees through all market cycles. The formula applicable to you may not be altered once you elect the benefit. However, subject to regulatory approval, we do reserve the right to amend the formula for newly-issued Annuities that elect or re-elect GRO Plus II and HD GRO II and for existing Annuities that elect the benefit post-issue. This required formula helps us manage our financial exposure under GRO Plus II and HD GRO II, by moving assets out of certain Sub-accounts if dictated by the formula (see below). In essence, we seek to preserve Unadjusted Account Value, by transferring them to a more stable option (i.e., one or more specified bond Portfolios of Advanced Series Trust). We refer to the Sub-accounts corresponding to these bond Portfolios collectively as the “AST bond portfolio

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Sub-accounts”. The formula also contemplates the transfer of Unadjusted Account Value from an AST bond portfolio Sub-account to the other Sub-accounts. Because these restrictions and the use of the formula lessen the likelihood that your Unadjusted Account Value will be reduced below the base and/or enhanced guarantee(s), they also reduce the likelihood that we will make any payments under this benefit. They may also limit your upside potential for growth. The formula is set forth in Appendix G of this prospectus. A summary description of each AST bond portfolio Sub-account appears within the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST bond portfolio prospectus by going to www.prudentialannuities.com.

For purposes of operating the formula applicable to GRO Plus II and HD GRO II, we have included within this Annuity several AST bond portfolio Sub-accounts. Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2020, an AST bond portfolio whose underlying investments generally mature in 2021, and so forth. As discussed below, the formula determines the appropriate AST bond portfolio Sub-account to which Account Value is transferred. We will introduce new AST bond portfolio Sub-accounts in subsequent years, to correspond generally to the length of new Guarantee Periods that are created under this benefit (and the Highest Daily GRO II benefit). If you have elected GRO Plus II or HD GRO II, you may have Unadjusted Account Value allocated to an AST bond portfolio Sub-account only by operation of the formula, and thus you may not allocate Purchase Payments to or make transfers to or from an AST bond portfolio Sub-account.

Although we employ several AST bond portfolio Sub-accounts for purposes of the benefit, the formula described in the next paragraph operates so that your Unadjusted Account Value may be allocated to only one AST bond portfolio Sub-account at one time. The formula determines the appropriate AST Bond Portfolio Sub-account to which Unadjusted Account Value is transferred. On any day a transfer into or out of the AST bond portfolio Sub-account is made the formula may dictate that a transfer out of one AST bond portfolio Sub-account be made into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the “current liability”, as described below. As indicated, the formula and AST bond portfolio Sub-accounts are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, the formula applicable to you under the benefit determines which AST bond portfolio Sub-account your Account Value is transferred to, and under what circumstances a transfer is made. Please note that upon creation of a new enhanced guarantee, an immediate transfer to the AST Bond Portfolio Sub-account associated with the “current liability” may occur, depending on the discount rate (as described in the next paragraph) used to determine the present value of each of your guarantees. As such, a low discount rate could cause a transfer of Unadjusted Account Value into an AST bond portfolio Sub-account, despite the fact that your Unadjusted Account Value had increased.

In general, the formula works as follows. On each Valuation Day, the formula automatically performs an analysis with respect to each guarantee that is outstanding. For each outstanding guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable “discount rate”, would equal the applicable guarantee amount on the Maturity Date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the “current liability” in the formula. The formula compares the current liability to the amount of your Unadjusted Account Value held within the AST bond portfolio Sub-account and to your Unadjusted Account Value held within the Permitted Sub-accounts. If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount held within the Permitted Sub-accounts, exceeds an upper target value (currently, 85%), then the formula will make a transfer into the AST bond portfolio Sub-account, in the amount dictated by the formula (subject to the 90% cap discussed below). If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount within the Permitted Sub-accounts, is less than a lower target value (currently, 79%), then the formula will transfer Unadjusted Account Value from the AST bond portfolio Sub-account into the Permitted Sub-accounts, in the amount dictated by the formula.

The formula will not execute a transfer to the AST bond portfolio Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account (“90% cap”). Thus, on any Valuation Day, if the formula would require a transfer to the AST bond portfolio Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account will be transferred. Additionally, future transfers into the AST bond portfolio Sub-account will not be made (regardless of the performance of the AST bond portfolio Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST bond portfolio Sub-account. Once this transfer occurs out of the AST bond portfolio Sub-account, future amounts may be transferred to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST bond portfolio Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST bond portfolio Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST bond portfolio Sub-account. If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST bond portfolio Sub-account at least until there is first a transfer out of the AST bond portfolio Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts.

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This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST bond portfolio Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST bond portfolio Sub-account (at least until there is first a transfer out of the AST bond portfolio Sub-account).

For example,

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March 17, 2011 – a transfer is made to the AST bond portfolio Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST bond portfolio Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

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March 18, 2011 – you make an additional Purchase Payment of $10,000. No transfers have been made from the AST bond portfolio Sub-account to the Permitted Sub-accounts since the cap went into effect on March 17, 2011.

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On March 18, 2011 (and at least until first a transfer is made out of the AST bond portfolio Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST bond portfolio Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST bond portfolio Sub-account).

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Once there is a transfer out of the AST bond portfolio Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST bond portfolio Sub-account as dictated by the formula.

As discussed above, each Valuation Day, the formula analyzes the difference between your Unadjusted Account Value and your guarantees, as well as how long you have owned the benefit, and determines if any portion of your Unadjusted Account Value needs to be transferred into or out of the AST bond portfolio Sub-accounts. Therefore, at any given time, some, none, or most of your Unadjusted Account Value may be allocated to the AST bond portfolio Sub-accounts.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the AST bond portfolio Sub-accounts pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your guarantee amount(s);
■	The amount of time until the maturity of your guarantee(s);
■	The amount invested in, and the performance of, the Permitted Sub-accounts;
■	The amount invested in, and the performance of, the AST bond portfolio Sub-accounts;
■	The discount rate used to determine the present value of your guarantee(s);
■	Additional Purchase Payments, if any, that you make to the Annuity; and
■	Withdrawals, if any, taken from the Annuity.

Any amounts invested in the AST bond portfolio Sub-accounts will affect your ability to participate in a subsequent market recovery within the Permitted Sub-accounts. Conversely, the Unadjusted Account Value may be higher at the beginning of the recovery, e.g. more of the Unadjusted Account Value may have been protected from decline and volatility than it otherwise would have been had the benefit not been elected. The AST bond portfolio Sub-accounts are available only with certain optional living benefits, and you may not allocate Purchase Payments to or transfer Account Value to or from the AST bond portfolio Sub-accounts.

Transfers under the formula do not impact any guarantees under the benefit that have already been locked-in.

Election/Cancellation of the Benefit

GRO Plus II is available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm. GRO Plus II can be elected on any Valuation Day thereafter as long as the benefit is available, provided that your Unadjusted Account Value is allocated in a manner permitted with the benefit and that you otherwise meet our eligibility rules. You may elect GRO Plus II only if the oldest of the Owner and Annuitant is 84 or younger on the date of election. GRO Plus II is not available if you participate in any other optional living benefit. However, GRO Plus II may be elected together with any optional death benefit.

GRO Plus II will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity-owned Annuity), unless the Annuity is continued by the surviving spouse; (b) as of the date Unadjusted Account Value is applied to begin annuity payments; (c) as of the anniversary of benefit election that immediately precedes the contractually-mandated latest Annuity Date, or (d) upon full surrender of the Annuity. If you elect to terminate the benefit, GRO Plus II will no longer provide any guarantees. The charge for the GRO Plus II benefit will no longer be deducted from your Unadjusted Account Value upon termination of the benefit.

If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment

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Options and (ii) invest the proceeds of those sales in the permitted Investment Options that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

If you wish, you may cancel the GRO Plus II benefit. You may also cancel an enhanced guarantee, but leave the base guarantee intact. Upon cancellation, you may elect any other currently available living benefit on any Valuation Day after you have cancelled the GRO Plus II benefit, provided that your Unadjusted Account Value is allocated in a manner permitted with that new benefit and that you otherwise meet our eligibility rules. Upon cancellation of the GRO Plus II benefit, any Unadjusted Account Value allocated to the AST bond portfolio Sub-account used with the formula will be reallocated to the Permitted Sub-accounts according to your most recent allocation instructions or, in absence of such instructions, pro rata (i.e., in direct proportion to your current allocations). Upon your re-election of GRO Plus II, Unadjusted Account Value may be transferred between the AST bond portfolio Sub-accounts and the Permitted Sub-accounts according to the predetermined mathematical formula (see “Key Feature – Allocation of Unadjusted Account Value” above for more details). You also should be aware that upon cancellation of the GRO Plus II benefit, you will lose all guarantees that you had accumulated under the benefit. Thus, the guarantees under any newly-elected benefit will be based on your current Unadjusted Account Value at benefit effectiveness. The benefit you elect or re-elect may be more expensive than the benefit you cancel. Once the GRO Plus II benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Valuation Day following the cancellation of the GRO Plus II benefit provided that the benefit you are looking to elect is available at that time and on a post-issue basis.

Special Considerations under GRO Plus II

This benefit is subject to certain rules and restrictions, including, but not limited to the following:

■

Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. The Permitted Sub-accounts are those described in the Investment Option section of this prospectus. No MVA Options may be in effect as of the date that you elect to participate in the benefit, nor may you add such allocations after you have acquired the benefit.

■	Transfers as dictated by the formula will not count toward the maximum number of free transfers allowable under the Annuity.
■	Any amounts applied to your Unadjusted Account Value by us on a Maturity Date will not be treated as “investment in the contract” for income tax purposes.
■

Only systematic withdrawal programs in which amounts withdrawn are being taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Unadjusted Account Value) will be permitted if you participate in GRO Plus II. Thus, you may not elect GRO Plus II so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata. Similarly, if you currently participate in GRO Plus II, we will allow you to add a systematic withdrawal program only if withdrawals under the program are to be taken pro rata.

■	As the time remaining until the applicable Maturity Date(s) gradually decreases, the benefit may become increasingly sensitive to moves to an AST bond portfolio Sub-account.

Charges under the Benefit

We deduct an annualized charge equal to 0.60% of the average daily net assets of the Sub-accounts (including any AST bond portfolio Sub-account) for participation in the GRO Plus II benefit. The annualized charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on a Maturity Date is less than the amount guaranteed and (b) administration of the benefit. You will begin paying this charge as of the effective date of the benefit. We will not refund the charges you have paid even if we never have to make any payments under the benefit.

HIGHEST DAILY GUARANTEED RETURN OPTION II (HD GRO II)

HD GRO is available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm. Highest Daily Guaranteed Return Option Plus II (HD GRO II) is a form of “guaranteed minimum accumulation benefit” that guarantees a specified Account Value at one or more dates in the future. If you participate in this benefit, you are subject to a predetermined mathematical formula that transfers Account Value between your Sub-accounts and an AST bond portfolio Sub-account.

HD GRO II creates a series of separate guarantees, each of which is based on the highest Unadjusted Account Value attained on a day during the applicable time period. As each year of your participation in the benefit passes, we create a new guarantee. Each guarantee then remains in existence until the date on which it matures (unless the benefit terminates sooner). We refer to each date on which the specified Unadjusted Account Value is guaranteed as the “Maturity Date” for that guarantee. HD GRO II will not create a guarantee if the Maturity Date of that guarantee would extend beyond the Latest Annuity Date. This is true even with respect to a new Owner who has acquired the Annuity from the original Owner.

The guarantees provided by the benefit exist only on the applicable Maturity Date(s). However, due to the ongoing monitoring of your Unadjusted Account Value, and the transfer of Unadjusted Account Value to support your future guarantees, the benefit may provide some protection from significant Sub-account losses. For this same reason, the benefit may limit your ability to benefit from Sub-account increases while it is in effect.

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The initial guarantee is created on the day that the HD GRO II benefit is added to your Annuity. We guarantee that your Unadjusted Account Value on the tenth anniversary of that day (we refer to each such anniversary as a “benefit anniversary”) will not be less than your Unadjusted Account Value on the day that the HD GRO II benefit was added to your Annuity. Each benefit anniversary thereafter, we create a new guarantee. With respect to each such subsequent guarantee, we identify the highest Unadjusted Account Value that occurred between the date of that benefit anniversary and the date on which HD GRO II was added to your Annuity. We guarantee that your Unadjusted Account Value ten years after that benefit anniversary will be no less than the highest daily Unadjusted Account Value (adjusted for Purchase Payments and withdrawals, as described below) that occurred during that time period. The following example illustrates the time period over which we identify the highest daily Unadjusted Account Value for purposes of each subsequent guarantee under the benefit. If the date of benefit election were January 6, 2011, we would create a guarantee on January 6 of each subsequent year. For example, we would create a guarantee on January 6, 2015 based on the highest Unadjusted Account Value occurring between January 6, 2011 and January 6, 2015, and that guarantee would mature on January 6, 2025. As described below, we adjust each of the guarantee amounts for Purchase Payments and withdrawals.

If the Unadjusted Account Value on the Maturity Date is less than the guaranteed amount, we will contribute funds from our general account to bring your Unadjusted Account Value up to the guaranteed amount. If the Maturity Date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the AST bond portfolio Sub-account used with this benefit and described below) in accordance with your most recent allocations instructions. Regardless of whether we need to contribute funds at the end of a Guarantee Period, we will at that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee to your other Sub-accounts on a pro rata basis, unless your Account Value is either (1) being allocated according to an asset allocation program or (2) at that time allocated entirely to an AST bond portfolio Sub-account. If the former (i.e., an asset allocation program), your Unadjusted Account Value will be transferred according to the program. If the latter (i.e., an AST bond portfolio Sub-account), then your Unadjusted Account Value will be transferred to the Sub-accounts permitted with this benefit according to your most recent allocation instructions. Any addition or transferred amount may subsequently be re-allocated based on the predetermined mathematical formula described below.

We increase the amount of each guarantee that has not yet reached its Maturity Date, as well as the highest daily Unadjusted Account Value that we calculate to establish a guarantee, by the amount of each subsequent Purchase Payment made prior to the applicable Maturity Date. For example, if the effective date of the benefit was January 4, 2011, and there was an initial guaranteed amount that was set at $100,000 maturing January 4, 2021, and a second guaranteed amount that was set at $120,000 maturing January 4, 2022, then a $30,000 Purchase Payment made on March 30, 2012 would increase the guaranteed amounts to $130,000 and $150,000, respectively.

If you make a withdrawal, we effect a proportional reduction to each existing guarantee amount. We calculate a proportional reduction by reducing each existing guarantee amount by the percentage represented by the ratio of the withdrawal amount to your Unadjusted Account Value immediately prior to the withdrawal.

If you make a withdrawal, we will deduct the withdrawal amount pro rata from each of your Sub-accounts (including the AST bond portfolio Sub-account used with this benefit).

EXAMPLE

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of a withdrawal on each guarantee amount under this benefit. Assume the following:

■	The Issue Date is December 1, 2010
■	The benefit is elected on December 1, 2010
■	The Unadjusted Account Value on December 1, 2010 is $200,000, which results in an initial guarantee of $200,000
■	An additional guarantee amount of $350,000 is locked in on December 1, 2011
■	The Unadjusted Account Value immediately prior to the withdrawal is equal to $380,000

If a withdrawal of $50,000 is taken on December 15, 2011, all guarantee amounts will be reduced by the ratio the total withdrawal amount represents of the Unadjusted Account Value just prior to the withdrawal being taken.

Here is the calculation (figures are rounded):

Withdrawal Amount	$50,000
Divided by Unadjusted Account Value before withdrawal	$380,000
Equals ratio	13.16%
All guarantees will be reduced by the above ratio (13.16%)
Initial guarantee amount	$173,680
Additional guarantee amount	$303,940

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Key Feature – Allocation of Unadjusted Account Value

We limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect HD GRO II. For purposes of this benefit, we refer to those permitted investment options (other than the AST bond portfolio used with this benefit) as the “Permitted Sub-accounts”.

HD GRO II uses a predetermined mathematical formula to help manage your guarantees through all market cycles. The formula applicable to you may not be altered once you elect the benefit. However, subject to regulatory approval, we do reserve the right to amend the formula for existing Annuities that elect the benefit post-issue. This required formula helps us manage our financial exposure under HD GRO II, by moving assets out of certain Sub-accounts if dictated by the formula (see below). In essence, we seek to preserve Unadjusted Account Value, by transferring it to a more stable option (i.e., one or more specified bond Portfolios of Advanced Series Trust). We refer to the Sub-accounts corresponding to these bond Portfolios collectively as the “AST bond portfolio Sub-accounts”. The formula also contemplates the transfer of Unadjusted Account Value from an AST bond portfolio Sub-account to the other Sub-accounts. Because these restrictions and the use of the formula lessen the likelihood that your Unadjusted Account Value will be reduced below the base and/or enhanced guarantee(s), they also reduce the likelihood that we will make any payments under this benefit. They may also limit your upside potential for growth. The formula is set forth in Appendix I of this prospectus. A summary description of each AST bond portfolio Sub-account appears within the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST bond portfolio prospectus by going to www.prudentialannuities.com.

For purposes of operating the HD GRO II formula, we have included within each Annuity several AST bond portfolio Sub-accounts. Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2020, an AST bond portfolio whose underlying investments generally mature in 2021, and so forth. As discussed below, the formula determines the appropriate AST bond portfolio Sub-account to which Unadjusted Account Value is transferred. We will introduce new AST bond portfolio Sub-accounts in subsequent years, to correspond generally to the length of new guarantee periods that are created under this benefit. If you have elected HD GRO II, you may have Unadjusted Account Value allocated to an AST bond portfolio Sub-account only by operation of the formula, and thus you may not allocate Purchase Payments to or make transfers to or from an AST bond portfolio Sub-account.

Although we employ several AST bond portfolio Sub-accounts for purposes of the benefit, the formula described in the next paragraph operates so that your Unadjusted Account Value may be allocated to only one AST bond portfolio Sub-account at one time. The formula determines the appropriate AST bond portfolio Sub-account to which Unadjusted Account Value is transferred. On any day a transfer into or out of the AST bond portfolio Sub-account is made the formula may dictate that a transfer out of one AST bond portfolio Sub-account be made into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the “current liability”, as described below. As indicated, the formula and AST bond portfolio Sub-accounts are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, the applicable formula under the benefit determines which AST bond portfolio Sub-account your Unadjusted Account Value is transferred to, and under what circumstances a transfer is made.

In general, the formula works as follows. Under the formula, Unadjusted Account Value will transfer between the “permitted Sub-accounts” and an AST bond portfolio Sub-account when dictated by the pre-determined mathematical formula. On each Valuation Day, including the effective date of the benefit, the pre-determined mathematical formula is used to compare your Unadjusted Account Value to an amount based on the guarantees provided under the benefit. The formula determines whether a transfer occurs based, among other things, on an identification of the outstanding guarantee that has the largest present value. Based on the formula, a determination is made as to whether any portion of your Unadjusted Account Value is to be transferred to or from the AST bond portfolio Sub-account. In identifying those guarantees, we consider each guarantee that already has been set (i.e., on a benefit anniversary), as well as an amount that we refer to as the “Projected Future Guarantee.” The “Projected Future Guarantee” is an amount equal to the highest Unadjusted Account Value (adjusted for withdrawals, additional Purchase Payments, as described in the section of the prospectus concerning HD GRO II) within the current benefit year that would result in a new guarantee. For the Projected Future Guarantee, the assumed guarantee period begins on the current Valuation Day and ends 10 years from the next anniversary of the effective date of the benefit. As such, a Projected Future Guarantee could cause a transfer of Unadjusted Account Value into an AST bond portfolio Sub-account. We only calculate a Projected Future Guarantee if the assumed guarantee period associated with that Projected Future Guarantee does not extend beyond the latest Annuity Date applicable to the Annuity. The amount that is transferred to and from the AST bond portfolio Sub-accounts pursuant to the formula depends upon the factors set forth in the seven bullet points below, some of which relate to the guarantee amount(s), including the Projected Future Guarantee.

For each outstanding guarantee and the Projected Future Guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable “discount rate”, would equal the applicable guarantee amount on the Maturity Date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the “current liability” in the formula. The formula compares the current liability to the amount of your Unadjusted Account Value held within the AST bond portfolio Sub-account and to your

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Unadjusted Account Value held within the Permitted Sub-accounts. If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount held within the Permitted Sub-accounts, exceeds an upper target value (currently, 85%), then the formula will make a transfer into the AST bond portfolio Sub-account, in the amount dictated by the formula (subject to the 90% cap feature discussed below). If the current liability, reduced by the amount held within the AST bond portfolio Sub-account, and divided by the amount within the Permitted Sub-accounts, is less than a lower target value (currently, 79%), then the formula will transfer Unadjusted Account Value from the AST bond portfolio Sub-account into the Permitted Sub-accounts, in the amount dictated by the formula.

The formula will not execute a transfer to the AST bond portfolio Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account (“90% cap”). Thus, on any Valuation Day, if the formula would require a transfer to the AST bond portfolio Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the AST bond portfolio Sub-account will be transferred. Additionally, future transfers into the AST bond portfolio Sub-account will not be made (regardless of the performance of the AST bond portfolio Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST bond portfolio Sub-account. Once this transfer occurs out of the AST bond portfolio Sub-account, future amounts may be transferred to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap feature). At no time will the formula make a transfer to the AST bond portfolio Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the AST bond portfolio Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST bond portfolio Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the AST bond portfolio Sub-account. If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the AST bond portfolio Sub-account at least until there is first a transfer out of the AST bond portfolio Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the AST bond portfolio Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the AST bond portfolio Sub-account (at least until there is first a transfer out of the AST bond portfolio Sub-account).

For example,

■

March 17, 2011 – a transfer is made to the AST bond portfolio Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST bond portfolio Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

■

March 18, 2011 – you make an additional Purchase Payment of $10,000. No transfers have been made from the AST bond portfolio Sub-account to the Permitted Sub-accounts since the cap went into effect on March 17, 2011.

■

On March 18, 2011 (and at least until first a transfer is made out of the AST bond portfolio Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST bond portfolio Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST bond portfolio Sub-account).

■

Once there is a transfer out of the AST bond portfolio Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST bond portfolio Sub-account if dictated by the formula (subject to the 90% cap feature).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST bond portfolio Sub-account as dictated by the formula.

As discussed above, each Valuation Day, the formula analyzes the difference between your Unadjusted Account Value and your guarantees as well as how long you have owned the benefit, and determines if any portion of your Unadjusted Account Value needs to be transferred into or out of the AST bond portfolio Sub-accounts. Therefore, at any given time, some, none, or most of your Unadjusted Account Value may be allocated to the AST bond portfolio Sub-accounts.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the AST bond portfolio Sub-accounts pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your guarantee amount(s);
■	The amount of time until the maturity of your guarantee(s);
■	The amount invested in, and the performance of, the Permitted Sub-accounts;
■	The amount invested in, and the performance of, the AST bond portfolio Sub-accounts;
■	The discount rate used to determine the present value of your guarantee(s);
■	Additional Purchase Payments, if any, that you make to the Annuity; and
■	Withdrawals, if any, taken from the Annuity.

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Any amounts invested in the AST bond portfolio Sub-accounts will affect your ability to participate in a subsequent market recovery within the Permitted Sub-accounts. Conversely, the Unadjusted Account Value may be higher at the beginning of the market recovery, e.g. more of the Unadjusted Account Value may have been protected from decline and volatility than it otherwise would have been had the benefit not been elected. The AST bond portfolio Sub-accounts are available only with certain optional living benefits, and you may not allocate Purchase Payments to or transfer Unadjusted Account Value to or from the AST bond portfolio Sub-accounts.

Transfers under the formula do not impact any guarantees under the benefit that have already been locked-in.

Election/Cancellation of the Benefit

HD GRO II is available only for Annuities issued with an application signed prior to January 24, 2011, subject to availability which may vary by firm. HD GRO II can be elected on Valuation Day thereafter as long as the benefit is available, provided that your Unadjusted Account Value is allocated in a manner permitted with the benefit and you otherwise meet our eligibility requirements. You may elect HD GRO II only if the oldest of the Owner and Annuitant is 84 or younger on the date of election. If you currently participate in a living benefit that may be cancelled, you may terminate that benefit at any time and elect HD GRO II. However you will lose all guarantees that you had accumulated under the previous benefit. The initial guarantee under HD GRO II will be based on your current Unadjusted Account Value at the time the new benefit becomes effective on your Annuity. HD GRO II is not available if you participate in any other living benefit. However, HD GRO II may be elected together with any optional death benefit.

HD GRO II will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity-owned Annuity), unless the Annuity is continued by the surviving spouse; (b) as of the date Unadjusted Account Value is applied to begin annuity payments; (c) as of the anniversary of benefit election that immediately precedes the contractually-mandated latest Annuity Date, or (d) upon full surrender of the Annuity. If you elect to terminate the benefit, HD GRO II will no longer provide any guarantees. The charge for the HD GRO II benefit will no longer be deducted from your Unadjusted Account Value upon termination of the benefit.

If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the permitted Investment Options that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

If you wish, you may cancel the HD GRO II benefit. You may then elect any other currently available living benefit on any Valuation Day after you have cancelled the HD GRO II benefit, provided that your Unadjusted Account Value is allocated in the manner permitted with that new benefit and you otherwise meet our eligibility requirements. Upon cancellation of the HD GRO II benefit, any Unadjusted Account Value allocated to the AST bond portfolio Sub-accounts used with the formula will be reallocated to the Permitted Sub-accounts according to your most recent allocation instructions or, in absence of such instructions, pro rata (i.e., in direct proportion to your current allocations). Upon your re-election of HD GRO II, Unadjusted Account Value may be transferred between the AST bond portfolio Sub-accounts and the other Sub-accounts according to the predetermined mathematical formula (see “Key Feature – Allocation of Unadjusted Account Value” section for more details). You also should be aware that upon cancellation of the HD GRO II benefit, you will lose all guarantees that you had accumulated under the benefit. Thus, the guarantees under your newly-elected benefit will be based on your current Unadjusted Account Value at the time the new benefit becomes effective. The benefit you elect or re-elect may be more expensive than the benefit you cancel.

Special Considerations under HD GRO II

This benefit is subject to certain rules and restrictions, including, but not limited to the following:

■	Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. The Permitted Sub-accounts are those described in the Investment Option section.
■	Transfers as dictated by the formula will not count toward the maximum number of free transfers allowable under the Annuity.
■	Any amounts applied to your Unadjusted Account Value by us on a Maturity Date will not be treated as “investment in the contract” for income tax purposes.
■	As the time remaining until the applicable Maturity Date gradually decreases, the benefit may become increasingly sensitive to moves to an AST bond portfolio Sub-account.
■

Only systematic withdrawal programs in which amounts withdrawn are being taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Unadjusted Account Value) will be permitted if you participate in HD GRO II. Thus, you may not elect HD GRO II so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata. Similarly, if you currently participate in HD GRO II, we will allow you to add a systematic withdrawal program only if withdrawals under the program are to be taken pro rata.

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Charges under the Benefit

We deduct an annualized charge equal to 0.60% of the average daily net assets of the Sub-accounts (including any AST bond portfolio Sub-account) for participation in the HD GRO II benefit. The annualized charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on the Maturity Date is less than the amount guaranteed and (b) administration of the benefit. You will begin paying this charge as of the effective date of the benefit. We will not refund the charges you have paid even if we never have to make any payments under the benefit.

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DEATH BENEFITS

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant’s death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant’s death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant’s death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent.” Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death”. Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefits” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit.

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Death Benefit in connection with an optional living benefit).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), any Death Benefit (including the Minimum Death Benefit, any optional Death Benefit, Highest Daily Lifetime Income v2.1 with HD DB, Spousal Highest Daily Lifetime Income v2.1 with HD DB, Highest Daily Lifetime Income 2.0 with HD DB and Spousal Highest Daily Lifetime Income 2.0 with HD DB) that applies will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. Thus, if you had elected an Optional Death benefit, Highest Daily Lifetime Income v2.1 with HD DB, Spousal Highest Daily Lifetime Income v2.1 with HD DB, Highest Daily Lifetime Income 2.0 with HD DB or Spousal Highest Daily Lifetime Income 2.0 with HD DB, and the suspension were in effect, you would be paying the fee for the Optional Death Benefit, Highest Daily Lifetime Income v2.1 with HD DB, Spousal Highest Daily Lifetime Income v2.1 with HD DB, Highest Daily Lifetime Income 2.0 with HD DB or Spousal Highest Daily Lifetime Income 2.0 with HD DB even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

Beneficiary Annuity. With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

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MINIMUM DEATH BENEFIT

The Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:

■

The sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

■	Your Unadjusted Account Value.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Grade Bond Sub-account used by the benefit, but may be reallocated by the pre-determined mathematical formula on the same day).

Subsequent to spousal continuation, the minimum Death Benefit will be equal to the greater of:

■

The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND

■	The Unadjusted Account Value on Due Proof of Death of the assuming spouse.

With respect to Highest Daily Lifetime Income v2.1 with HD DB, Highest Daily Lifetime Income 2.0 with HD DB, Spousal Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income 2.0 with HD DB:

■

If the Highest Daily Death Benefit is not payable upon the death of a Spousal Designated Life, and the Remaining Designated Life chooses to continue the Annuity, the benefit will remain in force unless we are instructed otherwise.

■

If a Death Benefit is not payable upon the death of a Spousal Designated Life (e.g., if the first of the Spousal Designated Lives to die is the Beneficiary but not an Owner), the benefit will remain in force unless we are instructed otherwise.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant’s death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse’s 80th birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80th birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse’s Death Benefit will equal the basic Death Benefit.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

PAYMENT OF DEATH BENEFITS

Alternative Death Benefit Payment Options – Annuities owned by Individuals (not associated with Tax-Favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent’s death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or
■

as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

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If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:

■	as a lump sum payment; or
■

as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled “Beneficiary Continuation Option,” unless you have made an election prior to Death Benefit proceeds becoming due

Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

■

If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner. If your Beneficiary elects to receive full distribution by the Qualified 5 Year Deadline, 2009 shall not be included in the five year requirement period. This effectively extends this period to December 31st of the year including the six year anniversary date of death.

■

If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. For this distribution requirement also, 2009 shall not be included in the five year requirement period.

■

If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See “Tax Considerations” and consult your tax advisor.

Beneficiary Continuation Option

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans.” This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the “Beneficiary Annuity because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate.

Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
■	The Annuity will be continued in the Owner’s name, for the benefit of the Beneficiary.

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■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

■

The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit in connection with an optional living benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No MVA Options will be offered for Beneficiary Continuation Options.
■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	The basic Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
■

The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary’s withdrawal rights.

■

Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.

■

If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price.” The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled “Termination of Optional Benefits” for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. (“CGM”). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC (“MSSB”) where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the

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required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm’s principal approval and is provided with the application, or is notified of the firm principal’s rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer’s funds at the customer’s request prior to the firm’s principal approval or upon the firm’s rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time. See “Additional Purchase Payments” under “Purchasing your Annuity”.

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner’s signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions”

Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We are generally required by law to pay any death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Transactions in ProFunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase order or transfer request involving the ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The “cut-off” time for such financial transactions involving a ProFunds VP Sub-account will be extended to  1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through Prudential Annuities’ Internet website (www.prudentialannuities.com). You cannot request a transaction (other than a redemption order) involving the transfer of units in one of the ProFunds VP Sub-accounts between the applicable “cut-off” time and 4:00 p.m. Owners attempting to process a purchase order or transfer request between the applicable “cut-off” time and 4:00 p.m., are informed that their transactions cannot be processed as requested. We will not process the trade until we receive further instructions from you. However, Owners receiving the “cut off” message may process a purchase order or transfer request up until 4:00 p.m. on that same day with respect to any other available investment option under their Annuity, other than ProFunds. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

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Termination of Optional Benefits: In general, if an optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. However, for the Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income 2.0, Highest Daily Lifetime Income or Highest Daily Lifetime 6 Plus Suite of benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different charge.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn,

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payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

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If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
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Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to

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terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

■

If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
■

SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
■

“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

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If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial

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account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

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If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of

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insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income 2.0) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life. As Pruco Life’s ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2012, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Ascensus (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Alerus Retirement Solutions (qualified plan administrator), Aprimo (fulfillment of marketing materials), 510 East 96th Street, Suite 300, Indianapolis, IN 46240, Aplifi (order entry systems provider) located at 555 SW 12th Ave, Suite 202, Pompano Beach, FL 33069, Broadridge Investor Communication Solutions, Inc. (proxy tabulation services), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, DG3 North America, Inc. (proxy and prospectus printing and mailing services), 100 Burma Road, Jersey City, NJ 07305, DST Systems, Inc. (clearing and settlement services), 4900 Main, 7th Floor, Kansas City, MO 64112, EBIX, Inc. (order-entry system), 5 Concourse Parkway, Suite 3200, Atlanta, GA 30328, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, Diversified Information Technologies Inc. (records management), 123 Wyoming Avenue, Scranton, PA 18503, Fiserv (composition, printing and mailing of confirmation and quarterly statements), 881 Main Street, Manchester, CT 06040, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials), 26 Barnes Industrial Park Road, North Wallingford, CT 06492, Insurance Technologies (annuity illustrations), 38120 Amrhein Ave., Livonia, MI 48150, Morningstar Associates LLC (asset allocation recommendations) , 225 West Wacker Drive Chicago, IL 60606, National Financial Services (clearing and settlement services), NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem,

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NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399, RR Donnelley Receivables, Inc. (printing annual reports and prospectuses), 111 South Wacker Drive, Chicago, IL 60606-4301, William B. Meyer (printing and fulfillment of prospectuses and marketing materials), 255 Long Beach Boulevard, Stratford, CT 06615, Right Now Technologies (business information repository), 136 Enterprise Blvd, Bozeman, MT 59718, The Harty Press (print vendor for client communications), 25 James Street, New Haven, CT 06513, Skywire Software (composition, printing, and mailing of contracts and benefit documents), 150 Post Street, Suite 500, San Francisco, CA 94108, Bloomberg L. P. (subscription service to support index based product adjustments), 731 Lexington Ave. New York, NY 10022.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;
■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;
■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
■

make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA Options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account and are subject to our claims paying ability. Assets in the general account, which includes amounts in the Secure Value Account, are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. We receive administrative services fees with respect to

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both affiliated and unaffiliated Portfolios. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting Portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that date, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates us and our affiliates for shareholder servicing, administrative, distribution and other services. We also receive “revenue sharing” payments from the advisers to the underlying portfolios. As of March 1, 2013, the maximum combined fees and revenue sharing payments we receive with respect to a portfolio are equal to an annual rate of 0.50% the average assets allocated to the portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, subadviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms’ registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, subadviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser’s, subadviser’s or distributor’s participation. These payments or reimbursements may not be offered by all advisers, subadvisers, or distributors, and the amounts of such payments may vary between and among each adviser, subadviser, and distributor depending on their respective participation.

During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying Portfolios in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund’s shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change subadvisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the subadvisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

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Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts,” in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies’ variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, and the Custom Portfolios Program in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions may be paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 2.0% for the Advisor Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity generally on a preferred or recommended company or product list and/or access to the firm’s registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity’s features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

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This Annuity will be offered on a fee-based variable annuity platform offered by LPL Financial LLC (“LPL”) through LPL’s Strategic Asset Management advisory program. In connection with that platform, LPL entered into agreements with several variable annuity issuers, including Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, under which such insurers agreed to make upfront and ongoing contributions to defray the technology and systems costs associated with the operation and maintenance of LPL’s platform. LPL in turn agreed, through January 2013, to limit the variable annuities offered through its platform to those issued by such insurers. Because LPL benefited from the contributions from such annuity insurers, there may be a conflict between LPL’s financial interest and its ability to use strictly objective factors to select and/or retain variable annuities available on the platform. However, LPL does not guarantee that such insurers’ variable annuities actually will be used in any client account.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2012, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05, respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation (“PALAC”). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2013 retrospective depiction.

Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

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Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

Mutual of Omaha Bank

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

118

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

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In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

120

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A – ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, the Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique Unit value corresponding to each combination of such contract features.

Here, we set forth the historical Unit values corresponding to the lowest charge level and the highest charge level. In the Statement of Additional Information, which is available free of charge upon request, we set forth Unit values corresponding to the remaining charge levels.

PREMIER RETIREMENT ADVISOR SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (0.55%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96884	$10.91855	74,477
01/01/2011 to 12/31/2011	$10.91855	$10.56970	337,702
01/01/2012 to 12/31/2012	$10.56970	$11.83261	412,807
01/01/2013 to 12/31/2013	$11.83261	$12.94119	424,083
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97953	$11.02556	104,954
01/01/2011 to 12/31/2011	$11.02556	$10.97730	228,928
01/01/2012 to 12/31/2012	$10.97730	$12.40699	460,607
01/01/2013 to 12/31/2013	$12.40699	$14.38162	491,660
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00806	$10.91933	5,941
01/01/2011 to 12/31/2011	$10.91933	$11.24716	38,732
01/01/2012 to 05/04/2012	$11.24716	$12.26752	0
AST AQR Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99955	$10.19183	7,263
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99955	$11.72588	14,893
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98980	$10.87633	25,699
01/01/2011 to 12/31/2011	$10.87633	$10.68503	183,634
01/01/2012 to 12/31/2012	$10.68503	$11.95204	311,752
01/01/2013 to 12/31/2013	$11.95204	$13.98393	375,566
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99955	$9.23573	77,994
01/01/2012 to 12/31/2012	$9.23573	$10.27765	185,128
01/01/2013 to 12/31/2013	$10.27765	$11.33041	207,257
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99955	$10.58015	55,001
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97871	$10.95793	140,271
01/01/2011 to 12/31/2011	$10.95793	$10.63313	229,672
01/01/2012 to 12/31/2012	$10.63313	$12.02581	342,619
01/01/2013 to 12/31/2013	$12.02581	$14.67207	462,685
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99955	$11.77434	20,734

A-1

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.96094	$11.92152	12,982
01/01/2011 to 12/31/2011	$11.92152	$12.63728	19,811
01/01/2012 to 12/31/2012	$12.63728	$14.49675	60,014
01/01/2013 to 12/31/2013	$14.49675	$14.86875	50,527
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99955	$9.76317	23,603
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97288	$12.29839	7,148
01/01/2011 to 12/31/2011	$12.29839	$10.62720	22,041
01/01/2012 to 12/31/2012	$10.62720	$12.69028	42,166
01/01/2013 to 12/31/2013	$12.69028	$17.77101	45,450
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99955	$11.00678	24,493
01/01/2011 to 12/31/2011	$11.00678	$10.67564	67,929
01/01/2012 to 12/31/2012	$10.67564	$12.06462	166,968
01/01/2013 to 12/31/2013	$12.06462	$14.30473	264,647
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97702	$11.14198	101,174
01/01/2011 to 12/31/2011	$11.14198	$10.91397	264,894
01/01/2012 to 12/31/2012	$10.91397	$12.00836	419,069
01/01/2013 to 12/31/2013	$12.00836	$13.70499	304,195
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99955	$10.82950	209,671
01/01/2013 to 12/31/2013	$10.82950	$13.40539	253,253
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99955	$10.89883	183,851
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.97122	$11.67844	3,313
01/01/2011 to 12/31/2011	$11.67844	$11.02904	23,431
01/01/2012 to 12/31/2012	$11.02904	$13.90830	31,713
01/01/2013 to 12/31/2013	$13.90830	$14.43314	43,731
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01955	$10.90526	4,144
01/01/2011 to 12/31/2011	$10.90526	$10.41616	13,718
01/01/2012 to 12/31/2012	$10.41616	$12.40623	14,147
01/01/2013 to 12/31/2013	$12.40623	$16.00717	17,986
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99279	$10.88945	3,132
01/01/2011 to 12/31/2011	$10.88945	$10.23189	13,948
01/01/2012 to 12/31/2012	$10.23189	$12.17690	29,314
01/01/2013 to 12/31/2013	$12.17690	$16.17178	33,903
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.02087	$11.54780	8,034
01/01/2011 to 12/31/2011	$11.54780	$11.14234	32,146
01/01/2012 to 12/31/2012	$11.14234	$13.25460	36,197
01/01/2013 to 12/31/2013	$13.25460	$17.42508	46,011
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98929	$10.82536	16,972
01/01/2011 to 12/31/2011	$10.82536	$10.71118	124,993
01/01/2012 to 12/31/2012	$10.71118	$11.73132	207,653
01/01/2013 to 12/31/2013	$11.73132	$12.81253	208,146

A-2

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96618	$11.62367	8,201
01/01/2011 to 12/31/2011	$11.62367	$11.71028	27,971
01/01/2012 to 12/31/2012	$11.71028	$13.47316	60,882
01/01/2013 to 12/31/2013	$13.47316	$18.59944	89,975
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98716	$10.79198	951
01/01/2011 to 12/31/2011	$10.79198	$10.67985	17,615
01/01/2012 to 12/31/2012	$10.67985	$12.04456	92,049
01/01/2013 to 12/31/2013	$12.04456	$16.12620	82,160
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98552	$10.88751	59,828
01/01/2011 to 12/31/2011	$10.88751	$11.17117	459,988
01/01/2012 to 12/31/2012	$11.17117	$12.65112	803,300
01/01/2013 to 12/31/2013	$12.65112	$13.48484	1,004,636
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.93038	$11.38764	16,066
01/01/2011 to 12/31/2011	$11.38764	$9.86148	40,033
01/01/2012 to 12/31/2012	$9.86148	$11.80465	40,608
01/01/2013 to 12/31/2013	$11.80465	$13.97695	44,017
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.93025	$10.92098	445
01/01/2011 to 12/31/2011	$10.92098	$9.49800	40,297
01/01/2012 to 12/31/2012	$9.49800	$11.02094	26,373
01/01/2013 to 12/31/2013	$11.02094	$13.09404	36,688
AST Investment Grade Bond Portfolio
03/15/2010 to 12/31/2010	$10.00778	$10.72322	0
01/01/2011 to 12/31/2011	$10.72322	$11.99120	1,030,976
01/01/2012 to 12/31/2012	$11.99120	$13.04648	358,326
01/01/2013 to 12/31/2013	$13.04648	$12.56178	46,171
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97778	$10.99818	40,991
01/01/2011 to 12/31/2011	$10.99818	$10.87544	133,855
01/01/2012 to 12/31/2012	$10.87544	$12.28481	223,785
01/01/2013 to 12/31/2013	$12.28481	$14.20637	321,788
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92290	$10.68034	11,169
01/01/2011 to 12/31/2011	$10.68034	$9.64981	58,908
01/01/2012 to 12/31/2012	$9.64981	$11.69932	113,299
01/01/2013 to 12/31/2013	$11.69932	$13.42219	137,817
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99955	$10.71072	22,671
01/01/2011 to 12/31/2011	$10.71072	$10.67659	85,671
01/01/2012 to 12/31/2012	$10.67659	$11.75609	124,477
01/01/2013 to 12/31/2013	$11.75609	$12.98122	184,600
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97240	$10.90162	0
01/01/2011 to 12/31/2011	$10.90162	$10.91346	19,041
01/01/2012 to 12/31/2012	$10.91346	$12.50182	27,841
01/01/2013 to 12/31/2013	$12.50182	$16.97028	20,322

A-3

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97271	$10.68397	1,529
01/01/2011 to 12/31/2011	$10.68397	$10.00126	43,948
01/01/2012 to 12/31/2012	$10.00126	$11.26258	35,119
01/01/2013 to 12/31/2013	$11.26258	$14.72087	54,776
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99153	$10.74205	0
01/01/2011 to 12/31/2011	$10.74205	$10.23602	4,395
01/01/2012 to 12/31/2012	$10.23602	$11.89873	1,064
01/01/2013 to 12/31/2013	$11.89873	$16.55003	20,956
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99365	$11.43693	7,736
01/01/2011 to 12/31/2011	$11.43693	$11.27014	58,971
01/01/2012 to 12/31/2012	$11.27014	$12.58302	51,788
01/01/2013 to 12/31/2013	$12.58302	$17.09520	68,668
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98972	$10.94726	114,993
01/01/2011 to 12/31/2011	$10.94726	$11.99422	179,262
01/01/2012 to 12/31/2012	$11.99422	$12.63562	181,836
01/01/2013 to 12/31/2013	$12.63562	$12.31480	156,257
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98868	$11.02151	8,958
01/01/2011 to 12/31/2011	$11.02151	$10.61758	35,143
01/01/2012 to 12/31/2012	$10.61758	$12.99605	60,698
01/01/2013 to 12/31/2013	$12.99605	$16.49607	85,593
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99955	$10.99680	2,140
01/01/2011 to 12/31/2011	$10.99680	$10.87129	15,411
01/01/2012 to 12/31/2012	$10.87129	$12.65867	47,842
01/01/2013 to 12/31/2013	$12.65867	$17.20997	69,998
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99955	$10.23902	41
01/01/2013 to 12/31/2013	$10.23902	$13.69602	4,202
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98981	$11.63494	1,095
01/01/2011 to 12/31/2011	$11.63494	$11.17156	9,619
01/01/2012 to 12/31/2012	$11.17156	$13.15554	12,502
01/01/2013 to 12/31/2013	$13.15554	$17.32411	17,319
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99955	$9.95679	113,884
01/01/2011 to 12/31/2011	$9.95679	$9.90502	163,013
01/01/2012 to 12/31/2012	$9.90502	$9.85149	373,803
01/01/2013 to 12/31/2013	$9.85149	$9.79695	1,071,436
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99210	$11.36456	9,746
01/01/2011 to 12/31/2011	$11.36456	$11.02136	23,854
01/01/2012 to 12/31/2012	$11.02136	$12.83819	34,952
01/01/2013 to 12/31/2013	$12.83819	$18.13076	71,184
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02946	$10.09008	0
01/01/2012 to 12/31/2012	$10.09008	$10.52360	37,787
01/01/2013 to 12/31/2013	$10.52360	$10.16927	43,368

A-4

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95984	$12.06211	4,338
01/01/2011 to 12/31/2011	$12.06211	$12.19805	41,905
01/01/2012 to 12/31/2012	$12.19805	$13.63326	34,442
01/01/2013 to 12/31/2013	$13.63326	$17.97962	64,133
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97397	$11.55980	631
01/01/2011 to 04/29/2011	$11.55980	$13.01323	0
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99955	$10.40185	67,606
01/01/2013 to 12/31/2013	$10.40185	$12.30125	57,569
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.94002	$11.81030	15,683
01/01/2011 to 12/31/2011	$11.81030	$9.36446	36,765
01/01/2012 to 12/31/2012	$9.36446	$10.98278	70,967
01/01/2013 to 12/31/2013	$10.98278	$10.94678	90,532
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00897	$10.19767	16,423
01/01/2011 to 12/31/2011	$10.19767	$10.36935	322,974
01/01/2012 to 12/31/2012	$10.36935	$10.79661	865,162
01/01/2013 to 12/31/2013	$10.79661	$10.50384	184,374
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00789	$10.47335	67,052
01/01/2011 to 12/31/2011	$10.47335	$10.74672	449,590
01/01/2012 to 12/31/2012	$10.74672	$11.68390	726,909
01/01/2013 to 12/31/2013	$11.68390	$11.40615	682,213
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99051	$10.71977	9,906
01/01/2011 to 12/31/2011	$10.71977	$10.76697	84,520
01/01/2012 to 12/31/2012	$10.76697	$11.81872	189,521
01/01/2013 to 12/31/2013	$11.81872	$12.83644	224,246
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01947	$10.09000	0
01/01/2012 to 12/31/2012	$10.09000	$10.74805	26,650
01/01/2013 to 12/31/2013	$10.74805	$10.44169	48,216
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96454	$11.64166	248,574
01/01/2011 to 12/31/2011	$11.64166	$10.85814	409,315
01/01/2012 to 12/31/2012	$10.85814	$12.19366	647,533
01/01/2013 to 12/31/2013	$12.19366	$14.19120	820,279
AST QMA Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99955	$9.69426	8,699
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99955	$11.76574	0
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99955	$11.01723	3,698
01/01/2011 to 12/31/2011	$11.01723	$11.33550	8,088
01/01/2012 to 12/31/2012	$11.33550	$13.39295	18,219
01/01/2013 to 12/31/2013	$13.39295	$17.63820	27,488

A-5

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99955	$8.96673	3,080
01/01/2012 to 12/31/2012	$8.96673	$10.09074	4,453
01/01/2013 to 12/31/2013	$10.09074	$12.28290	49,997
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98861	$10.91062	80,329
01/01/2011 to 12/31/2011	$10.91062	$10.65343	184,877
01/01/2012 to 12/31/2012	$10.65343	$11.68426	292,467
01/01/2013 to 12/31/2013	$11.68426	$13.06539	297,534
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97880	$11.10021	23,419
01/01/2011 to 12/31/2011	$11.10021	$10.77548	130,736
01/01/2012 to 12/31/2012	$10.77548	$12.42039	240,141
01/01/2013 to 12/31/2013	$12.42039	$14.58269	424,433
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98343	$10.88936	111,633
01/01/2011 to 12/31/2011	$10.88936	$10.46334	297,995
01/01/2012 to 12/31/2012	$10.46334	$11.56479	359,611
01/01/2013 to 12/31/2013	$11.56479	$13.15733	245,575
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96193	$12.76367	2,152
01/01/2011 to 12/31/2011	$12.76367	$12.56912	18,588
01/01/2012 to 12/31/2012	$12.56912	$14.02211	21,108
01/01/2013 to 12/31/2013	$14.02211	$18.84976	25,568
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96536	$11.59998	7,178
01/01/2011 to 12/31/2011	$11.59998	$10.84682	23,589
01/01/2012 to 12/31/2012	$10.84682	$12.74615	25,635
01/01/2013 to 12/31/2013	$12.74615	$17.41693	33,330
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99324	$10.81684	106,925
01/01/2011 to 12/31/2011	$10.81684	$10.97070	246,552
01/01/2012 to 12/31/2012	$10.97070	$12.38296	516,116
01/01/2013 to 12/31/2013	$12.38296	$14.38786	534,227
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98689	$10.66037	0
01/01/2011 to 12/31/2011	$10.66037	$10.42801	6,243
01/01/2012 to 12/31/2012	$10.42801	$12.15960	40,016
01/01/2013 to 12/31/2013	$12.15960	$15.68242	74,578
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97212	$11.26616	16,088
01/01/2011 to 12/31/2011	$11.26616	$11.01429	50,798
01/01/2012 to 12/31/2012	$11.01429	$12.87972	120,788
01/01/2013 to 12/31/2013	$12.87972	$18.44803	140,866
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.86080	$11.60989	9,135
01/01/2011 to 12/31/2011	$11.60989	$9.82364	40,366
01/01/2012 to 12/31/2012	$9.82364	$10.12304	66,755
01/01/2013 to 12/31/2013	$10.12304	$11.61583	82,822

A-6

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.98123	$10.43110	8,662
01/01/2011 to 12/31/2011	$10.43110	$10.80147	71,668
01/01/2012 to 12/31/2012	$10.80147	$11.30344	141,381
01/01/2013 to 12/31/2013	$11.30344	$10.81930	158,437
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99955	$8.90375	9,882
01/01/2012 to 12/31/2012	$8.90375	$9.82957	82,505
01/01/2013 to 12/31/2013	$9.82957	$11.77971	228,187
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99955	$10.52123	19,353
01/01/2011 to 12/31/2011	$10.52123	$11.09359	127,608
01/01/2012 to 12/31/2012	$11.09359	$11.89901	180,326
01/01/2013 to 12/31/2013	$11.89901	$11.65696	193,394
AST Western Asset Emerging Markets Debt Portfolio
08/20/2012* to 12/31/2012	$9.99955	$10.42862	251
01/01/2013 to 12/31/2013	$10.42862	$9.52764	7,731
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.97207	$10.76399	66,615
01/01/2011 to 12/31/2011	$10.76399	$10.52593	145,160
01/01/2012 to 09/21/2012	$10.52593	$11.88820	0
ProFund VP Consumer Goods Portfolio
03/15/2010 to 12/31/2010	$10.03945	$11.12815	214
01/01/2011 to 12/31/2011	$11.12815	$11.83570	9,868
01/01/2012 to 12/31/2012	$11.83570	$13.04871	12,532
01/01/2013 to 12/31/2013	$13.04871	$16.66911	15,390
ProFund VP Consumer Services
03/15/2010 to 12/31/2010	$10.02799	$11.32891	656
01/01/2011 to 12/31/2011	$11.32891	$11.88626	7,646
01/01/2012 to 12/31/2012	$11.88626	$14.43316	8,412
01/01/2013 to 12/31/2013	$14.43316	$20.07642	9,312
ProFund VP Financials
03/15/2010 to 12/31/2010	$9.98678	$10.29102	248
01/01/2011 to 12/31/2011	$10.29102	$8.81882	235
01/01/2012 to 12/31/2012	$8.81882	$10.93910	24,275
01/01/2013 to 12/31/2013	$10.93910	$14.36857	5,337
ProFund VP Health Care
03/15/2010 to 12/31/2010	$10.04848	$9.94250	65
01/01/2011 to 12/31/2011	$9.94250	$10.88771	6,524
01/01/2012 to 12/31/2012	$10.88771	$12.71236	31,593
01/01/2013 to 12/31/2013	$12.71236	$17.66879	28,207
ProFund VP Industrials
03/15/2010 to 12/31/2010	$10.00913	$11.50573	0
01/01/2011 to 12/31/2011	$11.50573	$11.23828	475
01/01/2012 to 12/31/2012	$11.23828	$12.94217	4,902
01/01/2013 to 12/31/2013	$12.94217	$17.78615	5,360
ProFund VP Large-Cap Growth
03/15/2010 to 12/31/2010	$9.98938	$11.03756	682
01/01/2011 to 12/31/2011	$11.03756	$11.32042	10,467
01/01/2012 to 12/31/2012	$11.32042	$12.68990	9,312
01/01/2013 to 12/31/2013	$12.68990	$16.49009	9,719

A-7

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
ProFund VP Large-Cap Value
03/15/2010 to 12/31/2010	$10.01531	$10.76394	1,064
01/01/2011 to 12/31/2011	$10.76394	$10.56792	29,270
01/01/2012 to 12/31/2012	$10.56792	$12.13040	14,948
01/01/2013 to 12/31/2013	$12.13040	$15.66968	24,461
ProFund VP Mid-Cap Growth
03/15/2010 to 12/31/2010	$9.97527	$11.80941	12,937
01/01/2011 to 12/31/2011	$11.80941	$11.40463	2,266
01/01/2012 to 12/31/2012	$11.40463	$13.08646	2,164
01/01/2013 to 12/31/2013	$13.08646	$16.98714	3,293
ProFund VP Mid-Cap Value
03/15/2010 to 12/31/2010	$9.98259	$11.17632	0
01/01/2011 to 12/31/2011	$11.17632	$10.67879	24,469
01/01/2012 to 12/31/2012	$10.67879	$12.37923	19,353
01/01/2013 to 12/31/2013	$12.37923	$16.27030	20,284
ProFund VP Real Estate
03/15/2010 to 12/31/2010	$9.96864	$11.64323	0
01/01/2011 to 12/31/2011	$11.64323	$12.12925	3,651
01/01/2012 to 12/31/2012	$12.12925	$14.13382	3,784
01/01/2013 to 12/31/2013	$14.13382	$14.06912	3,957
ProFund VP Small-Cap Growth
03/15/2010 to 12/31/2010	$9.97481	$11.77367	7,298
01/01/2011 to 12/31/2011	$11.77367	$11.85894	10,778
01/01/2012 to 12/31/2012	$11.85894	$13.26579	9,148
01/01/2013 to 12/31/2013	$13.26579	$18.52593	38,934
ProFund VP Small-Cap Value
03/15/2010 to 12/31/2010	$9.98046	$11.13592	0
01/01/2011 to 12/31/2011	$11.13592	$10.62040	23,357
01/01/2012 to 12/31/2012	$10.62040	$12.26837	10,666
01/01/2013 to 12/31/2013	$12.26837	$16.79752	11,430
ProFund VP Telecommunications
03/15/2010 to 12/31/2010	$10.04702	$12.26438	2,320
01/01/2011 to 12/31/2011	$12.26438	$12.42479	1,419
01/01/2012 to 12/31/2012	$12.42479	$14.39725	6,324
01/01/2013 to 12/31/2013	$14.39725	$16.04617	340
ProFund VP Utilities
03/15/2010 to 12/31/2010	$10.03515	$10.86454	0
01/01/2011 to 12/31/2011	$10.86454	$12.69674	22,095
01/01/2012 to 12/31/2012	$12.69674	$12.64461	17,124
01/01/2013 to 12/31/2013	$12.64461	$14.24930	11,934

*	Denotes the start date of these sub-accounts

A-8

PREMIER RETIREMENT ADVISOR SERIES

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: With Combo 5%/HAV and HD GRO II OR Combo 5%/HAV and GRO Plus II (1.95%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.96768	$10.79459	0
01/01/2011 to 12/31/2011	$10.79459	$10.30301	0
01/01/2012 to 12/31/2012	$10.30301	$11.37139	0
01/01/2013 to 12/31/2013	$11.37139	$12.26179	295,082
AST Advanced Strategies Portfolio
03/15/2010 to 12/31/2010	$9.97836	$10.90048	0
01/01/2011 to 12/31/2011	$10.90048	$10.70029	0
01/01/2012 to 12/31/2012	$10.70029	$11.92321	0
01/01/2013 to 12/31/2013	$11.92321	$13.62639	624,160
AST American Century Income & Growth Portfolio
03/15/2010 to 12/31/2010	$10.00689	$10.79542	0
01/01/2011 to 12/31/2011	$10.79542	$10.96319	0
01/01/2012 to 05/04/2012	$10.96319	$11.89962	0
AST Balanced Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98864	$10.75293	0
01/01/2011 to 12/31/2011	$10.75293	$10.41544	0
01/01/2012 to 12/31/2012	$10.41544	$11.48609	0
01/01/2013 to 12/31/2013	$11.48609	$13.24959	827,882
AST BlackRock Global Strategies Portfolio
05/02/2011* to 12/31/2011	$9.99838	$9.14815	0
01/01/2012 to 12/31/2012	$9.14815	$10.03646	0
01/01/2013 to 12/31/2013	$10.03646	$10.90887	279,640
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99838	$10.47837	240,565
AST Bond Portfolio 2017
03/15/2010 to 12/31/2010	$9.99838	$10.58644	0
01/01/2011 to 12/31/2011	$10.58644	$11.56462	0
01/01/2012 to 12/31/2012	$11.56462	$11.91931	0
01/01/2013 to 12/31/2013	$11.91931	$11.44636	0
AST Bond Portfolio 2018
03/15/2010 to 12/31/2010	$10.00708	$10.62926	0
01/01/2011 to 12/31/2011	$10.62926	$11.83763	0
01/01/2012 to 12/31/2012	$11.83763	$12.26998	0
01/01/2013 to 12/31/2013	$12.26998	$11.65256	0
AST Bond Portfolio 2019
03/15/2010 to 12/31/2010	$9.99838	$10.63215	0
01/01/2011 to 12/31/2011	$10.63215	$12.09037	0
01/01/2012 to 12/31/2012	$12.09037	$12.54878	0
01/01/2013 to 12/31/2013	$12.54878	$11.70961	0
AST Bond Portfolio 2020
03/15/2010 to 12/31/2010	$10.00920	$10.66292	0
01/01/2011 to 12/31/2011	$10.66292	$12.40802	0
01/01/2012 to 12/31/2012	$12.40802	$12.93454	0
01/01/2013 to 12/31/2013	$12.93454	$11.85600	0

A-9

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Bond Portfolio 2021
03/15/2010 to 12/31/2010	$10.00814	$10.76459	0
01/01/2011 to 12/31/2011	$10.76459	$12.69774	0
01/01/2012 to 12/31/2012	$12.69774	$13.29566	0
01/01/2013 to 12/31/2013	$13.29566	$12.12372	0
AST Bond Portfolio 2022
01/03/2011* to 12/31/2011	$9.99838	$12.00227	0
01/01/2012 to 12/31/2012	$12.00227	$12.45591	0
01/01/2013 to 12/31/2013	$12.45591	$11.02272	0
AST Bond Portfolio 2023
01/03/2012* to 12/31/2012	$9.99785	$10.38301	0
01/01/2013 to 12/31/2013	$10.38301	$9.14225	0
AST Bond Portfolio 2024
01/02/2013* to 12/31/2013	$9.99892	$8.73620	0
AST Capital Growth Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.97755	$10.83357	0
01/01/2011 to 12/31/2011	$10.83357	$10.36490	0
01/01/2012 to 12/31/2012	$10.36490	$11.55717	0
01/01/2013 to 12/31/2013	$11.55717	$13.90187	699,794
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99838	$11.63263	13,671
AST Cohen & Steers Realty Portfolio
03/15/2010 to 12/31/2010	$9.95977	$11.78629	0
01/01/2011 to 12/31/2011	$11.78629	$12.31847	0
01/01/2012 to 12/31/2012	$12.31847	$13.93167	0
01/01/2013 to 12/31/2013	$13.93167	$14.08804	23,181
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99838	$9.66923	253,353
AST Federated Aggressive Growth Portfolio
03/15/2010 to 12/31/2010	$9.97171	$12.15886	0
01/01/2011 to 12/31/2011	$12.15886	$10.35886	0
01/01/2012 to 12/31/2012	$10.35886	$12.19542	0
01/01/2013 to 12/31/2013	$12.19542	$16.83782	2,586
AST FI Pyramis® Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99838	$10.88190	0
01/01/2011 to 12/31/2011	$10.88190	$10.40625	0
01/01/2012 to 12/31/2012	$10.40625	$11.59430	0
01/01/2013 to 12/31/2013	$11.59430	$13.55377	367,138
AST First Trust Balanced Target Portfolio
03/15/2010 to 12/31/2010	$9.97586	$11.01548	0
01/01/2011 to 12/31/2011	$11.01548	$10.63862	0
01/01/2012 to 12/31/2012	$10.63862	$11.54024	0
01/01/2013 to 12/31/2013	$11.54024	$12.98549	433,305
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99839	$10.72595	0
01/01/2013 to 12/31/2013	$10.72595	$13.09053	43,364
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99838	$10.79404	585,263

A-10

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Global Real Estate Portfolio
03/15/2010 to 12/31/2010	$9.97005	$11.54589	0
01/01/2011 to 12/31/2011	$11.54589	$10.75060	0
01/01/2012 to 12/31/2012	$10.75060	$13.36595	0
01/01/2013 to 12/31/2013	$13.36595	$13.67513	21,544
AST Goldman Sachs Concentrated Growth Portfolio
03/15/2010 to 12/31/2010	$10.01838	$10.78144	0
01/01/2011 to 12/31/2011	$10.78144	$10.15310	0
01/01/2012 to 12/31/2012	$10.15310	$11.92246	0
01/01/2013 to 12/31/2013	$11.92246	$15.16660	3,051
AST Goldman Sachs Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99163	$10.76572	0
01/01/2011 to 12/31/2011	$10.76572	$9.97349	0
01/01/2012 to 12/31/2012	$9.97349	$11.70198	0
01/01/2013 to 12/31/2013	$11.70198	$15.32245	6,086
AST Goldman Sachs Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$10.01970	$11.41677	0
01/01/2011 to 12/31/2011	$11.41677	$10.86117	0
01/01/2012 to 12/31/2012	$10.86117	$12.73791	0
01/01/2013 to 12/31/2013	$12.73791	$16.51027	21,840
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98813	$10.70252	0
01/01/2011 to 12/31/2011	$10.70252	$10.44097	0
01/01/2012 to 12/31/2012	$10.44097	$11.27410	0
01/01/2013 to 12/31/2013	$11.27410	$12.13992	355,573
AST Goldman Sachs Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96501	$11.49167	0
01/01/2011 to 12/31/2011	$11.49167	$11.41458	0
01/01/2012 to 12/31/2012	$11.41458	$12.94766	0
01/01/2013 to 12/31/2013	$12.94766	$17.62272	33,714
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
03/15/2010 to 12/31/2010	$9.98599	$10.66957	0
01/01/2011 to 12/31/2011	$10.66957	$10.41049	0
01/01/2012 to 12/31/2012	$10.41049	$11.57511	0
01/01/2013 to 12/31/2013	$11.57511	$15.27963	20,844
AST High Yield Portfolio
03/15/2010 to 12/31/2010	$9.98436	$10.76408	0
01/01/2011 to 12/31/2011	$10.76408	$10.88933	0
01/01/2012 to 12/31/2012	$10.88933	$12.15812	0
01/01/2013 to 12/31/2013	$12.15812	$12.77707	77,179
AST International Growth Portfolio
03/15/2010 to 12/31/2010	$9.92921	$11.25842	0
01/01/2011 to 12/31/2011	$11.25842	$9.61244	0
01/01/2012 to 12/31/2012	$9.61244	$11.34422	0
01/01/2013 to 12/31/2013	$11.34422	$13.24272	8,451
AST International Value Portfolio
03/15/2010 to 12/31/2010	$9.92908	$10.79698	0
01/01/2011 to 12/31/2011	$10.79698	$9.25815	0
01/01/2012 to 12/31/2012	$9.25815	$10.59118	0
01/01/2013 to 12/31/2013	$10.59118	$12.40630	5,074

A-11

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Investment Grade Bond Portfolio
01/01/2013 to 12/31/2013	$10.00000	$9.57812	0
AST J.P. Morgan Global Thematic Portfolio
03/15/2010 to 12/31/2010	$9.97662	$10.87344	0
01/01/2011 to 12/31/2011	$10.87344	$10.60098	0
01/01/2012 to 12/31/2012	$10.60098	$11.80585	0
01/01/2013 to 12/31/2013	$11.80585	$13.46046	267,024
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
03/15/2010 to 12/31/2010	$9.92173	$10.55915	0
01/01/2011 to 12/31/2011	$10.55915	$9.40606	0
01/01/2012 to 12/31/2012	$9.40606	$11.24296	0
01/01/2013 to 12/31/2013	$11.24296	$12.71713	18,975
AST J.P. Morgan Strategic Opportunities Portfolio
03/15/2010 to 12/31/2010	$9.99838	$10.58918	0
01/01/2011 to 12/31/2011	$10.58918	$10.40724	0
01/01/2012 to 12/31/2012	$10.40724	$11.29788	0
01/01/2013 to 12/31/2013	$11.29788	$12.29971	398,212
AST Jennison Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97123	$10.77808	0
01/01/2011 to 12/31/2011	$10.77808	$10.63823	0
01/01/2012 to 12/31/2012	$10.63823	$12.01456	0
01/01/2013 to 12/31/2013	$12.01456	$16.07967	3,178
AST Jennison Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.97155	$10.56258	0
01/01/2011 to 12/31/2011	$10.56258	$9.74876	0
01/01/2012 to 12/31/2012	$9.74876	$10.82331	0
01/01/2013 to 12/31/2013	$10.82331	$13.94760	10,101
AST Large-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99037	$10.62014	0
01/01/2011 to 12/31/2011	$10.62014	$9.97766	0
01/01/2012 to 12/31/2012	$9.97766	$11.43483	0
01/01/2013 to 12/31/2013	$11.43483	$15.68115	17,739
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
03/15/2010 to 12/31/2010	$9.99249	$11.30712	0
01/01/2011 to 12/31/2011	$11.30712	$10.98573	0
01/01/2012 to 12/31/2012	$10.98573	$12.09238	0
01/01/2013 to 12/31/2013	$12.09238	$16.19761	2,427
AST Lord Abbett Core Fixed Income Portfolio
03/15/2010 to 12/31/2010	$9.98856	$10.82317	0
01/01/2011 to 12/31/2011	$10.82317	$11.69190	0
01/01/2012 to 12/31/2012	$11.69190	$12.14334	0
01/01/2013 to 12/31/2013	$12.14334	$11.66836	21,562
AST MFS Global Equity Portfolio
03/15/2010 to 12/31/2010	$9.98751	$10.89651	0
01/01/2011 to 12/31/2011	$10.89651	$10.34966	0
01/01/2012 to 12/31/2012	$10.34966	$12.48942	0
01/01/2013 to 12/31/2013	$12.48942	$15.62997	22,820
AST MFS Growth Portfolio
03/15/2010 to 12/31/2010	$9.99838	$10.87212	0
01/01/2011 to 12/31/2011	$10.87212	$10.59713	0
01/01/2012 to 12/31/2012	$10.59713	$12.16523	0
01/01/2013 to 12/31/2013	$12.16523	$16.30651	16,546

A-12

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99839	$10.18530	0
01/01/2013 to 12/31/2013	$10.18530	$13.43256	8,761
AST Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.98864	$11.50287	0
01/01/2011 to 12/31/2011	$11.50287	$10.88962	0
01/01/2012 to 12/31/2012	$10.88962	$12.64274	0
01/01/2013 to 12/31/2013	$12.64274	$16.41458	7,874
AST Money Market Portfolio
03/15/2010 to 12/31/2010	$9.99839	$9.84417	0
01/01/2011 to 12/31/2011	$9.84417	$9.65467	0
01/01/2012 to 12/31/2012	$9.65467	$9.46715	0
01/01/2013 to 12/31/2013	$9.46715	$9.28256	153,146
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.99094	$11.23563	0
01/01/2011 to 12/31/2011	$11.23563	$10.74320	0
01/01/2012 to 12/31/2012	$10.74320	$12.33771	0
01/01/2013 to 12/31/2013	$12.33771	$17.17903	39,123
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02829	$10.06546	0
01/01/2012 to 12/31/2012	$10.06546	$10.34970	0
01/01/2013 to 12/31/2013	$10.34970	$9.86040	15,306
AST Neuberger Berman Mid-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.95868	$11.92524	0
01/01/2011 to 12/31/2011	$11.92524	$11.89024	0
01/01/2012 to 12/31/2012	$11.89024	$13.10168	0
01/01/2013 to 12/31/2013	$13.10168	$17.03552	8,000
AST Neuberger Berman Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97281	$11.42868	0
01/01/2011 to 04/29/2011	$11.42868	$12.80629	0
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99839	$10.30238	0
01/01/2013 to 12/31/2013	$10.30238	$12.01215	110,206
AST Parametric Emerging Markets Equity Portfolio
03/15/2010 to 12/31/2010	$9.93886	$11.67642	0
01/01/2011 to 12/31/2011	$11.67642	$9.12817	0
01/01/2012 to 12/31/2012	$9.12817	$10.55462	0
01/01/2013 to 12/31/2013	$10.55462	$10.37187	1,966
AST PIMCO Limited Maturity Bond Portfolio
03/15/2010 to 12/31/2010	$10.00781	$10.08182	0
01/01/2011 to 12/31/2011	$10.08182	$10.10787	0
01/01/2012 to 12/31/2012	$10.10787	$10.37566	0
01/01/2013 to 12/31/2013	$10.37566	$9.95218	78,063
AST PIMCO Total Return Bond Portfolio
03/15/2010 to 12/31/2010	$10.00673	$10.35460	0
01/01/2011 to 12/31/2011	$10.35460	$10.47570	0
01/01/2012 to 12/31/2012	$10.47570	$11.22866	0
01/01/2013 to 12/31/2013	$11.22866	$10.80747	152,050
AST Preservation Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98935	$10.59811	0
01/01/2011 to 12/31/2011	$10.59811	$10.49531	0
01/01/2012 to 12/31/2012	$10.49531	$11.35787	0
01/01/2013 to 12/31/2013	$11.35787	$12.16225	1,037,160

A-13

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01830	$10.06532	0
01/01/2012 to 12/31/2012	$10.06532	$10.57033	0
01/01/2013 to 12/31/2013	$10.57033	$10.12445	24,243
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
03/15/2010 to 12/31/2010	$9.96338	$11.50962	0
01/01/2011 to 12/31/2011	$11.50962	$10.58418	0
01/01/2012 to 12/31/2012	$10.58418	$11.71839	0
01/01/2013 to 12/31/2013	$11.71839	$13.44621	306,590
AST QMA US Equity Alpha Portfolio
03/15/2010 to 12/31/2010	$9.99838	$10.89215	0
01/01/2011 to 12/31/2011	$10.89215	$11.04937	0
01/01/2012 to 12/31/2012	$11.04937	$12.87084	0
01/01/2013 to 12/31/2013	$12.87084	$16.71236	6,715
AST Quantitative Modeling Portfolio
05/02/2011* to 12/31/2011	$9.99838	$8.88173	0
01/01/2012 to 12/31/2012	$8.88173	$9.85416	0
01/01/2013 to 12/31/2013	$9.85416	$11.82614	41,958
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.98744	$10.78676	0
01/01/2011 to 12/31/2011	$10.78676	$10.38467	0
01/01/2012 to 12/31/2012	$10.38467	$11.22883	0
01/01/2013 to 12/31/2013	$11.22883	$12.37947	552,625
AST Schroders Global Tactical Portfolio
03/15/2010 to 12/31/2010	$9.97763	$10.97425	0
01/01/2011 to 12/31/2011	$10.97425	$10.50351	0
01/01/2012 to 12/31/2012	$10.50351	$11.93616	0
01/01/2013 to 12/31/2013	$11.93616	$13.81715	366,910
AST Schroders Multi-Asset World Strategies Portfolio
03/15/2010 to 12/31/2010	$9.98227	$10.76582	0
01/01/2011 to 12/31/2011	$10.76582	$10.19939	0
01/01/2012 to 12/31/2012	$10.19939	$11.11400	0
01/01/2013 to 12/31/2013	$11.11400	$12.46666	221,041
AST Small-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.96076	$12.61895	0
01/01/2011 to 12/31/2011	$12.61895	$12.25206	0
01/01/2012 to 12/31/2012	$12.25206	$13.47553	0
01/01/2013 to 12/31/2013	$13.47553	$17.86028	11,372
AST Small-Cap Value Portfolio
03/15/2010 to 12/31/2010	$9.96419	$11.46830	0
01/01/2011 to 12/31/2011	$11.46830	$10.57291	0
01/01/2012 to 12/31/2012	$10.57291	$12.24897	0
01/01/2013 to 12/31/2013	$12.24897	$16.50218	9,819
AST T. Rowe Price Asset Allocation Portfolio
03/15/2010 to 12/31/2010	$9.99208	$10.69412	0
01/01/2011 to 12/31/2011	$10.69412	$10.69397	0
01/01/2012 to 12/31/2012	$10.69397	$11.90033	0
01/01/2013 to 12/31/2013	$11.90033	$13.63266	1,229,283

A-14

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST T. Rowe Price Equity Income Portfolio
03/15/2010 to 12/31/2010	$9.98572	$10.53940	0
01/01/2011 to 12/31/2011	$10.53940	$10.16490	0
01/01/2012 to 12/31/2012	$10.16490	$11.68569	0
01/01/2013 to 12/31/2013	$11.68569	$14.85921	66,314
AST T. Rowe Price Large-Cap Growth Portfolio
03/15/2010 to 12/31/2010	$9.97096	$11.13831	0
01/01/2011 to 12/31/2011	$11.13831	$10.73626	0
01/01/2012 to 12/31/2012	$10.73626	$12.37744	0
01/01/2013 to 12/31/2013	$12.37744	$17.47928	97,590
AST T. Rowe Price Natural Resources Portfolio
03/15/2010 to 12/31/2010	$9.85964	$11.47801	0
01/01/2011 to 12/31/2011	$11.47801	$9.57547	0
01/01/2012 to 12/31/2012	$9.57547	$9.72797	0
01/01/2013 to 12/31/2013	$9.72797	$11.00540	13,172
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
03/15/2010 to 12/31/2010	$9.98007	$10.31267	0
01/01/2011 to 12/31/2011	$10.31267	$10.52883	0
01/01/2012 to 12/31/2012	$10.52883	$10.86266	0
01/01/2013 to 12/31/2013	$10.86266	$10.25105	28,272
AST Wellington Management Hedged Equity Portfolio
05/02/2011* to 12/31/2011	$9.99838	$8.81921	0
01/01/2012 to 12/31/2012	$8.81921	$9.59876	0
01/01/2013 to 12/31/2013	$9.59876	$11.34130	484,589
AST Western Asset Core Plus Bond Portfolio
03/15/2010 to 12/31/2010	$9.99838	$10.40176	0
01/01/2011 to 12/31/2011	$10.40176	$10.81378	0
01/01/2012 to 12/31/2012	$10.81378	$11.43530	0
01/01/2013 to 12/31/2013	$11.43530	$11.04489	21,427
Franklin Templeton VIP Founding Funds Allocation Fund
03/15/2010 to 12/31/2010	$9.97091	$10.64191	0
01/01/2011 to 12/31/2011	$10.64191	$10.26035	0
01/01/2012 to 09/21/2012	$10.26035	$11.46951	0
ProFund VP Consumer Goods Portfolio
03/15/2010 to 12/31/2010	$10.03828	$11.00193	0
01/01/2011 to 12/31/2011	$11.00193	$11.53717	0
01/01/2012 to 12/31/2012	$11.53717	$12.54020	0
01/01/2013 to 12/31/2013	$12.54020	$15.79414	0
ProFund VP Consumer Services
03/15/2010 to 12/31/2010	$10.02682	$11.20042	0
01/01/2011 to 12/31/2011	$11.20042	$11.58632	0
01/01/2012 to 12/31/2012	$11.58632	$13.87043	0
01/01/2013 to 12/31/2013	$13.87043	$19.02239	0
ProFund VP Financials
03/15/2010 to 12/31/2010	$9.98562	$10.17414	0
01/01/2011 to 12/31/2011	$10.17414	$8.59599	0
01/01/2012 to 12/31/2012	$8.59599	$10.51235	0
01/01/2013 to 12/31/2013	$10.51235	$13.61387	0
ProFund VP Health Care
03/15/2010 to 12/31/2010	$10.04732	$9.82963	0
01/01/2011 to 12/31/2011	$9.82963	$10.61300	0
01/01/2012 to 12/31/2012	$10.61300	$12.21679	0
01/01/2013 to 12/31/2013	$12.21679	$16.74113	0

A-15

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
ProFund VP Industrials
03/15/2010 to 12/31/2010	$10.00796	$11.37516	0
01/01/2011 to 12/31/2011	$11.37516	$10.95460	0
01/01/2012 to 12/31/2012	$10.95460	$12.43758	0
01/01/2013 to 12/31/2013	$12.43758	$16.85234	0
ProFund VP Large-Cap Growth
03/15/2010 to 12/31/2010	$9.98822	$10.91227	0
01/01/2011 to 12/31/2011	$10.91227	$11.03482	0
01/01/2012 to 12/31/2012	$11.03482	$12.19519	0
01/01/2013 to 12/31/2013	$12.19519	$15.62434	0
ProFund VP Large-Cap Value
03/15/2010 to 12/31/2010	$10.01415	$10.64179	0
01/01/2011 to 12/31/2011	$10.64179	$10.30111	0
01/01/2012 to 12/31/2012	$10.30111	$11.65741	0
01/01/2013 to 12/31/2013	$11.65741	$14.84696	0
ProFund VP Mid-Cap Growth
03/15/2010 to 12/31/2010	$9.97411	$11.67549	0
01/01/2011 to 12/31/2011	$11.67549	$11.11693	0
01/01/2012 to 12/31/2012	$11.11693	$12.57626	0
01/01/2013 to 12/31/2013	$12.57626	$16.09526	0
ProFund VP Mid-Cap Value
03/15/2010 to 12/31/2010	$9.98143	$11.04959	0
01/01/2011 to 12/31/2011	$11.04959	$10.40935	0
01/01/2012 to 12/31/2012	$10.40935	$11.89664	0
01/01/2013 to 12/31/2013	$11.89664	$15.41595	0
ProFund VP Real Estate
03/15/2010 to 12/31/2010	$9.96747	$11.51128	0
01/01/2011 to 12/31/2011	$11.51128	$11.82336	0
01/01/2012 to 12/31/2012	$11.82336	$13.58313	0
01/01/2013 to 12/31/2013	$13.58313	$13.33060	0
ProFund VP Small-Cap Growth
03/15/2010 to 12/31/2010	$9.97365	$11.64005	0
01/01/2011 to 12/31/2011	$11.64005	$11.55965	0
01/01/2012 to 12/31/2012	$11.55965	$12.74855	0
01/01/2013 to 12/31/2013	$12.74855	$17.55332	0
ProFund VP Small-Cap Value
03/15/2010 to 12/31/2010	$9.97929	$11.00947	0
01/01/2011 to 12/31/2011	$11.00947	$10.35219	0
01/01/2012 to 12/31/2012	$10.35219	$11.78985	0
01/01/2013 to 12/31/2013	$11.78985	$15.91542	0
ProFund VP Telecommunications
03/15/2010 to 12/31/2010	$10.04585	$12.12540	0
01/01/2011 to 12/31/2011	$12.12540	$12.11136	0
01/01/2012 to 12/31/2012	$12.11136	$13.83621	0
01/01/2013 to 12/31/2013	$13.83621	$15.20383	0
ProFund VP Utilities
03/15/2010 to 12/31/2010	$10.03398	$10.74131	0
01/01/2011 to 12/31/2011	$10.74131	$12.37651	0
01/01/2012 to 12/31/2012	$12.37651	$12.15179	0
01/01/2013 to 12/31/2013	$12.15179	$13.50111	0

*	Denotes the start date of these sub-accounts

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APPENDIX B – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California	Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available. For the California annuity forms, “deferred sales charges” are referred to as “surrender charges.”
Connecticut	Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available. For Annuities purchased on or after August 20, 2012, the Liquidity Factor used in the MVA and DCA formulas equals zero (0).
Florida	One year waiting period for annuitization.
Hawaii	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available.
Illinois	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Iowa	6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
Oregon	6 and 12 Month DCA Options are not available. The DCA MVA Option is not available.
South Dakota	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available.
Texas	The Beneficiary Annuity is not available.
Virginia	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available.
Washington	Combination 5% Roll-up and Highest Anniversary Value Death Benefit is not available. Highest Daily Lifetime 6 Plus with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income with Lifetime Income Accelerator is not available. Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator is not available.

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APPENDIX C – HIGHEST DAILY LIFETIME 6 PLUS INCOME, HIGHEST DAILY LIFETIME 6 PLUS INCOME WITH INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME – NO LONGER AVAILABLE FOR NEW ELECTIONS

These benefits were offered March 15, 2010 to January 23, 2011

Except for Annuities that were issued in Oregon, effective September 14, 2012, we are no longer accepting additional Purchase Payments for Annuities that have these benefits.

HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT (HD 6 Plus)

Highest Daily Lifetime 6 Plus Income Benefit (HD6 Plus) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. Highest Daily Lifetime 6 Plus is no longer available.

If you have elected this benefit, the benefit guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime 6 Plus may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit -the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime 6 Plus is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime 6 Plus currently is based on a single “designated life” who is at least 45 years old on the benefit effective date. The Highest Daily Lifetime 6 Plus Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime 6 Plus Benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity would terminate. In that scenario, no further amount would be payable under the Highest Daily Lifetime 6 Plus benefit. As to the impact of such scenario on any other optional benefit you may have, please see the applicable section in this prospectus.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime 6 Plus, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 6% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

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If you have not made a Lifetime Withdrawal on or before the 10th or 20th benefit anniversary of the effective date of the benefit, your Periodic Value on the 10th or 20th benefit anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:
(a)	200% (on the 10th anniversary) or 400% (on the 20th anniversary) of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% (on the 10th anniversary) or 400% (on the 20th anniversary) of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

In the rider for this benefit, we use slightly different terms for the calculation described. We use the term “Guaranteed Base Value” to refer to the Unadjusted Account Value on the effective date of the benefit, plus the amount of any “adjusted” Purchase Payments made within one year after the effective date of the benefit. “Adjusted” Purchase Payments means Purchase Payments we receive, decreased by any fees or tax charges deducted from such Purchase Payments upon allocation to the Annuity.

This means that: if you do not take a Lifetime Withdrawal on or before the 10th benefit anniversary, your Protected Withdrawal Value on the 10th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election; or if you do not take a withdrawal on or before the 20th benefit anniversary, your Protected Withdrawal Value on the 20th anniversary will be at least quadruple (400%) of your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 10th or 20th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see below).

Key Feature – Annual Income Amount under the Highest Daily Lifetime 6 Plus Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years unless you take a withdrawal of Excess Income, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 4% for ages 45 – less than 59 1/2; 5% for ages 59 1/2 – 79, and 6% for ages 80 or older. (Note that for purposes of the age tiers used with this benefit, we deem the Annuitant to have reached age 59 1/2 on the 183rd day after his/her 59th birthday). Under the Highest Daily Lifetime 6 Plus benefit, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime 6 Plus and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the

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Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 45 – less than 59  1/2; 5% for ages 59  1/2 – 79 and 6% for ages 80 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner. Except for Annuities that were issued in Oregon, effective September 14, 2012, we no longer permit additional Purchase Payments to Annuities with the Highest Daily Lifetime 6 Plus benefit. For Annuities issued in Oregon, this restriction does not apply and you may continue to make additional Purchase Payments at this time.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime 6 Plus. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 4% for ages 45 – less than 59 1/2; 5% for ages 59 1/2 – 79, and 6% for ages 80 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime 6 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime 6 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

The Highest Daily Lifetime 6 Plus benefit does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime 6 Plus, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years.

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime 6 Plus benefit or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2010
■	The Highest Daily Lifetime 6 Plus benefit is elected on August 1, 2011
■	The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 6 Plus benefit
■	The first withdrawal is a Lifetime Withdrawal

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Example of dollar-for-dollar reductions

On October 24, 2011, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59  1/2 and 79 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2011) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 27, 2011 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary Date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

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In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime 6 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value” earlier in this prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Highest Daily Lifetime 6 Plus benefit. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Highest Daily Lifetime 6 Plus benefit. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantees on the tenth and twentieth anniversaries of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

The Issue Date is December 1

■	The Highest Daily Lifetime 6 Plus benefit is elected on September 1
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 6 Plus benefit
■	No previous withdrawals have been taken under the Highest Daily Lifetime 6 Plus benefit

On October 3, the Protected Withdrawal Value is $125,000, the 10th benefit year minimum Periodic Value guarantee is $210,000, and the 20th benefit year minimum Periodic Value guarantee is $420,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Highest Daily Lifetime 6 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
10th benefit year Minimum Periodic Value	$183,750
20th benefit year Minimum Periodic Value	$367,500

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal

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program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied:

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime 6 Plus

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime 6 Plus, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, the Highest Daily Lifetime 6 Plus benefit terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Highest Daily Lifetime 6 Plus benefit are subject to all of the terms and conditions of the Annuity. Withdrawals made while the Highest Daily Lifetime 6 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata. The first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals from the MVA Options may be subject to an MVA.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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Any Death Benefit, including any optional Death Benefit that you elected, will terminate if withdrawals taken under Highest Daily Lifetime 6 Plus reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

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The current charge for Highest Daily Lifetime 6 Plus is 0.85% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime 6 Plus is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2125% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

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If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime 6 Plus benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Highest Daily Lifetime 6 Plus is no longer available for election. Previously, for elections of Highest Daily Lifetime 6 Plus, there must have been either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must have been a single natural person Annuitant. In either case, the Annuitant must have been at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime 6 Plus. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime 6 Plus, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime 6 Plus could be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions.

If you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not have elected Highest Daily Lifetime 6 Plus so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime 6 Plus at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned Annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime 6 Plus other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Custom Portfolios Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, the Highest Daily Lifetime 6 Plus benefit terminates upon Due Proof of Death.

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How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime 6 Plus (including Highest Daily Lifetime 6 Plus with LIA and Spousal Highest Daily Lifetime 6 Plus) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to as the “Bond Sub-account”). This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below. Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account. We are not providing you with investment advice through the use of the formula. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime 6 Plus. The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is described below.

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime 6 Plus. For purposes of these benefits, we refer to those permitted Investment Options as the “Permitted Sub-accounts”. Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime 6 Plus and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term “Permitted Sub-accounts”. Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any applicable Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an Income Basis (as defined in Appendix J) for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit. Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the “Target Value” or “L”. If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the “Target Ratio” or “r”. If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account. Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless

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of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

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September 4 – a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

■	September 5 – you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4.
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On September 5 – (and at least until first a transfer is made out of the Bond Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

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Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be. Once you elect Highest Daily Lifetime 6 Plus, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime 6 Plus and existing Annuities that elect Highest Daily Lifetime 6 Plus in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account; or
b)	An amount equal to 5% of your total Unadjusted Account Value.

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time Highest Daily Lifetime 6 Plus has been in effect on your Annuity;

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■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity. Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime 6 Plus or Spousal Highest Daily Lifetime 6 Plus through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME 6 PLUS WITH LIFETIME INCOME ACCELERATOR (HD6 Plus with LIA)

Highest Daily Lifetime 6 Plus with LIA is no longer available. If you have elected this benefit, the benefit guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the “LIA Amount”) if you meet the conditions set forth below. You could choose Highest Daily Lifetime 6 Plus with or without also electing LIA, however you could not elect LIA without Highest Daily Lifetime 6 Plus and you must have elected the LIA benefit at the time you elect Highest Daily Lifetime 6 Plus. Please note that if you terminate Highest Daily Lifetime 6 Plus and elected the Highest Daily Lifetime 6 Plus with LIA you would lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime 6 Plus with LIA is offered as an alternative to other lifetime withdrawal options. This benefit may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime 6 Plus with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted and available Investment Option(s) with this benefit. The income benefit under Highest Daily Lifetime 6 Plus with LIA currently is based on a single “designated life” who is between the ages of 45 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime 6 Plus apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime 6 Plus, Highest Daily Lifetime 6 Plus with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime 6 Plus above for a description of the predetermined mathematical formula.

Highest Daily Lifetime 6 Plus with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

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If this benefit is elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

The current charge for this benefit is 1.20% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.30% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime 6 Plus with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

Eligibility Requirements for LIA Amount. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120th day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements (“LIA conditions”) must be met.

(1)	The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.
(2)	The designated life is unable to perform two or more basic abilities of caring for oneself or “activities of daily living.” We define these basic abilities as:

i.	Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.
ii.	Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.
iii.	Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.
iv.	Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
v.	Transferring: Moving into or out of a bed, chair or wheelchair.
vi.	Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under the Highest Daily Lifetime 6 Plus benefit.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, the Annual Income Amount would replace the LIA Amount on the next Annuity Anniversary (the “ineligibility effective date”). However, 1) if you were receiving income through a systematic withdrawal program that was based on your LIA Amount; 2) you subsequently become ineligible to receive your LIA Amount, and 3) we do not receive new withdrawal instructions from you prior to the ineligibility effective date, we will cancel such systematic withdrawal program on the ineligibility effective date. You will be notified of your subsequent ineligibility and the date systematic withdrawal payments will

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stop before either occur. If any existing systematic withdrawal program is canceled, you must enroll in a new systematic withdrawal program if you wish to receive income on a systematic basis. You may establish a new or make changes to any existing systematic withdrawal program at any time by contacting our Annuity Service Office. All “Excess Income” conditions described above in “Key Feature – Annual Income Amount under Highest Daily Lifetime Income 6 Plus” would apply. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA Amount at the first Lifetime Withdrawal. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime 6 Plus with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

LIA Amount after the first Lifetime Withdrawal. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a “cut-off” date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

Withdrawals In Excess of the LIA Amount. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount (“Excess Income”), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal has exceeded the LIA Amount.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of more than the LIA Amount, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding the LIA Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of more than the LIA Amount, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed the LIA Amount. If you request a net withdrawal, you are more likely to take a withdrawal of more than the LIA Amount than if you request a gross withdrawal.

Withdrawals are not required. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

Purchase Payments. If you are eligible for the LIA Amount as described under “Eligibility Requirements for LIA Amount” and you make an additional Purchase Payment, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (4% for ages 45 – less than 59  1/2; 5% for ages 59  1/2 – 79; and 6% for ages 80 and older) to the Purchase Payment. The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date. (Note that for purposes of the age tiers used with this benefit, we deem the Annuitant to have reached age 59 1/2 on the 183rd day after his/her 59th birthday).

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment.

If the Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity

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purchasers in the same class in a nondiscriminatory manner. Except for Annuities that were issued in Oregon, effective September 14, 2012, we no longer permit additional Purchase Payments to Annuities with the Highest Daily Lifetime 6 Plus with LIA. For Annuities issued in Oregon, this restriction does not apply and you may continue to make additional Purchase Payments at this time.

Step Ups. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

Guarantee Payments. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA amount (as described under “Eligibility Requirements for LIA Amount” above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under “Eligibility Requirements for LIA Amount”. To the extent that cumulative withdrawals in the current Annuity Year that reduce your Unadjusted Account Value to zero are more than the LIA Amount (except in the case of Required Minimum Distributions), Highest Daily Lifetime 6 Plus with LIA terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the LIA Amount in subsequent Annuity Years until the death of the Designated Life.

Annuity Options. In addition to the Highest Daily Lifetime 6 Plus annuity options described above, after the tenth anniversary of the benefit effective date (“Tenth Anniversary”), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime 6 Plus with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

Termination of Highest Lifetime 6 Plus with LIA. The LIA benefit terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender the Annuity;
(iii)	our receipt of Due Proof of Death of the designated life;
(iv)	the Annuity Date, if Unadjusted Account Value remains on the Annuity Date and an election is made to commence annuity payments prior to the tenth Annuity anniversary;
(v)	the Valuation Day on which each of the Unadjusted Account Value and the Annual Income Amount is zero; or
(vi)	if you cease to meet our requirements for elections of this benefit or if we process a change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

Highest Daily Lifetime 6 Plus with LIA is subject to the same pre-determined mathematical formula that applies to Highest Daily Lifetime 6 Plus and Spousal Highest Daily Lifetime 6 Plus. See Highest Daily Lifetime 6 Plus above for a description of the formula.

SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT (SHD6 Plus)

Spousal Highest Daily Lifetime 6 Plus (SHD6 Plus) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. Spousal Highest Daily Lifetime 6 Plus is no longer available for election.

If you have elected this benefit, the benefit guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin

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making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime 6 Plus benefit after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime 6 Plus is the pre-determined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime 6 Plus is the spousal version of Highest Daily Lifetime 6 Plus. Currently, if you elect Spousal Highest Daily Lifetime 6 Plus and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime 6 Plus and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime 6 Plus must be elected based on two designated lives, as described below. The youngest designated life must have been at least 50 years old and the oldest designated life must have been at least 55 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime 6 Plus benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime 6 Plus is not available if you elect any other optional living benefit, although you may elect any optional death benefit.

As long as your Spousal Highest Daily Lifetime 6 Plus benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount would also fall to zero, and the benefit would terminate. In that scenario, no further amount would be payable under the Spousal Highest Daily Lifetime 6 Plus benefit.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime 6 Plus, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 6% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 10th or 20th benefit anniversary, your Periodic Value on the 10th or 20th benefit anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) (proportionally reduced for any Non-Lifetime Withdrawal):
(a)	200% (on the 10th anniversary) or 400% (on the 20th anniversary) of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% (on the 10th anniversary) or 400% (on the 20th anniversary) of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

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In the rider for this benefit, as respects the preceding paragraph, we use the term “Guaranteed Base Value” to refer to the Unadjusted Account Value on the effective date of the benefit, plus the amount of any “adjusted” Purchase Payments made within one year after the effective date of the benefit. “Adjusted” Purchase Payments means Purchase Payments we receive, decreased by any fees or tax charges deducted from such Purchase Payments upon allocation to the Annuity.

This means that: if you do not take a Lifetime Withdrawal on or before the 10th Anniversary of the benefit, your Protected Withdrawal Value on the 10th Anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election; or if you do not take a withdrawal on or before the 20th anniversary of the benefit, your Protected Withdrawal Value on the 20th anniversary will be at least quadruple (400%) of your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 10th or 20th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see below).

Key Feature – Annual Income Amount under the Spousal Highest Daily Lifetime 6 Plus Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 4% for ages 50 – 64, 5% for ages 65 – 84, and 6% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under the Spousal Highest Daily Lifetime 6 Plus benefit, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). If you take withdrawals of Excess Income, only the portion of the Lifetime Withdrawal that exceeds the remaining Annual Income Amount will proportionally reduce your Protected Withdrawal Value and Annual Income Amount in future years.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime 6 Plus and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 50 – 64, 5% for ages 65 – 84, and 6% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner. Except for Annuities that were issued in Oregon, effective September 14, 2012, we no longer permit additional Purchase Payments to Annuities

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with the Spousal Highest Daily Lifetime 6 Plus benefit. For Annuities issued in Oregon, this restriction does not apply and you may continue to make additional Purchase Payments at this time.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 4% for ages 50 – 64, 5% for ages 65 – 84, and 6% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime 6 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime 6 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

The Spousal Highest Daily Lifetime 6 Plus benefit does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime 6 Plus, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years.

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime 6 Plus benefit or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2010
■	The Spousal Highest Daily Lifetime 6 Plus benefit is elected on August 1, 2011
■	The younger designated life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 6 Plus benefit
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2011, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2011) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 27, 2011 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income

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Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 – reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” excess withdrawal	$3,500.00
Account Value immediately before excess withdrawal of $1,500	$114,500.00
Excess withdrawal amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments , is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year’s Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime 6 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value” earlier in this prospectus). This Non-Lifetime Withdrawal will not establish

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your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Spousal Highest Daily Lifetime 6 Plus benefit. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Spousal Highest Daily Lifetime 6 Plus benefit. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantees on the tenth and twentieth anniversaries of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 1, 2010
■	The Spousal Highest Daily Lifetime 6 Plus benefit is elected on September 1, 2011
■	The Unadjusted Account Value at benefit election was $105,000
■	The younger designated life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 6 Plus benefit
■	No previous withdrawals have been taken under the Spousal Highest Daily Lifetime 6 Plus benefit

On October 3, 2011, the Protected Withdrawal Value is $125,000, the 10th benefit year minimum Periodic Value guarantee is $210,000 and the 20th benefit year minimum Periodic Value guarantee is $420,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2011 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Spousal Highest Daily Lifetime 6 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
10th benefit year Minimum Periodic Value	$183,750
20th benefit year Minimum Periodic Value	$367,500

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the section above concerning Highest Daily Lifetime 6 Plus for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime 6 Plus

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime 6 Plus, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, the Spousal Highest Daily Lifetime 6 Plus benefit terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a

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Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to Annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime 6 Plus benefit are subject to all of the terms and conditions of the Annuity, including partial withdrawals that exceed the Annual Income Amount. Withdrawals made while the Spousal Highest Daily Lifetime 6 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata. The first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals from the MVA Options may be subject to an MVA.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the Spousal Highest Daily Lifetime 6 Plus mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes go into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following Valuation Day.

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Any Death Benefit, including any optional Death Benefit that you elected, will terminate if withdrawals taken under Spousal Highest Daily Lifetime 6 Plus reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

Charge for Spousal Highest Daily Lifetime 6 Plus

The current charge for Spousal Highest Daily Lifetime 6 Plus is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime 6 Plus is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Spousal Highest Daily Lifetime 6 Plus benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime 6 Plus is no longer available. Spousal Highest Daily Lifetime 6 Plus could only be elected based on two designated lives. Designated lives must have been natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Spousal Highest Daily Lifetime 6 Plus only could be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. The younger Owner/Annuitant and the Beneficiary must be at least 50 years old and the older must be at least 55 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. The younger Owner must be at least 50 years old and the older Owner must be at least 55 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. The younger of the Annuitant and the Contingent Annuitant must be at least 50 years old and the older must be at least 55 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, the Spousal Highest Daily Lifetime 6 Plus benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

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If you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime 6 Plus so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime 6 Plus other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Custom Portfolios Program or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account. See “How Highest Daily Lifetime 6 Plus Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime 6 Plus above.

FORMULA FOR HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME 6 PLUS INCOME BENEFIT

(INCLUDING HIGHEST DAILY LIFETIME 6 PLUS WITH LIA)

Please see Appendix J: “Formula for Highest Daily Lifetime Income v2.1 Suite, Highest Daily Lifetime Income 2.0 Suite, Highest Daily Lifetime Income Suite and Highest Daily Lifetime 6 Plus Suite of Living Benefits.”

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APPENDIX D – HIGHEST DAILY LIFETIME INCOME, HIGHEST DAILY LIFETIME INCOME WITH LIFETIME INCOME ACCELERATOR, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME – NO LONGER AVAILABLE FOR NEW ELECTIONS

These benefits were offered January 24, 2011 to August 19, 2012

Except for Annuities that were issued in Oregon, for Annuities that have one of these benefits, we currently limit additional Purchase Payments made after the benefit has been in effect for one year (the “benefit anniversary”) to $50,000 each benefit year. The benefit year begins on the date you elect an optional living benefit and continues through and includes the day immediately preceding the first anniversary of the date you elected the optional living benefit. Subsequent benefit years begin on the anniversary of the date you elected an optional living benefit and continue through and include the day immediately preceding the next anniversary of the date you elected the benefit.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the benefit that you elected to the level you originally intended. This means that you may no longer be able to increase the values associated with your optional living benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities.

HIGHEST DAILY LIFETIME® INCOME BENEFIT

Highest Daily Lifetime® Income Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income currently is based on a single “designated life” who is at least 45 years old on the benefit effective date. Highest Daily Lifetime Income is not available if you elect any other optional living benefit, although you may elect any optional death benefit. As long as your Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus. For example, if the Annuity terminates in this scenario, you would no longer have any optional death benefit that you may have elected (see the Optional Death Benefits section of this prospectus).

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th Anniversary of the effective date of the benefit, your Periodic Value on the 12th Anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking withdrawals prior to your 12th benefit anniversary, however, this automatic increase will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Key Feature – Annual Income Amount under Highest Daily Lifetime Income

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years unless you take a withdrawal of Excess Income, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 45–54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 45–54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2–84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2011
■	Highest Daily Lifetime Income is elected on August 1, 2012
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income . You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income . If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 1
■	Highest Daily Lifetime Income is elected on September 4
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income
■	No previous withdrawals have been taken under Highest Daily Lifetime Income

On October 3 the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied:

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 – $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.
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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity. Withdrawals made while Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro-rata. The first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the permitted elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit, including any optional Death Benefit that you elect, will terminate if withdrawals taken under Highest Daily Lifetime Income reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

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The current charge for Highest Daily Lifetime Income is 0.95% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities)
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime Income (including Highest Daily Lifetime Income with LIA and Spousal Highest Daily Lifetime Income) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”). This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below. Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account. We are not providing you with investment advice through the use of the formula. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income. The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is set forth in Appendix J (and is described below).

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the “Permitted Sub-accounts”. Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term “Permitted Sub-accounts”. Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an Income Basis (as defined in Appendix J) for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit. Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the “Target Value” or “L”. If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the “Target Ratio” or “r”. If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account. Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

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September 4 – a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts

■	September 5 – you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4
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On September 5 – (and at least until first a transfer is made out of the Bond Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

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Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be. Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or

■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time Highest Daily Lifetime Income has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity. Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME® INCOME BENEFIT WITH LIFETIME INCOME ACCELERATOR

We offer another version of Highest Daily Lifetime Income that we call Highest Daily Lifetime Income with Lifetime Income Accelerator. Highest Daily Lifetime Income with LIA guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the “LIA Amount”) if you meet the conditions set forth below. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit at any time.

You may choose Highest Daily Lifetime Income with or without also electing LIA, however you may not elect LIA without Highest Daily Lifetime Income and you must elect the LIA benefit at the time you elect Highest Daily Lifetime Income. If you elect Highest Daily Lifetime Income without LIA and would like to add the feature later, you must first terminate Highest Daily Lifetime Income and elect Highest Daily Lifetime Income with LIA (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income and elect Highest Daily Lifetime Income with LIA you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income with LIA is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime Income with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the Permitted Sub-account(s) with this benefit. The income benefit under Highest Daily Lifetime Income with LIA currently is based on a single “designated life” who is between the ages of 45 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime Income apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime Income, Highest Daily Lifetime Income with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime Income above for a description of the predetermined mathematical formula.

Highest Daily Lifetime Income with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is being elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

If you elect Highest Daily Lifetime Income with LIA, the current charge is 1.30% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.325% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

Eligibility Requirements for LIA Amount. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120th day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements (“LIA conditions”) must be met.

(1)	The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.
(2)	The designated life is unable to perform two or more basic abilities of caring for oneself or “activities of daily living.” We define these basic abilities as:

i.	Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

ii.	Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.
iii.	Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.
iv.	Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
v.	Transferring: Moving into or out of a bed, chair or wheelchair.
vi.	Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under Highest Daily Lifetime Income.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, the Annual Income Amount would replace the LIA Amount on the next Annuity Anniversary (the “ineligibility effective date”). However, 1) if you were receiving income through a systematic withdrawal program that was based on your LIA Amount; 2) you subsequently become ineligible to receive your LIA Amount, and 3) we do not receive new withdrawal instructions from you prior to the ineligibility effective date, we will cancel such systematic withdrawal program on the ineligibility effective date. You will be notified of your subsequent ineligibility and the date systematic withdrawal payments will stop before either occur. If any existing systematic withdrawal program is canceled, you must enroll in a new systematic withdrawal program if you wish to receive income on a systematic basis. You may establish a new or make changes to any existing systematic withdrawal program at any time by contacting our Annuity Service Office. All “Excess Income” conditions described above in “Key Feature – Annual Income Amount under Highest Daily Lifetime Income” would apply. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA Amount at the first Lifetime Withdrawal. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime Income with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

LIA Amount after the first Lifetime Withdrawal. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a “cut-off” date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

Withdrawals in Excess of the LIA Amount. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount (“Excess Income”), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

Withdrawals are not required. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

Purchase Payments. If you are eligible for the LIA Amount as described under “Eligibility Requirements for LIA Amount” and you make an additional Purchase Payment, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (3% for ages 45–54; 4% for ages 55 to less than 59  1/2; 5% for ages 59  1/2–84; and 6% for ages 85 or older) to the Purchase Payment. The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date.

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment.

If the Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Step Ups. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

Guarantee Payments. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA Amount (as described under “Eligibility Requirements for LIA Amount” above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under “Eligibility Requirements for LIA Amount”. To the extent that cumulative withdrawals in the current Annuity Year that reduce your Unadjusted Account Value to zero are more than the LIA Amount (except in the case of Required Minimum Distributions), Highest Daily Lifetime Income with LIA terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the LIA Amount in subsequent Annuity Years until the death of the designated life.

Annuity Options. In addition to Highest Daily Lifetime Income annuity options described above, after the tenth anniversary of the benefit effective date (“Tenth Anniversary”), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime Income with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

Termination of Highest Daily Lifetime Income with LIA. The LIA Benefit terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	our receipt of Due Proof of Death of the designated life;
(iv)	the Annuity Date, if Unadjusted Account Value remains on the Annuity Date and an election is made to commence annuity payments prior to the tenth Annuity anniversary;

(v)	the Valuation Day on which each of the Unadjusted Account Value and the Annual Income Amount is zero; or
(vi)	if you cease to meet our requirements for elections of this benefit or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

Highest Daily Lifetime Income with LIA uses the same pre-determined mathematical formula used with Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income. See the pertinent discussion in Highest Daily Lifetime Income above.

SPOUSAL HIGHEST DAILY LIFETIME® INCOME BENEFIT

Spousal Highest Daily Lifetime® Income Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income is the pre-determined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income is the spousal version of Highest Daily Lifetime Income. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income is not available if you elect any other optional living benefit, although you may elect any optional death benefit.

As long as your Spousal Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus. For example, if the Annuity terminates in this scenario, you would no longer have any optional death benefit that you may have elected (see the Optional Death Benefits section of this prospectus).

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2; 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59  1/2 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 45-54, 3.5% for ages 55 to less than 59  1/2, 4.5% for ages 59  1/2 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2011
■	Spousal Highest Daily Lifetime Income is elected on August 1, 2012
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 59  1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 – reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income (i.e., Excess Income) to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year’s Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 1, 2011
■	Spousal Highest Daily Lifetime Income is elected on September 4, 2012
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income

On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime Income

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity. Withdrawals made while Spousal Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata. The first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes go into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit, including any optional Death Benefit that you elect, will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

Charge for Spousal Highest Daily Lifetime Income Benefit

The current charge for Spousal Highest Daily Lifetime Income is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 45 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 45 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 45 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDCS will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income above.

APPENDIX E – HIGHEST DAILY LIFETIME INCOME 2.0, HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR, SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0, HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT, AND SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT – NO LONGER AVAILABLE FOR NEW ELECTIONS

These benefits were offered August 20, 2012 to February 24, 2013.

HIGHEST DAILY LIFETIME® INCOME 2.0 BENEFIT

Highest Daily Lifetime® Income 2.0 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income 2.0 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income 2.0 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income 2.0 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income 2.0 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income 2.0 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income 2.0. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1) the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and

(2) the Unadjusted Account Value on the current Valuation Day.

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If you have not made a Lifetime Withdrawal on or before the 12th Anniversary of the effective date of the benefit, your Periodic Value on the 12th Anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income 2.0, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income 2.0

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income 2.0 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50–54; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state

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law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income 2.0. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50–54; 4% for ages 55 to 64; 5% for ages 65–84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income 2.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income 2.0 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income 2.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Highest Daily Lifetime Income is elected on August 1, 2013
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

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Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

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Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income 2.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income 2.0. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income 2.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income 2.0 is elected on September 4
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0
■	No previous withdrawals have been taken under Highest Daily Lifetime Income 2.0

On October 3, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income 2.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied:

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

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If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income 2.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income 2.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income 2.0 terminates, we will make further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options: (1) apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or (2) request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income 2.0 are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income 2.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the permitted elected Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income 2.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

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The current charge for Highest Daily Lifetime Income 2.0 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income 2.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to

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fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income 2.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income 2.0, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income 2.0. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income 2.0, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income 2.0 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income 2.0 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income 2.0, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income 2.0 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income 2.0. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income 2.0 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income 2.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income 2.0 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income 2.0 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

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If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income 2.0 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of the Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income 2.0 suite of benefits, while managing the risk associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income 2.0 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income 2.0 suite of benefits.

The formula is set forth in Appendix J (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. It may also limit the potential for your Account Value to grow.

However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income 2.0 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, as none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while money is invested in it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

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Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“(VV + VF), where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity.”). We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R = (L – B) / (VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix J) for that day by 5% and by the applicable Annuity Factor found in Appendix J. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income.

Example (assume the income basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L) = $200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R) = ($149,500 – 0)/$179,500 = 83.3%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

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(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

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The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

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While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
■

Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

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If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income 2.0 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.

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■

The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income 2.0 or Spousal Highest Daily Lifetime Income 2.0 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME® INCOME 2.0 BENEFIT WITH LIFETIME INCOME ACCELERATOR

We offer another version of Highest Daily Lifetime Income 2.0 that we call Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator (“LIA”). Highest Daily Lifetime Income 2.0 with LIA guarantees, until the death of the single designated life, the ability to withdraw an amount equal to double the Annual Income Amount (which we refer to as the “LIA Amount”) if you meet the conditions set forth below. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit at any time.

You may choose Highest Daily Lifetime Income 2.0 with or without also electing LIA, however you may not elect LIA without Highest Daily Lifetime Income 2.0 and you must elect the LIA benefit at the time you elect Highest Daily Lifetime Income 2.0. If you elect Highest Daily Lifetime Income 2.0 without LIA and would like to add the feature later, you must first terminate Highest Daily Lifetime Income 2.0 and elect Highest Daily Lifetime Income 2.0 with LIA (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income 2.0 and elect Highest Daily Lifetime Income 2.0 with LIA you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income 2.0 with LIA is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living benefit or death benefit. As long as your Highest Daily Lifetime Income 2.0 with LIA benefit is in effect, you must allocate your Unadjusted Account Value in accordance with the Permitted Sub-account(s) with this benefit. The income benefit under Highest Daily Lifetime Income 2.0 with LIA currently is based on a single “designated life” who is between the ages of 50 and 75 on the date that the benefit is elected and received in Good Order. All terms and conditions of Highest Daily Lifetime Income 2.0 apply to this version of the benefit, except as described herein. As is the case with Highest Daily Lifetime Income 2.0, Highest Daily Lifetime Income 2.0 with LIA involves your participation in a predetermined mathematical formula that transfers Account Value between your Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account. Please see Highest Daily Lifetime Income 2.0 above for a description of the predetermined mathematical formula.

Highest Daily Lifetime Income 2.0 with LIA is not long-term care insurance and should not be purchased as a substitute for long-term care insurance. The income you receive through the Lifetime Income Accelerator may be used for any purpose, and it may or may not be sufficient to address expenses you may incur for long-term care or other medical or retirement expenses. You should seek professional advice to determine your financial needs for long-term care.

If this benefit is being elected on an Annuity held as a 403(b) plan, then in addition to meeting the eligibility requirements listed below for the LIA Amount you must separately qualify for distributions from the 403(b) plan itself.

If you elect Highest Daily Lifetime Income 2.0 with LIA, the current charge is 1.50% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. We deduct this charge on quarterly anniversaries of the benefit effective date. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to

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fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income 2.0 with LIA benefit would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero.

Eligibility Requirements for LIA Amount. Both a waiting period of 36 months from the benefit effective date and an elimination period of 120 days from the date of notification that one or both of the requirements described immediately below have been met apply before you can become eligible for the LIA Amount. The 120 day elimination period begins on the date that we receive notification from you of your eligibility for the LIA Amount. Thus, assuming the 36 month waiting period has been met and we have received the notification referenced in the immediately preceding sentence, the LIA Amount would be available for withdrawal on the Valuation Day immediately after the 120th day. The waiting period and the elimination period may run concurrently. In addition to satisfying the waiting and elimination period, at least one of the following requirements (“LIA conditions”) must be met.

(1)	The designated life is confined to a qualified nursing facility. A qualified nursing facility is a facility operated pursuant to laws of any United States jurisdiction providing medically necessary in-patient care which is prescribed by a licensed physician in writing and based on physical limitations which prohibit daily living in a non-institutional setting.
(2)	The designated life is unable to perform two or more basic abilities of caring for oneself or “activities of daily living.” We define these basic abilities as:

i.	Eating: Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.
ii.	Dressing: Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.
iii.	Bathing: Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.
iv.	Toileting: Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
v.	Transferring: Moving into or out of a bed, chair or wheelchair.
vi.	Continence: Maintaining control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform personal hygiene (including caring for catheter or colostomy bag).

You must notify us in writing when the LIA conditions have been met. If, when we receive such notification, there are more than 120 days remaining until the end of the waiting period described above, you will not be eligible for the LIA Amount, and you will have to notify us again in writing in order to become eligible. If there are 120 days or less remaining until the end of the waiting period when we receive notification that the LIA conditions are met, we will determine eligibility for the LIA Amount through our then current administrative process, which may include, but is not limited to, documentation verifying the LIA conditions and/or an assessment by a third party of our choice. Such assessment may be in person and we will assume any costs associated with the aforementioned assessment. The designated life must be available for any assessment or reassessment pursuant to our administrative process requirements. Please note that you must be available in the U.S. for the assessment. Once eligibility is determined, the LIA Amount is equal to double the Annual Income Amount as described above under Highest Daily Lifetime Income 2.0.

Additionally, once eligibility is determined, we will reassess your eligibility on an annual basis although your LIA benefit for the Annuity Year that immediately precedes or runs concurrent with our reassessment will not be affected if it is determined that you are no longer eligible. Your first reassessment may occur in the same year as your initial assessment. If we determine that you are no longer eligible to receive the LIA Amount, the Annual Income Amount would replace the LIA Amount on the next Annuity Anniversary (the “ineligibility effective date”). However, 1) if you were receiving income through a systematic withdrawal program that was based on your LIA Amount; 2) you subsequently become ineligible to receive your LIA Amount, and 3) we do not receive new withdrawal instructions from you prior to the ineligibility effective date, we will cancel such systematic withdrawal program on the ineligibility effective date. You will be notified of your subsequent ineligibility and the date systematic withdrawal payments will stop before either occur. If any existing systematic withdrawal program is canceled, you must enroll in a new systematic withdrawal program if you wish to receive income on a systematic basis. You may establish a new or make changes to any existing systematic withdrawal program at any time by contacting our Annuity Service Office. All “Excess Income” conditions described above in “Key Feature – Annual Income Amount under Highest Daily Lifetime Income 2.0” would apply. There is no limit on the number of times you can become eligible for the LIA Amount, however, each time would require the completion of the 120-day elimination period, notification that the designated life meets the LIA conditions, and determination, through our then current administrative process, that you are eligible for the LIA Amount, each as described above.

LIA Amount at the first Lifetime Withdrawal. If your first Lifetime Withdrawal subsequent to election of Highest Daily Lifetime Income 2.0 with LIA occurs while you are eligible for the LIA Amount, the available LIA Amount is equal to double the Annual Income Amount.

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LIA Amount after the first Lifetime Withdrawal. If you become eligible for the LIA Amount after you have taken your first Lifetime Withdrawal, the available LIA Amount for the current and subsequent Annuity Years is equal to double the then current Annual Income Amount. However, the available LIA Amount in the current Annuity Year is reduced by any Lifetime Withdrawals that have been taken in the current Annuity Year. Cumulative Lifetime Withdrawals in an Annuity Year which are less than or equal to the LIA Amount (when eligible for the LIA Amount) will not reduce your LIA Amount in subsequent Annuity Years, but any such withdrawals will reduce the LIA Amount on a dollar-for-dollar basis in that Annuity Year.

For new issuances of this benefit, we may institute a “cut-off” date that would stop the appreciation of the Protected Withdrawal Value, even if no Lifetime Withdrawal had been taken prior to the cut-off date (thus affecting the determination of the LIA Amount). We will not apply any cut-off date to those who elected this benefit prior to our institution of a cut-off date.

Withdrawals in Excess of the LIA Amount. Withdrawals (other than the Non-Lifetime Withdrawal) of any amount in a given Annuity Year up to the LIA Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. However, if your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the LIA Amount (“Excess Income”), your LIA Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions) by the result of the ratio of the excess portion of the withdrawal to the Account Value immediately prior to the Excess Income. Excess Income also will reduce the Protected Withdrawal Value by the same ratio as the reduction to the LIA Amount.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal has exceeded the LIA Amount.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of more than the LIA Amount, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding the LIA Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of more than the LIA Amount, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed the LIA Amount. If you request a net withdrawal, you are more likely to take a withdrawal of more than the LIA Amount than if you request a gross withdrawal.

Withdrawals are not required. However, subsequent to the first Lifetime Withdrawal, the LIA Amount is not increased in subsequent Annuity Years if you decide not to take a withdrawal in an Annuity Year or take withdrawals in an Annuity Year that in total are less than the LIA Amount.

Purchase Payments. If you are eligible for the LIA Amount as described under “Eligibility Requirements for LIA Amount” and you make an additional Purchase Payment that we accept, the Annual Income Amount is increased by an amount obtained by applying the applicable percentage (3% for ages 50–54; 4% for ages 55 to 64; 5% for ages 65–84; and 6% for ages 85 or older) to the Purchase Payment. The applicable percentage is based on the attained age of the designated life on the date of the first Lifetime Withdrawal after the benefit effective date.

The LIA Amount is increased by double the Annual Income Amount, if eligibility for LIA has been met. The Protected Withdrawal Value is increased by the amount of each Purchase Payment.

If the Annuity permits additional Purchase Payments, we will monitor additional Purchase Payments and may limit or refuse all or any portion of any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount (or, if eligible for LIA, the LIA Amount) is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount (or, if eligible for LIA, the LIA Amount) in an unintended fashion is the relative size and timing of additional Purchase Payment(s). Currently, our administrative practice is to monitor each contract, and beginning in the second Benefit Year cumulative additional Purchase Payments within any Benefit Year will be limited to the Account Value at benefit election plus any additional Purchase Payments made within that first Benefit Year. Subject to state law, we also reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Step Ups. If your Annual Income Amount is stepped up, your LIA Amount will be stepped up to equal double the stepped up Annual Income Amount.

Guarantee Payments. If your Unadjusted Account Value is reduced to zero as a result of cumulative withdrawals that are equal to or less than the LIA Amount when you are eligible, and there is still a LIA Amount available, we will make an additional payment for that Annuity Year equal to the remaining LIA Amount. If this were to occur, you are not permitted to make additional Purchase Payments to your Annuity. Thus, in that scenario, the remaining LIA Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the LIA Amount as described in this

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section. We will make payments until the death of the single designated life. Should the designated life no longer qualify for the LIA Amount (as described under “Eligibility Requirements for LIA Amount” above), the Annual Income Amount would continue to be available. Subsequent eligibility for the LIA Amount would require the completion of the 120 day elimination period as well as meeting the LIA conditions listed above under “Eligibility Requirements for LIA Amount”. To the extent that cumulative withdrawals in the current Annuity Year that reduce your Unadjusted Account Value to zero are more than the LIA Amount (“Excess Income”) (except in the case of Required Minimum Distributions), Highest Daily Lifetime Income 2.0 with LIA terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the LIA Amount in subsequent Annuity Years until the death of the designated life.

Annuity Options. In addition to Highest Daily Lifetime Income 2.0 annuity options described above, after the tenth anniversary of the benefit effective date (“Tenth Anniversary”), you may also request that we make annuity payments each year equal to the Annual Income Amount. In any year that you are eligible for the LIA Amount, we make annuity payments equal to the LIA Amount. If you would receive a greater payment by applying your Unadjusted Account Value to receive payments for life under your Annuity, we will pay the greater amount. Annuitization prior to the Tenth Anniversary will forfeit any present or future LIA Amounts. We will continue to make payments until the death of the designated life. If this option is elected, the Annual Income Amount and LIA Amount will not increase after annuity payments have begun.

If you elect Highest Daily Lifetime Income 2.0 with LIA, and never meet the eligibility requirements, you will not receive any additional payments based on the LIA Amount.

Please note that if you elect Highest Daily Lifetime Income 2.0 with LIA, your Account Value is not guaranteed, can fluctuate and may lose value.

Termination of Highest Daily Lifetime Income 2.0 with LIA. The LIA Benefit terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	our receipt of due proof of death of the designated life;
(iv)	the annuity date, if unadjusted account value remains on the annuity date and an election is made to commence annuity payments prior to the tenth annuity anniversary;
(v)	the valuation day on which each of the unadjusted account value and the annual income amount is zero; or
(vi)	if you cease to meet our requirements for elections of this benefit above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

Highest Daily Lifetime Income 2.0 with LIA uses the same pre-determined mathematical formula used with Highest Daily Lifetime Income 2.0 and Spousal Highest Daily Lifetime Income 2.0. See the pertinent discussion in Highest Daily Lifetime Income 2.0 above.

SPOUSAL HIGHEST DAILY LIFETIME® INCOME 2.0 BENEFIT

Spousal Highest Daily Lifetime® Income 2.0 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouses at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income 2.0 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income 2.0 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment

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Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income 2.0 is the spousal version of Highest Daily Lifetime Income 2.0. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income 2.0 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income 2.0 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income 2.0 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income 2.0 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income 2.0 is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income 2.0 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income 2.0. As to the impact of such a scenario on any other optional benefit you may have, please see the applicable section in this prospectus.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income 2.0, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

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Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income 2.0, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income 2.0

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64; 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income 2.0 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher

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amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income 2.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income 2.0 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income 2.0 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income 2.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Spousal Highest Daily Lifetime Income 2.0 is elected on August 1, 2013
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income 2.0
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 – reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income (i.e., Excess Income) to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

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Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year’s Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income 2.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income 2.0. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income 2.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on

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your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3, 2012
■	Spousal Highest Daily Lifetime Income 2.0 is elected on September 4, 2013
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income 2.0
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income 2.0

On October 3, 2013, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2013 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income 2.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income 2.0 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Benefits Under Spousal Highest Daily Lifetime Income 2.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income 2.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income 2.0 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income 2.0 are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income 2.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes go into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income 2.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

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Charge for the Spousal Highest Daily Lifetime Income v2.0

The current charge for Spousal Highest Daily Lifetime Income 2.0 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income 2.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income 2.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income 2.0 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income 2.0 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income 2.0 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income 2.0 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income 2.0 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income 2.0, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income 2.0 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income 2.0. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income 2.0 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each

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such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income 2.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income 2.0 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income 2.0 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income 2.0 above.

HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT

Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime

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Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). Highest Daily Lifetime Income 2.0 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income 2.0 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Highest Daily Lifetime Income 2.0 is offered with or without the HD DB component, however, you may only elect HD DB with Highest Daily Lifetime Income 2.0, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income 2.0. If you elect Highest Daily Lifetime Income 2.0 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income 2.0 and elect Highest Daily Lifetime Income 2.0 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income 2.0 and elect Highest Daily Lifetime Income 2.0 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income 2.0 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

The income benefit under Highest Daily Lifetime Income 2.0 with HD DB currently is based on a single “designated life” who is between the ages of 50 and 79 on the benefit effective date. As long as your Highest Daily Lifetime Income 2.0 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income 2.0 with HD DB (including no payment of the Highest Daily Death Benefit Amount).

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income 2.0 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawals:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;

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(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a withdrawal on or before the 12th benefit anniversary of the benefit, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income 2.0 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income 2.0 with HD DB. The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years unless you take a withdrawal of Excess Income, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income 2.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income 2.0 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50-54 ; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

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Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income 2.0 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65-84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income 2.0 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income 2.0 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income 2.0 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income 2.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income 2.0 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Highest Daily Lifetime Income 2.0 with HD DB is elected on August 1, 2013
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

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Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $109,420. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

Here is calculation

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime withdrawal	$118,000.00	Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00	Amount of “non” Excess Income	$3,500.00
Account Value immediately before		Account Value immediately before
Excess Income of $1,500	$114,500.00	Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00	Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%	Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00	HD DB Amount	$109,420.00
1.31% Reduction in Annual Income Amount	$78.60	1.31% Reduction in Annual Income Amount	$1,433.40
Annual Income Amount for		Highest Daily Death
future Annuity Years	$5,921.40	Benefit Amount	$107,986.60

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

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In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income 2.0 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income 2.0 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income 2.0 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above) and the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income 2.0 with HD DB is elected on September 4
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0 with HD DB
■	No previous withdrawals have been taken under Highest Daily Lifetime Income 2.0 with HD DB

On October 3, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income 2.0 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
12th benefit year Minimum Periodic Value	$183,750.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied:

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A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
■

If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Highest Daily Death Benefit

A Death Benefit is payable under Highest Daily Lifetime Income 2.0 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity-owned), also referred to as the “Single Designated Life”, when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Highest Daily Lifetime Income 2.0 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income 2.0 with HD DB.

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A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income 2.0 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity will continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Highest Daily Lifetime Income 2.0 with HD DB

■

To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income 2.0 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income 2.0 with HD DB terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted.

■

Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including the HD DB, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

■

If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

■

In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

■

Withdrawals under Highest Daily Lifetime Income 2.0 with HD DB are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily

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Lifetime Income 2.0 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

■

You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

■

You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

■

Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

■

Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

■

If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

■

Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income 2.0 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” earlier in the prospectus for more information.)

Charge for Highest Daily Lifetime Income 2.0 with HD DB

The current charge for Highest Daily Lifetime Income 2.0 with HD DB is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income 2.0 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income 2.0 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income 2.0 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income 2.0 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income 2.0 with HD DB, except if (a) the

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new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership requirements.

Highest Daily Lifetime Income 2.0 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income 2.0 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income 2.0 with HD DB, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income 2.0 with HD DB will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income 2.0 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income 2.0 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income 2.0 with HD DB so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income 2.0 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the Annuity;
(iii)	when annuity payments begin (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner (or Annuitant if entity-owned);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income 2.0 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income 2.0 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime Income 2.0 with HD DB Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income 2.0 Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income 2.0 above for information regarding this component of the benefit.

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Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income 2.0 above.

SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 WITH HIGHEST DAILY DEATH BENEFIT

Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit (“HD DB”) is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) (“Guarantee Payments”). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income 2.0 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

An integral component of Spousal Highest Daily Lifetime Income 2.0 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income 2.0 with HD DB is the spousal version of Highest Daily Lifetime Income 2.0 with HD DB. Spousal Highest Daily Lifetime Income 2.0 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income 2.0, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income 2.0. If you elect Spousal Highest Daily Lifetime Income 2.0 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income 2.0 and elect Spousal Highest Daily Lifetime Income 2.0 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income 2.0 and elect Spousal Highest Daily Lifetime Income 2.0 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income 2.0 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income 2.0 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income 2.0 with HD DB due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income 2.0 with HD DB is not available if you elect any other optional living or death benefit.

As long as your Spousal Highest Daily Lifetime Income 2.0 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income 2.0 with HD DB.

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You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary of the effective date of the benefit, your Periodic Value on the 12th benefit anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a withdrawal on or before the 12th benefit anniversary of the benefit, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income 2.0 with HD DB

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64; 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income 2.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

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The amount of any applicable tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income 2.0 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

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Spousal Highest Daily Lifetime Income 2.0 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income 2.0 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income 2.0 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Spousal Highest Daily Lifetime Income 2.0 with HD DB is elected on August 1, 2013
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income 2.0 with HD DB
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 the Account Value at the time and immediately prior to this withdrawal is $118,000, and the Highest Daily Death Benefit Amount is $112,920. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0, and reduces the Highest Daily Death Benefit Amount on a dollar-for dollar basis to $110,020. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years and the Highest Daily Death Benefit Amount on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount and the Highest Daily Death Benefit Amount).

Here is the calculation:

Annual Income Amount		Highest Daily Death Benefit Amount
Account Value before Lifetime Withdrawal	$118,000.00	Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00	Amount of “non” Excess Income	$2,900.00
Account Value immediately before		Account Value immediately before
Excess Income of $2,100	$115,100.00	Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00	Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%	Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00	HD DB Amount	$110,020.00
1.82% Reduction in Annual Income Amount	$98.28	1.82% Reduction in Annual Income Amount	$2,002.36
Annual Income Amount for		Highest Daily Death
future Annuity Years	$5,301.72	Benefit Amount	$108,017.64

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5%

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of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year’s Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income 2.0 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income 2.0 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income 2.0 with HD DB. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above) and the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the time of the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3, 2012
■	Spousal Highest Daily Lifetime Income 2.0 with HD DB is elected on September 4, 2013
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income 2.0 with HD DB
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income 2.0 with HD DB

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On October 3, 2013, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2013 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income 2.0 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000.00
Divided by Account Value before withdrawal	$120,000.00
Equals ratio	12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value	$109,375.00
12th benefit year Minimum Periodic Value	$183,750.00
Highest Daily Death Benefit Amount	$100,992.50

Required Minimum Distributions

See the sub-section entitled “Required Minimum Distributions” in the prospectus section above concerning Highest Daily Lifetime Income 2.0 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

Highest Daily Death Benefit

A Death Benefit is payable under Spousal Highest Daily Lifetime Income 2.0 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit or the Highest Daily Death Benefit Amount described below.

Highest Daily Death Benefit Amount:

On the date you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:

(1)	The Unadjusted Account Value on the current Valuation Day; and
(2)	The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
■	increased by any Purchase Payments made on the current Valuation Day and,
■	reduced by the effect of withdrawals made on the current Valuation Day, as described below.

Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income 2.0 with HD DB.

A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:

■	increased by the amount of any additional Adjusted Purchase Payments, and
■	reduced by the effect of any withdrawals (as described in the preceding paragraph),

made during the period between the decedent’s date of death and the date we receive Due Proof of Death.

Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Daily Death Benefit 2.0 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

All other provisions applicable to Death Benefits under your Annuity continue to apply. See the “Death Benefits” section of this prospectus for more information pertaining to Death Benefits.

Benefits Under Spousal Highest Daily Lifetime Income 2.0 with HD DB

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income 2.0 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income

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Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income 2.0 with HD DB terminates, we will make no further payments of Annual Income Amount and no additional Purchase Payments will be permitted.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.

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Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including the HD DB, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under the Spousal Highest Daily Lifetime Income 2.0 with HD DB benefit are subject to all of the terms and conditions of the Annuity. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income 2.0 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

■

Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income 2.0 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefits” for more information.)

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Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income 2.0 with HD DB will remain in force unless we are instructed otherwise.

Charge for Spousal Highest Daily Lifetime Income v2.0 with HD DB

The current charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income 2.0 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income 2.0 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income 2.0 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

■

One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be between 50-79 years old at the time of election; or

■

Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or

■

One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other’s spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as

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Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income 2.0 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income 2.0 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income 2.0 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income 2.0 with HD DB, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income 2.0 with HD DB will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income 2.0 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income 2.0 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income 2.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life who is an Owner (or who is the Annuitant if entity-owned), if the Remaining Designated Life elects not to continue the Annuity;
(ii)	upon our receipt of Due Proof of Death of an Owner (or Annuitant if entity-owned) if the surviving spouse is not eligible to continue the benefit because such spouse is not a spousal designated life and there is any Unadjusted Account Value on the date of death;
(iii)	upon our receipt of Due Proof of Death of the Remaining Designated Life if a Death Benefit is payable under this benefit;
(iv)	your termination of the benefit;
(v)	your surrender of the Annuity;
(vi)	when annuity payments begin (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vii)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income 2.0 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

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How Spousal Highest Daily Lifetime Income 2.0 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income 2.0 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income 2.0 above.

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APPENDIX F – OPTIONAL DEATH BENEFITS

Two optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your Beneficiaries. No optional Death Benefit is available if your Annuity is held as a Beneficiary Annuity. The optional Death Benefits are called the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and Highest Anniversary Value Death Benefit. Currently, these optional Death Benefits are only offered in those jurisdictions where we have received regulatory approval and must be elected at the time that you purchase your Annuity. Neither optional Death Benefit is available with the Highest Daily Lifetime Income 2.0 with HD DB, Spousal Highest Daily Lifetime Income 2.0 with HD DB, Highest Daily Lifetime Income 2.0 with LIA, Highest Daily Lifetime Income with LIA or Highest Daily Lifetime 6 Plus with LIA. If you purchase either Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income and withdrawals taken under either reduce your Unadjusted Account Value to zero, your optional Death Benefit will terminate. You may not elect both optional Death Benefits. Investment restrictions apply if you elect either optional Death Benefit. See the chart in the “Investment Options” section of the prospectus for a list of Investment Options available and permitted with each benefit. If subsequent to your election of an optional Death Benefit, we change our requirements as to how your Account Value must be allocated, we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. We reserve the right to cease offering any optional Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and Highest Anniversary Value Death Benefit:

■

The Death Benefit Target Date for both the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and HAV Death Benefit initially is the later of (a) the anniversary of the Issue Date coinciding with or next following the date the oldest Owner (or Annuitant, if the Annuity is entity-owned) reaches age 80 and (b) the fifth anniversary of the Issue Date of the Annuity. If there is a change of Owner (or Annuitant, if the Annuity is entity-owned) prior to the Death Benefit Target Date, then we will set the Death Benefit Target Date with reference to the age of the oldest new Owner (or Annuitant). However, we will not change the Death Benefit Target Date if the change of Owner (or Annuitant, for an entity-owned Annuity) occurs after the previous Death Benefit Target Date.

■

The Highest Anniversary Value on the Issue Date is equal to your Unadjusted Account Value. Thereafter, we calculate a Highest Anniversary Value on each anniversary of the Issue Date of the Annuity (“Annuity Anniversary”) up to and including the earlier of the date of death or attainment of the Death Benefit Target Date. On each such anniversary, the Anniversary Value is equal to the greater of (a) the previous Highest Anniversary Value and (b) the Unadjusted Account Value on each such Anniversary. Between such anniversaries, the Highest Anniversary Value is increased by the sum of all Purchase Payments since the prior anniversary date and reduced by any Proportional Withdrawals since the prior anniversary date.

■

The Roll-up Value. The initial Roll-Up Value is equal to the Unadjusted Account Value on the Issue Date of the Annuity. Each day we increase the Roll-up Value at the daily equivalent of a 5% annual rate. We stop increasing the Roll-Up Value at the 5% annual rate on the first to occur of the following: (1) the decedent’s date of death and (2) the Death Benefit Target Date. After we stop increasing the Roll-Up Value at the 5% annual rate, we continue to increase the Roll-Up Value by the amount of any additional Purchase Payments made after that date.

■

Proportional Withdrawals are determined by calculating the ratio of the amount of the withdrawal (including any applicable MVA) to the Account Value as of the date of the withdrawal but immediately prior to the withdrawal. Proportional withdrawals result in a reduction to the Highest Anniversary Value or Roll-Up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), then we will reduce your Highest Anniversary Value or Roll-Up value ($125,000) by 10%, or $12,500.

Highest Anniversary Value Death Benefit (“HAV”)

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Anniversary Value Optional Death Benefit is elected. If an Annuity has joint Owners, the oldest Owner must be age 79 or less upon election. If an Annuity is owned by an entity, the Annuitant must be age 79 or less upon election.

Calculation of Highest Anniversary Value Death Benefit

If the decedent’s date of death occurs before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the greater of the minimum Death Benefit described above, and
2.	the Highest Anniversary Value as of the date on which we receive Due Proof of Death.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the greater of the minimum Death Benefit described above, and,
2.	the Highest Anniversary Value on the Death Benefit Target Date, plus any Purchase Payments since the Death Benefit Target Date, less the effect of any Proportional Withdrawals since the Death Benefit Target Date.

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This Death Benefit may not be an appropriate feature where the oldest Owner’s age (Annuitant if entity-owned) is near age 80. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries before the Death Benefit Target Date is reached.

Combination 5% Roll-up and Highest Anniversary Value Death Benefit

If an Annuity has one Owner, the Owner must be age 79 or less at the time the Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If an Annuity has joint Owners, the oldest Owner must be age 79 or less upon election. If the Annuity is owned by an entity, the Annuitant must be age 79 or less upon election.

Calculation of 5% Roll-Up and Highest Anniversary Value Death Benefit

The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:

If the decedent’s date of death occurs before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the greater of the minimum Death Benefit described above, and
2.	the Highest Anniversary Value as of the date on which we receive Due Proof of Death.
3.	the Roll-Up Value as described above.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.	the greater of the minimum Death Benefit described above, and,
2.	the Highest Anniversary Value on the Death Benefit Target Date plus any Purchase Payments since the Death Benefit Target Date, less the effect of any Proportional Withdrawals since the Death Benefit Target Date.
3.	the Roll-Up Value as described above.

This Death Benefit may not be an appropriate feature where the oldest Owner’s age (Annuitant if entity-owned) is near age 80. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer Annuity anniversaries, and less time for the Roll-Up Value to increase, before the Death Benefit Target Date is reached.

Effect of withdrawals on the Roll-up Value prior to Death Benefit Target Date. Withdrawals prior to the Death Benefit Target Date reduce the Roll-Up Value by the amount of the withdrawal until an annual “dollar-for-dollar” limit has been reached, and withdrawals in excess of the dollar-for-dollar limit then reduce the Roll-Up Value proportionally. Until the first Anniversary of the Issue Date, the dollar-for-dollar limit is equal to 5% of the initial Roll-Up Value. On each Annuity Anniversary thereafter, we reset the dollar-for-dollar limit to equal 5% of the Roll-Up Value on that anniversary. When all or a portion of a withdrawal exceeds the dollar-for-dollar limit for that Annuity Year, the excess portion of the withdrawal proportionally reduces the Roll-Up Value. The proportional reduction decreases the Roll-Up Value by the ratio of the “excess withdrawal” (i.e., the amount of the withdrawal that exceeds the dollar-for-dollar limit in that Annuity Year) to your Account Value (after the Account Value has been reduced by any portion of the withdrawal that was within the dollar-for-dollar limit but is not reduced by the excess withdrawal).

Effect of withdrawals on the Roll-up Value on or after the Death Benefit Target Date. All withdrawals after the Death Benefit Target Date are Proportional Withdrawals.

What are the charges for the optional Death Benefits?

For elections of the Highest Anniversary Value Death Benefit and the Combination 5% Roll-Up and HAV Death Benefit, we impose a charge equal to 0.40% and 0.80%, respectively, per year of the average daily net assets of the Sub-accounts. We deduct the charge for each of these benefits to compensate Pruco Life for providing increased insurance protection under the optional Death Benefits. The additional annualized charge is deducted daily against your Account Value allocated to the Sub-accounts.

Can I terminate the optional Death Benefits?

The Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and HAV Death Benefit may not be terminated by you once elected. Each optional Death Benefit will terminate upon the first to occur of the following:

■	the date that the Death Benefit is determined, unless the Annuity is continued by a spouse Beneficiary;
■

upon your designation of a new Owner or Annuitant who, as of the effective date of the change, is older than the age at which we would then issue the Death Benefit (or if we do not then consent to continue the Death Benefit);

■	upon the Annuity Date;
■	upon surrender of the Annuity; or
■	if your Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to be surrendered upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the Beneficiary and it is not eligible for the Death Benefit provided under the Annuity.

Upon termination, we cease to assess the fee for the optional Death Benefit.

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APPENDIX G: FORMULA FOR GRO PLUS II

The following are the terms and definitions referenced in the transfer calculation formula:

■	AV is the current Account Value of the Annuity

■	VV is the current Account Value of the elected Sub-accounts of the Annuity

■	VF is the current Account Value of amounts held in the MVA Options

■	B is the total current value of the AST bond portfolio Sub-account

■	Cl is the lower target value. Currently, it is 79%.

■	Ct is the middle target value. Currently, it is 82%.

■	Cu is the upper target value. Currently, it is 85%.

■	T is the amount of a transfer into or out of the AST bond portfolio Sub-account.

For each guarantee provided under the benefit,

■	Gi is the guarantee amount

■	Ni is the number of days until the Maturity Date

■

di is the discount rate applicable to the number of days until the Maturity Date. It is determined with reference a benchmark index, reduced by the Discount Rate Adjustment and subject to the discount rate minimum. The discount rate minimum, beginning on the effective date of the benefit, is three percent, and will decline monthly over the first twenty-four months following the effective date of the benefit to one percent in the twenty-fifth month, and will remain at one percent for every month thereafter. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

The formula, which is set on the effective date and is not changed while the benefit is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of each applicable Guarantee Period. We call the greatest of these values the “current liability (L).”

L	=	Max (Li), where Li = Gi / (1 + di)^(Ni/365)

Next the formula calculates the following formula ratio:

r	=	(L – B) / (VV + VF)

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the AST bond portfolio Sub-account associated with the current liability subject to the rule that prevents a transfer into that AST bond portfolio Sub-account if 90% or more of Account Value is in that Sub-account (90% cap). If at the time we make a transfer to the AST bond portfolio Sub-account associated with the current liability there is Account Value allocated to an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the AST bond portfolio Sub-account if r > Cu, subject to the 90% cap.

The transfer amount is calculated by the following formula:

T	=	{Min(Max(0, (.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))}

If the formula ratio is less than a lower target value and there are assets in the AST bond portfolio Sub-account, then the formula will transfer assets out of the AST bond portfolio Sub-account into the elected Sub-accounts.

The formula will transfer assets out of the AST bond portfolio Sub-account if r < Cl and B > 0.

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The transfer amount is calculated by the following formula:

T	=	{Min(B, – [L – B – (VV + VF) * Ct] / (1 – Ct))}

If following a transfer to the elected Sub-accounts, there are assets remaining in an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

90% Cap Rule: If, on any Valuation Day the Rider remains in effect, a transfer into the AST bond portfolio Sub-account occurs which results in 90% of the Account Value being allocated to the AST bond portfolio Sub-account, any transfers into the AST bond portfolio Sub-account will be suspended even if the formula would otherwise dictate that a transfer into the AST bond portfolio Sub-account should occur. Transfers out of the AST bond portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST bond portfolio Sub-account occurs. Due to the performance of the AST bond portfolio Sub-account and the elected Sub-accounts, the Account Value could be more than 90% invested in the AST bond portfolio Sub-account.

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APPENDIX H – MVA FORMULAS

MVA FORMULA FOR LONG TERM MVA OPTIONS

The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

The MVA factor is equal to:

[(1+I)/(1+J+K)]^(N/12)

where:

I = the Crediting Rate for the MVA Option;

J = the Rate for the remaining Guarantee Period, determined as described below;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

For the purposes of determining “J”,

Y = n /12

GP1 = the smallest whole number of years greater than or equal to Y.

r1 = the rate for Guarantee Periods of duration GP1, which will equal the crediting rate if such Guarantee Period duration is currently available.

GP2 = the greatest whole number of years less than or equal to Y, but not less than 1.

r2 = the rate for Guarantee Periods of duration GP2, which will equal the crediting rate if such Guarantee Period duration is currently available.

If we do not currently offer a Guarantee Period of duration GP1 or duration GP2, we will determine r1 and / or r2 by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r1 and / or r2 will be equal to [(1) + (2) – (3)], where (1), (2), and (3) are defined as:

(1)	= the current Treasury spot rate for GP1 or GP2, respectively, and
(2)	= the current crediting rate for the next longer Guaranteed Period duration currently available, and
(3)	= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

The term “current Treasury spot rate” refers to the rates that existed at the time the crediting rates were last determined.

To determine “J”:

If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, “J” is equal to the crediting rate associated with a Guarantee Period duration of Y years.

If Y is less than 1, then “J” = r2.

Otherwise, we determine “J” by linearly interpolating between r1 and r2, using the following formula:

J = (R1 * (Y – GP2) + r2 * (GP1 – Y)) / (GP1 – GP2)

The current rate (“J”) in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

We reserve the right to waive the liquidity factor set forth above.

MVA Examples for Long Term MVA Option

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

■	You allocate $100,000 into an MVA Option (we refer to this as the “Allocation Date” in these examples) with a Guarantee Period of 5 years (we refer to this as the “Maturity Date” in these examples).
■	The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 2.50% (I = 2.50%).
■	You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 1.50% (J = 1.50%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]^(N/12) = [1.025/1.0175]2 = 1.0148

Unadjusted Value = $107,689.06

Adjusted Account Value after MVA = Unadjusted Value × MVA Factor = $109,282.86

Example of Negative MVA

Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

MVA Factor = [(1+I)/(1+J+0.0025)]N/12 = [1.025/1.0375]2 = 0.97605

Unadjusted Value = $107,689.06

Adjusted Account Value after MVA = Unadjusted Value x MVA Factor = $105,109.91

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The MVA factor is equal to:

[(1+I)/(1+J+K)]^(N/12)

where:

I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

K = the Liquidity Factor, currently equal to 0.0025; and

N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

We reserve the right to waive the Liquidity Factor.

APPENDIX I – FORMULA FOR HIGHEST DAILY GRO II

FORMULA FOR HD GRO II — for elections prior to July 16, 2010

The following are the terms and definitions referenced in the transfer calculation formula:

■	AV is the current Account Value of the Annuity

■	VV is the current Account Value of the elected Sub-accounts of the Annuity

■	VF is the current Account Value of amounts held in the MVA Options

■	B is the total current value of the AST bond portfolio Sub-account

■	Cl is the lower target value. Currently, it is 79%.

■	Ct is the middle target value. Currently, it is 82%.

■	Cu is the upper target value. Currently, it is 85%.

■	T is the amount of a transfer into or out of the AST bond portfolio Sub-account.

For each guarantee provided under the benefit,

■	Gi is the guarantee amount

■	Ni is the number of days until the Maturity Date

■

di is the discount rate applicable to the number of days until the Maturity Date. It is determined with reference a benchmark index, reduced by the Discount Rate Adjustment and subject to the discount rate minimum. The discount rate minimum, beginning on the effective date of the benefit, is three percent, and will decline monthly over the first twenty-four months following the effective date of the benefit to one percent in the twenty-fifth month, and will remain at one percent for every month thereafter. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

The formula, which is set on the effective date and is not changed while the benefit is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of each applicable Guarantee Period. We call the greatest of these values the “current liability (L).”

L	=	Max (Li), where Li = Gi / (1 + di)^ (Ni/365)

Next the formula calculates the following formula ratio:

r	=	(L – B) / (VV + VF)

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the AST bond portfolio Sub-account associated with the current liability subject to the rule that prevents a transfer into that AST bond portfolio Sub-account if 90% or more of Account Value is in that Sub-account (90% cap). If at the time we make a transfer to the AST bond portfolio Sub-account associated with the current liability there is Account Value allocated to an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

The formula will transfer assets into the AST bond portfolio Sub-account if r > Cu, subject to the 90% cap.

The transfer amount is calculated by the following formula:

T	=	{Min(Max(0, (.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))}

If the formula ratio is less than a lower target value and there are assets in the AST bond portfolio Sub-account, then the formula will transfer assets out of the AST bond portfolio Sub-account into the elected Sub-accounts.

The formula will transfer assets out of the AST bond portfolio Sub-account if r < Cl and B > 0.

The transfer amount is calculated by the following formula:

T	=	{Min(B, – [L – B – (VV + VF) * Ct] / (1 – Ct))}

If following a transfer to the elected Sub-accounts, there are assets remaining in an AST bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that AST bond portfolio Sub-account to the AST bond portfolio Sub-account associated with the current liability.

90% Cap Rule: If, on any Valuation Day the Rider remains in effect, a transfer into the AST bond portfolio Sub-account occurs which results in 90% of the Account Value being allocated to the AST bond portfolio Sub-account, any transfers into the AST bond portfolio Sub-account will be suspended even if the formula would otherwise dictate that a transfer into the AST bond portfolio Sub-account should occur. Transfers out of the AST bond portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST bond portfolio Sub-account occurs. Due to the performance of the AST bond portfolio Sub-account and the elected Sub-accounts, the Account Value could be more than 90% invested in the AST bond portfolio Sub-account.

FORMULA FOR ELECTIONS OF HD GRO II MADE ON OR AFTER JULY 16, 2010, SUBJECT TO STATE APPROVAL. The operation of the formula is the same as for elections of HD GRO II prior to July 16, 2010. The formula below provides additional information regarding the concept of the Projected Future Guarantee throughout the Transfer Calculation.

THE FOLLOWING ARE THE TERMS AND DEFINITION REFERENCED IN THE TRANSFER CALCULATION FORMULA:

■	AV is the current Account Value of the Annuity

■	Vv is the current Account Value of the elected Sub-accounts of the Annuity

■	VF is the current Account Value of the elected Fixed Rate Options of the Annuity

■	B is the total current value of the Transfer Account

■	Cl is the lower target value; it is established on the Effective Date and is not changed for the life of the guarantee

■	Ct is the middle target value; it is established on the Effective Date and is not changed for the life of the guarantee

■	Cu is the upper target value; it is established on the Effective Date and is not changed for the life of the guarantee

■	T is the amount of a transfer into or out of the Transfer Account

■

“Projected Future Guarantee” is an amount equal to the highest Account Value (adjusted for Withdrawals and additional Net Purchase Payments) within the current Benefit Year that would result in a new Guarantee Amount. For the Projected Future Guarantee, the assumed Guarantee Period begins on the current Valuation Day and ends 10 years from the next anniversary of the Effective Date. We only calculate a Projected Future Guarantee if the assumed Guarantee Period associated with that Projected Future Guarantee does not extend beyond the latest Annuity Date applicable to the Annuity.

The formula, which is set on the Effective Date and is not changed while the Rider is in effect, determines, on each Valuation Day, when a transfer is required.

The formula begins by determining for each Guarantee Amount and for the Projected Future Guarantee, the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the Guarantee Amount at the end of the Guarantee Period. We call the greatest of these values the “current liability(L)”.

L	=	MAX (Li), where Li = Gi/ (1+di)^(Ni/365)

Where:

■	Gi is the value of the Guarantee Amount or the Projected Future Guarantee

■	Ni is the number of days until the end of he Guarantee Period

■

di is the discount rate associated with the number of days until the end of a Guarantee Period (or the assumed Guarantee Period, for the Projected Future Guarantee). The discount rate is determined by taking the greater of the Benchmark Index Interest Rate less the Discount Rate Adjustments, and the Discount Rate Minimum. The applicable term of the Benchmark Index Interest Rate is the same as the number of days remaining until the end of the Guarantee Period (or the assumed Guarantee Period, for the Projected Future Guarantee). If no Benchmark Index Interest Rate is available for such term, the nearest available term will be used. The Discount Rate Minimum is determined based on the number of months since the Effective Date.

Next the formula calculates the following formula ratio(r):

r	=	(L – B) / (Vv + VF)

If the formula ratio exceeds an upper target value, then Unadjusted Account Value will be transferred to the bond portfolio Sub-account associated with the current liability subject to the 90% Cap Feature. If, at the time we make a transfer to the bond portfolio Sub-account associated with the current liability, there is Unadjusted Account Value allocated to a bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that bond portfolio Sub-account to the bond portfolio Sub-account associated with the current liability.

Assets in the elected Sub-accounts and Fixed Rate Options, if applicable, are transferred to the Transfer account in accordance with the Transfer provisions of the Rider.

The transfer amount is calculated by the following formula:

T	=	{Min (MAX(0, (.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))}

If the formula ratio is less than a lower target value, and there are assets in the Transfer Account, then the formula will transfer assets out of the Transfer Account and into the elected Sub-accounts.

The formula will transfer assets out of the Transfer Account if r < Ct and B > 0.

The transfer amount is calculated by the following formula:

T	=	{Min (B, – [L – B – (VV + VF) * Ct] / (1 – Ct))}

If, following a transfer to the elected Sub-accounts, there are assets remaining in a bond portfolio Sub-account not associated with the current liability, we will transfer all assets from that bond portfolio Sub-accounts to the bond portfolio Sub-account associated with the current liability.

90% Cap Feature: If, on any Valuation Day the Rider remains in effect, a transfer into the Transfer Account occurs which results in 90% of the Unadjusted Account Value being allocated to the Transfer Account, any transfers into the Transfer Account will be suspended even if the formula would otherwise dictate that a transfer into the Transfer Account should occur. Transfers out of the Transfer Account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the Transfer Account occurs. Due to the performance of the Transfer Account and the elected Sub-Accounts, the Unadjusted Account Value could be more than 90% invested in the Transfer Account.

APPENDIX J – FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1 SUITE, HIGHEST DAILY LIFETIME INCOME 2.0 SUITE, HIGHEST DAILY LIFETIME INCOME SUITE AND HIGHEST DAILY LIFETIME 6 PLUS SUITE OF LIVING BENEFITS

This Appendix describes the formula used with the following living benefits:

The Highest Daily Lifetime Income v2.1 Suite:

■	Highest Daily Lifetime Income v2.1;
■	Spousal Highest Daily Lifetime Income v2.1;
■	Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit; and
■	Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit.

The Highest Daily Lifetime Income 2.0 Suite (offered from August 20, 2012 to February 24, 2013):

■	Highest Daily Lifetime Income 2.0;
■	Highest Daily Lifetime Income 2.0 with Lifetime Income Accelerator;
■	Spousal Highest Daily Lifetime Income 2.0;
■	Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit; and
■	Spousal Highest Daily Lifetime Income 2.0 with Highest Daily Death Benefit.

The Highest Daily Lifetime Income Suite (offered from January 24, 2011 to August 19, 2012):

■	Highest Daily Lifetime Income;
■	Highest Daily Lifetime Income with Lifetime Income Accelerator, and
■	Spousal Highest Daily Lifetime Income.

The Highest Daily Lifetime 6 Plus Suite (offered from March 15, 2010 to January 23, 2011):

■	Highest Daily Lifetime 6 Plus Income Benefit;
■	Highest Daily Lifetime 6 Plus Income Benefit with Lifetime Income Accelerator; and
■	Spousal Highest Daily Lifetime 6 Plus Income Benefit.

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite, Highest Daily Lifetime Income 2.0 Suite, Highest Daily Lifetime Income Suite and Highest Daily Lifetime 6 Plus Suite of benefits (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the total value of all Permitted Sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Sub-account.

*	Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

Daily Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – B) / (VV + VF).

■

If on the third consecutive Valuation Day r > Cu and r (less or =) Cus or if on any day r > Cus, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

■

If r < Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B > 0), assets in the AST Investment Grade Bond Sub-account are transferred to the Permitted Sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct] / (1 – Ct))	Money is transferred from the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account
T	=	{Min (B, – [L – B – (VV + VF) * Ct] / (1 – Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts

Monthly Transfer Calculation

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (VV + VF + B))} (less than) (Cu * (VV + VF) – L + B) / (1 – Cu), then

TM	=	{Min (B, .05 * (VV + VF + B))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

“a” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® ADVISOR VARIABLE ANNUITY SERIES DESCRIBED IN PROSPECTUS (04/30/2014)

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Please see the section of this prospectus

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a Statement of Additional Information

The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PRUCO LIFE INSURANCE COMPANY

A Prudential Financial Company

751 Broad Street, Newark, NJ 07102-3777

PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY

(For Annuities purchased prior to February 25, 2013)

Flexible Premium Deferred Annuity

PROSPECTUS: APRIL 30, 2014

This prospectus describes a flexible premium deferred annuity contract (“Annuity”) offered by Pruco Life Insurance Company (“Pruco Life”, “we”, “our”, or “us”). If you are receiving this prospectus, it is because you currently own this Annuity. This Annuity is no longer offered for new sales. The Annuity has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. The Annuity or certain of its investment options and/or features may not be available in all states. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age and/or optional benefits). Please speak to your Financial Professional for further details. The guarantees provided by the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

THE SUB-ACCOUNTS

The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund – see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust are being offered.

PLEASE READ THIS PROSPECTUS

This prospectus sets forth information about the Annuity that you should know before investing. Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life policy, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity is subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus – see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the U.S. Securities and Exchange Commission (SEC) regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC’s Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see “How To Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

This Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT

www.prudentialannuities.com

Prospectus Dated: April 30, 2014	Statement of Additional Information Dated: April 30, 2014

PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO

THE BACK COVER OF THIS PROSPECTUS.                                                         664589

VARIABLE INVESTMENT OPTIONS

Advanced Series Trust

AST Academic Strategies Asset Allocation Portfolio1

AST Advanced Strategies Portfolio1

AST AQR Emerging Markets Equity Portfolio4

AST AQR Large-Cap Portfolio4

AST Balanced Asset Allocation Portfolio1

AST BlackRock Global Strategies Portfolio1

AST BlackRock iShares ETF Portfolio1

AST Capital Growth Asset Allocation Portfolio1

AST ClearBridge Dividend Growth Portfolio3

AST Cohen & Steers Realty Portfolio3

AST Defensive Asset Allocation Portfolio1

AST Federated Aggressive Growth Portfolio3

AST FI Pyramis® Asset Allocation Portfolio1

AST FI Pyramis® Quantitative Portfolio1

AST Franklin Templeton Founding Funds Allocation

Portfolio*,1

AST Franklin Templeton Founding Funds Plus Portfolio1

AST Global Real Estate Portfolio3

AST Goldman Sachs Large-Cap Value Portfolio3

AST Goldman Sachs Mid-Cap Growth Portfolio3

AST Goldman Sachs Multi-Asset Portfolio1

AST Goldman Sachs Small-Cap Value Portfolio3

AST Herndon Large-Cap Value Portfolio3

AST High Yield Portfolio3

AST International Growth Portfolio3

AST International Value Portfolio3

AST Investment Grade Bond Portfolio2

AST J.P. Morgan Global Thematic Portfolio1

AST J.P. Morgan International Equity Portfolio3

AST J.P. Morgan Strategic Opportunities Portfolio1

AST Jennison Large-Cap Growth Portfolio3

AST Jennison Large-Cap Value Portfolio3

AST Large-Cap Value Portfolio3

AST Loomis Sayles Large-Cap Growth Portfolio3

AST Lord Abbett Core Fixed Income Portfolio3

AST MFS Global Equity Portfolio3

AST MFS Growth Portfolio3

AST MFS Large-Cap Value Portfolio3

AST Mid-Cap Value Portfolio3

AST Money Market Portfolio3

AST Neuberger Berman Core Bond Portfolio3

AST Neuberger Berman Mid-Cap Growth Portfolio3

AST Neuberger Berman/LSV Mid-Cap Value Portfolio3

*	This variable investment option is no longer available for new investments, with limited exceptions. Please see “Investment Options” later in this prospectus for details.
(1)	Available with all living benefits.
(2)	The AST Investment Grade Bond variable investment option is not available for allocation of Purchase Payments or contract owner transfers.
(3)	Not available with HDI v2.1 and HDI 2.0 Suite of benefits.
(4)	Not available if you purchase any optional benefit.

AST New Discovery Asset Allocation Portfolio1

AST Parametric Emerging Markets Equity Portfolio3

AST PIMCO Limited Maturity Bond Portfolio3

AST PIMCO Total Return Bond Portfolio3

AST Preservation Asset Allocation Portfolio1

AST Prudential Core Bond Portfolio3

AST Prudential Growth Allocation Portfolio1

AST QMA Emerging Markets Equity Portfolio4

AST QMA Large-Cap Portfolio4

AST QMA US Equity Alpha Portfolio3

AST RCM World Trends Portfolio1

AST Schroders Global Tactical Portfolio1

AST Schroders Multi-Asset World Strategies Portfolio1

AST Small-Cap Growth Portfolio3

AST Small-Cap Value Portfolio3

AST T. Rowe Price Asset Allocation Portfolio1

AST T. Rowe Price Equity Income Portfolio3

AST T. Rowe Price Growth Opportunities Portfolio4

AST T. Rowe Price Large-Cap Growth Portfolio3

AST T. Rowe Price Natural Resources Portfolio3

AST Templeton Global Bond Portfolio3

AST Wellington Management Hedged Equity Portfolio1

AST Western Asset Core Plus Bond Portfolio3

AST Western Asset Emerging Markets Debt Portfolio4

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VALUING YOUR INVESTMENT	71

VALUING THE SUB-ACCOUNTS	71
PROCESSING AND VALUING TRANSACTIONS	71

TAX CONSIDERATIONS	73

OTHER INFORMATION	82

PRUCO LIFE AND THE SEPARATE ACCOUNT	82
LEGAL STRUCTURE OF THE UNDERLYING PORTFOLIOS	84
DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE	85
FINANCIAL STATEMENTS	87
INDEMNIFICATION	87
LEGAL PROCEEDINGS	87

HOW TO CONTACT US	90

APPENDIX A - ACCUMULATION UNIT VALUES	A-1

APPENDIX B - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES	B-1

APPENDIX C - HIGHEST DAILY LIFETIME INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME INCOME BENEFIT - OFFERED FOR SALE: MAY 1, 2011 TO AUGUST 19, 2012	C-1

APPENDIX D - HIGHEST DAILY LIFETIME INCOME 2.0 AND SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 - OFFERED FOR SALE: AUGUST 20, 2012 TO FEBRUARY 24, 2013	D-1

APPENDIX E - FORMULA FOR HIGHEST DAILY LIFETIME INCOME v2.1 SUITE, HIGHEST DAILY LIFETIME INCOME 2.0 SUITE, HIGHEST DAILY LIFETIME INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME INCOME BENEFIT	E-1

APPENDIX F - MVA FORMULA	F-1

APPENDIX G - HYPOTHETICAL EXAMPLES OF OPERATION OF PREMIUM BASED CHARGE AND CONTINGENT DEFERRED SALES CHARGE	G-1

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GLOSSARY OF TERMS

We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

Account Value: The total value of all allocations to the Sub-accounts and the DCA MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each DCA MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each DCA MVA Option will be calculated using any applicable MVA.

Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

Annual Income Amount: This is the annual amount of income you are eligible for life under the optional benefits.

Annuitant: The natural person upon whose life annuity payments payable to the Owner are based.

Annuitization: Annuitization is the process by which you “annuitize” your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.”

Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of the Annuity.

Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

Contingent Deferred Sales Charge (“CDSC”): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a “contingent” charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

Dollar Cost Averaging (“DCA”) MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 Month DCA Program.

Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Excess Income: All or a portion of a Lifetime Withdrawal that exceeds the Annual Income Amount for that benefit year is considered excess income (“Excess Income”). Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future benefit years.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and

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regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: The period of time during which we credit a fixed rate of interest to a DCA MVA Option.

Investment Option: A Sub-account or DCA MVA Option available as of any given time to which Account Value may be allocated.

Issue Date: The effective date of your Annuity.

Key Life: Under the Beneficiary Continuation Option, the person whose life expectancy is used to determine the required distributions.

Market Value Adjustment (“MVA”): A positive or negative adjustment used to determine the Account Value of a DCA MVA Option.

Owner: The Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.

Payout Period: The period starting on the Annuity Date and during which annuity payments are made.

Portfolio: An underlying mutual fund in which a Sub-Account of the Separate Account invests.

Premium Based Charge: A charge that is deducted on each Quarterly Annuity Anniversary from your Account Value, during the first seven years after each Purchase Payment is made.

Purchase Payment: A cash consideration (a “premium”) in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

Quarterly Annuity Anniversary: Each successive three-month anniversary of the Issue Date of the Annuity.

Separate Account: Refers to the Pruco Life Flexible Premium Variable Annuity Account, which holds assets associated with annuities issued by Pruco Life Insurance Company. Separate Account assets that are held in support of the annuities are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct.

Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Office address.

Sub-Account: A division of the Separate Account.

Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

Unit: A share of participation in a Sub-account used to calculate your Account Value prior to the Annuity Date.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

we, us, our: Pruco Life Insurance Company.

you, your: The Owner(s) shown in the Annuity.

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SUMMARY OF CONTRACT FEES AND CHARGES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Annuity. The first table describes the fees and expenses that you will pay at the time you surrender the Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

ANNUITY OWNER TRANSACTION EXPENSES

CONTINGENT DEFERRED SALES CHARGE (“CDSC”) 1

The CDSC for each Purchase Payment is a percentage of the Purchase Payment being withdrawn. Thus, the appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn to determine the amount of the CDSC. See “Contingent Deferred Sales Charge (“CDSC”) under “Fees, Charges and Deductions for more information about how the CDSC is calculated.

	Age of Purchase Payment Being Withdrawn
Total Purchase Payment Amount	Less than 1 Year	1 Year or more but less than 2 Years	2 Years or more but less than 3 Years	3 Years or more but less than 4 Years	4 Years or more but less than 5 Years	5 Years or more but less than 6 Years	6 Years or more but less than 7 Years	7 Years or more
Less than $50,000	5.0%	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	0%
$50,000 or more but less than $100,000	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	2.0%	0%
$100,000 or more but less than $250,000	4.0%	3.0%	3.0%	2.0%	2.0%	2.0%	1.0%	0%
$250,000 or more but less than $500,000	3.0%	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	0%
$500,000 or more but less than $1,000,000	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	0%
$1,000,000 or more	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%	0%

Transfer Fee [2]	$10
Tax Charge (current) [3]	0% to 3.5%

1	The different tiers of Contingent Deferred Sales Charges, separated by “breakpoints”, are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the entire Purchase Payment will be subject to the Contingent Deferred Sales Charge applicable to that tier. Once a Purchase Payment is assigned to a particular tier for purposes of the CDSC, the CDSC schedule for that specific Purchase Payment will not change for the remainder of that CDSC period. Please see Appendix G for examples of the operation of the Contingent Deferred Sales Charge.
2	Currently, we deduct the fee after the 20th transfer each Annuity Year.
3	Currently, we deduct the tax charge only upon annuitization and only in certain states – we will give you further details in the “maturity package” that we will send to you prior to annuitization. We reserve the right to deduct the tax charge upon any of the following events: the time the Purchase Payment is allocated to the Annuity, upon a full surrender of the Annuity, or upon Annuitization.

The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

PERIODIC FEES AND CHARGES

Annual Maintenance Fee [4,5]	Lesser of $50 or 2% of the Unadjusted Account Value.

Premium Based Charge 6,7

Total Purchase Payment Amount	Premium Based Charge Percentage (deducted quarterly)	Annual Equivalent Of Premium Based Charge Percentage
Less than $50,000	0.1750%	0.70%
$50,000 or more, but less than $100,000	0.1500%	0.60%
$100,000 or more, but less than $250,000	0.1250%	0.50%
$250,000 or more, but less than $500,000	0.0875%	0.35%
$500,000 or more, but less than $1,000,000	0.0625%	0.25%
$1,000,000 or more	0.0375%	0.15%

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ANNUALIZED INSURANCE FEES/CHARGES (assessed daily as a percentage of the net assets of the Sub-accounts)
FEE/CHARGE
Mortality & Expense Risk Charge	0.70%
Administration Charge	0.15%
Total Annualized Insurance Fees/Charges [8]	0.85%

4	Assessed annually on the Annuity’s anniversary date or upon surrender. Only applicable if the total of all Purchase Payments at the time the fee is due is less than $50,000.
5	For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed.
6	The Premium Based Charge applicable to a Purchase Payment is determined by multiplying (1) the amount of that Purchase Payment by (2) its associated Premium Based Charge percentage, as shown in the table above. Each Purchase Payment is subject to a Premium Based Charge for a 7 year period following the date the Purchase Payment is allocated to the Annuity. The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. For Purchase Payments allocated to the Annuity before the first Quarterly Annuity Anniversary, the Premium Based Charge for each Purchase Payment is based on the total of all such Purchase Payments received up to and including the Valuation Day before the first Quarterly Annuity Anniversary. Please see the Fees and Charges section for details and Appendix G for examples of the operation of the Premium Based Charge. “Quarterly Annuity Anniversary” refers to each successive three-month anniversary of the Issue Date of the Annuity.
7	The different tiers of Premium Based Charges separated by “breakpoints”, are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the entire Purchase Payment will be subject to the Premium Based Charge applicable to that tier. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the Premium Based Charge percentage applicable to each of those Purchase Payments is based on the total of all such Purchase Payments (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. Once a Premium Based Charge percentage is established for any Purchase Payment, such percentage is fixed and will not be reduced even if additional Purchase Payments are made or partial withdrawals are taken. Please see Appendix G for examples of the operation of the Premium Based Charge.
8	The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

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YOUR OPTIONAL BENEFIT FEES AND CHARGES

The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next column shows the total expenses you would pay for the Annuity if you purchased the relevant optional benefit. More specifically, this column shows the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges applicable to the Annuity. Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

OPTIONAL BENEFIT	ANNUALIZED OPTIONAL BENEFIT CHARGE [9]	TOTAL ANNUALIZED CHARGE [10]
HIGHEST DAILY LIFETIME INCOME v2.1 [12]

Maximum Charge [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	2.00%	0.85% + 2.00%
Current Charge (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	1.00%	0.85% + 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 [12]

Maximum Charge [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	2.00%	0.85% + 2.00%
Current Charge (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	1.10%	0.85% + 1.10%
HIGHEST DAILY LIFETIME INCOME 2.0 [13]

Maximum Charge [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	2.00%	0.85% + 2.00%
Current Charge (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	1.00%	0.85% + 1.00%
SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 [13]

Maximum Charge [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	2.00%	0.85% + 2.00%
Current Charge (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	1.10%	0.85% + 1.10%
HIGHEST DAILY LIFETIME INCOME [14]

Maximum Charge [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	1.50%	0.85% + 1.50%
Current Charge (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	0.95%	0.85% + 0.95%
SPOUSAL HIGHEST DAILY LIFETIME INCOME [14]

Maximum Charge [11] (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	1.50%	0.85% + 1.50%
Current Charge (assessed against greater of Unadjusted Account Value and Protected Withdrawal Value)	0.95%	0.85% + 0.95%

9	The charge for each of Highest Daily Lifetime Income suite of benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). We deduct this charge on quarterly anniversaries of the benefit effective date. More information regarding the quarterly deductions and a description of the PWV appear in the Living Benefits section of this prospectus.
10	How The Optional Benefit Fees And Charges Are Determined For Highest Daily Lifetime Income suite of benefits listed above: The charge is taken out of the Sub-accounts as described below.
Highest Daily Lifetime Income v2.1 and 2.0: 1.00% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.
Spousal Highest Daily Lifetime Income v2.1 and 2.0: 1.10% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.
Highest Daily Lifetime Income and Spousal Highest Daily Lifetime Income: 0.95% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.

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11	We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for new benefit election up to the maximum indicated.
12	This benefit is currently available to you subject to our eligibility requirements.
13	This benefit was offered from August 20, 2012 to February 24, 2013.
14	This benefit was offered from May 1, 2011 to August 19, 2012.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying Portfolios for the year ended December 31, 2013 before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
	MINIMUM	MAXIMUM
Total Portfolio Operating Expenses	0.59%	1.60%

The following are the total annual expenses for each underlying Portfolio for the year ended December 31, 2013, except as noted and except if the underlying Portfolio’s inception date is subsequent to December 31, 2013. The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current summary prospectuses, prospectuses and Statement of Additional Information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.70%	0.03%	0.04%	0.07%	0.02%	0.64%	1.50%	0.00%	1.50%
AST Advanced Strategies Portfolio [1]	0.80%	0.03%	0.10%	0.00%	0.00%	0.05%	0.98%	-0.01%	0.97%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST AQR Large-Cap Portfolio [2]	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.81%	0.97%	0.00%	0.97%
AST Blackrock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST Blackrock iShares ETF Portfolio [3]	0.89%	0.26%	0.10%	0.00%	0.00%	0.18%	1.43%	-0.41%	1.02%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.84%	1.00%	0.00%	1.00%
AST ClearBridge Dividend Growth Portfolio [4]	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.22%	0.00%	0.00%	0.00%	0.75%	1.12%	0.00%	1.12%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio [5]	0.82%	0.05%	0.10%	0.00%	0.00%	0.00%	0.97%	-0.02%	0.95%
AST FI Pyramis® Quantitative Portfolio [6]	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.09%	0.84%

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UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Franklin Templeton Founding Funds Allocation Portfolio	0.91%	0.02%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.07%	0.00%	0.00%	0.00%	1.01%	1.10%	0.00%	1.10%
AST Global Real Estate Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST Goldman Sachs Large-Cap Value Portfolio [7]	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.01%	0.83%
AST Goldman Sachs Mid-Cap Growth Portfolio [8]	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	-0.01%	1.10%
AST Goldman Sachs Multi-Asset Portfolio [9]	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.21%	0.86%
AST Goldman Sachs Small-Cap Value Portfolio [10]	0.93%	0.03%	0.10%	0.00%	0.00%	0.07%	1.13%	-0.01%	1.12%
AST Herndon Large-Cap Value Portfolio [11]	0.83%	0.03%	0.10%	0.00%	0.00%	0.00%	0.96%	-0.04%	0.92%
AST High Yield Portfolio	0.72%	0.04%	0.10%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
AST International Growth Portfolio [12]	0.97%	0.05%	0.10%	0.00%	0.00%	0.00%	1.12%	-0.01%	1.11%
AST International Value Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Investment Grade Bond [13]	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.03%	0.74%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	0.00%	1.07%
AST J.P. Morgan International Equity Portfolio	0.86%	0.07%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.07%	0.10%	0.11%	0.01%	0.00%	1.26%	0.00%	1.26%
AST Jennison Large-Cap Growth Portfolio	0.88%	0.02%	0.10%	0.00%	0.00%	0.00%	1.00%	0.00%	1.00%
AST Jennison Large-Cap Value Portfolio	0.73%	0.02%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio [14]	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	-0.06%	0.93%
AST Lord Abbett Core Fixed Income Portfolio [15]	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.13%	0.76%
AST MFS Global Equity Portfolio	0.99%	0.05%	0.10%	0.00%	0.00%	0.00%	1.14%	0.00%	1.14%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.84%	0.03%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.02%	0.10%	0.00%	0.00%	0.00%	0.59%	0.00%	0.59%
AST Neuberger Berman Core Bond Portfolio	0.68%	0.04%	0.10%	0.00%	0.00%	0.00%	0.82%	0.00%	0.82%
AST Neuberger Berman Mid-Cap Growth Portfolio [16]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.01%	1.00%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio [17]	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST New Discovery Asset Allocation Portfolio [18]	0.83%	0.10%	0.10%	0.00%	0.00%	0.00%	1.03%	-0.01%	1.02%

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UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)
	For the year ended December 31, 2013
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund Operating Expenses
AST Parametric Emerging Markets Equity Portfolio	1.08%	0.23%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.04%	0.10%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	0.00%	0.00%	0.00%	0.76%	0.92%	0.00%	0.92%
AST Prudential Core Bond Portfolio [19]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.04%	0.75%
AST Prudential Growth Allocation Portfolio	0.81%	0.02%	0.10%	0.00%	0.00%	0.01%	0.94%	0.00%	0.94%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.24%	0.10%	0.00%	0.00%	0.03%	1.46%	0.00%	1.46%
AST QMA Large-Cap Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST QMA US Equity Alpha Portfolio	0.99%	0.04%	0.10%	0.22%	0.25%	0.00%	1.60%	0.00%	1.60%
AST RCM World Trends Portfolio	0.91%	0.03%	0.10%	0.00%	0.00%	0.00%	1.04%	0.00%	1.04%
AST Schroders Global Tactical Portfolio	0.91%	0.04%	0.10%	0.00%	0.00%	0.12%	1.17%	0.00%	1.17%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.04%	1.05%	0.00%	1.05%
AST T. Rowe Price Asset Allocation Portfolio	0.79%	0.03%	0.10%	0.00%	0.00%	0.00%	0.92%	0.00%	0.92%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Growth Opportunities Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST T. Rowe Price Large-Cap Growth Portfolio	0.85%	0.02%	0.10%	0.00%	0.00%	0.00%	0.97%	0.00%	0.97%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.97%	0.04%	0.10%	0.00%	0.00%	0.02%	1.13%	0.00%	1.13%
AST Western Asset Core Plus Bond Portfolio [20]	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio [21]	0.84%	0.07%	0.10%	0.00%	0.00%	0.00%	1.01%	-0.05%	0.96%

1	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
2	The Investment Managers have contractually agreed to waive 0.17% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
3

The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the acquired fund fees and expenses due to investments in iShares ETFs. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees (after the waiver described in the first sentence) and other

8

expenses (including distribution fees, acquired fund fees and expenses due to investments in iShares ETFs, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter.
4	The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
5	The Investment Managers have contractually agreed to waive 0.018% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
6	The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed to waive 0.013% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
7	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
8	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This contractual investment management fee waiver may not be terminated or modified prior to the expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the expense limitation after the expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
9	The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016. The Investment Managers have additionally agreed to waive 0.10% of their investment management fee through June 30, 2015. The Investment Managers have also contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
10	The Investment Managers have contractually agreed to waive 0.013% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
11	The Investment Managers have contractually agreed to waive 0.04% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
12	The Investment Managers have contractually agreed to waive 0.01% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees. In addition, the Investment Managers have contractually agreed through May 1, 2015 to waive 0.003% of their investment management fee. This contractual investment management fee waiver may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this fee waiver after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
13	The distributor of the Portfolio has contractually agreed to waive a portion of its distribution and service (12b-1) fee. The waiver provides for a reduction in the distribution and service fee based on the average daily net assets of each Portfolio. This contractual waiver does not have an expiration or termination date, and may not be modified or discontinued.
14	The Investment Managers have contractually agreed to waive 0.06% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
15	The Investment Managers have contractually agreed through June 30, 2015 to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. The expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after its expiration date will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
16	The Investment Managers have contractually agreed to waive 0.005% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
17	The Investment Managers have contractually agreed to waive 0.003% of their investment management fee through May 1, 2015. This waiver arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after May 1, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
18	The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
19	The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. The contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
20	The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.
21	The Investment Managers have contractually agreed to waive 0.05% of their investment management fee through June 30, 2015. This waiver arrangement may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund’s Board of Trustees.

9

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and assuming your investment has a 5% return each year. The examples reflect the fees and charges listed below for the Annuity as described in “Summary of Contract Fees and Charges.”

■	Insurance Charge
■	Premium Based Charge
■	Contingent Deferred Sales Charge (when and if applicable)
■	Annual Maintenance Fee
■	Optional benefit fees

The examples also assume the following for the period shown:

■

You allocate all of your Account Value to the Permitted Sub-account that may be elected with any of the optional benefits with the maximum gross total operating expenses for 2013, and those expenses remain the same each year*

■	For each charge, we deduct the maximum charge rather than the current charge
■	You make no withdrawals of your Account Value
■	You make no transfers, or your transactions for which we charge a fee
■	No tax charge applies
■	You elected the Spousal Highest Daily Lifetime Income v2.1 (which is the maximum optional benefit charge).

Amounts shown in the examples are rounded to the nearest dollar.

*	Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit election.

THE EXAMPLES ARE ILLUSTRATIVE ONLY – THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE MORE OR LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows:

If you surrender your Annuity at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$980	$1,881	$2,838	$5,127

If you do not surrender your Annuity, or if you annuitize your Annuity:

1 Year	3 Years	5 Years	10 Years
$480	$1,481	$2,538	$5,127

Please see Appendix A for a table of Accumulation Unit Values.

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SUMMARY

This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity (subject to certain restrictions; see “Investment Options”). Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in “underlying” mutual funds.

GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

Purchase: Your eligibility to purchase the Annuity is based on your age and the amount of your initial Purchase Payment. The “Maximum Age for Initial Purchase” applies to the oldest Owner and Annuitant as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For this Annuity the maximum age is 80. The minimum initial Purchase Payment is $10,000. See your Financial Professional to complete an application.

After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period. “Good Order” is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order. The “Service Office” is the place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled “How To Contact Us” for the Service Office address.

Please see “Requirements for Purchasing the Annuity” for additional information.

Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. The optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying Portfolios is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

You may also allocate Purchase Payments to the DCA MVA Option, an Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 Month DCA Program.

Please see “Investment Options,” and “Managing Your Account Value” for information.

Access To Your Money: You can receive income by taking partial withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each Annuity Year without being subject to a Contingent Deferred Sales Charge.

You may elect to receive income through annuity payments, also called “Annuitization”. If you elect to receive annuity payments, you convert your Unadjusted Account Value into a stream of future payments. This means you no longer have an Account Value and

11

therefore cannot make withdrawals. We offer different types of annuity options to meet your needs. The “Unadjusted Account Value” refers to the Account Value prior to the application of any market value adjustment (i.e., “MVA”).

Please see “Access to Account Value” and “Annuity Options” for more information.

Optional Living Benefits

Guaranteed Lifetime Withdrawal Benefits. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of “Protected Withdrawal Value”, even if your Account Value falls to zero (unless it does so due to a withdrawal of Excess Income). The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. Withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts. In marketing and other materials, we may refer to Excess Income as “Excess Withdrawals”.

We currently offer the following optional benefits:

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1

We previously offered the following optional living benefits during the periods indicated.

Offered from August 20, 2012 to February 24, 2013:

■	Highest Daily Lifetime Income 2.0
■	Spousal Highest Daily Lifetime Income 2.0

Please see Appendix D for information pertaining to the Highest Daily Lifetime Income 2.0 Suite of benefits.

Offered from May 1, 2011 to August 19, 2012:

■	Highest Daily Lifetime Income
■	Spousal Highest Daily Lifetime Income

Please see Appendix C for information pertaining to the Highest Daily Lifetime Income Suite of benefits.

As a condition of electing an optional living benefit, we limit the Investment Options to which you may allocate your Account Value. Also, these benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as Appendix E to this prospectus for more information on the formula.

In the “Living Benefits” section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given Annuity Year (i.e., “Excess Income”), that withdrawal may permanently reduce the guaranteed amount you can withdraw in future years. Please also note that if your Account Value is reduced to zero as a result of a withdrawal of Excess Income, both the optional benefit and the Annuity will terminate. Thus, you should think carefully before taking a withdrawal of Excess Income.

Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a death benefit generally equal to the greater of Unadjusted Account Value and Purchase Payments (adjusted for partial withdrawals). The calculation of the death benefit may be different if you elect Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1.

Please see “Death Benefit” for more information.

Fees and Charges: Each Annuity, and the optional living benefits, are subject to certain fees and charges, as discussed in the “Summary of Contract Fees and Charges” table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

What does it mean that my annuity is “tax deferred”? Variable annuities are “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59  1/2, you also may be subject to a 10% federal tax penalty.

You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax adviser regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

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Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled “Restrictions on Transfers Between Investment Options.”

Other Information: Please see the section entitled “Other Information” for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and Portfolios. The “Separate Account” is referred to as the “Variable Separate Account” in your Annuity.

13

INVESTMENT OPTIONS

The Investment Options under each Annuity consist of the Sub-accounts and the DCA MVA Options. In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the DCA MVA Options.

Each Sub-account invests in an underlying Portfolio whose share price generally fluctuates each Valuation Day. The Portfolios that you select, among those that are permitted, are your choice – we do not provide investment advice, nor do we recommend any particular Portfolio. You bear the investment risk for amounts allocated to the Portfolios.

In contrast to the Sub-accounts, Account Value allocated to a DCA MVA Option earns a fixed rate of interest as long as you remain invested for the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in a DCA MVA Option, so long as you remain invested in the DCA MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the DCA MVA Option’s Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”, which can be positive or negative. A “Guarantee Period” is the period of time during which we credit a fixed rate of interest to a DCA MVA Option.

As a condition of participating in the optional living benefits, you will be be restricted from investing in certain Sub-accounts. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and a bond portfolio (i.e., the AST Investment Grade Bond Sub-account).

Whether or not you elect an optional benefit subject to the predetermined mathematical formula, you should be aware that the operation of the formula may result in large-scale asset flows into and out of the Sub-accounts. These asset flows could adversely impact the Portfolios, including their risk profile, expenses and performance. These asset flows impact not only the Permitted Sub-accounts used with the benefits but also the other Sub-accounts, because the Portfolios may be used as investments in certain Permitted Sub-accounts that are structured as funds-of-funds. Because transfers between the Sub-accounts and the AST Investment Grade Bond Sub-account can be frequent and the amount transferred can vary from day to day, any of the Portfolios could experience the following effects, among others:

(a)	a Portfolio’s investment performance could be adversely affected by requiring a subadviser to purchase and sell securities at inopportune times or by otherwise limiting the subadviser’s ability to fully implement the Portfolio’s investment strategy;
(b)	the subadviser may be required to hold a larger portion of assets in highly liquid securities than it otherwise would hold, which could adversely affect performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
(c)	a Portfolio may experience higher turnover than it would have experienced without the formula, which could result in higher operating expense ratios and higher transaction costs for the Portfolio compared to other similar funds.

The asset flows caused by the formula may affect Owners in differing ways. In particular, because the formula is calculated on an individual basis for each contract, on any particular day, some Owners’ Account Value may be transferred to the AST Investment Grade Bond Sub-account and other Owners’ Account Value may not be transferred. To the extent that there is a large transfer of Account Value on a given trading day to the AST Investment Grade Bond Sub-account, and your Account Value is not so transferred, it is possible that the investment performance of the Sub-accounts in which your Account Value remains invested will be negatively affected.

The efficient operation of the asset flows caused by the formula depends on active and liquid markets. If market liquidity is strained, the asset flows may not operate as intended. For example, it is possible that illiquid markets or other market stress could cause delays in the transfer of cash from one Portfolio to another Portfolio, which in turn could adversely impact performance.

VARIABLE INVESTMENT OPTIONS

Each Variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see “Pruco Life and the Separate Account” for more detailed information). Each Sub-account invests exclusively in one Portfolio. The Investment Objectives Chart below classifies each of the Portfolios based on our assessment of their investment style. The chart also provides a description of each Portfolio’s investment objective to assist you in determining which portfolios may be of interest to you. Please note, the AST Investment Grade Bond Sub-account is not available for allocation of Purchase Payments.

Not all portfolios offered as Sub-accounts may be available depending on whether you elect an optional benefit. Thus, if you elect an optional benefit, you would be precluded from investing in certain Portfolios and therefore would not receive investment appreciation (or depreciation) affecting those Portfolios.

The Portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuities are managed by the same adviser or subadviser as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception.

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Conversely, certain retail mutual funds may be managed by the same adviser or subadviser as a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds and Portfolios can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the Portfolios.

On APRIL 29, 2013, we stopped offering the AST FRANKLIN TEMPLETON FOUNDING FUNDS ALLOCATION PORTFOLIO as a Sub-account under the Annuities, except as follows: if at any time prior to April 29, 2013 you had any portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Franklin Templeton Founding Funds Allocation Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Franklin Templeton Founding Funds Allocation Sub-account prior to April 29, 2013, you cannot allocate Account Value to the AST Franklin Templeton Founding Funds Allocation Sub-account.

The name of the adviser/subadviser for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix “AST” are Portfolios of the Advanced Series Trust. The Portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, for most Portfolios, one or more subadvisers, as noted below, are engaged to conduct day-to-day management. Some of the subadvisers are affiliated companies of Pruco Life. Allocations made to all AST Portfolios benefit us financially.

Please see “Other Information”, under the heading “Service Fees Payable to Pruco Life” for a discussion of fees that we may receive from underlying Portfolios and/or their affiliates. You may select Portfolios individually, create your own combination of Portfolios (certain limitations apply—see “Limitations with Optional Benefits” later in this section), or select from among combinations of Portfolios that we have created called “Prudential Portfolio Combinations.” Under Prudential Portfolio Combinations, each Prudential Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Prudential Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Prudential Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Prudential Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under “Additional Purchase Payments.” Once you have selected a Prudential Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation Portfolio may vary from the Prudential Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the Portfolios within the Prudential Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Prudential Portfolio Combination you elected. Please see “Automatic Rebalancing Programs” below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have opted for automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

If you are interested in a Prudential Portfolio Combination, you should work with your Financial Professional to select the Prudential Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. Some selling firms may not offer Prudential Portfolio Combinations. In providing these Prudential Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Prudential Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

The following table contains limited information about the Portfolios. Before selecting an Investment Option or Portfolio Combination, you should carefully review the summary prospectuses and/or prospectuses for the Portfolios, which contain details about the investment objectives, policies, risks, costs and management of the Portfolios. You can obtain the summary prospectuses and prospectuses for the Portfolios by calling 1-888-PRU-2888.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Academic Strategies Asset Allocation Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.

■     AlphaSimplex Group, LLC

■     AQR Capital Management, LLC and CNH Partners, LLC

■     CoreCommodity Management, LLC

■     First Quadrant, L.P.

■     Jennison Associates LLC

■     J.P. Morgan Investment Management, Inc.

■     Pacific Investment Management Company LLC (PIMCO)

■     Prudential Investments LLC

■     Quantitative Management Associates LLC

■     Western Asset Management Company/ Western Asset Management Company Limited

AST Advanced Strategies Portfolio	ASSET ALLOCATION

Seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies.

■     Brown Advisory LLC

■     Loomis, Sayles & Company, L.P.

■     LSV Asset Management

■     Pacific Investment Management Company LLC (PIMCO)

■     Quantitative Management Associates LLC

■     T. Rowe Price Associates, Inc.

■     William Blair & Company, LLC

AST AQR Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST AQR Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ AQR Capital Management, LLC
AST Balanced Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST BlackRock Global Strategies Portfolio	ASSET ALLOCATION	Seeks a high total return consistent with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST BlackRock iShares ETF Portfolio	ASSET ALLOCATION	Seeks to maximize total return with a moderate level of risk.	■ BlackRock Financial Management, Inc.
AST Capital Growth Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST ClearBridge Dividend Growth Portfolio	LARGE-CAP BLEND	Seeks income, capital preservation, and capital appreciation.	■ ClearBridge Investments, LLC
AST Cohen & Steers Realty Portfolio	SPECIALTY	Seeks to maximize total return through investment in real estate securities.	■ Cohen & Steers Capital Management, Inc.
AST Defensive Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain the highest potential total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST Federated Aggressive Growth Portfolio	SMALL-CAP GROWTH	Seeks capital growth.	■ Federated Equity Management Company of Pennsylvania ■ Federated Global Investment Management Corp.
AST FI Pyramis® Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to maximize total return.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST FI Pyramis® Quantitative Portfolio (formerly AST First Trust Balanced Target Portfolio):	ASSET ALLOCATION	Seeks long-term capital growth balanced by current income.	■ Pyramis Global Advisors, LLC a Fidelity Investments Company
AST Franklin Templeton Founding Funds Allocation Portfolio	ASSET ALLOCATION	Seeks capital appreciation while its secondary investment objective is to seek income.	■ Franklin Advisers, Inc. ■ Franklin Mutual Advisers, LLC ■ Templeton Global Advisors Limited
AST Franklin Templeton Founding Funds Plus Portfolio	ASSET ALLOCATION	Seeks capital appreciation.	■ AST Investment Services, Inc. ■ Prudential Investments LLC
AST Global Real Estate Portfolio	SPECIALTY	Seeks capital appreciation and income.	■ Prudential Real Estate Investors
AST Goldman Sachs Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks long-term growth of capital.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Multi-Asset Portfolio	ASSET ALLOCATION	Seeks to obtain a high level of total return consistent with its level of risk tolerance.	■ Goldman Sachs Asset Management, L.P.
AST Goldman Sachs Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks long-term capital appreciation.	■ Goldman Sachs Asset Management, L.P.
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio):	LARGE-CAP VALUE	Seeks maximum growth of capital by investing primarily in the value stocks of larger companies.	■ Herndon Capital Management, LLC
AST High Yield Portfolio	FIXED INCOME	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	■ J.P. Morgan Investment Management, Inc. ■ Prudential Investment Management, Inc.
AST International Growth Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital growth.	■ Jennison Associates LLC ■ Neuberger Berman Management LLC ■ William Blair & Company, LLC
AST International Value Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ LSV Asset Management ■ Thornburg Investment Management, Inc.
AST Investment Grade Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with the preservation of capital and liquidity needs.	■ Prudential Investment Management, Inc.
AST J.P. Morgan Global Thematic Portfolio (formerly AST Horizon Growth Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks capital appreciation consistent with its specified level of risk tolerance.	■ J.P. Morgan Investment Management Inc./ Security Capital Research & Management Incorporated

Pyramis is a registered service mark of FMR LLC. Used under license

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST J.P. Morgan International Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ J.P. Morgan Investment Management, Inc.
AST J.P. Morgan Strategic Opportunities Portfolio	ASSET ALLOCATION	Seeks to maximize return compared to the benchmark through security selection and tactical asset allocation.	■ J.P. Morgan Investment Management, Inc.
AST Jennison Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term growth of capital.	■ Jennison Associates LLC
AST Jennison Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Jennison Associates LLC
AST Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks current income and long-term growth of income, as well as capital appreciation.	■ Hotchkis and Wiley Capital Management, LLC
AST Loomis Sayles Large-Cap Growth Portfolio	LARGE-CAP GROWTH	Seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.	■ Loomis, Sayles & Company, L.P.
AST Lord Abbett Core Fixed Income Portfolio	FIXED INCOME	Seeks income and capital appreciation to produce a high total return.	■ Lord, Abbett & Co. LLC
AST MFS Global Equity Portfolio	INTERNATIONAL EQUITY	Seeks capital growth.	■ Massachusetts Financial Services Company
AST MFS Growth Portfolio	LARGE-CAP GROWTH	Seeks long-term capital growth and future, rather than current income.	■ Massachusetts Financial Services Company
AST MFS Large-Cap Value Portfolio	LARGE-CAP VALUE	Seeks capital appreciation.	■ Massachusetts Financial Services Company
AST Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.	■ EARNEST Partners, LLC ■ WEDGE Capital Management L.L.P.
AST Money Market Portfolio	FIXED INCOME	Seeks high current income and maintain high levels of liquidity.	■ Prudential Investment Management, Inc.
AST Neuberger Berman Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the preservation of capital.	■ Neuberger Berman Fixed Income LLC
AST Neuberger Berman Mid-Cap Growth Portfolio	MID-CAP GROWTH	Seeks capital growth.	■ Neuberger Berman Management LLC
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	MID-CAP VALUE	Seeks capital growth.	■ LSV Asset Management ■ Neuberger Berman Management LLC
AST New Discovery Asset Allocation Portfolio	ASSET ALLOCATION	Seeks total return.

■     Bradford & Marzec LLC

■     Brown Advisory, LLC

■     C.S. McKee, LP

■     EARNEST Partners, LLC

■     Epoch Investment Partners, Inc.

■     Parametric Portfolio Associates LLC Security Investors, LLC

■     Thompson, Siegel & Walmsley LLC

AST Parametric Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Parametric Portfolio Associates LLC

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST PIMCO Limited Maturity Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST PIMCO Total Return Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with preservation of capital and prudent investment management.	■ Pacific Investment Management Company LLC (PIMCO)
AST Preservation Asset Allocation Portfolio	ASSET ALLOCATION	Seeks to obtain a total return consistent with its specified level of risk tolerance.	■ Prudential Investments LLC ■ Quantitative Management Associates LLC
AST Prudential Core Bond Portfolio	FIXED INCOME	Seeks to maximize total return consistent with the long-term preservation of capital.	■ Prudential Investment Management, Inc.
AST Prudential Growth Allocation Portfolio	ASSET ALLOCATION	Seeks total return.	■ Prudential Investment Management, Inc. ■ Quantitative Management Associates LLC
AST QMA Emerging Markets Equity Portfolio	INTERNATIONAL EQUITY	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA Large-Cap Portfolio	LARGE-CAP BLEND	Seeks long-term capital appreciation.	■ Quantitative Management Associates LLC
AST QMA US Equity Alpha Portfolio	LARGE-CAP BLEND	Seeks long term capital appreciation.	■ Quantitative Management Associates LLC
AST RCM World Trends Portfolio (formerly AST Moderate Asset Allocation Portfolio):	ASSET ALLOCATION	Seeks highest potential total return consistent with its specified level of risk tolerance.	■ Allianz Global Investors U.S. LLC
AST Schroders Global Tactical Portfolio	ASSET ALLOCATION	Seeks to outperform its blended performance benchmark.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Schroders Multi-Asset World Strategies Portfolio	ASSET ALLOCATION	Seeks long-term capital appreciation.	■ Schroder Investment Management North America Inc./ Schroder Investment Management North America Ltd.
AST Small-Cap Growth Portfolio	SMALL-CAP GROWTH	Seeks long-term capital growth.	■ Eagle Asset Management, Inc. ■ Emerald Mutual Fund Advisers Trust
AST Small-Cap Value Portfolio	SMALL-CAP VALUE	Seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.	■ ClearBridge Investments, LLC ■ J.P. Morgan Investment Management, Inc. ■ Lee Munder Capital Group, LLC
AST T. Rowe Price Asset Allocation Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Equity Income Portfolio	LARGE-CAP VALUE	Seeks substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.	■ T. Rowe Price Associates, Inc.

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ADVANCED SERIES TRUST (“AST”) PORTFOLIO NAME	STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR(S)
AST T. Rowe Price Growth Opportunities Portfolio	ASSET ALLOCATION	Seeks a high level of total return by investing primarily in a diversified portfolio of equity and fixed income securities.	■ T. Rowe Price Associates, Inc. ■ T. Rowe Price International Ltd. ■ T. Rowe Price International Ltd. – Tokyo and T. Rowe Price Hong Kong Limited
AST T. Rowe Price Large-Cap Growth Portfolio	LARGE-CAP GROWTH

Seeks long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

■ T. Rowe Price Associates, Inc.
AST T. Rowe Price Natural Resources Portfolio	SPECIALTY

Seeks long-term capital growth primarily through investing in the common stocks of companies that own or develop natural resources (such as energy products, precious metals and forest products) and other basic commodities.

■ T. Rowe Price Associates, Inc.
AST Templeton Global Bond Portfolio (formerly the AST T. Rowe Price Global Bond Portfolio)	FIXED INCOME	Seeks to provide current income with capital appreciation and growth of income.	■ Franklin Advisers, Inc.
AST Wellington Management Hedged Equity Portfolio	ASSET ALLOCATION

Seeks to outperform a mix of 50% Russell 3000® Index, 20% MSCI EAFE Index, and 30% Treasury Bill Index over a full market cycle by preserving capital in adverse markets utilizing an options strategy while maintaining equity exposure to benefit from up markets through investments in Wellington Management’s equity investment strategies.

■ Wellington Management Company, LLP
AST Western Asset Core Plus Bond Portfolio	FIXED INCOME	Seeks to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Portfolio.	■ Western Asset Management Company/ Western Asset Management Company Limited
AST Western Asset Emerging Markets Debt Portfolio	FIXED INCOME	Seeks to maximize total return.	■ Western Asset Management Company/ Western Asset Management Company Limited

Limitations with Optional Benefits

As a condition of your participating in the optional living benefits, we limit the Investment Options to which you may allocate your Account Value. Broadly speaking, we offer two groups of “Permitted Sub-accounts”. Under the first group (Group I), you can choose from among several asset allocation portfolios and you are not subject to mandatory quarterly re-balancing. We call the second group (Group II) our “Custom Portfolios Program.” The Custom Portfolios Program offers a larger menu of portfolios, but you are subject to certain restrictions. Specifically:

■

you must allocate at least 30% of your Account Value to certain fixed income portfolios (currently, the AST PIMCO Total Return Bond Portfolio, the AST Western Asset Core Plus Bond Portfolio, the AST Lord Abbett Core Fixed Income Portfolio, the AST Neuberger Berman Core Bond Portfolio, and/or the AST Prudential Core Bond Portfolio); and

■	you may allocate up to 70% in the portfolios listed in the table below; and
■

on each benefit quarter (or the next Valuation Day, if the quarter-end is not a Valuation Day), we will automatically re-balance your Sub-accounts used with this Program, so that the percentages devoted to each Portfolio remain the same as those in effect on the immediately preceding quarter-end, subject to the predetermined mathematical formula inherent in the benefit. Note that on the first quarter-end following your participation in the Custom Portfolios Program, we will re-balance

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your Sub-accounts so that the percentages devoted to each Portfolio remain the same as those in effect when you began the Custom Portfolios Program (subject to the predetermined mathematical formula inherent in the benefit); and

■

between quarter-ends, you may re-allocate your Account Value among the Investment Options permitted within this category. If you reallocate, the next quarterly rebalancing will restore the percentages to those of your most recent reallocation; and

■

if you are already participating in the Custom Portfolios Program and add a new benefit that also participates in this program, your rebalancing date will continue to be based upon the quarterly anniversary of your initial benefit election.

While those who do not participate in any optional benefit generally may invest in any of the Investment Options described in the prospectus, only those who participate in the optional benefits listed in Group II below may participate in the Custom Portfolios Program. If you participate in the Custom Portfolios Program, you may not participate in our Automatic Rebalancing Program. We may modify or terminate the Custom Portfolios Program at any time. Any such modification or termination will (i) be implemented only after we have notified you in advance, (ii) not affect the guarantees you had accrued under the optional benefit or your ability to continue to participate in those optional benefits, and (iii) not require you to transfer account value out of any portfolio in which you participated immediately prior to the modification or termination. If you are not participating in the Custom Portfolios Program at the time of any modification or termination, or if you voluntarily transfer your Account Value out of the Custom Portfolios Program after any modification or termination, we may restrict your further eligibility to participate in the Custom Portfolios Program.

In the following tables, we set forth the optional benefits that you may have if you also participate in the Group I or Group II programs, respectively. Please note that the DCA Market Value Adjustment Options described later in this section are also available if you elect an optional benefit.

Group I: Allowable Benefit Allocations

Highest Daily Lifetime Income v2.1

Spousal Highest Daily Lifetime Income v2.1

Highest Daily Lifetime Income 2.0

Spousal Highest Daily Lifetime Income 2.0

Highest Daily Lifetime Income

Spousal Highest Daily Lifetime Income

AST Academic Strategies Asset Allocation

AST Advanced Strategies

AST Balanced Asset Allocation

AST BlackRock Global Strategies

AST BlackRock iShares ETF

AST Capital Growth Asset Allocation

AST Defensive Asset Allocation

AST FI Pyramis® Asset Allocation

AST FI Pyramis® Quantitative

*AST Franklin Templeton Founding Funds Allocation

AST Franklin Templeton Founding Funds Plus

AST Goldman Sachs Multi-Asset

AST J.P. Morgan Global Thematic

AST J.P. Morgan Strategic Opportunities

AST New Discovery Asset Allocation

AST Preservation Asset Allocation

AST Prudential Growth Allocation

AST RCM World Trends

AST Schroders Global Tactical

AST Schroders Multi-Asset World Strategies

AST T. Rowe Price Asset Allocation

AST Wellington Management Hedged Equity

*	No longer offered for new investment.

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Group II: Custom Portfolios Program
Highest Daily Lifetime Income 2.0 Spousal Highest Daily Lifetime Income 2.0 Highest Daily Lifetime Income Spousal Highest Daily Lifetime Income

AST Academic Strategies Asset Allocation

AST Advanced Strategies

AST Balanced Asset Allocation

AST BlackRock Global Strategies

AST BlackRock iShares ETF

AST Capital Growth Asset Allocation

AST ClearBridge Dividend Growth

AST Cohen & Steers Realty

AST Defensive Asset Allocation

AST Federated Aggressive Growth

AST FI Pyramis® Asset Allocation

AST FI Pyramis® Quantitative

*AST Franklin Templeton Founding Funds Allocation

AST Franklin Templeton Founding Funds Plus

AST Global Real Estate

AST Goldman Sachs Large-Cap Value

AST Goldman Sachs Mid-Cap Growth

AST Goldman Sachs Multi-Asset

AST Goldman Sachs Small-Cap Value

AST Herndon Large-Cap Value

AST High Yield

AST International Growth

AST International Value

AST J.P. Morgan Global Thematic

AST J.P. Morgan International Equity

AST J.P. Morgan Strategic Opportunities

AST Jennison Large-Cap Growth

AST Jennison Large-Cap Value

AST Large-Cap Value

AST Loomis Sayles Large-Cap Growth

AST Lord Abbett Core Fixed Income

AST MFS Global Equity

AST MFS Growth

AST MFS Large-Cap Value

AST Mid-Cap Value

AST Money Market

AST Neuberger Berman Core Bond

AST Neuberger Berman Mid-Cap Growth

AST Neuberger Berman/LSV Mid-Cap Value

AST New Discovery Asset Allocation

AST Parametric Emerging Markets Equity

AST PIMCO Limited Maturity Bond

AST PIMCO Total Return Bond

AST Preservation Asset Allocation

AST Prudential Core Bond

AST Prudential Growth Allocation

AST QMA US Equity Alpha

AST RCM World Trends

AST Schroders Global Tactical

AST Schroders Multi-Asset World Strategies

AST Small-Cap Growth

AST Small-Cap Value

AST T. Rowe Price Asset Allocation

AST T. Rowe Price Equity Income

AST T. Rowe Price Large-Cap Growth

AST T. Rowe Price Natural Resources

AST Templeton Global Bond

AST Wellington Management Hedged Equity

AST Western Asset Core Plus Bond

*	No longer offered for new investment.

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MARKET VALUE ADJUSTMENT OPTION

We currently offer DCA MVA Options. Amounts in MVA Options are supported by our general account and subject to our claims paying ability. Please see “Other Information” later in this prospectus for additional information about our general account. The DCA MVA Options are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. A dollar cost averaging program does not assure a profit, or protect against a loss.

For a complete description of our 6 or 12 Month DCA Program, see the applicable section of this prospectus within the section entitled “Managing Your Account Value.”

We do not currently offer any long term MVA options.

GUARANTEE PERIOD TERMINATION

A DCA MVA Option ends on the earliest of (a) the date the entire amount in the DCA MVA Option is withdrawn or transferred (b) the Annuity Date (c) the date the Annuity is surrendered or (d) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. “Annuity Date” means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the “Latest Annuity Date.” The “Payout Period” is the period starting on the Annuity Date and during which annuity payments are made.

RATES FOR DCA MVA OPTIONS

We do not have a single method for determining the fixed interest rates for the DCA MVA Options. In general, the interest rates we offer for the DCA MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the DCA MVA Options, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the DCA MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to DCA MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

The interest rate credited to a DCA MVA Option is the rate in effect when the Guarantee Period begins and does not change as long as you remain invested for the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the DCA MVA Options. At the time that we confirm your DCA MVA Option, we will advise you of the interest rate in effect and the date your DCA MVA Option matures. We may change the rates we credit to new DCA MVA Options at any time. To inquire as to the current rates for the DCA MVA Options, please call 1-888-PRU-2888. DCA MVA Options are not available in all States and are subject to a minimum rate which may vary by state. Currently, the DCA MVA Options are not available in the States of Illinois, Oregon and Washington and are available in Iowa only for Annuities purchased on or after August 20, 2012.

The interest under a DCA MVA Option is credited daily on a balance that declines as amounts are transferred, and therefore you do not earn interest on the full amount deposited to the DCA MVA Option.

To the extent permitted by law, we may establish different interest rates for DCA MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. For any DCA MVA Option, you will not be permitted to allocate to the DCA MVA Option if the Guarantee Period associated with that DCA MVA Option would end after your Annuity Date.

MARKET VALUE ADJUSTMENT

With certain exceptions, if you transfer or partially withdraw Account Value from a DCA MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or “MVA”. We assess an MVA (whether positive or negative) upon:

■

any surrender, partial withdrawal (including a systematic withdrawal, medically-related surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of a DCA MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and

■	your exercise of the Free Look right under your Annuity, unless prohibited by state law.

We will NOT assess an MVA (whether positive or negative) in connection with any of the following:

■

partial withdrawals made to meet Required Minimum Distribution rules under the Code in relation to your Annuity, but only if the Required Minimum Distribution is an amount that we calculate and is distributed through a program that we offer;

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■	transfers or partial withdrawals from a DCA MVA Option during the 30 days immediately prior to the maturity of the applicable Guarantee Period including the Maturity Date of the MVA Option;
■	transfers made in accordance with the 6 or 12 Month DCA Program;
■	when a Death Benefit is determined;
■	deduction of an Annual Maintenance Fee or the Premium Based Charge from the Annuity;
■	Annuitization under the Annuity; and
■	transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income v2.1).

The amount of the MVA is determined according to the formula set forth in Appendix F. In general, the amount of the MVA is dependent on the difference between interest rates at the time your DCA MVA Option was established and current interest rates for the remaining Guarantee Period of your DCA MVA Option. For purposes of determining the amount of an MVA, we make reference to an index interest rate that in turn is based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the applicable duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT index will be based on certain U.S. Treasury interest rates, as published in a Federal Reserve Statistical Release. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or .25%. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the DCA MVA Option. Please consult the DCA MVA formula in the appendices to this prospectus for additional detail.

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FEES, CHARGES AND DEDUCTIONS

In this section, we provide detail about the charges you may incur if you own the Annuity.

The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A “Unit” refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

Contingent Deferred Sales Charge (“CDSC”): A CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC for each Purchase Payment is a percentage of the Purchase Payment being withdrawn. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is allocated to your Annuity. If you make a partial withdrawal of a Purchase Payment on the day before an anniversary of the date that Purchase Payment was allocated to the Annuity, we will use the CDSC percentage that would apply if the withdrawal was made on the following day. The charge is deducted from the Investment Options in the same proportion as the partial withdrawal upon which it is assessed. The imposition of a CDSC on a withdrawal will not result in any additional CDSC being incurred as a result of the amount withdrawn from the Annuity being greater than the amount of the withdrawal request (i.e., no CDSC will be imposed on the withdrawal of a CDSC).

Each Purchase Payment has its own schedule of CDSCs associated with it. The schedule of CDSCs associated with a Purchase Payment is determined when the Purchase Payment is allocated to the Annuity. The schedule of CDSCs applicable to a Purchase Payment is based on the total of all Purchase Payments allocated to the Annuity, including the full amount of the “new” Purchase Payment, when the Purchase Payment is allocated. Purchase Payments are not reduced by partial withdrawals for purposes of determining the applicable schedule of CDSCs. Thus, to determine which CDSC tier a given Purchase Payment being made currently is assigned, we consider only the sum of Purchase Payments and do not reduce that sum by the amount of any withdrawal. The combination of CDSC assessed and Premium Based Charge (see below) deducted with respect to any Purchase Payment will never be greater than 9%, as stipulated by Rule 6c-8 under the Investment Company Act of 1940. Purchase Payments are withdrawn on a “first-in, first-out” basis. All Purchase Payments allocated to the Annuity on the same day will be treated as one Purchase Payment for purposes of determining the applicable schedule of CDSCs. The table of CDSCs is as follows:

	Age of Purchase Payment Being Withdrawn
Total Purchase Payment Amount	Less than 1 Year	1 Year or more but less than 2 Years	2 Years or more but less than 3 Years	3 Years or more but less than 4 Years	4 Years or more but less than 5 Years	5 Years or more but less than 6 Years	6 Years or more but less than 7 Years	7 Years or more
Less than $50,000	5.0%	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	0%
$50,000 or more but less than $100,000	5.0%	4.0%	4.0%	3.0%	3.0%	2.0%	2.0%	0%
$100,000 or more but less than $250,000	4.0%	3.0%	3.0%	2.0%	2.0%	2.0%	1.0%	0%
$250,000 or more but less than $500,000	3.0%	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	0%
$500,000 or more but less than $1,000,000	2.0%	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	0%
$1,000,000 or more	2.0%	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%	0%

With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see “Free Withdrawal Amounts” later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that any

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remaining amount of a partial withdrawal is taken from Purchase Payments on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (including gains), as described in the examples below.

EXAMPLES

These examples are designed to show you how the CDSC is calculated. They do not take into account any other fees and charges or the performance of your investment options. The examples illustrate how the CDSC would apply to reduce your Account Value based on the timing and amount of your withdrawals. They also illustrate how a certain amount of your withdrawal, the “Free Withdrawal Amount,” is not subject to the CDSC. The Free Withdrawal Amount is equal to 10% of all Purchase Payments currently subject to a CDSC in each year and is described in more detail in “Access to Account Value,” later in this prospectus.

Assume you purchase your B Series Annuity with a $75,000 initial Purchase Payment and you make no additional Purchase Payments for the life of your Annuity.

Example 1

Assume the following:

■	two years after the purchase, your Unadjusted Account Value is $85,000 (your Purchase Payment of $75,000 plus $10,000 of investment gain);
■	the free withdrawal amount is $7,500 ($75,000 x .10);
■	the applicable CDSC is 6%.

If you request a withdrawal of $50,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining amount of your withdrawal is subject to the 6% CDSC.

Gross Withdrawal or Net Withdrawal. Generally, you can request either a gross withdrawal or a net withdrawal. If, however, you are taking your Annual Income Amount through our systematic withdrawal program, you will only be permitted to take that withdrawal on a gross basis. In a gross withdrawal, you request a specific withdrawal amount with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. In a net withdrawal, you request a withdrawal for an exact dollar amount with the understanding that any applicable deduction for CDSC or tax withholding is taken from your Unadjusted Account Value. This means that an amount greater than the amount of your requested withdrawal will be deducted from your Unadjusted Account Value. To make sure that you receive the full amount requested, we calculate the entire amount, including the amount generated due to the CDSC or tax withholding, that will need to be withdrawn. We then apply the CDSC or tax withholding to that entire amount. As a result, you will pay a greater CDSC or have more tax withheld if you elect a net withdrawal.

■

If you request a gross withdrawal, the amount of the CDSC will reduce the amount of the withdrawal you receive. In this case, the CDSC would equal $2,550 (($50,000 – the free withdrawal amount of $7,500 = $42,500) x .06 = $2,550). You would receive $47,450 ($50,000 – $2,550). To determine your remaining Unadjusted Account Value after your withdrawal, we reduce your initial Unadjusted Account by the amount of your requested withdrawal. In this case, your Unadjusted Account Value would be $35,000 ($85,000 – $50,000).

■

If you request a net withdrawal, we first determine the entire amount that will need to be withdrawn in order to provide the requested payment. We do this by first subtracting the free withdrawal amount and dividing the resulting amount by the result of 1 minus the surrender charge. Here is the calculation: $42,500/(1 – 0.06) = $45,212.77. This is the total amount to which the CDSC will apply. The amount of the CDSC is $2,712.77. Therefore, in order to for you to receive the full $50,000, we will need to deduct $52,712.77 from your Unadjusted Account Value, resulting in remaining Unadjusted Account Value of $32,287.23.

Example 2

Assume the following:

■	you took the withdrawal described above as a gross withdrawal;
■	two years after the withdrawal described above, the Unadjusted Account Value is $48,500 ($35,000 of remaining Unadjusted Account Value plus $13,500 of investment gain);
■	the free withdrawal amount is still $7,500 because no additional Purchase Payments have been made and the Purchase Payment is still subject to a CDSC; and
■	the applicable CDSC in Annuity Year 4 is now 5%.

If you now take a second gross withdrawal of $10,000, $7,500 is not subject to the CDSC because it is the free withdrawal amount. The remaining $2,500 is subject to the 5% CDSC or $125 and you will receive $9,875.

No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. See “Free Withdrawal Amounts” later in this prospectus for a discussion as to how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income 2.0 and Highest Daily Lifetime Income suites of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under those benefits).

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Upon surrender, we calculate a CDSC based on any Purchase Payments that remain in your Account Value on the date of the surrender (and after all other withdrawals have been taken). If you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance, the Purchase Payments being withdrawn may be greater than your remaining Account Value. Consequently, a higher CDSC may result than if we had calculated the CDSC as a percentage of remaining Account Value.

We may waive any applicable CDSC as described below in “Exceptions/Reductions to Fees and Charges,”.

Premium Based Charge. The Premium Based Charge reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. The Premium Based Charge applicable to the Annuity is the sum of such charges applicable to each Purchase Payment. The Premium Based Charge is calculated on each Quarterly Annuity Anniversary for those Purchase Payments subject to the charge as of the prior Valuation Day. Each Purchase Payment is subject to a Premium Based Charge on each of the 28 Quarterly Annuity Anniversaries (i.e., for seven years) that occurs after the Purchase Payment is allocated to the Annuity. Once that time period has expired, the Purchase Payment is no longer subject to the Premium Based Charge. For purposes of calculating the Premium Based Charge: (a) a Purchase Payment is the amount of the Purchase Payment before we deduct any applicable fees, charges or taxes; and (b) Purchase Payments are not reduced by partial withdrawals taken from the Annuity.

The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage for each of those Purchase Payments is determined using the total of all Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). For each Purchase Payment allocated to the Annuity on or after the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage during the seven year charge period is determined using the total of all Purchase Payments allocated to the Annuity through the date of the “new” Purchase Payment, including the full amount of that “new” Purchase Payment. That is, to determine which Premium Based Charge tier a given Purchase Payment being made currently (i.e., a “new” Purchase Payment) is assigned, we add that Purchase Payment amount to the sum of all prior Purchase Payments. A Purchase Payment received on a Quarterly Annuity Anniversary will be subject to its first Premium Based Charge on the next Quarterly Annuity Anniversary.

Each tier of Premium Based Charge is separated by a “breakpoint” dollar amount, as shown in the table below. If a portion of a Purchase Payment results in total Purchase Payments crossing a new Purchase Payment breakpoint (as set forth in the table below), then the entire “new” Purchase Payment will be subject to the Premium Based Charge applicable to that tier. Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. Once a Premium Based Charge percentage is established for any Purchase Payment, such percentage is fixed and will not be reduced even if additional Purchase Payments are made or partial withdrawals are taken. Please see Appendix G for examples of the operation of the Premium Based Charge. The Premium Based Charge is deducted pro rata from the Sub-accounts in which you maintain Account Value on the date the Premium Based Charge is due. To the extent that the Unadjusted Account Value in the Sub-accounts at the time the Premium Based Charge is to be deducted is insufficient to pay the charge, we will deduct the remaining charge from the DCA MVA Options. If a Quarterly Annuity Anniversary falls on a day other than a Valuation Day, we will deduct the Premium Based Charge on the next following Valuation Day. If both a Premium Based Charge and a fee for an optional benefit are to be deducted on the same day, then the Premium Based Charge will be deducted first.

A Premium Based Charge is not deducted: (a) when there are no Purchase Payments subject to the Premium Based Charge; (b) on or after the Annuity Date; (c) if a Death Benefit has been determined under the Annuity (unless Spousal Continuation occurs); or (d) in the event of a full surrender of the Annuity (unless the full surrender occurs on a Quarterly Annuity Anniversary, in which case we will deduct the charge prior to terminating the Annuity).

As mentioned above, we will take the Premium Based Charge pro rata from each of the Sub-accounts (including an AST Investment Grade Bond Portfolio used as part of an optional living benefit). If the value of those Sub-accounts is not sufficient to cover the charge, we will take any remaining portion of the charge from the DCA MVA Options. For purposes of deducting the charge from the DCA MVA Options (a) with respect to DCA MVA Options with different amounts of time remaining until maturity, we will take the withdrawal from the DCA MVA Option with the shortest remaining duration, followed by the DCA MVA Option with the next-shortest remaining duration (if needed to pay the charge) and so forth (b) with respect to multiple DCA MVA Options that have the same duration remaining until maturity, we take the charge first from the DCA MVA Option with the shortest overall Guarantee Period and (c) with respect to multiple DCA MVA Options that have the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the charge pro rata from each such DCA MVA Option. In this prospectus, we refer to the preceding hierarchy as the “DCA MVA Option Hierarchy.” We will only deduct that portion of the Premium Based Charge that does not reduce the Unadjusted Account Value below the lesser of $500 or 5% of the sum of the Purchase Payments allocated to the Annuity (which we refer to here as the “floor”). However, if a Premium Based Charge is deducted on the same day that a withdrawal

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is taken, it is possible that the deduction of the charge will cause the Unadjusted Account Value to fall below the immediately-referenced Account Value “floor.” The Premium Based Charge is not considered a withdrawal for any purpose, including determination of free withdrawals, CDSC, or calculation of values associated with the optional living benefits.

The table of Premium Based Charges is as follows:

Total Purchase Payment Amount	Premium Based Charge Percentage (deducted quarterly)	Annual Equivalent of Premium Based Charge Percentage
Less than $50,000	0.1750%	0.70%
$50,000 or more, but less than $100,000	0.1500%	0.60%
$100,000 or more, but less than $250,000	0.1250%	0.50%
$250,000 or more, but less than $500,000	0.0875%	0.35%
$500,000 or more, but less than $1,000,000	0.0625%	0.25%
$1,000,000 or more	0.0375%	0.15%

Transfer Fee: Currently, you may make 20 free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the 20th in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the 20 free transfers. All transfers made on the same day will be treated as one transfer. Transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the 20 free transfers. Transfers made through any electronic method or program we specify are not counted toward the 20 free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of the most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts on a pro rata basis, and then from the DCA MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $50,000. For purposes of determining the sum of the Purchase Payments at the time the fee is deducted, we do not reduce Purchase Payments by the amount of withdrawals. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is due.

Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax from Purchase Payments when received, from Surrender Value upon surrender, or from Unadjusted Account Value upon Annuitization. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the DCA MVA Options equal to any taxes which may be imposed upon the Separate Accounts. “Surrender Value” refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you may pay under the Annuity. We will periodically review the issue of charging for these taxes, and may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the “Summary of Contract Fees and Charges.” The charge, which is equal to 0.85% annually, is assessed against the assets allocated to the Sub-accounts. The Insurance

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Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity’s Death Benefit that may provide guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also compensates us for our administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge compensates us for the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

Charges for Optional Benefits: If you elect to purchase optional benefits, we will deduct an additional charge. For the Guaranteed Lifetime Withdrawal Benefits, the charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled “Summary of Contract Fees and Charges” for the list of charges for each optional benefit.

Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

Fees And Expenses Incurred By The Portfolios: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are assessed against each Portfolio’s net assets, and reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the summary prospectuses and prospectuses for the Portfolios, which can be obtained by calling 1-888-PRU-2888.

DCA MVA Option Charges

No specific fees or expenses are deducted when determining the rates we credit to a DCA MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to a DCA MVA  Option.

ANNUITY PAYMENT OPTION CHARGES

There is no specific charge deducted from annuity payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

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PURCHASING YOUR ANNUITY

Please note that this Annuity is no longer available for new sales. The information provided in this section is for informational purposes only.

REQUIREMENTS FOR PURCHASING THE ANNUITY

We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. All such conditions are described below.

Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment of $10,000. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to the aggregate of all annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to this Annuity and all other annuities owned by the new Owner would equal or exceed that $1 million threshold. We may limit additional Purchase Payments under other circumstances, as explained in “Additional Purchase Payments,” below.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total surrenders, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life via wiring funds through your Financial Professional’s broker-dealer firm.

Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect an optional benefit.

Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

We will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments, and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership of the Annuity and/or permit assignments of the Annuity to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional living benefit by certain ownership types. We may issue an Annuity to ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that may elect to use our Annuity as a funding vehicle.

Age Restrictions: Unless we agree otherwise and subject to our rules, the oldest of the Owner(s) and Annuitant must not be older than 80 in order for us to issue the Annuity. The availability of certain optional living benefits may vary based on the age of the Owners and Annuitant. In addition, the selling firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above – check with your selling firm for details. The “Annuitant” refers to the natural person upon whose life annuity payments payable to the Owner are based.

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Additional Purchase Payments: If allowed by applicable state law, currently you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer (“EFT”) purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. Purchase Payments are not permitted after the Account Value is reduced to zero.

Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value, such as the AST Investment Grade Bond Sub-account.

We will accept additional Purchase Payments up to and including the day prior to the later of (a) the oldest Owner’s 81st birthday (the Annuitant’s 81st birthday, if the Annuity is owned by an entity), or (b) the first anniversary of the Issue Date, unless otherwise required by applicable law or regulation to maintain the tax status of the Annuity.

For Annuities that have one of the Highest Daily Lifetime Income v2.1 benefits, we may limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

■

if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v2.1 benefit that you selected to the level you originally intended. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities. Please see the “Living Benefits” section later in this prospectus for further information on additional Purchase Payments.

Depending on the tax status of your Annuity (e.g., if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see the “Tax Considerations” for additional information on these contribution limits.

If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not choose to allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your Annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

Additional Purchase Payments may also be limited if the total Purchase Payments under this Annuity and other annuities equals or exceeds $1 million, as described in more detail in “Initial Purchase Payment,” above.

DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

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Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term “Owner.” Prior to Annuitization, there is no right of survivorship (other than any spousal continuation right that may be available to a surviving spouse).

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Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more “Contingent Annuitants” with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of “Considerations for Contingent Annuitants” in the Tax Considerations section of the prospectus.

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Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary’s relationship to you. If you use a class designation in lieu of designating individuals (e.g. “surviving children”), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other “qualified” investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

RIGHT TO CANCEL

You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Subject to applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any DCA MVA Option upon your exercise of the Free Look, we will calculate any applicable MVA with a zero “liquidity factor”. See the section of this prospectus entitled “Market Value Adjustment.”

SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT

You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or terminated the ability of Owners to submit additional Purchase Payments.

SALARY REDUCTION PROGRAMS

These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the DCA MVA Options.

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MANAGING YOUR ANNUITY

CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS

In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office.

Some of the changes we will not accept include, but are not limited to:

■	a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner’s death;
■	a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
■	a new Annuitant prior to the Annuity Date if the Owner is an entity;
■

a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;

■	any permissible designation change if the change request is received at our Service Office after the Annuity Date;
■

a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors (if allowed under state law); and

■	a new Annuitant for a contract issued to a grantor trust where the new Annuitant is not the grantor of the trust.

In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the designated Annuitant. We accept assignments of non-qualified Annuities only.

We reserve the right to reject any proposed change of Owner, Annuitant, or Beneficiary, as well as any proposed assignment of the Annuity.

We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:

■	a company(ies) that issues or manages viatical or structured settlements;
■	an institutional investment company;
■	an Owner with no insurable relationship to the Annuitant or Contingent Annuitant (a “Stranger-Owned Annuity” or “STOA”); or
■	a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

We will implement this right on a non-discriminatory basis and to the extent allowed by state law, but are not obligated to process your request within any particular time frame. There are restrictions on designation changes when you have elected certain optional benefits.

Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefit section of this prospectus for additional details.

Spousal Designations

If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation. Note that any division of your Annuity due to divorce will be treated as a withdrawal and the non-owner spouse may then decide whether he or she would like to use the withdrawn funds to purchase a new Annuity that is available to new contract owners.

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

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Contingent Annuitant

Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”).

Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. See “Spousal Continuation of Annuity” in “Death Benefits” for more information about how the Annuity can be continued by a Custodial Account, including the amount of the Death Benefit.

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MANAGING YOUR ACCOUNT VALUE

There are several programs we administer to help you manage your Account Value. We describe our current programs in this section.

DOLLAR COST AVERAGING PROGRAMS

We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE “6 OR 12 MONTH DCA PROGRAM”)

The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program is not available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Oregon and Washington and are available in Iowa only for Annuities purchased on or after August 20, 2012.

Criteria for Participating in the Program

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If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

■	You may only allocate Purchase Payments to the DCA MVA Options. You may not transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
■

As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program. We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.

■	We impose no fee for your participation in the 6 or 12 Month DCA Program.
■

You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to choose to allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account, unless restricted due to benefit election.

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We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.

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The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

Details Regarding Program Transfers

■	Transfers made under the Program are not subject to any MVA.
■

Any partial withdrawals, transfers, or fees deducted from the DCA MVA Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, partial withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.

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We will recalculate the monthly transfer amount to reflect the reduction of Account Value in the DCA MVA Option caused by a partial withdrawal, fees (including Annual Maintenance fee, Premium Based charge, or any other charges for optional benefits), or transfers of Account Value from the DCA MVA Option made by us pursuant to a transfer calculation formula under any optional benefits made a part of your Annuity (“Optional Benefit Transfer”). This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. Any interest that is not included in the recalculated transfer amount will be paid with the final transfer amount, unless there is another subsequent withdrawal or Optional Benefit Transfer. If a partial withdrawal or Optional Benefit Transfer reduces the monthly transfer amount below the Minimum Monthly Transfer Amount shown in the DCA Program Schedule Supplement, the remaining balance in the DCA MVA Option will be transferred on the next monthly transfer date to the most-recently selected Investment Options applicable to the DCA MVA Option. If there is no Account Value remaining in the DCA MVA Option following a partial withdrawal or Optional Benefit Transfer, the DCA MVA Option will terminate.

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6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.

■	We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
■	The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.
■

If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) if you are participating in the Custom Portfolios Program, we will allocate to the Sub-accounts in accordance with the rules of that program (b) if you are not participating in the Custom Portfolios Program, we will make transfers under the 6 or 12 Month DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (c) whether or not you participate in the Custom Portfolios Program, no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the applicable AST bond portfolio Sub-account used with the optional benefit (although the DCA MVA Option is treated as a “Permitted Sub-account” for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).

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If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST bond portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.

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If you are participating in one of our automated withdrawal programs (e.g., systematic withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

AUTOMATIC REBALANCING PROGRAMS

During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The “Accumulation Period” refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the “overweighted” Sub-accounts to the “underweighted” Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the Automatic Rebalancing program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a systematic withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have elected Automatic Rebalancing, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of Automatic Rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing Program.

FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS

Unless you direct us otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that

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all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions. PLEASE NOTE: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled “Restrictions on Transfers Between Investment Options.” We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS

During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income 2.0). The transfer restrictions discussed in this section apply only to transfers that you initiate, not any transfers under the program or the predetermined mathematical formula.

Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission or other electronic transmission as a “writing”, and (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as automated withdrawals.

Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called “market timing,” can make it very difficult for a portfolio manager to manage a Portfolio’s investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by its Portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

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With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the “Transfer Out”) all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the “Restricted Sub-account”). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Sub-account or an MVA Option; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

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We reserve the right to effect transfers on a delayed basis. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

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There are owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than Annuity Owners who are subject to such limitations. Finally, there are owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying Portfolio (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying Portfolio’s assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner’s TIN number), and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific Owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive “omnibus” purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus Annuity Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

A Portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

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ACCESS TO ACCOUNT VALUE

TYPES OF DISTRIBUTIONS AVAILABLE TO YOU

During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, the Premium Based Charge if the surrender occurs on the Quarterly Anniversary that the charge is due, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called “Free Withdrawals.” Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. “pro rata” meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

If you participate in an optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate. See “Living Benefits” later in this prospectus for more information.

TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

Prior to Annuitization

For federal income tax purposes, a distribution prior to Annuitization is deemed to come first from any “gain” in your Annuity and second as a return of your “cost basis”, if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer’s age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax adviser for advice before requesting a distribution.

During the Annuitization Period

During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have “exclusionary rules” that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

There may also be tax implications on distributions from qualified Annuities. See “Tax Considerations” for information about qualified Annuities and for additional information about non-qualified Annuities.

FREE WITHDRAWAL AMOUNTS

You can make a full or partial withdrawal from the Annuity during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. The Annuity offers a “Free Withdrawal” amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.

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The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent partial withdrawal or surrender of your Annuity.

■	You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

Example. This example assumes that no withdrawals have previously been taken.

On January 3, to purchase your Annuity, you make an initial Purchase Payment of $20,000.

On January 3, of the following calendar year, you make a subsequent Purchase Payment to your Annuity of $10,000.

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Because in Annuity Year 1 your initial Purchase Payment of $20,000 is still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 1 equals $20,000 × 10%, or $2,000.

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Because in Annuity Year 2 both your initial Purchase Payment of $20,000 and your subsequent Purchase Payment of $10,000 are still within the CDSC schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 2 equals $20,000 × 10%, plus $10,000 × 10%, or $2,000 + $1,000 for a total of $3,000.

To determine if a CDSC applies to partial withdrawals, we:

1.	First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.

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2.	Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments, as described in “Fees, Charges and Deductions – Contingent Deferred Sales Charge (“CDSC”)” earlier in this prospectus. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis. (This step does not apply if all Purchase Payments have been previously withdrawn.)
3.	Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

Your withdrawal will include the amount of any applicable CDSC. Generally, you can request a partial withdrawal as either a “gross” or “net” withdrawal. In a “gross” withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a “net” withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. We will deduct the partial withdrawal from your Unadjusted Account Value in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options. For purposes of calculating the applicable portion to deduct from the DCA MVA Options, the Unadjusted Account Value in all your DCA MVA Options is deemed to be in one Investment Option. If you provide no instructions, then we will take the withdrawal according to the DCA MVA Option Hierarchy defined above.

Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income 2.0 or Highest Daily Lifetime Income benefits. In that scenario, the partial withdrawal would be deemed “Excess Income” – thereby reducing your Annual Income Amount for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income v2.1 were $2,000 and a $2,500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD

Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.

You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Internal Revenue Code or Required Minimum Distributions.

You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.

Systematic withdrawals can be made from your Account Value allocated to the Sub-accounts or certain MVA Options. Please note that systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

If you have not elected an optional living, we will withdraw systematic withdrawals from the Investment Options you have designated (your “designated Investment Options”). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal. “Pro rata” means that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value. For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata (as described above) based on the Account Value across all of your Investment Options.

If you have certain optional living benefits that guarantee Lifetime Withdrawals (e.g., Highest Daily Lifetime Income v2.1) and elect, or have elected, to receive Lifetime Withdrawals using our systematic withdrawal program, please be advised of the current administrative rules associated with this program:

■	Systematic withdrawals must be taken from your Account Value on a pro rata basis from the Investment Options at the time we process each withdrawal.

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If you either have an existing or establish a new systematic withdrawal program for an amount less than, or equal to, your Annual Income Amount and we receive a request for a partial withdrawal from your Annuity in Good Order, we will process your partial withdrawal request and may cancel your systematic withdrawal program. If you either have or establish a new systematic withdrawal program for an amount greater than your Annual Income Amount, it is important to note that these systematic withdrawals may result in Excess Income which will negatively impact your Annual Income Amount available in future Annuity Years. A combination of partial withdrawals and systematic withdrawals for an amount greater than your Annual Income Amount will further increase the impact on your future Annual Income Amount.

■	For a discussion of how a withdrawal of Excess Income would impact your optional living benefits, see “Living Benefits” later in this prospectus.
■	If you are taking your entire Annual Income Amount through the systematic withdrawal program, you must take that withdrawal as a gross withdrawal, not a net withdrawal.

SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE

If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.

REQUIRED MINIMUM DISTRIBUTIONS

Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner’s lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

The amount of the Required Minimum Distribution may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see “Living Benefits” for further information relating to Required Minimum Distributions if you own a living benefit.

In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

Please note that if a Required Minimum Distribution was scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

See “Tax Considerations” for a further discussion of Required Minimum Distributions. For the impact of Required Minimum Distributions on optional benefits and Excess Income, see “Living Benefits – Highest Daily Lifetime Income v2.1 Benefit – Required Minimum Distributions.”

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SURRENDERS

SURRENDER VALUE

During the Accumulation Period you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any applicable optional benefit charge, and any Annual Maintenance Fee.

Please Note: Although the Premium Based Charge is not included in the surrender value calculation, if you surrender your Annuity on a Quarterly Annuity Anniversary, any applicable Premium Based Charges will apply.

We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see “Living Benefits – Non-Lifetime Withdrawal Feature”) that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.

MEDICALLY-RELATED SURRENDERS

Where permitted by law, you may request to surrender all or part of your Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related “Contingency Event“ as described below (a “Medically-Related Surrender”). The requirements of such a surrender and waiver may vary by state. Although a CDSC will not apply to qualifying Medically-Related Surrenders, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences – see “Tax Considerations” later in this prospectus.

If you request a full surrender, the amount payable will be your Account Value. Any applicable MVA will apply to a Medically-Related Surrender.

This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:

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If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a Medically-Related Surrender;

■	If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
■	If the Owner is one or more natural persons, all such Owners must also be alive at such time;
■	We must receive satisfactory proof of the Owner's (or the Annuitant's if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
■	no additional Purchase Payments can be made to the Annuity.

We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A “Contingency Event” occurs if the Owner (or Annuitant if entity-owned) is:

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first confined in a “Medical Care Facility” after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Service Office; or

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first diagnosed as having a “Fatal Illness” after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

“Fatal Illness” means a condition (a) diagnosed by a licensed physician; and (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. “Medical Care Facility” means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This waiver is not currently available in California and Massachusetts.

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ANNUITY OPTIONS

Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the “Living Benefits” section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Unadjusted Account Value; partial annuitizations are not allowed.

You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first (“Latest Annuity Date”) and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefit described below.

Certain of these annuity options may be available as “settlement options” to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

Option 1

Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named for the remainder of the period certain.

Option 2

Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Other Annuity Options We May Make Available

At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:

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Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

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Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of a second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.

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Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of a second Annuitant. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

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LIVING BENEFITS

Pruco Life offers different optional living benefits, for an additional charge, that can provide retirement income protection for Owners while they are alive. Optional benefits are not available if your Annuity is held as a Beneficial Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:

■	guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
■	guaranteeing a minimum amount of growth to be used as the basis for withdrawals over the life of two spouses

We currently offer the following “living benefits”:

■	Highest Daily Lifetime Income v2.1
■	Spousal Highest Daily Lifetime Income v2.1

We previously offered the following optional living benefits during the period indicated.

Offered from August 20, 2012 to February 24, 2013:

■	Highest Daily Lifetime Income 2.0
■	Spousal Highest Daily Lifetime Income 2.0

Offered from May 1, 2011 to August 19, 2012:

■	Highest Daily Lifetime Income
■	Spousal Highest Daily Lifetime Income

Please see Appendix D for information pertaining to the Highest Daily Lifetime Income 2.0 Suite of benefits and Appendix C for information pertaining to the Highest Daily Lifetime Income Suite of benefits.

Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit (i.e., the “permitted Sub-accounts” – see “Investment Options” for lists of permitted Sub-accounts available by optional benefit) and certain bond portfolio Sub-accounts of AST. The Highest Daily Lifetime Income v2.1 Suite of benefits, Highest Daily Lifetime Income 2.0 Suite of benefits and Highest Daily Lifetime Income Suite of benefits use the same predetermined mathematical formula. Under the predetermined mathematical formula, your Account Value may be transferred between certain “permitted Sub-accounts” on the one hand and the AST Investment Grade Bond Sub-account on the other hand. The optional living benefit investment requirements and the formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. The investment requirements and the formula do not guarantee any reduction in risk or volatility or any increase in Account Value. In fact, the investment requirements could mean that you miss appreciation opportunities in other investment options. The formula could mean that you miss opportunities for investment gains in your selected Sub-accounts while Account Value is allocated to the AST Investment Grade Bond Sub-account, and there is no guarantee that the AST Investment Grade Bond Sub-account will not lose value. We are not providing you with investment advice through the use of the formula. In addition, the formula does not constitute an investment strategy that we are recommending to you.

Here is a general description of the type of living benefits that are offered under this Annuity:

Lifetime Guaranteed Minimum Withdrawal Benefits. These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence. Highest Daily Lifetime Income v2.1 is one example of this type of benefit.

Please refer to the benefit description that follows for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the “Investment Options” section of the prospectus for a list of Investment Options available and permitted with each benefit. We reserve the right to terminate a benefit if you allocate funds into non-permitted Investment Options. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

Under any of the Guaranteed Lifetime Withdrawal Benefits, withdrawals in excess of the Annual Income Amount, called “Excess Income,” will impact the value of the benefit including a permanent reduction in future guaranteed amounts.

Termination of Existing Benefits and Election of New Benefits

If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an

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election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes effective. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

For Annuities purchased in Illinois, if you are currently invested in any Market Value Adjustment Options and/or are enrolled in the 6 or 12 Month DCA Program but wish to elect one of the Highest Daily Lifetime Income v2.1 Suite of benefits, at the time you elect such Highest Daily Lifetime Income v2.1 benefit, you will have to cancel your enrollment in the 6 or 12 Month DCA Program and reallocate your Account Value to the Investment Options permitted for such Highest Daily Lifetime Income 2.0 benefit (see “Investment Options — Limitations with Optional Benefits”).

Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes. Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner. Please see “Tax Considerations” for more information.

HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT

Highest Daily Lifetime® Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see “Spousal Highest Daily Lifetime Income v2.1 Benefit.”

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You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date:

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date:

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit effective date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments reduced for subsequent Lifetime Withdrawals (see examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59  1/2; 4% for ages 59  1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

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If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction in Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29

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reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year’s Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC and MVA) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 3
■	Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income v2.1

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■	No previous withdrawals have been taken under Highest Daily Lifetime Income v2.1

On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Ratio ($15,000/$120,000 = 12.50%)	12.50%
12.50% Reduction in Annual Income Amount
Protected Withdrawal Value	$109,375.00

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 – $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

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■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any partial withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” for more information.)

Charge for Highest Daily Lifetime Income v2.1

The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective

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date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned Annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or
(vii)	you cease to meet our requirements as described in “Election Of and Designations Under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed in “Election of and Designations under the Benefit” and “Termination of Your Highest Daily Lifetime Income v2.1” earlier in this benefit description.

How Highest Daily Lifetime Income v2.1 Benefit Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of the Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk to Pruco Life associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits. The formula is not investment advice.

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The formula is set forth in Appendix E (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. The formula may also limit the potential for your Account Value to grow.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

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How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts (“VV + VF”) where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity. We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R = (L – B)/ (VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix E) for that day by 5% and by the applicable Annuity Factor found in Appendix E. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L) = $200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R) = ($149,500 – 0)/$179,500 = 83.3%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account

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Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

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The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

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While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
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Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

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If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

■	If you are participating in Highest Daily Lifetime Income v2.1 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
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The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account. Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

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SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT

Spousal Highest Daily Lifetime® Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouse at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”
Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 Benefit and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Terminating of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income v2.1 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any particular withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see “Highest Daily Lifetime Income v2.1 Benefit.”

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program’s rules. See the section of this prospectus entitled “6 or 12 Month Dollar Cost Averaging Program” for details.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your

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first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. (See below for examples of proportional reductions.)

The Periodic Value on or before the Roll-Up End Date:

On any day we recalculate the Periodic Value (a “Current Valuation Day”) that falls on or before the tenth (10th) anniversary of the benefit effective date (referred to as the “Roll-Up End Date”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

The Periodic Value after the Roll-Up End Date:

On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

Because the 5% daily appreciation ends after the 10th anniversary of the benefit date, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit. If you begin taking Lifetime Withdrawals prior to your 10th benefit anniversary, the 5% daily appreciation will no longer increase your Protected Withdrawal Value.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

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Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

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if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. When you elect this benefit and determine the amount of your Purchase Payment, you should consider the fact that we may suspend, reject or limit additional Purchase Payments at some point in the future.

We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59  1/2; 3.5% for ages 59  1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 Benefit upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your

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cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1
■	Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income v2.1
■	The first withdrawal is a Lifetime Withdrawal

Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

Example of dollar-for-dollar reductions

On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of highest daily auto step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

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Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3
■	Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income v2.1
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income v2.1

On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

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Here is the Calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.50%
All guarantees will be reduced by the above ratio (12.50)%
Protected Withdrawal Value	$109,375

Required Minimum Distributions

See Required Minimum Distributions sub-section, within the discussion above concerning Highest Daily Lifetime Income v2.1.

Benefits Under Spousal Highest Daily Lifetime Income v2.1

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income v2.1 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income

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Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, to any additional Purchase Payments that are made after the changes have gone into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” for more information.)

Charge for Spousal Highest Daily Lifetime Income v2.1

The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor.

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While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

■

One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

■

Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

■

One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether he or she wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)	you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (subject to state law – please see Appendix B for Special Contract Provisions for Annuities Issued in Certain States);* or

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(viii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-Accounts and the AST Investment Grade Bond Sub-Account

See “How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

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DEATH BENEFIT

TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT

The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant’s death if there is no Contingent Annuitant. If the Annuity is owned by a natural person Owner who is not also the Annuitant and the Annuitant dies, then no Death Benefit is payable because of the Annuitant’s death. Generally, if a Contingent Annuitant was designated before the Annuitant’s death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant’s death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent.” Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

We determine the amount of the Death Benefit as of the date we receive “Due Proof of Death.” Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of all eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary – see “Payment of Death Benefit” below).

After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is impacted by the Insurance Charge and subject to market fluctuations.

No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

EXCEPTIONS TO AMOUNT OF DEATH BENEFIT

There are certain exceptions to the amount of the Death Benefit.

Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Death Benefit in connection with an optional living benefit).

Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), the Death Benefit will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. After the two-year suspension period is completed, the Death Benefit is the same as if the suspension period had not been in force. See “Change of Owner, Annuitant and Beneficiary Designations” in “Managing Your Annuity” with regard to changes of Owner or Annuitant that are allowable.

DEATH BENEFIT AMOUNT

The Annuity provides a Death Benefit at no additional charge. The amount of the Death Benefit is equal to the greater of:

■

The Return of Adjusted Purchase Payment amount, defined as the sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced by withdrawals as described below (currently, there are no charges that reduce Purchase Payments, for purposes of the Return of Adjusted Purchase Payment amount); AND

■	Your Unadjusted Account Value.

IMPACT OF WITHDRAWALS ON DEATH BENEFIT AMOUNT

Partial withdrawals reduce the Return of Adjusted Purchase Payment amount. The calculation utilized to reduce the Return of Adjusted Purchase Payment amount is dependent upon whether or not one of the Highest Daily Lifetime Income v2.1 or Highest Daily Lifetime Income 2.0 benefits is in effect on the date of the withdrawal. Initially, the Return of Adjusted Purchase Payment amount is equal to the sum of all “adjusted” Purchase Payments (i.e., the amount of Purchase Payments we receive, less any fees or

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tax charges deducted from Purchase Payments upon allocation to the Annuity) allocated to the Annuity on its Issue Date. Thereafter, the Return of Adjusted Purchase Payments Amount is:

(1)	Increased by any additional adjusted Purchase Payments allocated to the Annuity, and
(2)	Reduced for any partial withdrawals. The method of reduction depends on whether or not any Highest Daily Lifetime Income v2.1 or Highest Daily Lifetime Income 2.0 benefit is in effect on the date the withdrawal is made and the amount of the withdrawal, as described below.
(i)	If any Highest Daily Lifetime Income v2.1 or Highest Daily Lifetime Income 2.0 benefit is in effect on the date the partial withdrawal is made, a Non-Lifetime Withdrawal, as defined under the benefit, will proportionally reduce the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal). Any Lifetime Withdrawal that is not deemed Excess Income, as those terms are described in the benefit, will cause a dollar-for-dollar basis reduction to the Return of Adjusted Purchase Payments amount. All or any portion of a Lifetime Withdrawal in an Annuity Year that is deemed Excess Income, as defined in the benefit, will cause a proportional basis reduction to the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).
(ii)	If no Highest Daily Lifetime Income v2.1 or Highest Daily Lifetime Income 2.0 benefit is in effect on the date the partial withdrawal is made, the withdrawal will cause a proportional basis reduction to the Return of Adjusted Purchase Payments Amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).

Please be advised that a partial withdrawal that occurs on the same date as the effective date of any Highest Daily Lifetime Income v2.1 or Highest Daily Lifetime Income 2.0 benefit will be treated as if such benefit were in effect at the time of the withdrawal, for purposes of calculating the Return of Adjusted Purchase Payments amount. Further, if you terminate a Highest Daily Lifetime Income v2.1 or Highest Daily Lifetime Income 2.0 benefit, and also take a withdrawal on that date, then the withdrawal will be treated as if such benefit were NOT in effect at the time of the withdrawal.

SPOUSAL CONTINUATION OF ANNUITY

Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to the AST Investment Grade Bond Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuation. However, any additional Purchase Payments made after the date the spousal continuation is effective will be subject to all provisions of the Annuity, including the CDSC when applicable. For purposes of calculating the CDSC to which Purchase Payments made after spousal continuation may be subject, we employ the same CDSC schedule in the same manner as for Purchase Payments made prior to spousal continuation. Moreover, to calculate the CDSC applicable to the withdrawal of a Purchase Payment made by the surviving spouse, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation. We will impose the Premium Based Charge on all Purchase Payments (whether received before, on or after the date of spousal continuation) according to the same schedule used prior to spousal continuation. To calculate the Premium Based Charge applicable to Purchase Payments after the date of spousal continuation, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation.

Subsequent to spousal continuation, the Death Benefit will be equal to the greater of:

■	The Unadjusted Account Value on Due Proof of Death of the surviving spouse; and
■

The Return of Adjusted Purchase Payments amount (as described above). However, upon spousal continuation, we reset the Return of Adjusted Purchase Payments amount to equal the Unadjusted Account Value. Any subsequent additional Purchase Payments or partial withdrawals would affect the Return of Adjusted Purchase Payments amount as described above.

Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code (“Custodial Account”) and, on the date of the Annuitant’s death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuation, annuity payments would begin immediately.

A surviving spouse’s ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see “Managing Your Annuity – Spousal Designations”). Please consult your tax or legal adviser for more information about such impact in your state.

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PAYMENT OF DEATH BENEFIT

Alternative Death Benefit Payment Options – Annuities Owned By Individuals (Not Associated with Tax-favored Plans)

Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent’s death before the Annuity Date, the Death Benefit must be distributed:

■	within five (5) years of the date of death (the “5 Year Deadline”); or
■

as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans

The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other “qualified investment” that requires minimum distributions. Upon your death under an IRA, 403(b) or other “qualified investment”, the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse as defined for federal tax law purposes.

■

If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the “Qualified 5 Year Deadline”), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the Annuity may be continued with your spouse as the Owner.

■

If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

■

If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other “qualified investment” continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code. The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See “Tax Considerations” and consult your tax advisor.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled “Payment of Death Benefits” and “Alternative Death Benefit Payment Options – Annuities Held by Tax-Favored Plans.” This “Beneficiary Continuation Option” is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities.

Under the Beneficiary Continuation Option:

■	The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
■	The Annuity will be continued in the Owner’s name, for the benefit of the Beneficiary.

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■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

■

Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

■

The initial Unadjusted Account Value will be equal to any Death Benefit (including any optional Death Benefit in connection with an optional living benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.

■	The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
■	The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
■	No DCA MVA Options will be offered for Beneficiary Continuation Options.
■	No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
■	Premium Based Charges will no longer apply.
■	The Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
■

The Beneficiary can request a withdrawal of all or a portion of the Unadjusted Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary’s withdrawal rights.

■	Withdrawals are not subject to CDSC.
■

Upon the death of the Beneficiary, any remaining Unadjusted Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor.

■

If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

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VALUING YOUR INVESTMENT

VALUING THE SUB-ACCOUNTS

When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the “Unit Price.” The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled “Termination of Optional Benefits” for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

PROCESSING AND VALUING TRANSACTIONS

Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

The NYSE is closed on the following nationally recognized holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

■	trading on the NYSE is restricted;
■	an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
■	the SEC, by order, permits the suspension or postponement for the protection of security holders.

If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days.

With respect to your initial Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the suspense account may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market fluctuations during that period.

As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of

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regulatory requirements, including that until such time that the insurer is notified of the firm’s principal approval and is provided with the application, or is notified of the firm principal’s rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer’s funds at the customer’s request prior to the firm’s principal approval or upon the firm’s rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to claims of our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

Additional Purchase Payments: We will apply any additional Purchase Payments as of the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time, on a non-discriminatory basis. See “Additional Purchase Payments” under “Purchasing Your Annuity”.

Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, systematic withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day. In addition, if: you are taking your Annual Income Amount through our systematic withdrawal program; and the scheduled day is not a Valuation Day; and the next Valuation Day will occur in a new contract year, the transaction will be processed and valued on the prior Valuation Day.

Unscheduled Transactions: “Unscheduled” transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner’s signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in “Processing And Valuing Transactions”.

Medically-Related Surrenders & Death Benefits: Medically-Related Surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

We generally pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

Termination of Optional Benefits: For the Guaranteed Lifetime Withdrawal Benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted.

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TAX CONSIDERATIONS

The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. You should consult with a qualified tax adviser for complete information and advice. References to Purchase Payments below relate to the cost basis in your contract. Generally, the cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA.

The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

Same Sex Couples

The summary that follows includes a description of certain spousal rights under the contract and our administration of such spousal rights and related tax reporting. Prior to a recent Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing for federal law purposes a valid same sex marriage. The Windsor decision means that the favorable tax benefits afforded by the federal tax law to an opposite sex spouse under the Internal Revenue Code (IRC) are now available to a same sex spouse.

On August 29, 2013, the Internal Revenue Service (“IRS”) issued guidance on its position regarding same sex marriages for federal tax purposes. If a couple is married in a jurisdiction (including a foreign country) that recognizes same sex marriages, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Currently, if a state does not recognize a civil union or a registered domestic partnership as a marriage, it is not a marriage for federal tax purposes.

There are several unanswered questions regarding the scope and impact of the Windsor case both as to the application of federal and state tax law. Absent further guidance from a state to the contrary, we will tax report and withhold at the state level consistent with the characterization of a given transaction under federal tax law (for example, a tax free rollover).

Please consult with your tax or legal adviser before electing the Spousal Benefit for a same sex spouse or civil union partner.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional living benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn,

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payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

Please refer to your Annuity contract for the maximum Annuity Date, also described above.

Partial Annuitization

Individuals may partially annuitize their nonqualified annuity if the contract so permits. The tax law allows for a portion of a nonqualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

Medicare Tax on Net Investment Income

The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which became effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract

You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled;
■

generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

■	the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Special Rules in Relation to Tax-free Exchanges Under Section 1035

Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax adviser before proceeding with the transaction.

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If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts

The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

■	As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
■	Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
■

Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

Reporting and Withholding on Distributions

Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax adviser regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the optional living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisers whether election of such optional living benefits violates their fiduciary duty to the remainder beneficiary.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to

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terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

■	Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
■	Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
■	A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
■	H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
■	Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
■	Section 457 plans (subject to 457 of the Code).

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A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-favored Plans

IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a “Free Look” after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2014 the contribution limit is $5,500. The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a “conduit IRA”, which means that you will not retain possible favorable tax treatment if you subsequently “roll over” the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. For plan years beginning after December 31, 2009, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

■	You, as Owner of the contract, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
■	Your rights as Owner are non-forfeitable;
■	You cannot sell, assign or pledge the contract;
■	The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
■	The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and
■	Death and annuity payments must meet Required Minimum Distribution rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

■	A 10% early withdrawal penalty described below;
■	Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
■	Failure to take a Required Minimum Distribution, also described below.

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SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

■

If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) $52,000 in 2014, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2014, this limit is $260,000;

■	SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
■

SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals up to $17,500 in 2014 with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

■	Contributions to a Roth IRA cannot be deducted from your gross income;
■

“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

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If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2 , and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.

TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2014. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2014. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:

■	Your attainment of age 59 1/2;
■	Your severance of employment;
■	Your death;
■	Your total and permanent disability; or
■	Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any “direct transfer” of your interest in the contract to another employer’s TDA plan or mutual fund “custodial

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account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

Required Minimum Distributions and Payment Options

If you hold the contract under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

Charitable IRA Distributions.

Prior law provided a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. As of the beginning of 2014, this provision has expired and has not been extended. It is possible that Congress will extend this provision retroactively to include some or all of 2014.

For distributions in tax years beginning after 2005 and before 2014, these rules provided an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Per IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Required Distributions Upon Your Death for Qualified Annuity Contracts

Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

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If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

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If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

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If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

■	the amount is paid on or after you reach age 59 1/2 or die;
■	the amount received is attributable to your becoming disabled; or
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generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax adviser for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

■	For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
■	If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
■	For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax adviser to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of

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insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans – Qualified Contracts

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

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OTHER INFORMATION

PRUCO LIFE AND THE SEPARATE ACCOUNT

Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. This means that where you participate in an optional living benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income 2.0) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life’s ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2013, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Broadridge Investor Communication Solutions, Inc. (proxy services and regulatory mailings), 51 Mercedes Way, Edgewood, NY 11717, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26th Floor, New York, NY 10041, Diversified Information Technologies Inc. (records management and administration of annuity contracts), 123 Wyoming Avenue, Scranton, PA 18503, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, National Financial Services (clearing and settlement services) 82 Devonshire Street Boston, MA 02109, NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399.

The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the Annuities. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. Pruco Life segregates the Separate Account assets from all of its other assets. Thus, Separate Account assets that are held in support of the contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

In addition to rights that we specifically reserve elsewhere in this prospectus, we reserve the right to perform any or all of the following:

■	offer new Sub-accounts, eliminate Sub-Accounts, substitute Sub-accounts or combine Sub-accounts;
■	close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates;
■	combine the Separate Account with other “unitized” separate accounts;
■	deregister the Separate Account under the Investment Company Act of 1940;

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■	manage the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;
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make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Act of 1934, the Investment Company Act of 1940, or any other changes to the Securities and Exchange Commission’s interpretation thereof;

■	establish a provision in the Annuity for federal income taxes if we determine, in our sole discretion, that we will incur a tax as the result of the operation of the Separate Account;
■	make any changes required by federal or state laws with respect to annuity contracts; and
■	to the extent dictated by any underlying Portfolio, impose a redemption fee or restrict transfers within any Sub-account.

We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying Portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

With the DCA MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. The separate account for the MVA Options is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our general account and are subject to our claims paying ability. Assets in the general account, which includes amounts in the Secure Value Account, are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The general account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Service Fees Payable to Pruco Life

Pruco Life and our affiliates receive substantial payments from certain underlying Portfolios and/or related entities. Those payments may include Rule 12b-1 fees, administrative services fees and “revenue sharing” payments. Rule 12b-1 fees compensate our affiliated principal underwriter for a variety of services, including distribution services. Administrative services fees compensate us for providing administrative services with respect to Owners invested indirectly in the Portfolio, including recordkeeping services and the mailing of prospectuses and reports. We may also receive “revenue sharing” payments, which are payments from investment advisers or other service providers to the Portfolios. Some fees, such as Rule 12b-1 fees, are paid directly by the Portfolio. Some fees are paid by entities that provide services to the Portfolios. The existence of these payments may increase the overall cost of investing in the Portfolios. Because these payments are made to Pruco Life and our affiliates, allocations you make to the underlying Portfolios benefit us financially. In selecting Portfolios available under the Annuity, we consider the payments made to us.

Effective February 25, 2013, most AST Portfolios adopted a Rule 12b-1 fee. Prior to that date, most AST Portfolios had an administrative services fee. The Rule 12b-1 fee compensates us and our affiliates for shareholder servicing, administrative, distribution and other services. We also receive “revenue sharing” payments from the advisers to the underlying portfolios. As of March 1, 2013, the maximum combined fees and revenue sharing payments we receive with respect to a portfolio are equal to an annual rate of 0.50% the average assets allocated to the portfolio under the Annuity. We expect to make a profit on these fees and payments.

In addition, an investment adviser, subadviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms’ registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, subadviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser’s, subadviser’s or distributor’s participation. These payments or reimbursements may not be offered by all advisers, subadvisers, or distributors, and the amounts of such payments may vary between and among each adviser, subadviser, and distributor depending on their respective participation.

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During 2013, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $1,102.17 to approximately $228,242.01. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

LEGAL STRUCTURE OF THE UNDERLYING FUNDS

Each underlying Portfolio is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal Owner of the shares of the underlying Portfolios in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying Portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as “mirror voting” because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also “mirror vote” shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given Portfolio held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying Portfolio seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund’s shareholder meeting and towards the ultimate outcome of the vote. Thus, under “mirror voting”, it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying Portfolio has requested a “proxy” vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying Portfolio that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

Advanced Series Trust (the “Trust”) has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change subadvisers for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the subadvisers by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying Portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered “material conflicts,” in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies’ variable insurance products. If a “material conflict” were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. “Material conflicts” could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

Confirmations, Statements, and Reports

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm certain regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, the Custom Portfolios Program, and Premium Based Charges in quarterly statements instead of confirming them immediately. You

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should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker/dealer, Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.

Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 5%. In addition, we may pay trail commissions, equal to a percentage of the average account value or based on other criteria. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by annuity product, and such differing compensation could be a factor in which annuity a Financial Professional recommends to you.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity generally on a preferred or recommended company or product list and/or access to the firm’s registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on an annuity’s features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about our annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

The list below identifies three general types of payments that PAD pays to registered broker/dealers and firms which are broadly defined as follows:

■

Percentage Payments based upon “Assets under Management” or “AUM”: This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

■

Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.

■	Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

The list below includes the names of the firms that we are aware (as of December 31, 2013) received payment with respect to our annuity business generally during 2013 (or as to which a payment amount was accrued during 2013). Because this Annuity is new, the list below does not reflect amounts paid with respect to the sale of this Annuity. The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request. During 2012, the least amount paid, and greatest amount paid, were $6.09 and $8,190,573.05, respectively.

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Name of Firm:

1st Global Capital Corp.

A.W. Hastings & Co.

ABC Consulting

ABN AMRO WCS Holding Company

Advisor Group

Aegon Transamerica

Affordable Housing Agency

AFS Brokerage, Inc.

AIG Advisor Group

AIG Financial Advisors Inc

Alliance

Allianz

Allstate Financial Services, LLC

Alpha Simplex

American Portfolio Financial Services Inc

Ameriprise Financial, Inc.

Ameritas Investment Corp.

Ameritus Capital Group, Inc.

Annuity Partners

Annuity Services

Arete Wealth Management

Arvest Asset Management

Arvest Bank

Associated Securities Corp

Astoria Federal Savings

AUSDAL Financial Partners, Inc.

AXA Advisors, LLC

BancWest Investment Services

Banc of America Invest.Svs(SO)

BBVA Compass Investment Solutions, Inc.

Bank of Oklahoma

Bank of the West

BB&T Investment Services, Inc.

BCG Securities, Inc.

Beaconsfield Financial Services

Berthel Fisher & Company

BlackRock Financial Management Inc.

Broker Dealer Financial Services

Brokers International

Cadaret, Grant & Co., Inc.

Cades Schutte

Calton & Associates, Inc.

Cambridge Advisory Group

Cambridge Investment Research, Inc.

Cantella & Co., Inc.

Cape Securities, Inc.

Capital Analysts

Capital Financial Services, Inc.

Capital Guardian

Capital Investment Group, Inc.

Capital One Investment Services, LLC

Capital Securities Management

CCO Investment Services Corp

Centaurus Financial, Inc.

Cetera Advisor Network LLC

Cetera Financial Group LLC

Cetera Financial Specialists

Cetera Investment Services

CFD Investments, Inc.

Charter One Bank (Cleveland)

Chase Investment Services

Citigroup Global Markets Inc.

Citizens Bank and Trust Company

Coastal Agents Alliance

Cognizant

Cohen & Steers Inc.

Comerica Securities, Inc.

Commonwealth Financial Network

Compass Bank Wealth Management Group

Comprehensive Asset Management

Concord Advisors, Inc.

Conover Capital Management LLC

Consolidated Marketing Group

Cornerstone Financial

Craig Schubert

Crown Capital Securities, L.P.

CUNA Brokerage Svcs, Inc.

CUSO Financial Services, L.P.

David Lerner and Associates

DFA

Eaton Vance

Edward Jones & Co.

Emerald Equity Advisors

Epoch Investment Management

Equity Services, Inc.

Essex Financial Services, Inc.

Farmer’s Bureau (FBLIC)

Fidelity Institutional Wealth Services (FIWS)

Fidelity Investments

Fifth Third Securities, Inc.

Financial Planning Consultants

Financial Security Management, Inc.

Financial Solutions Partners, LLC

Financial West Group

First Allied Securities Inc

First Citizens Bank

First Heartland Capital, Inc.

First Merit Investments

First Southeast Investor Services

First Tennessee Brokerage, Inc

First Trust Portfolios L.P.

Foothill Securities, Inc.

Foresters Equity Services Inc.

Fortune Financial Services, Inc.

Franklin Templeton

Frost Brokerage Services

FSC Securities Corp.

FSIC

GATX Southern Star Agency

Gary Goldberg & Co., Inc.

Geneos Wealth Management, Inc.

Girard Securities, Inc.

Goldman Sachs & Co.

Great American Investors, Inc.

GWN Securities, Inc.

H. Beck, Inc.

HBW Securities LLC

H.D. Vest Investment

Hantz Financial Services, Inc.

Harbour Investments, Inc.

Harvest Capital, LLC

Horan Associates

HSBC

Huntleigh Securities

Independent Financial Group, LLC

Infinex Investments, Inc.

ING Financial Partners, LLC

Institutional Securities Corp.

Integral Financial, LLC

Invesco Ltd.

Invest Financial Corporation

Investacorp

Investment Centers of America

Investment Planners, Inc.

Investment Professionals

Investors Capital Corporation

Investors Security Co, Inc.

JHS Capital

J.J.B. Hilliard Lyons, Inc.

J.P. Morgan

J.W. Cole Financial, Inc.

Janney Montgomery Scott, LLC.

Jennison Associates, LLC

Jennison Dryden Mutual Funds

John Hancock

Key Bank

Key Investment Services LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

L.M. Kohn & Company

LaSalle St. Securities, LLC

Lazard

Leaders Group Inc.

Legend Equities Corporation

Legend Securities, Inc.

Legg Mason

Lincoln Financial Advisors

Lincoln Financial Securities Corporation

Lincoln Investment Planning

Lord Abbett

LPL Financial Corporation

M and T Bank Corporation

M Holdings Securities, Inc

Mass Mutual Financial Group

McClurg Capital Corporation

Mercer Consulting

Merrill Lynch, P,F,S

MetLife

MFS

Michigan Securities, Inc.

Mid-America Securities

Milbank

MML Investors Services, Inc.

Money Concepts Capital Corp.

Morgan Keegan & Company

Morgan Stanley Smith Barney

86

Mutual of Omaha Bank

National Planning Corporation

National Securities Corp.

Nationwide Securities, LLC

Natixis Funds

Neuberger Berman

New England Securities Corp.

New York Life

Newbridge Securities Corp.

Newport Coast Securities

Next Financial Group, Inc.

NFP Securities, Inc.

North American Management

North Ridge Securities Corp.

Northwestern Mutual

NPB Financial Group, LLC

Ohio National Financial Services

Omni Housing Development LLC

OneAmerica Securities, Inc.

Oppenheimer & Co, Inc.

Park Avenue Securities, LLC

Perryman Financial Advisory

PIMCO

PlanMember Securities Corp.

PNC Investments, LLC

PNC Bank

PNC Wealth Management

Prime Capital Services, Inc.

Principal Financial Group

Princor Financial Services Corp.

Private Client Services, LLC

ProEquities

Prospera Financial Services, Inc.

Prudential Annuities

Purshe Kaplan Sterling Investments

QA3 Financial Corp.

Quest Financial Services

Questar Capital Corporation

Raymond James & Associates

Raymond James Financial Svcs

RBC Capital Markets Corporation

Resource Horizons Group

RNR Securities, LLC

Robert W. Baird & Co., Inc.

Royal Alliance Associates

Russell Investments

Rydex Funds

Sagemark Consulting

SagePoint Financial, Inc.

Sage Rutty & Co., Inc.

Sammons Enterprises, Inc.

Sammons Securities Co., LLC

Santander

Scarborough Capital Management, Inc.

SCF Securities, Inc.

Schroders Investment Management

se2

Seacoast Capital

Securian Financial Svcs, Inc.

Securities America, Inc.

Securities Service Network

Sigma Financial Corporation

Signator Investors, Inc.

SII Investments, Inc.

SMH Capital, Inc.

Southeast Financial Group, Inc.

Spire Securities LLC

Stephens, Inc

Sterne Agee Financial Services, Inc.

Stifel Nicolaus & Co.

Strategic Fin Alliance Inc

Strategic Financial Group LPP

Summit Brokerage Services, Inc

Summit Equities, Inc.

Sunset Financial Services, Inc

SunTrust Investment Services, Inc.

SunAmerica Securities

SWS Financial Services, Inc

Symetra Investment Services Inc

Syndicated

Synovus Financial Corporation

T. Rowe Price Group, Inc.

Taylor, Colicchio & Silverman, LLP

TFS Securities, Inc.

The Investment Center

The O.N. Equity Sales Co.

The Prudential Insurance Company of America

The Washington Update

Tomorrow’s Financial Services, Inc.

Tower Square Securities, Inc.

TransAmerica Financial Advisors, Inc.

Triad Advisors, Inc.

Trustmont Financial Group, Inc.

UBS Financial Services, Inc.

Umpqua Investments

Union Bank of California

Unionbanc Investment Serv, LLC

United Bank

United Brokerage Services, Inc.

United Planners Fin. Serv.

USA Financial Securities Corp.

US Bank

UVEST Fin’l Srvcs Group, Inc.

VALIC Financial Advisors, Inc

Veritrust Financial LLC

Vision Service Plan

VSR Financial Services, Inc.

Waddell & Reed Inc.

Wall Street Financial Group

Walnut Street Securities, Inc.

Wayne Hummer Investments LLC

Webster Bank

Wedbush Morgan Securities

Wells Fargo Advisors LLC

Wells Fargo Advisors LLC - Wealth

Wells Fargo Investments LLC

Wescom Financial Services LLC

Western International Securities, Inc.

WFG Investments, Inc.

William Blair & Co

Wintrust Financial Corporation

Woodbury Financial Services

Workman Securities Corporation

World Equity Group, Inc.

World Group Securities, Inc.

WRP Investments, Inc

Wunderlich Securities

While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request.

FINANCIAL STATEMENTS

The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

Litigation and Regulatory Matters

Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we

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operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain. The following is a summary of certain pending proceedings.

Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of December 31, 2013, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

In January 2013, a qui tam action on behalf of the State of Florida, Total Asset Recovery Services v. Met Life Inc., et al., Manulife Financial Corporation, et. al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Insurance Agency, LLC, filed in the Circuit Court of Leon County, Florida, was served on The Prudential Insurance Company of America (“Prudential Insurance”). The complaint alleges that Prudential Insurance failed to escheat life insurance proceeds to the State of Florida in violation of the Florida False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys’ fees and costs. In March 2013, the Company filed a motion to dismiss the complaint. In August 2013, the court dismissed the complaint with prejudice. In September 2013, plaintiff filed an appeal with Florida’s Circuit Court of the Second Judicial Circuit in Leon County.

In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Pruco Life to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount. In April 2013, Pruco Life filed a motion to dismiss the complaint. In December 2013, the Court granted Pruco Life’s motion and dismissed the complaint with prejudice. In January 2014, the State of West Virginia appealed the decision.

In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File (“SSMDF”) to identify deceased insureds and contractholders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Substantially all other jurisdictions that are not signatories to the Global Resolution Agreement or the Regulatory Settlement Agreement have entered into similar agreements with Pruco Life.

Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York State Department of Financial Services (“NYDFS”) has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds is conducting an audit of Pruco Life’s compliance with New York’s unclaimed property laws. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life’s unclaimed property procedures. In December 2013, this matter was closed without prejudice. In May 2013, Pruco Life entered into a settlement agreement with the Minnesota Department of Commerce, Insurance Division, which requires Pruco Life to take additional steps to identify deceased insureds and contract holders where a valid claim has not been made.

In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in state court and removed to the United States District Court for the Southern District of Illinois. The complaint makes allegations under Illinois law, on behalf of a class of Illinois residents whose death benefit claims were settled by retained assets accounts. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life and The Prudential Insurance Company of America as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In November 2011, the complaint was dismissed. In December 2011, plaintiff appealed the dismissal. In May 2013, the United States

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Court of Appeals for the Seventh Circuit affirmed the dismissal of plaintiff’s putative class action complaint. In August 2013, plaintiff’s time to appeal the dismissal expired.

Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s financial position.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

■	Company
■	Experts
■	Principal Underwriter
■	Payments Made to Promote Sale of Our Products
■	Determination of Accumulation Unit Values
■	Financial Statements

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HOW TO CONTACT US

HOW TO CONTACT US

Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

Prudential’s Customer Service Team

Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet

Access information about your Annuity through our website: www.prudentialannuities.com

Correspondence Sent by Regular Mail

Prudential Annuity Service Center

P.O. Box 7960

Philadelphia, PA 19176

Correspondence Sent by Overnight, Certified or Registered Mail

Prudential Annuity Service Center

2101 Welsh Road

Dresher, PA 19025

Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

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APPENDIX A – ACCUMULATION UNIT VALUES

Here, we set forth historical Unit values.

PREMIER RETIREMENT VARIABLE ANNUITY

Pruco Life Insurance Company

Prospectus

ACCUMULATION UNIT VALUES: Basic Death Benefit Only (0.85%)

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Academic Strategies Asset Allocation Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.10349	0
01/01/2012 to 12/31/2012	$9.10349	$10.16034	9,188
01/01/2013 to 12/31/2013	$10.16034	$11.07871	17,153
AST Advanced Strategies Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.30664	1,908,148
01/01/2012 to 12/31/2012	$9.30664	$10.48694	6,725,780
01/01/2013 to 12/31/2013	$10.48694	$12.11926	9,876,922
AST American Century Income & Growth Portfolio
05/02/2011 to 12/31/2011	$9.98493	$9.40252	18,683
01/01/2012 to 05/04/2012	$9.40252	$10.24489	0
AST AQR Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99930	$10.16558	12,301
AST AQR Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99930	$11.70178	0
AST Balanced Asset Allocation Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.27105	3,645,085
01/01/2012 to 12/31/2012	$9.27105	$10.33901	14,118,670
01/01/2013 to 12/31/2013	$10.33901	$12.06019	22,224,661
AST BlackRock Global Strategies Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.21697	2,098,915
01/01/2012 to 12/31/2012	$9.21697	$10.22572	6,679,477
01/01/2013 to 12/31/2013	$10.22572	$11.23923	9,938,764
AST BlackRock iShares ETF Portfolio
04/29/2013* to 12/31/2013	$9.99930	$10.55835	447,548
AST Capital Growth Asset Allocation Portfolio
05/02/2011 to 12/31/2011	$9.99034	$9.07555	2,246,833
01/01/2012 to 12/31/2012	$9.07555	$10.23320	7,934,000
01/01/2013 to 12/31/2013	$10.23320	$12.44741	13,437,912
AST ClearBridge Dividend Growth Portfolio formerly, AST Clearbridge Dividend Growth Portfolio
02/25/2013* to 12/31/2013	$9.99930	$11.74413	9,925
AST Cohen & Steers Realty Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.38275	3,122
01/01/2012 to 12/31/2012	$9.38275	$10.73076	17,032
01/01/2013 to 12/31/2013	$10.73076	$10.97289	39,564
AST Defensive Asset Allocation Portfolio
04/29/2013* to 12/31/2013	$9.99930	$9.74308	439,632
AST Federated Aggressive Growth Portfolio
05/02/2011 to 12/31/2011	$9.93936	$7.99180	8,759
01/01/2012 to 12/31/2012	$7.99180	$9.51449	594,207
01/01/2013 to 12/31/2013	$9.51449	$13.28375	744,567

A-1

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST FI Pyramis® Asset Allocation Portfolio
05/02/2011 to 12/31/2011	$9.98045	$9.07535	0
01/01/2012 to 12/31/2012	$9.07535	$10.22520	0
01/01/2013 to 12/31/2013	$10.22520	$12.08722	17,453
AST First Trust Balanced Target Portfolio
05/02/2011 to 12/31/2011	$9.97981	$9.31586	1,815,394
01/01/2012 to 12/31/2012	$9.31586	$10.21900	6,374,198
01/01/2013 to 12/31/2013	$10.21900	$11.62773	9,753,482
AST Franklin Templeton Founding Funds Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99930	$10.80738	7,320,410
01/01/2013 to 12/31/2013	$10.80738	$13.33778	9,619,077
AST Franklin Templeton Founding Funds Plus Portfolio
04/29/2013* to 12/31/2013	$9.99930	$10.87654	3,072,993
AST Global Real Estate Portfolio
05/02/2011 to 12/31/2011	$10.02223	$8.80286	543
01/01/2012 to 12/31/2012	$8.80286	$11.06753	25,762
01/01/2013 to 12/31/2013	$11.06753	$11.45052	63,611
AST Goldman Sachs Concentrated Growth Portfolio
05/02/2011 to 12/31/2011	$9.99587	$8.95362	22,411
01/01/2012 to 12/31/2012	$8.95362	$10.63210	46,179
01/01/2013 to 12/31/2013	$10.63210	$13.67668	49,856
AST Goldman Sachs Large-Cap Value Portfolio
05/02/2011 to 12/31/2011	$9.99930	$8.44977	2,423,665
01/01/2012 to 12/31/2012	$8.44977	$10.02565	2,544,564
01/01/2013 to 12/31/2013	$10.02565	$13.27470	2,227,880
AST Goldman Sachs Mid-Cap Growth Portfolio
05/02/2011 to 12/31/2011	$9.94888	$8.81982	3,326
01/01/2012 to 12/31/2012	$8.81982	$10.46013	32,781
01/01/2013 to 12/31/2013	$10.46013	$13.70984	55,574
AST Goldman Sachs Multi-Asset Portfolio formerly, AST Horizon Moderate Asset Allocation Portfolio
05/02/2011 to 12/31/2011	$9.99027	$9.41906	1,238,495
01/01/2012 to 12/31/2012	$9.41906	$10.28497	4,757,030
01/01/2013 to 12/31/2013	$10.28497	$11.19904	6,124,095
AST Goldman Sachs Small-Cap Value Portfolio
05/02/2011 to 12/31/2011	$9.90331	$9.17568	541,745
01/01/2012 to 12/31/2012	$9.17568	$10.52515	1,311,949
01/01/2013 to 12/31/2013	$10.52515	$14.48605	1,135,100
AST Herndon Large-Cap Value Portfolio formerly, AST BlackRock Value Portfolio
05/02/2011 to 12/31/2011	$9.98883	$8.91990	17,300
01/01/2012 to 12/31/2012	$8.91990	$10.02938	41,779
01/01/2013 to 12/31/2013	$10.02938	$13.38762	100,381
AST High Yield Portfolio
05/02/2011 to 12/31/2011	$10.01210	$9.75907	6,410
01/01/2012 to 12/31/2012	$9.75907	$11.01858	51,320
01/01/2013 to 12/31/2013	$11.01858	$11.70944	66,124
AST International Growth Portfolio
05/02/2011 to 12/31/2011	$10.03206	$8.17550	2,921,234
01/01/2012 to 12/31/2012	$8.17550	$9.75688	10,324,227
01/01/2013 to 12/31/2013	$9.75688	$11.51739	10,282,368

A-2

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST International Value Portfolio
05/02/2011 to 12/31/2011	$10.02815	$7.86710	9,719
01/01/2012 to 12/31/2012	$7.86710	$9.10096	16,211
01/01/2013 to 12/31/2013	$9.10096	$10.78019	42,771
AST Investment Grade Bond Portfolio
05/02/2011 to 12/31/2011	$10.00754	$10.87605	1,263,036
01/01/2012 to 12/31/2012	$10.87605	$11.79750	173,695
01/01/2013 to 12/31/2013	$11.79750	$11.32499	4,485
AST J.P. Morgan Global Thematic Portfolio
05/02/2011 to 12/31/2011	$9.98068	$9.31537	1,161,869
01/01/2012 to 12/31/2012	$9.31537	$10.49066	3,425,118
01/01/2013 to 12/31/2013	$10.49066	$12.09502	3,408,280
AST J.P. Morgan International Equity Portfolio formerly, AST JPMorgan International Equity Portfolio
05/02/2011 to 12/31/2011	$10.03001	$8.21650	1,531
01/01/2012 to 12/31/2012	$8.21650	$9.93150	26,729
01/01/2013 to 12/31/2013	$9.93150	$11.35956	72,167
AST J.P. Morgan Strategic Opportunities Portfolio
05/02/2011 to 12/31/2011	$10.00668	$9.54661	0
01/01/2012 to 12/31/2012	$9.54661	$10.48017	2,019
01/01/2013 to 12/31/2013	$10.48017	$11.53751	6,968
AST Jennison Large-Cap Growth Portfolio
05/02/2011 to 12/31/2011	$9.99167	$9.23751	12,918
01/01/2012 to 12/31/2012	$9.23751	$10.54999	344,619
01/01/2013 to 12/31/2013	$10.54999	$14.27769	675,768
AST Jennison Large-Cap Value Portfolio
05/02/2011 to 12/31/2011	$9.97650	$8.50545	2,988
01/01/2012 to 12/31/2012	$8.50545	$9.54913	10,978
01/01/2013 to 12/31/2013	$9.54913	$12.44374	20,387
AST Large-Cap Value Portfolio
05/02/2011 to 12/31/2011	$9.98518	$8.95527	3,835,996
01/01/2012 to 12/31/2012	$8.95527	$10.37846	14,314,075
01/01/2013 to 12/31/2013	$10.37846	$14.39194	13,686,351
AST Loomis Sayles Large-Cap Growth Portfolio formerly, AST Marsico Capital Growth Portfolio
05/02/2011 to 12/31/2011	$9.97547	$9.08180	750,809
01/01/2012 to 12/31/2012	$9.08180	$10.10909	2,799,260
01/01/2013 to 12/31/2013	$10.10909	$13.69272	2,561,750
AST Lord Abbett Core Fixed Income Portfolio
05/02/2011 to 12/31/2011	$9.99930	$10.42419	4,140,875
01/01/2012 to 12/31/2012	$10.42419	$10.94845	15,541,739
01/01/2013 to 12/31/2013	$10.94845	$10.63819	19,894,516
AST MFS Global Equity Portfolio
05/02/2011 to 12/31/2011	$10.03521	$8.75800	11,193
01/01/2012 to 12/31/2012	$8.75800	$10.68753	1,590,555
01/01/2013 to 12/31/2013	$10.68753	$13.52493	3,112,598
AST MFS Growth Portfolio
05/02/2011 to 12/31/2011	$9.97990	$9.23171	318,455
01/01/2012 to 12/31/2012	$9.23171	$10.71705	1,648,102
01/01/2013 to 12/31/2013	$10.71705	$14.52641	1,595,257
AST MFS Large-Cap Value Portfolio
08/20/2012* to 12/31/2012	$9.99930	$10.22755	14,041
01/01/2013 to 12/31/2013	$10.22755	$13.63955	125,977

A-3

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Mid-Cap Value Portfolio
05/02/2011 to 12/31/2011	$9.96139	$8.68256	5,200
01/01/2012 to 12/31/2012	$8.68256	$10.19368	30,849
01/01/2013 to 12/31/2013	$10.19368	$13.38322	49,553
AST Money Market Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.94394	16,158
01/01/2012 to 12/31/2012	$9.94394	$9.85990	29,313
01/01/2013 to 12/31/2013	$9.85990	$9.77595	31,314
AST Neuberger Berman / LSV Mid-Cap Value Portfolio
05/02/2011 to 12/31/2011	$9.97557	$8.70651	4,266
01/01/2012 to 12/31/2012	$8.70651	$10.11103	43,312
01/01/2013 to 12/31/2013	$10.11103	$14.23633	66,491
AST Neuberger Berman Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.02921	$10.08481	1,105
01/01/2012 to 12/31/2012	$10.08481	$10.48627	9,547
01/01/2013 to 12/31/2013	$10.48627	$10.10259	43,200
AST Neuberger Berman Mid-Cap Growth Portfolio
05/02/2011 to 12/31/2011	$9.92257	$9.20532	1,040,859
01/01/2012 to 12/31/2012	$9.20532	$10.25722	3,881,897
01/01/2013 to 12/31/2013	$10.25722	$13.48657	3,895,993
AST New Discovery Asset Allocation Portfolio
04/30/2012* to 12/31/2012	$9.99930	$10.38055	640,296
01/01/2013 to 12/31/2013	$10.38055	$12.23898	1,960,722
AST Parametric Emerging Markets Equity Portfolio
05/02/2011 to 12/31/2011	$10.00899	$7.61998	9,709
01/01/2012 to 12/31/2012	$7.61998	$8.90982	65,377
01/01/2013 to 12/31/2013	$8.90982	$8.85375	83,266
AST PIMCO Limited Maturity Bond Portfolio
05/02/2011 to 12/31/2011	$9.99930	$10.04283	24,355
01/01/2012 to 12/31/2012	$10.04283	$10.42503	284,861
01/01/2013 to 12/31/2013	$10.42503	$10.11176	298,950
AST PIMCO Total Return Bond Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.99564	2,898,834
01/01/2012 to 12/31/2012	$9.99564	$10.83456	7,879,460
01/01/2013 to 12/31/2013	$10.83456	$10.54506	9,126,518
AST Preservation Asset Allocation Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.60825	1,157,305
01/01/2012 to 12/31/2012	$9.60825	$10.51490	4,029,097
01/01/2013 to 12/31/2013	$10.51490	$11.38584	4,889,885
AST Prudential Core Bond Portfolio
10/31/2011* to 12/31/2011	$10.01922	$10.08473	730
01/01/2012 to 12/31/2012	$10.08473	$10.70984	4,449,428
01/01/2013 to 12/31/2013	$10.70984	$10.37327	7,088,955
AST Prudential Growth Allocation Portfolio formerly, AST First Trust Capital Appreciation Target Portfolio
05/02/2011 to 12/31/2011	$9.96128	$8.78412	1,593,907
01/01/2012 to 12/31/2012	$8.78412	$9.83474	5,895,997
01/01/2013 to 12/31/2013	$9.83474	$11.41130	10,211,888
AST QMA Emerging Markets Equity Portfolio
02/25/2013* to 12/31/2013	$9.99930	$9.66912	1,079
AST QMA Large-Cap Portfolio
04/29/2013* to 12/31/2013	$9.99930	$11.74156	0

A-4

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST QMA US Equity Alpha Portfolio
05/02/2011 to 12/31/2011	$9.98322	$9.29418	0
01/01/2012 to 12/31/2012	$9.29418	$10.94801	10,917
01/01/2013 to 12/31/2013	$10.94801	$14.37494	16,287
AST RCM World Trends Portfolio formerly, AST CLS Moderate Asset Allocation Portfolio
05/02/2011 to 12/31/2011	$9.98973	$9.30434	2,043,138
01/01/2012 to 12/31/2012	$9.30434	$10.17391	6,416,032
01/01/2013 to 12/31/2013	$10.17391	$11.34227	8,657,007
AST Schroders Global Tactical Portfolio
05/02/2011 to 12/31/2011	$9.99050	$9.14181	1,412,109
01/01/2012 to 12/31/2012	$9.14181	$10.50548	2,556,632
01/01/2013 to 12/31/2013	$10.50548	$12.29729	2,514,423
AST Schroders Multi-Asset World Strategies Portfolio
05/02/2011 to 12/31/2011	$10.00626	$9.00483	0
01/01/2012 to 12/31/2012	$9.00483	$9.92265	1,261
01/01/2013 to 12/31/2013	$9.92265	$11.25506	824
AST Small-Cap Growth Portfolio
05/02/2011 to 12/31/2011	$9.90385	$8.71343	4,322
01/01/2012 to 12/31/2012	$8.71343	$9.69125	13,306
01/01/2013 to 12/31/2013	$9.69125	$12.98867	26,699
AST Small-Cap Value Portfolio
05/02/2011 to 12/31/2011	$9.91152	$8.56576	848
01/01/2012 to 12/31/2012	$8.56576	$10.03524	3,616
01/01/2013 to 12/31/2013	$10.03524	$13.67123	15,260
AST T. Rowe Price Asset Allocation Portfolio
05/02/2011 to 12/31/2011	$9.99380	$9.50439	2,427,442
01/01/2012 to 12/31/2012	$9.50439	$10.69535	9,975,726
01/01/2013 to 12/31/2013	$10.69535	$12.38954	15,699,577
AST T. Rowe Price Equity Income Portfolio
05/02/2011 to 12/31/2011	$9.97732	$8.96293	1,001,381
01/01/2012 to 12/31/2012	$8.96293	$10.41972	8,257,251
01/01/2013 to 12/31/2013	$10.41972	$13.39796	8,581,724
AST T. Rowe Price Large-Cap Growth Portfolio
05/02/2011 to 12/31/2011	$9.97681	$9.07073	5,637
01/01/2012 to 12/31/2012	$9.07073	$10.57497	56,692
01/01/2013 to 12/31/2013	$10.57497	$15.10122	108,056
AST T. Rowe Price Natural Resources Portfolio
05/02/2011 to 12/31/2011	$9.89078	$7.67745	13,683
01/01/2012 to 12/31/2012	$7.67745	$7.88745	37,200
01/01/2013 to 12/31/2013	$7.88745	$9.02327	70,889
AST Templeton Global Bond Portfolio formerly, AST T. Rowe Price Global Bond Portfolio
05/02/2011 to 12/31/2011	$9.99930	$9.89515	977,516
01/01/2012 to 12/31/2012	$9.89515	$10.32374	4,448,709
01/01/2013 to 12/31/2013	$10.32374	$9.85180	6,153,128
AST Wellington Management Hedged Equity Portfolio
05/02/2011 to 12/31/2011	$9.99930	$8.88560	0
01/01/2012 to 12/31/2012	$8.88560	$9.77981	2,189
01/01/2013 to 12/31/2013	$9.77981	$11.68476	31,396
AST Western Asset Core Plus Bond Portfolio
05/02/2011 to 12/31/2011	$10.00861	$10.31578	2,717
01/01/2012 to 12/31/2012	$10.31578	$11.03135	58,142
01/01/2013 to 12/31/2013	$11.03135	$10.77433	92,661

A-5

Sub-Accounts	Accumulation Unit Value at Beginning of Period	Accumulation Unit Value at End of Period	Number of Accumulation Units Outstanding at End of Period
AST Western Asset Emerging Markets Debt Portfolio
08/20/2012* to 12/31/2012	$9.99930	$10.41691	3,515
01/01/2013 to 12/31/2013	$10.41691	$9.48823	8,571
Franklin Templeton VIP Founding Funds Allocation Fund
05/02/2011 to 12/31/2011	$10.01119	$8.96287	2,015,150
01/01/2012 to 09/21/2012	$8.96287	$10.10061	0

*	Denotes the start date of these sub-accounts

A-6

APPENDIX B – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provision
California	For the California annuity forms, “contingent deferred sales charges” are referred to as “surrender charges”. Medically-Related Surrenders are not available.
Connecticut	For Annuities purchased on or after August 20, 2012, the Liquidity Factor used in the MVA and DCA formulas equals zero (0).
Florida	The waiting period for annuitization is one year from the contract issue date. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.
Iowa	Market Value Adjustment Options and 6 or 12 Month Dollar Cost Averaging Program are available only for Annuities purchased on or after August 20, 2012.
Illinois	Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging Program not available.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit. Medically-Related Surrenders are not available.
Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
New Jersey	There is no minimum Surrender Value at Annuitization or Minimum Annuity Payment Amount.
Oregon	Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging Program not available.
Texas	Minimum annuity payment of $20
Washington	Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging Program not available.

B-1

APPENDIX C – HIGHEST DAILY LIFETIME INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME INCOME BENEFIT – NO LONGER AVAILABLE FOR NEW ELECTIONS

These benefits were offered May 1, 2011 to August 19, 2012.

Except for Annuities that were issued in Oregon, for Annuities that have one of these benefits, we currently limit additional Purchase Payments made after the benefit has been in effect for one year (the “benefit anniversary”) to $50,000 each benefit year. The benefit year begins on the date you elect an optional living benefit and continues through and includes the day immediately preceding the first anniversary of the date you elected the optional living benefit. Subsequent benefit years begin on the anniversary of the date you elected an optional living benefit and continue through and include the day immediately preceding the next anniversary of the date you elected the benefit.

Notwithstanding the $50,000 limit discussed above, we may further limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:

■

if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion (among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s));

■	if we are not then offering this benefit for new issues; or
■	if we are offering a modified version of this benefit for new issues.

If we further exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the benefit that you elected to the level you originally intended. This means that you may no longer be able to increase the values associated with your optional living benefit through additional Purchase Payments. This would also impact your ability to make annual contributions to certain qualified Annuities.

HIGHEST DAILY LIFETIME INCOME BENEFIT

Highest Daily Lifetime® Income Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income currently is based on a single “designated life” who is at least 45 years old on the benefit effective date. Highest Daily Lifetime Income is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” later in this prospectus for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

C-1

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary is equal to the greater of:

(1)	the Periodic Value described above, or
(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that: if you do not take a Lifetime Withdrawal on or before the 10th benefit anniversary, your Protected Withdrawal Value on the 10th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election; or if you do not take a withdrawal on or before the 20th benefit anniversary, your Protected Withdrawal Value on the 20th anniversary will be at least quadruple (400%) of your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 10th or 20th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments reduced for subsequent Lifetime Withdrawals (see examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Key Feature – Annual Income Amount under Highest Daily Lifetime Income

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years unless you take a withdrawal of Excess Income, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

■

If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

■

If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any

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applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 45-54; 4% for ages 55 to less than 59 1/2; 5% for ages 59 1/2-84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

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Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2011
■	Highest Daily Lifetime Income is elected on August 1, 2012
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 59 1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction of Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.

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**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income . It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 1
■	Highest Daily Lifetime Income is elected on September 1
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income
■	No previous withdrawals have been taken under Highest Daily Lifetime Income

On October 3, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.50%
All guarantees will be reduced by the above ratio (12.50)%
Protected Withdrawal Value	$109,375.00
12th benefit year Minimum Periodic Value	$183,750.00

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Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied.

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any partial withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation

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process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” earlier in the prospectus for more information.).

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The current charge for Highest Daily Lifetime Income is 0.95% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 45 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);

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(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned Annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime Income Benefit Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

An integral part of Highest Daily Lifetime Income (including Spousal Highest Daily Lifetime Income) is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”). This predetermined mathematical formula (“formula”) runs each Valuation Day that the benefit is in effect on your Annuity and, as a result, transfers of Unadjusted Account Value between the Permitted Sub-accounts and the Bond Sub-account can occur on any Valuation Day subject to the conditions described below. Only the predetermined mathematical formula can transfer Unadjusted Account Value to and from the Bond Sub-account, and thus you may not allocate Purchase Payments to or make transfers to or from the Bond Sub-account. We are not providing you with investment advice through the use of the formula. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Income. The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. The formula is set forth in Appendix E (and is described below).

As indicated above, we limit the Sub-accounts to which you may allocate Unadjusted Account Value if you elect Highest Daily Lifetime Income. For purposes of these benefits, we refer to those permitted Investment Options as the “Permitted Sub-accounts”. Because these restrictions and the use of the formula lessen the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, they also reduce the likelihood that we will make any lifetime income payments under this benefit. They may also limit your upside potential for growth.

If you are participating in Highest Daily Lifetime Income and also are participating in the 6 or 12 Month DCA Program, and the formula under the benefit dictates a transfer from the Permitted Sub-accounts to the Bond Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Unadjusted Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Unadjusted Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options. For purposes of the discussion below concerning transfers from the Permitted Sub-accounts to the Bond Sub-account, amounts held within the DCA MVA Options are included within the term “Permitted Sub-accounts”. Thus, amounts may be transferred from the DCA MVA Options in the circumstances described above and in the section of the prospectus entitled 6 or 12 Month Dollar Cost Averaging Program. Any transfer dictated by the formula out of the Bond Sub-account will only be transferred to the Permitted Sub-accounts, not the DCA MVA Options. We will not assess any Market Value Adjustment with respect to transfers under the formula from the DCA MVA Options.

Generally, the formula, which is applied each Valuation Day, operates as follows. The formula starts by identifying an Income Basis (as defined in Appendix E) for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. This amount may be different than the actual Annual Income Amount currently guaranteed under your benefit. Then it produces an estimate of the total amount targeted in the formula, based on the projected income amount and factors set forth in the

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formula. In the formula, we refer to that value as the “Target Value” or “L”. If you have already made a Lifetime Withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income. Next, the formula subtracts from the Target Value the amount held within the Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Bond Sub-account, is called the “Target Ratio” or “r”. If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Valuation Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the Bond Sub-account. Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the Bond Sub-account (as described above). If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account). For example,

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September 4 – a transfer is made to the Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts

■	September 5 – you make an additional Purchase Payment of $10,000. No transfers have been made from the Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on September 4
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On September 5 – (and at least until first a transfer is made out of the Bond Sub-account under the formula) – the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the Bond Sub-account).

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Once there is a transfer out of the Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. We will continue to monitor your Unadjusted Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Bond Sub-account as dictated by the formula.

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account because such investment performance will tend to increase the Target Ratio. In deciding how much to transfer, we use another formula, which essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be. Once you elect Highest Daily Lifetime Income, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Income and existing Annuities that elect Highest Daily Lifetime Income in the future, however, we reserve the right to change such values.

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, we will perform an additional monthly calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

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The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value

While you are not notified when your Annuity reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, as time goes on, while none of your Unadjusted Account Value is allocated to the Bond Sub-account, the smaller the difference between the Protected Withdrawal Value and the Unadjusted Account Value, the more the Unadjusted Account Value can decrease prior to a transfer to the Bond Sub-account.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account pursuant to the formula depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;
■	The amount of time Highest Daily Lifetime Income has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

Because the amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Annuity. The greater the amounts allocated to either the Bond Sub-account or to the Permitted Sub-accounts, the greater the impact performance of that Sub-account has on your Unadjusted Account Value and thus the greater the impact on whether (and how much) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible, under the formula, that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

If you make additional Purchase Payments to your Annuity, they will be allocated in accordance with your Annuity. Once allocated, they will also be subject to the formula described above and therefore may be transferred to the Bond Sub-account, if dictated by the formula and subject to the 90% cap feature described above.

Any Unadjusted Account Value in the Bond Sub-account will not participate in the positive or negative investment experience of the Permitted Sub-accounts until it is transferred out of the Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in

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Highest Daily Lifetime Income or Spousal Highest Daily Lifetime Income through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME BENEFIT

Spousal Highest Daily Lifetime® Income Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouse at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income is the spousal version of Highest Daily Lifetime Income. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old when the benefit is elected. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income is not available if you elect any other optional living benefit.

As long as your Spousal Highest Daily Lifetime Income is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program’s rules. See “6 or 12 Month Dollar Cost Averaging Program” later in this prospectus for details. No Long-Term MVA Option is permitted if you elect any optional benefit.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your

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first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th Anniversary of the benefit, your Protected Withdrawal Value on the 12th Anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2; 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage

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of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 45-54, 3.5% for ages 55 to less than 59 1/2, 4.5% for ages 59 1/2 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 45-54, 3.5% for ages 55 to less than 59  1/2, 4.5% for ages 59  1/2 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income Benefit upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Spousal Highest Daily Lifetime Income or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2011
■	Spousal Highest Daily Lifetime Income is elected on August 1, 2012
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income
■	The first withdrawal is a Lifetime Withdrawal

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Example of dollar-for-dollar reductions

On October 24, 2012, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 59  1/2 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2012) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2012 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

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In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 1, 2011
■	Spousal Highest Daily Lifetime Income is elected on September 4, 2012
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income

On October 3, 2012, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2012 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the Calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.50%
All guarantees will be reduced by the above ratio (12.50)%
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

See Required Minimum Distributions sub-section, within the discussion above concerning Highest Daily Lifetime Income.

Benefits Under Spousal Highest Daily Lifetime Income

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time

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of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes go into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” earlier in the prospectus for more information.)

Charge for Spousal Highest Daily Lifetime 6 Plus

The current charge for Spousal Highest Daily Lifetime Income is 0.95% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income is 1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.2375% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If the Unadjusted Account Value is reduced to zero as a result of a partial withdrawal that is not a withdrawal of Excess Income and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 45 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 45 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial

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Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 45 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;
(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero; and
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

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How Spousal Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-Accounts and the AST Investment Grade Bond Sub-Account

See “How Highest Daily Lifetime Income Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income above.

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APPENDIX D – HIGHEST DAILY LIFETIME INCOME 2.0 AND SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 – NO LONGER AVAILABLE FOR NEW ELECTIONS

These benefits were offered August 20, 2012 to February 24, 2013.

HIGHEST DAILY LIFETIME INCOME 2.0 BENEFIT

Highest Daily Lifetime® Income 2.0 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal”. You may wish to take a Non-Lifetime Withdrawal if you have an immediate need for access to your Account Value but do not wish to begin lifetime payments under the optional living benefit. All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income 2.0 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income 2.0 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

The income benefit under Highest Daily Lifetime Income 2.0 currently is based on a single “designated life” who is at least 50 years old on the benefit effective date. Highest Daily Lifetime Income 2.0 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income 2.0 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income 2.0.

You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income 2.0, subject to the 6 or 12 Month DCA Program’s rules.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraphs.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th Anniversary of the effective date of the benefit, your Periodic Value on the 12th Anniversary of the benefit effective date is equal to the greater of:

(1)	the Periodic Value described above, or

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(2)	the sum of (a), (b) and (c) below proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking withdrawals prior to your 12th benefit anniversary, however, the automatic increase will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments reduced for subsequent Lifetime Withdrawals (see examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Highest Daily Lifetime Income 2.0, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Hig

hest Daily Lifetime Income 2.0

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years unless you take a withdrawal of Excess Income, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older. Under Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income 2.0 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65 to 84, and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

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Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of Highest Daily Lifetime Income 2.0. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50-54; 4% for ages 55 to 64; 5% for ages 65-84, and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income 2.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income 2.0 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges.”

If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Highest Daily Lifetime Income 2.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income 2.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Highest Daily Lifetime Income 2.0 is elected on August 1, 2013
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income

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Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime withdrawal	$118,000.00
Amount of “non” Excess Income	$3,500.00
Account Value immediately before Excess Income of $1,500	$114,500.00
Excess Income amount	$1,500.00
Ratio ($1,500/$114,500 = 1.31%)	1.31%
Annual Income Amount	$6,000.00
1.31% Reduction of Annual Income Amount	$78.60
Annual Income Amount for future Annuity Years	$5,921.40

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $12,000. Also assume that a Lifetime Withdrawal of $6,000 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,000 of Excess Income on June 29 reduces the amount to $11,400.48 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $11,400.48. Steps for determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$11,900.00
June 29	$226,500.00	$228,009.60	$11,400.48
June 30	$226,800.00	$228,009.60	$11,400.48
July 1	$233,500.00	$233,500.00	$11,675.00
July 2	$231,900.00	$233,500.00	$11,675.00

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $11,900. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $6,000 ($6,000 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,000 before the Excess Income.

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This amount ($232,000) is further reduced by 1.72%, which is the ratio of Excess Income of $4,000 ($10,000 withdrawal minus non-excess amount of $6,000) divided by the Account Value ($232,000) immediately preceding the Excess Income. This results in a Highest Daily Value of $228,009.60 after the adjustment.

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The adjusted June 29 Highest Daily Value, $228,009.60, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $228,009.60 is greater than the June 30 Unadjusted Account Value, we will continue to carry $228,009.60 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $228,009.60 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 5%, generating an Annual Income Amount of $11,675. Since this amount is greater than the current year's Annual Income Amount of $11,400.48 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $11,675.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Highest Daily Lifetime Income 2.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum

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Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income 2.0. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income 2.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

■	The Issue Date is December 1
■	Highest Daily Lifetime Income 2.0 is elected on September 4
■	The Unadjusted Account Value at benefit election was $105,000
■	The Annuitant was 70 years old when he/she elected Highest Daily Lifetime Income 2.0
■	No previous withdrawals have been taken under Highest Daily Lifetime Income 2.0

On October 3, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income 2.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.50%
All guarantees will be reduced by the above ratio (12.50)%
Protected Withdrawal Value	$109,375.00
12th benefit year Minimum Periodic Value	$183,750.00

Required Minimum Distributions

Required Minimum Distributions (“RMD”) for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income as long as the below rules are applied:

A “Calendar Year” runs from January 1 to December 31 of that year.

Withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as withdrawals of Excess Income if they are taken during one Calendar Year.

If Lifetime Withdrawals are taken over two Calendar Years, the amount that will not be treated as a withdrawal of Excess Income is:

■	the remaining Annual Income Amount for that Annuity Year; plus
■	the second Calendar Year’s RMD amount minus the Annual Income Amount (the result of which cannot be less than zero).

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Example

The following example is purely hypothetical and intended to illustrate the scenario described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

First Calendar Year	Annuity Year	Second Calendar Year
01/01/2014 to 12/31/2014	06/01/2014 to 05/31/2015	01/01/2015 to 12/31/2015

Assume the following:

■	RMD Amount for Both Calendar Years = $6,000;
■	Annual Income Amount = $5,000; and
■	A withdrawal of $2,000 was taken on 07/01/2014 (during the First Calendar Year) resulting in a remaining Annual Income Amount for the Annuity Year of $3,000.

The amount that can be taken between 01/03/2015 and 05/31/2015 without creating a withdrawal of Excess Income is $4,000. Here is the calculation:

■	The remaining Annual Income for that Annuity Year ($3,000); plus
■	The Second Calendar Year’s RMD Amount minus the Annual Income Amount ($6,000 - $5,000 = $1,000).

If the $4,000 is withdrawn during the Annuity Year, the remaining Annual Income Amount will be $0 and the remaining RMD amount for the Second Calendar Year ($2,000) may be taken in the next Annuity Year beginning on 06/01/2015.

Other Important Information

■	If, in any Annuity Year, your RMD amount is less than your Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.
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If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include a situation where you comply with the rules described above and then decide to take additional withdrawals after satisfying your RMD from the Annuity.

■	If you take a partial withdrawal to satisfy RMD and designate that withdrawal as a Non-Lifetime Withdrawal, please note that all Non-Lifetime Withdrawal provisions will apply.

Benefits Under Highest Daily Lifetime Income 2.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income 2.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Highest Daily Lifetime Income terminates 2.0, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently

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available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)	the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Highest Daily Lifetime Income 2.0 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income 2.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any partial withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled “Investment Options.” You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Highest Daily Lifetime Income 2.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” earlier in the prospectus for more information.)

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The current charge for Highest Daily Lifetime Income 2.0 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income 2.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day’s Unadjusted Account Value and the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

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If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income 2.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

For Highest Daily Lifetime Income 2.0, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income 2.0. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income 2.0, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

Highest Daily Lifetime Income 2.0 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income 2.0 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income 2.0, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income 2.0 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income 2.0. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income 2.0 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income 2.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate Highest Daily Lifetime Income 2.0 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	your termination of the benefit;
(ii)	your surrender of the annuity;
(iii)	your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)	our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned Annuities);
(v)	both the Unadjusted Account Value and Annual Income Amount equal zero; or
(vi)	you cease to meet our requirements as described in “Election Of and Designations Under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate amounts to the Permitted Sub-accounts or change your designations, as applicable.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Highest Daily Lifetime Income 2.0 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same

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proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income 2.0 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime Income 2.0 Benefit Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

Overview of the Predetermined Mathematical Formula

Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income 2.0 suite of benefits, while managing the risk to Pruco Life associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income 2.0 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the “Bond Sub-account”. The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income 2.0 suite of benefits. The formula is not investment advice.

The formula is set forth in Appendix E (and is described below).

The predetermined mathematical formula (“formula”) monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk to us associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. The formula may also limit the potential for your Account Value to grow.

However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income 2.0 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you. The formula may limit the potential for your Account Value to grow.

Transfer Activity Under the Formula

Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while Account Value is allocated to it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:

■	The difference between your Unadjusted Account Value and your Protected Withdrawal Value;

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■	The amount of time the benefit has been in effect on your Annuity;
■	The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
■	Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
■	Any withdrawals you take from your Annuity (while the benefit is in effect).

Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if(and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

How the Formula Operates

Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.

(1)	First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the “Target Value” or “L”.
(2)

Second, we subtract any amounts invested in the Bond Sub-account (“B”) from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts ((“VV + VF”), where “VV” is the current Account Value of the elected Sub-accounts of the Annuity, and “VF” is the current Account Value of the elected Fixed Rate Options of the Annuity). We refer to this resulting value as the “Target Ratio” or “R”.

(3)	Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
(4)	If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

The Formula is:

R = (L – B)/ (VV + VF)

More specifically, the formula operates as follows:

(1)	We calculate the Target Value (L) by multiplying the Income Basis (as defined in Appendix E) for that day by 5% and by the applicable Annuity Factor found in Appendix E. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

Example (assume the Income Basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

Target Value (L) = $200,000 x 5% x 14.95 = $149,500

(2)

Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (VV + VF).

Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

Target Ratio (R) = ($149,500 – 0)/$179,500 = 83.3%

(3)	If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

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Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

(4)	In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

The 90% Cap

The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account (“90% cap”) on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

Monthly Transfers

Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a)	The total value of all your Unadjusted Account Value in the Bond Sub-account, or
b)	An amount equal to 5% of your total Unadjusted Account Value.

Other Important Information

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The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

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While you are not notified before a transfer occurs to or from the Bond Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:

■	Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
■	If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
■	Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
■	If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
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Additional Purchase Payments to your Annuity do not increase “B” within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.

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If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).

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■	If you are participating in Highest Daily Lifetime Income 2.0 and you are also participating in the 6 or 12 Month DCA Program, the following rules apply:
■	DCA MVA Options are considered “Permitted Sub-accounts” for purpose of the Target Ratio calculation (“L”) described above.
■	The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
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The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account. Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.

■	A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for “qualified” investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see “Tax Considerations” for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income 2.0 or Spousal Highest Daily Lifetime Income 2.0 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME INCOME 2.0 BENEFIT

Spousal Highest Daily Lifetime® Income 2.0 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

We offer a benefit that guarantees, until the later death of two natural persons who are each other’s spouse at the time of election of the benefit and at the first death of one of them (the “designated lives”, and each, a “designated life”), the ability to withdraw an annual amount (the “Annual Income Amount”) equal to a percentage of an initial principal value (the “Protected Withdrawal Value”) regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time “Non-Lifetime Withdrawal.” All other partial withdrawals from your Annuity are considered a “Lifetime Withdrawal” under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income 2.0 after the death of the first spouse. You are not required to make withdrawals as part of the benefit – the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income 2.0 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.”

Spousal Highest Daily Lifetime Income 2.0 is the spousal version of Highest Daily Lifetime Income 2.0. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income 2.0 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. Please note that if you terminate Spousal Highest Daily Lifetime Income 2.0 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. See “Termination of Existing Benefits and Election of New Benefits” for details.

Spousal Highest Daily Lifetime Income 2.0 must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old on the benefit effective date. We will not divide an Annuity or the Spousal Highest Daily Lifetime Income 2.0 benefit due to a divorce. See “Election of and Designations under the Benefit” below for details. Spousal Highest Daily Lifetime Income 2.0 is not available if you elect any other optional living benefit.

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As long as your Spousal Highest Daily Lifetime Income 2.0 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the “Investment Options” section.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if any withdrawal is a withdrawal of Excess Income (as described below) and brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income 2.0.

You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income 2.0, subject to the 6 or 12 Month DCA Program’s rules.

Key Feature – Protected Withdrawal Value

The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the “Periodic Value” described in the next paragraph.

The “Periodic Value” is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day (the “Current Valuation Day”), the Periodic Value is equal to the greater of:

(1)	the Periodic Value for the immediately preceding business day (the “Prior Valuation Day”) appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
(2)	the Unadjusted Account Value on the current Valuation Day.

If you have not made a Lifetime Withdrawal on or before the 12th benefit anniversary, your Periodic Value on the 12th benefit anniversary is equal to the greater of:

(1)	the Periodic Value described above or,
(2)	the sum of (a), (b) and (c) proportionally reduced for any Non-Lifetime Withdrawal:
(a)	200% of the Unadjusted Account Value on the effective date of the benefit including any Purchase Payments made on that day;
(b)	200% of all Purchase Payments made within one year following the effective date of the benefit; and
(c)	all Purchase Payments made after one year following the effective date of the benefit.

This means that if you do not take a Lifetime Withdrawal on or before the 12th benefit anniversary of the benefit, your Protected Withdrawal Value on the 12th benefit anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election. If you begin taking Lifetime Withdrawals prior to your 12th benefit anniversary, however, these automatic increases will not occur. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled “Example of dollar-for-dollar reductions”).

Please note that if you elect Spousal Highest Daily Lifetime Income 2.0, your Account Value is not guaranteed, can fluctuate and may lose value.

Key Feature – Annual Income Amount under Spousal Highest Daily Lifetime Income 2.0

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64; 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar

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basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year (“Excess Income”), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

The amount of any applicable CDSC and/or tax withholding will be included in your withdrawal amount to determine whether your withdrawal is a withdrawal of Excess Income.

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If you request a gross withdrawal, the amount of any CDSC and/or tax withholding will be deducted from the amount you actually receive. This means you will receive less than you requested. In this instance, in order to avoid a withdrawal of Excess Income, you cannot request an amount that would result in cumulative withdrawals in that Annuity Year exceeding your Annual Income Amount.

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If you request a net withdrawal, the amount of any CDSC and/or tax withholding will be deducted from your Unadjusted Account Value. This means that an amount greater than the amount you requested will be deducted from your Unadjusted Account Value. In this instance, in order to avoid a withdrawal of Excess Income, the amount you request plus the amount of any applicable CDSC and/or tax withholding cannot cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount. If you request a net withdrawal, you are more likely to take a withdrawal of Excess Income than if you request a gross withdrawal.

You may use the systematic withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit and must be taken as a gross withdrawal.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income 2.0 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

If your Annuity permits additional Purchase Payments, we may limit any additional Purchase Payment(s) if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s). Subject to state law, we reserve the right to not accept additional Purchase Payments if we are not then offering this benefit for new elections. We will exercise such reservation of right for all annuity purchasers in the same class in a nondiscriminatory manner.

Highest Daily Auto Step-Up

An automatic step-up feature (“Highest Daily Auto Step-Up”) is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the “Annuity Anniversary”) immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50-54, 3.5% for ages 55 to 64, 4.5% for ages 65 to 84, and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income 2.0 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income 2.0 Benefit upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled “Your Optional Benefit Fees and Charges”.

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If you are enrolled in a systematic withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any systematic withdrawal program.

Spousal Highest Daily Lifetime Income 2.0 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income 2.0, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Spousal Highest Daily Lifetime Income 2.0 or any other fees and charges under the Annuity. Assume the following for all three examples:

■	The Issue Date is November 1, 2012
■	Spousal Highest Daily Lifetime Income 2.0 is elected on August 1, 2013
■	Both designated lives were 70 years old when they elected Spousal Highest Daily Lifetime Income 2.0
■	The first withdrawal is a Lifetime Withdrawal

Example of dollar-for-dollar reductions

On October 24, 2013, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 65 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31, 2013) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29, 2013 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Account Value before Lifetime Withdrawal	$118,000.00
Amount of “non” Excess Income	$2,900.00
Account Value immediately before Excess Income of $2,100	$115,100.00
Excess Income amount	$2,100.00
Ratio ($2,100/$115,100 = 1.82%)	1.82%
Annual Income Amount	$5,400.00
1.82% Reduction in Annual Income Amount	$98.28
Annual Income Amount for future Annuity Years	$5,301.72

Example of Highest Daily Auto Step-up

On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life’s age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

For this example assume the Annual Income Amount for this Annuity Year is $10,800. Also assume that a Lifetime Withdrawal of $5,400 was previously taken during the Annuity Year and a $10,000 withdrawal resulting in $4,600 of Excess Income on June 29 reduces the amount to $10,259.75 for future years. For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $10,259.75. Steps for

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determining the daily values are displayed below. Only the June 28 value is being adjusted for Excess Income; the June 30, July 1, and July 2 Valuation Dates occur after the Excess Income withdrawal on June 29.

Date*	Unadjusted Account Value	Highest Daily Value (adjusted for withdrawal and purchase payments)**	Adjusted Annual Income Amount (5% of the Highest Daily Value)
June 28	$238,000.00	$238,000.00	$10,710.00
June 29	$226,500.00	$227,994.52	$10,259.75
June 30	$226,800.00	$227,994.52	$10,259.75
July 1	$233,500.00	$233,500.00	$10,507.50
July 2	$231,900.00	$233,500.00	$10,507.50

*	In this example, the Annuity Anniversary date is July 2. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of July 2 is considered the first Valuation Date in the Annuity Year.
**	In this example, the first daily value after the first Lifetime Withdrawal is $238,000 on June 28, resulting in an adjusted Annual Income Amount of $10,710.00. This amount is adjusted on June 29 to reflect the $10,000 withdrawal. The adjustments are determined as follows:
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The Unadjusted Account Value of $238,000 on June 28 is first reduced dollar-for-dollar by $5,400 ($5,400 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $232,600 before the Excess Income.

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This amount ($232,600) is further reduced by 1.98% the ratio of Excess Income of $4,600 ($10,000 withdrawal minus non-excess amount of $5,400) divided by the Account Value ($232,600) immediately preceding the Excess Income. This results in a Highest Daily Value of $227,994.52 after the adjustment.

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The adjusted June 29 Highest Daily Value, $227,994.52, is carried forward to the next Valuation Date of June 30. At this time, we compare this amount to the Unadjusted Account Value on June 30, $226,800. Since the June 29 adjusted Highest Daily Value of $227,994.52 is greater than the June 30 Unadjusted Account Value, we will continue to carry $227,994.52 forward to the next Valuation Date of July 1. The Unadjusted Account Value on July 1, $233,500, becomes the Highest Daily Value since it exceeds the $227,994.52 carried forward.

■	The July 1 adjusted Highest Daily Value of $233,500 is also greater than the July 2 Unadjusted Account Value of $231,900, so the $233,500 will be carried forward to the first Valuation Date of July 2.

In this example, the final Highest Daily Value of $233,500 is converted to an Annual Income Amount based on the applicable Withdrawal Percentage of 4.5%, generating an Annual Income Amount of $10,507.50. Since this amount is greater than the current year's Annual Income Amount of $10,435.50 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on July 2 and continuing through July 1 of the following calendar year, will be stepped-up to $10,507.50.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal (“Non-Lifetime Withdrawal”) under Spousal Highest Daily Lifetime Income 2.0. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see “Surrenders – Surrender Value”). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described earlier in this section will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income 2.0. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income 2.0. If you do not designate the withdrawal as a Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Periodic Value guarantee on the twelfth anniversary of the benefit effective date (see description in “Key Feature – Protected Withdrawal Value,” above). It will reduce both by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

If you are participating in a systematic withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first withdrawal under the program will be considered a Lifetime Withdrawal.

Example – Non-Lifetime Withdrawal (proportional reduction)

This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:

■	The Issue Date is December 3, 2012
■	Spousal Highest Daily Lifetime Income 2.0 is elected on September 4, 2013
■	The Unadjusted Account Value at benefit election was $105,000
■	Each designated life was 70 years old when he/she elected Spousal Highest Daily Lifetime Income 2.0
■	No previous withdrawals have been taken under Spousal Highest Daily Lifetime Income 2.0

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On October 3, 2013, the Protected Withdrawal Value is $125,000, the 12th benefit year minimum Periodic Value guarantee is $210,000, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on October 3, 2013 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income 2.0 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

Here is the Calculation:

Withdrawal amount	$15,000
Divided by Account Value before withdrawal	$120,000
Equals ratio	12.50%
All guarantees will be reduced by the above ratio (12.50)%
Protected Withdrawal Value	$109,375
12th benefit year Minimum Periodic Value	$183,750

Required Minimum Distributions

See Required Minimum Distributions sub-section, within the discussion above concerning Highest Daily Lifetime Income 2.0.

Benefits Under Spousal Highest Daily Lifetime Income 2.0

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To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income 2.0, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in an Annuity Year exceed the Annual Income Amount (“Excess Income”) and reduce your Unadjusted Account Value to zero, Spousal Highest Daily Lifetime Income 2.0 terminates, we will make no further payments of the Annual Income Amount and no additional Purchase Payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.

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Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

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If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

(1)	apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
(2)	request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

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In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

(1)

the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments

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are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
(2)	the Unadjusted Account Value.

Other Important Considerations

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Withdrawals under Spousal Highest Daily Lifetime Income 2.0 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active systematic withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income 2.0 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active systematic withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

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Any Lifetime Withdrawal that does not cause cumulative withdrawals in that Annuity Year to exceed your Annual Income Amount is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. For example, if your Free Withdrawal Amount is $10,000 and your Annual Income Amount is $11,000, withdrawals of your entire Annual Income Amount in any Annuity Year would not trigger a CDSC. If you withdrew $12,000, however, $1,000 would be subject to a CDSC.

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You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

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You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears in the prospectus section entitled “Investment Options.” In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

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Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

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Upon election of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or to any additional Purchase Payments that are made after the changes go into effect. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.

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If you elect this benefit, you may be required to reallocate to different Sub-accounts if you are currently invested in non-permitted Sub-accounts. On the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.

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Any Death Benefit will terminate if withdrawals taken under Spousal Highest Daily Lifetime Income 2.0 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See “Death Benefit” earlier in the prospectus for more information.)

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The current charge for Spousal Highest Daily Lifetime Income 2.0 is 1.10% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income 2.0 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in “Highest Daily Auto Step-Up” above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day’s Unadjusted Account Value, or the prior Valuation Day’s Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this

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as the “Account Value Floor”), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income 2.0 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

Election of and Designations under the Benefit

Spousal Highest Daily Lifetime Income 2.0 can only be elected based on two designated lives. Designated lives must be natural persons who are each other’s spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income 2.0 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

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One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner’s spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or

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Co-Annuity Owners, where the Owners are each other’s spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

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One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) (“Custodial Account”), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows: (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income 2.0 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. Our current administrative procedure is to treat the division of an Annuity as a withdrawal from the existing Annuity. Any applicable CDSC will apply to such a withdrawal. The non-owner spouse may then decide whether s/he wishes to use the withdrawn funds to purchase a new Annuity, subject to the rules that are current at the time of purchase.

Spousal Highest Daily Lifetime Income 2.0 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income 2.0 and terminate it, you can re-elect it, subject to our current rules and availability. See “Termination of Existing Benefits and Election of New Benefits” for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income 2.0, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income 2.0 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income 2.0. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income 2.0 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit. There is no guarantee that any benefit will be available for election at a later date.

If you wish to elect this benefit and you are currently participating in a systematic withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity’s Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income 2.0 so long as you participate in a systematic withdrawal program in which withdrawals are not taken pro rata.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

The benefit automatically terminates upon the first to occur of the following:

(i)	upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
(ii)	upon the death of the second designated life;
(iii)	your termination of the benefit;
(iv)	your surrender of the Annuity;

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(v)	your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vi)	both the Unadjusted Account Value and Annual Income Amount equal zero; and
(vii)	you cease to meet our requirements as described in “Election of and Designations under the Benefit” above or if we process a requested change that is not consistent with our allowed owner, annuitant or beneficiary designations.*

*	Prior to terminating the benefit, we will send you written notice and provide you with an opportunity to change your designations.

“Due Proof of Death” is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

Upon termination of Spousal Highest Daily Lifetime Income 2.0 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

How Spousal Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-Accounts and the AST Investment Grade Bond Sub-Account

See “How Highest Daily Lifetime Income 2.0 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account” in the discussion of Highest Daily Lifetime Income 2.0 above for information regarding this component of the benefit.

Additional Tax Considerations

Please see the Additional Tax Considerations section under Highest Daily Lifetime Income 2.0 above.

D-20

APPENDIX E – FORMULA FOR THE HIGHEST DAILY LIFETIME INCOME V2.1 SUITE, HIGHEST DAILY LIFETIME INCOME 2.0 SUITE AND HIGHEST DAILY LIFETIME INCOME SUITE OF LIVING BENEFITS

This Appendix describes the formula used with the following living benefits:

The Highest Daily Lifetime Income v2.1 Suite:

■	Highest Daily Lifetime Income v2.1;
■	Spousal Highest Daily Lifetime Income v2.1;

The Highest Daily Lifetime Income 2.0 Suite (offered from August 20, 2012 to February 24, 2013):

■	Highest Daily Lifetime Income 2.0;
■	Spousal Highest Daily Lifetime Income 2.0;

The Highest Daily Lifetime Income Suite (offered from May 1, 2011 to August 19, 2012):

■	Highest Daily Lifetime Income;
■	Spousal Highest Daily Lifetime Income.

TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

■

Cu – the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite, Highest Daily Lifetime Income 2.0 Suite and Highest Daily Lifetime Income Suite (the “Effective Date”) and is not changed for the life of the guarantee. Currently, it is 83%.

■	Cus – The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

■	Ct – the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

■	Cl – the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

■	L – the target value as of the current Valuation Day.

■	r – the target ratio.

■	a – factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of “a” factors)

■	Vv – the total value of all Permitted Sub-accounts in the Annuity.

■	VF – the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

■	B – the total value of the AST Investment Grade Bond Sub-account.

■

P – Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

■	T – the amount of a transfer into or out of the AST Investment Grade Bond Sub-account.

■	TM – the amount of a monthly transfer out of the AST Investment Grade Bond Sub-account.

*	Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

E-1

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula. If (VV + VF) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

L	=	0.05 * P * a

DAILY TRANSFER CALCULATION:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r	=	(L – B)/(VV + VF).

■

If on the third consecutive Valuation Day r (greater than) Cu and r (less or =) Cus or if on any day r (greater than) Cus, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Sub-account.

■

If r (less than) Cl, and there are currently assets in the AST Investment Grade Bond Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Sub-account are transferred to the Permitted Sub-accounts as described above.

90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Sub-account, any transfers into the AST Investment Grade Bond Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Sub-account should occur. Transfers out of the AST Investment Grade Bond Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Sub-account and the elected Sub-accounts, the Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T	=	Min (MAX (0, (0.90 * (VV + VF + B)) – B), [L – B – (VV + VF) * Ct]/(1 - Ct))	Money is transferred from the Permitted Sub-accounts and the DCA MVA Options to the AST Investment Grade Bond Sub-account

T	=	{Min (B, – [L – B – (VV + VF) * Ct]/ (1 – Ct))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts

MONTHLY TRANSFER CALCULATION

On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (VV + VF + B))} (less than) (Cu * (VV + VF) – L + B) / (1 – Cu), then

TM	=	{Min (B, .05 * (VV + VF + B))}	Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

E-2

“A” Factors for Liability Calculations

(in Years and Months since Benefit Effective Date)*

Years	Months 1	2	3	4	5	6	7	8	9	10	11	12
1	15.34	15.31	15.27	15.23	15.20	15.16	15.13	15.09	15.05	15.02	14.98	14.95
2	14.91	14.87	14.84	14.80	14.76	14.73	14.69	14.66	14.62	14.58	14.55	14.51
3	14.47	14.44	14.40	14.36	14.33	14.29	14.26	14.22	14.18	14.15	14.11	14.07
4	14.04	14.00	13.96	13.93	13.89	13.85	13.82	13.78	13.74	13.71	13.67	13.63
5	13.60	13.56	13.52	13.48	13.45	13.41	13.37	13.34	13.30	13.26	13.23	13.19
6	13.15	13.12	13.08	13.04	13.00	12.97	12.93	12.89	12.86	12.82	12.78	12.75
7	12.71	12.67	12.63	12.60	12.56	12.52	12.49	12.45	12.41	12.38	12.34	12.30
8	12.26	12.23	12.19	12.15	12.12	12.08	12.04	12.01	11.97	11.93	11.90	11.86
9	11.82	11.78	11.75	11.71	11.67	11.64	11.60	11.56	11.53	11.49	11.45	11.42
10	11.38	11.34	11.31	11.27	11.23	11.20	11.16	11.12	11.09	11.05	11.01	10.98
11	10.94	10.90	10.87	10.83	10.79	10.76	10.72	10.69	10.65	10.61	10.58	10.54
12	10.50	10.47	10.43	10.40	10.36	10.32	10.29	10.25	10.21	10.18	10.14	10.11
13	10.07	10.04	10.00	9.96	9.93	9.89	9.86	9.82	9.79	9.75	9.71	9.68
14	9.64	9.61	9.57	9.54	9.50	9.47	9.43	9.40	9.36	9.33	9.29	9.26
15	9.22	9.19	9.15	9.12	9.08	9.05	9.02	8.98	8.95	8.91	8.88	8.84
16	8.81	8.77	8.74	8.71	8.67	8.64	8.60	8.57	8.54	8.50	8.47	8.44
17	8.40	8.37	8.34	8.30	8.27	8.24	8.20	8.17	8.14	8.10	8.07	8.04
18	8.00	7.97	7.94	7.91	7.88	7.84	7.81	7.78	7.75	7.71	7.68	7.65
19	7.62	7.59	7.55	7.52	7.49	7.46	7.43	7.40	7.37	7.33	7.30	7.27
20	7.24	7.21	7.18	7.15	7.12	7.09	7.06	7.03	7.00	6.97	6.94	6.91
21	6.88	6.85	6.82	6.79	6.76	6.73	6.7	6.67	6.64	6.61	6.58	6.55
22	6.52	6.50	6.47	6.44	6.41	6.38	6.36	6.33	6.30	6.27	6.24	6.22
23	6.19	6.16	6.13	6.11	6.08	6.05	6.03	6.00	5.97	5.94	5.92	5.89
24	5.86	5.84	5.81	5.79	5.76	5.74	5.71	5.69	5.66	5.63	5.61	5.58
25	5.56	5.53	5.51	5.48	5.46	5.44	5.41	5.39	5.36	5.34	5.32	5.29
26	5.27	5.24	5.22	5.20	5.18	5.15	5.13	5.11	5.08	5.06	5.04	5.01
27	4.99	4.97	4.95	4.93	4.91	4.88	4.86	4.84	4.82	4.80	4.78	4.75
28	4.73	4.71	4.69	4.67	4.65	4.63	4.61	4.59	4.57	4.55	4.53	4.51
29	4.49	4.47	4.45	4.43	4.41	4.39	4.37	4.35	4.33	4.32	4.30	4.28
30	4.26	4.24	4.22	4.20	4.18	4.17	4.15	4.13	4.11	4.09	4.07	4.06	**

*	The values set forth in this table are applied to all ages.
**	In all subsequent years and months thereafter, the annuity factor is 4.06

E-3

APPENDIX F – MVA FORMULA

MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

The Market Value Adjustment Factor applicable to the DCA MVA Options we make available is as follows:

MVA Factor = [(1+i)/(1+j+k)]^(n/12)

where:	i =

the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

j =

the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on “Treasury constant maturities nominal 12” rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

	k =	the Liquidity Factor, equal to 0.0025; and
	n =	the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

If the “Treasury constant maturities nominal 12” rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

F-1

APPENDIX G – HYPOTHETICAL EXAMPLES OF OPERATION OF PREMIUM BASED CHARGE AND CONTINGENT DEFERRED SALES CHARGE

To demonstrate how the Contingent Deferred Sales Charge and the Premium Based Charge operate, set forth below are various hypothetical examples. These examples are illustrative only, and do not represent the values under any particular Annuity.

A. CDSC EXAMPLES

Purchase Payment Rec’d Date	Actual Purchase Payment	CDSC Schedule							CDSC Expiry Date
6/1/2011	$45,000.00	5%	5%	4%	4%	3%	3%	2%	5/31/2018
7/15/2011	$55,000.00	4%	3%	3%	2%	2%	2%	1%	7/14/2018

In this example, please note that the first Purchase Payment receives a CDSC schedule for total Purchase Payments less than $50,000.00. The second Purchase Payment results in a situation where the total Purchase Payments are $100,000.00 and the CDSC schedule reflects this.

B. Premium Based Charge Examples

Example 1: Assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the Premium Based Charge tier indicated below. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
7/15/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018

Example 2: In this example, the second Purchase Payment is not received prior to the first Quarterly Annuity Anniversary. The Premium Based Charge rate for the first payment will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the second Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.70%	$315.00	$78.75	9/1/2011	6/1/2018
9/15/2011	$55,000.00	0.50%	$275.00	$68.75	12/1/2011	9/1/2018

Example 3: In this example, assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the indicated Premium Based Charge tier. Assume the third Purchase Payment is received after the first Quarterly Annuity Anniversary. In this example, the Premium Based Charge rate for the first two Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the third Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
7/15/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018
9/15/2011	$150,000.00	0.35%	$525.00	$131.25	12/1/2011	9/1/2018

G-1

Example 4: In this example, assume that the second Purchase Payment is received the day before the quarter’s end. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received on the first Quarterly Annuity Anniversary, or 9/1/2011.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.50%	$225.00	$56.25	9/1/2011	6/1/2018
8/30/2011	$55,000.00	0.50%	$275.00	$68.75	9/1/2011	6/1/2018

Example 5: In this example, assume that the second Purchase Payment is received on the first Quarterly Annuity Anniversary. Since the second Purchase Payment is received on the first Quarterly Annuity Anniversary, it is not utilized for purposes of determining the Premium Based Charge rate for the first Purchase Payment.

Purchase Payment Rec’d Date	Purchase Payment Amount	Premium Based Charge Rate	Annualized Premium Based Charge	Quarterly Premium Based Charge	Premium Based Charge First Fee	Premium Based Charge Last Fee
6/1/2011	$45,000.00	0.70%	$315.00	$78.75	9/1/2011	6/1/2018
9/1/2011	$55,000.00	0.50%	$275.00	$68.75	12/1/2011	9/1/2018

G-2

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER® RETIREMENT VARIABLE ANNUITY DESCRIBED IN PROSPECTUS (04/30/2014)

(print your name)

(address)

(city/state/zip code)

Please see the section of this prospectus entitled “How To Contact Us” for where to send your request for a Statement of Additional Information.

The Prudential Insurance Company of America

751 Broad Street

Newark, NJ 07102-3777

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

REGISTRATION FEES

In this registration statement, Pruco Life Insurance Company is registering $3,300,000,000 of securities and has paid a filing fee of $425,040 therefor.

FEDERAL TAXES

The company estimates the federal tax effect associated with the deferred acquisition costs attributable to each $1,000,000 of annual purchase payments to be approximately $2,500.

STATE TAXES

Currently, some states charge up to 3.5% of premium taxes or similar taxes on annuities. The company estimates that premium taxes in the amount of $35,000 would be owed if 3.5% premium tax was owed on $1,000,000, of purchase payments.

PRINTING COSTS

Pruco Life Insurance Company estimated that the printing cost will be subsumed in the printing costs for the companion variable annuities.

LEGAL COSTS

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company.

ACCOUNTING COSTS

The independent registered public accounting firm that audits the company’s financial statements charges approximately $10,000 in connection with each set of S-3 registration statements filed by the company with the Commission on a given date. The fee is allocated among the filings.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, being the state of organization of Pruco Life Insurance Company (“Pruco”), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1) Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. (Note 4)

(4) (a) Market Value Adjustment Option Rider (Note 2)

(b) Market Value Adjustment Option Schedule (Note 2)

(c) Dollar Cost Averaging Option Rider (Note 2)

(d) Dollar Cost Averaging Schedule (Note 2)

(e) Market Value Adjustment Option Rider (Note 3)

(f) Market Value Adjustment Option Schedule (Note 3)

(g) Dollar Cost Averaging Option Rider (Note 3)

(h) Dollar Cost Averaging Schedule (Note 3)

(5) Opinion of Counsel as to legality of the securities being registered. (Note 1)

(23) Written consent of Independent Registered Public Accounting Firm (Note 1)

(24) Powers of Attorney:

(a) Power of Attorney for John Chieffo (Note 1)

(b) Power of Attorney for Yanela C. Frias (Note 1)

(c) Power of Attorney for Bernard J. Jacob (Note 1)

(d) Power of Attorney for Richard F. Lambert (Note 1)

(e) Power of Attorney for Stephen Pelletier (Note 1)

(f) Power of Attorney for Kent D. Sluyter (Note 1)

(g) Power of Attorney for Kenneth Y. Tanji (Note 1)

(Note 1) Filed herewith.

(Note 2) Incorporated by reference to Pre-Effective Amendment No. 1, Form N-4 Registration No. 333-170466, filed April 1, 2011 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 3) Incorporated by reference to Registration Statement, Registration Nos. 333-162673 and 333-162680 filed October 26, 2009 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 9, Form N-4 Registration No. 333-130989, filed December 18, 2007, on behalf of Pruco Life Flexible Premium Variable Annuity Account.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to

Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 27th day of August, 2014.

PRUCO LIFE INSURANCE COMPANY

(Registrant)

By:	/s/ Stephen Pelletier
Senior Vice President,
performing the functions of the principal executive officer as of the date of this Registration Statement on Form S-3

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Title	Date

Robert F. O’Donnell
Chief Executive Officer, President and Director

*	August 27, 2014
Yanela C. Frias
Chief Financial Officer, Chief
Accounting Officer, Vice President and Director

*	August 27, 2014
John Chieffo
Director

*	August 27, 2014
Bernard J. Jacob
Director

*	August 27, 2014
Richard F. Lambert
Director

*	August 27, 2014
Kent D. Sluyter
Director

*	August 27, 2014
Kenneth Y. Tanji
Director

By:	/s/ William J. Evers
William J. Evers

*	Executed by William J. Evers on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

(5)	Opinion of Counsel as to legality of the securities being registered.

(23)	Written Consent of Independent Registered Public Accounting Firm.

(24)(a)	Power of Attorney for John Chieffo

(b)	Power of Attorney for Yanela C. Frias

(c)	Power of Attorney for Bernard J. Jacob

(d)	Power of Attorney for Richard F. Lambert

(e)	Power of Attorney for Stephen Pelletier

(f)	Power of Attorney for Kent D. Sluyter

(g)	Power of Attorney for Kenneth Y. Tanji